FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-03

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has not been included in this free writing prospectus.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

THIS FREE WRITING PROSPECTUS, DATED APRIL 8, 2013,
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE

$1,040,696,000 (Approximate)
Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9
as Issuing Entity
Morgan Stanley Capital I Inc.
as Depositor
Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
as Sponsors and Mortgage Loan Sellers
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2013-C9

Morgan Stanley Capital I Inc. is offering selected classes of its Commercial Mortgage Pass-Through Certificates, Series 2013-C9, which represent beneficial ownership interests in the issuing entity.  The issuing entity’s primary assets will be sixty (60) fixed rate mortgage loans secured by first liens on seventy-seven (77) multifamily and commercial properties.  Distributions on the certificates will be made on the 4th business day following the 11th calendar day or, if that 11th calendar day is not a business day, the next succeeding business day, of each month, commencing in June 2013 in accordance with the priorities described in this free writing prospectus under “Description of the Offered Certificates—Distributions.”  Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit.”  The offered certificates represent interests in the issuing entity only and are not interests in or obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.  The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association or the Nasdaq Stock Market.

Investing in the certificates offered to you involves risks.  See “Risk Factors” beginning on page S-37 of this free writing prospectus and page 9 of the attached prospectus.

Characteristics of the certificates offered to you include:

Class	Expected Ratings (DBRS/KBRA/Moody’s)	Approximate Initial Certificate Principal Balance or Notional Amount	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Expected Final Distribution Date	Rated Final Distribution Date
Class A-1	AAA(sf)/AAA(sf)/Aaa(sf)		$73,000,000%	Fixed	January 2018	May 2046
Class A-2	AAA(sf)/AAA(sf)/Aaa(sf)		$188,000,000%	Fixed	April 2018	May 2046
Class A-AB	AAA(sf)/AAA(sf)/Aaa(sf)		$90,000,000%	Fixed	January 2023	May 2046
Class A-3	AAA(sf)/AAA(sf)/Aaa(sf)		$125,000,000%	Fixed	March 2023	May 2046
Class A-4	AAA(sf)/AAA(sf)/Aaa(sf)		$342,834,000%	Fixed	April 2023	May 2046
Class X-A	AAA(sf)/AAA(sf)/Aaa(sf)		$995,986,000%	Variable	April 2023	May 2046
Class A-S	AAA(sf)/AAA(sf)/Aaa(sf)		$102,152,000%	Fixed	April 2023	May 2046
Class B	AA(sf)/AA-(sf)/Aa3(sf)		$81,403,000%	Fixed	April 2023	May 2046
Class PST	A(sf)/A-(sf)/A2(sf)	$221,862,000	NAP	NAP	April 2023	May 2046
Class C	A(sf)/A-(sf)/A3(sf)		$38,307,000%		April 2023	May 2046

(Explanatory notes to this table begin on page S-6)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus or the attached prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public in one or more negotiated transactions, or otherwise, at varying prices determined at the time of sale.  The offered certificates are offered by the underwriters when, as and if issued by the issuing entity and delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.  The underwriters expect to deliver the certificates to purchasers on or about May [_], 2013.

Morgan Stanley	April , 2013

MSBAM 2013-C9

Commercial Mortgage Pass-Through Certificates, Series 2013-C9

Geographic Overview of Mortgage Pool

Oklahoma
2 properties
$25,851,291
2.0% of total
Minnesota
2 properties
$15,350,000
1.2% of total
Illinois
4 properties
$49,440,442
3.9% of total
Indiana
3 properties
$54,475,000
4.3% of total
Michigan
1 property
$21,000,000
1.6% of total
Pennsylvania
1 property
$5,125,000
0.4% of total
New York
6 properties
$282,285,307
22.1% of total
Utah
2 properties
$8,233,743
0.6% of total
Massachusetts
3 properties
$97,981,911
7.7% of total
Ohio
3 properties
$42,745,321
3.3% of total
New Jersey
5 properties
$63,950,113
5.0% of total
Maryland
1 property
$17,500,000
1.4% of total
California
16 properties
$96,875,787
7.6% of total
Virginia
2 properties
$30,504,715
2.4% of total
North Carolina
3 properties
$58,883,965
4.6% of total
Arizona
1 property
$998,481
0.1% of total
Georgia
1 property
$8,200,000
0.6% of total
Colorado
1 property
$4,155,841
0.3% of total
Texas
4 properties
$201,204,986
15.8% of total
Louisiana
1 property
$10,755,426
0.8% of total
Alabama
1 property
$24,750,000
1.9% of total
Florida
11 properties
$64,535,530
5.1% of total
Mississippi
2 properties
$13,923,905
1.1% of total
Tennessee
1 property
$78,179,118
6.1% of total
< 1.0% of Cut-off Date Balance
1.0% – 10.0% of Cut-off Date Balance
> 10.0% of Cut-off Date Balance
Mortgaged Properties by Property Type
Multifamily 2.4%
Manufactured Housing 2.3%
Self Storage 2.6%
Parking Structure 0.4%
Leased Fee 12.9%
Retail 32.6%
Hospitality 19.7%
Office 27.0%

Milford Plaza Fee, New York, NY

Colonnade Office, Addison, TX

DARTMOUTH MALL
JCPenney

Dartmouth Mall, Dartmouth, MA

Ashford Hospitality Portfolio, Various

Apthorp Retail Condominium, New York, NY

Capital Center, Indianapolis, IN

Wake Forest University Charlotte Center, Charlotte, NC

Lodge at Sonoma Renaissance Resort and Spa, Sonoma, CA

TARGET
ROSS DRESS FOR LESS

Palm Court at Empire Center, Fontana, CA

Always
Food Center
WAL★MART
SUPERCENTER
Low Prices

Massillon Marketplace, Massillon, OH

The information in this free writing prospectus is preliminary and may be supplemented or amended.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.  The securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ATTACHED PROSPECTUS

Information about the certificates offered to you is contained in two (2) separate documents that progressively provide more detail:  (a) the prospectus attached hereto as Exhibit A, which provides general information, some of which may not apply to the certificates offered to you; and (b) this free writing prospectus, which describes the specific terms of the certificates offered to you.  You should read both this free writing prospectus and the attached prospectus in full to obtain material information concerning the offered certificates.

You should rely only on the information contained in this free writing prospectus and the attached prospectus.  Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the attached prospectus.

This free writing prospectus and the attached prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the attached prospectus identify the pages where these sections are located.  You should read both this free writing prospectus and the attached prospectus in full to obtain material information concerning the offered certificates.  When reading the attached prospectus in conjunction with this free writing prospectus, references in the attached prospectus to “prospectus supplement” should be read as references to this free writing prospectus.

The appendices attached to this free writing prospectus are hereby incorporated into and made a part of this free writing prospectus.

This free writing prospectus and the attached prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this free writing prospectus, the terms “depositor,” “we,” “our” and “us” refer to Morgan Stanley Capital I Inc.

NOTICE TO RESIDENTS WITHIN THE EUROPEAN ECONOMIC AREA

This free writing prospectus is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (and any amendments thereto including Directive 2010/73/EU) as implemented in member states of the European Economic Area (the “EEA“) (the “EU Prospectus Directive“).  This free writing prospectus has been prepared on the basis that all offers of the offered certificates will be made pursuant to an exemption under the EU Prospectus Directive from the requirement to produce a prospectus in connection with offers of the offered certificates.  Accordingly, any person making or intending to make any offer within the EEA of offered certificates which are the subject of the offering contemplated in this free writing prospectus should only do so in circumstances in which no obligation arises for the depositor, the issuing entity or any of the underwriters to produce a prospectus for such offer.  None of the depositor, the issuing entity or the underwriters have authorized, and none of such entities authorizes, the making of any offer of the offered certificates through any financial intermediary, other than offers made by underwriters which constitute the final placement of the offered certificates contemplated in this free writing prospectus.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each member state of the European Economic Area which has implemented the EU Prospectus Directive (each, a “Relevant Member State“), each underwriter has represented and agreed that, with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the offered certificates which are the subject of the offering contemplated by this free writing prospectus to the public in that Relevant Member State other than:

(a)           to any legal entity which is a “qualified investor” as defined in the EU Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c)           in any other circumstances falling within article 3(2) of the EU Prospectus Directive;

provided, that no such offer of the offered certificates referred to in clauses (a) to (c) above shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the prior paragraph, (1) the expression an “offer of the offered certificates which are the subject of the offering contemplated by this free writing prospectus to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Relevant Member State by any measure implementing the EU Prospectus Directive in that Relevant Member State, (2) the expression “EU Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that:

(a)           in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA“)) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

In the United Kingdom, this free writing prospectus is directed only at persons who (i) have professional experience in matters relating to investments and who qualify either as investment professionals in accordance with Article 19(5), or (ii) are high net worth companies, unincorporated associations, partnerships or trustees in accordance with Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “relevant persons”).  This free writing prospectus must not be acted on or relied on by persons who are not relevant persons.  Any investment or investment activity to which this free writing prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

HONG KONG

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP.  32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP.  571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP.  32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP.  571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN

(I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA“), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A), IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS.  FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE PRC DOES NOT REPRESENT THAT THIS FREE WRITING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING.  IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE PRC WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IN THE PRC.  ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS FREE WRITING PROSPECTUS OR ANY OTHER DOCUMENT.  NEITHER THIS FREE WRITING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

EXECUTIVE SUMMARY	S-6	Certain Matters Regarding the Parties to the Pooling
SUMMARY OF FREE WRITING PROSPECTUS	S-9	and Servicing Agreement		S-198
RISK FACTORS	S-37	Asset Status Reports		S-199
CAPITALIZED TERMS USED IN THIS FREE WRITING		Mortgage Loan Modifications		S-200
PROSPECTUS	S-76	Sale of Defaulted Mortgage Loans and REO
FORWARD LOOKING STATEMENTS	S-76	Properties		S-201
TRANSACTION PARTIES	S-76	Foreclosures		S-203
The Sponsors, Mortgage Loan Sellers and Originators	S-76	MATERIAL FEDERAL INCOME TAX CONSEQUENCES		S-204
The Depositor	S-104	Tax Classification of the Issuing Entity		S-205
The Issuing Entity	S-104	Taxation of the Exchangeable Certificates		S-205
The Trustee, Certificate Administrator and Custodian	S-105	Taxation of the Offered Certificates		S-205
The Trust Advisor	S-106	Special Tax Attributes of REMIC Regular Certificates		S-208
The Master Servicer and the Special Servicer	S-107	REMIC Administrative Provisions		S-209
Affiliations and Certain Relationships	S-108	Taxes on a REMIC		S-209
DESCRIPTION OF THE OFFERED CERTIFICATES	S-108	Backup Withholding		S-209
General	S-108	STATE AND LOCAL TAX CONSIDERATIONS		S-210
Certificate Principal Balances and Notional Amounts	S-110	CERTAIN LEGAL ASPECTS OF THE MORTGAGE
Pass-Through Rates	S-111	LOANS		S-210
Exchangeable Certificates	S-113	CERTAIN ERISA CONSIDERATIONS		S-210
Accounts	S-114	Plan Assets and Prohibited Transactions		S-211
Distributions	S-116	Special Exemption Applicable to the Offered
Optional Termination	S-129	Certificates		S-211
Advances	S-130	Insurance Company General Accounts		S-212
Appraisal Reductions	S-133	General Investment Considerations		S-213
Reports to Certificateholders; Available Information	S-136	LEGAL INVESTMENT		S-213
Example of Distributions	S-140	LEGAL MATTERS		S-213
Expected Final Distribution Date; Rated Final		RATINGS		S-214
Distribution Date	S-141	INDEX OF SIGNIFICANT TERMS		S-215
Amendments to the Pooling and Servicing Agreement	S-141
Evidence as to Compliance	S-143	APPENDIX I	Certain Characteristics of the Mortgage Loans	I-1
Voting Rights	S-143	APPENDIX II	Mortgage Pool Information (Tables)	II-1
Matters Regarding the Certificate Administrator	S-143	APPENDIX III	Significant Loan Summaries	III-1
The Trustee	S-144	APPENDIX IV	Form of Distribution Date Statement	IV-1
The Custodian	S-146	APPENDIX V	Mortgage Loan Representations and
Certificateholder Communications	S-147		Warranties	V-1
Retention of Certain Certificates by Affiliates of		APPENDIX VI	Exceptions to Mortgage Loan Representations
Transaction Parties	S-147		and Warranties	VI-1
YIELD, PREPAYMENT AND MATURITY		APPENDIX VII	Class A-AB Planned Principal Balance	VII-1
CONSIDERATIONS	S-147	EXHIBIT A	Prospectus	A-1
General	S-147
Pass-Through Rates	S-148
Rate and Timing of Principal Payments	S-148
Yield on the Class X-A Certificates	S-149
Unpaid Distributable Certificate Interest	S-149
Losses and Shortfalls	S-149
Relevant Factors	S-150
Weighted Average Life	S-150
Price/Yield Tables	S-154
DESCRIPTION OF THE MORTGAGE POOL	S-156
General	S-156
Material Terms and Characteristics of the Mortgage
Loans	S-156
The A/B Whole Loans and the Loan Pairs	S-165
The Non-Serviced Loan Combinations	S-168
Additional Mortgage Loan Information	S-170
Standard Hazard Insurance	S-174
Sale of the Mortgage Loans	S-175
Representations and Warranties	S-176
Repurchases and Other Remedies	S-176
Changes In Mortgage Pool Characteristics	S-177
SERVICING OF THE MORTGAGE LOANS	S-178
General	S-178
The Master Servicer	S-181
The Special Servicer	S-185
Rating Agency Confirmations	S-189
Waivers of Servicer Termination Events	S-190
Withdrawals from the Collection Account	S-190
Enforcement of “Due-On-Sale” and
“Due-On-Encumbrance” Clauses	S-190
Inspections	S-191
The Controlling Class Representative	S-191
The Trust Advisor	S-194

EXECUTIVE SUMMARY

This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of this offering and the underlying mortgage loans, you should read this entire free writing prospectus and the prospectus attached hereto as Exhibit A carefully.
Certificate Structure
Class	Expected Ratings (DBRS/KBRA/Moody’s)	Approximate Initial Certificate Principal Balance or Notional Amount	Approximate Initial Credit Support	Approximate Initial Pass- Through Rate	Expected Final Distribution Date	Expected Weighted Average Life (yrs.)	Principal Window (months)
Class A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$73,000,000	30.000%	%	January 2018	2.69	1 - 56
Class A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$188,000,000	30.000%	%	April 2018	4.75	56 - 59
Class A-AB	AAA(sf)/AAA(sf)/Aaa(sf)	$90,000,000	30.000%	%	January 2023	7.42	59 - 116
Class A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$125,000,000	30.000%	%	March 2023	9.83	116 - 118
Class A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$342,834,000	30.000%	%	April 2023	9.94	118 - 119
Class X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$995,986,000	NAP	%	April 2023	NAP	NAP
Class A-S	AAA(sf)/AAA(sf)/Aaa(sf)	$102,152,000	22.000%	%	April 2023	9.95	119 - 119
Class B	AA(sf)/AA-(sf)/Aa3(sf)	$81,403,000	15.625%	%	April 2023	9.95	119 - 119
Class PST	A(sf)/A-(sf)/A2(sf)	$221,862,000	12.625%	NAP	April 2023	9.95	119 - 119
Class C	A(sf)/A-(sf)/A3(sf)	$38,307,000	12.625%	%	April 2023	9.95	119 - 119
Class A-3FL	AAA(sf)/AAA(sf)/Aaa(sf)	$75,000,000	30.000%	%	March 2023	9.83	116 - 118
Class A-3FX	AAA(sf)/AAA(sf)/Aaa(sf)	$0	30.000%	%	March 2023	9.83	116 - 118
Class X-B	AAA(sf)/AAA(sf)/Aa3(sf)	$81,403,000	NAP	%	April 2023	NAP	NAP
Class D	BBB(sf)/BBB-(sf)/Baa3(sf)	$60,653,000	7.875%	%	April 2023	9.95	119 - 119
Class E	BBB(low)(sf)/BBB-(sf)/Ba2(sf)	$14,365,000	6.750%	%	April 2023	9.95	119 - 119
Class F	BB(high)(sf)/BB+(sf)/Ba3(sf)	$12,769,000	5.750%	%	May 2023	10.01	119 - 120
Class G	BB(low)(sf)/BB(sf)/B1(sf)	$15,962,000	4.500%	%	March 2026	10.78	120 - 154
Class H	B(low)(sf)/B(sf)/B3(sf)	$20,749,000	2.875%	%	March 2032	16.01	154 - 226
Class J	NR/NR/NR	$36,711,883	0.000%	%	March 2033	19.82	226 - 238
Class R	NR/NR/NR	NAP	NAP	NAP	NAP	NAP	NAP

Offered certificates.
Certificates not offered pursuant to this free writing prospectus.

When reviewing the table on the cover page of this free writing prospectus and the table above entitled “Certificate Structure,” please note the following:

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The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained in this free writing prospectus.

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The Class A-S, Class B, Class PST and Class C Certificates are referred to herein as “exchangeable certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $102,152,000, $81,403,000 and $38,307,000, respectively. The trust components will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those trust components, and each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components.

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Distributions and allocations of payments and losses with respect to each of the Class A-S, Class B and Class C trust components will be allocated between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Certificates, on the other hand, in proportion to the percentages described in the preceding bullet. See “Description of the Offered Certificates—Distributions” and “Material Federal Income Tax Consequences—Tax Classification of the Issuing Entity” in this free writing prospectus.

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The Class PST Certificates are exchangeable for the Class A-S, Class B and Class C Certificates, and vice versa, in each case in the proportions and in the manner described under “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus. See also “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks.” Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates, or vice versa, the percentage interest or interests of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly.

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The maximum principal balance of the Class PST Certificates is set forth in the table above and the table on the cover page but is not included in the aggregate certificate principal balance of the certificates set forth on the cover page of this free writing prospectus. Such amount represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange. The maximum certificate principal balance of each class of the Class A-S, Class B and Class C Certificates is set forth in the table above and the table on the cover page and is included in the aggregate certificate principal balance of the certificates set forth on the cover page of this free writing prospectus. Each such amount represents the maximum certificate principal balance of such class without giving effect to any exchange. On the closing date, the certificate principal balances of the Class A-S, Class B, Class PST and Class C Certificates will be $    , $    , $     and $    , respectively.

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The expected final distribution date for each class of certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A or Class X-B Certificates, the date on which the related notional amount is reduced to zero), based on the assumptions described in “Description of the Offered Certificates—Expected Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus. The rated final distribution date for each class of rated certificates is the distribution date in May 2046. See “Description of the Offered Certificates—Expected Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus.

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All or a portion of the Class A-3FL Certificates may be exchanged for Class A-3FX Certificates. The aggregate certificate principal balance of the Class A-3FL Certificates and Class A-3FX Certificates will at all times equal the certificate principal balance of the Class A-3FL regular interest, which will equal $75,000,000 on the closing date. The initial certificate principal balance of the Class A-3FX Certificates will be $0.

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The ratings assigned to the Class A-3FL Certificates reflect only the likelihood of receipt of up to the amount of interest accrued at a fixed rate equal to the applicable pass-through rate for the Class A-3FL regular interest. The ratings do not address any shortfalls or delays in payment that investors in the Class A-3FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-3FL Certificates from a floating interest rate to a fixed rate.

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For any distribution date, the pass-through rate on the Class A-3FL Certificates will equal a per annum rate equal to LIBOR plus      %; provided, that under certain circumstances, the pass-through rate applicable to the Class A-3FL Certificates may convert to a fixed rate equal to the applicable pass-through rate on the Class A-3FL regular interest. For each interest accrual period other than the initial interest accrual period, with respect to the Class A-3FL Certificates, “LIBOR” will be one-month LIBOR determined on the date that is two LIBOR business days prior to the commencement of such interest accrual period. For the initial interest accrual period, LIBOR for the Class A-3FL Certificates will be determined two LIBOR business days prior to the closing date. The Class A-3FL Certificates will accrue interest on an actual/360 basis.

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Each class of principal balance certificates (other than the Class A-3FL and Class PST Certificates), each trust component and the Class A-3FL regular interest will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class A-S, Class B and Class C trust components. The distribution of interest to the Class PST Certificates on the first distribution date is expected to be in an amount that would produce an effective pass-through rate equal to     %, which would be equal to the weighted average of the pass-through rates of the Class A-S, Class B and Class C trust components for the first distribution date. The pass-through rates for the Class A-S Certificates and the Class A-S trust component will, at all times, be the same. The pass-through rates for the Class B Certificates and the Class B trust component will, at all times, be the same. The pass-through rates for the Class C Certificates and the Class C trust component will, at all times, be the same.

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Ratings shown are those of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in this free writing prospectus.

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The initial pass-through rates are approximate as of the closing date. The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL regular interest (to which the Class A-3FL and Class A-3FX Certificates relate), in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class PST Certificates represents the approximate initial credit support for the percentage interest of the Class C trust component represented by the Class PST Certificates.

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The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates;” (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in this free writing prospectus.

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None of the Class A-3FL, Class A-3FX, Class X-B, Class D, Class E, Class F, Class G, Class H, Class J or Class R Certificates are offered pursuant to this free writing prospectus. We sometimes refer to these certificates collectively as the “privately offered certificates.”

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The Class X-A and Class X-B Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will be the aggregate principal balance of the Class A-1,

Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, the Class A-S Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) and the Class A-3FL regular interest, in each case, outstanding from time to time. The notional amount of the Class X-B Certificates will be the principal balance of the Class B Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates).

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The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, the Class A-S Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) and the Class A-3FL regular interest as described in this free writing prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (ii) the pass-through rate of the Class B Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in this free writing prospectus.

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Each Class J Certificate is an investment unit consisting of a REMIC regular interest and an undivided beneficial ownership interest in a grantor trust that holds an interest in certain excess interest in respect of mortgage loans having anticipated repayment dates.

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The Class R Certificates will not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R Certificates represent the beneficial ownership of the residual interest in each of the three real estate mortgage investment conduits, as further described in this free writing prospectus. The Class R Certificates will not be entitled to distributions of principal or interest.

SUMMARY OF FREE WRITING PROSPECTUS

          This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the certificates offered pursuant to this free writing prospectus, which we generally refer to as the “offered certificates,” you should read this entire free writing prospectus and the prospectus attached hereto as Exhibit A carefully.

What You Will Own

General
Your certificates (together with the privately offered certificates) will represent beneficial interests in the issuing entity created by Morgan Stanley Capital I Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the issuing entity. The issuing entity’s assets will primarily consist of sixty (60) fixed rate mortgage loans secured by first mortgage liens on seventy-seven (77) multifamily and commercial properties.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2013-C9.

Mortgage Pool
The mortgage pool consists of sixty (60) mortgage loans with an aggregate principal balance as of May 1, 2013 of approximately $1,276,905,883, which may vary on the closing date by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

As of May 1, 2013, the balances of the mortgage loans in the mortgage pool ranged from approximately $2,500,000 to approximately $165,000,000, and the mortgage loans had an approximate average balance of $21,281,765.

The mortgage pool includes one (1) mortgage loan, secured by the mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee, representing approximately 12.9% of the initial pool balance, which is serviced under the pooling and servicing agreement and is referred to herein (together with its related serviced companion loan) as a “loan pair.” The mortgage pool also includes one (1) mortgage loan, secured by the mortgaged property identified on Appendix I to this free writing prospectus as Boston Park Plaza, representing approximately 1.9% of the initial pool balance, which is serviced under the pooling and servicing agreement for the MSBAM 2013-C8 securitization and is referred to herein (together with its related non-serviced companion loan) as a “non-serviced loan combination.”

The transfers of the mortgage loans from the mortgage loan sellers to the depositor, and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Relevant Parties, Dates and Periods

Issuing Entity
Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9, a New York common law trust, will issue the certificates. The issuing entity will be formed pursuant to a pooling and servicing agreement to be dated as of May 1, 2013, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the custodian and the trust advisor, in each case identified below in this “—Relevant Parties, Dates and Periods” section. See “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor. As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the issuing entity. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor” in this free writing prospectus and “The Depositor” in the attached prospectus.

Master Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans in the issuing entity (other than any non-serviced mortgage loans) and will be primarily responsible for servicing and administering, directly or through sub-servicers (including any primary servicer), the mortgage loans pursuant to the pooling and servicing agreement. In addition, the master servicer will be the primary party responsible for making principal and interest advances and, other than with respect to any non-serviced mortgage loan, servicing advances under the pooling and servicing agreement. The principal commercial mortgage master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Master Servicer and the Special Servicer” and “Servicing of the Mortgage Loans—The Master Servicer” in this free writing prospectus.

The master servicer’s principal compensation for its servicing activities will be the master servicing fee. See “Offered Certificates—Distributions—Servicing and Administration Fees” below and “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Master Servicer and the Special Servicer” and “Servicing of the Mortgage Loans—The Master Servicer” in this free writing prospectus. In addition, the master servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the issuing entity, as additional servicing compensation.

The Milford Plaza Fee loan pair will be serviced by the master servicer under the pooling and servicing agreement for this securitization. The Boston Park Plaza non-serviced loan combination is a non-serviced loan combination that will be serviced by the master servicer under the pooling and servicing agreement for the MSBAM 2013-C8 securitization (currently Wells Fargo Bank, National Association), which is substantially similar to the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as special servicer with respect to all of the mortgage loans in the issuing entity (other than any non-serviced mortgage loans) pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to such mortgage loans that, in general, are in default or as to which default is imminent. Midland Loan Services was selected to be the special servicer at the request of Eightfold Real Estate Capital Fund II, L.P., which is expected to be the initial controlling class representative and, on the closing date, to purchase the Class F, Class G, Class H and Class J Certificates. See “—Controlling Class Representative” below. The primary servicing office of Midland Loan Services is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Servicing of the Mortgage Loans—General,” and “Transaction Parties—The Master Servicer and the Special Servicer” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus.

The special servicer’s principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See “Offered Certificates—Distributions—Servicing and Administration Fees” below and “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Master Servicer and the Special Servicer” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus. In addition, the special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the issuing entity, as additional servicing compensation.

The Milford Plaza Fee loan pair will be specially serviced by the special servicer under the pooling and servicing agreement for this securitization. The Boston Park Plaza non-

serviced loan combination is a non-serviced loan combination that will be specially serviced by the special servicer under the pooling and servicing agreement for the MSBAM 2013-C8 securitization (currently NS Servicing II, LLC), which is substantially similar to the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus.

The special servicer may be removed, with or without cause, and a successor special servicer appointed, at any time, as follows:

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with respect to the pool of mortgage loans (but in the case of a mortgage loan that is part of an A/B whole loan or loan pair, subject to the third bullet of this paragraph), during any Subordinate Control Period (as defined below), at the direction of the controlling class representative;

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with respect to the pool of mortgage loans (but in the case of a mortgage loan that is part of an A/B whole loan or loan pair, subject to the third bullet of this paragraph), during any Collective Consultation Period and any Senior Consultation Period (each such term, as defined below), if the holders of at least 25% of the voting rights of the certificates request a vote to replace the special servicer, by the holders of certificates evidencing at least 75% of the voting rights of the certificates; and

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in the case of a mortgage loan that is part of an A/B whole loan or loan pair where there is a related B note or serviced companion loan secured by the same mortgaged property but held outside the issuing entity, to the extent provided for in the related intercreditor agreement, the holder of a related B note or serviced companion loan, as applicable (for so long as such holder is the directing holder in respect of such A/B whole loan or loan pair, as applicable), may, without cause, replace the special servicer for the related A/B whole loan or loan pair.

Notwithstanding the foregoing, the special servicer with respect to the Boston Park Plaza mortgage loan will be subject to removal (and replacement by a successor special servicer) pursuant to substantially similar terms contained in the pooling and servicing agreement related to the MSBAM 2013-C8 securitization.

See “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Trustee, Certificate Administrator and Custodian

Wells Fargo Bank, National Association, a national banking association, will act as trustee of the issuing entity on behalf of the certificateholders, as the certificate administrator, certificate registrar and authenticating agent for the certificates and as custodian of the mortgage loan files (or, in the case of any non-serviced mortgage loan, of just the related mortgage note). The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attn: Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9. The certificate administrator will be primarily responsible for making allocations and distributions to the holders of the certificates. Following the transfer of the mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the holder of record of each mortgage loan transferred to the issuing entity (other than any non-serviced mortgage loan). In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. The certificate administrator will have, or will be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. See “Transaction Parties—The Trustee, Certificate Administrator and Custodian” in this free writing prospectus.

Controlling Class Representative
The controlling class representative will be the representative appointed by more than 50% of the controlling class certificateholders (by certificate principal balance), as determined by the certificate registrar from time to time as provided in the pooling and servicing agreement. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth below. It is anticipated that Eightfold Real Estate Capital Fund II, L.P. will be the initial controlling class representative.

The controlling class means, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial certificate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate certificate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial aggregate certificate principal balance of such class, then the controlling class will be the most senior class of

Control Eligible Certificates. The controlling class on the closing date will be the Class J Certificates.

Control Eligible Certificates will be the Class F, Class G, Class H and Class J Certificates. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

A Subordinate Control Period means any period when the aggregate certificate principal balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) is at least 25% of the initial aggregate certificate principal balance of the Class F Certificates.

A Collective Consultation Period means any period when both (i) the aggregate certificate principal balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) is less than 25% of the initial aggregate certificate principal balance of the Class F Certificates and (ii) the aggregate certificate principal balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is at least 25% of the initial aggregate certificate principal balance of the Class F Certificates.

A Senior Consultation Period means any period when the aggregate certificate principal balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate certificate principal balance of the Class F Certificates.

During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

During any Collective Consultation Period and any Senior Consultation Period, the controlling class representative will not have any consent rights. However, during any Collective Consultation Period, the controlling class representative will have non-binding consultation rights with respect to certain major decisions and other matters in accordance with the pooling and servicing agreement.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any such rights that are expressly operative during such period pursuant to the pooling and servicing agreement. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

If any mortgage loan is part of an A/B whole loan or loan pair, the controlling class representative’s consent and/or consultation rights with respect thereto will be limited as further described in this free writing prospectus. See “—Directing Holders” below, and “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The controlling class representative will have certain approval rights and rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus. For instance, during a Subordinate Control Period, the controlling class representative may direct the special servicer to take actions that conflict with and adversely affect the interests of holders of certain classes of certificates.

In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the controlling class representative or a directing holder, as applicable, take actions with respect to the mortgage loans (other than any non-serviced mortgage loan) that could adversely affect the holders of some of the classes of certificates. Additionally, the special servicer may be removed without cause by the controlling class representative (during a Subordinate Control Period), or with respect to a mortgage loan that is part of an A/B whole loan or loan pair, by the related directing holder. As a result of these rights, the controlling class representative and any directing holder may have interests in conflict with those of the other certificateholders. See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment” and “—Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment” in this free writing prospectus.

The controlling class representative may have interests that differ from or are in conflict with those of other certificateholders and its decisions may not be in the best interest of or may be adverse to other certificateholders.

The anticipated initial investor in the Control Eligible Certificates (referred to herein as the B-Piece Buyer) may act as, or appoint, the controlling class representative. The B-Piece Buyer was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and may have been given the opportunity to request the removal or re-sizing of, or the modification of certain features of, some or all of the mortgage loans. We cannot assure you that you or another investor would make the same requests to modify the original pool as the B-Piece Buyer, or that the final mortgage pool, to the extent influenced by the B-Piece Buyer’s feedback, will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. The B-Piece Buyer performed any such due diligence for its own benefit and has no obligation or duty to anyone else. You should not take the B-Piece Buyer’s acceptance of any mortgage loan as an endorsement of that mortgage loan or its quality. See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts in the Selection of the Underlying Mortgage Loans” in this free writing prospectus.

For additional information regarding the controlling class representative, see “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Trust Advisor
Trimont Real Estate Advisors, Inc., a Georgia corporation, will act as the trust advisor. The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided, that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this free writing prospectus and the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult with the trust advisor with regard to such matters after the holder of the related B note or serviced companion loan, as applicable, is no longer the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement.

During any Subordinate Control Period, there will be no annual meeting with the special servicer or annual report, the trust advisor will not have the right or obligation to consult with regard to any particular servicing actions, and the trust advisor will not distribute any report based on its review or otherwise opine on the activities of the special servicer with respect to any transaction. In no event will the trust advisor have any consent right with respect to any particular servicing actions.

Notwithstanding the foregoing, the Trust Advisor will have no role or obligation with respect to any non-serviced mortgage loan.

The trust advisor will be subject to confidentiality and other limitations described in this free writing prospectus and the pooling and servicing agreement.

If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may vote to either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing agreement and replace the trust advisor, or

(ii) terminate all rights and obligations of the trust advisor under the pooling and servicing agreement and not appoint a replacement trust advisor, in which case all references to trust advisor in the pooling and servicing agreement will be of no force and effect; provided, if the holders of at least 25% of the voting rights of the certificates subsequently request a vote to reinstate the role of trust advisor and appoint a new trust advisor under the pooling and servicing agreement, and the holders of at least 75% of the voting rights of the certificates vote in favor of such appointment, then a new trust advisor will be appointed and references to trust advisor in the pooling and servicing agreement will again be applicable. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent. Any such consent will be required to be solicited from the controlling class representative before any related vote. See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in this free writing prospectus.

In addition, during any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the trust advisor may recommend the replacement of the special servicer to the trustee. See “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause” in this free writing prospectus.

The trust advisor may have interests that are in conflict with those of certificateholders and its advice and consultations may not be in the best interest of certificateholders. See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Trust Advisor” in this free writing prospectus.

For additional information regarding the responsibilities of the trust advisor, see “Servicing of the Mortgage Loans—The Trust Advisor” and “Transaction Parties—The Trust Advisor” in this free writing prospectus.

Directing Holders
If a mortgage loan is part of an A/B whole loan, then as of the closing date the holder of the related B note, which B note will be held outside the issuing entity, will be the A/B whole loan directing holder as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.” If a mortgage loan is part of a loan pair, then the holder of the related pari passu serviced companion loan, which serviced companion loan will be held outside the issuing entity, may be the loan pair directing holder if and to the extent set forth in the related intercreditor agreement. For so long as the holder of each B note or serviced companion loan is the related A/B whole loan directing holder or loan pair directing holder, as applicable, pursuant to the terms of the related intercreditor agreement, such holder will have broad consent and/or consultation rights with respect to the related A/B whole loan or loan pair and may have the right to replace the special servicer with respect to the related mortgage loan.

The rights of an A/B whole loan directing holder or a loan pair directing holder will be unaffected by the existence of any Subordinate Control Period, Collective Consultation Period or Senior Consultation Period.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

No A/B whole loan directing holder or loan pair directing holder will be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loan. Further, a directing holder may have interests that are in conflict with those of certificateholders and its decisions may not be in the best interest of certificateholders. See “Servicing of the Mortgage Loans” and “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment” in this free writing prospectus.

The mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee, securing a mortgage loan representing approximately 12.9% of the initial pool balance, also secures a serviced companion loan, which had an outstanding principal balance as of the cut-off date of $110,000,000. Such mortgage loan is pari passu in right of payment with the related serviced companion loan, and no holder of any such serviced companion loan will at any time act as directing holder with respect to the related mortgage loan. However, holders of the related serviced companion loan will have certain consultation rights with respect to the servicing of such mortgage loan and will have the right to require the replacement of the special servicer for the related loan pair after a servicer termination event with respect to the special servicer. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Milford Plaza Fee Loan Pair—The Milford Plaza Fee Intercreditor Agreement—Certain Rights of The Milford Plaza Fee Non-Controlling Note Holder.”

The mortgaged property identified on Appendix I to this free writing prospectus as Boston Park Plaza, securing a mortgage loan representing approximately 1.9% of the initial pool balance, also secures a non-serviced companion loan, which had an outstanding principal balance as of the cut-off date of $94,604,804. The Boston Park Plaza mortgage loan is a non-serviced mortgage loan that is pari passu in right of payment with such non-serviced companion loan, and the holder of such non-serviced companion loan will at all times act as directing holder with respect to the related non-serviced loan combination. However, the holder of the Boston Park Plaza mortgage loan will have certain consultation rights with respect to the servicing of the Boston Park Plaza mortgage loan and the right to require the replacement of the special servicer for the Boston Park Plaza non-serviced loan combination after a servicer termination event with respect to the special servicer for such non-serviced loan combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Boston Park Plaza Non-Serviced Loan Combination—The Boston Park Plaza Intercreditor Agreement—Certain Rights of the Boston Park Plaza Non-Controlling Note Holder.”

Sponsors
Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, and Bank of America, National Association, a national banking association, are the sponsors of this transaction. As sponsors, Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association organized and initiated the issuance of the certificates and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the issuing entity, and the issuing entity will then issue the certificates. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” and “Other Sponsors, Mortgage Loan Sellers and Originators” in the attached prospectus.

Mortgage Loan Sellers
Morgan Stanley Mortgage Capital Holdings LLC will sell us thirty-seven (37) mortgage loans, representing approximately 74.1% of the initial pool balance. Bank of America, National Association will sell us twenty-three (23) mortgage loans, representing approximately 25.9% of the initial pool balance. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Originators	Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller.

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates and the relationships between certain other parties may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the relationships, including financial dealings, of the sponsors, the underwriters, the master servicer, a sub-servicer, the special servicer, the trust advisor or any of their respective affiliates, especially if the master servicer, a sub-servicer, the special servicer, the trust advisor or any of their respective affiliates holds certificates, B notes or serviced companion loans, or has financial interests in or other financial dealings with a borrower or a property sponsor;

●
the broker-dealer activities of the underwriters and their respective affiliates, including investing or taking long or short positions in the offered certificates and rendering services to, and engaging in transactions with, the borrowers, the property sponsors and their respective affiliates;

	●	the obligation of the special servicer to take actions at the direction of the controlling class representative and any directing holder;

●
the ownership of any certificates, B notes or serviced companion loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trust advisor or any of their affiliates;

●
the relationships between the managers of the mortgaged properties and the borrowers, particularly because a substantial number of mortgaged properties are managed by property managers affiliated with the respective borrowers;

	●	the consent and/or consultation rights of the controlling class representative, the trust advisor and any directing holder to certain actions taken by the special servicer;

	●	any opportunity of the B-piece buyer to request the removal, re-sizing or modification of or other changes to the features of some or all of the mortgage loans; and

	●	the activities of the master servicer, a sub-servicer, the special servicer, the trust advisor, the mortgage loan sellers or any of their affiliates in connection with any other transaction.

With respect to any non-serviced mortgage loan, the related master servicer, special servicer and any other entity party to the securitization of the related non-serviced companion loan will have similar conflicts of interest, particularly if such entity owns certificates issued pursuant to such securitization.

See “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

Significant Obligors
The mortgaged properties identified on Appendix I to this free writing prospectus as Milford Plaza Fee and Colonnade Office secure mortgage loans representing approximately 12.9% and 12.5%, respectively, of the initial pool balance.  See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Significant Obligors” in this free writing prospectus.

Underwriters	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as underwriters with respect to the offered certificates.

Swap Counterparty	Deutsche Bank AG, New York Branch, will provide an interest rate swap agreement for the benefit of the Class A-3FL Certificates.

Certain Affiliations
Morgan Stanley Mortgage Capital Holdings LLC and its affiliates have several roles in this transaction.  Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, mortgage loan sellers and originators, is an affiliate of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, one of the underwriters.  Bank of America, National Association, a mortgage loan seller, an originator and a sponsor, is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

Midland Loan Services, a Division of PNC Bank, National Association, will acquire the right to act as master servicer and/or primary servicer with respect to the mortgage loans sold to the issuing entity by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the closing date and is also the special servicer.

Wells Fargo Bank, National Association, the trustee, is also the certificate administrator and the custodian.

Pursuant to an interim servicing agreement between Morgan Stanley Mortgage Capital Holdings LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Morgan Stanley Mortgage Capital Holdings LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, twenty-four (24) of the mortgage loans to be contributed to this securitization by Morgan Stanley Mortgage Capital Holdings LLC, representing approximately 60.1% of the initial pool balance.

Eightfold Real Estate Capital Fund II, L.P., which is expected to be the initial controlling class representative, engaged Midland as an independent contractor to conduct due diligence with respect to the mortgage loans included in the mortgage pool.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee, representing approximately 12.9% of the initial pool balance, Morgan Stanley Mortgage Capital Holdings LLC will, as of the closing date, hold the related serviced companion loan.

These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under “Risk Factors—Risk Related to Conflicts of Interest.”

Cut-off Date
May 1, 2013.  For purposes of the information contained in this free writing prospectus (including the appendices to this free writing prospectus), scheduled payments due in May 2013 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on May 1, 2013, not the actual day or days on which such scheduled payments were due.

Closing Date	On or about May , 2013.

Determination Date	The 11th calendar day of each month, or, if the 11th calendar day is not a business day, the next succeeding business day, commencing in June 2013.

Distribution Date	The 4th business day after the related determination date, commencing in June 2013. The first distribution date will be June 17, 2013.

Record Date	With respect to each distribution date, for each class of offered certificates, the close of business on the last business day of the preceding calendar month.

Expected Final Distribution Dates	Class A-1	January 2018
	Class A-2	April 2018
	Class A-AB	January 2023
	Class A-3	March 2023
	Class A-4	April 2023
	Class X-A	April 2023
	Class A-S	April 2023
	Class B	April 2023
	Class PST	April 2023
	Class C	April 2023

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A Certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the structuring assumptions described under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in this free writing prospectus.  Any mortgage loans with anticipated repayment dates are assumed to repay in full on those dates.  The actual final distribution date for any class of offered certificates may be earlier or later (and could be substantially later) than the expected final distribution date.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in May 2046.

Collection Period
Amounts available for payment on the certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the mortgage loans during the related collection period.  Each collection period:

	●	will relate to a particular distribution date;

	●	will be approximately one month long;

	●	will begin when the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date; and

	●	will end at the close of business on the determination date immediately preceding the related distribution date.

Interest Accrual Period
The amount of interest payable with respect to the certificates on any distribution date will be a function of the interest accrued during the related interest accrual period.  The interest accrual period for the certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

Offered Certificates

General	We are offering the following ten (10) classes of Commercial Mortgage Pass-Through Certificates, Series 2013-C9 pursuant to this free writing prospectus:

	●	Class A-1

	●	Class A-2

	●	Class A-AB

	●	Class A-3

	●	Class A-4

	●	Class X-A

	●	Class A-S

	●	Class B

	●	Class PST

	●	Class C

The entire series will consist of a total of twenty (20) classes, the following ten (10) of which are not being offered by this free writing prospectus and the attached prospectus:

Class A-3FL, Class A-3FX, Class X-B, Class D, Class E, Class F, Class G, Class H, Class J and Class R.

The Class A-S, Class B, Class PST and Class C Certificates are offered by this free writing prospectus and the attached prospectus, are referred to herein as exchangeable certificates and may be exchanged in the proportions and in the manner described under “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus.

Certificate Principal Balances and Notional Amounts

Subject to the discussion below regarding exchangeable certificates, your certificates will have the approximate aggregate initial certificate principal balance or initial notional amount presented on the cover page of this free writing prospectus, and this certificate principal balance may vary by up to 5% on the closing date.  Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within this same maximum permitted variance.  Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount, as the case may be, of each class of certificates and to the other statistical data contained in this free writing prospectus.

The certificate principal balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from (1) distributions of principal to that class or (2) any allocations of losses and, solely in the case of the certificates that are not Control Eligible Certificates, trust advisor expenses in reduction of the certificate principal balance of that class.

The Class X-A and Class X-B Certificates will not have certificate principal balances.  Each such class of certificates will instead represent the right to receive distributions of interest accrued on a notional amount as described in this free writing prospectus.  The notional amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, the Class A-S trust component and the Class A-3FL regular interest in each case, outstanding from time to time.  The notional amount of the Class X-B Certificates will be equal to the principal balance of the Class B trust component outstanding from time to time.

Accordingly, the respective notional amounts of the Class X-A and Class X-B Certificates will, in each case, be reduced on each distribution date by any distributions of principal actually made on, and any losses and/or expenses actually allocated to any related class of the Class A-1, Class A-2, Class A-AB, Class A-3 or Class A-4 Certificates, the Class A-S or Class B trust component or the Class A-3FL regular interest, in each case, outstanding from time to time.

The maximum principal balance of the Class PST Certificates is set forth on the cover page of this free writing prospectus but is not included in the aggregate certificate principal balance of the certificates set forth on the cover page of this free writing prospectus.  On the closing date, the certificate principal balances of the Class A-S, Class B, Class PST and Class C Certificates will be $    , $    , $     and $    , respectively.  The maximum certificate principal balance of each class of the Class A-S, Class B and Class C Certificates is set forth on the cover page of this free writing prospectus and is included in the aggregate certificate principal balance of the certificates set forth on the cover page of this free writing prospectus.

Pass-Through Rates
Your certificates (other than any Class PST Certificates) will accrue interest at an annual rate called a pass-through rate.  The approximate initial pass-through rate for each class of offered certificates is set forth on the cover page of this free writing prospectus.

Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve (12) 30-day months, also referred to in this free writing prospectus as a 30/360 basis.

Each class of offered certificates with a principal balance (other than the Class PST Certificates) and each trust component will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero.  The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class A-S, Class B and Class C trust components.  The pass-through rates for the Class A-S Certificates and the Class A-S trust component will, at all times, be the same.  The pass-through rates for the Class B Certificates and the Class B trust component will, at all times, be the same.  The pass-through rates for the Class C Certificates and the Class C trust component will, at all times, be the same.

For purposes of calculating the weighted average of the net interest rates on the mortgage loans for a particular distribution date in connection with determining the respective pass-through rates on the certificates (other than the Class R Certificates):  (i) the relevant weighting is based upon the respective stated principal balances (as described under “Description of the Offered Certificates—Pass-Through Rates” in this free writing prospectus) of the mortgage loans as in effect immediately prior to the relevant distribution date, (ii) the mortgage interest rate on each mortgage loan is reduced by the related annual administrative fee rate, which includes the master servicing fee rate, the trust advisor fee rate and the certificate administrator fee rate (which includes the trustee fee rate), (iii) the mortgage loan interest rates will not reflect any increase therein as a result of a continuing default or, if applicable, a mortgage loan remaining outstanding past its anticipated repayment date (if any), (iv) the mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower’s bankruptcy or insolvency, and (v) if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that accrues on an actual/360 basis on that mortgage loan in that month, at the related mortgage interest rate minus the related administrative fee rate (taking into account certain interest reserve adjustments for distribution dates in January, February and March).

The pass-through rate for the Class X-A Certificates for any distribution date will equal the weighted average of the applicable Class X strip rates for the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, the Class A-S trust component and the Class A-3FL regular interest for such distribution date (weighted on the basis of the respective principal balances of such classes of certificates, trust component and regular interest immediately prior to such distribution date).  The pass-through rate for the Class X-B Certificates for any distribution date will equal the Class X strip rate for the Class B trust component for such distribution date.

The applicable Class X strip rate with respect to each of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, the Class A-S trust component, the Class B trust component and the Class A-3FL regular interest for any distribution date will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans for such distribution date (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the pass-through rate for such distribution date for that class of certificates, trust component or regular interest.  Under no circumstances will any Class X strip rate be less than zero.

Exchanging Certificates through Combination and Recombination

If you own exchangeable certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the related exchangeable certificates.  You can exchange your exchangeable certificates by notifying the certificate administrator.  If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates.  Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus and “Description of the Certificates—Depositable and Exchangeable Certificates” in the attached prospectus for a description of the exchangeable certificates and exchange procedures.  See also “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks” in this free writing prospectus.

Distributions

A.	Amount and Order of Distributions
On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans.  Funds available for distribution to the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (which include the trustee fees and custodian fees) and expenses and trust advisor fees and expenses as set forth below.  Distributions to you will be in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest (x) among the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class X-A and Class X-B Certificates and the Class A-3FL regular interest, which will have the same senior priority and be distributed pro rata and (y) to the Class PST Certificates, which will be entitled to receive distributions of interest in respect of the components comprising the Class PST Certificates, pro rata with each of the Class A-S, Class B and Class C Certificates to the extent of their respective percentage interests in the Class A-S, Class B and Class C trust components);

(ii)
if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-AB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII hereto, then, to the Class A-1 Certificates, to the Class A-2 Certificates, to the Class A-3 Certificates and the Class A-3FL regular interest (to which the Class A-3FL and Class A-3FX Certificates relate), pro rata, to the Class A-4 Certificates and to the Class A-AB  Certificates, in that order, until the principal balance of each such class (and/or regular interest) has been reduced to zero (and, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate certificate principal balance of the Class A-S through Class J Certificates (including the Class PST Certificates), then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL regular interest (for distribution in respect of the Class A-3FL and Class A-3FX Certificates)), then, to the Class A-S, Class B and Class C Certificates, in that order, in each case pro rata with the Class PST Certificates based on their respective percentage interests in the Class A-S, Class B and Class C trust components, respectively, and then, to the Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii)
the allocation of trust advisor expenses, (i) first, to reduce payments of interest on the Class E and Class D Certificates, the Class C Certificates and the Class PST Certificates (pro rata based on their respective percentage interests in the Class C trust component), and the Class B Certificates and the Class PST Certificates (pro rata based on their respective percentage interests in the Class B trust component), in that order, (ii) second, to reduce payments of principal on the Class E and Class D Certificates, the Class C Certificates and the Class PST Certificates (pro rata based on their respective percentage interests in the Class C trust component), the Class B Certificates and the Class PST Certificates (pro rata based on their respective percentage interests in the Class B trust component) and the Class A-S Certificates and the Class PST Certificates (pro rata based on their respective percentage interests in the Class A-S trust component), in that order, and (iii) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL regular interest (to which the Class A-3FL and Class A-3FX Certificates relate) on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates.  As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.  See “Servicing of the Mortgage Loans—The Trust Advisor” and “Description of the Offered Certificates—Distributions—Allocation of Trust Advisor Expenses” in this free writing prospectus.

Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

B.	Interest and Principal Entitlements
A description of the interest entitlement payable to each class is presented under “Description of the Offered Certificates—Distributions” in this free writing prospectus.  As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal balance (or, with respect to a Class PST Certificate, the pass-through rates on the principal balances of the components comprising the Class PST Certificates).  In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon) and the right of such parties, the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest.  In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be senior to the right of the holders of the Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX, Class A-4, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of principal.  The Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

The total amount of principal required to be distributed on the classes and, without duplication, trust components, entitled to principal on a particular distribution date will, in general, subject to adjustment for trust advisor indemnifications and expenses, nonrecoverable advances and workout-delayed reimbursement amounts, be equal to the sum of:

●
the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date;

		●	all principal prepayments and, to the extent not previously advanced, the principal portion of balloon payments received during the related collection period;

●
the principal portion of other collections on the mortgage loans received during the related collection period (for example, liquidation proceeds, condemnation proceeds, insurance proceeds and income on “real estate owned”), net of any portion thereof that constitutes late collections of principal in respect of the related mortgage loan as to which there is an outstanding advance; and

●
the principal portion of proceeds of mortgage loan repurchases received during the related collection period, net of any portion thereof that constitutes late collections of principal in respect of the related mortgage loan as to which there is an outstanding advance.

See the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this free writing prospectus.

On each distribution date, the Class PST Certificates will be entitled to receive a proportionate share of the amounts distributable on the related trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C Certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus.  Any such allocations of principal and interest as between the Class PST Certificates, on the one hand, and the Class A-S, Class B and Class C Certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

C.	Servicing and Administration Fees
The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, payable from general collections on the mortgage loans and serviced companion loans.  The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (and each deemed mortgage loan as to which the related mortgaged property has become an REO property) in the issuing entity at the master servicing fee rate, which is equal to 0.02% per annum (or, in the case of the Boston Park Plaza mortgage loan, 0.01% per annum).  The master servicer under the MSBAM 2013-C8 securitization is entitled to a servicing fee with respect to the Boston Park Plaza mortgage loan payable at a rate equal to 0.01% per annum. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) in the issuing entity that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property, at the special servicing fee rate, which is equal to 0.25% per annum.  Any primary servicing fee or sub-servicing fee will be paid by the master servicer or special servicer, as applicable, out of the fees described above.  The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments.  The special servicer will also be entitled, except in connection with non-serviced mortgage loans, to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described herein under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”  The special servicer under the MSBAM 2013-C8 securitization will be entitled to similar compensation with respect to the Boston Park Plaza mortgage loan if it becomes specially serviced or if the related mortgaged property becomes REO property.  The trust advisor will be entitled to the trust advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) in the issuing entity at the trust advisor fee rate, which will equal 0.00118% per annum.  See “Servicing of the Mortgage Loans—The Trust Advisor” in this free writing prospectus.  The certificate administrator is entitled to a certificate administrator fee payable from general collections on the mortgage loans, which for each distribution date is calculated on the outstanding principal balance of each mortgage loan (other than serviced companion loans) in the issuing entity at the certificate administrator fee rate, which is equal to 0.0033% per annum.  The trustee fee and the custodian fee for each distribution date is a portion of the certificate administrator fee.

Each of the master servicing fee, the special servicing fee, the trust advisor fee and the certificate administrator fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period.

All of the parties to the pooling and servicing agreement will also have certain rights to reimbursement for certain expenses by the issuing entity.

The certificate administrator fee, the master servicing fee, the special servicing fee, the liquidation fee, the workout fee and the trust advisor fee will be paid from the collection account prior to distributions to certificateholders of the available distribution amount as described under “Servicing of the Mortgage Loans—Withdrawals from the Collection Account” and “Transaction Parties—The Trustee, Certificate Administrator and Custodian” “—The Master Servicer and the Special Servicer” and “—The Trust Advisor” in this free writing prospectus.

See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation,” “—The Special Servicer—Special Servicer Compensation,” “Description of the Offered Certificates—Matters Regarding the Certificate Administrator” and “Description of the Offered Certificates—The Trustee—Trustee Compensation” in this free writing prospectus.

The administrative fee rate will be the sum of the master servicing fee rate, the trust advisor fee rate and the certificate administrator fee rate, and is set forth on Appendix I to this free writing prospectus for each mortgage loan.  The administrative fee rate with respect to any non-serviced mortgage loan will also include any servicing fee payable to the applicable servicer under the related pooling and servicing agreement.

D.	Amortization, Liquidation and Payment Triggers

Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the certificate principal balance of the Class A-S through Class J Certificates (including the Class PST Certificates) could be reduced to zero, or because of a decline in mortgaged property values, the aggregate appraisal reduction may equal or exceed the aggregate certificate principal balance of the Class A-S through Class J Certificates (including the Class PST Certificates), in any event at a time when the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates, or any two or more classes of those certificates, remain outstanding.  Under those circumstances, any distributions of principal on the outstanding Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL regular interest (to which the Class A-3FL and Class A-3FX Certificates relate) will be made on a pro rata basis, rather than sequentially, in accordance with their respective certificate principal balances.

E.	Prepayment Premiums/Yield Maintenance Charges

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X-A and/or Class X-B Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, as well as between the various classes of certificates entitled to principal, is described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.

F.	Excess Interest
On each Distribution Date, any collections of “excess interest” on mortgage loans with anticipated repayment dates (that is, certain additional interest that accrues if the mortgage loan is not repaid in full by its anticipated repayment date) will be distributed to the holders of the Class J Certificates on the related distribution date.  Excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.  The Class J Certificates will be entitled to such distributions notwithstanding any reduction of their related certificate principal balance to zero.

Subordination

A.	General
The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes.  Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order.  The manner in which mortgage loan losses are allocated is depicted in ascending order (including interest losses, other than losses with respect to certain “excess interest” in connection with any mortgage loan having an anticipated repayment date).

No other form of credit enhancement will be available to you as a holder of certificates.

*
Interest only certificates.  No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A or Class X-B Certificates.  However, mortgage loan losses will reduce the notional amount of the Class X-A and/or Class X-B Certificates to the extent such losses reduce the principal amount of the related classes of principal balance certificates or the Class A-S or Class B trust components.

**
Distributions of principal and interest and allocations of mortgage loan losses to the Class A-S trust component will be made pro rata to the Class A-S Certificates and the Class PST Certificates in proportion to their respective percentage interests in the Class A-S trust component.  Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B Certificates and the Class PST Certificates in proportion to their respective percentage interests in the Class B trust component.  Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C Certificates and the Class PST Certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

***	Other than the Class X-B, Class A-3FL and Class A-3FX Certificates.

Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the certificate principal balance of such class or trust component.  No such losses will be allocated to the Class R, Class X-A or Class X-B Certificates, although loan losses will reduce the respective notional amounts of the Class X-A Certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-AB, Class A-3 or Class A-4 Certificates, the Class A-S trust component or the Class A-3FL regular interest) and Class X-B Certificates (to the extent such losses are allocated to the Class B trust component) and, therefore, the amount of interest they accrue.  To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on your certificates (or, with respect to the Class PST Certificates, the pass-through rates on the related components comprising the Class PST Certificates).

In addition, any trust advisor expenses that are in excess of trust advisor expenses that are allocated to reduce the payment of interest on the Class B trust component (and correspondingly, the Class B and Class PST Certificates, pro rata based on their respective percentage interests in the Class B trust component), Class C trust component (and correspondingly, the Class C and Class PST Certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D and Class E Certificates will be allocated to reduce the principal balances of the certificates and trust components in the following order:  to the Class E and Class D Certificates, the Class C trust component (and correspondingly, the Class C and Class PST Certificates, pro rata based on their respective percentage interests in the Class C trust component), Class B trust component (and correspondingly, the Class B and Class PST Certificates, pro rata based on their respective percentage interests in the Class B trust component) and Class A-S trust component (and correspondingly, the Class A-S and Class PST Certificates, pro rata based on their respective percentage interests in the Class A-S trust component), in each case, until the remaining principal balance of such class of certificates or trust component, as applicable, has been reduced to zero.  Following the reduction of the principal balances of the foregoing classes of principal balance certificates and trust components to zero, such excess trust advisor expenses will then be allocated among the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL regular interest, pro rata (based upon their respective certificate principal balances), until the remaining certificate principal balances of such classes of certificates have been reduced to zero.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, the special servicer’s and the trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity.  These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities (except that any such shortfalls would be allocated to each class of the Class A-S, Class B and Class C Certificates, pro rata with the Class PST Certificates based on their respective percentage interests of the principal balance of the related trust component).  In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to all of the classes of interest-bearing certificates (other than the Class A-3FL, Class A-3FX, Class A-S, Class B, Class PST and Class C Certificates), the trust components and the Class A-3FL regular interest, on a pro rata basis, to reduce the amount of interest payable on the certificates or trust components. Any such amounts allocated to the Class A-S, Class B or Class C trust component will correspondingly be allocated between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and the Class PST Certificates, on the other, pro rata based on their respective percentage interests of the principal balance of the Class A-S, Class B or Class C trust component, as the case may be.

Notwithstanding the foregoing, upon liquidation of any mortgage loan, all liquidation proceeds, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.  After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero.  Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

B.	Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

		●	shortfalls resulting from compensation that the special servicer is entitled to receive;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, to the extent not covered by default interest, late payment charges, excess liquidation proceeds or certain other fees paid by the borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation;

		●	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections;

●
shortfalls resulting from items relating to a non-serviced mortgage loan similar to the preceding bullets arising under and pursuant to the pooling and servicing agreement relating to the MSBAM 2013-C8 securitization; and

●
shortfalls resulting from a reduction of a mortgage loan’s interest rate or principal amount by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the issuing entity.

Information About The Mortgage Pool

Characteristics of the Mortgage Pool

A.	General
All numerical information in this free writing prospectus concerning the mortgage loans is approximate.  All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date.  With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in May 2013 have been deemed received on May 1, 2013.

When information presented in this free writing prospectus with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or, with respect to an individual property securing a multi-property mortgage loan (other than through cross-collateralization of that mortgage loan with other mortgage loans), the portions of those loan balances allocated to such properties.  The allocated loan amount for each such mortgaged property securing a multi-property mortgage loan is set forth on Appendix I to this free writing prospectus.

With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the information regarding those mortgage loans is presented as if each of them were secured only by the related mortgaged property identified on Appendix I to this free writing prospectus, except that loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot information is presented for a cross-collateralized group on an aggregate basis in the manner described in this free writing prospectus.

With respect to the Milford Plaza Fee mortgage loan and the Boston Park Plaza mortgage loan, representing approximately 12.9% and 1.9%, respectively, of the initial pool balance, each of which is secured by a mortgaged property that also secures a pari passu companion loan that is not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield for such mortgage loan have been calculated based on such mortgage loan together with the related pari passu companion loan not included in the issuing entity.

B.	Principal Balances
The issuing entity’s primary assets will be sixty (60) mortgage loans with an aggregate principal balance as of the cut-off date (referred to in this free writing prospectus as the “initial pool balance”) of approximately $1,276,905,883.  It is possible that the aggregate mortgage loan balance will vary by up to 5% on the closing date.  As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $2,500,000 to approximately $165,000,000 and the mortgage loans had an approximate average balance of $21,281,765.

C.	Fee Simple/Leasehold
Seventy-three (73) mortgaged properties, representing approximately 92.5% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property.  One (1) of such seventy-three (73) mortgaged properties, representing approximately 12.9% of the initial pool balance by allocated loan amount, is comprised of a fee interest in land subject to a ground lease. The related leasehold estate is not included in the issuing entity and is operated as a hospitality property. See “Risk Factors—Risks Related to the Mortgage Loans—Leased Fee Properties Entail Risks that May Adversely Affect Payments on Your Certificates” in this free writing prospectus.  One (1) of such seventy-three (73) mortgaged properties, representing approximately 0.7% of the initial pool balance by allocated loan amount, is comprised of both the borrower’s leasehold interest in the entire related mortgaged property and the corresponding fee interest of the ground lessor in such mortgaged property, and we have treated that as simply an encumbered fee interest.  Three (3) mortgaged properties, representing approximately 6.8% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the entire related mortgaged property.  One (1) mortgaged property, representing approximately 0.7% of the initial pool balance by allocated loan amount, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property.

D.	Property Types
The number of mortgaged properties, and the approximate percentage of the initial pool balance secured by, mortgaged properties operated primarily for each indicated purpose are as described in the table below:

Property Type	Percentage of Initial Pool Balance(1)	Number of Mortgaged Properties
Retail	32.6%	41
Office	27.0%	11
Hospitality	19.7%	13
Leased Fee	12.9%	1
Self Storage	2.6%	5
Multifamily	2.4%	2
Manufactured Housing	2.3%	3
Parking Structure	0.4%	1

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

E.	Property Location
The number of mortgaged properties, and the approximate percentage of the initial pool balance secured by mortgaged properties, located in the seven (7) geographic areas with a 5% or greater concentration of mortgaged properties (by allocated loan amount) are as described in the table below:

Geographic Area	Percentage of Initial Pool Balance(1)	Number of Mortgaged Properties
New York	22.1%	6
Texas	15.8%	4
Massachusetts	7.7%	3
California	7.6%	16
Tennessee	6.1%	1
Florida	5.1%	11
New Jersey	5.0%	5

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

The remaining mortgaged properties are located throughout seventeen (17) other states. None of these property locations has a concentration of mortgaged properties that represents security for more than 4.6% of the initial pool balance.

F.	Other Mortgage Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

●
The most recent scheduled payment of principal and interest on any mortgage loan was not thirty (30) days or more past due, and no mortgage loan had been thirty (30) days or more past due in the twelve-month period immediately preceding the cut-off date.

●
Four (4) groups of mortgage loans, representing approximately 2.5%, 2.1%, 1.8% and 0.4%, respectively, of the initial pool balance, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and, in general, have related mortgaged properties that are commonly managed.  See Appendix I to this free writing prospectus.

		●	Fifteen (15) mortgaged properties, representing approximately 2.4% of the initial pool balance by allocated loan amount, are each 100% leased to a single tenant.

		●	All of the mortgage loans bear interest at fixed rates.

●
Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis.  Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.

●
No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for the related mortgage loan).

G.	Balloon Loans/ARD Loans
100% of the mortgage loans are “balloon loans.”  For purposes of this free writing prospectus, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the mortgage loan’s stated maturity date or anticipated repayment date, as applicable.  As of the cut-off date, one (1) of these balloon loans, representing approximately 12.9% of the initial pool balance, is a mortgage loan that has an anticipated repayment date and provides for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. Such mortgage loan is structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan’s stated maturity date) upon which such increase occurs.

H.	Interest Only Loans
As of the cut-off date, four (4) mortgage loans, representing approximately 16.6% of the initial pool balance, currently provide for monthly payments of interest only for their entire terms, and seventeen (17) mortgage loans, representing approximately 33.7% of the initial pool balance, currently provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms.

I.	Prepayment/Defeasance/
	Property Release Provisions	As of the cut-off date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

●
Forty-six (46) mortgage loans, representing approximately 77.4% of the initial pool balance, prohibit voluntary principal prepayments but permit the related borrower, after an initial period of at least two (2) years following the date of issuance of the certificates, to defease the mortgage loan by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

●
Nine (9) mortgage loans, representing approximately 8.9% of the initial pool balance prohibit voluntary principal prepayments during a prepayment lock-out period, and following such period, permit voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

●
One (1) mortgage loan, representing approximately 8.8% of the initial pool balance, permits voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus, and also permits the related borrower, after an initial period of at least two (2) years following the date of issuance of the certificates, to defease the mortgage loan by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

●
Three (3) mortgage loans, representing approximately 3.0% of the initial pool balance, prohibit voluntary principal prepayments during a prepayment lock-out period and, following such period, permit voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus, and, in addition, after an initial period of at least two (2) years following the date of issuance of the certificates, permit the related borrower to defease the related mortgage loan by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

●
One (1) mortgage loan, representing approximately 1.9% of the initial pool balance, permits voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

In addition to the above, the mortgage loans generally (i) permit prepayment at any time in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Prepayment Provisions” and “—Material Terms and Characteristics of the Mortgage Loans—Defeasance Loans” in this free writing prospectus. See also Appendix I to this free writing prospectus for more details concerning certain of the foregoing provisions including the method of calculation of any prepayment premium or yield maintenance charge, which will vary for any mortgage loan.

Certain of the mortgage loans also provide for releases of portions of the related real estate collateral in connection with a partial prepayment or partial defeasance as described below:

●
One (1) mortgage loan, representing approximately 1.9% of the initial pool balance, permits the related borrower to release a portion of the real estate collateral for such mortgage loan through a partial prepayment of a specified release price related to such portion of the real estate collateral.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Partial Releases Other Than in Connection with Defeasance” in this free writing prospectus.

In addition, one (1) mortgage loan, representing approximately 1.8% of the initial pool balance, permits the related borrower to substitute a mortgaged property under certain circumstances. See “Mortgage Loan No. 16—CTO Retail Portfolio” in Appendix III to this free writing prospectus for a discussion of the substitution provisions permitted under such mortgage loan.

In addition, certain mortgage loans permit the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

See Appendix I to this free writing prospectus for more details concerning certain of the foregoing provisions.

J.	Mortgage Loan Ranges
	and Weighted Averages		As of the cut-off date, the mortgage loans had the following additional characteristics:

	i.	Mortgage Interest Rates	Mortgage interest rates ranging from 3.480% per annum to 4.960% per annum, and a weighted average mortgage interest rate of approximately 4.185% per annum.

	ii.	Original Terms
Original terms to scheduled maturity ranging from sixty (60) months to two hundred forty (240) months, and a weighted average original term to scheduled maturity of approximately one hundred eighteen (118) months.

	iii.	Remaining Terms
Remaining terms to scheduled maturity ranging from fifty-six (56) months to two hundred thirty-eight (238) months, and a weighted average remaining term to scheduled maturity of approximately one hundred seventeen (117) months.

	iv.	Remaining
Amortization Terms
Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from two hundred sixteen (216) months to three hundred sixty (360) months, and a weighted average remaining amortization term of approximately three hundred fifty (350) months.

	v.	Loan-to-Value Ratios
Loan-to-value ratios, calculated as described in this free writing prospectus, ranging from 27.3% to 75.1%, and a weighted average loan-to-value ratio, calculated as described in this free writing prospectus, of approximately 66.5%. For each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this free writing prospectus based on the estimate of value from a third-party appraisal, which was generally conducted between October 2012 and March 2013.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” and “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

	vi.	Debt Service
Coverage Ratios
Debt service coverage ratios, determined according to the methodology presented in this free writing prospectus, ranging from 1.19x to 6.15x, and a weighted average debt service coverage ratio, calculated as described in this free writing prospectus, of approximately 1.68x. These calculations are based on underwritten net cash flow and actual debt service of the related mortgage loans as described in this free writing prospectus.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

	vii.	IO Period UW NCF DSCR

IO Period UW NCF DSCR, determined according to the methodology presented in this free writing prospectus, ranging from 1.91x to 2.88x, and a weighted average IO Period UW NCF DSCR, calculated as described in this free writing prospectus, of approximately 2.02x. Seventeen (17) mortgage loans, representing approximately 33.7% of the initial pool balance, currently provide for monthly payments of interest only for a portion of their respective terms ranging from twelve (12) months to sixty (60) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

“IO Period UW NCF DSCR” means, with respect to the related mortgage loan that has an interest only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated assuming that the amount of the monthly debt service payment considered in the calculation is the average monthly debt service payment during such interest only period. After such interest only period, the debt service coverage ratio will be calculated based on the monthly debt service payments due on such mortgage loan. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

K.	Modified and Refinanced
Mortgage Loans
Ten (10) mortgage loans, representing approximately 39.0% of the initial pool balance, were originated in connection with the related borrower’s acquisition of the related mortgaged property, and fifty (50) mortgage loans, representing approximately 61.0% of the initial pool balance, were originated in connection with the related borrower’s refinancing of a previous mortgage loan.

With respect to one (1) mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Stadium Corners, representing approximately

0.4% of the initial pool balance, the related borrower negotiated a discounted payoff of approximately $100,000 with respect to the related mortgaged property; however, such borrower contributed approximately $557,000 new cash to obtain the current mortgage loan.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Modified and Refinanced Mortgage Loans” in this free writing prospectus.

L.	Mortgaged Properties
with Limited or No Operating History

Two (2) of the mortgaged properties, representing approximately 3.2% of the initial pool balance by allocated loan amount, were recently constructed or renovated within seventeen (17) calendar months of the cut-off date and either have no prior operating history or do not have historical financial information.

Two (2) of the mortgaged properties, representing approximately 15.7% of the initial pool balance by allocated loan amount, were either recently acquired by the related borrower within two (2) calendar months of the cut-off date or are leased fee properties, and consequently such mortgaged properties do not have historical financial information.

Fifteen (15) of the mortgaged properties, representing approximately 2.4% of the initial pool balance by allocated loan amount, are single-tenant properties with triple net leases and do not have historical financial information.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgaged Properties with Limited or No Operating History or Do Not Have Historical Financial Information” in this free writing prospectus.

M.	Certain Mortgage Loans
with Material Lease Termination Options

At least four (4) of the ten (10) largest mortgage loans by principal balance, representing approximately 20.5% of the initial pool balance, have leases with material early termination options. See “Risk Factors—Risks Related to the Mortgage Loans—Risks of Lease Early Termination Options” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgage Loans with Material Lease Termination Options” in this free writing prospectus. See also “Mortgage Loan No. 2 – Colonnade Office,” “Mortgage Loan No. 6 – Capital Center,” “Mortgage Loan No. 7 – Wake Forest University Charlotte Center” and “Mortgage Loan No. 9 – Palm Court at Empire Center” on Appendix III to this free writing prospectus.

N.	Certain Variances from
Underwriting Standards
The mortgage loans originated by Morgan Stanley Mortgage Capital Holdings LLC were originated in accordance with Morgan Stanley Mortgage Capital Holdings LLC’s underwriting standards, as described under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” in this free writing prospectus.

The mortgage loans originated by Bank of America, National Association were originated in accordance with its underwriting standards, as set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” in this free writing prospectus.

O.	The Loan Pairs and
Non-Serviced Loan Combinations

The mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee secures (1) a mortgage loan (referred to in this free writing prospectus as the “Milford Plaza Fee mortgage loan”) with an outstanding principal balance as of the cut-off date of $165,000,000, representing approximately 12.9% of the initial pool balance, and (2) a pari passu promissory note, which is not included in the issuing entity (referred to in this free writing prospectus as a “serviced companion loan”), with an outstanding principal balance as of the cut-off date of $110,000,000, and which is currently held by Morgan Stanley Mortgage Capital Holdings LLC. The Milford Plaza Fee mortgage loan and the related serviced companion loan are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “Milford Plaza Fee loan pair” and a “loan pair.”

The mortgaged property identified on Appendix I to this free writing prospectus as Boston Park Plaza secures (1) a mortgage loan (referred to in this free writing prospectus as the “Boston Park Plaza mortgage loan”) with an outstanding principal balance as of the cut-off date of $24,896,001, representing approximately 1.9% of the initial pool balance, and (2) a pari passu companion loan, which is not included in the issuing entity (referred to in this free writing prospectus as a “non-serviced companion loan”), with an outstanding principal balance as of the cut-off date of $94,604,804, and which is currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8. The Boston Park Plaza mortgage loan and the related non-serviced companion loan are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “Boston Park Plaza non-serviced loan combination” and a “non-serviced loan combination.”

For additional information regarding the loan pair and non-serviced loan combination, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus.

Advances

A.	P&I Advances
Subject to a recoverability determination described in this free writing prospectus, the master servicer (and the trustee, if applicable) will be required to advance delinquent monthly mortgage loan payments for mortgage loans (including any non-serviced mortgage loans) that are included in the issuing entity (net of related master servicing fees and trust advisor fees). The master servicer and the trustee will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer and the trustee also are not required to advance prepayment premiums, yield maintenance charges or balloon payments. In addition, the master servicer and the trustee will not be required to make any advance for delinquent mortgage loan payments on any B note, serviced companion loan or non-serviced companion loan. With respect to any balloon payment, the master servicer (and the trustee, if applicable) will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a P&I advance is made, the master servicer will defer rather than advance its master servicing fee and the trust advisor fee, but will advance the certificate administrator fee.

For an REO property, subject to a recoverability determination described in this free writing prospectus, the required P&I advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO property was acquired (net of related master servicing fees and trust advisor fees).

B.	Servicing Advances
Subject to a recoverability determination described in this free writing prospectus, with respect to each mortgage loan (other than any non-serviced mortgage loan), the master servicer and/or the trustee may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis. Notwithstanding the foregoing, with respect to any non-serviced mortgage loan, which will be serviced pursuant to the terms of the pooling and servicing agreement for another securitization, the master servicer, special servicer and trustee under such other securitization will be the parties required or permitted, as applicable, to make such servicing advances.

C.	Interest on Advances	All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the “prime rate” as reported in The Wall Street Journal.

D.	Back-up Advances
Pursuant to the requirements of the pooling and servicing agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights, as the master servicer.

E.	Recoverability
None of the master servicer, the special servicer or the trustee will be required to make any advance if the master servicer, the special servicer or the trustee, as the case may be, reasonably determines that the advance would not be recoverable out of collections on the related mortgage loan. The trustee may rely on any such determination made by the master servicer or the special servicer and may also make its own recoverability determination in accordance with the terms of the pooling and servicing agreement. The master servicer may rely on any such determination made by the special servicer and may also make its own recoverability determination in accordance with the terms of the pooling and servicing agreement.

F.	Advances During an Appraisal Event

The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this free writing prospectus. If an appraisal reduction exists for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of the related mortgage loan. This will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

If there are any A/B whole loans or loan pairs included in the mortgage pool, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan on a pro rata basis by unpaid principal balance. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”

If there are any non-serviced mortgage loans included in the mortgage pool, any appraisal reduction in respect of such non-serviced mortgage loan will be calculated by the applicable servicer under, and will be allocated as set forth in, the related non-serviced mortgage loan pooling and servicing agreement. See “Description of the Mortgage Pool—Non-Serviced Loan Combinations” in this free writing prospectus.

See “Description of the Offered Certificates—Advances” and “—Appraisal Reductions” in this free writing prospectus.

Additional Aspects of Certificates

Ratings
The certificates offered to you will not be issued unless each of the classes of certificates being offered by this free writing prospectus receives the respective ratings identified on the cover page of this free writing prospectus from DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

A rating agency may lower or withdraw a security rating at any time. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding, except that a rating agency may stop performing ratings surveillance at any time if, among other reasons, that rating agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the rating agencies will perform ratings surveillance.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be lower than those ratings assigned by DBRS, Inc., Kroll Bond Rating Agency, Inc. or Moody’s Investors Service, Inc. The issuance of unsolicited ratings on one or more classes of the certificates that are lower than the ratings assigned by such rating agencies may negatively impact the liquidity, market value and regulatory characteristics of that class of certificates. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services. Based on preliminary feedback from those rating agencies at that time, the depositor selected DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the certificates and not the other rating agencies due, in part, to those agencies’ initial subordination levels for the various classes of rated certificates. Had the depositor selected such other rating agencies to rate the certificates, we cannot assure you as to the ratings that such other rating agencies would have ultimately assigned to the certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that one or more of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which the prepayments might differ from those originally anticipated, or the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

See “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus. Also see “Ratings” in this free writing prospectus and “Rating” in the attached prospectus for a further discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Important Disclaimer: Credit ratings are forward-looking opinions about credit risk and express a rating agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

Repurchase or Substitution
Each mortgage loan seller will make those certain representations and warranties listed in Appendix V to this free writing prospectus with respect to the mortgage loans sold by it, as described under “Description of the Mortgage Pool—Representations and Warranties” and

“—Repurchases and Other Remedies.” If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Repurchases and Other Remedies,” then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity or replace the affected mortgage loan with another mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the issuing entity by the holder of a B note, serviced companion loan or mezzanine loan under certain circumstances. See “Risk Factors—Risks Related to the Offered Certificates—Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus.

Sale of Defaulted Mortgage Loans
and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (other than any non-serviced mortgage loan) and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole). The sale of defaulted mortgage loans (other than any non-serviced mortgage loan) is generally subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan, and (ii) any consent or consultation rights of the controlling class representative or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the related directing holder, to the extent set forth in the related intercreditor agreement, as further described in this free writing prospectus under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”.

In addition, with respect to the mortgage loans secured by the mortgaged properties identified on Appendix I to this free writing prospectus as Milford Plaza Fee and Boston Park Plaza, representing approximately 12.9% and 1.9%, respectively, of the initial pool balance, if any such mortgage loan becomes a defaulted mortgage loan and the applicable special servicer determines to sell such mortgage loan, the applicable special servicer will be required to sell such mortgage loan together with the related serviced companion loan (in the case of the Milford Plaza Fee mortgage loan) or non-serviced companion loan (in the case of the Boston Park Plaza mortgage loan) as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Milford Plaza Fee Loan Pair—The Milford Plaza Fee Intercreditor Agreement—Sale of Defaulted Mortgage Loan,” “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Boston Park Plaza Non-Serviced Loan Combination—The Boston Park Plaza Intercreditor Agreement—Sale of Defaulted Mortgage Loan” and “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans—Matters Relating to Loan Pairs” in this free writing prospectus.

Pursuant to the pooling and servicing agreement, if title to any REO property is acquired by the issuing entity or its nominee in respect of any mortgage loan (other than any non-serviced mortgage loan), the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note, for the certificateholders and the holder of such serviced companion loan or B note, as a collective whole), but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer has been granted an extension of time by the IRS or is permitted under the REMIC provisions to continue to hold such REO property during the period in which an application for an extension is pending or (ii) the special servicer receives an opinion of counsel that holding such REO property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the issuing entity hold any REO property beyond the end of the sixth (6th) calendar year following the end of the year of such REO property’s acquisition. If the special servicer is unable to sell such REO property for cash within such time period (as such period may be extended under certain circumstances), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another interested person) in accordance with the servicing standard. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” in this free writing prospectus.

Optional Termination
On any distribution date, if the aggregate principal balance of the mortgage loans is less than or equal to a percentage of the initial pool balance equal to (i) 14.9% (if the Milford Plaza Fee mortgage loan is included in the issuing entity on such date), (ii) 6.1% (if the Apthorp Retail Condominium mortgage loan is included in the issuing entity on such date), (iii) 19.1% (if the Milford Plaza Fee and Apthorp Retail Condominium mortgage loans are included in the issuing entity on such date), or (iv) 2.0% (if the Milford Plaza Fee and Apthorp Retail Condominium mortgage loans are not included in the issuing entity on such date), the holders of a majority of the most subordinate class of certificates (other than Class R Certificates) outstanding (for this purpose considering each of the Class A-S, Class B and Class C Certificates together with the corresponding portion of the Class PST Certificates representing an interest in the trust component bearing the same alphabetic designation), the special servicer, the master servicer and any holder of a majority interest in the Class R Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this free writing prospectus. Exercise of this option would terminate the issuing entity and retire the then outstanding certificates. In addition, if at any time (i) the aggregate certificate principal balances or notional amounts, as applicable, of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX, Class A-4, Class X-A, Class X-B, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates have been reduced to zero and (ii) there is only one holder of all the outstanding certificates (excluding the Class R Certificates), such certificateholder will have the right to exchange all of its certificates for the mortgage loans and each REO property remaining in the issuing entity.

See “Description of the Offered Certificates—Optional Termination” in this free writing prospectus.

Denominations
The offered certificates (other than the Class X-A Certificates) will be initially offered and sold in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be initially offered and sold in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000.

Registration, Clearance and Settlement

Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this free writing prospectus. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company (commonly known as DTC), Clearstream Banking, société anonyme (commonly known as Clearstream) or the Euroclear System (commonly known as Euroclear) or through participants in DTC, Clearstream or Euroclear.

You may hold your certificates through:

● DTC in the United States; or

● Clearstream or Euroclear in Europe.

Transfers within DTC, Clearstream or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through DTC, Clearstream or Euroclear will be effected in DTC through the relevant depositories of Clearstream or Euroclear.

All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, if we notify DTC of our intent to terminate the book-entry system and, upon receipt of notice of such intent from DTC, the participants holding interests in the certificates agree to initiate such termination.

We expect that the certificates offered to you will be delivered in book-entry form through the facilities of DTC, Clearstream or Euroclear on or about the closing date.

Tax Status
For federal income tax purposes, the issuing entity will consist of one or more grantor trusts and one or more real estate mortgage investment conduits, each a REMIC, arranged in a tiered structure. The highest REMIC will be referred to as the Upper-Tier REMIC and each REMIC below the Upper-Tier REMIC (if any) will be referred to as a Lower-Tier REMIC. Each Lower-Tier REMIC (if any) will issue multiple classes of uncertificated, regular interests that will be held by another REMIC above it in the tiered structure, and a single residual interest. The assets of the lowest Lower-Tier REMIC in this tiered structure (or the Upper-Tier REMIC if there is no Lower-Tier REMIC) will consist of the mortgage loans

(other than the Excess Interest (as defined under “Material Federal Income Tax Consequences” in this free writing prospectus)) and any other assets designated in the pooling and servicing agreement. Except for the Class A-3FL, Class A-3FX, Class A-S, Class B, Class PST, Class C, Class J and Class R Certificates, all of the certificates issued by the Upper-Tier REMIC will represent regular interests in the Upper-Tier REMIC. The Upper-Tier REMIC will issue multiple classes of regular interests and a single residual interest.

The Class A-3FL and Class A-3FX Certificates will represent undivided beneficial ownership interests, held through a grantor trust, in the Class A-3FL regular interest, the related swap agreement and certain accounts as follows: (1) the Class A-3FL Certificates will represent undivided beneficial ownership interests in a percentage interest of the Class A-3FL regular interest and the entire undivided beneficial ownership interest of the related swap agreement and an account established for the benefit of the Class A-3FL Certificates, and (2) the Class A-3FX Certificates will represent undivided beneficial ownership interests in the remaining percentage interest of the Class A-3FL regular interest and the entire undivided beneficial ownership interest of an account established for the benefit of the Class A-3FX Certificates.

The Class A-S, Class B, Class PST and Class C Certificates will represent undivided beneficial ownership interests, held through a grantor trust, in one or more of the Class A-S, Class B and Class C trust components. Each of the Class A-S, Class B and Class C Certificates will represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively. The Class PST Certificates will represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components. Following any exchange as described under “Description of the Offered Certificates—Exchangeable Certificates”, the percentage ownership interests of the certificates received in such exchange (as a percentage of the Class A-S, Class B and Class C trust components) will increase, and the percentage ownership interests of the surrendered certificates (as a percentage of the Class A-S, Class B and Class C trust components) will correspondingly decrease.

The Class J Certificates will represent both (1) a regular interest in the Upper-Tier REMIC and (2) an undivided beneficial ownership interest, held through a grantor trust, in certain excess interest collected on mortgage loans with anticipated repayment dates. The Class R Certificates will represent the beneficial ownership of the residual interest in each Lower-Tier REMIC (if any) and of the residual interest in the Upper-Tier REMIC.

The certificates that represent regular interests in the Upper-Tier REMIC (other than through a grantor trust), and the portion of the Class J Certificates that represents a regular interest in the Upper-Tier REMIC (but not the grantor trust portion) are referred to herein as the REMIC Regular Certificates). The REMIC Regular Certificates (and the Class A-S, Class B and Class C trust components and the Class A-3FL regular interest held in the applicable grantor trusts) will be designated as the regular interests in the Upper-Tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	the regular interests will be treated as newly originated debt instruments for federal income tax purposes;

	●	beneficial owners of regular interests will be required to report income on the regular interests in accordance with the accrual method of accounting; and

	●	the Class , Class and Class Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax reporting purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Consequences” in the attached prospectus.

Considerations Related to Title I
of the Employee Retirement
Income Security Act of 1974
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (referred to herein as the Code), or governmental plans (as defined in Section 3(32) of ERISA) or non-U.S. plans (as described in Section 4(b)(4)(D) of ERISA) that are subject to any federal, state, local or non-U.S. law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, should carefully review with their legal advisors whether the purchase or holding of the certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law. The U.S. Department of Labor has granted an administrative exemption to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), and to the

predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prohibited Transaction Exemption 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended, which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which the underwriters serve as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “Certain ERISA Considerations” in this free writing prospectus and “ERISA Considerations” in the attached prospectus.

Legal Investment
The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the attached prospectus.

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RISK FACTORS

You should carefully consider the risks involved in owning a certificate before purchasing an offered certificate. Among other risks, the payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the offered certificates.

The risks and uncertainties described in this section, together with those risks described in the prospectus attached hereto as Exhibit A under “Risk Factors,” summarize material risks relating to your certificates. Additional risks and uncertainties not presently known to us may also impair your investment.

If you are considering an investment in a class of exchangeable certificates you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk of material variability in the yield to maturity and the aggregate amount and timing of distributions on the offered certificates, which gives rise to the potential for significant loss over the life of the offered certificates. An investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

Risks Related to Market Conditions

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities, as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate, have resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies. Any continued downturn would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate. In the event of default by borrowers under the mortgage loans, holders of the offered certificates may suffer a partial or total loss of their investment.

A substantial amount of United States commercial mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing in the near future. The lack of credit liquidity, decreases in the value of commercial properties and, in some instances, correspondingly higher mortgage rates have prevented many commercial mortgage borrowers from refinancing their mortgages. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.

In light of the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and in the prospectus attached hereto as Exhibit A are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Factors not directly relating to the offered certificates or the underlying mortgage loans may nevertheless cause the market value of the offered certificates to decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors. The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code or by agreement with their creditors. Any of the circumstances described above may lead to further volatility in or disruption of the credit markets.

Other Events May Affect Your Investment. Moreover, other types of events may affect general economic conditions and financial markets and therefore may adversely affect the performance of the mortgage loans and the performance of the offered certificates:

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Wars, revolutions, insurrections, armed conflicts, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates.

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Trading activity associated with indices of commercial mortgage-backed securities may drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

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The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in current interest rates.

See “Risk Factors—Risks Related to the Offered Certificates—Limited Liquidity and Market Value May Adversely Affect Payments on Your Certificates” below.

Risks Related to the Mortgage Loans

Your Investment Is Not Insured or Guaranteed and Your Source for Repayments Is Limited to Payments Under the Mortgage Loans

Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender’s remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Those remedies may be insufficient to provide a full return on your investment.

The Repayment of a Commercial Mortgage Loan Is Dependent on the Cash Flow Produced by the Property Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

The mortgage loans are secured by various types of income-producing commercial and multifamily properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

100% of the mortgage loans were originated within the twelve (12) months prior to the cut-off date.  In addition, the mortgaged properties securing certain of the mortgage loans are newly constructed and/or recently opened.  Consequently, these mortgage loans do not have long-standing payment histories.  There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. See “Risk Factors—Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties” in the prospectus attached hereto as Exhibit A.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties. For example, in the case of the mortgaged property identified on Appendix I to this free writing prospectus as Brighton Shopping Center, securing approximately 1.6% of the initial pool balance, Best Buy is the third largest tenant, representing approximately 10.0% of the net square footage.  In addition, in the case of the mortgaged property identified on Appendix I to this free writing prospectus as Alexandria Commons, securing approximately 0.8% of the initial pool balance, Best Buy is the largest tenant, representing approximately 16.7% of the net square footage.  On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores by the end of 2013 and cut $800 million in costs by 2015. We cannot assure you that any such store will remain open for business or that the closing of any other Best Buy store will not impact other mortgaged properties in the mortgage pool.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property. See “—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” below.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of Our Other Trusts

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as “static pool information”). Because of the highly heterogeneous nature of the mortgaged properties securing the mortgage loans in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

 Certain Mortgage Loans Are Secured By Mortgaged Properties That Have a Limited Operating History or Do Not Have Historical Financial Information

The mortgaged properties securing certain of the mortgage loans are newly constructed, recently opened and/or recently acquired and, as such, have a limited operating history or do not have historical financial information. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Payments on Your Certificates

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason under their current use. For example:

●	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures;

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a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, such as use and other restrictions imposed by a condominium declaration or a related ground lease;

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certain properties may be subject to certain restrictions in order to remain eligible for low income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses;

●	zoning or other restrictions, including the designation of a property as a historical landmark, may prevent alternative uses;

●	movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters; and

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properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws, which may include non-operation of the subject property for a period of time.

In addition, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 460 Herndon Parkway, representing approximately 2.0% of the initial pool balance, Boeing and its affiliates lease approximately 82.2% of the net square footage, and the leased space was built out to accommodate such tenants’ requirements.

With respect to any such mortgaged properties, conversion could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. The liquidation value of such a mortgaged property may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses, and as a result, less funds would be available for distributions on your certificates.

Certain Risks of Movie Theater Tenants.  Certain of the mortgaged properties may include tenants that operate as movie theaters.  For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Dartmouth Mall, securing a mortgage loan representing approximately 5.2% of the initial pool balance, the third largest tenant, identified on Appendix I to this free writing prospectus as “AMC” and representing approximately 8.5% of the net square footage, operates as a movie theater. Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater and make it difficult to easily convert to another use.  Decreasing attendance at a theater could also adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy.

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants.  Certain of the mortgaged properties may include tenants that operate as health clubs, fitness centers or exercise studios.  For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Dartmouth Mall, securing a mortgage loan representing approximately 5.2% of the initial pool balance, the 4th largest tenant, identified on Appendix I to this free writing prospectus as “ClubFit” and representing approximately 4.3% of the net square footage, operates as a health club.  In addition, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Palm Court at Empire Center, securing a mortgage loan representing approximately 2.2% of the initial pool balance, the largest tenant, identified on Appendix I to this free writing prospectus as “24 Hour Fitness” and representing approximately 27.5% of the net square footage, also operates as a health club.  Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Retail Bank Branches.  Certain of the mortgaged properties may include tenants that operate as bank branches.  For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Apthorp Retail Condominium, securing a mortgage loan representing approximately 5.1% of the initial pool balance, the largest tenant, identified on Appendix I to this free writing prospectus as “JP Morgan Chase Bank” and representing approximately 55.8% of the net square footage, operates as a bank branch.  In addition, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Capital Center, securing a mortgage loan representing approximately 3.1% of the initial pool balance, the largest tenant, identified on Appendix I to this free writing prospectus as “Fifth Third Bank” and representing approximately 11.1% of the net square footage, operates as a bank branch. In addition, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Wake Forest University Charlotte Center, securing a mortgage loan representing approximately 2.7% of the initial pool balance, the largest tenant, identified on Appendix I to this free writing prospectus as “Bank of America” and representing approximately 90.1% of the net square footage, also operates as a bank branch.  Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures.  The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.  Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches.  Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate.  In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses.  As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified.  This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain Risks of Student Housing Facilities.  Certain of the mortgaged properties may be operated in whole or in part as student housing facilities.  For example, the mortgaged property identified on Appendix I to this free writing prospectus as Aspen Heights Auburn, securing a mortgage loan representing approximately 1.9% of the initial pool balance, is operated as a student housing facility.  Student housing facilities may be more susceptible to damage or wear and tear than other types of multifamily housing.  Such properties are also affected by their reliance on the financial well-being of the college or university to which such housing relates, competition from on-campus housing units (which may adversely affect occupancy), and the physical layout of the housing (which may not be readily convertible to traditional multifamily use).  Further, student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are often available for periods of less than 12 months.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender.

In addition, more time may be required to re-lease a larger tenant’s space, and substantial capital costs may be incurred to make the space appropriate for replacement tenants. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease or that if it fails to perform, a replacement tenant could be readily found. In particular, please see Appendix III to this free writing prospectus for more information on any of the mortgaged properties related to the twenty (20) largest mortgage loans in the mortgage pool.  Fifteen (15) of the mortgaged properties, representing approximately 2.4% of the initial pool balance by allocated loan amount, are entirely, or almost entirely, leased to a single tenant.   In addition, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Wake Forest University Charlotte Center, securing a mortgage loan representing approximately 2.7% of the initial pool balance, the largest tenant, identified on Appendix I to this free writing prospectus as “Bank of America,” represents approximately 90.1% of the net square footage,

Furthermore, some of the mortgaged properties have significant leases or a significant concentration of leases that expire before the maturity of the related mortgage loan. See Appendix I to this free writing prospectus for the lease expiration dates for each of the five (5) largest tenants by square footage with respect to each mortgaged property.  Even if none of the top five (5) tenants at a particular mortgaged property have leases that expire before the maturity of the related mortgage loan, there may be a significant percentage of leases at a particular mortgaged property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a mortgage loan. Eight (8) of the fifteen (15) largest mortgage loans, representing approximately 34.8% of the initial pool balance, are secured by mortgaged properties at which more than 50% of the leases by net rentable area expire during the term of the related mortgage loan.  We cannot assure you that such leases will be renewed or, even if renewed, will be renewed at the same rate.

In some cases the sole tenant or major tenant related to the borrower is physically occupying space related to its business; in other cases, the borrower tenant is a tenant under a master lease with the borrower, under which the affiliated tenant is obligated to make rent payments but does not physically occupy the related space at the mortgaged property. For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as 750 Eighth Avenue Retail Condominium, securing approximately 1.2% of the initial pool balance, the majority of the mortgaged property is occupied by the borrower, identified on Appendix I to this free writing prospectus as “750 Gifts LLC” and representing approximately 59.4% of the net square footage.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” for a description of “master leases.” There can be no assurance the space “leased” by this borrower affiliate will eventually be occupied by third party tenants.

Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date, and such expirations or terminations may not have been addressed by escrow requirements or other mitigating provisions. For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Wake Forest University Charlotte Center, securing approximately 2.7% of the initial pool balance, the lease of the largest tenant, identified on Appendix I to this free writing prospectus as “Bank of America,” expires prior to the maturity date of the related mortgage loan.  See also Appendix I to this free writing prospectus for the lease expiration date for each of the top five (5) tenants at each mortgaged property.

In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.  In these cases, an issue with a particular tenant could have a disproportionately large impact on the mortgage pool and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry or entity could also have a disproportionately large impact on the mortgage pool.

The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms.  In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Certain mortgage loans require reserves for tenant improvements and leasing commissions, which may serve to defray some of, but not necessarily all of, those costs.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

A Concentration of Mortgage Loans in the Mortgage Pool Increases the Sensitivity to Loss Which Could Reduce Payments on Your Certificates

The three (3) largest mortgage loans represent approximately 12.9%, 12.5% and 8.8%, respectively, of the initial pool balance.  The ten (10) largest mortgage loans in the aggregate represent approximately 57.0% of the initial pool balance.  Each of the other mortgage loans in the mortgage pool represents no more than approximately 2.0% of the initial pool balance.  See Appendix III to this free writing prospectus for more information on the twenty (20) largest mortgage loans.

A Concentration of Mortgage Loans with the Same or Related Borrowers Increases the Possibility of Loss on Those Mortgage Loans Which Could Reduce Payments on Your Certificates

Four (4) groups of mortgage loans, representing approximately 2.5%, 2.1%, 1.8% and 0.4% respectively, of the initial pool balance, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and, in general, have related mortgaged properties that are commonly managed.

Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

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financial difficulty at one mortgaged property could cause the owner to defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property;

●	the quality and experience of the persons or entities who control the borrower as operators of commercial real estate may affect all related mortgaged properties;

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the owner could attempt to avert foreclosure on one mortgaged property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans; and

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the bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans.

See “Risk Factors—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the prospectus attached hereto as Exhibit A.

A Concentration of Mortgaged Properties in a Limited Number of Locations May Adversely Affect Payments on Your Certificates

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors—e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect those mortgaged properties.

The mortgaged properties are located in twenty-four (24) different states.  Approximately 22.1%, 15.8%, 7.7%, 7.6%, 6.1%, 5.1% and 5.0% of the mortgaged properties, by allocated loan amount, are located in New York, Texas, Massachusetts, California, Tennessee, Florida and New Jersey, respectively; concentrations of mortgaged properties in other states do not exceed 4.6% of the initial pool balance.  Approximately 15.8%, 7.6%, 5.1%, 1.9%, 1.1% and 0.8% of the mortgaged properties by allocated loan amount are located in Texas, California, Florida, Alabama, Mississippi and Louisiana, respectively, and may be more susceptible to special hazards that may not be adequately covered by insurance (such as earthquakes, flooding and hurricanes).  The mortgage loans generally do not require any borrowers to maintain earthquake insurance.  Mortgaged properties located in coastal states, including, but not limited to, Texas, Florida, Alabama, Mississippi and Louisiana, also may be more generally susceptible to hurricanes.  Over the past several years, hurricanes in the Gulf Coast region of the United States have resulted in severe property damage as a result of the high winds and associated flooding.  The mortgage loans do not all require flood insurance unless the related mortgaged properties are in a flood zone and flood insurance is available.  We cannot assure you that any hurricane damage would be covered by insurance.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  We cannot assure you that the economies in such impacted areas would recover sufficiently to support income-

producing real estate at pre-event levels or that the costs of the related clean-up would not have a material adverse effect on the local or national economy.  If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

Some of the mortgaged properties are located in areas that based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards. would be considered secondary or tertiary markets.

See “Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the prospectus attached hereto as Exhibit A.

A Concentration of Mortgage Loans with the Same Property Types Increases the Possibility of Loss on Those Mortgage Loans Which Could Reduce Payments on Your Certificates

A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial pool balance by allocated loan amount:

●	retail properties represent approximately 32.6%;

●	office properties represent approximately 27.0%;

●	hospitality properties represent approximately 19.7%;

●	leased fee properties represent approximately 12.9%;

●	self storage properties represent approximately 2.6%;

●	multifamily properties represent approximately 2.4%;

●	manufactured housing properties represent approximately 2.3%; and

●	parking structure properties represent approximately 0.4%.

See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” and “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Retail Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Retail Properties

Forty-one (41) of the mortgaged properties, representing approximately 32.6% of the initial pool balance by allocated loan amount, are retail properties.  Certain other mortgaged properties, although not characterized as retail properties in this free writing prospectus, may have a retail component.  The quality and success of a retail property’s tenants significantly affect the property’s value.  The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns.  A borrower’s ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant’s sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store.  Additional factors that can affect the success of a retail property include rights that certain tenants may have to terminate their leases, the location of the subject property and the physical condition and amenities of the subject property in relation to competing buildings.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the prospectus attached hereto as Exhibit A.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property. Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on the related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. Eighteen (18) of the mortgaged properties, representing approximately 18.0% of the initial pool balance by allocated loan amount, are properties considered by the applicable mortgage loan seller to be leased in whole or in part to or are occupied by anchor tenants.

Many of the retail properties securing one or more mortgage loans also have shadow anchor tenants. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Several mortgaged properties securing mortgage loans in the mortgage pool have anchor tenants whose leases expire during the term of the related mortgage loan. Furthermore, there may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time because their leases or other operative agreements do not impose an obligation to remain open for business, or because such obligations have expired. There may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchors and/or major tenants are either not operated or fail to meet certain business objectives. See also “—The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties” and “—Risks of Lease Early Termination Options” in this free writing prospectus.

Competition May Adversely Affect the Performance of the Mortgaged Property. Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties securing mortgage loans included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties securing mortgage loans included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A Significant Concentration of Office Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Office Properties

Eleven (11) of the mortgaged properties, representing approximately 27.0% of the initial pool balance by allocated loan amount, are office properties. A large number of factors may affect the value of these office properties, including:

●	the quality of an office building’s tenants;

●
the diversity of an office building’s tenants, reliance on a single or dominant tenant or tenants in a volatile industry (e.g., technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

●	adverse changes in population, employment growth and patterns of telecommuting and sharing office spaces;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

●	the availability of parking;

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	the suitability of a space for re-leasing without significant build-out costs.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Included in the office properties referenced above is one (1) medical office property, which secures a mortgage loan representing approximately 0.7% of the initial pool balance. In addition, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Colonnade Office, securing a mortgage loan representing approximately 12.5% of the initial pool balance, the largest tenant, identified on Appendix I to this free writing prospectus as “USP Texas” and representing approximately 9.8% of the net square footage, operates as a medical office.  The performance of a medical office property may depend on the proximity of the property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a property with significant medical office tenants may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties may appeal to a narrow market of tenants and the value of such a property may be adversely affected by the availability of competing medical office properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments on Your Certificates” above.   See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Hospitality Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Hospitality Properties

Thirteen (13) of the mortgaged properties, representing approximately 19.7% of the initial pool balance by allocated loan amount, are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

●	location of property and proximity to transportation, major population centers or attractions;

●	adverse economic and social conditions, either local, regional, national or international which may limit the amount that can be charged for a room and reduce occupancy levels;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	franchise affiliation (or lack thereof);

●	limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over building could occur;

●	a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel;

●	changes in travel patterns, terrorist attacks, increases in energy prices, strikes, natural disasters, bad weather, relocation of highways or the construction of additional highways;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	suitability for a particular occupant or category of occupants;

●	building design and adaptability; and

●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions, natural disasters and competition more quickly than are other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property’s revenues, occupancy levels, room rates and operating expenses.

A hotel’s ability to attract customers and/or a portion of its revenues may depend on its having a liquor license. The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

The availability of competing hospitality properties may also have an effect on the financial performance of such mortgaged properties, and consequently, on the related borrower’s ability to repay its mortgage loan.  For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Ashford Hospitality Portfolio - Renaissance Nashville, securing a mortgage loan representing approximately 8.8% of the initial pool balance, a new 800-room Omni Hotel is scheduled to open later in 2013 in downtown Nashville and will be a direct competitor to the mortgaged property.

The Performance of a Hospitality Property Depends in Part on the Performance of its Franchisor or Management Company. A hotel property securing a mortgage loan may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence, reputation and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management agreement.

Certain franchise agreements or management agreements may expire during the term of the related mortgage loans or soon thereafter, and there can be no assurance that they can be renewed. For instance, the mortgaged properties identified on Appendix I to this free writing prospectus as Starkville Hospitality Portfolio – Comfort Suite Starkville and Starkville Hospitality Portfolio – Hampton Inn Starkville, collectively securing a mortgage loan representing approximately 1.1% of the initial pool balance, currently operate as a Comfort Suite branded property and a Hampton Inn branded property, respectively.  The related franchise agreements expire before the maturity of the related mortgage loan.

In addition, certain franchise agreements may not be automatically assignable to subsequent holders of the mortgage loan, and there can be no assurance that a future assignment of the franchise agreement will be approved by the franchisor. Further, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor and/or hotel managers.

Any provision in a franchise agreement or management agreement providing for termination because of the bankruptcy of a franchisor or manager generally will not be enforceable. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

In addition, the mortgaged property identified on Appendix I to this free writing prospectus as Boston Park Plaza, securing a mortgage loan representing approximately 1.9% of the initial pool balance, is not affiliated with a franchise under a franchise agreement.  The lack of a nationally recognized franchise may impact occupancy and revenue as the related mortgaged property does not have the benefit of a nationally linked reservation system or the marketing benefits which come from association with a nationally recognized franchisor.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus attached hereto as Exhibit A.

Mortgaged Properties with Condominium Ownership Could Adversely Affect Payments on Your Certificates

Five (5) of the mortgaged properties, representing approximately 14.6% of the initial pool balance by allocated loan amount, are secured by the related borrower’s fee simple interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium entity. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. There can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related condominium board. There can be no assurance that the related condominium board will always act in the best interests of the borrower under those mortgage loans. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. If an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, the lien is generally extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a loan secured by the borrower’s interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not secured by condominiums. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not secured by condominiums.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Apthorp Retail Condominium, representing approximately 5.1% of the initial pool balance, the related mortgaged property is subject to a condominium regime governed by a condominium board over which the borrower does not exercise control.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Boston Park Plaza, representing approximately 1.9% of the initial pool balance, the related mortgaged property is subject to a condominium regime that contains two units, one of which is the “Hotel Unit” and the other of which is the “Office Unit.” The collateral for the Boston Park Plaza mortgage loan as it relates to the Boston Park Plaza mortgaged property is only comprised of the “Hotel Unit”. The Boston Park Plaza condominium is governed by a board of four trustees, two from each of the two condominium units. The trustees are chosen and appointed by the respective owners of each of the units, and may be removed at any time by the applicable unit owner. Generally, all power and authority of the trust that governs the Boston Park Plaza condominium may only be exercised by a unanimous vote of all four trustees. The Boston Park Plaza loan condominium documents prohibit the condominium unit owners from instituting any action or proceeding for partition of the condominium.

For additional information related to the mortgaged properties primarily secured by the related borrower’s fee simple ownership interest in one or more condominium units, please see Appendix I to this free writing prospectus.

Leased Fee Properties Entail Risks that May Adversely Affect Payments on Your Certificates

One (1) of the mortgaged properties, representing approximately 12.9% of the initial pool balance by allocated loan amount, is comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements. The related leasehold estate is not included in the issuing entity and is operated as a hospitality property.

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such related borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the related borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and although the leasehold mortgage is generally subject and subordinate to the fee mortgage and the ground lease, the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interest in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “—A Significant Concentration of Hospitality Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Hospitality Properties” above.

A Significant Concentration of Self Storage Facilities in the Mortgage Pool Will Subject Your Investment to the Special Risks of Self Storage Facilities

Five (5) of the mortgaged properties, representing approximately 2.6% of the initial pool balance by allocated loan amount, are self storage facilities. Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units). No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self-Storage Facilities” in the prospectus attached hereto as Exhibit A.

A Significant Concentration Of Multifamily Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Multifamily Properties

Two (2) of the mortgaged properties, representing approximately 2.4% of the initial outstanding pool balance by allocated loan amount, are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building, such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities provided at the property;

●	the property’s reputation;

●	the level of mortgage interest rates and favorable income and economic conditions (which may encourage tenants to purchase rather than rent housing);

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties;

●	adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

●
the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business or industry) and requirements that tenants meet certain criteria (such as age restrictions for senior housing);

●
in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units (which may adversely affect occupancy), the physical layout of the housing (which may not be readily convertible to traditional multifamily use), and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	state and local regulations (which may limit the ability to increase rents);

●	government assistance/rent subsidy programs (which may influence tenant mobility); and

●	national, state or local politics.

State Regulation and Rent Control Ordinances May Affect a Borrower’s Ability to Repay its Multifamily Mortgage Loan. In addition to state regulation of the landlord tenant relationship, certain counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Limitations and Restrictions Imposed by Affordable Housing Covenants, Federal Housing Subsidies, Rent Stabilization Programs or Similar Programs May Result in Losses on Mortgage Loans. Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In certain cases, housing assistance program contracts may not be assigned to the related borrower or purchaser of the property until after the origination date of the mortgage loan. We cannot assure you that these contracts will ultimately be assigned. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	covenants that require a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Government Subsidies and Federal Statutes May Affect a Borrower’s Ability to Repay its Multifamily Mortgage Loan. Some of the mortgaged properties may have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the mortgaged property must have certain other characteristics consistent with government policy related to the applicable program. There is no assurance that such programs will be continued in their present form, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future, that the investors in such borrower will continue to receive the related tax benefit or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus attached hereto as Exhibit A.

Manufactured Housing Properties Have Special Risks

Three (3) of the mortgaged properties, representing approximately 2.3% of the initial outstanding pool balance by allocated loan amount, are manufactured housing properties. Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	restrictions on the age of tenants that may reside at the property; and

●	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing mortgaged properties may require that residents be 55 years of age or older, thereby limiting the potential tenant pool. The manufactured housing properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of such manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments on Your Certificates

Three (3) mortgaged properties, representing approximately 6.8% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the entire related mortgaged property.  One (1) mortgaged property, representing approximately 0.7% of the initial pool balance by allocated loan amount, is secured by both the fee and leasehold interest in the entire related mortgaged property, and we have treated that as simply encumbered fee interest. One (1) mortgaged property, representing approximately 0.7% of the initial pool balance by allocated loan amount, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant risk with respect to leasehold mortgage loans is that if the borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security interest in the leasehold estate. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the ground lease increases during the term of the lease. Any such increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Tenancies in Common, Delaware Statutory Trusts and Indemnity Deeds of Trust May Hinder Recovery

The borrowers under one (1) mortgage loan, representing approximately 0.4% of the initial pool balance, own the related mortgaged property as tenants in common.  In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  The related mortgage loan documents may provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy.  In addition, the related tenant-in-common borrower may have waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, any such waiver would be enforceable.  The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.  There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Certain of the mortgage loans may not expressly prohibit transfers of ownership interests in the related borrower to entities structured as tenants-in-common and/or Delaware statutory trusts, however, other conditions are typically required to be satisfied in connection with any such transfer, including, but not limited to one or more of the following: (i) that the lender receive rating agency confirmation in connection with such transfer; (ii) that the transferee be a special purpose entity; (iii) that the transferee be affiliated with the borrower; and/or (iv) that the lender or its counsel approve of the organizational documents of the transferee.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.

A Tenant Bankruptcy May Adversely Affect the Income Produced by a Mortgaged Property and May Adversely Affect the Payments on Your Certificates

Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property.

In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Section 365(e) of the bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s solvency, but the bankruptcy code allows the debtor to assume or reject or, subject to certain conditions, assume and assign to a third party, any unexpired lease in full (which, as a practical matter, may give the debtor leverage to seek amendments to the lease in order to avoid a rejection).  If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant.  The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.  If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

Under the Federal Deposit Insurance Act, upon the insolvency of certain banking institutions, the Federal Deposit Insurance Corporation would be appointed as receiver for such tenant and has the option to disaffirm any lease it determines to be burdensome if disaffirmance will permit the orderly administration of the failed bank.  In such event, where a bank was the lessee, damages would be limited to contractual rent accruing before the later of the date (i) the notice of disaffirmance was mailed by the Federal Deposit Insurance Corporation or (ii) the disaffirmance becomes effective, unless the lessor is in breach of the lease.  Upon such a disaffirmance, the landlord will also generally have a claim for unpaid rent due as the date of appointment of the receiver, subject to all defenses, and to the limitation on claims of the failed tenant’s creditors generally.  To the extent the landlord’s claim for past rent is unsecured, such claim may be further limited by the depositor preference provisions of the Federal Deposit Insurance Act that could cause the bulk of the failed tenant’s assets to be paid to depositors and the Federal Deposit Insurance Corporation as the subrogee of any depositors paid by the Federal Deposit Insurance Corporation in its capacity as insurer.

See “Risk Factors—Tenant Bankruptcy Adversely Affects Property Performance” in the attached prospectus.

Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the certificates.

100% of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed.

If the foregoing environmental site assessments revealed any such circumstances or conditions with respect to the related mortgaged property, then generally, with certain exceptions, one or more of the following was the case:

●	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

●
if the only environmental condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the environmental site assessment recommended only the implementation of an operations and maintenance program, which the related borrower is required to do;

●
the identified environmental condition was remediated, abated or contained in all material respects and, if and as appropriate, a no further action, completion or closure letter was obtained from the applicable governmental regulatory authority (or such governmental authority listed the condition as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required);

●	the related mortgaged property is insured under a qualified policy of insurance against certain losses arising from such circumstances or conditions;

●
a party not related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition; or

●	a party related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects is required to take action.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Polk Street, representing approximately 0.5% of the initial pool balance, a portion of the related mortgaged property was previously operated as a dry cleaning facility, and the environmental assessment indicated the prior on-site use of perchloroethylene at the mortgaged property.  The borrower is required to obtain an environmental insurance policy with respect to the mortgaged property.  In addition, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Mayfair Shopping Center, representing approximately 0.3% of the initial pool balance, a portion of the related mortgaged property was previously operated as a dry cleaning facility, and the environmental assessment indicated the presence of vinyl chloride in one groundwater sample that exceeded regional (but not state) screening level thresholds.  An environmental insurance policy is in place with respect to the mortgaged property.  In addition, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Felicita Center, representing approximately 0.2% of the initial pool balance, a portion of the related mortgaged property was previously operated as a gas station, which had an unauthorized release of petroleum in 1991.  The County of San Diego Department of Environmental Health has indicated that it intends to make a determination that no further action is required at the site.  The lender held back $100,000 at the origination of such mortgage loan, to be released upon receipt of a no further action letter.

We cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates. Under various United States federal, state, local and municipal environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability. Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems Associated with Mold May Affect the Value of a Mortgaged Property and/or Lead to an Increased Risk of Issuing Entity Liability. Problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although, in general, the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of any existing mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property.

Environmental Assessments May Delay Recovery on a Mortgaged Property. Before the special servicer acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the issuing entity will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

You May Experience a Loss If a Borrower is Unable to Repay Its Loan on Its Maturity Date, and the Risk of Non-Payment is Greater for Balloon Loans

100% of the mortgage loans are balloon loans.  For purposes of this free writing prospectus, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s respective anticipated repayment date (in the case of a loan having an anticipated repayment date) or maturity date. One (1) of these balloon loans, representing approximately 12.9% of the initial pool balance, is a mortgage loan that has an anticipated repayment date and provides for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity (also referred to in this free writing prospectus as an “ARD loan”).  ARD loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan’s stated maturity date) upon which such increases occur.  Also included in the mortgage pool are four (4) mortgage loans, representing approximately 16.6% of the initial pool balance, that currently provide for monthly payments of interest only for their respective terms, and seventeen (17) mortgage loans, representing approximately 33.7% of the initial pool balance, that currently provide for monthly payments of interest only for a portion of their respective terms ranging from twelve (12) months to sixty (60) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully amortizing mortgage loans.  With respect to the mortgage loans secured by the mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee and Boston Park Plaza, representing approximately 12.9% and 1.9% of the initial pool balance, respectively, such balloon risk is enhanced by the existence of a pari passu companion loan that is also secured by such mortgaged property.  We cannot assure you that each borrower will have the ability to repay the outstanding principal balance of the applicable mortgage loan on the pertinent date, especially under a scenario where interest rates are higher than when such mortgage loan was originated.  A borrower’s ability to repay a mortgage loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan. Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date will likely extend the weighted average life of your certificates.

See “—The Repayment of a Commercial Mortgage Loan Is Dependent on the Cash Flow Produced by the Property Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates” and “Risk Factors—Risks Related to Market Conditions—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” above and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” in this free writing prospectus.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates

Each of the mortgaged properties identified on Appendix I to this free writing prospectus as Milford Plaza Fee and Boston Park Plaza, representing approximately 12.9% and 1.9%, respectively, of the initial pool balance by allocated loan amount, also secures a related companion loan, which related companion loans have outstanding principal balances as of the cut-off date of $110,000,000 and $94,604,804, respectively.  Each such companion loan is pari passu in right of payment with the related mortgage loan.

Four (4) mortgage loans, representing approximately 12.4% of the initial pool balance, have subordinate debt currently in place.  Seven (7) mortgage loans, representing approximately 12.8% of the initial pool balance, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties either without prior lender approval or upon the satisfaction of certain conditions.

With respect to three (3) mortgage loans, representing approximately 12.0% of the initial pool balance, the related sponsors or their affiliates have entered into mezzanine financing that is secured by pledges of the equity interests in the related mortgage borrower and indirectly by other interests owned by the related sponsors, which other interests do not represent ownership interests in the related mortgaged property.  The holders of each related mortgage loan and mezzanine loan have entered into a related intercreditor agreement that governs the rights and duties of such parties.  With respect to seven (7) mortgage loans, representing approximately 12.8% of the initial pool balance, the related sponsors are permitted to enter into future mezzanine financing that is secured by a pledge of some or all of the equity interests in the related borrower; provided that certain debt service coverage ratio and/or loan-to-value ratio tests, as well as other related conditions, are satisfied.  See “Mortgage Loan No. 3 – Ashford Hospitality Portfolio” and “Mortgage Loan No. 6 – Capital Center” on Appendix III to this free writing prospectus for a description of the future mezzanine financing permitted with respect to the related mortgage loans.

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the issuing entity if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan and, to the extent set forth in any related intercreditor agreement, will include special servicing fees, liquidation fees and other additional trust fund expenses. Such purchase price generally does not include a yield maintenance charge or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance charge or prepayment premium. In addition, if the holder of the subordinate or mezzanine loan is not obligated to pay some or all of the aforementioned fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such party’s purchase option may result in a loss to the trust in the amount of those fees and additional expenses.

Holders of subordinate debt may also have the right to replace the manager of the related mortgaged property, to approve annual budgets, to approve certain material amendments to the related mortgage loan documents and, in certain cases, replace the special servicer with respect to the related mortgage loan. We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower.

Further, a third party may have, or may be permitted in the future to have, a preferred equity interest in the related borrower, entitling it to a specified rate of return on its equity investment. For example, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Marsh Landing Office Building, which represents approximately 0.4% of the initial pool balance, Property Holdings, LLC has a preferred equity interest in the related borrower secured by a pledge that will be subject to a full subordination and standstill agreement.  As of the cut-off date, the outstanding principal balance of the investment is $1,285,000, together with accrued and unpaid interest of $1,608,508.58.  The rate of return on the preferred equity investment is 10%, and the investment is coterminous with the related mortgage loan.  In addition, the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Boston Park Plaza, which represents approximately 1.9% of the initial pool balance, permits the creation of preferred equity in the existing Boston Park Plaza mezzanine loan borrower subject to various conditions in relation to a renovation of such mortgaged property.  A preferred equity investor may also be entitled to consent with respect to certain major decisions relating to the management of the related borrower and may be permitted to cause the managing member of the borrower to enter into a sale of the related mortgaged property. Preferred equity interests may subject the borrower to the same risks and difficulties associated with other types of additional financing on or related to the mortgaged property.  See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus.

Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property. In addition, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has or guarantees one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the issuing entity is subjected to certain risks, including:

●	the borrower may have difficulty servicing and repaying multiple loans;

●
the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower’s ability to repay any balloon payment due under the mortgage loan at maturity or on its anticipated repayment date;

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property; and

●
the existence of such debt effectively reduces the equity owners’ economic stake in the related mortgaged property and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus.

Actions Taken by Other Lenders in a Subordinate or Mezzanine Financing May Affect the Security Available to the Issuing Entity. If the borrower, or its constituent members, is obligated to another lender, actions taken by other lenders could impair the security available to the issuing entity. If another lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by another lender, the issuing entity’s ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and has agreed that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II to this free writing prospectus.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Adversely Impact Repayment of the Related Mortgage Loan

Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay a sale of real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	reduce the amount of principal due and owing under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the terms of the mortgage loan, including the repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy estate or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will also stay the lender from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

See also, “—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates” above and “Risk Factors—Tenant Bankruptcy Adversely Affects Property Performance” in the prospectus attached hereto as Exhibit A.

Bankruptcy or Other Proceedings Related to the Sponsor of a Borrower May Adversely Affect the Performance of the Related Mortgage Loan

Certain of the mortgage loans may have sponsors or borrowers that have previously filed bankruptcy or have been subject to foreclosure actions, which in some cases may have involved the same property that currently secures the mortgage loan.  In most, but not all cases, the related entity or person has emerged from bankruptcy or, in the case of previous foreclosure actions, is generally, but not in all cases, not permitted to directly or indirectly manage the related borrower.

However, we cannot assure you that any such sponsors or borrowers will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the properties will be sufficient to fully fund such reserves. See Appendix I to this free writing prospectus for additional information with respect to the reserves established for the mortgage loans.

Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.

In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower.  One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus attached hereto as Exhibit A.

The Operation of Commercial Properties Is Dependent Upon Successful Management

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management-intensive than properties leased to creditworthy tenants under long-term leases. A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

Many of the mortgaged properties are managed by affiliates of the related borrower, which may not manage properties for non-affiliates. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans may permit the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger (in some cases, subject to lender approval).

With respect to the fifteen (15) mortgaged properties that are each leased to a single tenant (representing in the aggregate approximately 2.4% of the initial pool balance by allocated loan amount), several of such properties are leased under a net lease pursuant to which the tenant is responsible for all aspects of property management, and as a result there is no management agreement in place with respect to such properties. In addition, the mortgaged property identified on Appendix I to this free writing prospectus as Boston Park Plaza, securing a mortgage loan representing approximately 1.9% of the initial pool balance, is not affiliated with a franchise under a franchise agreement.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

The Benefits of Multi-Property or Portfolio Mortgage Loans May Be Limited

The mortgage pool includes five (5) mortgage loans, representing approximately 13.6% of the initial pool balance, secured by multiple mortgaged properties (other than through cross-collateralization of a mortgage loan with other mortgage loans).  These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances if:

●	one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

●
the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged real property or properties to be encumbered by a lien benefiting the other borrowers; or

●	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

Among other things, a legal challenge to the granting of the liens may focus on:

●	the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property; and

●	the overall cross-collateralization.

If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower’s respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to such cross-collateralization.

In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The foregoing mortgage loans may be secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	a title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your certificates.

Mortgaged Properties Securing the Mortgage Loans That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Payments on Your Certificates

Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates.  At origination of the mortgage loans, the mortgage loan originators took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, all applicable zoning, land-use and building ordinances, rules, regulations, and orders.  Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants’ reports and/or representations by the related borrower in the related mortgage loan documents.  These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee, securing a mortgage loan representing approximately 12.9% of the initial pool balance, such mortgaged property is currently subject to certain municipal violations which are the obligation of the hotel tenant under the hotel lease to cure.  Such mortgaged property is also legal non-conforming, and while a material portion of the improvements may not be able to be restored following a casualty affecting over 75% of the mortgaged property, after applying the proceeds of applicable law and ordinance insurance coverage (including the cash value of any proceeds applicable to the portion of the improvements which cannot be restored (and the resultant paydown of the mortgage loan with such proceeds)), no material adverse effect should occur.  In addition, the mortgaged property identified on Appendix I to this free writing prospectus as Ashford Hospitality Portfolio - Westin Princeton Forrestal, securing a mortgage loan representing approximately 2.6% of the initial pool balance, is a conforming use but is legally non-complying with respect to current bulk regulations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. In some cases, permitted nonconforming uses and/or structures may be subject to the effects of zoning compliance requirements that are not casualty-related, such as the lifting of a parking compliance moratorium. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur or if a mortgaged property, as rebuilt for a conforming use, is less valuable or generates less revenue. In such cases, the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower’s right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates

Certain Risks Are Not Covered Under Standard Insurance Policies. The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California, Florida, the Gulf Coast of the United States and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase their cost.

As a result of these factors, the amount available to make distributions on your certificates could be reduced.

Terrorism Insurance May Not Be Available or Adequately Insure Against Risks of Terrorism and Similar Acts. After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans). To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program the federal government shares the risk of loss associated with certain future terrorist acts. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007. The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism for any program year, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by a program extension at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also voided.

There can be no assurance that upon the expiration of the Terrorism Insurance Program subsequent terrorism insurance legislation will be enacted. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance. In addition, the provisions of any such legislation may include changes from the existing legislation.

To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of that commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism. Additionally, certain mortgage loans are secured by mortgaged properties for which coverage for acts of terrorism is required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied. In both cases, if those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

See the summaries of the ten (10) largest mortgage loans on Appendix III to this free writing prospectus for additional detail regarding terrorism and insurance risks relating to the mortgaged properties securing certain of those mortgage loans.

Certain Other Risks Related to Casualty and Casualty Insurance

The loan documents for each mortgage loan generally require that (A) “special form” (formerly known as “all-risk”) or “fire and extended perils coverage” insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Certain mortgage loans require that the related mortgaged property be covered by windstorm coverage in an amount that is at least equal to the probable maximum loss as determined by a reputable, independent firm. Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the “actual cash value” of the property, which is generally equal to the replacement cost of the property less physical depreciation. The determination of “actual cash value” is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the “actual cash value” of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the “actual cash value” is lower, and the mortgaged property is not restored, only the “actual cash value” will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan, which may adversely affect payments on your certificates.

In addition, certain leases may provide that they are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.  Lease terminations in such circumstances may impair the ability of the related borrower to repay the related mortgage loan and adversely affect payments on your certificates.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties, including mortgaged properties securing fourteen (14) of the fifteen (15) largest mortgage loans in the mortgage pool, representing approximately 61.8% of the initial pool balance, are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.  In addition, with respect to some of the mortgaged properties, a tenant or an affiliate of the related borrower is permitted to provide self-insurance against risks.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs.  Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on the Property

Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as integrity of the buildings and other improvements on the mortgaged property, including, structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, any such report represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the mortgage loan seller’s satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition.  No additional property inspections were conducted by us in connection with the issuance of the certificates.  In addition, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee, representing approximately 12.9% of the initial pool balance, the related mortgaged property is comprised solely of a fee interest in land, which is subject to a ground lease granted by the borrower to another party.  Such other party owns the related improvements, and as a result, no inspection was conducted with respect to such mortgaged property.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties may be currently undergoing or may undergo in the future redevelopment or renovation.  For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Ashford Hospitality Portfolio - Renaissance Nashville, securing a mortgage loan representing approximately 6.1% of the initial pool balance,  a portion of the existing Nashville Convention Center, which is attached to such mortgaged property, is scheduled for renovation into general purpose meeting space.   There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

If the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the issuing entity may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information,” underwritten net cash flow means cash flow (including in certain instances any cash flow from master leases and interest guarantees) adjusted based on a number of assumptions and subjective judgments used by the mortgage loan sellers.  Some assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels, and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator, the trustee or the custodian have control.  In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements.  If ultimately proven erroneous, such assumptions could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this free writing prospectus.  No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows.  You should review the types of assumptions described below and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

The underwritten net cash flow and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases that are not yet in place or on tenants that may have signed a lease or lease amendment expanding its space but are not yet in occupancy, in operation and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Palm Court at Empire Center, the largest tenant, identified on Appendix I to this free writing prospectus as “24 Hour Fitness” and representing approximately 27.5% of the net square footage, has signed the lease and taken possession of its space, but is currently renovating its space and has not yet commenced operations.

The amounts representing net operating income and underwritten net cash flow are not a substitute for, or an improvement upon, net income (as determined in accordance with generally accepted accounting principles) as a measure of the results of the mortgaged property’s operations, or a substitute for cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction. 100% of the mortgage loans have appraisals dated within the twelve (12) months prior to the cut-off date.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than another appraiser. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount that could be obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

The Timing of Mortgage Loan Amortization May Cause Increased Pool Concentration, Which May Adversely Affect Payments on Your Certificates

As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphanumeric order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

The Operation of the Mortgaged Property Following Foreclosure of the Mortgage Loan May Affect the Tax Status of the Issuing Entity and May Adversely Affect Payments on Your Certificates

If the issuing entity acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying “rents from real property” will subject the issuing entity to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. “Rents from real property” do not include any rental income based on the net profits derived by any person from such property or allocable to a non-customary service. The special servicer may permit the issuing entity to earn such income, but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes. Any such taxes may reduce net proceeds available for distribution to the certificateholders.

Tenant Leases May Have Provisions That Could Adversely Affect Payments on Your Certificates

In certain jurisdictions, if a tenant lease is subordinate to the lien created by the mortgage and does not contain attornment provisions which require the tenant to recognize a successor owner (following foreclosure) as landlord under the lease, such lease may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to such a tenant, such mortgaged property could experience a further decline in value if such tenant’s lease were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties may not be subordinate to the related mortgage, in which case the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property. In addition, if the lease contains provisions inconsistent with the mortgage (e.g., with respect to the application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., an option to purchase the mortgaged property or a related right of first refusal), the provisions of the lease will control.

Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants or certain third parties a right of first offer or right of first refusal with respect to, or an option to purchase, all or a portion of the mortgaged property. Such provisions, if not waived or subordinated, may impede the lender’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price. The following are examples of mortgage loans with associated purchase options, rights of first offer or rights of first refusal, as applicable:

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee, representing approximately 12.9% of the initial pool balance, the hotel tenant (the sole tenant of the fee property) has an option to purchase the borrower’s fee interest in the property.  Such purchase option is subordinate to the mortgage; however, the lender will be required to deliver a release of the lien of the mortgage upon receipt of the lesser of (a) $325,000,000 and (b) the outstanding principal amount of the related loan pair at that time.  Neither the related borrower nor the related guarantor will be relieved from any obligations on the mortgage loan if such release price is insufficient to repay the mortgage loan debt in full.

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Colonnade Office, representing approximately 12.5% of the initial pool balance, (i) the largest tenant, identified on Appendix I to this free writing prospectus as “USP Texas” and representing approximately 9.8% of the net square footage, has a right of first refusal to lease certain space located on the 13th floor of one of the buildings comprising the mortgaged property and a right of first offer to lease any space on or above the 9th floor of such building, (ii) the second largest tenant, identified on Appendix I to this free writing prospectus as “Zurich” and representing approximately 7.4% of the net square footage, has a right of first refusal to lease any of the contiguous space on the 7th, 10th, 12th and/or 13th floors of one of the buildings comprising the mortgaged property and (iii) the third largest tenant, identified on Appendix I to this free writing prospectus as “Hilton” and representing approximately 7.4% of the net square footage, has a right of first refusal to lease any of the space known as Suite 800.

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Capital Center, representing approximately 3.1% of the initial pool balance, the largest tenant, identified on Appendix I to this free writing prospectus as “Fifth Third Bank” and representing approximately 11.1% of the net square footage, has a right of first offer to lease the 11th floor of the north building at the mortgaged property.

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Wake Forest University Charlotte Center, representing approximately 2.7% of the initial pool balance, the largest tenant, identified on Appendix I to this free writing prospectus as “Bank of America” and representing approximately 90.1% of the net square footage, has, so long as it continues to lease at least 100,000 rentable square feet, a right of first offer to expand into any space that becomes available.  If the tenant occupies less than 100,000 rentable square feet, the tenant will only have such right with respect to available contiguous space.  If the tenant declines to exercise the right of first offer and the landlord thereafter receives a bona fide offer to lease such space, the tenant will have a right of first refusal to lease such space on terms offered by (or to) the new prospective tenant.

Risks of Lease Early Termination Options

Leases often give tenants the right to terminate the related lease or abate or reduce the related rent:

●	if the landlord/borrower of the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases;

●	if the landlord/borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;

●	if the related landlord/borrower fails to provide a designated number of parking spaces;

●
if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the landlord/borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property;

●
upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the landlord/borrower fails to rebuild such mortgaged property within a certain time;

●	if a tenant’s use is not permitted by zoning or applicable law; or

●	if the landlord/borrower defaults on its obligations under the lease.

In each identified instance the borrower may have interests adverse to the lender, and we cannot assure you that the landlord/borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property. Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related landlord/borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations. We cannot assure you that all or any of the landlords/borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

In addition, it is common for non-anchor tenants at anchored or shadowed anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the landlord’s/borrower’s ability to meet its obligations under the related loan documents. If an anchor tenant goes dark, generally the landlord’s/borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time. See “—The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties” above.

Certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if such tenants fail to meet certain sales targets or other business objectives for a specified period of time or if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property.  In certain cases, the related tenant may be permitted to terminate its lease in its sole discretion without any such triggers. For example:

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Colonnade Office, securing a mortgage loan representing approximately 12.5% of the initial pool balance, (i) the second largest tenant, identified on Appendix I to this free writing prospectus as “Zurich” and representing approximately 8.1% of the net square footage, has the right to terminate its lease effective on the last day of the ninetieth (90th) or one hundred twenty-fifth (125th) month of the lease term by giving nine (9) months’ prior notice and paying a termination fee equal to a prorated portion of the borrower’s leasing costs, (ii) the third largest tenant, identified on Appendix I to this free writing prospectus as “Hilton” and representing approximately 7.4% of the net square footage, has the right to terminate its lease effective January 30, 2019 by giving nine (9) months’ prior notice and paying a termination fee equal to the present value of the rent payable for the remainder of the lease term, and (iii) the fifth largest tenant, identified on Appendix I to this free writing prospectus as “Source Direct” and representing approximately 4.6% of the net square footage, has the right to terminate its lease effective the last day of the ninety-fourth (94th) month of the lease term by giving nine (9) months’ prior notice and paying a termination fee of $1,440,040.62.

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Capital Center, securing a mortgage loan representing approximately 3.1% of the initial pool balance, (i) the third largest tenant, identified on Appendix I to this free writing prospectus as “Frost Brown Todd” and representing approximately 8.7% of the net square footage, has the right to terminate its lease at the end of the 5th lease year (which commences in January 2014) upon the payment of a termination fee of $1,101,492 plus any unamortized costs (at 8% interest), and (ii) the fifth largest tenant, identified on Appendix I to this free writing prospectus as “Feiwell & Hannoy Professional Corporation” and representing approximately 5.0% of the net square footage, has the right to terminate its lease effective October 31, 2015 upon nine months’ prior notice and the payment of unamortized tenant improvement and leasing commission expenses.

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Wake Forest University Charlotte Center, securing a mortgage loan representing approximately 2.7% of the initial pool balance, the largest tenant, identified on Appendix I to this free writing prospectus as “Bank of America” and representing approximately 90.1% of the net square footage, has an option, without payment of any fee or penalty, to delete from the premises effective as of the last day of the fifth lease year, all or a portion of the fifth floor of the building upon at least 12 months’ prior notice.

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Palm Court at Empire Center, securing a mortgage loan representing approximately 2.2% of the initial pool balance, the third largest tenant, identified on Appendix I to this free writing prospectus as “TJ Maxx” and representing approximately 8.3% of the net square footage, has the right to terminate its lease immediately preceding the fifth (5th) lease anniversary if its gross sales during the third lease year are less than $5,250,000.

Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations or otherwise.  For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Capital Center, securing a mortgage loan representing approximately 3.1% of the initial pool balance, the fourth largest tenant, identified on Appendix I to this free writing prospectus as “Indiana Secondary Market for Education Loans” and representing approximately 5.2% of the net square footage, is a government sponsored tenant.  See Appendix I to this free writing prospectus for an identification of any government sponsored tenant that constitutes one of the five (5) largest tenants (or, if applicable, the single tenant) at any mortgaged property.

In addition, certain mortgaged properties may have tenants that are charitable or other non-profit institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

In general, the related mortgage loan sellers have underwritten the mortgage loans with lease expiration dates matching the related early termination option date. However, any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be re-let. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers and the transfer or pledge of less than a controlling portion of the partnership, members’ or other non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates related to the business of or arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Cobblestone Court, representing approximately 0.8% of the initial pool balance, the loan sponsors have guaranteed certain other mortgage loans not included in the mortgage pool.  Such other mortgage loans have defaulted and, in connection with a workout thereof, the loan sponsors pledged certain indirect equity interests in the Cobblestone Court mortgage loan borrower to the related creditors.  On the origination date, the Cobblestone Court mortgage loan borrower reserved $707,910.33 to offset claims expected to be sought against the loan sponsors.  However, there can be no assurance that such reserves will be sufficient to offset the loan sponsors’ liabilities or that any such reserves will be sufficient to remedy any deficiency with respect to the Cobblestone Court mortgage loan.

Any such litigation or proceedings could adversely impact the related borrower’s ability to meet its obligations under the related mortgage loan and, as a result, have a material adverse effect on your certificates.

In addition, certain of the borrower sponsors, property managers, affiliates thereof and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property.  In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction.  There can be no assurance that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the trust in the future upon any attempt by the special servicer to enforce the mortgage loan documents.  Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. See also “—Bankruptcy or Other Proceedings Related to the Sponsor of a Borrower May Adversely Affect the Performance of the Related Mortgage Loan” herein.

Further, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans.  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements.

Some of these programs or arrangements may be scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on its mortgage loan.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.  The termination of any such program could affect the ability of the related borrower to repay the related mortgage loan.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing, who receive a tax credit allocation from the state tax credit allocating agency. The total amount of tax credits to which the property owner is entitled is based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the mortgage loans have been allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

The Mortgage Loans Have Not Been Reunderwritten By Us

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines. Instead, we have relied on the representations and warranties made by the related sponsor and the remedies for breach of a representation and warranty, as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this free writing prospectus.

If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process would have revealed problems with a mortgage loan not covered by a representation or warranty or would have revealed inaccuracies in the representations and warranties. See “—Risks Related to the Offered Certificates—Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” below, and “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this free writing prospectus.

A review of the mortgage loans in the pool has been conducted by the mortgage loan sellers as required by Rule 193 under the Securities Act of 1933. As part of such review, each mortgage loan seller and/or one of the underwriters on their behalf engaged a third party accounting firm to compare certain information set forth in this free writing prospectus against certain source documents and engaged one or more law firms to review certain loan and asset information. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” in this free writing prospectus.

Risks Related to Conflicts of Interest

Conflicts of interest may have an adverse effect on your certificates. Each of the following relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Various Certificateholders

The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. During any Subordinate Control Period, the controlling class representative will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement (other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable, and other than with respect to any non-serviced mortgage loan). At any given time, the controlling class representative will be controlled generally by the holders of the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal balance (as notionally reduced by any appraisal reductions allocable to such class) at least equal to 25% of the initial certificate principal balance of such class, and such holders may have interests in conflict with those of the holders of the other certificates. In addition, during any Subordinate Control Period (other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable, and other than with respect to any non-serviced mortgage loan) the controlling class representative will have the right to advise the special servicer, or will otherwise have approval rights, with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any certificateholder. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the issuing entity may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the issuing entity than would have been realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.  With respect to any non-serviced mortgage loan serviced pursuant to the pooling and servicing agreement for another securitization, similar conflicts of interest may arise with respect to the controlling class representative, master servicer and special servicer under such securitization.

The master servicer or the special servicer or an affiliate of either of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. In addition, under certain circumstances the master servicer or the special servicer may be entitled to purchase defaulted mortgage loans and/or REO property from the issuing entity as described in this free writing prospectus. Under such circumstances, the master servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates and/or the issuing entity. In addition, the master servicer and the special servicer will service loans other than those included in the issuing entity in the ordinary course of their business. In these instances, the interests of the master servicer or the special servicer, as applicable, and their respective clients may differ from and compete with the interests of the issuing entity, and their activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity notwithstanding the fact that the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer or the special servicer, as applicable.

Conflicts of Interest of the Trust Advisor

The trust advisor will be required to review certain asset status reports and certain other information, and subject to certain conditions, meet on an annual basis during any Collective Consultation Period and any Senior Consultation Period with the special servicer. During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties. In addition, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property, provided that with respect to any A/B whole loan or loan pair, the related B note holder or serviced companion loan holder is not the directing holder with respect to such A/B whole loan or loan pair, as applicable. In acting as trust advisor, the trust advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, all of the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “Servicing of the Mortgage Loans—The Trust Advisor” in this free writing prospectus.  Although the trust advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard.  In addition, the trust advisor will have no obligations or responsibilities with respect to any non-serviced loan combination.

Notwithstanding the foregoing, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the trust advisor or any of its affiliates holds certificates. Each of these relationships may create a conflict of interest.

In the normal course of conducting its business, the trust advisor and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the controlling class representative or affiliates of any of those parties.  These relationships may continue in the future.  Each of these relationships, to the extent they exist, may pose a conflict of interest for the trust advisor.

The trust advisor or its affiliates service or special service, and are expected to continue to service or special service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the trust advisor, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the trust advisor.

Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative (during any Subordinate Control Period and, in any event, subject to the rights of any A/B whole loan directing holder or any loan pair directing holder to the extent set forth in the related intercreditor agreement), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some of the classes of certificates. The controlling class representative will be controlled by the controlling class certificateholders. The controlling class representative may have interests in conflict with those of the other certificateholders. As a result, it is possible that the controlling class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard, the REMIC provisions, the terms of the mortgage loan documents or the related intercreditor agreement. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus, the special servicer may be removed, with or without cause, by the controlling class representative (during any Subordinate Control Period) or by the holders of 75% of the voting rights of the certificates (during any Collective Consultation Period and any Senior Consultation Period). See “Servicing of the Mortgage Loans—The Controlling Class Representative” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus.  With respect to any non-serviced mortgage loan serviced pursuant to the pooling and servicing agreement for another securitization, similar conflicts of interest may arise with respect to the controlling class representative under such securitization.  The controlling class representative under such securitization will be entitled to direct the related special servicer pursuant to provisions substantially similar to those described above.

Each certificateholder (by its acceptance of its certificates) acknowledges and agrees that (i) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates may each have special relationships and interests that conflict with those of holders of the other classes of certificates; (ii) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates may act solely in the interests of the Control Eligible Classes (or any of them); (iii) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates do not have any duties to the issuing entity or to the holders of any class of certificates; (iv) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates may take actions that favor interests of the Control Eligible Classes (or any of them) over the interests of the holders of one or more other classes of certificates; (v) none of the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates shall have any liability whatsoever to the issuing entity, the other parties to the pooling and servicing agreement, the certificateholders or any other person (including any borrower under a mortgage loan) for having acted in accordance with or as permitted under the terms of the pooling and servicing agreement and this paragraph; and (vi) the certificateholders may not take any action whatsoever against the controlling class representative, the controlling class, any holder of a Control Eligible Certificate or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the controlling class representative, the controlling class, and/or the holders of the Control Eligible Certificates, as applicable, having acted in accordance with the terms of and as permitted under the pooling and servicing agreement and this paragraph.

Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment

With respect to any A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the holder of the related B note or serviced companion loan will be the initial A/B whole loan directing holder or loan pair directing holder, as applicable. In connection with the servicing of a mortgage loan that is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, such directing holder will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to certain material servicing actions including foreclosing on and liquidating mortgaged properties. In connection with the servicing of a mortgage loan that is part of an A/B whole loan or loan pair, the master servicer and the special servicer may, at the direction of the applicable directing holder, take actions with respect to such mortgage loan that could adversely affect the holders of some of the classes of certificates. Unless otherwise set forth in the related intercreditor agreement, the directing holder with respect to an A/B whole loan or loan pair will not have any duties to the holders of any class of certificates. As a result, it is possible that such a directing holder may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. In addition, to the extent set forth in the related intercreditor agreement, the special servicer with respect to an A/B whole loan or loan pair may be removed with or without cause by the related directing holder. See “Servicing of the Mortgage Loans—The Controlling Class Representative,” “Servicing of the Mortgage Loans—The Special Servicer” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder for any A/B whole loan or loan pair: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests, without regard to your interests; (iii) does not have any duties to any other person, including the holders of any class of certificates; (iv) may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.

Conflicts Between Certificateholders and the Holders of Subordinate Notes or Mezzanine Notes

Pursuant to the terms of the related co-lender or intercreditor agreements, neither the master servicer nor special servicer may enter into material amendments, modifications or extensions of a mortgage loan without the consent of the holder of the related subordinate or mezzanine note, subject to the expiration of the subordinate or mezzanine note holder’s consent rights. The holders of the subordinate or mezzanine notes (or their respective designees) may have interests in conflict with those of the certificateholders. As a result, approvals to proposed actions of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some of the classes of certificates.

Conflicts Between Borrowers and Property Managers

It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

Conflicts Between the Issuing Entity and the Mortgage Loan Sellers

The activities of the mortgage loan sellers, and their affiliates or subsidiaries, may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers, or their affiliates or subsidiaries, may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may also arise between the issuing entity and each of the mortgage loan sellers, or their affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real estate if those mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the controlling class, the mortgage loan seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

In addition, any subordinate or pari passu indebtedness secured by the related mortgaged property, and any existing and/or future mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of the affected mortgage loans or affiliates or subsidiaries thereof.  For example, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee, representing approximately 12.9% of the initial pool balance, Morgan Stanley Mortgage Capital Holdings LLC will, as of the closing date, hold the related serviced companion loan.  The holders of any such indebtedness or mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

Additionally, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity. Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

The mortgage loan sellers, the sponsors and their respective affiliates expect to derive ancillary benefits from this offering, and their respective incentives may not be aligned with those of purchasers of the certificates. In particular, the mortgage loan sellers, the sponsors and their respective affiliates expect to receive compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of certificates and, accordingly, such parties may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans. The benefits to the mortgage loan sellers, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other mortgage loans been selected.

In addition, the mortgage loan sellers originated or purchased the mortgage loans in order to securitize them by means of a transaction such as the offering of the certificates. A completed sale of the certificates to third parties would reduce the mortgage loan sellers’ and their respective affiliates’ exposure to the risk of ownership of the mortgage loans, and would effectively transfer such risk of ownership to the purchasers of the certificates.

Furthermore, the mortgage loan sellers and their affiliates may benefit from a completed sale of the certificates because the sale would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the mortgage loan sellers and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of similar assets or securities held on their balance sheet.

Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (collectively referred to as the Underwriter Entities) may result in certain conflicts of interest. The Underwriter Entities may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as certificateholder, including voting, providing consents or otherwise, will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell the certificates.

Certain activities and interests of the Underwriter Entities will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals. As such, the Underwriter Entities actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the certificates.

The Underwriter Entities and their respective clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates or credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates. Such transactions may result in Underwriter Entities and/or their clients having long or short positions in such instruments. Any short positions will increase in value if the related securities or other instruments decrease in value. In conducting such activities, none of the Underwriter Entities has any obligation to take into account the interests of the certificateholders or holders of B notes or serviced companion loans or any possible effect that such activities could have on them. The Underwriter Entities and their respective clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of B notes or serviced companion loans.

The Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction contemplated by this free writing prospectus or in related transactions (including assisting clients in further purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development and enable them to obtain additional business and generate additional revenue.

In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the custodian, the trust advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the custodian, the trust advisor or the trustee or to direct their actions.

Furthermore, the Underwriter Entities may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the mortgage loan sellers or sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the Underwriter Entities, on the one hand, and the issuing entity, on the other hand. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley Mortgage Capital Holdings LLC, a sponsor, a mortgage loan seller and an originator. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, National Association, a sponsor, a mortgage loan seller and an originator.

Conflicts in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Control Eligible Certificates was given the opportunity by the mortgage loan sellers to perform due diligence on the mortgage loans originally identified by the mortgage loan sellers for inclusion in the issuing entity, and may have been given the opportunity to request the removal or re-sizing of, or the modification of the expected repayment dates or other features of, some or all of the mortgage loans. The mortgage pool as originally proposed by the mortgage loan sellers may have been adjusted based on some of these requests, if any were made.

We cannot assure you that you or another investor would make the same requests to modify the original pool as the anticipated initial investor or that the final pool if influenced by the anticipated initial investor’s feedback would not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates. Because of the differing subordination levels, the anticipated initial investor has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the anticipated initial investor but that does not benefit other investors. In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The anticipated initial investor performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. Investors are not entitled to rely on in any way the anticipated initial investor’s acceptance of a mortgage loan. The anticipated initial investor’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The anticipated initial investor in the Control Eligible Certificates or its designee is expected to constitute the initial controlling class representative. The controlling class representative will have certain approval rights and rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Because the incentives and actions of that anticipated initial investor may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Conflicts May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of an A/B Whole Loan or Loan Pair

With respect to an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the holder of the related B note or serviced companion loan will be entitled, under certain circumstances, to remove the special servicer under the pooling and servicing agreement for the A/B whole loan or loan pair and appoint a successor special servicer for the A/B whole loan or loan pair. The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holder of the related B note or serviced companion loan or other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus for a description of these rights to terminate a special servicer.

Conflicts Between Certificateholders and Holders of Serviced Companion Loans or B Notes

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee, representing approximately 12.9% of the initial pool balance, Morgan Stanley Mortgage Capital Holdings LLC will, as of the closing date, hold the related serviced companion loan.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The interests of the holder of any related serviced companion loan or B note (or its designee) entitled to exercise various rights with respect to the servicing of a mortgage loan and the related serviced companion loan or B note, as applicable, may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates.  No certificateholder may take any action against any holder of a serviced companion loan or B note (or its designee) for having acted solely in its respective interest.

Other Conflicts

The special servicer (or any prospective replacement special servicer) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a B note holder, a serviced companion loan holder and/or other persons or certificateholders who have the right to remove the special servicer (but may not enter into such arrangements with the trust advisor or any affiliate thereof), to provide for a discount and/or revenue sharing with respect to certain special servicer compensation in consideration of or as a condition of, among other things, the special servicer’s appointment or replacement as special servicer under the pooling and servicing agreement and, with respect to any A/B whole loan or loan pair, under the related intercreditor agreement. Any such party may further consider any such economic arrangements with the special servicer or a prospective replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of the certificateholders or any group of certificateholders. A primary servicer or the master servicer may enter into an agreement with a mortgage loan seller or sponsor to purchase the servicing rights to related mortgage loans and/or the right to be appointed as the primary servicer or master servicer with respect to such mortgage loans. A mortgage loan seller, sponsor or directing holder may consider the economic arrangement with the servicer in entering into any decision to appoint such servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders.

Risks Related to the Offered Certificates

Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates

As described in this free writing prospectus, the rights of the holders of each class of subordinate certificates, and the Class PST Certificates in respect of its various components, to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation and to the rights of the holders of the Class PST Certificates in respect of any components thereof having an earlier alphabetical designation.  Losses (other than losses attributable to trust advisor expenses) on the mortgage loans will be allocated to the Class J, Class H, Class G, Class F, Class E and Class D Certificates, the Class C and Class PST Certificates (pro rata based on their respective percentage interests in the Class C trust component), the Class B and Class PST Certificates (pro rata based on their respective percentage interests in the Class B trust component) and the Class A-S and Class PST Certificates (pro rata based on their respective percentage interests in the Class A-S trust component), in that order, reducing amounts otherwise payable to each such class or the Class PST Certificates, as applicable.  Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL regular interest (to which the Class A-3FL and Class A-3FX Certificates relate), pro rata, and, solely with respect to losses of interest, to the Class X-A and Class X-B Certificates, in proportion to the amounts of interest distributable on or the principal balances of, as applicable, those certificates. Notwithstanding the foregoing, losses attributable to trust advisor expenses will not be allocated to the Control Eligible Certificates.

Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. See “Material Federal Income Tax Consequences—Original Issue Discount” in this free writing prospectus.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to us if the applicable mortgage loan seller’s representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan.  Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.  There can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution and neither we nor any of our affiliates (except, in certain circumstances, for Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates.  They do not relieve you or the issuing entity of the risk of defaults and losses on the mortgage loans.  In addition, any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the trust to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this free writing prospectus.

Your Lack of Control Over the Issuing Entity Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “Servicing of the Mortgage Loans—General” in this free writing prospectus. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee, the custodian or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

During any Subordinate Control Period, the controlling class representative will have the right to replace the special servicer with or without cause. During any Collective Consultation Period and any Senior Consultation Period, the holders of at least 25% of the voting rights of the certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if within one hundred eighty (180) days of the initial request for that vote the holders of at least 75% of the voting rights of the certificates, vote affirmatively to so replace. Notwithstanding the foregoing, in the case of an A/B whole loan or loan pair, for so long as the holder of the related B note or serviced companion loan is the directing holder with respect to such A/B whole loan or loan pair, and to the extent set forth in the related intercreditor agreement, only the holder of such B note or serviced companion loan, as applicable, may replace the special servicer for such A/B whole loan or loan pair, as applicable, without cause. See “Servicing of the Mortgage Loans—The Controlling Class Representative,” “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

In addition, although there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no control or consultation rights over actions by the special servicer during any Subordinate Control Period. In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders. You should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Furthermore, each non-serviced mortgage loan is serviced pursuant to a separate pooling and servicing agreement, and certificateholders will have no right to make, or consult in respect of, decisions with respect to the administration of such non-serviced mortgage loan; however, the issuing entity will be entitled to exercise all rights of the non-controlling note holder to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Boston Park Plaza Non-Serviced Loan Combination—The Boston Park Plaza Intercreditor Agreement.”

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate principal balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the trust advisor only, certain voting rights will also be reduced by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Rights of the Trust Advisor, the Controlling Class Representative and Any Directing Holder Could Adversely Affect Your Investment

During any Subordinate Control Period, in connection with certain material servicing actions with respect to the mortgage loans (other than with respect to any non-serviced mortgage loan or any A/B whole loan or loan pair (to the extent set forth in the related intercreditor agreement and for so long as the holder of the related B note or serviced companion loan is the directing holder with respect to such A/B whole loan or loan pair)), the special servicer generally will be required to obtain the consent of the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer generally will be required to consult the trust advisor and, only during any Collective Consultation Period, the controlling class representative, in each case on a non-binding basis, in connection with certain material decisions with respect to the mortgage loans (other than with respect to any non-serviced mortgage loan or any A/B whole loan or loan pair (to the extent set forth in the related intercreditor agreement)). These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “Servicing of the Mortgage Loans—The Controlling Class Representative” and “—The Trust Advisor” in this free writing prospectus for a list of actions and decisions requiring consultation with the trust advisor and consultation with or the consent of the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of certificates.

See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Trust Advisor” and “—Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment” for a discussion of certain conflicts of interest of the controlling class representative and the trust advisor.

Reimbursement of Trust Advisor Expenses Could Reduce Payments on the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX, Class A-4, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates

As described elsewhere in this free writing prospectus, in general, unless your certificates are Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX, Class A-4, Class X-A or Class X-B Certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the certificates with a more senior payment priority (as described under “Description of the Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus) than your class and to those of the holders of Class PST Certificates in respect of the components thereof with a more senior payment priority (as described under “Description of the Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus) than your class.  However, the Control Eligible Certificates will not provide subordination to the more senior classes of certificates in the event of losses incurred by the issuing entity due to reimbursement of trust advisor expenses (other than the trust advisor fee). Therefore, amounts that might otherwise be distributable in respect of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX, Class A-4, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates may be used to reimburse trust advisor expenses in full without any corresponding reduction to amounts payable to the Control Eligible Certificates. See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates,” “Description of Certificates—Distributions—Allocation of Trust Advisor Expenses,” “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount” and “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

The Yield on Your Certificates Will Be Affected By the Price at Which the Certificates Were Purchased and the Rate, Timing and Amount of Distributions on Your Certificates

The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate (or, in the case of a Class PST Certificate, for the respective components comprising such certificate);

●
the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties or in connection with an optional termination of the issuing entity) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate principal balance or notional amount of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Collection Account of Nonrecoverable Advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

●	the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this free writing prospectus;

●	the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

●
the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller’s material breach of representations and warranties or material defects in a mortgage loan’s documentation, or purchases by a mezzanine holder, a B note holder or a serviced companion loan holder pursuant to a purchase option. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit are applied to the outstanding principal balance of such mortgage loans.

The yield on each class of certificates with (or evidencing an interest in a trust component with) a pass-through rate limited by, equal to or based on the weighted average net interest rate of the pool of mortgage loans could (and in the case of each class of certificates with (or evidencing an interest in a trust component with) a pass-through rate equal to or based on the weighted average net interest rate of the pool of mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. Such pass-through rates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur. In addition, because some mortgage loans will amortize their principal more quickly than others, any such pass-through rate may fluctuate over the life of your certificates. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The Class X-A Certificates will not be entitled to distributions of principal but instead will accrue interest on their Notional Amount.  Because the Notional Amount of the Class X-A Certificates is based upon the outstanding Certificate Principal Balances of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, the Class A-S trust component and the Class A-3FL regular interest, the yield to maturity on the Class X-A Certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the Mortgage Loans to the extent allocated to the classes of certificates and, without duplication, trust components and regular interest whose Certificate Principal Balances comprise the related Notional Amount.  A rapid rate of principal prepayments, liquidations and/or principal losses on the Mortgage Loans could result in the failure to recoup the initial investment in the Class X-A Certificates.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate. In general, if you buy an offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If the rate of principal prepayments on the mortgage loans is very high, holders of certificates purchased at a premium might experience yields that are lower, and potentially substantially lower, than anticipated. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest any resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates. Conversely, delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, and more particularly the order in which principal payments are made on the respective classes of certificates with certificate principal balances.

Reimbursements to the master servicer, special servicer or the trustee for nonrecoverable advances or workout delayed reimbursement amounts, or to the trust advisor for certain expenses in accordance with the pooling and servicing agreement, may reduce the amount of principal available to be distributed on your certificates and could extend the weighted average life of your certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or, if permitted, generally require the payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or that the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lock-out periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer or special servicer to enforce the related provisions;

●	the failure to meet certain requirements for the release of escrows/reserves that result in a prepayment;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Variability in the Amounts and Enforcement of Yield Maintenance Charges and Prepayment Premiums May Affect the Yield to Maturity on Your Certificates. Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a casualty or condemnation unless an event of default has occurred and is continuing or (ii) in connection with the resolution of a specially serviced mortgage loan. In addition, certain mortgage loans may allow for all or a portion of the outstanding principal amount to be prepaid, without any prepayment premium or yield maintenance charge, if any insurance proceeds or condemnation awards are applied against the outstanding principal amount of the loan. In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the issuing entity, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Further, the holder of the related B note or serviced companion loan in an A/B whole loan or loan pair will or, in the case of a mortgage loan with a corresponding mezzanine loan, the related mezzanine lender may, have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or premium charges. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium; (ii) involuntary prepayments or repurchases will not occur; or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable, or may be deemed usurious, in some states and under federal bankruptcy law, regardless of whether the prepayment is voluntary or involuntary. We cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge and therefore unenforceable under applicable law or public policy or usurious.

In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this free writing prospectus.

See Appendix I to this free writing prospectus for a description of the various prepayment provisions.

Losses on the Mortgage Loans; Variability of Yield

The yield to maturity on the offered certificates will be sensitive in varying degrees (with the Class C Certificates and the Class PST Certificates (to the extent they represent an interest in the Class C trust component) being the most sensitive) to the default and loss experience on or in respect of the mortgage loans and to the timing of any such defaults or losses (including collateral support deficits).  The rights of the holders of any class of offered certificates, other than the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4 and Class X-A Certificates, to receive distributions in respect of the mortgage loans will generally be subordinate to the rights of the holders of the Class A-3FL, Class A-3FX and Class X-B Certificates and various classes of offered certificates as described under “Description of the Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus.  See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates” above.  Although the Class R Certificates are generally subordinate to the other certificates, the Class R Certificates do not have certificate principal balances and do not provide any material protection to the holders of the other certificates against losses and other shortfalls in collections on the mortgage loans.  Investors in the offered certificates should consider the risk that losses on or in respect of the mortgage loans could result in the failure of such investors to fully recover their initial investments.

The yield to maturity on the offered certificates will also be affected by the rate and timing of principal payments (including by reason of principal prepayments, defaults and liquidations) on or in respect of the mortgage loans and the application of such payments to reduce the certificate principal balances or notional amounts of such certificates.  The yield to maturity on the Class X-A Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of the mortgage loans, and investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the mortgage loans (and correspondingly, of the aggregate notional amount of their certificates) could result in the failure of such investors to recoup their initial investment.  As described herein, distributions of principal generally will not be made on any class of subordinate certificates until the aggregate certificate principal balance of each class of certificates, if any, with an earlier alphabetical class designation is reduced to zero (subject to the Class A-S Certificates being subordinate to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX, Class A-4, Class X-A and Class X-B Certificates and further subject to the allocation of payments and losses to the Class PST Certificates, which will be allocated in respect of the Class PST Components, pro rata with each class of the Class A-S, Class B and Class C Certificates to the extent of their respective percentage interests in the Class A-S, Class B and Class C trust components).  For instance, distributions of principal will not be made on the Class E Certificates until the aggregate certificate principal balance of the Class D Certificates is reduced to zero.  The allocation to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates for so long as they are outstanding, of all principal payments on or in respect of the mortgage pool will have the effect of accelerating the amortization of such certificates relative to the actual amortization of the mortgage pool, while increasing (in the absence of losses on the mortgage loans) the proportionate interest evidenced by the subordinate certificates in the mortgage pool, which is intended to preserve the availability of the subordination provided by such subordinate certificates to such certificates and will cause the certificate principal balances of such subordinate certificates to decline more slowly than would be the case if holders of such subordinate certificates received their proportionate share of principal payments on or in respect of the mortgage pool.  As a result, the weighted average lives of such subordinate certificates will likely be longer than otherwise would be the case, and the performance characteristics of such subordinate certificates will be different from other mortgage pass-through certificates that do not disproportionately allocate principal payments on or in respect of the underlying mortgage assets according to the certificate class.  With respect to each class of offered certificates (other than the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4 and Class X-A Certificates) being offered at a discount from its aggregate certificate principal balance, prospective investors should strongly consider the effects of the foregoing on their anticipated yields to maturity.

For an additional discussion of factors affecting the Class X-A Certificates, see “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates” herein.  For an additional discussion of factors affecting yield, see “Yield, Prepayment and Maturity Considerations” herein and “Yield Considerations” in the attached prospectus.

The Exchangeable Certificates Are Subject to Additional Risks

The characteristics of the Class PST Certificates, which are referred to as exchangeable certificates, will reflect the aggregate characteristics of the Class A-S, Class B and Class C Certificates, which are also referred to as exchangeable certificates.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●
A certificateholder who desires to exchange Class A-S, Class B and Class C Certificates for Class PST Certificates must own Class A-S, Class B and Class C Certificates in an “Exchange Proportion” (as described in the bullet below) at the time of any proposed exchange.  A certificateholder who desires to exchange Class PST Certificates for Class A-S, Class B and Class C Certificates would generally be entitled to receive Class A-S, Class B and Class C Certificates in an Exchange Proportion.

●
An “Exchange Proportion” consists of Class A-S, Class B and Class C Certificates with original certificate principal balances (regardless of current certificate principal balance) that represent approximately 46.04%, 36.69% and 17.27%, respectively, of the aggregate original certificate principal balances of all Class A-S, Class B and Class C Certificates involved in the exchange.

●
A certificateholder that owns exchangeable certificates and desires to make an exchange, but does not own exchangeable certificates that collectively are in the necessary proportions of original certificate principal balances to make the desired exchange, may be unable to obtain other exchangeable certificates sufficient to compose such an exchange proportion or may be able only to exchange the portion (if any) of its Exchangeable Certificates that represents an Exchange Proportion.  Other certificateholders may be unwilling to sell their certificates at reasonable prices (or at any price) or may be unable to sell their certificates, or certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market.  Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

●
Exchanges will not be permitted from and after the date when the Class A-S trust component (and therefore the Class A-S Certificates and the Class PST Component A-S of the Class PST Certificates) has been retired as a result of such class being paid all interest and principal on such class in full.

●	Exchanges will not be permitted from and after any date when any class of exchangeable certificates ceases to be maintained in book-entry form.

●	Exchangeable certificates may only be held in authorized denominations.

See “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus and “Description of the Certificates—Depositable and Exchangeable Certificates” in the attached prospectus for further details.

Release of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this free writing prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix I to this free writing prospectus. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower is generally required (among other things) to pay a release price, which in some cases does not include a prepayment premium or yield maintenance charge on all or a portion of such payment. Any such prepayment may adversely affect the yield to maturity of your certificates. See “—The Yield on Your Certificate Will Be Affected By the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on Your Certificate” in this free writing prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Partial Releases Other Than in Connection with Defeasance” and Appendix I to this free writing prospectus for further details regarding the various release provisions.

You Bear The Risk of Borrower Defaults

The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of your certificates:

●	the aggregate amount of distributions on them;

●	their yields to maturity;

●	their rates of principal payments; and

●	their weighted average lives.

The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be generally subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation (subject to the allocations of payments and losses to the Class PST Certificates, which will be allocated in respect of the Class PST Components, pro rata with each of the Class A-S, Class B and Class C Certificates to the extent of their respective percentage interests in the related trust components). See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates” above.

If losses on the mortgage loans exceed the aggregate certificate principal balance of the classes of certificates (or related Class PST Components) subordinated to a particular class (or, in the case of the Class A-S, Class B or Class C Certificates, such class of certificates and any related Class PST Component), that particular class (and any related Class PST Component) will suffer a loss equal to the full amount of that excess up to the outstanding certificate principal balance of such class (and Class PST Component, as applicable).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain scenarios, such yield could be negative. In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

Furthermore, if principal and interest advances and/or servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the certificates for the current month.

Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder

In connection with the making of any material decisions or the taking of any material actions with respect to a mortgage loan that is part of an A/B whole loan or loan pair, or the taking of certain specified actions that would constitute major decisions with respect to the servicing of such mortgage loan, the special servicer will, to the extent set forth in the related intercreditor agreement, be required to obtain the consent of the related directing holder. These actions and decisions may include, among others, certain modifications to such mortgage loan, including modifications, foreclosure or comparable conversion of the related mortgaged properties, sales of such mortgage loan or related REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses, budget approvals, escrow releases, property alterations, replacement of the property manager, debt service coverage ratio determinations and the determination, declaration or waiver of an event of default. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that is part of an A/B whole loan or loan pair that could adversely affect the interests of investors in one or more classes of certificates. In addition to the foregoing consent rights, a directing holder may have the right to (i) replace the special servicer with respect to the related A/B whole loan or loan pair at any time with or without cause and/or (ii) exercise a right to cure defaults and/or purchase the related mortgage loan after the mortgage loan becomes a defaulted mortgage loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” for a more complete list of actions and decisions with respect to the A/B whole loans and loan pairs requiring the consent of the related directing holder and a description of the rights of the related directing holder.

Any sale of a mortgage loan that is part of an A/B whole loan or loan pair by the special servicer will not terminate or otherwise limit the payment, servicing, intercreditor and other rights of the holder of the related B note or serviced companion loan. The attendant constraints on a prospective purchaser’s ability to control the servicing or special servicing, including the workout, foreclosure or other resolution of the related A/B whole loan or loan pair, may adversely affect the ability of the special servicer to sell the related mortgage loan after a loan default. In addition, the net proceeds of any such sale that does occur may be substantially less than would have been realized if the mortgage loan were not part of an A/B whole loan or loan pair.

Interest on Advances and Compensation to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payments on Your Certificates

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, if applicable, will be entitled to receive interest at the “prime rate,” as published in the Wall Street Journal, on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan. This interest may be offset in part by default interest, late payment charges and excess liquidation proceeds paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive reimbursement for an advance with interest on such advance or special servicing compensation is senior to the rights of certificateholders to receive distributions on the certificates. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on your certificates.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the issuing entity. The certificates will not represent an interest in, or obligation of, the mortgage loan sellers or sponsors, the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the custodian, any affiliate of any of the foregoing, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates would receive if all principal and interest payments were made on the mortgage loans.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the insolvency of a mortgage loan seller, a sponsor or the depositor, or a receivership or conservatorship of Morgan Stanley or Bank of America Corporation, it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

The transfer of mortgage loans by Bank of America, National Association in connection with this offering is not expected to qualify for the securitization safe harbor (referred to herein as the FDIC Safe Harbor) adopted by the FDIC for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6 (referred to herein as the Rule)). We cannot assure you that the FDIC, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claims.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (OLA) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. In January 2011, the current (and then-acting) general counsel of the FDIC issued an opinion in which he expressed his view that the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company prior to the end of the applicable transition period to be set forth in future regulations of the FDIC, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The general counsel indicated he would recommend to the Board of Directors of the FDIC that such regulations set forth a transition period of at least 90 days. If, however, the FDIC were to disregard or differently interpret the FDIC general counsel’s opinion, delays or reductions in payments on the certificates could occur.

Limited Liquidity and Market Value May Adversely Affect Payments on Your Certificates

The mortgage-backed securities market has recently experienced disruptions resulting from reduced investor demand and increased yield requirements for those securities. As a result, the secondary market for mortgage-backed securities experienced extremely limited liquidity. These conditions may continue or worsen. Accordingly, it is possible that for some period of time investors who desire to sell their certificates in the secondary market may have to sell at a discount from the price paid for reasons unrelated to the performance of the certificates or the mortgage loans. See “Risk Factors—Risks Related to Market Conditions—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus.

In addition to the lack of liquidity due to market disruptions, there is currently no secondary market for your certificates and your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association. While we have been advised by each underwriter that it currently intends to make a market in the certificates, none of the underwriters is obligated to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates, market perceptions of risks associated with commercial mortgage lending and trading activity associated with indices of commercial mortgage-backed securities. No representation is made by any person or entity as to what the market value of any certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the recent past been volatile and offered very limited liquidity.

In addition, you will generally have no redemption rights, and the certificates will be subject to early retirement only under certain specified circumstances described in this free writing prospectus. See “Description of the Offered Certificates—Optional Termination” in this free writing prospectus.

The liquidity of the certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities.” See “Legal Investment” in this free writing prospectus and in the attached prospectus.

In addition, the existence of any right of first refusal or purchase option in favor of any directing holder with respect to a mortgage loan (or related property) that is part of an A/B whole loan or loan pair, or any right of first refusal or purchase option in favor of any third party with respect to any other mortgage loan (or related property) could impede or otherwise adversely affect the ability of the special servicer to sell any such defaulted mortgage loan or the related REO property in a market bidding process, or to obtain competitive bids with respect thereto. In the event a lower price is obtained then would otherwise have been obtained without the existence of the right of first refusal or purchase option, the resulting loss could adversely affect payments on your certificates.

Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates

We make no representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates. These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding certificate principal balance, if any, of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates was determined on the basis of criteria established by the rating agencies engaged by the depositor. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities are not, in all cases, correct.

Certain Adverse Changes May Affect Ratings of the Offered Certificates. We are not obligated to maintain any particular rating with respect to any class of offered certificates. Changes affecting the mortgaged properties, the mortgage loan sellers or sponsors, the trustee, the certificate administrator, the custodian, the master servicer, the special servicer, the trust advisor or another person, or changes to ratings criteria in response to legislative and regulatory initiatives or legal actions directed against the rating agencies, may have an adverse effect on any ratings of the offered certificates, and thus on the liquidity, market value and regulatory characteristics of the offered certificates, although such adverse changes would not necessarily be an event of default under the applicable mortgage loan. See “Ratings” in this free writing prospectus.

In addition, a ratings downgrade of any class of offered certificates by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates. See “Certain ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Unsolicited Ratings and the Selection and Qualification of Rating Agencies Rating the Offered Certificates May Impact the Value of the Offered Certificates.  Other nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be lower than those ratings assigned by DBRS, Inc., Kroll Bond Rating Agency, Inc. or Moody’s Investors Service, Inc.  The issuance of unsolicited ratings on one or more classes of the offered certificates that are lower than such ratings may impact the liquidity, market value and regulatory characteristics of that class of offered certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six (6) nationally recognized statistical rating organizations and, based on preliminary feedback from those rating agencies at that time, the depositor selected DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the offered certificates due in part to those agencies’ initial subordination levels for the various classes of offered certificates.  Had the depositor selected any of such other rating agencies to rate the offered certificates, we cannot assure you as to the ratings that any such rating agency would have ultimately assigned to the offered certificates.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that one or more of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

IRS Revenue Procedure 2009-45 has made it easier for a servicer to modify a commercial mortgage loan held by a REMIC. In general, if a servicer reasonably believes there is a “significant risk” that a mortgage loan will default and that a modification can substantially reduce that risk, then such servicer may make the modification without jeopardizing the classification of any REMIC as a REMIC for tax purposes and without subjecting any REMIC to a tax on prohibited transactions. The modification may, however, affect ultimate recovery on the mortgage loan and the amount, timing and tax character of the payments due on the mortgage loan and on one or more classes of certificates.

Changes to the REMIC regulations, which were finalized in 2009, and IRS Revenue Procedure 2010-30 have also made it easier for a servicer to modify a commercial mortgage loan held by a REMIC. Under the changed regulations, even if a servicer allows a modification of the collateral or credit enhancement for a loan or allows a recourse loan to become a nonrecourse loan (or vice versa), the modified loan will still be a “qualified mortgage” for REMIC purposes provided the mortgage loan remains “principally secured” by real property after the modification. Ordinarily, a mortgage loan is principally secured by an interest in real property so long as the mortgage loan has a loan-to-value ratio that does not exceed 125%. Whether a loan remains principally secured must be proven by an appraisal or other commercially reasonable valuation method.

Revenue Procedure 2010-30 states circumstances in which the IRS will not challenge the treatment of a mortgage loan as a “qualified mortgage” for REMIC purposes on the grounds that the mortgage loan is not principally secured by an interest in real property, following a release of liens on some or all of the real property securing the mortgage loan. Under REMIC regulations, a mortgage loan must continue to be “principally secured by an interest in real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by an interest in real property. If the value of the real property securing a mortgage loan declines, complying with the rules of Revenue Procedure 2010-30 may restrict a servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would have a loan-to-value ratio greater than 125%.

The changed regulations and revenue procedures could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates. Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential change to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the certificates (other than the Class R Certificates) may be treated as stock interests in those associations and not as debt instruments. The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the depositor, the trustee, the certificate administrator, the custodian, the sponsors, a related borrower or a mortgaged property are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the custodian, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction and/or may attempt to impose penalties for failure to file such returns, and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the underwriters, the sponsor, the related borrower, the trustee, the certificate administrator, the custodian, the trust advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Article 122a of European Union Directive 2006/48/EC Could Adversely Affect the Liquidity of Your Certificates

Article 122a of European Union Directive 2006/48/EC (as implemented by the Relevant Member States of the EEA) (CRD) applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014. Article 122a restricts an EEA regulated credit institution and consolidated group affiliates thereof (an Affected Investor) from investing in a securitization (as defined by the CRD) unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a net economic interest of not less than 5 percent in that securitization in the manner contemplated by Article 122a. Article 122a also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, among other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis. Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant Affected Investor.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by investment firms, EEA insurance and reinsurance undertakings, UCITS funds and investment funds managed by EEA alternative investment fund managers.

Neither the mortgage loan sellers nor any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by Affected Investors for the purposes of their compliance with Article 122a. This may have a negative impact on the regulatory capital position of Affected Investors and on the value and liquidity of the offered certificates in the secondary market.  Affected Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions, or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell such certificates in the secondary market. For example:

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments. No such regulations have yet been proposed or adopted. When such regulations are proposed or adopted, investments in commercial mortgage-backed securities by such institutions may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in or treatment of commercial mortgage-backed securities for regulatory capital purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading  in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not yet adopted.  The Volcker Rule and the regulations adopted thereunder may restrict certain purchases or sales of securities generally (including commercial mortgage-backed securities) and derivatives by banking entities if conducted on a proprietary trading basis.

CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS

From time to time we use capitalized terms in this free writing prospectus, including in the appendices to this free writing prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in this free writing prospectus. See “Index of Significant Terms”.

FORWARD LOOKING STATEMENTS

This free writing prospectus also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of a variety of factors, including the risks described above in the “Risk Factors” section and elsewhere in this free writing prospectus.

TRANSACTION PARTIES

The Sponsors, Mortgage Loan Sellers and Originators

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH“), is a sponsor of this transaction and is one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. MSMCH is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS). Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. The executive offices of MSMCH are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia. MSMCH originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its commercial mortgage loan securitizations. MSMCH originated or purchased all of the mortgage loans it is selling to the depositor.

MSMCH’s Commercial Mortgage Securitization Program

MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ,” “HQ” and “TOP,” typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans were included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the five years ending on December 31, 2012.

Period	Total MSMCH Mortgage Loans (1) (2)	Total MSMCH Mortgage Loans Securitized with Affiliated Depositor (2)	Total MSMCH Mortgage Loans Securitized with Non-Affiliated Depositor (2)	Total MSMCH Mortgage Loans Securitized (2)
Year ending December 31, 2012	4.7	2.7	0.2	2.9
Year ending December 31, 2011	4.7	2.9	0.0	2.9
Year ending December 31, 2010	2.1	0.0	0.0	0.0
Year ending December 31, 2009	0.0	0.0	0.0	0.0
Year ending December 31, 2008	0.6	0.2	0.0	0.2

(1)
Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties

(2)	Approximate amounts show in billions of dollars

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

MSMCH’s Underwriting Standards

Overview. MSMCH’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by MSMCH. Therefore, this general description of MSMCH’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated or purchased by it (or on its behalf) complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of an MSMCH mortgage loan, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each MSMCH mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of MSMCH. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “— Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties) although forms of leases would typically be reviewed.

A member of the MSMCH deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The MSMCH deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with MSMCH’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. MSMCH’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and MSMCH’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. The debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Appendix I hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this free writing prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that MSMCH or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. MSMCH’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the UW NCF DSCR set forth in this free writing prospectus and Appendix I to this free writing prospectus reflect a calculation of both the interest only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements. MSMCH may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, MSMCH may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all MSMCH commercial mortgage loans.

Generally, MSMCH requires escrows as follows:

●
Taxes. An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●
Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12th of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●
Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●
Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●
Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●
Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH mortgage loans, please see Appendix I to this free writing prospectus.

Zoning and Land Use. With respect to each mortgage loan, MSMCH and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, MSMCH may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and MSMCH or its counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. MSMCH requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the MSMCH mortgage loans, MSMCH generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●
Appraisal. MSMCH generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by MSMCH to assess the value of the property. Each report is reviewed by MSMCH or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this free writing prospectus for illustrative purposes only.

●
Environmental Report. MSMCH generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by MSMCH. MSMCH or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when MSMCH or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the engineer conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, the Phase I or Phase II assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●
Physical Condition Report. MSMCH generally obtains a current physical condition report for each mortgaged property prepared by a structural engineering firm approved by MSMCH to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. MSMCH, or an agent, typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, MSMCH often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. MSMCH also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●
Seismic. MSMCH generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, MSMCH may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. One or more of MSMCH’s mortgage loans may vary from the specific MSMCH underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of MSMCH’s mortgage loans, MSMCH or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH mortgage loans was originated with any material exceptions from MSMCH’s underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this free writing prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH mortgage loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database of information (the “MSMCH Securitization Database“) obtained in connection with the origination of the MSMCH mortgage loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH mortgage loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File“) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH mortgage loans in this free writing prospectus (particularly in Appendices I, II and III to this free writing prospectus).

Data Comparisons and Recalculation. Morgan Stanley & Co. LLC, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH mortgage loan information in this free writing prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●
comparing numerical information regarding the MSMCH mortgage loans and the related mortgaged properties disclosed in this free writing prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH mortgage loans disclosed in this free writing prospectus.

Legal Review. For each MSMCH mortgage loan originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Appendix V to this free writing prospectus and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

For MSMCH mortgage loans purchased by MSMCH or one of its affiliates, if any, from a third party originator, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH mortgage loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Appendix V to this free writing prospectus and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

In addition, with respect to each MSMCH mortgage loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH mortgage loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH mortgage loans included in the next ten (10) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Appendix III to this free writing prospectus.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH mortgage loans were originated in compliance with the origination and underwriting standards described above under “—MSMCH’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting standards. See “—MSMCH’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH mortgage loans in this free writing prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH mortgage loans were originated in accordance with MSMCH’s origination procedures and underwriting standards, except to the extent described above under “—MSMCH’s Underwriting Standards—Exceptions to Underwriting Standards.”

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans“) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing January 1, 2011 and ending December 31, 2012, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2012 through December 31, 2012 was set forth in a Form ABS-15G filed by MSMCH on February 13, 2013. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1 Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator2	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand3			Assets That Were Repurchased or Replaced4			Assets Pending Repurchase or Replacement (within cure period)5			Demand in Dispute6			Demand Withdrawn7			Demand Rejected8
			#	$	%	#	$9	%10	#	$9	%10	#	$9	%10	#	$9	%10	#	$9	%10	#	$9	%10
Morgan Stanley Dean Witter Capital I Series 2001-TOP1 (0001133471)	X	Morgan Stanley Dean Witter Mortgage Capital Inc.	15	221,328,651	19.1%	1	5,400,030	9.37%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	5,400,030	9.37%	0	-	0.00%
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,910,154	0.97%	0	-	0.00%	0	-	0.00%	1	11,910,154	0.97%	0	-	0.00%	0	-	0.00%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	81,000,000	2.21%	0	-	0.00%	0	-	0.00%	1	81,000,000	2.21%	0	-	0.00%	0	-	0.00%
Aggregate Total			116	2,339,227,150		3	98,310,184		0	-		0	-		2	92,910,154		1	-		0	-

1.
In connection with the preparation of this free writing prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act:  (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

2.
MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123) for registered transactions.

3.	Reflects aggregate numbers for all demand activity shown in this table.

4.
Includes loans for which the repurchase price or replacement asset was received during the reporting period from January 1, 2011 to December 31, 2012. The demand related to loans reported in this column may have been received prior to such reporting period.

5.
Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from January 1, 2011 to December 31, 2012.

6.
Includes demands received during and prior to the reporting period from January 1, 2011 to December 31, 2012 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

7.
Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from January 1, 2011 to December 31, 2012. The demand related to loans reported in this column may have been received prior to such reporting period.

8.
Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from January 1, 2011 to December 31, 2012. The demand related to loans reported in this column may have been received prior to such reporting period.

9.
Principal balance was determined as of the earlier of (i) the principal balance reported in the December 2012 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds.

10.
Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the December 2012 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

Bank of America, National Association

Bank of America, National Association (“Bank of America“) is a subsidiary of Bank of America Corporation.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2008	2009	2010	2011	2012	As of March 31, 2013
Multifamily	$ 138,807,117	$ 143,292,782	$ 0	$ 9,700,000	$ 8,050,000	$ 0
Office	52,902,572	467,190,226	435,331,927	295,300,000	854,800,000	557,300,000
Retail	100,700,000	0	238,220,000	861,406,000	2,521,663,000	779,000,000
Industrial	0	0	20,000,000	270,870,000	110,780,000	0
Manufactured Housing	0	0	0	65,835,000	150,225,000	26,100,000
Self Storage	23,450,000	0	44,645,000	132,535,000	173,810,000	42,000,000
Lodging	1,070,108,333	15,222,390	137,850,000	581,550,000	1,180,501,000	168,800,000
Mixed Use	0	0	25,000,000	10,000,000	0	0
Total	$ 1,385,968,022	$ 625,705,398	$ 901,046,927	$ 2,227,196,000	$ 4,999,829,000	$ 1,573,200,000

Bank of America is a sponsor and mortgage loan seller in this transaction.  Merrill Lynch Pierce Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Appendix VI to this free writing prospectus.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines“). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third party due diligence providers which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third party due diligence providers’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Appendix I hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Appendix I to this free writing prospectus reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●
Taxes. An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●
Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12th of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●
Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●
Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●
Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●
Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Appendix I to this free writing prospectus.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●
Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one of three approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the engineer conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●
Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●
Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. The mortgage loans that Bank of America is selling to the depositor were originated in accordance with the underwriting standards set forth above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this free writing prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database of information (the “Bank of America Securitization Database“) obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File“) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this free writing prospectus (particularly in Appendices I, II and III to this free writing prospectus).

Data Comparisons and Recalculation. Morgan Stanley & Co. LLC, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this free writing prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●
comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this free writing prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this free writing prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Appendix V to this free writing prospectus and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Appendix V to this free writing prospectus, revised the exceptions and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Appendix V to this free writing prospectus and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next ten (10) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Appendix III to this free writing prospectus.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this free writing prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards.”

Repurchases and Replacements

The following table sets forth, for the period from January 1, 2011 to December 31, 2012, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset in asset-backed securities of the CRE Loan asset class. In addition, Bank of America has voluntarily provided the data for trusts with no repurchase demands during the same period, which includes the transaction name, CIK number, if a registered transaction, number of assets and principal balance of assets as of the closing date of the related transaction as set forth in the table below. The Form ABS-15G filed for these trusts may disclose repurchase activity during the period from January 1, 2009, to December 31, 2010.

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator1	Total Assets in ABS by Originator			Assets That Were Subject of Demand2			Assets That Were Repurchased or Replaced3			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute4			Demand Withdrawn5			Demand Rejected6
			#	$	%	#	$7%		#	$7%		#	$7%		#	$7%		#	$7%		#	$7%
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C38 (0001209655)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	28	10,236,513	14.04	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C38 (0001209655)	X	CIBC Inc.	26	33,968,650	46.61	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C38 (0001209655)	X	JPMorgan Chase Bank	33	28,680,759	39.35	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BPC19 (0001306753)	X	Bank of America, N.A.	21	209,551,937	29.44	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BPC19 (0001306753)	X	IXIS Real Estate Capital Inc.	8	107,417,635	15.09	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BPC19 (0001306753)	X	Merrill Lynch Mortgage Lending, Inc.	31	259,791,230	36.49	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	27,670,103	3.89	0	0	0.00
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BPC19 (0001306753)	X	PNC Bank, National Association	34	135,103,901	18.98	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	645,427,385	57.43	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	298,874,107	26.59	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	179,533,585	15.98	1	15,501,098	1.38	0	0	0.00	0	0	0.00	1	15,501,098	1.38	0	0	0.00	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF28		Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	490	0	100.00	0	0	100.00	0	0	0.00	0	0	0.00	0	0	0.00	490	0	100.0010	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF38		Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	438	0	100.00	0	0	100.00	0	0	0.00	0	0	0.00	0	0	0.00	438	0	100.0010	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF48		Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	375	205,392,737	100.00	375	205,392,737	100.00	0	0	0.00	0	0	0.00	375	205,392,737	100.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C18 (0001395290)	X	Bank of America, N.A.	54	665,785,515	22.46	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C18 (0001395290)	X	Barclays Capital Real Estate Inc.	41	597,107,246	20.14	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C18 (0001395290)	X	General Electric Capital Corporation	68	634,764,543	21.41	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C18 (0001395290)	X	German American Capital Corporation	34	1,066,839,631	35.99	1	25,699,964	0.87	0	0	0.00	0	0	0.00	0	0	0.00	1	25,699,964	0.87	0	0	0.00

LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-MF58		Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	390	254,718,092	100.00	0	0	0.00	0	0	0.00	0	0	0.00	1	1,868,400	0.73	0	0	0.00	0	0	0.00
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C19 (0001404613)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	89	644,669,915	15.92	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C19 (0001404613)	X	General Electric Capital Corporation	64	553,179,012	13.66	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C19 (0001404613)	X	Merrill Lynch Mortgage Lending, Inc.	53	1,426,330,841	35.22	1	3,380,000	0.10	0	0	0.00	0	0	0.00	0	0	0.00	1	3,380,000	0.10	0	0	0.00
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C19 (0001404613)	X	Wells Fargo Bank, N.A.	59	622,316,372	15.36	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-411 (0001413884)	X	Bank of America, N.A.	108	1,714,447,355	91.24	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-411 (0001413884)	X	Bridger Commercial Funding LLC	35	164,690,138	8.76	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-511 (0001420805)	X	Bank of America, N.A.	80	1,522,666,430	95.61	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-511 (0001420805)	X	Bridger Commercial Funding LLC	20	69,916,593	4.39	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Commercial Mortgages Total			2,707	12,051,410,321		378	249,973,799		0	0		0	0		377	222,762,235		935	56,750,067		0	0
Issuing Entities with No Demands for Repurchase or Replacement 12
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-111 (0001012644)	X		94	322,639,648

Mortgage Capital Funding, Inc. Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1997-MC28 (0001084389)	X	181	870,577,280
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1998-211 (0001074485)	X	376	1,581,964,672
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-111 (0001080815)	X	331	1,222,145,408
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-LTL111 (0001081766)	X	128	492,491,712
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-SL11 (0001087701)	X	2,742	1,178,488,448
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-211 (0001098973)	X	330	1,115,186,688
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-111 (0001005007)	X	159	771,922,432
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-211 (0001127444)	X	128	889,004,544
Salomon Brothers Mortgage Securities VII Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C38 (0001129365)	X	180	914,661,056
First Union Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-C18 (0001162495)	X	182	1,308,278,784
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-111 (0001143582)	X	185	948,131,136

First Union Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-C38 (0001157687)	X	125	818,834,240
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2001-J2A8		10	1,513,530,240
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-PB111 (0001161962)	X	134	938,283,200
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2001-C18 (0001162603)	X	169	1,070,655,168
First Union Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-C18 (0001168012)	X	106	728,324,736
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-PB211 (0001173723)	X	118	1,124,328,704
Banc of America Structured Securities Trust Commercial Mortgage Pass-Through Certificates, Series 2002-X18		118	287,816,512
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C18 (0001179904)	X	99	816,653,056
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-2A8 (0001179031)	X	111	971,784,832
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-211 (0001186968)	X	152	1,744,285,952

General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-3A8 (0001205512)	X	131	1,170,328,320
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C28 (0001209192)	X	108	1,051,299,648
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-111 (0001226627)	X	112	1,132,371,712
Wachovia Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-C48 (0001226640)	X	140	891,768,512
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-C18 (0001225490)	X	134	1,188,882,048
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-LB1A8		92	846,037,504
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-CB68 (0001256074)	X	127	1,062,618,688
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-C28 (0001255859)	X	138	1,205,594,752
GFCM LLC Commercial Mortgage Pass-Through Certificates, Series 2003-18		171	822,649,216
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-LN18 (0001264059)	X	185	1,256,612,992

Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-211 (0001270816)	X	150	1,766,981,888
Wachovia Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-C98 (0001274041)	X	118	1,149,211,648
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C18 (0001275438)	X	133	1,292,461,184
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-111 (0001283137)	X	113	1,327,183,360
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-211 (0001287026)	X	95	1,138,760,576
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C28 (0001285906)	X	119	1,403,257,088
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-MKB19 (0001287083)	X	72	979,850,304
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C28 (0001289357)	X	94	1,062,969,408
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-LB3A8		94	1,335,412,224
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-311 (0001297110)	X	94	1,289,318,016

Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BBA38		21	1,512,635,648
Goldman Sachs Mortgage Securities Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-GG28 (0001298616)	X	141	2,604,402,688
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-LN28 (0001299481)	X	118	1,245,882,112
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-411 (0001303846)	X	108	1,426,027,776
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-511 (0001309308)	X	109	1,367,629,056
Mezz Cap Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2004-C28		70	52,399,820
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-611 (0001310851)	X	79	956,589,376
Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C58 (0001310785)	X	86	1,866,945,024
Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BA5A8		12	1,032,962,944

General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C18 (0001316139)	X	127	1,779,499,520
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP18 (0001318660)	X	233	2,878,562,816
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-MKB29 (0001320550)	X	86	1,137,261,497
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-111 (0001321893)	X	135	2,399,047,936
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LP58		137	1,788,020,864
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C28 (0001325824)	X	142	1,864,137,984
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP28 (0001328517)	X	295	2,979,460,352
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-211 (0001329453)	X	86	1,647,344,384
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-311 (0001331409)	X	108	2,235,894,272
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP311 (0001335783)	X	232	2,022,707,584

General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C38 (0001335517)	X	132	2,116,111,232
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-411 (0001338265)	X	128	1,585,679,801
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP48 (0001338782)	X	184	2,677,074,944
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-511 (0001339824)	X	103	1,962,338,432
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-HQ78 (0001344184)	X	278	1,956,613,760
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-MF18		337	387,348,288
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP58 (0001345812)	X	188	4,327,020,032
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-LC19 (0001346319)	X	142	1,546,256,000
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-611 (0001345833)	X	163	2,942,152,192
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-111 (0001353932)	X	192	2,037,667,328

General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-C18 (0001354504)	X	145	1,608,803,712
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-HQ88 (0001354744)	X	268	2,731,231,488
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-LDP68 (0001354045)	X	163	2,142,076,288
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-C19 (0001360571)	X	244	2,489,838,721
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-C78		156	2,447,292,416
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-211 (0001364772)	X	160	2,699,084,544
Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-BBA78		5	700,000,000
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-LDP78 (0001363143)	X	269	3,940,432,128
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-311 (0001368730)	X	96	1,964,746,752
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-HQ98 (0001369353)	X	212	2,601,737,984
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-411 (0001372264)	X	164	2,727,474,944

Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-C48 (0001374479)	X	360	4,273,091,840
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-511 (0001376210)	X	183	2,243,271,168
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-C58 (0001378234)	X	207	2,238,772,736
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-611 (0001380701)	X	116	2,462,208,256
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-C8		173	3,775,704,064
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-IQ128 (0001383025)	X	269	2,730,307,584
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-111 (0001389149)	X	157	3,145,214,464
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-HQ118 (0001388783)	X	171	2,417,646,592
Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-BBA88		16	1,762,390,016
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-211 (0001399449)	X	180	3,172,686,592
Goldman Sachs Mortgage Securities Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-EOP8		1	7,407,651,328

Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-311 (0001404501)	X	151	3,515,654,656
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C68 (0001403924)	X	318	4,756,049,408
Mezz Cap Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C58		86	56,328,892
Commercial Mortgage Loan Trust Commercial Mortgage Pass-Through Certificates, Series 2008-LS111 (0001427687)	X	238	2,345,024,768
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2008-C19 (0001432961)	X	92	948,772,138
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2008-18 (0001437473)	X	108	1,269,690,752
Wells Fargo Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2010-C18		37	735,870,784
FREMF Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2010-K911		70	1,248,191,232
FREMF Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2011-K1311		81	1,250,920,064
FREMF Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2011-KAIV11		19	672,342,976
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2011-C28		52	1,213,951,744
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2011-C38 (0001528503)	X	63	1,491,988,736
FREMF Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2011-K70411		65	1,196,838,528

Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2012-C48 (0001541451)	X	38	1,100,577,000
FREMF Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2012-K707		62	1,315,286,000
UBS-BAMLL Trust 2012-WRM Commercial Mortgage Pass-Through Certificates, Series 2012-WRM		2	415,000,000
FREMF Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2012-K710		49	1,286,014,500
Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2012-C5 (0001552327)	X	72	1,354,485,000
FREMF Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2012-K721		81	1,374,353,500

1.
The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

2.
Reflects assets subject to demands to repurchase or replace that were received during the period from January 1, 2011, to December 31, 2012. Activity with respect to demands received during and, if applicable, prior to such period ended December 31, 2012, is reflected elsewhere in this table. If an asset changed status during such period ended December 31, 2012, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act:  (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us.  We followed up written requests made of Demand Entities as we deemed appropriate.   In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

3.
Reflects assets that were repurchased or replaced during the period from January 1, 2011, to December 31, 2012.  Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

4.	Includes assets for which any of the following situations apply as of June 30, 2012:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by December 31, 2012;

b.
The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from January 31, 2011, to December 31, 2012.

5.
Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand.  Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the year ended December 31, 2012.

6.
Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of December 31, 2012.

7.
An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and December 31, 2012, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

8.
With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009, through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012), (b) for the period from January 1, 2012, to March 31, 2012, in the Form ABS-15G filed by Bank of America on May 11, 2012 (and subsequently amended by filing on August 23, 2012), (c) for the period from April 1, 2012, to June 30, 2012, in the Form ABS-15G filed by Bank of America on August 13, 2012 (and subsequently amended by filing on August 23, 2012), (d) for the period from July 1, 2012, to September 30, 2012, in the Form ABS-15G filed by Bank of America on November 13, 2012, and (e) for the period from October 1, 2012, to December 31, 2012, in the Form ABS-15G filed by Bank of America on February 12, 2013.

9.
With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009, through December 31, 2011, was set forth in the Form ABS-15G filed by Merrill Lynch Mortgage Investors, Inc. (“MLMI”) on February 14, 2012 (and subsequently amended by filing on October 19, 2012), (b) for the period from January 1, 2012, to March 31, 2012, in the Form ABS-15G filed by MLMI on May 10, 2012 (and subsequently amended by filing on October 19, 2012), (c) for the period from April 1, 2012, to June 30, 2012, in the Form ABS-15G filed by MLMI on August 13, 2012 (and subsequently amended by filing on October 19, 2012), (d) for the period from July 1, 2012, to September 30, 2012, in the Form ABS-15G filed by MLMI on November 13, 2012, and (e) for the period from October 1, 2012, to December 31, 2012, in the Form ABS-15G filed by MLMI on February 12, 2013.

10.	Repurchase demand by one party covered 100% of the assets in pool, which has since been withdrawn. The demand withdrawn number reflects principal balance of loans as of December 31, 2012.

11.
With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009, through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012), (b) for the period from January 1, 2012, to March 31, 2012, in the Form ABS-15G filed by BAMLCM on May 9, 2012 (and subsequently amended by filing on November 8, 2012), (c) for the period from April 1, 2012, to June 30, 2012, in the Form ABS-15G filed by BAMLCM on August 10, 2012 (and subsequently amended by filing on November 8, 2012), (d) for the period from July 1, 2012, to September 30, 2012, in the Form ABS-15G filed by BAMLCM on November 13, 2012, and (e) for the period from October 1, 2012, to December 31, 2012, in the Form ABS-15G filed by BAMLCM on February 7, 2013.

12.
Data voluntarily provided for trusts with no repurchase demands during the period from January 1, 2011, to December 31, 2012, includes the transaction name, CIK number, if a registered transaction, number of assets and principal balance of assets as of the closing date of the related transaction.  The Form ABS-15G filed for these trusts may disclose repurchase activity during the period from January 1, 2009, to December 31, 2010.

The information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the initial reporting period from January 1, 2009, through December 31, 2011, was set forth in (i) the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012), if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor but in which none of BAMLCM, Banc of America Merrill Lynch Large Loan Inc. (“BAMLL”) or MLMI was the depositor, (ii) the Form ABS-15G filed by BAMLCM on February 14, 2012 (and subsequently amended by filing on November 8, 2012), if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and BAMLCM was the depositor, (iii) the Form ABS-15G filed by BAMLL on February 14, 2012 (and subsequently amended by filing on October 19, 2012), if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and BAMLL was the depositor, and (iv) the Form ABS-15G filed by MLMI on February 14, 2012 (and subsequently amended by filing on October 19, 2012), if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and MLMI was the depositor. Additional information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2012, through March 31, 2012, was set forth in (i) the Form ABS-15G filed by Bank of America on May 11, 2012 (and subsequently amended by filing on August 23, 2012), if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor but in which none of BAMLCM, BAMLL or MLMI was the depositor, (ii) the Form ABS-15G filed by BAMLCM on May 9, 2012 (and subsequently amended by filing on November 8, 2012), if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and BAMLCM was the depositor, and (iii) the Form ABS-15G filed by MLMI on May 10, 2012 (and subsequently amended by filing on October 19, 2012), if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and MLMI was the depositor. Additional information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2012, through June 30, 2012, was set forth in (i) the Form ABS-15G filed by Bank of America on August 13, 2012 (and subsequently amended by filing on August 23, 2012), if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor but in which none of BAMLCM, BAMLL or MLMI was the depositor, (ii) the Form ABS-15G filed by BAMLCM on August 10, 2012 (and subsequently amended by filing on November 8, 2012), if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and BAMLCM was the depositor, and (iii) the Form ABS-15G filed by MLMI on August 13, 2012 (and subsequently amended by filing on October 19, 2012), if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and MLMI was the depositor.  Additional information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2012, through September 30, 2012, was set forth in (i) the Form ABS-15G filed by Bank of America on November 13, 2012, if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor but in which none of BAMLCM, BAMLL or MLMI was the depositor, (ii) the Form ABS-15G filed by BAMLCM on November 13, 2012, if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and BAMLCM was the depositor, and (iii) the Form ABS-15G filed by MLMI on November 13, 2012, if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and MLMI was the depositor. Additional information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2012, through December 31, 2012, was set forth in (i) the Form ABS-15G filed by Bank of America on February 12, 2013, if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor but in which none of BAMLCM, BAMLL or MLMI was the depositor, (ii) the Form ABS-15G filed by BAMLCM on February 7, 2013, if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and BAMLCM was the depositor, and (iii) the Form ABS-15G filed by MLMI on February 12, 2013, if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and MLMI was the depositor.  The Central Index Key Number of Bank of America is 0001102113. The Central Index Key Number of BAMLCM is 0001005007. The Central Index Key Number of BAMLL is 0001535434. The Central Index Key Number of MLMI is 0000809940.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, 37th Floor, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating December 31, 2012, the depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of approximately $79,526,950,000.  Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor will have minimal ongoing duties with respect to the Offered Certificates and the mortgage loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the Certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes- Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity with respect to the Offered Certificates will be Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 (the “Issuing Entity”). The Issuing Entity will be a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and other activities described in this free writing prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing  funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in  certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Issuing Entity, but only to the extent the advancing party deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as described in this free writing prospectus under “Description of the Offered Certificates—Amendments to the Pooling and Servicing Agreement.” The Issuing Entity administers the mortgage loans through the trustee, the certificate administrator, the custodian, the master servicer, the trust advisor and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the custodian, the master servicer, the trust advisor and the special servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “Transaction Parties,” “—The Trustee, Certificate Administrator and Custodian,” “—The Master Servicer and the Special Servicer” “—The Trust Advisor” and “Servicing of the Mortgage Loans.”

The only assets of the Issuing Entity other than the mortgage loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this free writing prospectus, and indemnity obligations to the trustee, the certificate administrator, the custodian, the master servicer, the trust advisor and the special servicer. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the depositor, the trustee, the certificate administrator, the custodian, the master servicer, the trust advisor and the special servicer.

The depositor is contributing the mortgage loans to the Issuing Entity. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans” and “—Representations and Warranties.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”

The depositor has been formed for the purpose of acting as a depositor in asset backed securities transactions. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Issuing Entity, certain legal opinions are required. To the extent relating to an entity subject to Title 11 of the United States Code (the “Bankruptcy Code”), those opinions are generally to the effect that:

(1)     if such mortgage loan seller were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy Code, and thus (b) the depositor’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code; and

(2)     if the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (a) a transfer of the related mortgage loans by the depositor to the Issuing Entity (including the collections thereon) in the form and manner set forth in the Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Issuing Entity secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the Bankruptcy Code, and thus (b) the Issuing Entity’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Issuing Entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See “Risk Factors—Risks Related to the Offered Certificates—The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans.”

The Trustee, Certificate Administrator and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, custodian and certificate administrator under the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.4 trillion in assets and 265,000 employees as of December 31, 2012, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsors, the master servicer, the special servicer, the trust advisor and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2012, Wells Fargo Bank was acting as trustee on approximately 282 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $188 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of December 31, 2012, Wells Fargo Bank was acting as securities administrator with respect to more than $274 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the mortgage notes and other contents of the Mortgage Files on behalf of the trustee for the benefit of the Certificateholders.  Wells Fargo Bank maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2012, Wells Fargo Bank was acting as custodian of more than 61,000 commercial mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2012 (the “Period”), furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo Bank (the “2012 Wells Corporate Trust Assessment”) for its platform, discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB.  Specifically, with respect to certain RMBS transactions in its platform, there were (i) payment errors that occurred during the Period that, when considered in the aggregate, led to Wells Fargo Bank’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(i)(B) of Regulation AB (“Payment Errors”), and (ii) reporting errors that occurred during the Period that, when considered in the aggregate, led to Wells Fargo Bank’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(ii) of Regulation AB (“Reporting Errors”).

The 2012 Wells Assessment discloses that the identified Payment Errors and Reporting Errors that contributed to Wells Fargo Bank management’s determination that there were material instances of noncompliance for Wells Fargo Bank’s platform were limited to certain RMBS transactions in Wells Fargo Bank’s platform.  There were no identified payment errors or reporting errors for CMBS transactions like the transaction described in this free writing prospectus that contributed to Wells Fargo Bank management’s determination that there were material instances of noncompliance for Wells Fargo Bank’s platform.

The 2012 Wells Assessment further discloses that the identified Payment Errors and Reporting Errors on such RMBS transactions were attributable to certain failures in processes relating to waterfall calculations and reporting that, although adapted over time, still insufficiently addressed the impact of the unprecedented levels of collateral degradation in RMBS transactions on the calculation of principal and interest payments and losses and associated investor reporting.

The 2012 Wells Assessment also discloses that (i) appropriate actions have been taken or are in the process of being taken to remediate the identified Payment Errors and Reporting Errors, and (ii) adjustments have been or will be made to the waterfall calculations and other operational processes and quality control measures applied to the RMBS transactions in Wells Fargo Bank’s platform to minimize the risk of future payment and reporting errors.

The 2012 Wells Assessment was attached to Form 10-K filings for certain transactions in Wells Fargo Bank’s platform that were subject to the reporting requirements of the Securities Exchange Act of 1934.

The information set forth in this subheading “—The Trustee, Certificate Administrator and Custodian” concerning Wells Fargo Bank has been provided by Wells Fargo Bank.

The Trust Advisor

Trimont Real Estate Advisors, Inc., a Georgia corporation (“Trimont”), will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”)

The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York and Hoevelaken, The Netherlands.

Trimont provides services to real estate lenders and investors on both debt and equity investments.  Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis.  Trimont is rated by S&P as a Commercial Mortgage Special Servicer (Above Average) and a Construction Loan Servicer (Strong), by Fitch, Inc. as a Primary Servicer (CPS2) and a Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. as a Primary Servicer (Pass) and a Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on 19 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $19 billion (not including the subject transaction).  The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans.  There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction.  The policies and procedures are reviewed annually and centrally managed.  Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of December 31, 2012, Trimont was special servicing approximately 520 loans and REO (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $1.5 billion. Trimont has been named special servicer on 31 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $31 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.  Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer termination event as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

Trimont is not an affiliate of the Depositor, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Sponsors, any “originators” (within the meaning of Item 1110 of Regulation AB), the Mortgage Loan Sellers or any “significant obligors” (within the meaning of Items 1101 and 1112 of Regulation AB) with respect to the Issuing Entity..

The information set forth in this subheading “—The Trust Advisor” concerning the trust advisor has been provided by Trimont.

The Master Servicer and the Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will act as the master servicer and in such capacity will be responsible for the servicing and administration of the mortgage loans (other than any Non-Serviced Mortgage Loan) pursuant to the Pooling and Servicing Agreement.  Midland will also act as the special servicer and in such capacity will initially be responsible for the servicing and administration of Specially Serviced Mortgage Loans and REO Properties (other than REO Properties relating to Non-Serviced Mortgage Loans) and performing certain reviews of material actions with respect to mortgage loans (other than any Non-Serviced Mortgage Loan) when such mortgage loans are not Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch and Morningstar Credit Ratings, LLC (“Morningstar”). Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2012, Midland was servicing approximately 32,918 commercial and multifamily mortgage loans with a principal balance of approximately $268 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,319 of such loans, with a total principal balance of approximately $115 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of December 31, 2012, Midland was named the special servicer in approximately 131 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $82 billion. With respect to such transactions as of such date, Midland was administering approximately 193 assets with an outstanding principal balance of approximately $2.4 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2010 to 2012.

Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2010	2011	2012
CMBS	$ 136	$ 130	$ 115
Other	$ 133	$ 137	$ 167
Total	$ 269	$ 267	$ 282

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to Midland as special servicer in CMBS transactions from 2010 to 2012.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2010	2011	2012
Total	$ 63	$ 75	$ 82

Midland may enter into one or more arrangements with the directing holder, holders of controlling class certificates, holders of certain subordinate companion loans (including holders of trust subordinate companion loans) or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement, any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

Eightfold Real Estate Capital Fund II, L.P., which is expected to serve as the initial controlling class representative, engaged Midland as an independent contractor to conduct due diligence with respect to the mortgage loans included in the mortgage pool.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the Issuing Entity by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date.  The “excess servicing strip” means a portion of the Master Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Master Servicing Fee Rate minus 0.005%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

The foregoing information set forth under this subheading “—The Master Servicer and the Special Servicer” concerning Midland has been provided by Midland.

Affiliations and Certain Relationships

The depositor is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller, an originator and sponsor, and Morgan Stanley & Co. LLC, one of the underwriters.  Bank of America, National Association, a mortgage loan seller, an originator and a sponsor, is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

Midland Loan Services, a Division of PNC Bank, National Association, will acquire the right to act as master servicer and/or primary servicer with respect to the mortgage loans sold to the Issuing Entity by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date and is also the special servicer.

Wells Fargo Bank, National Association, the trustee, is also the certificate administrator and the custodian.

Pursuant to an interim servicing agreement between Morgan Stanley Mortgage Capital Holdings LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Morgan Stanley Mortgage Capital Holdings LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, twenty-four (24) of the mortgage loans to be contributed to this securitization by Morgan Stanley Mortgage Capital Holdings LLC, representing approximately 60.1% of the initial pool balance.

Eightfold Real Estate Capital Fund II, L.P., which is expected to serve as the initial controlling class representative, engaged Midland as an independent contractor to conduct due diligence with respect to the mortgage loans included in the mortgage pool.

With respect to the Milford Plaza Fee Mortgage Loan, representing approximately 12.9% of the Initial Pool Balance, MSMCH will, as of the Closing Date, hold the related Serviced Companion Loan.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest—Other Conflicts” in this free writing prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Commercial Mortgage Pass-Through Certificates, Series 2013-C9 (collectively, the “Certificates”), will be issued on the Closing Date pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the depositor, the master servicer, the special servicer, the certificate administrator, the custodian, the trust advisor and the trustee.

The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

●
the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of Principal Prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

●	any mortgaged property (or interest therein) acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

●	a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

●
certain rights of the depositor under, or assigned to the depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

The Certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

The Certificates will consist of various classes (each, a “Class”), to be designated as:

●
the Class A-1 Certificates, the Class A-2 Certificates, the Class A-AB Certificates, the Class A-3 Certificates, the Class A-3FL Certificates, the Class A-3FX Certificates and the Class A-4 Certificates (collectively, the “Class A Senior Certificates”) and the Class A-S Certificates;

●
the Class X-A Certificates and the Class X-B Certificates (collectively, the “Class X Certificates” or the “Interest Only Certificates,” and, together with the Class A Senior Certificates, the “Senior Certificates”);

●
the Class B Certificates, the Class PST Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class J Certificates (collectively with the Class A-S Certificates, the “Subordinate Certificates”; and the Subordinate Certificates together with the Class A Senior Certificates, the “Principal Balance Certificates”); and

●	the Class R Certificates (together with the Class A-3FL, Class A-3FX, Class X-B, Class D, Class E, Class F, Class G, Class H and Class J Certificates, the “Privately Offered Certificates”).

Only the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class X-A, Class A-S, Class B, Class PST and Class C Certificates (collectively, the “Offered Certificates”) are being offered pursuant to this free writing prospectus.  The Privately Offered Certificates will be offered pursuant to a private placement memorandum (the “Private Placement Memorandum”) dated the date hereof.

The Class A-S, Class B, Class PST and Class C Certificates are also referred to as the “Exchangeable Certificates.”  See “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus.

“Scheduled Payment” means, in general, for any mortgage loan, B Note or Serviced Companion Loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, B Note or Serviced Companion Loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

“Due Date” means the date upon which the related Scheduled Payments are due under the terms of the related mortgage loan, B Note or Serviced Companion Loan.

The Offered Certificates (other than the Class X-A Certificates) will be issued in denominations of $10,000 and in any whole dollar denomination in excess of that amount.  The Class X-A Certificates will be issued in denominations of $100,000 and in any whole dollar denomination in excess of that amount.

Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company (“DTC”).  We have been informed by DTC that DTC’s nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the attached prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”  Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all references to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC’s participating organizations.

All references herein to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered Holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC’s Participants in accordance with DTC procedures.  Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants.  See “Description Of The Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking société anonyme (“Clearstream”) or the Euroclear system (“Euroclear”), in Europe.  Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream and Euroclear, respectively.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.

Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream customer on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

“Certificate Owner” means the beneficial owner of an Offered Certificate.

“Participants” means participating organizations of DTC, together with Clearstream and Euroclear participating organizations.

Certificate Principal Balances and Notional Amounts

Upon initial issuance, the Offered Certificates will have the following aggregate Certificate Principal Balances and Notional Amounts, and in each case, the Certificate Principal Balance or Notional Amount, as applicable, may vary by up to 5%:

Class	Approximate Initial Certificate Principal Balance or Notional Amount	Approximate Percent of Offered Certificates	Ratings (DBRS/KBRA/Moody’s)	Approximate Initial Credit Support(2)
Class A-1	$73,000,000	7.01%	AAA(sf)/AAA(sf)/Aaa(sf)	30.000%
Class A-2	$188,000,000	18.06%	AAA(sf)/AAA(sf)/Aaa(sf)	30.000%
Class A-AB	$90,000,000	8.65%	AAA(sf)/AAA(sf)/Aaa(sf)	30.000%
Class A-3	$125,000,000	12.01%	AAA(sf)/AAA(sf)/Aaa(sf)	30.000%
Class A-4	$342,834,000	32.94%	AAA(sf)/AAA(sf)/Aaa(sf)	30.000%
Class X-A	$995,986,000	NAP	AAA(sf)/AAA(sf)/Aaa(sf)	NAP
Class A-S(1)	$102,152,000	9.82%	AAA(sf)/AAA(sf)/Aaa(sf)	22.000%
Class B(1)	$81,403,000	7.82%	AA(sf)/AA-(sf)/Aa3(sf)	15.625%
Class PST(1)	$221,862,000	NAP	A(sf)/A-(sf)/A2(sf)	12.625%
Class C(1)	$38,307,000	3.68%	A(sf)/A-(sf)/A3(sf)	12.625%

1.
The maximum Certificate Principal Balance of the Class PST Certificates is set forth in the table but is not included in the aggregate Certificate Principal Balance of the Certificates set forth on the cover page of this free writing prospectus.  On the Closing Date, the Certificate Principal Balances of the Class A-S, Class B, Class PST and Class C Certificates will be $    , $    , $    and $    , respectively.  The maximum Certificate Principal Balance of each class of the Class A-S, Class B and Class C Certificates is set forth in the table and is included in the aggregate Certificate Principal Balance of the Certificates set forth on the cover page of this free writing prospectus.

2.
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL Regular Interest (to which the Class A-3FL and Class A-3FX Certificates relate) in the aggregate.  The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class PST Certificates represents the approximate initial credit support for the Class PST Component C.  See “Ratings” in this free writing prospectus.

Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance.  Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial Certificate Principal Balance of each class of Principal Balance Certificates and the initial Notional Amount of each class of Class X Certificates and to the other statistical data contained in this free writing prospectus.

The initial Certificate Principal Balance of each Principal Balance Certificate will be presented on the face of the certificate.  The “Certificate Principal Balance” of any class of Principal Balance Certificates, Class PST Component, Trust Component or Floating Class Regular Interest outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the Issuing Entity.  On each Distribution Date, the Certificate Principal Balance of each class of Principal Balance Certificates, Class PST Component, Trust Component and Floating Class Regular Interest, will be reduced by (i) any distributions of principal actually made on such Certificates, Class PST Component, Trust Component or Floating Class Regular Interest, (ii) any Collateral Support Deficit allocated to such Certificates, Class PST Component, Trust Component or Floating Class Regular Interest, and (iii) with respect to any class of Principal Balance Certificates that are not Control Eligible Certificates, any Class PST Component, any Trust Component or the Floating Class Regular Interest, any Excess Trust Advisor Expenses allocated to that class of Certificates, Class PST Component, Trust Component or the Floating Class Regular Interest on that Distribution Date.  On each Distribution Date, prior to any distributions being made on such Distribution Date, the Certificate Principal Balance of a class of Principal Balance Certificates, Class PST Component, Trust Component or Floating Class Regular Interest may be increased by the amount of any recoveries of Nonrecoverable Advances for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date, up to the unreimbursed Collateral Support Deficit for such class of Certificates, Class PST Component, Trust Component or Floating Class Regular Interest, with the amount of such recoveries to be allocated for such purpose in accordance with the distribution priorities described under “—Distributions—Application of the Available Distribution Amount” below.  In addition, on each Distribution Date, prior to any distributions being made on such Distribution Date, the Certificate Principal Balance of a class of Principal Balance Certificates (other than any Control Eligible Certificates), Class PST Component, Trust Component or Floating Class Regular Interest may be increased by the amount of any actual recoveries received by the Issuing Entity of amounts paid as Trust Advisor Expenses for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date, up to the amount of any reduction to the Certificate Principal Balance of any such class of Certificates, Class PST Component, Trust Component or Floating Class Regular Interest as a result of such payment of Trust Advisor Expenses, with the amount of such recoveries to be allocated for such purpose in accordance with the distribution priorities described under “—Distributions—Application of the Available Distribution Amount” below.  The recoveries of Nonrecoverable Advances and Trust Advisor Expenses referred to in the prior two sentences will result in an increase in the Principal Distribution Amount for the current Distribution Date.

The Interest Only Certificates will not have Certificate Principal Balances.  Those classes of Certificates will represent the right to receive distributions of interest accrued as described in this free writing prospectus on a notional amount (a “Notional Amount”).

The Notional Amount of the Class X-A Certificates will, for purposes of distributions on each Distribution Date, be equal to the aggregate of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, the Class A-S

Trust Component and the Class A-3FL Regular Interest, in each case, outstanding immediately prior to such Distribution Date.  The Notional Amount of the Class X-B Certificates will, for purposes of distributions on each Distribution Date, be equal to the Certificate Principal Balance of the Class B Trust Component outstanding immediately prior to such Distribution Date.

Accordingly, the respective Notional Amounts of the Class X-A and Class X-B Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Collateral Support Deficit and Excess Trust Advisor Expenses actually allocated to, the Certificate Principal Balance of any related class of Principal Balance Certificates, Trust Component or Floating Class Regular Interest.  The Notional Amounts of the respective classes of the Class X Certificates are used solely for the purpose of determining the amount of interest to be distributed on such Certificates and do not represent the right to receive any distributions of principal.

The Class R Certificates will not have Certificate Principal Balances or Notional Amounts.

The “Class A-S Percentage Interest” means, the quotient of the Certificate Principal Balance of the Class A-S Certificates divided by the Certificate Principal Balance of the Class A-S Trust Component.  As of the Closing Date, the Class A-S Percentage Interest will be [_]%.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest A-S,” with a Pass-Through Rate equal to [_]% per annum.  The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PST Component A-S will represent beneficial ownership of the Class A-S-PST Percentage Interest of the Class A-S Trust Component.  The Class A-S Trust Component will be held in the EC Trust.

The “Class A-S-PST Percentage Interest” means 100.0% minus the Class A-S Percentage Interest.  As of the Closing Date, the Class A-S-PST Percentage Interest will be [_]%.

The “Class B Percentage Interest” means, the quotient of the Certificate Principal Balance of the Class B Certificates divided by the Certificate Principal Balance of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest will be [_]%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest B,” with a Pass-Through Rate equal to [_]% per annum.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PST Component B will represent beneficial ownership of the Class B-PST Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the EC Trust.

The “Class B-PST Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PST Percentage Interest will be [_]%.

The “Class C Percentage Interest” means, the quotient of the Certificate Principal Balance of the Class C Certificates divided by the Certificate Principal Balance of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest will be [_]%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest C,” with a Pass-Through Rate equal to [_]% per annum.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PST Component C will represent beneficial ownership of the Class C-PST Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the EC Trust.

The “Class C-PST Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PST Percentage Interest will be [_]%.

“Class PST Component” means any of the Class PST Component A-S, Class PST Component B or Class PST Component C.

“Class PST Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PST Percentage Interest of the Class A-S Trust Component.

“Class PST Component B” means the portion of the Class B Trust Component equal to the Class B-PST Percentage Interest of the Class B Trust Component.

“Class PST Component C” means the portion of the Class C Trust Component equal to the Class C-PST Percentage Interest of the Class C Trust Component.

“EC Trust” means the grantor trust formed on the Closing Date comprised of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

“Floating Class Regular Interest” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest A-3FL” (the “Class A-3FL Regular Interest”), with a Pass-Through Rate equal to [_]% per annum.  The Floating Class Regular Interest will be held in a grantor trust formed on the Closing Date, the beneficial ownership interests in which will be represented by the Class A-3FL and Class A-3FX Certificates.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

Pass-Through Rates

The “Pass-Through Rate” is the rate per annum at which any class of Certificates (other than the Class PST or Class R Certificates), Floating Class Regular Interest, Class PST Component or Trust Component accrues interest.  The approximate initial Pass-Through Rate for each class of Offered Certificates (other than the Class PST Certificates) is set forth on the cover to this free writing prospectus.

The Pass-Through Rate with respect to each class of Principal Balance Certificates (other than the Class A-3FL and Class PST Certificates), Class PST Component, Trust Component and Floating Class Regular Interest for any Distribution Date will be equal to one of (i) a fixed per annum rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate for that Distribution Date and (iii) a rate equal to the Weighted Average Net Mortgage Rate for that Distribution Date less a specified percentage, which percentage may be zero.  The Class PST Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the Class PST Components.  The Pass-Through Rates for the Class A-S Certificates, the Class A-S Trust Component and the Class PST Component A-S will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates, the Class B Trust Component and the Class PST

Component B will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates, the Class C Trust Component and the Class PST Component C will, at all times, be the same.

The Pass-Through Rate with respect to the Class X-A Certificates for any Distribution Date will equal the weighted average of the applicable Class X Strip Rates for the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, the Class A-S Trust Component and the Class A-3FL Regular Interest for such Distribution Date (weighted on the basis of the respective Certificate Principal Balances of such Classes and Trust Component immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates for any Distribution Date will equal the Class X Strip Rate for the Class B Trust Component for such Distribution Date.

The Pass-Through Rate applicable to the Class A-3FL Certificates will equal a per annum rate equal to LIBOR plus [_]%; provided, that under certain circumstances, the Pass-Through Rate applicable to the Class A-3FL Certificates may convert to a fixed rate equal to the applicable Pass-Through Rate on the Class A-3FL Regular Interest.  The Pass-Through Rates for the Class A-3 Certificates, Class A-3FX Certificates and Class A-3FL Regular Interest will, at all times, be the same.

The applicable “Class X Strip Rate” for each Class of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, the Class A-S Trust Component, the Class B Trust Component and the Class A-3FL Regular Interest for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate for such Class of Certificates, Trust Component or Floating Class Regular Interest.  Under no circumstances will any Class X Strip Rate be less than zero.

“Weighted Average Net Mortgage Rate” or “WAC” means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Stated Principal Balances, as of the close of business on the preceding Distribution Date.

“Net Mortgage Rate” means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any rate increase occurring in connection with a continuing default or after an Anticipated Repayment Date) minus the related Administrative Fee Rate; provided that, for purposes of calculating the Pass-Through Rate for any class of Certificates (other than the Class PST or Class R Certificates), Class PST Component, Trust Component or Floating Class Regular Interest from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date.  In addition, because the Certificates (other than the Class PST, Class A-3FL and Class R Certificates), Class PST Components, Trust Components and the Floating Class Regular Interest accrue interest on the basis of a 360-day year consisting of twelve (12) 30-day months, when calculating the Pass-Through Rate for each class of Certificates (other than the Class PST, Class A-3FL or Class R Certificates), Class PST Component, Trust Component or Floating Class Regular Interest, for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest, Excess Interest and related Master Servicing Fees, Certificate Administrator Fees and Trust Advisor Fees and any fees payable with respect to a Non-Serviced Mortgage Loan at the applicable Pari Passu Loan Servicing Fee Rate during the loan-level one-month interest accrual period for the due date in the month of such Distribution Date).  However, with respect to each Non-30/360 Loan:

●
except with respect to the final Distribution Date, the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year and commencing in 2014) and February of each year (commencing in 2014) will be adjusted to take into account the applicable one day’s interest included in the Interest Reserve Amount; and

●
the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest Reserve Account of the Interest Reserve Amounts for the preceding January, if applicable, and February.

The Administrative Fee Rate for each mortgage loan is presented in Appendix I to this free writing prospectus.  The “Administrative Fee Rate” will equal the sum of the related Master Servicing Fee Rate, the Trust Advisor Fee Rate, the Certificate Administrator Fee Rate and the Pari Passu Loan Servicing Fee Rate, if applicable, for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix I to this free writing prospectus.  The Administrative Fee Rate will be payable on the unpaid principal balance of each mortgage loan outstanding from time to time.  The Administrative Fee Rates with respect to the Milford Plaza Fee Mortgage Loan and the Boston Park Plaza Mortgage Loan are 0.02448% and 0.02515%, respectively, per annum.

“Collection Period” means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Interest Accrual Period” means, with respect to each Distribution Date, for each class of Certificates (other than the Class A-3FL and Class R Certificates), Class PST Component, Trust Component and Floating Class Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs.  With respect to the Class A-3FL Certificates and any Distribution Date, interest shall be deemed to accrue during the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, from the Closing Date) to but excluding the related Distribution Date; provided that if the Pass-Through Rate of the Class A-3FL Certificates converts to a fixed rate in connection with certain termination events under the related swap agreement, the Interest Accrual Period with respect to the Class A-3FL Certificates will be the same as the Interest Accrual Period for the Class A-3FL Regular Interest.

“Stated Principal Balance” of any mortgage loan will generally equal its unpaid principal balance as of the Cut-off Date or, in the case of a Qualifying Substitute Mortgage Loan, as of the date of substitution (less any scheduled principal amortization occurring during or prior to May 2013 or the month of substitution, as applicable), reduced, to not less than zero, on each subsequent Distribution Date by:

●
any payments or other collections of principal on such mortgage loan that have been collected or received during the related Collection Period, other than any Scheduled Payments due in any subsequent Collection Period and other than any late collections of principal for which an Advance was previously made;

●	any Advance of principal made in respect of such mortgage loan for the subject Distribution Date; and

●	the principal portion of any realized loss incurred in respect of such mortgage loan during the related Collection Period.

An “REO Mortgage Loan” is any mortgage loan as to which the related mortgaged property has become an REO Property.

An “REO B Note” is any B Note as to which the related mortgaged property has become an REO Property.

An “REO Serviced Companion Loan” is any Serviced Companion Loan as to which the related mortgaged property has become an REO Property.

Exchangeable Certificates

General

The Class A-S, Class B, Class PST and Class C Certificates are Exchangeable Certificates.  Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PST Certificates and vice versa, in whole or in part, as described more fully below.  This process may occur repeatedly.  In no event, however, will exchanges be permitted after the Class A-S Trust Component (and therefore the Class A-S Certificates and the Class PST Component A-S of the Class PST Certificates) has been retired by the payment of all interest and its principal balance in full or any Class of Exchangeable Certificates is no longer maintained in book-entry form.  Your ability to exchange your Exchangeable Certificates is subject to the limitations described under “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks” above and “Exchange Examples and Limitations” below.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence an Exchange Proportion generally will be exchangeable on the books of DTC for Class PST Certificates with a like principal amount, and Class PST Certificates generally will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates with a like principal amount and in an Exchange Proportion.  An “Exchange Proportion” consists of Class A-S, Class B and Class C Certificates with original Certificate Principal Balances (regardless of current Certificate Principal Balance) that represent approximately 46.04%, 36.69% and 17.27%, respectively, of the aggregate original Certificate Principal Balances of all Class A-S, Class B and Class C Certificates involved in the exchange.

Each Holder of an Exchangeable Certificate will be the beneficial owner of the pool of mortgage loans backing the Offered Certificates.  When Exchangeable Certificates are exchanged, the total amount of outstanding Exchangeable Certificates of the relevant class(es) surrendered will be reduced, and the total amount of outstanding Exchangeable Certificates of the relevant class(es) received will be increased by a proportionate amount, but the exchange will not result in an increase or decrease in (1) the total amount of outstanding Offered Certificates that represent beneficial ownership interests in the pool of mortgage loans backing the Offered Certificates, (2) the total amount of outstanding Exchangeable Certificates that collectively represent beneficial ownership interests in any individual Trust Component or (3) the principal balance of any Trust Component.  Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this free writing prospectus and “Federal Income Tax Consequences—Taxation of Classes of Exchangeable Certificates” in the attached prospectus.  The Exchangeable Certificates will represent an interest in one or more Trust Components, and the Trust Components will not be withdrawn from the EC Trust in connection with any exchange.

Exchange Examples and Limitations

Exchange Limitations

At the time of the proposed exchange, a Certificateholder must own Certificates of the related Class or Classes of Exchangeable Certificates in the proportions of original Certificate Principal Balance necessary to make the desired exchange.  Class A-S, Class B and Class C Certificates to be surrendered or received in an exchange must be in an Exchange Proportion.  A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are in an Exchange Proportion necessary to make the desired exchange, may be unable to obtain other Exchangeable Certificates sufficient to compose such an Exchange Proportion or may be able only to exchange the portion (if any) of its Exchangeable Certificates that represents an Exchange Proportion.  Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market.  Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Exchangeable Examples

An example of an exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates is set forth below.  This example generally assumes ownership of 50% of the relevant classes.
Exchangeable Certificates to be Surrendered (or Received)		Exchangeable Certificates to be Received (or Surrendered)
Classes of Exchangeable Certificates	Original Certificate Principal Balance	Classes of Exchangeable Certificates	Original Certificate Principal Balance

Class A-S	$ 51,076,000	Class PST	$ 110,931,000

Class B	$ 40,701,500

Class C	$ 19,153,500

For example, if a Certificateholder owns Class A-S, Class B and Class C Certificates with original Certificate Principal Balances in the amounts set forth in the table, the Certificateholder has an Exchange Proportion.  That is, the ratio of the amount of Class A-S, Class B and Class C Certificates so owned to the aggregate amount of all such Class A-S, Class B and Class C Certificates so owned is approximately 46.04%, 36.69% and 17.27%, respectively.  The Certificateholder may exchange the entirety of those certificates for Class PST Certificates in an amount equal to $110,931,000, which is equal to 100% of the aggregate amount of its Class A-S, Class B and Class C Certificates.  Conversely, if the Certificateholder instead owns only $110,931,000 of original Certificate Principal Balance of Class PST Certificates, the Certificateholder may exchange those Class PST Certificates for Class A-S, Class B and Class C Certificates in the amounts of $51,076,000, $40,701,500 and $19,153,500, respectively, of original Certificate Principal Balance.

If the Certificateholder instead owned Class B and Class C Certificates with original Certificate Principal Balances in the amounts set forth in the table and $102,152,000 of Class A-S Certificates (that is, all the Class A-S Certificates), the Certificateholder may conduct an exchange of its Class B and Class C Certificates and $51,076,000 of its Class A-S Certificates (which together represent an Exchange Proportion) for Class PST Certificates in an amount equal to $110,931,000.  In this case, the Certificateholder would also continue to own $51,076,000 of original Certificate Principal Balance of Class A-S Certificates immediately after the exchange.

If the Certificateholder instead owns Class PST Certificates in an amount equal to $20,000, the Certificateholder will be unable to exchange those certificates for Class A-S, Class B and Class C Certificates because the amounts thereof to be received in the exchange would be, in one or more cases, less than the minimum denomination for the relevant class.

All certificate amounts described in the examples above are expressed in original Certificate Principal Balances.

The foregoing is provided only by way of example.

Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com.  The exchange date can generally be any business day other than the first or last business day of the month.  The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Principal Balance and original Certificate Principal Balance of the Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator, on behalf of the trustee, will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange.  The certificate administrator will also reduce the outstanding amount of the surrendered Exchangeable Certificates, and increase the outstanding  amount of the delivered Exchangeable Certificates, on the certificate register.  The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Accounts

Pursuant to the Pooling and Servicing Agreement, the following accounts are required to be established:

●	the Collection Account;

●	the Distribution Account;

●	the Interest Reserve Account;

●	the Excess Liquidation Proceeds Account;

●	the TA Unused Fees Account; and

●	the REO Account.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the “Collection Account”) as described in the Pooling and Servicing Agreement.  The Collection Account may be maintained with the master servicer, special servicer or the mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that any such entity must comply with Rating Agency standards.  The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the Business Day following receipt of properly identified available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all Insurance Proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan and Condemnation Proceeds received in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the mortgaged property or released to the related borrower in accordance with the Servicing Standard and/or the terms and conditions of the related mortgage) and all Liquidation Proceeds together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.  Notwithstanding the foregoing, the collections on each A/B Whole Loan or Loan Pair to be deposited in the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related mortgage loan pursuant to the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

“Insurance Proceeds” means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, B Note or Serviced Companion Loan, other than amounts required to be paid to the related borrower pursuant to law.  With respect to the mortgaged property or properties securing any A/B Whole Loan or Loan Pair, only an allocable portion of such Insurance Proceeds will be distributable to the Certificateholders.  With respect to any mortgaged property securing a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds.

“Condemnation Proceeds” means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note or Serviced Companion Loan.  With respect to the mortgaged property or properties securing any A/B Whole Loan or Loan Pair, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.  With respect to any mortgaged property securing a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Condemnation Proceeds.

“Liquidation Proceeds” means proceeds from the sale or liquidation of a mortgage loan, B Note or Serviced Companion Loan or related REO Property, net of liquidation expenses.  With respect to the mortgaged property or properties securing an A/B Whole Loan or Loan Pair, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.  With respect to any mortgaged property securing a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds.

The certificate administrator is required to establish and maintain one or more accounts (collectively, the “Distribution Account”), on behalf of the trustee and for the benefit of the Certificateholders.  On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account plus, among other things, any P&I Advances remitted by the master servicer or the trustee, as the case may be) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this free writing prospectus.  Each of the Collection Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain an “Interest Reserve Account,” which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders.  Except with respect to the final Distribution Date, with respect to the Distribution Date occurring each January (other than a leap year and commencing in 2014) and each February (commencing in 2014), the certificate administrator will be required to withdraw from the Distribution Account the Interest Reserve Amounts for deposit into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day’s interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date.  For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of “Net Mortgage Rate” in “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount.”  Commencing in 2014, on the Master Servicer Remittance Date occurring in each March (and on any other Master Servicer Remittance Date related to the final Distribution Date), the certificate administrator will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

“Interest Reserve Amount” means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

“Interest Reserve Loan” or “Non-30/360 Loan” means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve (12) 30-day months.

The certificate administrator is required to establish and maintain a reserve account, which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders (such account, the “Excess Liquidation Proceeds Account”) into which will be deposited Excess Liquidation Proceeds.  “Excess Liquidation Proceeds” means the excess of (i) proceeds from the sale or liquidation of a mortgage loan (other than any Non-Serviced Mortgage Loan) or related REO Property, net of expenses, over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Whole Loan or Loan Pair, a prepayment in full had been made with respect to both the related mortgage loan and the related B Note or Serviced Companion Loan, as applicable) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.  In the case of any A/B Whole Loan or Loan Pair, Excess Liquidation Proceeds means only the portion of such proceeds that are allocable to the Issuing Entity.

The certificate administrator is required to establish and maintain a “TA Unused Fees Account,” which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders for the deposit from time to time of TA Unused Fees.  “TA Unused Fees” means any amounts in the nature of Trust Advisor Fees that were otherwise payable, as described in this free writing prospectus and as provided in the Pooling and Servicing Agreement, to a trust advisor that has been terminated or resigned, if and to the extent such amounts are not payable to a replacement trust advisor.

The special servicer is required to establish and maintain with respect to each REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) one or more accounts  (collectively, the “REO Account”) for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Whole Loan and the holder of the related Serviced Companion Loan if in connection with a Loan Pair), in which it deposits all funds collected and received in connection with the operation of such REO Property.

Funds in the Collection Account and the REO Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer and the special servicer, respectively.  Investments related to amounts on deposit in the Collection Account are required to mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.  Funds in the Distribution Account (including all sub-accounts thereof) may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the certificate administrator.  Investments related to amounts on deposit in the Distribution Account are required to mature, unless payable by demand, not later than such time on the Distribution Date that will allow the certificate administrator to make withdrawals from the Distribution Account to make distributions on or with respect to the Certificates.

Interest or other income earned on funds in the Collection Account will be paid to the master servicer as additional servicing compensation.  Interest or other income earned on funds in any REO Account will be payable to the special servicer as additional compensation.  Interest or other income earned on funds in each Distribution Account will be payable to the certificate administrator as additional compensation.

Distributions

General

Distributions on or with respect to the Certificates will be made by the certificate administrator, to the extent of available funds, and in accordance with the manner and priority presented in this free writing prospectus, on the 4th Business Day after the related Determination Date in each month (the “Distribution Date”), commencing in June 2013.  The “Determination Date” with respect to any Distribution Date, will be the 11th calendar day of each month, or, if such day is not a Business Day, the next succeeding Business Day.  Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered (i) with respect to each Class of Certificates other than the Class A-3FL Certificates, at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Class A-3FL Certificates, the Business Day immediately preceding the related Distribution Date (in each case, the “Record Date”).  Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the certificate administrator with wiring instructions five (5) days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Federal Reserve or the New York Stock Exchange is closed, (iii) a legal holiday in New York, New York, Pittsburgh, Pennsylvania, Charlotte, North Carolina or the principal city or, as applicable, the corporate trust office, in which any of the special servicer, the trust advisor, the trustee, the certificate administrator, the custodian or the master servicer conducts servicing or trust operations, or (iv) a day on which the banking institutions or savings associations in New York, New York, Pittsburgh, Pennsylvania, Charlotte, North Carolina or the principal city or, as applicable, the corporate trust office, in which any of the special servicer, the trust advisor, the trustee, the certificate administrator, the custodian or the master servicer conducts servicing or trust operations are authorized or obligated by law or executive order to be closed.

The final distribution on any Certificate will be determined without regard to any possible future reimbursement of any Collateral Support Deficit or Trust Advisor Expenses previously allocated to such Certificate.  The likelihood of any such future distributions is remote.  The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a Certificate at the location that will be specified in a notice of the pendency of such final distribution.  All distributions made on or with respect to a class of Certificates will be allocated pro rata among those Certificates based on their respective Percentage Interests in such class.  “Percentage Interest” means:  (a) with respect to each Certificate (other than a Class R Certificate), the fraction of such class evidenced by such Certificate, expressed as a percentage, the numerator of which is the principal balance or notional amount, as applicable, represented by such Certificate, as stated on the face of such Certificate, and the denominator of which is the aggregate Certificate Principal Balance or Notional Amount, as applicable, of all of the Certificates of such class, as stated on the face of such Certificates; provided, that if at any time the aggregate Certificate Principal Balance or Notional Amount of such class, as stated on the face of such Certificates, equals zero, the “Percentage Interest” with respect to each Certificate of such class shall equal zero; and (b) with respect to each Class R Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant class, as stated on the face of such Certificate.

The Available Distribution Amount

With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for that Distribution Date.

The “Available Distribution Amount” will be, in general, for any Distribution Date:

(1)
all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period (together with any amounts received in respect of payments or other collections relating to any Non-Serviced Mortgage Loan from the related Non-Serviced Mortgage Loan Master Servicer as part of the applicable monthly remittance), exclusive of any portion thereof that represents one or more of the following:

●	Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

●	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this free writing prospectus);

●
amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Additional Trust Fund Expenses and amounts payable to the master servicer, the special servicer, the trustee, the custodian, the trust advisor and the certificate administrator as compensation or in reimbursement of outstanding Advances, with interest thereon);

●	amounts deposited in the Distribution Account in error;

●
except with respect to the final Distribution Date, if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts of one day’s interest with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; and

●
in the case of the REO Property related to an A/B Whole Loan or Loan Pair, all amounts received with respect to such A/B Whole Loan or Loan Pair, as applicable, that are required to be paid to the holder of the related B Note or Serviced Companion Loan pursuant to the terms of the related Intercreditor Agreement.

(2)	to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such Distribution Date on the mortgage loans;

(3)
if such Distribution Date occurs during March of any year (commencing in March 2014) or on the final Distribution Date, to the extent not already included in clause (1), the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the mortgage loans; and

(4)
any Balloon Payments received on or after the date that is two (2) Business Days immediately preceding the  related Master Servicer Remittance Date and prior to the Distribution Date and remitted by the master servicer to the Distribution Account as described in “—Prepayment Interest Shortfalls and Prepayment Interest Excesses” below.

“Additional Trust Fund Expense” means any of the following items:  (i) Special Servicing Fees, Work-Out Fees and Liquidation Fees (in each case to the extent not collected from the related borrower); (ii) advance interest that is reimbursed to the trustee, the master servicer and/or the special servicer in accordance with the provisions of the Pooling and Servicing Agreement, but not from default interest, late fees, Allocable Modification Fees and Excess Liquidation Proceeds; (iii) amounts paid to indemnify the master servicer, the special servicer, any applicable Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, the trust advisor (subject to the final sentence of this definition), the trustee, the certificate administrator, the custodian (or any other person or entity) pursuant to the terms of the Pooling and Servicing Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Issuing Entity or its assets and paid from amounts on deposit in the Collection Account or Distribution Account; and (v) subject to the final sentence of this definition, to the extent not otherwise covered by indemnification by one of the parties to the Pooling and Servicing Agreement or otherwise and not payable by the related borrower under any mortgage loan, any other unanticipated cost, liability, or expense (or portion thereof) of the Issuing Entity (including costs of collecting such amounts or other Additional Trust Fund Expenses) that the Issuing Entity has not recovered, and in the judgment of the master servicer (or special servicer) will not recover, from any other source; provided, that, in the case of an A/B Whole Loan, “Additional Trust Fund Expense” shall not include any of the foregoing amounts to the extent that the payment of those expenses is allocated to the related B Note as a result of the subordination of the related B Note in accordance with the terms of the related Intercreditor Agreement.  Notwithstanding anything in this free writing prospectus to the contrary, “Additional Trust Fund Expenses” shall not include (A) allocable overhead of the master servicer, the special servicer, any applicable Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, the trust advisor, the trustee, the certificate administrator, the certificate registrar or the custodian, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar costs and expenses related to allocable overhead, or (B) with respect to any class of Control Eligible Certificates, Trust Advisor Expenses (including Excess Trust Advisor Expenses).

“Compensating Interest” means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest Shortfalls incurred in respect of the mortgage loans (and not in respect of any B Note, Serviced Companion Loan, Non-Serviced Companion Loan, Specially Serviced Mortgage Loan or any mortgage loan that was previously a Specially Serviced Mortgage Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions), resulting from voluntary or involuntary Principal Prepayments on such mortgage loans during the related Collection Period, over (ii) the aggregate of Prepayment Interest Excesses incurred in respect of such mortgage loans resulting from Principal Prepayments on such mortgage loans during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 0.005% (0.5 basis points) for the related Collection Period calculated in respect of such mortgage loans (including any related REO Mortgage Loans), plus any investment income earned on the amount prepaid prior to such Distribution Date; provided that Compensating Interest will only include (without regard to clause (B) above), the amount of any Prepayment Interest Shortfall otherwise described in clause (A) above incurred in connection with any Principal Prepayment received in respect of any such mortgage loan during the related Collection Period to the extent such Prepayment Interest Shortfall occurs as a result of the master servicer deviating, or allowing the related borrower to deviate, from the terms of the related mortgage loan documents regarding Principal Prepayments (other than (w) subsequent to a default or imminent default under the related mortgage loan documents if the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard, (x) if the related mortgage loan is a specially serviced mortgage loan, (y) in connection with the payment of insurance proceeds or condemnation proceeds unless the master servicer did not apply the proceeds from involuntary principal prepayments in accordance with the terms of the related mortgage loan documents or (z) pursuant to applicable law or a court order).  The master servicer’s obligations to pay any Compensating Interest, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

The “Distributable Certificate Interest” will be, in respect of each class of Certificates (other than the Exchangeable Certificates and the Class A-3FL, Class A-3FX and Class R Certificates), Trust Component and Floating Class Regular Interest for any Distribution Date, the sum of:

(i)	Accrued Certificate Interest in respect of such class of Certificates, Trust Component or Floating Class Regular Interest for such Distribution Date, reduced (to not less than zero) by:

(A)	any Net Aggregate Prepayment Interest Shortfall allocated to any such class or Trust Component or Floating Class Regular Interest for such Distribution Date;

(B)
with respect to each of the Class B Trust Component, the Class C Trust Component and each class of the Class D and Class E Certificates, any Trust Advisor Expenses allocated to such class of Certificates or Trust Component in reduction of interest payable thereon; and

(C)
with respect to each of the Class C Trust Component and each class of the Class D and Class E Certificates, any amounts reimbursable to any more senior class of Certificates or Trust Component on such Distribution Date in respect of Trust Advisor Expenses allocated on prior Distribution Dates to such senior classes or Trust Components in accordance with clauses (iv), (v) and (vi) of this definition; plus

(ii)
the portion of the Distributable Certificate Interest for such class, Trust Component or Floating Class Regular Interest remaining unpaid as of the close of business on the preceding Distribution Date; plus

(iii)
if the aggregate Certificate Principal Balance is reduced because of a diversion of principal as a result of the reimbursement of Nonrecoverable Advances out of principal in accordance with the terms of the Pooling and Servicing Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Principal Balance was so reduced, which interest will accrue from the end of the Interest Accrual Period for the Distribution Date on which the related Collateral Support Deficit is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered; plus

(iv)
with respect to the Class B Trust Component and any Distribution Date, solely to the extent of amounts otherwise distributable in respect of interest to the Class E and Class D Certificates and Class C Trust Component (in that order) on such Distribution Date (in each case, without giving effect to any reduction in the Distributable Certificate Interest described in clause (i)(C) of this definition based on this clause (iv) or on clauses (v) or (vi) of this definition), the amount of any Trust Advisor Expenses allocated to reduce the Distributable Certificate Interest of the Class B Trust Component on any prior Distribution Date and which has not previously been reimbursed; plus

(v)
with respect to the Class C Trust Component and any Distribution Date, solely to the extent of amounts otherwise distributable in respect of interest to the Class E and Class D Certificates (in that order) on such Distribution Date (in each case, without giving effect to any reduction in Distributable Certificate Interest described in clause (i)(C) of this definition based on this clause (v) or on clause (vi) of this definition), the amount of any Trust Advisor Expenses allocated to reduce the Distributable Certificate Interest of the Class C Trust Component on any prior Distribution Date and which has not previously been reimbursed; plus

(vi)
with respect to the Class D Certificates and any Distribution Date, solely to the extent of amounts otherwise distributable in respect of interest to the Class E Certificates on such Distribution Date (in each case, without giving effect to any reduction in Distributable Certificate Interest described in clause (i)(C) of this definition based on this clause (vi)), the amount of any Trust Advisor Expenses allocated to reduce the Distributable Certificate Interest of the Class D Certificates on any prior Distribution Date and which has not previously been reimbursed; plus

(vii)
with respect to the Class B Trust Component, the Class C Trust Component and each class of the Class D and Class E Certificates, solely from any actual recoveries received by the Issuing Entity of amounts paid as Trust Advisor Expenses on prior Distribution Dates that resulted in a reduction of the Distributable Certificate Interest of any class of Certificates, the amount of any reductions in the Distributable Certificate Interest for such class (including, for this purpose, any reduction pursuant to clause (i)(C) of this definition) for any prior Distribution Dates that have not previously been reimbursed pursuant to clause (iv), (v) or (vi) above, or pursuant to this clause (vii), which recoveries will be allocated to each such class and Trust Component in alphabetical order, in each case, in an amount up to the amount of unreimbursed Trust Advisor Expenses previously allocated to such class.

The Class PST Certificates will be entitled to the sum of the Distributable Certificate Interest in respect of the Class PST Components.  The amount of Distributable Certificate Interest with respect to each Class PST Component is equal to the product of the Distributable Certificate Interest with respect to the related Trust Component and the percentage interest in such Trust Component represented by such Class PST Component.

Calculations of interest due in respect of the Class A-3FL Certificates will be made on the basis of actual number of days in the related Interest Accrual Period and a 360-day year.

The “Accrued Certificate Interest” will be, in respect of each class of Certificates (other than the Exchangeable Certificates and the Class A-3FL, Class A-3FX and Class R Certificates), Trust Component and Floating Class Regular Interest for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Principal Balance or Notional Amount, as the case may be, of such class of Certificates, Trust Component or Floating Class Regular Interest outstanding immediately prior to such Distribution Date.  Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve (12) 30-day months.

“Net Aggregate Prepayment Interest Shortfall” means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

“Principal Distribution Amount” equals, in general, for any Distribution Date, the aggregate of the following:

(i)
the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any B Note or Serviced Companion Loan or, in either case, its respective successor REO B Note or REO Serviced Companion Loan, as applicable) for their respective Due Dates occurring during the related Collection Period;

(ii)
(x) all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any B Note or Serviced Companion Loan or, in either case, its respective successor REO B Note or REO Serviced Companion Loan, as applicable)) and any other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income and proceeds of mortgage loan repurchases) received (including, in the case of any Non-Serviced Mortgage Loan, by the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer) on or in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any B Note or Serviced Companion Loan or any successor REO B Note or REO Serviced Companion Loan) during the related Collection Period that were identified and applied by the master servicer and/or special servicer as recoveries of principal (exclusive of any portion thereof included as part of the Principal Distribution Amount for the immediately preceding Distribution Date pursuant to clause (ii)(y) of this definition) and (y) the principal portion of any Balloon Payments received on or in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any Serviced Companion Loan or B Note or any successor REO Serviced Companion Loan or REO B Note) on or after the date that is two (2) Business Days immediately preceding the related Master Servicer Remittance Date and prior to the Distribution Date and remitted by the master servicer to the Distribution Account as described in “—Prepayment Interest Shortfalls and Prepayment Interest Excesses” below that were identified and applied by the master servicer and/or special servicer as recoveries of principal;

(iii)
the amount of any actual recoveries received by the Issuing Entity of amounts paid as Excess Trust Advisor Expenses for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date; and

(iv)
recoveries of any Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances that were previously reimbursed out of principal collections and for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date;

as reduced by, to the extent applicable:

(a)
any Workout-Delayed Reimbursement Amounts that have been reimbursed from amounts allocable to principal received with respect to the mortgage loans and any REO Mortgage Loans during the Collection Period for the related Distribution Date;

(b)
any Nonrecoverable Advance (with advance interest thereon) previously made in respect of any mortgage loan or any REO Mortgage Loan that is reimbursed from amounts allocable to principal received with respect to the mortgage loans and any REO Mortgage Loans during the Collection Period for the related Distribution Date; and

(c)
the amount of any Excess Trust Advisor Expenses for such Distribution Date allocated to reduce the Certificate Principal Balances of the Principal Balance Certificates (other than the Class A-3FL and Class A-3FX Certificates, the Exchangeable Certificates and the Control Eligible Certificates), the Trust Components and/or the Floating Class Regular Interest.

“REO Income” means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement.  With respect to any A/B Whole Loan or Loan Pair, or any Non-Serviced Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

In addition to the Trust Advisor Fee, the trust advisor will be entitled to reimbursement of Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement; provided, that on any Distribution Date the amount reimbursable to the trust advisor in respect of Trust Advisor Expenses for such date will not exceed the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date otherwise distributable to the Principal Balance Certificates (other than the Class A-3FL and Class A-3FX Certificates, Exchangeable Certificates and the Control Eligible Certificates), the Trust Components and the Floating Class Regular Interest and (ii) the aggregate amount of the Distributable Certificate Interest (for such purposes, calculated without regard to any reductions pursuant to clause (i)(C) of the definition of Distributable Certificate Interest as a result of Trust Advisor Expenses for such Distribution Date) that would otherwise be distributable to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and the Class D and Class E Certificates for such Distribution Date.  Any amount of Trust Advisor Expenses that are not reimbursed on a Distribution Date because of the limitations set forth in the immediately preceding sentence will be payable on the next Distribution Date to the extent funds are sufficient, in accordance with such limitations, to make such payments.  If the only Principal Balance Certificates that remain outstanding at any time are Control Eligible Certificates, the trust advisor will not be entitled to seek payment of Trust Advisor Expenses from the Issuing Entity or any Holder of a Control Eligible Certificate.

“Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts and other expenses payable to the trust advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor Fee); provided, that Trust Advisor Expenses shall not include any expenses paid from the TA Unused Fees Account.

“Excess Trust Advisor Expenses” for each Distribution Date will equal the Trust Advisor Expenses for such Distribution Date less the amount of any such Trust Advisor Expenses allocated to reduce the aggregate Distributable Certificate Interest of the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and the Class D and Class E Certificates for such Distribution Date.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Recipient	Description	Rate or Amount	Frequency	Source of Payment
Certificate Administrator	Certificate Administrator Fee(1)	0.0033%	monthly	General collections
Master Servicer	Master Servicing Fee(1)	0.02%(2)	monthly	General collections
Master Servicer	Prepayment Interest Excesses(1)	varies	from time to time	Any Prepayment Interest Excesses
Special Servicer	Special Servicing Fee(1)	0.25%	monthly	General collections
Special Servicer	Workout Fee(1)	1.0%	monthly	Related post-workout collections of principal and/or interest
Special Servicer	Liquidation Fee(1)	1.0%	upon receipt	Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds from the liquidation or final disposition of the related mortgage loan (or REO Property)

Master Servicer and Special Servicer	Fees collected from borrowers(1)	varies	from time to time	Fees actually collected from borrowers
Certificate Administrator, Master Servicer and Special Servicer	Investment income(1)	varies	monthly	Investment income actually earned
Trust Advisor	Trust Advisor Fee(1)	0.00118%	monthly	General collections
Trust Advisor	Trust Advisor Expenses (1)	varies	from time to time	General collections (to the extent allocable to the Class A-1 through Class E and Class PST Certificates)
Master Servicer, Special Servicer and Trustee	Servicing Advances(3)	varies	from time to time
Recoveries on the related mortgage loan, or to the extent that the party making the Advance determines it is nonrecoverable, from general collections, or with respect to recoveries of Workout-Delayed Reimbursement Amounts, from collections of principal

Master Servicer, Special Servicer and Trustee	Interest on Servicing Advances(3)	Advance Rate	when Advance is reimbursed	First from Penalty Charges, Allocable Modification Fees and Excess Liquidation Proceeds and then from general collections
Master Servicer and Trustee	P&I Advances(3)	varies	from time to time
Recoveries on the related mortgage loan, or to the extent that the party making the Advance determines it is nonrecoverable, from general collections, or with respect to recoveries of Workout-Delayed Reimbursement Amounts, from collections of principal

Master Servicer and Trustee	Interest on P&I Advances(3)	Advance Rate	when Advance is reimbursed	First from Penalty Charges, Allocable Modification Fees and Excess Liquidation Proceeds and then from general collections
Depositor, Trustee, Certificate Administrator, Custodian, Certificate Registrar, Master Servicer, Special Servicer, Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trustee
	Indemnification expenses(4)	varies	from time to time	General collections
Third Parties	Issuing Entity expenses not Advanced(5)	varies	from time to time	General collections

1.
For additional information regarding the compensation of the certificate administrator, the trustee, the custodian, the master servicer, the special servicer and the trust advisor, see “Description of the Offered Certificates—Matters Regarding the Certificate Administrator,”  “—The Trustee, Certificate Administrator and Custodian” below and “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation,” “—The Special Servicer—Special Servicer Compensation” and “—The Trust Advisor” in this free writing prospectus.  The Boston Park Plaza Mortgage Loan is serviced pursuant to the pooling and servicing agreement for the MSBAM 2013-C8 securitization and accordingly the fees and expenses applicable to the Boston Park Plaza Mortgage Loan under the pooling and servicing agreement for this transaction are limited to the Master Servicing Fee and the Certificate Administrator Fee.  The Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer and Non-Serviced Mortgage Loan Trustee with respect to such mortgage loan will be entitled to compensation under the related pooling and servicing agreement substantially similar to that received by the master servicer, special servicer and trustee under the Pooling and Servicing Agreement.   See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Boston Park Plaza Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation.”

2.
However, the Master Servicing Fee Rate with respect to the Boston Park Plaza Mortgage Loan is 0.01% per annum (the master servicer under the MSBAM 2013-C8 securitization is entitled to a servicing fee with respect to the Boston Park Plaza Mortgage Loan payable at a rate equal to the related Pari Passu Loan Servicing Fee Rate of 0.01% per annum). See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Boston Park Plaza Non-Serviced Loan Combination.”

3.
For additional information regarding Advances, see “Description of the Offered Certificates—Advances” in this free writing prospectus. For information regarding Advances with respect to the Milford Plaza Fee Mortgage Loan and the Boston Park Plaza Mortgage Loan, see “Description of the Offered Certificates—Advances—Matters Relating to Loan Pairs and Non-Serviced Loan Combinations” in this free writing prospectus.

4.
See “Description of the Offered Certificates—Matters Regarding the Certificate Administrator,”  “—The Trustee,” “Servicing of the Mortgage Loans—General” and “—The Trust Advisor” in this free writing prospectus.

5.	The Issuing Entity may incur additional expenses, including without limitation environmental remediation costs and costs incurred to operate REO Properties.

The Pooling and Servicing Agreement does not provide for any successor master servicer, special servicer (unless, in the case of the special servicer only, a successor cannot be found for existing compensation), trustee, certificate administrator, custodian or trust advisor, as the case may be, to receive compensation in excess of that permitted its predecessor.  Any change to the compensation of the master servicer, the special servicer, the certificate administrator, the trust advisor, the trustee or the custodian would require an amendment to the Pooling and Servicing Agreement.

Application of the Available Distribution Amount

On each Distribution Date, except as described under “—Optional Termination” below, for so long as any Class of Offered Certificates remains outstanding, the certificate administrator will apply the Available Distribution Amount (other than Excess Interest and Excess Liquidation Proceeds), if any for such date, for the following purposes and in the following order of priority:

●
first, to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class X-A and Class X-B Certificates and the Class A-3FL Regular Interest, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Distributable Certificate Interest for those classes and Floating Class Regular Interest;

●
second, to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL Regular Interest, in reduction of the Certificate Principal Balance of those classes and Floating Class Regular Interest, in the following priority:

(i)
to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution Date;

(ii)
to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-1 Certificates is reduced to zero;

(iii)
to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-2 Certificates is reduced to zero;

(iv)
to the Class A-3 Certificates and the Class A-3FL Regular Interest, pro rata, based on their respective Certificate Principal Balances, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i), (ii) and (iii) above) for such Distribution Date, until the aggregate Certificate Principal Balance of the Class A-3 Certificates and the Class A-3FL Regular Interest is reduced to zero;

(v)
to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-4 Certificates is reduced to zero; and

(vi)
to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-AB Certificates is reduced to zero;

●
third, to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL Regular Interest, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Collateral Support Deficit previously allocated to each such class or Floating Class Regular Interest, plus interest on that amount at the Pass-Through Rate for such class or Floating Class Regular interest from the date the related Collateral Support Deficit was allocated to such class or Floating Class Regular Interest;

●
fourth, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest of the Distributable Certificate Interest of the Class A-S Trust Component for such Distribution Date, and to the Class PST Certificates, in respect of interest, up to an amount equal to the Class A-S-PST Percentage Interest of the Distributable Certificate Interest of the Class A-S Trust Component for such Distribution Date, pro rata, in proportion to their respective percentage interests in the Class A-S Trust Component;

●
fifth, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class A-S Percentage Interest of the Principal Distribution Amount for such Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), and to the Class PST Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class A-S-PST Percentage Interest of the Principal Distribution Amount for such Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), pro rata, in proportion to their respective percentage interests in the Class A-S Trust Component, until their Certificate Principal Balances are reduced to zero;

●
sixth, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest of the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for the Class A-S Certificates from the date the related Collateral Support Deficit was allocated to the Class A-S Trust Component, and to the Class PST Certificates, up to an amount equal to the Class A-S-PST Percentage Interest of the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for the Class A-S Certificates from the date the related Collateral Support Deficit was allocated to the Class A-S Trust Component, pro rata, in proportion to their respective percentage interests in the Class A-S Trust Component;

●
seventh, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the Distributable Certificate Interest of the Class B Trust Component for such Distribution Date, and to the Class PST Certificates, in respect of interest, up to an amount equal to the Class B-PST Percentage Interest of the Distributable Certificate Interest of the Class B Trust Component for such Distribution Date, pro rata, in proportion to their respective percentage interests in the Class B Trust Component;

●
eighth, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class B Percentage Interest of the Principal Distribution Amount for such Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), and to the Class PST Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class B-PST Percentage Interest of the Principal Distribution Amount for such Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), pro rata, in proportion to their respective percentage interests in the Class B Trust Component, until their Certificate Principal Balances are reduced to zero;

●
ninth, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest of the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for the Class B Certificates from the date the related Collateral Support Deficit was allocated to the Class B Trust Component, and to the Class PST Certificates, up to an amount equal to the Class B-PST Percentage Interest of the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for the Class B Certificates from the date the related Collateral Support Deficit was allocated to the Class B Trust Component, pro rata, in proportion to their respective percentage interests in the Class B Trust Component;

●
tenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the Distributable Certificate Interest of the Class C Trust Component for such Distribution Date, and to the Class PST Certificates, in respect of interest, up to an amount equal to the Class C-PST Percentage Interest of the Distributable Certificate Interest of the Class C Trust Component for such Distribution Date, pro rata, in proportion to their respective percentage interests in the Class C Trust Component;

●
eleventh, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class C Percentage Interest of the Principal Distribution Amount for such Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), and to the Class PST Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class C-PST Percentage Interest of the Principal Distribution Amount for such Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), pro rata, in proportion to their respective percentage interests in the Class C Trust Component, until their Certificate Principal Balances are reduced to zero;

●
twelfth, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest of the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for the Class C Certificates from the date the related Collateral Support Deficit was allocated to the Class C Trust Component, and to the Class PST Certificates, up to an amount equal to the Class C-PST Percentage Interest of the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for the Class C Certificates from the date the related Collateral Support Deficit was allocated to the Class C Trust Component, pro rata, in proportion to their respective percentage interests in the Class C Trust Component; and

●	thirteenth, to make payments to the Holders of the Privately Offered Certificates (other than the Class X-B Certificates) as contemplated below.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Balance of all Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates) has been reduced to zero (that date, the “Cross Over Date”), or the aggregate Appraisal Reduction is greater than or equal to the Certificate Principal Balance of all Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates), regardless of the allocation of principal payments described in priority second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Balances), among the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL Regular Interest (to which the Class A-3FL and Class A-3FX Certificate relate).

On each Distribution Date, following the above-described distributions on the Offered Certificates, the certificate administrator will apply the remaining portion, if any, of the Available Distribution Amount (other than Excess Interest and Excess Liquidation Proceeds) for such date to make payments to the Holders of each of the respective other Classes of Subordinate Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses first, second and third below, in that order, to the Holders of the Class D Certificates, then payments under clauses first, second and third below, in that order, to the Holders of the Class E, Class F, Class G, Class H and Class J Certificates, in that order:

●
first, to pay interest to the Holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

●
second, if the aggregate Certificate Principal Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the Holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Principal Balance of such Class of Certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

●
third, to the Holders of the particular Class of Certificates, up to an amount equal to the aggregate of unreimbursed Collateral Support Deficit previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class from the date of the related Collateral Support Deficit was allocated to such Class.

Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the Holders of the Principal Balance Certificates and the Class X Certificates as contemplated above, will be paid to the Holders of the Class R Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the Holders of the Class J Certificates (regardless of whether the Certificate Principal Balance of such Class has been reduced to zero).  Excess Interest will not be available to make distributions to any other class of Certificates or to provide credit support for other classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Distributions made on the Class A-S Certificates and, to the extent that they evidence the Class PST Component A-S, the Class PST Certificates as described above will be deemed to have been made on the Class A-S Trust Component.  Distributions made on the Class B Certificates and, to the extent that they evidence the Class PST Component B, the Class PST Certificates as described above will be deemed to have been made on the Class B Trust Component.  Distributions made on the Class C Certificates and, to the extent that they evidence the Class PST Component C, the Class PST Certificates as described above will be deemed to have been made on the Class C Trust Component.

Class A-AB Planned Principal Balance

On each Distribution Date prior to the Cross Over Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate Principal Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions—Application of the Available Distribution Amount” above.  The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Appendix VII to this free writing prospectus.  These balances were calculated using, among other things, the Structuring Assumptions.  Based on such assumptions, the Certificate Principal Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Appendix VII.  There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions.  Therefore, there can be no assurance that the Certificate Principal Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Appendix VII.  In general, once the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Balance of the Class A-AB Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in the Issuing Entity during the related Collection Period will be distributed by the certificate administrator on the classes of Certificates, Trust Components or Floating Class Regular Interest as follows:  to each class of Principal Balance Certificates (other than the Exchangeable Certificates, the Class A-3FL, Class A-3FX and Class E Certificates and the Control Eligible Certificates), Trust Component or Floating Class Regular Interest then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class, Trust Component or Floating Class Regular Interest on that Distribution Date, and the denominator of which is the total amount distributed as principal to all such classes of Principal Balance Certificates and Trust Components and the Floating Class Regular Interest on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that class, Trust Component or Floating Class Regular Interest and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period.  Any Prepayment Premiums or Yield Maintenance Charges relating to the mortgage loans in the Issuing Entity and collected during the related Collection Period remaining after those distributions described above (as to the applicable Distribution Date, the “Class X YM Distribution Amount”), will be distributed to the Holders of the Class X Certificates as follows:  first, to Holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, the Class A-S Trust Component and the Class A-3FL Regular Interest on the applicable Distribution Date, and the denominator of which is the total principal distributed with respect to the Principal Balance Certificates on the applicable Distribution Date, multiplied by (b) the Class X YM Distribution Amount for the applicable Distribution Date; and second, to the Holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the Holders of the Class X-A Certificates. Distributions of Prepayment Premiums and Yield Maintenance Charges made on the Class A-S Trust Component, the Class B Trust Component and the Class C Trust Component will be distributed to the Class A-S Certificates and Class PST Component A-S, the Class B Certificates and Class PST Component B, and the Class C Certificates and Class PST Component C, respectively, in each case pro rata in proportion to the respective percentage interests of the related Trust Component represented by such Class and such Class PST Component.  Distributions of Prepayment Premiums and Yield Maintenance Charges made on the PST Components will correspondingly be made to the Class PST Certificates.  Distributions of Prepayment Premiums and Yield Maintenance Charges made on the Class A-3FL Regular Interest will be distributed to the Class A-3FL Certificates (or to the swap counterparty related thereto) and to the Class A-3FX Certificates based on the respective percentage interests in the Class A-3FL Regular Interest.

“Prepayment Premium” means, with respect to any mortgage loan, B Note or Serviced Companion Loan for any Distribution Date, prepayment premiums and charges, if any, calculated solely as a fixed percentage of the amount prepaid and received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced Companion Loan.

“Yield Maintenance Charge” means, with respect to any mortgage loan, B Note or Serviced Companion Loan for any Distribution Date, yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced Companion Loan.  The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in Appendix I to this free writing prospectus.

The “Base Interest Fraction,”  with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of Principal Balance Certificates (other than the Class A-3FL, Class A-3FX and Class E Certificates, the Exchangeable Certificates and the Control Eligible Certificates), Trust Component or Floating Class Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of Certificates, Trust Component or Floating Class Regular Interest, as applicable, and (ii) the applicable Discount Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the applicable Discount Rate; provided, that under no circumstances will the Base Interest Fraction be greater than one.  If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, further, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on the subject class, Trust Component or Floating Class Regular Interest, then the Base Interest Fraction will be equal to 1.0.

“Principal Prepayments” means any voluntary or involuntary payment or collection of principal on a mortgage loan, B Note or Serviced Companion Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the mortgage loan, B Note or Serviced Companion Loan in advance of its scheduled Due Date.

The “Discount Rate” means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges (i) if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the related mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and (ii) if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the related mortgage loan, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

“Treasury Rate” is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15–Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid.  If Release H.15 is no longer published, the certificate administrator will select a comparable publication to determine the Treasury Rate.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to Holders of the Class E Certificates, the Control Eligible Certificates or the Class R Certificates.  Any Prepayment Premiums or Yield Maintenance Charges distributed to Holders of a class of Certificates may not be sufficient to compensate those Holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

Notwithstanding that any mortgaged property may be acquired by the Issuing Entity or its nominee through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding until such REO Property is liquidated for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Collateral Support Deficit to the Certificates and Trust Components, as well as the amount of Master Servicing Fees, Trust Advisor Fees, Certificate Administrator Fees (including Trustee Fees) and Special Servicing Fees payable under the Pooling and Servicing Agreement.  In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be “applied” by the master servicer as principal, interest and other amounts “due” on such mortgage loan.  Subject to the recoverability determination described under “—Advances” below and the effect of any Appraisal Reductions described under “—Appraisal Reductions” below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding.  References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

“REO Property” means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.  The term “REO Property” also includes any mortgaged property acquired under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement (however, the special servicer will not have any obligations with respect to any such REO Property).

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any mortgage loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (exclusive, if applicable, in the case of an A/B Whole Loan or Loan Pair, of any amounts payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement), absent express provisions in the loan documents or related Intercreditor Agreement, or if and to the extent that such terms authorize the mortgagee to use its discretion, and in any event after an event of default under the related mortgage loan (to the extent not cured or waived), will be allocated for purposes of collecting amounts due under the mortgage loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First,
as a recovery of any unreimbursed Advances with respect to such mortgage loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such mortgage loan;

Second,
as a recovery of Nonrecoverable Advances with respect to such mortgage loan and any interest thereon to the extent previously reimbursed or paid, as the case may be, from collections with respect to other mortgage loans;

Third,
to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related mortgage loan (exclusive of default interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such mortgage loan at the related Mortgage Rate to, but not including, the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full monthly payment from the related borrower, through the related Due Date), over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth,
to the extent not previously allocated pursuant to clause First, as a recovery of principal of such mortgage loan then due and owing, including by reason of acceleration of such mortgage loan following a default thereunder (or, if such mortgage loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth,
as a recovery of accrued and unpaid interest on such mortgage loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with related Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth,
as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such mortgage loan;

Seventh,	as a recovery of any other reserves to the extent then required to be held in escrow with respect to such mortgage loan;

Eighth,	as a recovery of any Prepayment Premiums and/or Yield Maintenance Charges then due and owing under such mortgage loan;

Ninth,	as a recovery of any default interest or late fees then due and owing under such mortgage loan;

Tenth,	as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such mortgage loan;

Eleventh,	as a recovery of any other amounts then due and owing under such mortgage loan other than remaining unpaid principal;

Twelfth,	as a recovery of any remaining principal of such mortgage loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth,	in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a mortgaged property if, immediately following such release, the loan-to-value ratio of the related mortgage loan exceeds 125% (based solely on the value of real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the mortgage loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO property (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO property and, if applicable, in the case of an A/B Whole Loan or Loan Pair, exclusive of any amounts payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) shall be deemed allocated for purposes of collecting amounts due under the related REO Mortgage Loan in the following order of priority:

First,
as a recovery of any unreimbursed Advances with respect to such REO Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such REO Mortgage Loan;

Second,
as a recovery of Nonrecoverable Advances with respect to such REO Mortgage Loan and any interest thereon to the extent previously reimbursed or paid, as the case may be, from collections with respect to other REO Mortgage Loans;

Third,
to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such mortgage loan at the related Mortgage Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have theretofore occurred in connection with Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below and clause Fifth of the preceding paragraph on earlier dates);

Fourth,	to the extent not previously allocated pursuant to clause First, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth,
as a recovery of accrued and unpaid interest on such REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with related Appraisal Reductions (to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause Fifth and clause Fifth of the preceding paragraph on earlier dates);

Sixth,	as a recovery of any Prepayment Premiums and/or Yield Maintenance Charges then due and owing under such REO Mortgage Loan;

Seventh,	as a recovery of any default interest or late fees then due and owing under such REO Mortgage Loan;

Eighth,	as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such REO Mortgage Loan;

Ninth,	as a recovery of any other amounts then due and owing under such REO Mortgage Loan; and

Tenth,	in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Subordination; Allocation of Collateral Support Deficit

As and to the extent described in this free writing prospectus, the rights of Holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of Holders of the Senior Certificates, to the rights of the Holders of each other class of Subordinate Certificates with an earlier alphabetical class designation and to the rights of the Holders of the Class PST Certificates in respect of Class PST Components that have an earlier alphabetical designation (see “—Distributions—Application of the Available Distribution Amount” above and the Collateral Support Deficit allocation priority described below).  This subordination is intended to enhance the likelihood of timely receipt by the Holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the Holders of each class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Principal Balance of the Class A Senior Certificates.

Similarly, but to decreasing degrees and generally in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the Holders of the Subordinate Certificates (other than the Class J Certificates, which do not have the benefit of effective subordination), and if applicable, by the Holders of the Class PST Certificates in respect of the respective Class PST Components that have the same distribution priority as the corresponding Subordinate Certificates, of the full amount of interest payable in respect of such classes of Certificates or Class PST Components on each Distribution Date, and the ultimate receipt by such Holders of principal equal to, in each case, the entire Certificate Principal Balance of such class of Certificates or Class PST Component.  This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under “—Distributions—Application of the Available Distribution Amount” and by the allocation of a Collateral Support Deficit as described below.  No other form of credit support will be available for the benefit of the Holders of the Certificates.

Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the aggregate Certificate Principal Balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of Principal Balance Certificates.  Thus, as principal is distributed to the Holders of the Class A Senior Certificates, the percentage interest in the Issuing Entity evidenced by the Class A Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates and to the various Class PST Components, all in alphabetical order of class or component designation, in each case until such class or component is paid in full, of the entire Principal Distribution Amount for each Distribution Date will generally provide a similar benefit to each such class of Certificates or the Class PST Certificates in respect of such Class PST Component as regards the relative amount of subordination afforded by the other classes of Subordinate Certificates and Class PST Components, with later alphabetical class or component designations.

On each Distribution Date, immediately following the distributions made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date is less than, (2) the aggregate Certificate Principal Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date and the allocation of any Excess Trust Advisor Expenses to reduce the Certificate Principal Balance of the Principal Balance Certificates that are not Control Eligible Certificates on that Distribution Date (any deficit, “Collateral Support Deficit”).  For purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the master servicer, special servicer or the trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances.

On each Distribution Date, the certificate administrator will be required to allocate any Collateral Support Deficit to the classes of Principal Balance Certificates (other than the Exchangeable Certificates) and Trust Components in the following order:  to the Class J, Class H, Class G, Class F, Class E and Class D Certificates, the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component), the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component) and the Class A-S Trust Component (and correspondingly, the Class A-S Certificates and the Class PST Component A-S, pro rata, based on their respective percentage interests in the Class A-S Trust Component), in each case in respect of and until the remaining Certificate Principal Balance of that class of Certificates or Trust Component has been reduced to zero.  Following the reduction of the Certificate Principal Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the classes of Class A Senior Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest, pro rata (based upon their respective Certificate Principal Balances), until the remaining Certificate Principal Balances of the Class A Senior Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest have been reduced to zero.  Trust Advisor Expenses will be allocated to the Principal Balance Certificates (other than the Class A-3FL and Class A-3FX Certificates, the Exchangeable Certificates and the Control Eligible Certificates), Trust Components and Class A-3FL Regular Interest as described under “—Distributions—Allocation of Trust Advisor Expenses” in this free writing prospectus.  Collateral Support Deficits will be allocated to the Class PST Certificates in an amount equal to the aggregate amount of Collateral Support Deficits allocated to the Class PST Components.  Any Collateral Support Deficit allocated to a class of Certificates will be allocated to the respective Certificates of such class in proportion to the Percentage Interests evidenced by the respective Certificates.

On each Distribution Date, following allocation of any Collateral Support Deficit as described in the preceding paragraph, amounts on deposit in the Excess Liquidation Proceeds Reserve Account will be used:  first, to reimburse the Principal Balance Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), the Trust Components, the Class A-3FL Regular Interest and the Class X Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, Unpaid Interest due and owing to such classes, Trust Components or Class A-3FL Regular Interest; and second, to reimburse the Principal Balance Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), the Trust Components and the Class A-3FL Regular Interest (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, unreimbursed Collateral Support Deficits previously allocated to such classes, Trust Components or Class A-3FL Regular Interest, together with interest on such Collateral Support Deficits at the applicable Pass-Through Rate, in each case from the date of allocation.

Further, on each Distribution Date, following application of amounts on deposit in the Excess Liquidation Proceeds Reserve Account as described in the preceding paragraph, amounts on deposit in the TA Unused Fees Account will be used:  first, to pay any current unreimbursed Trust Advisor Expenses payable to the trust advisor pursuant to the Pooling and Servicing Agreement; second, to reimburse each class of Principal Balance Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), the Trust Components and the Class A-3FL Regular Interest to the extent of any Trust Advisor Expenses that were actually applied to reduce the Distributable Certificate Interest or Certificate Principal Balance of such class of Certificates, Trust Component or Class A-3FL Regular Interest on any Distribution Date, which amounts will be allocated first as a recovery of principal in the reverse order in which they were allocated to reduce the Certificate Principal Balances of the related class of Certificates, Trust Component or Class A-3FL Regular Interest and then as recoveries of interest to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and Class D and Class E Certificates, in that order; third, if such Distribution Date coincides with or follows the earlier of (x) the final Distribution Date and (y) the date that the aggregate Certificate Principal Balance of the Principal Balance Certificates, other than the Control Eligible Certificates, has been reduced to zero, to reimburse the Principal Balance Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), the Trust Components and the Class A-3FL Regular Interest (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, unreimbursed Collateral Support Deficits previously allocated to such classes, Trust Components or Class A-3FL Regular Interest, together with interest on such Collateral Support Deficits at the applicable Pass-Through Rate, in each case from the date of allocation), in each case from the date of allocation; and fourth, if such Distribution Date coincides with or follows the earlier of (x) the final Distribution Date and (y) the date that the aggregate Certificate Principal Balance of the Principal Balance Certificates, other than the Control Eligible Certificates, has been reduced to zero, to reimburse the Principal Balance Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), the Trust Components, the Class A-3FL Regular Interest and the Class X Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, Unpaid Interest due and owing to such classes, Trust Components or Class A-3FL Regular Interest.

Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of Principal Distribution Amount) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a Collateral Support Deficit for such Distribution Date.  Such Collateral Support Deficit will be applied in accordance with the loss allocation rules described in the third preceding paragraph to reduce the Certificate Principal Balances of the Principal Balance Certificates (without accompanying principal distributions) on the Distribution Date for that Collection Period.

Mortgage loan losses, Collateral Support Deficits and Trust Advisor Expenses will not be allocated to the Class R Certificates and will not be directly allocated to the Class A-3FL, Class A-3FX or Class X Certificates or the Exchangeable Certificates.  However, the Certificate Principal Balances of the Class A-3FL and Class A-3FX Certificates will be reduced if the related Class A-3FL Regular Interest is reduced by such losses, such Collateral Support Deficit or Excess Trust Advisor Expenses, with such reduction allocated to the Class A-3FL and Class A-3FX Certificates based on their respective percentage interests in the Class A-3FL Regular Interest.  In addition, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates, Trust Components or Class A-3FL Regular Interest (in the case of the Class X-A Certificates) are reduced by such loan losses, such Collateral Support Deficits or Excess Trust Advisor Expenses.  Furthermore, the Certificate Principal Balances of the Exchangeable Certificates will be reduced if the related Trust Components are reduced by such losses, such Collateral Support Deficit or Excess Trust Advisor Expenses (in each case to the extent of their respective percentage interests of the related Trust Components).

In general, Collateral Support Deficits could result from the occurrence of:  (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation” in this free writing prospectus, the payment of interest on Advances and certain servicing expenses and any other Additional Trust Fund Expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the Issuing Entity, including certain reimbursements to the certificate administrator as described under “Description of the Offered Certificates—Matters Regarding the Certificate Administrator,” “—The Trustee—Trustee Compensation” and “—The Certificate Administrator and Custodian” in this free writing prospectus or any other party to the Pooling and Servicing Agreement, and certain federal, state and local taxes, and certain tax-related expenses, payable by the Issuing Entity as described under “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC” in this free writing prospectus.  Accordingly, the allocation of a Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Issuing Entity.

A class of Certificates will be considered outstanding until its Certificate Principal Balance or Notional Amount is reduced to zero; provided that in any event the Class J Certificates will be considered outstanding so long as Holders of such Certificates are entitled to receive Excess Interest.

Notwithstanding the foregoing, amounts that might otherwise be distributable in respect of a more senior class of Certificates, Trust Component or Floating Rate Regular Interest may be used to reimburse Trust Advisor Expenses without an offsetting reduction to amounts payable to the Control Eligible Certificates as described below under “—Distributions—Allocation of Trust Advisor Expenses.”  In addition, among the Principal Balance Certificates that are not Control Eligible Certificates, as a result of allocating Trust Advisor Expenses to reduce interest, a more senior class of Certificates, Trust Component or Floating Rate Regular Interest may suffer a permanent reduction of interest even though the Certificate Principal Balance(s) of the more subordinate class or classes of Certificates has not been reduced to zero.

Any shortfall in the amount of the Distributable Certificate Interest paid with respect to any class of Certificates, Trust Component or the Floating Rate Regular Interest on any Distribution Date will result in Unpaid Interest for such class or Class A-3FL Regular Interest, which will be distributable in subsequent periods to the extent of funds available therefor.  “Unpaid Interest” means, on any Distribution Date with respect to any class of Certificates, Trust Component or Class A-3FL Regular Interest, the portion of Distributable Certificate Interest for such class, Trust Component or Class A-3FL Regular Interest remaining unpaid as of the close of business on the preceding Distribution Date.  Unpaid Interest for any class of non-Control Eligible Certificates, Trust Component or Class A-3FL Regular Interest will not include any reductions in the Distributable Certificate Interest resulting from allocations of Trust Advisor Expenses, except to the extent such reductions are reimbursed in accordance with the definition of Distributable Certificate Interest.

Realized losses and Additional Trust Fund Expenses with respect to any mortgage loan that is part of a Loan Pair will equal a pro rata share (based on relative principal balance of such mortgage loan and the related Serviced Companion Loan, as applicable) of the amount of any loss calculated with respect to such Loan Pair.  Realized losses with respect to any A/B Whole Loan are to be allocated first to the related B Note and then to the related mortgage loan, and expenses are to be paid first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the related mortgage loan.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”.

Allocation of Trust Advisor Expenses

On each Distribution Date, immediately prior to the distributions to be made to the Certificateholders on that date, the certificate administrator is required to allocate Trust Advisor Expenses to reduce the Distributable Certificate Interest for such Distribution Date for the Class E and Class D Certificates, the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), in that order, in each case, until the Distributable Certificate Interest of such class or Trust Component for such Distribution Date has been reduced to zero.  Trust Advisor Expenses will not be allocated to reduce interest distributable to the Class A Senior Certificates, the Class A-S Trust Component (or, correspondingly, the Class A-S Certificates or the Class PST Component A-S), the Class X Certificates or the Control Eligible Certificates, which interest shall be paid as if such Trust Advisor Expenses were not incurred.

To the extent that the amount of Trust Advisor Expenses with respect to a Distribution Date is greater than the aggregate amount of the Distributable Certificate Interest otherwise distributable to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and the Class D and Class E Certificates for such Distribution Date, the resulting Excess Trust Advisor Expenses will be allocated to reduce the Principal Distribution Amount otherwise allocable to the Principal Balance Certificates that are not Control Eligible Certificates for such Distribution Date.  The Excess Trust Advisor Expenses will reduce the Principal Distribution Amount for the Principal Balance Certificates that are not Control Eligible Certificates for such Distribution Date and, to the extent of such reduction, will be allocated to reduce the Certificate Principal Balances of the following Classes of Certificates and Trust Components in the following order:  to the Class E and Class D Certificates, the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component), the Class B Trust

Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component) and the Class A-S Trust Component (and correspondingly, the Class A-S Certificates and the Class PST Component A-S, pro rata, based on their respective percentage interests in the Class A-S Trust Component), in each case, until the remaining Certificate Principal Balance of such class of Certificates or Trust Component has been reduced to zero.  Following the reduction of the Certificate Principal Balances of the foregoing classes of Principal Balance Certificates or Trust Components to zero, the certificate administrator will be required to allocate the remaining Excess Trust Advisor Expenses among the classes of Class A Senior Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest (and correspondingly, to the Class A-3FL and Class A-3FX Certificates based on their respective percentage interests in the Class A-3FL Regular Interest), pro rata (based upon their respective Certificate Principal Balances), until the remaining Certificate Principal Balances of the Class A Senior Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest have been reduced to zero.

Any Trust Advisor Expenses (or Excess Trust Advisor Expenses) allocated to a Class PST Component will in turn be allocated to the Class PST Certificates.  Any Trust Advisor Expenses (or Excess Trust Advisor Expenses) allocated to a class of Certificates will be allocated among the respective Certificates of such class in proportion to the Percentage Interests evidenced by the respective Certificates.  In the event that amounts distributable in respect of the Distributable Certificate Interest to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component) and Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and Class D and Class E Certificates or otherwise available as the indicated portion of the Principal Distribution Amount are insufficient to reimburse any related Trust Advisor Expenses on a Distribution Date, any unreimbursed Trust Advisor Expenses will remain unreimbursed until the next Distribution Date that such applicable amounts are available.  In no event will any Trust Advisor Expenses or Excess Trust Advisor Expenses reduce or delay in any manner any principal or interest (or Excess Interest with respect to the Class J Certificates) payable in respect of the Control Eligible Certificates, and such Control Eligible Certificates will continue to be paid their respective principal and interest entitlements (including Excess Interest entitlements with respect to the Class J Certificates) as if such Trust Advisor Expenses and/or Excess Trust Advisor Expenses had not been incurred.

To the extent amounts are actually received by the Issuing Entity as reimbursements of Trust Advisor Expenses (which Trust Advisor Expenses were actually applied to reduce the Distributable Certificate Interest or Principal Distribution Amount of the non-Control Eligible Certificates or related Trust Components or the Class A-3FL Regular Interest), or amounts are on deposit in the TA Unused Fees Account at any time and are available to reimburse the holders of the non-Control Eligible Certificates, Trust Components or Class A-3FL Regular Interest in accordance with “—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus, those amounts will be allocated first as recoveries of principal in the reverse order in which they were allocated to reduce the Certificate Principal Balances of the related class of non-Control Eligible Certificates, Trust Components or Class A-3FL Regular Interest and then as recoveries of interest to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and Class D and Class E Certificates, in that order.

In addition, if Trust Advisor Expenses are allocated to reduce the Distributable Certificate Interest with respect to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) or Class D Certificates for any Distribution Date, then that allocation may be reimbursed out of amounts otherwise payable as interest to a more subordinate class of Certificates or Trust Component among the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and the Class D and Class E Certificates on a subsequent Distribution Date by making corresponding adjustments to the Distributable Certificate Interest for the affected classes for that subsequent Distribution Date.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating Interest, subject to certain limitations described in this free writing prospectus.  See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation” in this free writing prospectus.

“Prepayment Interest Shortfall” means, a shortfall in the collection of a full month’s interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date).  Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Certificate Administrator Fee and the Trust Advisor Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates (other than the Exchangeable Certificates) and the Trust Components.  In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

●
the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Stated Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made; over

●
the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Certificate Administrator Fee and the Trust Advisor Fee (and net of any servicing fee, certificate administrator fee, trust advisor fee or trustee fee payable in connection with any Non-Serviced Mortgage Loan)).

“Prepayment Interest Excess” means, in the case of a mortgage loan as to which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the Certificates or related Trust Components.  The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Certificate Administrator Fee, the Master Servicing Fee, the Trust Advisor Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee (and net of any servicing fee, certificate administrator fee, trust advisor fee or trustee fee payable in connection with any Non-Serviced Mortgage Loan).

Prior to the allocation of any Trust Advisor Expenses to reduce the Distributable Certificate Interest payable with respect to any of the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component), or the Class D or Class E Certificates on any Distribution Date, any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), each Trust Component and the Class A-3FL Regular Interest (and correspondingly, to the Class A-3FL and Class A-3FX Certificates based on their respective percentage interests in the class A-3FL Regular Interest), pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class, Trust Component or Class A-3FL Regular Interest on such Distribution Date, in each case reducing interest otherwise payable thereon.  The Distributable Certificate Interest in respect of any class of Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), Trust Component (and correspondingly, the Class A-S, Class B or Class C Certificates, as applicable, and the related Class PST Component, pro rata, based on their respective percentage interests in such Trust Component) or Class A-3FL Regular Interest (to which the Class A-3FL and Class A-3FX Certificates relate) will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of Certificates, Trust Component or Class A-3FL Regular Interest.  See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation” in this free writing prospectus.

On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans (other than Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation.  Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

With respect to any Master Servicer Remittance Date, Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period or other amounts not distributable on the related Distribution Date are required to be held in the Collection Account (or a sub-account thereof) for remittance to the Distribution Account on the applicable successive Master Servicer Remittance Date or Dates.  The master servicer will be required to use commercially reasonable efforts to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Balloon Payments that are received by the master servicer on or after the date that is two (2) Business Days prior to the Master Servicer Remittance Date and prior to the related Distribution Date.

Optional Termination

The Holders of a majority of the most subordinate class of REMIC Regular Certificates or Exchangeable Certificates outstanding (for this purpose considering each of the Class A-S, Class B and Class C Certificates together with the portion of the Class PST Certificates representing an interest in the Trust Component bearing the same alphabetic designation), the special servicer, the master servicer and the Holder of the majority interest in the Class R Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans (in the case of any A/B Whole Loan or Loan Pair, subject to any purchase option rights of the holder of the related B Note or Serviced Companion Loan provided for in the related Intercreditor Agreement) and any other property remaining in the Issuing Entity on or after the date on which the aggregate principal balance of the mortgage loans is less than or equal to a percentage of the Initial Pool Balance equal to (i) 14.9% (if the Milford Plaza Fee mortgage loan is included in the Issuing Entity on such date), (ii) 6.1% (if the Apthorp Retail Condominium mortgage loan is included in the Issuing Entity on such date), (iii) 19.1% (if the Milford Plaza Fee and Apthorp Retail Condominium mortgage loans are included in the Issuing Entity on such date), or (iv) 2.0% (if the Milford Plaza Fee and Apthorp Retail Condominium mortgage loans are not included in the Issuing Entity on such date)  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than REO Mortgage Loans and any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate—or the mortgage rate less the Master Servicing Fee Rate if the master servicer is the purchaser—to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the Issuing Entity.  The optional termination of the Issuing Entity must be conducted so as to constitute a “qualified liquidation” of the underlying REMICs under Section 860F of the Code.

Upon any such termination, the purchase price for the mortgage loans and the other property in the Issuing Entity will be applied to pay accrued and unpaid interest on and reduce the Certificate Principal Balance of all outstanding classes to zero in the manner provided under “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus.

Any such termination will have an adverse effect on the yield of any outstanding Offered Certificates purchased at a premium.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

In addition, if at any time (i) the aggregate Certificate Principal Balances or Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX, Class A-4, Class A-S, Class X-A, Class X-B, Class B, Class PST, Class C, Class D and Class E Certificates have been reduced to zero and (ii) there is only one Holder of all the outstanding Certificates (excluding the Class R Certificates), such Certificateholder will have the right to exchange all of its Certificates (other than the Class R Certificates) for the mortgage loans and each REO Property remaining in the Issuing Entity.

Advances

P&I Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to Holders of the class or classes of Certificates entitled thereto, and are not credit support for the Certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.  On the Business Day prior to each Distribution Date (the “Master Servicer Remittance Date”), the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan included in the Issuing Entity, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated.  Notwithstanding the foregoing if an Appraisal Reduction has been applied with respect to any mortgage loan, then the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan (there will be no reduction in the principal portion, if any, of such P&I Advance) will be an amount equal to the product of:

●	the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

●
a fraction, the numerator of which is the Stated Principal Balance of such mortgage loan immediately prior to such Distribution Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a mortgage loan that is part of an A/B Whole Loan or Loan Pair, or that is a Non-Serviced Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such mortgage loan) and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to such Distribution Date.

In addition, the master servicer will not in any event be required to (i) advance Prepayment Premiums or Yield Maintenance Charges, Excess Interest, default interest or late fees, if any, or (ii) make any P&I Advances on any B Note or Serviced Companion Loan.

“P&I Advance” means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Trust Advisor Fees and Master Servicing Fees), other than any Balloon Payment, advanced or to be advanced, as the context may require, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

With respect to any mortgage loan included in the Issuing Entity that is delinquent in respect of its Balloon Payment and any REO Mortgage Loan, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Trust Advisor Fee, Master Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

The Assumed Scheduled Payment will be an amount deemed due in respect of:

●	any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

●	any mortgage loan as to which the related mortgaged property has become an REO Property.

The “Assumed Scheduled Payment” deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity.  With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the “Assumed Scheduled Payment” deemed due on each Due Date for so long as the REO Property remains part of the Issuing Entity, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

“Balloon Loans” means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.  ARD Loans are included in the definition of Balloon Loans.

“Balloon Payment” means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.  This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.  Such interest will be payable from amounts set forth in the table under “Description of the Offered Certificates—Distributions—Fees and Expenses” above.

The “Advance Rate” will be a rate equal to the “Prime Rate” as reported in The Wall Street Journal from time to time.

P&I Advances will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Collection Account and Distribution Account as described under “—Advances—Reimbursement of Advances” below.  P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period.  In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Stated Principal Balance plus all overdue amounts on such mortgage loan.

The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan.  If the master servicer fails to make a required P&I Advance, the trustee is, subject to a recoverability determination, required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

Servicing Advances

In addition to P&I Advances, the master servicer will also be obligated, and the special servicer will have the option (on an emergency basis) (in each case, subject to the limitations described in this free writing prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any mortgaged property or REO Property.  To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, and the trustee has notice of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

Servicing Advances, in all cases, will be reimbursable as described below.  The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Collection Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

Servicing Advances may be made by the master servicer, special servicer (on an emergency basis), or trustee, as applicable, in order to pay, among other things, delinquent real estate taxes, assessments and hazard insurance premiums (to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower), and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related mortgaged property.  With respect to REO Properties, Servicing Advances may be made by the master servicer, special servicer (on an emergency basis), or trustee, as applicable, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

●	insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

●	items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

●	any ground rents in respect of such REO Property; and

●
other costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital improvements and, to the extent necessary to comply with the REMIC provisions, capital expenditures).

The master servicer, special servicer and the trustee will each be entitled to interest on Servicing Advances made by it.  This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.  Such interest will be payable from amounts set forth in the table under “Description of the Offered Certificates—Distributions—Fees and Expenses” above.

The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, B Note or Serviced Companion Loan or the administration of REO Property.  Servicing Advances will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related B Note or Serviced Companion Loan) or REO Property.  However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Collection Account or Distribution Account as described under “—Advances—Reimbursement of Advances” below.

Notwithstanding the prior paragraph, if the special servicer makes an emergency Servicing Advance, the master servicer must reimburse the special servicer for such emergency Servicing Advance, upon which the master servicer will be deemed to have made the Servicing Advance.  Notwithstanding the foregoing, the master servicer need not so reimburse an emergency Servicing Advance that it determines to be a Nonrecoverable Advance but such Servicing Advance, like other Nonrecoverable Advances, may be reimbursed to the special servicer from amounts on deposit in the Collection Account or Distribution Account.  Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

Notwithstanding the foregoing, the applicable Non-Serviced Mortgage Loan Master Servicer is obligated to make servicing advances with respect to the related Non-Serviced Mortgage Loan, on substantially the same terms and conditions as described above, pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and none of the master servicer, the trustee or special servicer will have any obligation or authority to make Servicing Advances with respect to such Non-Serviced Mortgage Loan.

Reimbursement of Advances

Any P&I Advance or Servicing Advance, in either case, with interest, that has been determined to be nonrecoverable from the particular mortgage loan to which it relates (a “Nonrecoverable Advance”) will be reimbursable from the Collection Account in the Collection Period in which the nonrecoverability determination is made.  Any reimbursement of Nonrecoverable Advances will be made first from amounts in the Collection Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections).

If the funds in the Collection Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement of Nonrecoverable Advances, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a time as required to reimburse the excess portion from principal for a consecutive period of up to twelve (12) months (provided that any such deferral exceeding six (6) months will require, during any

Subordinate Control Period and any Collective Consultation Period, the consent of the Controlling Class Representative), and any election to so defer shall be deemed to be in accordance with the Servicing Standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

If a P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout, but such amounts become an obligation of the borrower to be paid in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”), then such Workout-Delayed Reimbursement Amount, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Collection Account that represent principal on the mortgage loans (net of any principal used to reimburse any Nonrecoverable Advance (together with interest thereon)).  To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the Certificates on the related Distribution Date will be reduced and, in the case of reimbursement of Nonrecoverable Advances (or interest thereon), the resulting Collateral Support Deficit will be allocated (in accordance with the loss allocation rules described above under “—Distributions—Subordination; Allocation of Collateral Support Deficit”) to reduce the respective Certificate Principal Balances of the various classes of the Principal Balance Certificates or Trust Components or the Class A-3FL Regular Interest on that Distribution Date.  Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance.

Any provision in the Pooling and Servicing Agreement requiring that a Servicing Advance or P&I Advance be made by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Each Distribution Date Statement furnished or made available by the certificate administrator to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus.

To the extent set forth in the related intercreditor agreement and Non-Serviced Mortgage Loan Pooling and Servicing Agreement, any Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Trustee with respect to any Non-Serviced Mortgage Loan will be entitled to reimbursement for nonrecoverable servicing advances made with respect to such Non-Serviced Mortgage Loan (together with any accrued and unpaid interest thereon, as provided for under the Pooling and Servicing Agreement).

Nonrecoverable Advances

The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the trustee, master servicer or special servicer, as applicable, exercising good faith, and must be accompanied by an officer’s certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the 17g-5 Information Provider, the Trust Advisor (other than during a Subordinate Control Period), the certificate administrator and the depositor (and the holder of the related B Note or Serviced Companion Loan if the Servicing Advance relates to an A/B Whole Loan or Loan Pair) and setting forth the reasons for such determination, together with, in the case of the master servicer or the special servicer, copies of appraisals or internal valuations, if any, or other information that supports such determination.  The trustee, master servicer or special servicer, as applicable, will not be required to make any advance that it determines in its good faith business judgment (in the case of the trustee) or in accordance with the Servicing Standard (in the case of the master servicer or special servicer) would be nonrecoverable.  The master servicer’s or special servicer’s determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee.  The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance.

In making such recoverability determination, the master servicer, special servicer or trustee, as applicable, will be entitled (a) to consider (among other things) (i) the obligations of the mortgagor under the terms of the related mortgage loan as it may have been modified and (ii) the related mortgaged properties in their “as is” or then-current conditions and occupancies as they actually are or may be modified by such party’s assumptions (consistent with the Servicing Standard in the case of the master servicer or the special servicer) regarding the possibility and effects of future adverse change with respect to such mortgaged properties and/or (b) to estimate and consider (consistent with the Servicing Standard in the case of the master servicer or the special servicer), among other things, future expenses and/or the timing of recoveries.  In addition, any person, in considering whether any proposed P&I Advance or Servicing Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advances (including any interest thereon) or Workout-Delayed Reimbursement Amounts with respect to other mortgage loans, A/B Whole Loans or Loan Pairs where reimbursement is, at the time of such consideration, being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan, A/B Whole Loan or Loan Pair are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed Nonrecoverable Advance.  In addition, the trustee, master servicer or special servicer may update or change its recoverability determinations at any time.

The Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer and Non-Serviced Mortgage Loan Trustee under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement will be entitled to make similar determinations with respect to nonrecoverable advances pursuant to provisions substantially similar to those described above.  With respect to P&I Advances on any Non-Serviced Mortgage Loan, the master servicer and the trustee will be entitled to conclusively rely on any nonrecoverability determination made by the Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, in respect of the related Non-Serviced Companion Loan.

Matters Relating to Loan Pairs and Non-Serviced Loan Combinations

With respect to the Milford Plaza Fee Mortgage Loan and the Boston Park Plaza Mortgage Loan, the master servicer will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such mortgage loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such mortgage loan independently of any determination made by the servicer of the related companion loan. If the master servicer determines that a proposed P&I Advance with respect to any such mortgage loan, if made, would be, or any outstanding P&I Advance with respect to such mortgage loan previously made is, as applicable, a nonrecoverable advance, the master servicer will be required to provide the servicer of the related companion loan written notice of such determination, promptly and in any event within the time permitted by the related Intercreditor Agreement.  If the master servicer receives written notice from any such servicer that it has determined, with respect to the related companion loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the master servicer or the trustee; however, the master servicer or trustee, as applicable, will be permitted to rely on such determination.

Appraisal Reductions

With respect to any mortgage loan (other than any Non-Serviced Mortgage Loan), A/B Whole Loan or Loan Pair, the special servicer is required to obtain a Member of the Appraisal Institute (“MAI”) appraisal if the Stated Principal Balance of the mortgage loan, A/B Whole Loan or Loan Pair is greater than $2,000,000, or at its option, if the Stated Principal Balance of the mortgage loan, A/B Whole Loan or Loan Pair is equal to or less than $2,000,000, the special servicer may either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be.  The special servicer is required to use reasonable best efforts to order such MAI appraisal within fifteen (15) calendar days following the earliest Appraisal Event with respect to a mortgage loan and to use reasonable efforts to obtain such MAI appraisal or perform such internal valuation, as applicable, within sixty (60) days following such Appraisal Event.  However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior nine (9) months.

Notwithstanding the foregoing, an updated appraisal will not be required with respect to any mortgage loan, and an Appraisal Reduction will not be required, so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of such mortgage loan in full except to the extent that the special servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

As a result of such appraisal or internal valuation, an Appraisal Reduction may be created.  An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, A/B Whole Loan or Loan Pair is brought current under the then current terms of such mortgage loan, A/B Whole Loan or Loan Pair and remains current for three consecutive Scheduled Payments.  No Appraisal Reduction will exist as to any mortgage loan, A/B Whole Loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of.  An appraisal for any mortgage loan, A/B Whole Loan or Loan Pair that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists (or under certain circumstances upon a recalculation of the Appraisal Reduction based on an appraisal presented by a Requesting Holder, as described below in this “—Appraisal Reductions” section), with a corresponding adjustment to the amount of the related Appraisal Reduction.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Special Servicer will be required to obtain an appraisal and calculate appraisal reductions in respect of such Non-Serviced Mortgage Loan pursuant to provisions in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement substantially similar to the provisions described above.  Any such appraisal reduction will be applied to such Non-Serviced Mortgage Loan to the extent notice thereof has been delivered to the master servicer by the related Non-Serviced Mortgage Loan Master Servicer.  Receipt by the master servicer of a distribution date statement from the related Non-Serviced Mortgage Loan Master Servicer will constitute notice of such appraisal reduction if such appraisal reduction information is contained therein.

If the master servicer receives notice of a related Appraisal Reduction, the existence of an Appraisal Reduction will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates (subject to the payment allocation priority of the Class PST Certificates described above under “—Distributions—Application of the Available Distribution Amount”).  See “—Advances—P&I Advances” below.  If the master servicer or the trustee, as applicable, does not receive notice of an Appraisal Reduction, it will have no obligation to proportionately reduce the amount of any P&I Advance required to be made by the master servicer or the trustee, except to the extent an Appraisal Reduction is applied as described in the last sentence of the definition of “Appraisal Reduction”.  With respect to any Loan Pair, the master servicer will be required to deliver to any related master servicer, special servicer and trustee in respect of any securitization of the related Serviced Companion Loan (i) notice of the occurrence of any Appraisal Event in respect of such Loan Pair promptly following the occurrence thereof and (ii) a statement of any Appraisal Reduction in respect of such Loan Pair promptly following the calculation or recalculation thereof.

An “Appraisal Event” means not later than the earliest of the following:

●
the date on which a modification of the mortgage loan, A/B Whole Loan or Loan Pair becomes effective following the occurrence of a Servicing Transfer Event that, among other things, materially affects the amount or timing of any payment of principal or interest on a mortgage loan or materially affects any other Money Term (other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment), or changes any other material economic term of the mortgage loan, A/B Whole Loan or Loan Pair, or impairs the security of such mortgage loan, A/B Whole Loan or Loan Pair;

●	that date on which the mortgage loan, A/B Whole Loan or Loan Pair is sixty (60) days or more delinquent in respect of any scheduled monthly debt service payment (other than a Balloon Payment);

●
solely in the case of a delinquent Balloon Payment, (i) the date occurring sixty (60) days beyond the date on which that Balloon Payment was due (except as described in clause (ii)) or (ii) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date sixty (60)days after maturity, the date occurring one hundred twenty (120) days after the date on which that Balloon Payment was due (or for such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur);

●	that date on which the related mortgaged property became an REO Property;

●	the day on which the special servicer receives notice that a receiver or similar official has been appointed (and continues in that capacity) in respect of the related mortgaged property;

●
the date the related borrower becomes subject to (i) a voluntary bankruptcy, insolvency or similar proceeding, or (ii) an involuntary bankruptcy, insolvency or similar proceeding that remains undismissed for sixty (60) days; and

●	the date on which the mortgage loan, A/B Whole Loan or Loan Pair remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

Notwithstanding any of the foregoing to the contrary, with respect to any Non-Serviced Mortgage Loan, an “Appraisal Event” will occur upon receipt of notice from the related Non-Serviced Mortgage Loan Master Servicer of an “Appraisal Event” pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

An “Appraisal Reduction” will equal, for any mortgage loan, A/B Whole Loan or Loan Pair, including a mortgage loan, A/B Whole Loan or Loan Pair as to which the related mortgaged property has become an REO Property, an amount that is equal to the excess, if any, of:

●	the sum of:

●
the Stated Principal Balance of such mortgage loan, A/B Whole Loan or Loan Pair or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan, A/B Whole Loan or Loan Pair;

●
to the extent not previously advanced by the master servicer or the trustee or the master servicer or trustee in respect of any related Serviced Companion Loan, all accrued and unpaid interest on the mortgage loan, A/B Whole Loan or Loan Pair at a per annum rate equal to the applicable mortgage rate;

●
all related unreimbursed Advances and interest on such Advances at the Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, A/B Whole Loan or Loan Pair (including any similar amounts made in respect of a Serviced Companion Loan by the master servicer or trustee, as applicable, under the related pooling and servicing agreement) on or before the date such mortgage loan, A/B Whole Loan or Loan Pair became a Rehabilitated Mortgage Loan that have since been reimbursed to the advancing party by the Issuing Entity out of principal collections but not by the related borrower; and

●
to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

●	over

●
90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by the applicable appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, A/B Whole Loan or Loan Pair (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate);

provided, that if a mortgage loan, A/B Whole Loan or Loan Pair is secured by more than one mortgaged property, and one or more of the related mortgaged properties has been defeased, the Stated Principal Balance of such mortgage loan, A/B Whole Loan or Loan Pair shall not include the portion of the principal balance of such mortgage loan, A/B Whole Loan or Loan Pair that has been defeased, and any defeasance collateral will not be included for purposes of determining the value of the mortgaged property or the REO Property that secures the related mortgage loan, A/B Whole Loan or Loan Pair; and provided, further, that any Appraisal Reduction in respect of any Non-Serviced Mortgage Loan will be (x) calculated by the Non-Serviced Mortgage Loan Master Servicer or the Non-Serviced Mortgage Loan Special Servicer, as applicable, under and in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement based upon the allocation of items substantially similar to those set forth in the bullet points above with respect to the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan collectively as if they were a Loan Pair and (y) applied to any Non-Serviced Mortgage Loan to the extent notice of such Appraisal Reduction has been delivered to the master servicer by the related Non-Serviced Mortgage Loan Master Servicer.  Once calculated, notice of the Appraisal Reduction amount will be required to be delivered to any other master servicer, special servicer or trustee with respect to any Serviced Companion Loan.  Notwithstanding the foregoing, (1) if an appraisal is required to be obtained in accordance with the Pooling and Servicing Agreement but is not obtained within one hundred twenty (120) days following the events described in the applicable clause of the definition “Appraisal Event” (without regard to the time periods stated therein), then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction shall equal 25% of the Stated Principal Balance of the related mortgage loan; provided that, upon receipt of an appraisal, the Appraisal Reduction for such mortgage loan shall be recalculated in accordance with this definition without regard to this sentence and (2) with respect to any Non-Serviced Mortgage Loan, if the related Non-Serviced Mortgage Loan Master Servicer has not delivered notice of an Appraisal Reduction within one hundred twenty (120) days following its notification of an Appraisal Event, then, until such notice is received and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction shall equal 25% of the Stated Principal Balance of such Non-Serviced Mortgage Loan; provided that, upon receipt of such notice, the Appraisal Reduction will be the amount determined by such Non-Serviced Mortgage Loan Master Servicer.

An “Escrow Account” is one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing Agreement.

“Money Term” means, with respect to any mortgage loan, B Note or Serviced Companion Loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

In the case of any A/B Whole Loan, any Appraisal Reduction will be calculated in respect of such A/B Whole Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related mortgage loan.  In the case of a mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, any Appraisal Reduction will be calculated in respect of such mortgage loan and the related companion loan and then allocated pro rata between such mortgage loan and the related companion loan according to their respective principal balances.

As a result of calculating one or more Appraisal Reductions (and, in the case of any A/B Whole Loan or Loan Pair, to the extent allocated to the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the potential Available Distribution Amount.

With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan is a Rehabilitated Mortgage Loan, and with respect to which no other Appraisal Event has occurred with respect to that mortgage loan during the preceding three months), the special servicer is required, within thirty (30) days of each annual anniversary of the related Appraisal Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable.  Based upon the appraisal or valuation, the special servicer is required to redetermine and report to the master servicer, the trustee, the certificate administrator, the trust advisor and, during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan.  Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related mortgaged property within the 9-month period prior to the occurrence of the Appraisal Event.  Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the special servicer is not aware of any material change to the mortgaged property, its earnings potential or risk characteristics, or marketability, or market conditions that have occurred that would affect the validity of the appraisal or valuation.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the identity of the Controlling Class, whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect and the allocation of voting rights for certain purposes, Appraisal Reductions (with respect to an A/B Whole Loan or Loan Pair, to the extent allocated to the mortgage loan held by the Issuing Entity) will be allocated to each class of Principal Balance Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), each Trust Component and each Floating Class Regular Interest in reverse sequential order to notionally reduce the Certificate Principal Balance until the related Certificate Principal Balances of each such class or Trust Component or Floating Class Regular Interest is reduced to zero (i.e., first to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, the Class A-S Certificates and the Class PST Component A-S, pro rata, based on their respective percentage interests in the Class A-S Trust Component), and finally, pro rata, to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL and Class A-3FX Certificates, pro rata, based on their respective percentage interests in the Class A-3FL Regular Interest)).  Appraisal Reductions allocated to a Class PST Component will, in turn, be allocated to the Class PST Certificates.  With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related mortgaged property will be determined on an “as-is” basis.  Notwithstanding the foregoing, deemed Appraisal Reductions equal to 25% of the Stated Principal Balance of the related mortgage loan that are calculated pursuant to the last sentence of the definition of “Appraisal Reduction” because the required appraisal is not obtained within the required time period will not be allocated to any class of Principal Balance Certificates for purposes of determining the identity of the Controlling Class, whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect or the allocation of voting rights for certain purposes.

Any class of Control Eligible Certificates, the Certificate Principal Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Principal Balance of such class) has been reduced to less than 25% of its Initial Certificate Principal Balance, is referred to as an “Appraised-Out Class.”  The Holders of the majority (by Certificate Principal Balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal of any mortgage loan (other than any Non-Serviced Mortgage Loan) for which an Appraisal Event has occurred (such Holders, the “Requesting Holders”) prepared by an MAI appraiser on an “as-is” basis and acceptable to the special servicer in accordance with the Servicing Standard.  Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted shall recalculate such Appraisal Reduction based upon such second appraisal.  If required by any such recalculation, any applicable Appraised-Out Class (together with any other classes of Control Eligible Certificates affected by such Appraisal Reduction) will have the related Certificate Principal Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect.  The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan.

In addition, if subsequent to a class of Control Eligible Certificates becoming an Appraised-Out Class there is a material change with respect to the mortgaged property related to the Appraisal Reduction that caused such class to become an Appraised-Out Class, the Requesting Holders will have the right (except in the case of any Non-Serviced Mortgage Loan), at their sole expense, to present to the special servicer an additional appraisal prepared by an MAI appraiser on an “as-is” basis and acceptable to the special servicer in accordance with the Servicing Standard.  Subject to the special servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related mortgaged property and such change was material, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted shall recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, any applicable Appraised-Out Class (together with any other classes of Control Eligible Certificates affected by such Appraisal Reduction) will have the related Certificate Principal Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect.  With respect to each class of Control Eligible Certificates, the right to present the special servicer with additional MAI appraisals as provided above at the sole cost and expense of the applicable Requesting

Holders upon the occurrence of any material event that the special servicer confirms is a material event will be limited to no more frequently than once in any 12-month period.

Appraisals that are permitted to be presented by any Appraised-Out Class will be in addition to any appraisals that the special servicer may otherwise be required to obtain in accordance with the Servicing Standard upon the occurrence of such material change or that the special servicer is otherwise required or permitted to order under the Pooling and Servicing Agreement without regard to any appraisal requests made by any Requesting Holder.

Any Appraised-Out Class may not exercise any rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

Based in part on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available (i) to the general public electronically, (ii) upon written request from any Certificateholder or Certificate Owner, by first class mail to the requesting party and (iii) to the parties to the Pooling and Servicing Agreement, the underwriters and any other designee of the depositor, a report (a “Distribution Date Statement,“ a form of which is attached as Appendix IV to this free writing prospectus) setting forth, among other things the following information:

1.
the amount of the distribution on the Distribution Date to the Holders of each class of Principal Balance Certificates in reduction of the Certificate Principal Balance of such Class of Certificates (with respect to the Class PST Certificates, also separately identifying the portion of such amount allocated to each Class PST Component);

2.
the amount of the distribution on the Distribution Date to the Holders of each class of interest-bearing Certificates allocable to the interest distributable on that class of Certificates (with respect to the Class PST Certificates, also separately identifying the portion of such amount allocated to each Class PST Component);

3.	the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the Distribution Date;

4.
the aggregate amount of compensation paid to the certificate administrator, the trust advisor, the trustee and the custodian and servicing compensation paid to the master servicer and the special servicer in respect of the related Distribution Date;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the Distribution Date;

6.	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Collection Period;

7.
the number and aggregate principal balance of mortgage loans (i) (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property and (ii) the information described in Item 1100(b)(5) of Regulation AB to the extent material;

8.	the value of any REO Property included in the Issuing Entity as of the end of the related Collection Period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the Available Distribution Amount for the Distribution Date;

10.
the amount of the distribution on the Distribution Date to the Holders of any class of interest-bearing Certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums (with respect to the Class PST Certificates, also separately identifying the portion of such amount allocated to each Class PST Component);

11.
the total interest distributable for each class of interest-bearing Certificates (other than the Exchangeable Certificates) and the Trust Components (and in the case of each Trust Component, also separately identifying the portions of such amount attributable to each corresponding Class of Exchangeable Certificates and the corresponding Class PST Component that has the same letter designation as such Trust Component) for such Distribution Date, whether or not paid;

12.
the Pass-Through Rate in effect for each class of interest-bearing Certificates (other than the Class PST Certificates) and each Trust Component for the Interest Accrual Period related to the current Distribution Date;

13.
the Principal Distribution Amount for the Distribution Date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.
the total outstanding Certificate Principal Balance or Notional Amount, as the case may be, of each class of Certificates (and, in the case of the Class PST Certificates, the portion of such amount attributable to each Class PST Component) and each Trust Component immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of Collateral Support Deficit (and, in the case of the Class PST Certificates, the portion of such amount attributable to each Class PST Component) and Excess Trust Advisor Expenses (and, in the case of the Class PST Certificates, the portion of such amount attributable to each Class PST Component);

15.	the amount of any Appraisal Reductions in effect as of the Distribution Date on a loan-by-loan basis and the aggregate amount of Appraisal Reductions as of the Distribution Date;

16.	the number and related principal balances of any mortgage loans extended or modified during the related Collection Period on a loan-by-loan basis;

17.
the amount of any remaining unpaid interest shortfalls for each class of interest-bearing Certificates and each Trust Component (and, in the case of the Class PST Certificates, the portion of such amount allocable to each Class PST Component), and, in the case of the Class B, Class PST, Class C, Class D and Class E Certificates, any unreimbursed interest shortfalls for such Class of Certificates resulting from the allocation of Trust Advisor Expenses (and, in the case of the Class PST Certificates, the portion of such amount allocable to each Class PST Component), as of the close of business on the Distribution Date;

18.	a loan-by-loan listing of each mortgage loan which was the subject of a Principal Prepayment during the related Collection Period and the amount of Principal Prepayment occurring;

19.
the amount of the distribution on the Distribution Date to the Holders of each class of Principal Balance Certificates in reimbursement of Collateral Support Deficit (and, in the case of the Class PST Certificates, the portion of such amount allocable to each Class PST Component) and Trust Advisor Expenses (with respect to the Class PST Certificates, separately identifying such amount allocated to each of the Class PST Components) previously allocated thereto;

20.	the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

21.
with respect to any mortgage loan as to which a liquidation occurred during the related Collection Period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any loss attributable to the liquidation;

22.
with respect to any REO Property included in the Issuing Entity as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related Collection Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any loss attributable to the related REO mortgage loan in connection with that determination;

23.	the aggregate amount of interest on P&I Advances in respect of the mortgage loans paid to the master servicer and/or the trustee since the prior Distribution Date;

24.	the aggregate amount of interest on Servicing Advances in respect of the mortgage loans paid to the master servicer, the special servicer and/or the trustee since the prior Distribution Date;

25.	a loan-by-loan listing of any mortgage loan which was defeased during the related Collection Period;

26.	a loan-by-loan listing of any material modification, extension or waiver of a mortgage loan during the related Collection Period;

27.
a loan-by-loan listing of any mortgage loan that was the subject of a Material Breach of a representation or warranty given with respect to any such mortgage loan by the applicable mortgage loan seller, as provided by the master servicer, the special servicer or the depositor;

28.	the amounts of any Excess Liquidation Proceeds held in the Excess Liquidation Proceeds Account and the amount of any TA Unused Fees held in the TA Unused Fees Account;

29.	the amount of the distribution on the Distribution Date to the Holders of the Class R Certificates;

30.	the Distribution Date, Record Date, Interest Accrual Period and Determination Date for the related Distribution Date;

31.	an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period;

32.	LIBOR as calculated for the related Distribution Date;

33.	a statement of the amount of any payment by any related swap counterparty as a termination payment and payment in connection with the acquisition of a replacement swap agreement;

32.	such other information and in such form as may be specified in the Pooling and Servicing Agreement; and

33.
exchanges of Exchangeable Certificates that took place since the last Distribution Date and the designations of the applicable Classes that were exchanged or, if applicable, that no such exchanges have occurred.

Each Distribution Date Statement will be substantially in the form of Appendix IV to this free writing prospectus.

If and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, the Distribution Date Statement will not be permitted to include references to the Rating Agencies or any ratings ascribed by any Rating Agency to any class of Certificates; provided, that the form of Distribution Date Statement posted on the certificate administrator’s website may include such information.

Certificateholders, Certificate Owners, prospective purchasers of Certificates and any holder of a B Note or Serviced Companion Loan who have provided the certificate administrator with an Investor Certification may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Risks Related to the Offered Certificates—Book-Entry Registration” in this free writing prospectus.

Information Available Electronically

The certificate administrator will be required to make available to any Privileged Person (provided that the prospectus supplement that relates to the Offered Certificates, the Pooling and Servicing Agreement, the Distribution Date Statements and the SEC filings referred to in clause (B) below will be made available to the general public) the following items via the certificate administrator’s website (provided that with respect to items not prepared by the certificate administrator, the certificate administrator will be required to make such items available only to the extent it has received such items):

(A)	the following “deal documents”:

●	the prospectus supplement that relates to the Offered Certificates and the Private Placement Memorandum;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file;

(B)	the following “filings”:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the Issuing Entity through the EDGAR system;

(C)	the following “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® Reports prepared by, or delivered to, the certificate administrator (other than the CREFC® loan setup file referred to above); and

●	the annual report prepared by the trust advisor;

(D)	the following “additional documents”:

●	summaries of Final Asset Status Reports;

●	inspection reports; and

●	appraisals;

(E)	the following “special notices”:

●	notice of final payment on the Certificates;

●	notice of termination of the master servicer or the special servicer;

●	notice of a servicer termination event with respect to the master servicer or the special servicer;

●
notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment of a successor to such party, to the extent such notice is prepared or received by the certificate administrator;

●	officer’s certificates supporting the determination that any advance was (or, if made, would be) a Nonrecoverable Advance;

●	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

●	any Assessments of Compliance;

●	any Attestation Reports;

●
any reports delivered to the certificate administrator by the trust advisor in connection with its review of the special servicer’s Appraisal Reduction and net present value calculations as described under “Servicing of the Mortgage Loans—The Trust Advisor—Consultation Duties of the Trust Advisor;”

●
any recommendation received by the certificate administrator from the trust advisor for the termination of the special servicer during any period when the trust advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the special servicer in response to such recommendation; and

●
notice of any request by the Holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the special servicer or notice of any request by the Holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the trust advisor;

(F)	the “Investor Q&A Forum;” and

(G)	solely to Certificateholders and Certificate Owners, the “Investor Registry.”

“Privileged Person” means the depositor, the underwriters, the initial purchasers, any mortgage loan seller, the master servicer, the special servicer, the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period), any Directing Holder (if and for so long as such party or its designee is the Directing Holder with respect to the related A/B Whole Loan or Loan Pair, as the case may be), the trustee, the certificate administrator, the custodian, the trust advisor, a designee of the depositor, any person who provides the certificate administrator with an Investor Certification, and any Rating Agency or other “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSRO”), that provides the certificate administrator with a certification in the form attached to the Pooling and Servicing Agreement, which Investor Certification or rating agency certification may be submitted electronically via the certificate administrator’s website; provided that in no event will a borrower, a manager of a mortgaged property, an affiliate of a borrower, an affiliate of a manager of a mortgaged property or an agent of any of the foregoing be considered a Privileged Person.  The holder of any Serviced Companion Loan, B Note or Non-Serviced Companion Loan (in each case, including any trustee, master servicer, special servicer, controlling class representative, certificate administrator or custodian with respect to any securitization thereof) will also be a Privileged Person to the extent such holder provides the certificate administrator a certification in the form attached to the Pooling and Servicing Agreement.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website, where Certificateholders, Certificate Owners and prospective purchasers of Certificates may submit inquiries to the certificate administrator relating to the Distribution Date Statement, submit inquiries to the master servicer or the special servicer relating to servicing reports prepared by that party, the mortgage loans (or A/B Whole Loans or Loan Pairs) or the mortgaged properties, submit inquiries to the trust advisor relating to any trust advisor annual reports or actions by the special servicer referenced in any such report, and view previously submitted inquiries and related answers.  The certificate administrator will forward such inquiries to the appropriate person.  The certificate administrator, the trust advisor, the master servicer or the special servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law or the loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the trust advisor, the master servicer or the special servicer, as applicable, or is otherwise not advisable.  The certificate administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  In addition, no party will post or otherwise disclose direct communications with the Controlling Class Representative as part of its response to any inquiries.  The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the certificate administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the depositor and the underwriters, and no other party will have any responsibility or liability for the content of any such information.  None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum that was based, in whole or in part, on information received from third parties.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and Certificate Owner (other than a borrower, a manager, an affiliate of a borrower or manager or any of their respective agents) via the certificate administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The certificate administrator’s website will initially be located at www.ctslink.com.  Access to information that is not otherwise made available by the certificate administrator to the general public on the certificate administrator’s website will be provided by the certificate administrator to any investor or prospective investor (other than a borrower, a manager, an affiliate of a borrower or manager or any of their respective agents) upon receipt by the certificate administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the certificate administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.  In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer which may include, for example, that the certificate administrator will make no representations or warranties as to the accuracy or completeness of information provided by it that was based, in whole or in part, on information received from third parties, and will assume no responsibility for them.  The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The certificate administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting.  In addition, the certificate administrator may disclaim responsibility for any information for which it is not the original source.  Assistance in using the certificate administrator’s website can be obtained by calling its customer service desk at (866) 846-4526.

“Investor Certification” means a certificate (which may be in electronic form) representing that the person executing the certificate (1) is a Certificateholder, a Certificate Owner or a prospective purchaser that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement in respect of the Offered Certificates and the prospectus attached to this free writing prospectus, or a holder of a B Note or Serviced Companion Loan and (2) is not a borrower, a manager, an affiliate of a borrower or manager or an agent of any of the foregoing, substantially in the form provided for in the Pooling and Servicing Agreement.  The certificate administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

“CREFC®” means the CRE Finance Council®.

“CREFC® Reports” collectively refer to the following electronic files prepared using the applicable CREFC® model document template:  (i) bond level file, (ii) collateral summary file, (iii) property file, (iv) loan periodic update file, (v) loan setup file, (vi) financial file, (vii) special servicer loan file, (viii) comparative financial status report, (ix) delinquent loan status report, (x) historical loan modification and corrected mortgage loan report, (xi) operating statement analysis report, (xii) NOI adjustment worksheet, (xiii) REO status report, (xiv) servicer watch list, (xv) loan level reserve – LOC report, and (xvi) advance recovery report.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission (the “SEC”) in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“17g-5 Information Provider” means the certificate administrator acting in its capacity as the 17g-5 Information Provider under the Pooling and Servicing Agreement.

Other Information

The Pooling and Servicing Agreement will obligate the trustee, the certificate administrator or the custodian, as applicable, to make available or cause to be made available at its respective offices, during normal business hours, upon reasonable advance written notice, for review by any Privileged Persons, originals or copies, in paper or electronic form, of various documents related to the assets of the Issuing

Entity and the administration of the Issuing Entity.  Those documents include (among other things) the mortgage files for the mortgage loans, notices of any waiver, modification or amendment of any term of a mortgage loan and each of the documents made available by the certificate administrator via its website as described under “—Information Available Electronically” above.  The trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.  The certificate administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.

The certificate administrator will make available on its website all Distribution Date Statements, CREFC® Reports and supplemental notices (provided they are received by the certificate administrator) to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Trepp, LLC, Markit, CMBS.com, Inc. and Intex Solutions, Inc.), subject to, and in accordance with, the terms of the Pooling and Servicing Agreement.

In connection with providing access to or copies of the items described above to Certificateholders, Certificate Owners and prospective purchasers of Certificates, the trustee, the master servicer, the special servicer, the certificate administrator, the trust advisor or the custodian, as the case may be, may be required to obtain an Investor Certification executed by the requesting person or entity.

The Issuing Entity will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Offered Certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act.  Such reports will be filed under the name “Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9” and as part of the registration statement on Form S-3 (File No. 333-180779).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. local time.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

Book-Entry Certificates

The master servicer, the special servicer, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar an Investor Certification will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

Example of Distributions

The following chart sets forth an example of distributions on the Offered Certificates assuming the Offered Certificates are issued in May 2013:

The close of business on:
May 1, 2013	(A)	Cut-off Date.
May 31, 2013	(B)	Record Date for all Classes of Offered Certificates.
May 2, 2013 – June 11, 2013	(C)	The Collection Period. The master servicer receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to June 11, 2013.
June 11, 2013	(D)	Determination Date for mortgage loans.
June 14, 2013	(E)	Master Servicer Remittance Date (1 Business Day prior to the Distribution Date).
June 17, 2013	(F)	Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

(A)
The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received.  Principal payments due on or before such date, and the accompanying interest payments, are not part of the Issuing Entity.

(B)
Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date.  Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

(C)
Any Scheduled Payments due and collected, and Principal Prepayments collected, after the Cut-off Date and on or prior to June 11, 2013 will be deposited into the Collection Account.  Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

(D)
Generally, as of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

(E)
The master servicer will remit to the certificate administrator no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

(F)	The certificate administrator will make distributions to the Certificateholders on the 4th Business Day after the related Determination Date in each month.

Expected Final Distribution Date; Rated Final Distribution Date

The expected final Distribution Date for each class of Offered Certificates presented on the cover of this free writing prospectus (with respect to each such class, the “Expected Final Distribution Date“) is the date on which such class is expected to be paid in full (or, in the case of the Class X-A Certificates, the date on which the related Notional Amount is reduced to zero), assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates) will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.  The actual final Distribution Date for any class may be earlier or later (and could be substantially later) than the Expected Final Distribution Date.

The “Rated Final Distribution Date“ of each class of Offered Certificates is the Distribution Date in May 2046.

The ratings assigned by the Rating Agencies to each Class of Offered Certificates reflect an assessment of the likelihood that the Certificateholders of such Class will receive timely payments of interest (if any) and, if such Class of Offered Certificates has a Certificate Principal Balance, ultimate payment of principal on or before the Rated Final Distribution Date.

Amendments to the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Certificateholders, to do the following:

●	to cure any ambiguity;

●
to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement in this free writing prospectus, in the attached prospectus, in the final prospectus supplement for the Offered Certificates or in the Private Placement Memorandum, or to correct or supplement any provision which may be inconsistent with any other provisions;

●
to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or any grantor trust portion of the Issuing Entity) for the purposes of federal income tax law (or comparable provisions of state income tax law);

●	to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

●	to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of Class R Certificates;

●
to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators and the requirement that certain information be delivered to such sub-certificate administrators;

●
to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (w) the depositor, the trustee and the master servicer determine that that industry standard has changed, (x) such modification will not result in an adverse REMIC event or adverse grantor trust event, as evidenced by an opinion of counsel, (y) each Rating Agency shall have been provided with a Rating Agency Communication with respect to such modification, and (z) during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative consents to such modification;

●
to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act; provided that if such modification materially increases the obligations of the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the trust advisor, the depositor, the master servicer or the special servicer, then the consent of such party will be required;

●
to modify, alter, amend, add or to rescind any of the provisions contained in the Pooling and Servicing Agreement if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided with respect to Rule 15Ga-1 under the Exchange Act, by the SEC from time to time;

●	to amend the provisions of the Pooling and Servicing Agreement described under “Servicing of the Mortgage Loans—Rating Agency Confirmations” or the definition of “Rating Agency Confirmation”;

●
if a TIA Applicability Determination is made, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (and, if necessary, the Certificates) to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement (and, if necessary, the Certificates) such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement (and, if necessary, the Certificates) to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A); or

●	any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

With respect to the eleventh bullet above, The Division of Corporation Finance of the SEC has previously published guidance on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 regarding the Trust Indenture Act of 1939 - Last Update: March 30, 2007 - Section 202.  That guidance stated in relevant part that “Certificates representing a beneficial ownership interest in a trust [that] include[s] a pool of mortgage loans with multiple obligors administered pursuant to a “pooling and servicing agreement[]” … are treated as exempt from the Trust Indenture Act under Section 304(a)(2) thereof.”  That guidance is supported by more than three decades of market and SEC practice.  In light of that prior SEC guidance and historical industry practice, and based on the depositor’s independent analysis of the applicability of the Trust Indenture Act of 1939 (the “TIA”) to the Pooling and Servicing Agreement, the depositor has determined in connection with the offering of the Offered Certificates that it will not initially qualify the Pooling and Servicing Agreement under the TIA.  However, we hereby advise you that in a recent federal district court ruling (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) District Judge Pauley of the United States District Court for the Southern District of New York, on a motion to dismiss, held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were debt and not exempt under Section 304(a)(2) of the TIA.  This ruling is contrary to the SEC’s previously published guidance described above and historical industry practice, and on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  On December 7, 2012, District Judge Forrest of the United States District Court for the Southern District of New York, again on a motion to dismiss, held that the TIA applies to mortgage-backed securities issued under various pooling and servicing agreements similar to the Pooling and Servicing Agreement because the certificates are debt for purposes of the TIA (Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  A similar class action complaint alleging violations of the TIA was filed on May 15, 2012 in front of District Judge Koeltl of the United States District Court for the Southern District of New York. (Oklahoma Police Pension and Retirement Sys. v. U.S. Bank Nat’l Assoc., No. 11-cv-08066-JGK (S.D.N.Y.)).  The depositor is not aware of any other case law to the effect that the TIA is applicable to agreements similar to the Pooling and Servicing Agreement other than the cases referenced above.  The depositor understands that on February 14, 2013, District Judge Pauley granted a motion to certify his ruling for interlocutory appeal to the United States Court of Appeals for the Second Circuit.  The depositor also understands that District Judge Forrest has instructed the defendants to address, inter alia, the TIA issues in the defendants’ motion to dismiss the second amended complaint, and the depositor understands that the defendants filed a joint reply memorandum of law on March 8, 2013.  The depositor further understands that a motion to dismiss is pending before District Judge Koeltl, and oral argument on the motion took place on February 1, 2013.  If there is an affirmation of the foregoing rulings (or decision in favor of the plaintiffs, as applicable) by the applicable court or on appeal by any higher court or a change by the Division of Corporation Finance of the Securities and Exchange Commission of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.  Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA.  It is expected that the depositor, in consultation with the trustee, will perform on an ongoing basis an analysis as to whether the TIA applies to the Pooling and Servicing Agreement.  If, subsequent to the date of this free writing prospectus, the depositor, upon consultation with the trustee, determines that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it (and, if necessary, the Offered Certificates) will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA.  In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement.  Generally, the TIA provisions include additional obligations of the trustee, certain additional reporting requirements and heightened conflict of interest rules which may require, for example, that the trustee resign if the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place.  While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of 100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or any grantor trust portion of the Issuing Entity).  Prior to entering into any amendment without the consent of Certificateholders pursuant to this paragraph, the trustee may require an opinion of counsel.

The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Certificateholders of not less than 51% of the aggregate voting rights of all the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders or such Holders; provided that no such amendment may:

●	directly or indirectly reduce in any manner the amount of, or delay the timing of, the distributions required to be made on any Certificate without the consent of the Holder of such Certificate;

●	modify the provisions of the Pooling and Servicing Agreement relating to amendments thereof without the consent of 100% of the Certificateholders;

●
eliminate the master servicer’s or the trustee’s obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury regulations and rulings promulgated under the Code;

●
adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R Certificateholders), adversely affect the status of the Class J grantor trust created from the related portion of the Issuing Entity, without the consent of 100% of the Holders of the Class J Certificates or adversely affect the status of the EC Trust, without the consent of 100% of the Holders of the Exchangeable Certificates.  The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement;

●	adversely affect the interests of any class of Certificates without the consent of at least 66-2/3% of the aggregate voting rights of such class of Certificates;

●	adversely affect the voting rights of any class of Certificates without the consent of all of the Holders of such class of Certificates; or

●	adversely affect the distributions to the swap counterparty relating to the Class A-3FL Certificates, or the rights of such swap counterparty, without the consent of such swap counterparty.

No amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of any underwriter, or of the holder of any B Note or Serviced Companion Loan, may be effected unless such underwriter or the holder of such B Note or Serviced Companion Loan, as the case may be, provides written consent to such amendment.  In addition, no amendment to the Pooling and Servicing Agreement that increases the obligations or impairs the rights of any mortgage loan seller may be effected unless such mortgage loan seller provides written consent to such amendment.

Evidence as to Compliance

See “Description of the Agreements—Evidence of Compliance” in the attached prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the trustee (if it has made any advance in the related preceding year), the certificate administrator, the custodian, the master servicer, the special servicer and each servicing function participant to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment.  The trustee, certificate administrator and custodian and the master servicer and special servicer that will be required to provide, as applicable, an annual certification and an assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction initially are Wells Fargo Bank, National Association and Midland Loan Services, a Division of PNC Bank, National Association.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the portion of the aggregate Voting Rights allocated among the respective classes of Certificateholders will be as follows:  (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the Class X-A and Class X-B Certificates, allocated to such classes based on their respective Notional Amounts, and (c) in the case of any class of Principal Balance Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Balance of such class and the denominator of which is equal to the aggregate outstanding Certificate Principal Balances of all classes of the Principal Balance Certificates; provided that, (i) if the vote relates to the termination or replacement of the special servicer or the trust advisor, the allocation of Voting Rights among the respective classes of Principal Balance Certificates pursuant to clause (c) of this definition shall be based on the aggregate Certificate Principal Balance of each class of Principal Balance Certificates as notionally reduced by any Appraisal Reductions allocated to such class and (ii) the Class A-S Certificates and the Class PST Component A-S shall be considered as if they together constitute a single “class”, the Class B Certificates and the Class PST Component B shall be considered as if they together constitute a single “class”, the Class C Certificates and the Class PST Component C shall be considered as if they together constitute as single “class”, and the Holders of the Class PST Certificates shall have the Voting Rights so allocated to the Class PST Components based on their respective Certificate Principal Balances and no other Voting Rights. The Voting Rights of any class of Certificates shall be allocated among Holders of Certificates of such class in proportion to their respective Percentage Interests.

No Certificateholder, solely by virtue of its status as Certificateholder, will have any right by virtue or by availing of any provision of the Pooling and Servicing Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Pooling and Servicing Agreement unless the Holders of Certificates evidencing not less than 50% of the aggregate Certificate Principal Balance of all Certificates then outstanding has made a written request to the trustee in compliance with the Pooling and Servicing Agreement to institute such action, suit or proceeding in its own name as trustee, and such trustee shall have neglected or refused to institute any such action, suit or proceeding.

A “Certificateholder” or “Holder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered on the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing certain reports, statements or other information pursuant to the Pooling and Servicing Agreement, Certificate Owners or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification).  Solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the custodian, the trust advisor, a manager of a mortgaged property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the depositor, the master servicer, the special servicer, the trustee, the trust advisor, the certificate administrator, the custodian or any of their affiliates will be deemed to be outstanding, provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the depositor, the master servicer, the special servicer, the trustee, the trust advisor, the certificate administrator or the custodian or any of their affiliates.  Also notwithstanding the foregoing, the restrictions above will not apply to the exercise of the rights of the master servicer, the special servicer or an affiliate of the master servicer or the special servicer, if any, as a member of the Controlling Class.

No Certificateholder will be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Matters Regarding the Certificate Administrator

The certificate administrator will be entitled to a monthly fee (the “Certificate Administrator Fee”) for its services.  That fee will accrue with respect to each and every mortgage loan.  In each case, that fee will accrue at 0.0033% per annum (the “Certificate Administrator Fee Rate”) on the unpaid principal balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis as the subject mortgage loan.  The Certificate Administrator Fee Rate will include the trustee fee rate and the custodian fee rate.  The certificate administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the Issuing Entity.  In addition, the trustee, the custodian and the certificate administrator will be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing

Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The certificate administrator and each of its directors, officers, employees, agents and controlling persons is entitled to indemnification from the Issuing Entity for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, willful misconduct or bad faith on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer, the trust advisor or the depositor but only to the extent the certificate administrator is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the Pooling and Servicing Agreement, and the certificate administrator and each of its directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Issuing Entity for any unanticipated loss, liability or expense incurred without negligence, bad faith or willful misconduct in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

The certificate administrator shall not be personally liable for any action reasonably taken, suffered or omitted by it in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation and Removal of Certificate Administrator

The certificate administrator may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor and the master servicer, among others.  Upon receiving the notice of resignation, the depositor is required promptly to appoint a successor certificate administrator.  If no successor certificate administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning certificate administrator may petition any court of competent jurisdiction for the appointment of a successor certificate administrator.

The Holders of Certificates representing a majority of the Voting Rights of the Certificates may for cause remove the certificate administrator, upon written notice to the master servicer, the special servicer, us, the certificate administrator and the trustee.

If at any time (i) the certificate administrator shall cease to be eligible to continue as certificate administrator under the Pooling and Servicing Agreement, or (ii) the certificate administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the certificate administrator or of its property shall be appointed, or any public officer shall take charge or control of the certificate administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Issuing Entity or any REMIC by any state in which the certificate administrator or the Issuing Entity is located solely because of the location of the certificate administrator in such state; provided, that, if the certificate administrator agrees to indemnify the Issuing Entity for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the certificate administrator as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any class of Certificates with a rating as evidenced in writing by any Rating Agency, then the depositor will be required to remove the certificate administrator and appoint a successor certificate administrator.  In the case of removal under clauses (i), (ii), (iii) or (iv) above, the certificate administrator shall bear all such costs of transfer.  If the Issuing Entity, or any securitization trust that holds a Serviced Companion Loan, is subject to the reporting requirements of the Exchange Act, and the certificate administrator or any Additional Servicer, sub-servicer or Servicing Function Participant engaged by it fails to perform (subject to any applicable grace periods set forth therein) any of its reporting obligations under the Pooling and Servicing Agreement (and such failure to perform is not the result of another party’s failure to deliver required information), the certificate administrator will be required, if so requested by the depositor, to resign from its obligations within sixty (60) calendar days of such request and, if it fails to resign within such time period, the depositor will have the right to remove and replace the certificate administrator in accordance with the procedure described above.

Upon any succession of the certificate administrator, the predecessor certificate administrator will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

The Trustee

The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (iii) an institution whose long-term senior unsecured debt is at all times rated at least “A2” by Moody’s and “AA (low)” by DBRS (or “A (high)” by DBRS if the Trustee has a short term debt rating of at least “R-1 (middle)” from DBRS) (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by Moody’s from at least two other NRSROs (which may include Fitch, Moody’s and/or S&P)) and that has a short-term unsecured debt rating from Moody’s of at least “P-1” or, in the case of any Rating Agency with respect to either the long term or short term ratings specified herein, such lower rating or ratings as is the subject of a Rating Agency Confirmation and (iv) an entity that is not a Prohibited Party.

“Prohibited Party” means (i) an entity that is a proposed Servicing Function Participant that the master servicer, the certificate administrator, the special servicer, the trustee, the custodian, the trust advisor or any primary servicer, as applicable, seeks to retain as a Servicing Function Participant and that the master servicer, the certificate administrator, the special servicer, the trustee, the custodian, the trust advisor or any primary servicer, as applicable, has actual knowledge (obtained by written notice or through actual experience) has failed to comply (after any applicable cure period) with its Exchange Act or Regulation AB compliance obligations with respect to the Issuing Entity on any prior date or any other securitization transaction or (ii) any entity identified in writing (delivered prior to the date of retention) by the depositor to the master servicer, the certificate administrator, the special servicer, the trustee, the custodian, the trust advisor or any primary servicer, as applicable, as an entity that the depositor has knowledge has failed on any prior date to comply (after any applicable cure period) with its Exchange Act or Regulation AB obligations with respect to the Issuing Entity or any other securitization transaction.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicer or the special servicer of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Issuing Entity or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts.  If no Master Servicer Termination Event has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.  The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer.  The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance.  The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer (solely in the case of Servicing Advances), that such Advance, if made, would be a Nonrecoverable Advance.  The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer.  See “Description of the Offered Certificates—Advances” in this free writing prospectus.

In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law.  In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws.  As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations.  New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the Issuing Entity as a person of ordinary prudence would employ in managing his own property.  However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default.  The Pooling and Servicing Agreement will provide that the trustee is subject to the prudent person standard only for so long as a Master Servicer Termination Event or Trust Advisor Termination Event has occurred and remains uncured.

Matters Regarding the Trustee

The trustee and its directors, officers, employees, agents and controlling persons shall not have any liability to the Issuing Entity or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligent failure to act or their own negligence, willful misconduct or bad faith.

The trustee and each of its directors, officers, employees, agents and controlling persons is entitled to indemnification from the Issuing Entity for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, willful misconduct or bad faith on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer, the trust advisor or the depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the Pooling and Servicing Agreement and the trustee and each of its directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Issuing Entity for any unanticipated loss, liability or expense incurred without negligence, bad faith or willful misconduct in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor and the master servicer, among others.  Upon receiving the notice of resignation, the depositor is required promptly to appoint a successor trustee meeting the requirements set forth above.  If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.  The Pooling and Servicing Agreement provides that expenses relating to resignation of the trustee will be required to be paid by the trustee.

The Holders of Certificates representing a majority of the Voting Rights of the Certificates may for cause remove the trustee, upon written notice to the master servicer, the special servicer, us, the certificate administrator and the trustee.

If at any time (i) the trustee shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Issuing Entity or any REMIC by any state in which the trustee or the Issuing Entity is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Issuing Entity for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any class of Certificates with a rating as evidenced in writing by any Rating Agency, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above.  In the case of removal under clauses (i), (ii), (iii) or (iv) above, the trustee shall bear all such costs of transfer.  If the Issuing Entity, or any securitization trust that holds a Serviced Companion Loan, is subject to the reporting requirements of the Exchange Act, and the trustee or any Additional Servicer, sub-servicer or Servicing Function Participant engaged by it fails to perform (subject to any applicable grace periods set forth therein) any of its reporting obligations under the Pooling and Servicing Agreement (and such failure to perform is not the result of another party’s failure to deliver required information), the trustee will be required, if so requested by the depositor, to resign from its obligations within sixty (60) calendar days of such request and, if it fails to resign within such time period, the depositor will have the right to remove and replace the trustee in accordance with the procedure described above.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above.  Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

Trustee Compensation

As compensation for the performance of its duties as trustee, the trustee will be paid the monthly trustee fee (the “Trustee Fee”).  The Trustee Fee is to be paid from the Certificate Administrator Fee by the certificate administrator.  In addition, the trustee will be entitled to recover from the Issuing Entity all reasonable unanticipated out-of-pocket expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.

The Custodian

The custodian is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (iii) an institution whose long-term senior unsecured debt is at all times rated at least “A2” by Moody’s and “AA (low)” by DBRS (or “A (high)” by DBRS if the Custodian has a short term debt rating of at least “R-1 (middle)” from DBRS) (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by Moody’s from at least two other NRSROs (which may include Fitch, Moody’s and/or S&P)) and that has a short-term unsecured debt rating from Moody’s of at least “P-1” or, in the case of any Rating Agency with respect to either the long term or short term ratings specified herein, such lower rating or ratings as is the subject of a Rating Agency Confirmation, and (iv) an entity that is not a Prohibited Party.

Duties of the Custodian

The custodian will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the depositor, the master servicer, the special servicer, the trustee or the certificate administrator of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by any such party of funds paid in consideration of the assignment of the mortgage loans to the Issuing Entity or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the custodian is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

Matters Regarding the Custodian

The custodian and its directors, officers, employees, agents and controlling persons shall not have any liability to the Issuing Entity or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligent failure to act or their own negligence, willful misconduct or bad faith.

The custodian and each of its directors, officers, employees, agents and controlling persons is entitled to indemnification from the Issuing Entity for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, willful misconduct or bad faith on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer, the trust advisor, the certificate administrator, the trustee, or the depositor but only to the extent the custodian is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the Pooling and Servicing Agreement, and the custodian and each of its directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Issuing Entity for any unanticipated loss, liability or expense incurred without negligence, bad faith or willful misconduct in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

The custodian shall not be personally liable for any action reasonably taken, suffered or omitted by it in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  The custodian will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation and Removal of the Custodian

The custodian may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor, the trustee, and the master servicer, among others.  Upon receiving the notice of resignation, the depositor is required promptly to appoint a successor custodian meeting the requirements set forth above.  If no successor custodian shall have been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning custodian may petition any court of competent jurisdiction for the appointment of a successor custodian.  The Pooling and Servicing Agreement provides that expenses relating to resignation of the custodian will be required to be paid by the custodian.

The Holders of Certificates representing a majority of the Voting Rights of the Certificates may for cause remove the custodian, upon written notice to the custodian, the master servicer, the special servicer, us, the certificate administrator and the trustee.

If at any time (i) the custodian shall cease to be eligible to continue as custodian under the Pooling and Servicing Agreement, or (ii) the custodian shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the custodian or of its property shall be appointed, or any public officer shall take charge or control of the custodian or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Issuing Entity or any REMIC by any state in which the custodian or the Issuing Entity is located solely because of the location of the custodian in such state; provided, that, if the custodian agrees to indemnify the Issuing Entity for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the custodian as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any class of Certificates with a rating as evidenced in writing by any Rating Agency, then the depositor may remove the custodian and appoint a successor custodian meeting the eligibility requirements set forth above.  In the case of removal under clauses (i), (ii), (iii) or (iv) above, the custodian shall bear all such costs of transfer.  If the Issuing Entity, or any securitization trust that holds a Serviced Companion Loan, is subject to the reporting requirements of the Exchange Act, and the custodian or Additional Servicer, sub-servicer or Servicing Function Participant engaged by it fails to perform (subject to any applicable grace periods set forth therein) any of its reporting obligations under the Pooling and Servicing Agreement (and such default is not the result of another party’s failure to deliver required information), the custodian will be required, if so requested by the depositor, to resign from its obligations within sixty (60) calendar days of such request and, if it fails to resign within such time period, the depositor will have the right to remove and replace the custodian in accordance with the procedure described above.

Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of appointment by the successor custodian meeting the eligibility requirements set forth above.  Upon any succession of the custodian, the predecessor custodian will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

Custodian Compensation

As compensation for the performance of its duties as custodian, the custodian will be paid the monthly custodian fee (the “Custodian Fee”).  The Custodian Fee is to be paid from the Certificate Administrator Fee by the certificate administrator.  In addition, the custodian will be entitled to recover from the Issuing Entity all reasonable unanticipated out-of-pocket expenses and disbursements incurred or made by the custodian in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as custodian under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.

Certificateholder Communications

Special Notices

Upon the written request of any Certificateholder or Certificate Owner that has provided the certificate administrator with an executed Investor Certification, the certificate administrator will transmit a special notice to all Certificateholders at their respective addresses appearing on the certificate register and Certificate Owners through DTC’s Participants in accordance with DTC procedures stating that the requesting Certificateholder or Certificate Owner, as the case may be, wishes to be contacted by other Certificateholders or Certificate Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder or Certificate Owner, as the case may be.  The certificate administrator will be entitled to reimbursement from the requesting Certificateholder or Certificate Owner for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the mortgage loan sellers, the depositor, the trustee, the certificate administrator, the custodian, the trust advisor, the master servicer and the special servicer may retain or own in the future certain classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates (or, with respect to the Class PST Certificates, the Pass-Through Rates of the related Class PST Components) and the rate, timing and amount of distributions on such Offered Certificates.  The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

●	the Pass-Through Rate for such Certificate (or, with respect to the Class PST Certificates, the Pass-Through Rates of the related Class PST Components);

●
the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Principal Balance or Notional Amount of such Certificate;

●
the rate, timing and severity of Collateral Support Deficits and Trust Advisor Expenses and the extent to which such items are allocable in reduction of the Certificate Principal Balance or Notional Amount of such Certificate;

●
the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Collection Account of Nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

●
the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on such Certificate.

In addition, the effective yield to Holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such Holders until at least the 4th Business Day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

Pass-Through Rates

The Pass-Through Rates on one or more classes of Offered Certificates or Trust Components may be based on, limited by, or equal to, the Weighted Average Net Mortgage Rate from time to time, which is calculated based upon the respective Net Mortgage Rates and Stated Principal Balances of the mortgage loans as described in this free writing prospectus.  Accordingly, the yield on those classes of Offered Certificates and Trust Components may (and in the case of a class with a Pass-Through Rate equal to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any realized losses as a result of liquidations of mortgage loans.  In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates and Trust Components will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or realized losses than mortgage loans with relatively lower mortgage rates.

The Class PST Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the Class PST Components.  The Pass-Through Rates on each Class PST Component will, at all times, be the same as the Pass-Through Rate on the Class of Certificates bearing the same letter designation as such Class PST Component.  Accordingly, the yield on the Class PST Certificates will be sensitive to changes in the relative principal balances of the Class PST Components as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any realized losses as a result of liquidations of mortgage loans.

Rate and Timing of Principal Payments

The yield to maturity on any Class of Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates.  As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Offered Certificates (other than the Class X-A Certificates) and the Class A-3FL Regular Interest until their aggregate Certificate Principal Balance is reduced to zero.  Consequently, the rate and timing of principal payments that are distributed or otherwise result in the reduction of the aggregate Certificate Principal Balance of each Class of Offered Certificates (other than the Class X-A Certificates) will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Collection Account of Nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller’s breach of representations and warranties or material defects in a mortgage loan’s documentation and other purchases of mortgage loans out of the Issuing Entity.

Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated Repayment Date.  The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan.  However, the Pooling and Servicing Agreement will permit the master servicer or the special servicer, as the case may be, to take action to enforce the Issuing Entity’s right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Offered Certificates (other than the Class X-A Certificates).  Any early termination of the Issuing Entity as described in this free writing prospectus under “Description of the Offered Certificates—Optional Termination” will also shorten the weighted average lives of those Certificates then outstanding.  Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Offered Certificates (other than the Class X-A Certificates), while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates.  See “Servicing of the Mortgage Loans—Mortgage Loan Modifications” in this free writing prospectus.

The extent to which the yield to maturity of any Offered Certificate may vary from the anticipated yield will also depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Principal Balance or Notional Amount of its class.  An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

With respect to the Class A-AB Certificates, the extent to which the Planned Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-3FL Regular Interest remain outstanding.  As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the mortgage loans if the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-3FL Regular Interest are not outstanding.

In general, if an Offered Certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in a reduction of the Certificate Principal Balance or Notional Amount of the related class, the greater will be the effect on the yield to maturity of such Certificate.  As a result, the effect on an investor’s yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.  With respect to the Offered Certificates, any allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to any Certificates as described in this free writing prospectus is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have.  The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in Appendix I to this free writing prospectus.

Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

Yield on the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Balances of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, the Class A-S Trust Component and the Class A-3FL Regular Interest,  including by reason of prepayments and principal losses on the mortgage loans and other factors described above.  Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the Holders of the most subordinate Class of Certificates outstanding (for this purpose considering each of the Class A-S, Class B and Class C Certificates together with the portion of the Class PST Certificates representing an interest in the Trust Component bearing the same alphabetic designation), the special servicer, the master servicer or the Holders of a majority in interest of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in any Class X-A Certificates and any other Certificates purchased at premium might not fully recoup their initial investment.  See “Description of the Offered Certificates—Optional Termination” above.

Unpaid Distributable Certificate Interest

If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to Holders of that class of Certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount.  Any such shortfall (which would not include interest shortfalls in connection with a Principal Prepayment accompanied by less than a full month’s interest) may adversely affect the yield to maturity of that class of Certificates for as long as it is outstanding.

Losses and Shortfalls

The yield to Holders of the Offered Certificates will also depend on the extent to which such Holders are required to bear the effects of any losses or shortfalls on the mortgage loans.  Collateral Support Deficits will generally be applied in reverse sequential order, that is, first to the Class J Certificates, and then to the other respective classes of Principal Balance Certificates and Trust Components, in reverse alphabetical order of class designation — from the Class H Certificates to the Class D Certificates, to the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component), to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), to the Class A-S Trust Component (and correspondingly, the Class A-S Certificates and the Class PST Component A-S, pro rata, based on their respective percentage interests in the Class A-S Trust Component), and then pro rata among Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-3FL Regular Interest, in each such case to reduce the Certificate Principal Balance of such class, Trust Component or Floating Class Regular Interest until such Certificate Principal Balance is reduced to zero.  Collateral Support Deficit applied to the Class A-3FL Regular Interest will be allocated pro rata to the Class A-3FL and Class A-3FX Certificates based on their respective percentage interests in the Class A-3FL Regular Interest.  Net Aggregate Prepayment Interest Shortfalls will be borne by the Holders of each class of Offered Certificates, as described in this free writing prospectus, in each case reducing interest otherwise payable thereon.  Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, and realized losses, in each case on the mortgage loans, generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of Subordinate Certificates outstanding (subject to the payment allocation priority of the Class PST Certificates described above under “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount”).

The Principal Balance Certificates (other than the Control Eligible Certificates) may be required to bear the effects of Trust Advisor Expenses to the extent such amounts are allocated to such classes of Certificates.  Such amounts will be allocated to reduce the Distributable Certificate Interest for the related Distribution Date to the Class E and Class D Certificates, the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), in that order, until the Distributable Certificate Interest of such classes or Trust Components for such Distribution Date has been reduced to zero and then, to the extent there are Excess Trust Advisor Expenses and such Excess Trust Advisor Expenses result in a reduction of the Principal Distribution Amount, to such classes of Certificates and Trust Components, in the order described above, and then to the Class A-S Trust Component (and correspondingly, the Class A-S Certificates and the Class PST Component A-S, pro rata, based on their respective percentage interests in the Class A-S Trust Component), and then to the respective classes of Class A Senior Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest, pro rata, in each case, as a reduction of the Certificate Principal Balance until such Certificate Principal Balance is reduced to zero.  Excess Trust Advisor Expenses applied to the Class A-3FL Regular Interest will be allocated pro rata to the Class A-3FL and Class A-3FX Certificates based on their respective percentage interests in the Class A-3FL Regular Interest.

Relevant Factors

The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans—for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, provisions requiring that upon occurrence of certain events funds held in escrow or proceeds from letters of credit be applied to principal, incentives for a borrower under an ARD Loan to repay such ARD Loan by its Anticipated Repayment Date and amortization terms that require Balloon Payments—the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  See “Risk Factors” in this free writing prospectus and in the attached prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan.  A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.  Conversely, to the extent the prevailing market interest rate exceeds a mortgage interest rate, the related borrower may be less likely to refinance its mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Weighted Average Life

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Principal Balance of such Certificate.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this free writing prospectus is the “Constant Prepayment Rate” or “CPR” model.  The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage per annum of the then outstanding principal balance of all of the mortgage loans that are past their lock-out, defeasance and yield maintenance periods.  We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.  Further, CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Offered Certificates.

The tables below indicate the percentage of the initial Certificate Principal Balance of each Class of Offered Certificates (other than the Class X-A Certificates) at each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR.  The tables below have also been prepared generally on the basis of the following structuring assumptions (the “Structuring Assumptions”):

●	the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

●
the Scheduled Monthly Payments for each mortgage loan are based on such mortgage loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such mortgage loan;

●
the initial Certificate Principal Balances, initial Notional Amounts and initial Pass-Through Rates of the Offered Certificates (and, in the case of the Class PST Certificates, the Pass-Through Rates of the underlying Class PST Components) are as presented in this free writing prospectus;

●	the Closing Date for the sale of the Certificates is May 2, 2013;

●	distributions on the Certificates are made on the 15th day of each month, commencing in June 2013;

●
there are no delinquencies or losses in respect of the mortgage loans, there are no extensions of maturity in respect of the mortgage loans, there are no Appraisal Reductions applied to the mortgage loans, there are no casualties or condemnations affecting the mortgaged properties and no holdback amounts are applied to reduce the principal balance of any mortgage loan;

●	Scheduled Payments (including Balloon Payments) on the mortgage loans are timely received on the first day of each month;

●	no Additional Trust Fund Expenses or Trust Advisor Expenses are incurred and there are no additional expenses of the Issuing Entity;

●
no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, including during any yield maintenance lock-out period, defeasance lock-out period or prepayment consideration lock-out period, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

●	no Prepayment Interest Shortfalls occur and no Prepayment Premiums or Yield Maintenance Charges are collected;

●	no borrower under a mortgage loan exercises its partial release option;

●
no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any Nonrecoverable Advances, unreimbursed Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

●	no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Issuing Entity occurs;

●	no purchase option holder permitted to purchase a mortgage loan under the related co-lender agreement or intercreditor agreement will exercise its option to purchase such mortgage loan;

●	each ARD Loan pays in full on its Anticipated Repayment Date;

●	any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance;

●
no Exchangeable Certificates have been exchanged, except with respect to the decrement table and price/yield table below and the Expected Final Distribution Date relating to the Class PST Certificates, in which case we assume that the maximum Certificate Principal Balance of the Class PST Certificates were delivered on the Closing Date; and

●	one-month LIBOR on the Class A-3FL Certificates will remain constant at 0.20%.

The mortgage loans do not have all of the characteristics of the Structuring Assumptions.  To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Offered Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life.  Additionally, mortgage loans generally do not prepay at any constant rate.  Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions.  Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses.  In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and shorten or extend the weighted average lives, shown in the following tables.  These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.  Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

For the purposes of each table, the weighted average life of a Principal Balance Certificate is determined by:

●	multiplying the amount of each reduction in the Certificate Principal Balance thereof by the number of years from the date of issuance of the Certificate to the related Distribution Date;

●	summing the results; and

●	dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate.

Initial Certificate Principal Balance Outstanding for the Class A-1 Certificates at the Respective Percentages of CPR
Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
May 2014	85%	85%	85%	85%	85%
May 2015	66%	66%	66%	66%	66%
May 2016	44%	41%	38%	32%	12%
May 2017	18%	8%	0%	0%	0%
May 2018 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.69	2.57	2.48	2.41	2.25

Initial Certificate Principal Balance Outstanding for the Class A-2 Certificates at the Respective Percentages of CPR
Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	100%	100%	99%	96%	95%
May 2018 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.75	4.72	4.68	4.63	4.43

Initial Certificate Principal Balance Outstanding for the Class A-AB Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	98%	98%	98%	98%	98%
May 2019	78%	78%	78%	78%	78%
May 2020	58%	58%	58%	58%	58%
May 2021	37%	37%	37%	37%	37%
May 2022	14%	14%	14%	14%	14%
May 2023 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.42	7.42	7.42	7.42	7.42

Initial Certificate Principal Balance Outstanding for the Class A-3 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.83	9.77	9.69	9.61	9.44

Initial Certificate Principal Balance Outstanding for the Class A-4 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.94	9.93	9.91	9.86	9.58

Initial Certificate Principal Balance Outstanding for the Class A-S Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.95	9.95	9.95	9.95	9.70

Initial Certificate Principal Balance Outstanding for the Class B Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.95	9.95	9.95	9.95	9.70

Initial Certificate Principal Balance Outstanding for the Class PST Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.95	9.95	9.95	9.95	9.70

Initial Certificate Principal Balance Outstanding for the Class C Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.95	9.95	9.95	9.95	9.70

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE“) yield with respect to each Class of Offered Certificates under the Structuring Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Principal Balance or Notional Amount of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate (or, in the case of the Class PST Certificates, the Pass-Through Rates applicable to the related Class PST Components) as described in the Structuring Assumptions, from and including May 1, 2013 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Balances of the respective Classes of Offered Certificates (other than the Class X-A Certificates) and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class PST Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

We cannot assure you that the mortgage loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of

CPR specified, even if the weighted average remaining term to maturity of the mortgage loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of sixty (60) fixed-rate, first mortgage loans (collectively, the “Mortgage Pool”) with an aggregate principal balance as of May 1, 2013 (the “Cut-off Date”), after application of all payments of principal due on or before such date, whether or not received, of $1,276,905,883 (with respect to each mortgage loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”), subject to a permitted variance of plus or minus 5%.  For purposes of the information contained in this free writing prospectus (including the appendices to this free writing prospectus), scheduled payments due in May 2013 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on May 1, 2013, not the actual day or days on which such scheduled payments were due.  The Cut-off Date Balances of the mortgage loans range from approximately $2,500,000 to approximately $165,000,000, and the mortgage loans have an average Cut-off Date Balance of $21,281,765.

Of the mortgage loans to be included in the Issuing Entity:

●	Thirty-seven (37) mortgage loans (the “MSMCH Mortgage Loans”), representing approximately 74.1% of the Initial Pool Balance, were originated or acquired by MSMCH; and

●	Twenty-three (23) mortgage loans (the “Bank of America Mortgage Loans”), representing approximately 25.9% of the Initial Pool Balance, were originated by Bank of America.

A description of the underwriting standards for each mortgage loan seller is set forth in this free writing prospectus under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators.”

The mortgage loans included in this transaction were selected for this transaction from mortgage loans generally originated for securitizations generally of this type by the sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

The mortgage loans were originated between December 2012 and April 2013.   As of the Cut-off Date, none of the mortgage loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.  Brief summaries of the material terms of the twenty (20) largest mortgage loans in the Mortgage Pool are contained in Appendix III to this free writing prospectus.

Seventy-three (73) mortgaged properties, representing approximately 92.5% of the Initial Pool Balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property.  One (1) of such seventy-three (73) mortgaged properties, representing approximately 12.9% of the Initial Pool Balance by allocated loan amount, is comprised of a fee interest in land subject to a ground lease.  The related leasehold estate is not included in the Issuing Entity and is operated as a hospitality property. See “Risk Factors—Risks Related to the Mortgage Loans—Leased Fee Properties Entail Risks that May Adversely Affect Payments on Your Certificates” in this free writing prospectus.  One (1) of such seventy-three (73) mortgaged properties, representing approximately 0.7% of the Initial Pool Balance by allocated loan amount, is comprised of both the borrower’s leasehold interest in the entire related mortgaged property and the corresponding fee interest of the ground lessor in such mortgaged property, and we have treated that as simply an encumbered fee interest.  Three (3) mortgaged properties, representing approximately 6.8% of the Initial Pool Balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the entire related mortgaged property.  One (1) mortgaged property, representing approximately 0.7% of the Initial Pool Balance by allocated loan amount, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property.

On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a mortgage loan purchase agreement (each such agreement, a “Mortgage Loan Purchase Agreement”) to be entered into between us and the particular mortgage loan seller.  We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders.  See “Description of the Mortgage Pool—Sale of the Mortgage Loans” below.

Material Terms and Characteristics of the Mortgage Loans

Mortgage Rates; Calculations of Interest

The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms.  Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest.  100% of the mortgage loans accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

The mortgage loans consist of the following property types:

●	Retail – Forty-one (41) of the mortgaged properties, representing approximately 32.6% of the Initial Pool Balance by allocated loan amount, are retail properties.

●	Office – Eleven (11) of the mortgaged properties, representing approximately 27.0% of the Initial Pool Balance by allocated loan amount, are office properties.

●	Hospitality – Thirteen (13) of the mortgaged properties, representing approximately 19.7% of the Initial Pool Balance by allocated loan amount, are hospitality properties.

●	Leased Fee – One (1) of the mortgaged properties, representing approximately 12.9% of the Initial Pool Balance by allocated loan amount, is a leased fee property.

●	Self Storage – Five (5) of the mortgaged properties, representing approximately 2.6% of the Initial Pool Balance by allocated loan amount, are self storage properties.

●	Multifamily – Two (2) of the mortgaged properties, representing approximately 2.4% of the Initial Pool Balance by allocated loan amount, are multifamily properties.

●	Manufactured Housing –Three (3) of the mortgaged properties, representing approximately 2.3% of the Initial Pool Balance by allocated loan amount, are manufactured housing properties.

●	Parking Structure – One (1) of the mortgaged properties, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, is a parking structure property.

Property Location

The following geographic areas contain 5% or greater concentrations of mortgaged properties (by allocated loan amount):

●	Six (6) mortgaged properties, representing approximately 22.1% of the Initial Pool Balance by allocated loan amount, are located in New York.

●	Four (4) mortgaged properties, representing approximately 15.8% of the Initial Pool Balance by allocated loan amount, are located in Texas.

●	Three (3) mortgaged properties, representing approximately 7.7% of the Initial Pool Balance by allocated loan amount, are located in Massachusetts.

●	Sixteen (16) mortgaged properties, representing approximately 7.6% of the Initial Pool Balance by allocated loan amount, are located in California.

●	One (1) mortgaged property, representing approximately 6.1% of the Initial Pool Balance by allocated loan amount, is located in Tennessee.

●	Eleven (11) mortgaged properties, representing approximately 5.1% of the Initial Pool Balance by allocated loan amount, are located in Florida.

●	Five (5) mortgaged properties, representing approximately 5.0% of the Initial Pool Balance by allocated loan amount, are located in New Jersey.

Due Dates

Fifty-nine (59) mortgage loans, representing approximately 87.1% of the Initial Pool Balance, have Due Dates on the first (1st) day of each calendar month. One (1) mortgage loan, representing approximately 12.9% of the Initial Pool Balance, has a Due Date on the fifth (5th) day of each calendar month.

Grace Periods

The mortgage loans have various grace periods prior to the occurrence of an event of default, including (i) five (5) mortgage loans, representing approximately 17.3% of the Initial Pool Balance, with no grace periods; (ii) nineteen (19) mortgage loans, representing approximately 17.5% of the Initial Pool Balance, with grace periods of four (4) calendar days; (iii) thirty-five (35) mortgage loans, representing approximately 63.2% of the Initial Pool Balance, with grace periods of five (5) calendar days; and (iv) one (1) mortgage loan, representing approximately 2.0% of the Initial Pool Balance, with a grace period of ten (10) calendar days.  Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this free writing prospectus, which are based on the related mortgage loan documents.

The mortgage loans also have various grace periods prior to the imposition of late payment charges and/or default interest, including (i) twenty-six (26)  mortgage loans, representing approximately 39.3% of the Initial Pool Balance, with grace periods of five (5) calendar days; (ii) twelve (12) mortgage loans, representing approximately 38.1% of the Initial Pool Balance, with no grace periods; (iii) twenty (20) mortgage loans, representing approximately 19.5% of the Initial Pool Balance, with grace periods of four (4) calendar days; (iv) one (1) mortgage loan, representing approximately 2.0% of the Initial Pool Balance, with a grace period of ten (10) calendar days; and (v) one mortgage loan, representing approximately 1.1% of the Initial Pool Balance, with a grace period of fifteen (15) calendar days.

Amortization

The mortgage loans have the following amortization features:

●
100% of the mortgage loans are Balloon Loans.  For purposes of this free writing prospectus, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan’s stated maturity date or Anticipated Repayment Date, as applicable.  One (1) of these mortgage loans, representing approximately 12.9% of the Initial Pool Balance, is a mortgage loan that has an Anticipated Repayment Date and provides for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity.  These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan’s stated maturity date) upon which these increases occur.

●
Included in the Balloon Loans are four (4) mortgage loans, representing approximately 16.6% of the Initial Pool Balance, that currently provide for monthly payments of interest only for their entire terms, and seventeen (17) mortgage loans, representing approximately 33.7% of the Initial Pool Balance, that currently provide for monthly payments of interest only for a portion of their respective terms ranging from twelve (12) months to sixty (60) months and then provide for the monthly payment of principal and interest over their respective remaining terms; and

Prepayment Provisions

All of the mortgage loans that we intend to include in the Issuing Entity provide for one or more of the following:

●	a “prepayment lock-out period,” during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

●	a “defeasance lock-out period,” during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance;

●
a “prepayment consideration lock-out period,” during which voluntary prepayments are permitted, subject to the  payment of a specified prepayment consideration which may equal a percentage of the amount prepaid;

●	a “yield maintenance lock-out period,” during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium; and/or

●	an “open period,” during which voluntarily prepayments are permitted without payment of any prepayment consideration.

The prepayment lock-out periods, defeasance lock-out periods, prepayment consideration lock-out periods and yield maintenance lock-out periods are collectively referred to in this free writing prospectus as the “Lock-Out Periods.”

As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

●
Forty-six (46) mortgage loans, representing approximately 77.4% of the Initial Pool Balance, prohibit voluntary principal prepayments but permit the related borrower, after an initial period of at least two (2) years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the Issuing Entity Government Securities, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

●
Nine (9) mortgage loans, representing approximately 8.9% of the Initial Pool Balance prohibit voluntary principal prepayments during a prepayment lock-out period, and following such period, permit voluntary principal prepayments if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

●
One (1) mortgage loan, representing approximately 8.8% of the Initial Pool Balance, permits voluntary principal prepayments if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus, and also permits the related borrower, after an initial period of at least two (2) years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the Issuing Entity Government Securities, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

●
Three (3) mortgage loans, representing approximately 3.0% of the Initial Pool Balance, prohibit voluntary principal prepayments during a prepayment lock-out period and, following such period, permit voluntary principal prepayments if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus, and, in addition, after an initial period of at least two (2) years following the date of issuance of the Certificates, permit the related borrower to defease the related mortgage loan by pledging to the Issuing Entity Government Securities, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

●
One (1) mortgage loan, representing approximately 1.9% of the Initial Pool Balance, permits voluntary principal prepayments if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

Set forth below is information as of the Cut-off Date regarding the original terms of the prepayment lock-out periods and defeasance lock-out periods, as applicable, for the fifty-eight (58) underlying mortgage loans for which a prepayment lock-out period or defeasance lock-out period is currently in effect:

●	the maximum original prepayment lock-out period or defeasance lock-out period is two hundred thirty-six (236) payment periods;

●	the minimum original prepayment lock-out period or defeasance lock-out period is twenty-three (23) payment periods; and

●	the weighted average original prepayment lock-out period or defeasance lock-out period is one hundred ten (110) payment periods.

Prepayment Premiums and Yield Maintenance Charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Offered Certificates—Distributions—Distributions of Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.  However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of Prepayment Premiums or Yield Maintenance Charges.  In addition, in the event of a liquidation of a defaulted mortgage loan in the Issuing Entity, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied.  Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge with respect to any of the mortgage loans included in the Issuing Entity.  See “Risk Factors—Risks Related to the Offered Certificates—The Yield on Your Certificates Will Be Affected By the Price at Which the Certificates Were Purchased and the Rate, Timing and Amount of Distributions on Your Certificates” in this free writing prospectus.

Open periods generally begin no more than six (6) months prior to stated maturity; provided that in the case of one (1) mortgage loan, representing approximately 1.9% of the Initial Pool Balance, the open period begins twenty-four (24) months prior to the stated maturity.

Generally, the mortgage loans provide that insurance and condemnation proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower.  Some of the mortgage loans also permit the related borrower, in connection with the application of insurance or condemnation proceeds to the principal balance of the mortgage loan, to prepay the entire remaining principal balance of the mortgage loan.  With respect to such mortgage loans, prepayment consideration may not be required in connection with any such prepayment.  In addition, with respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, and single tenant mortgage loans, insurance and condemnation proceeds may be required to be used to repair or restore the mortgaged property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Further, with respect to certain underlying mortgage loans, the related borrower is required to make prepayments to the lender upon the release of certain portions of the related mortgaged property or properties, as described under “—Partial Releases Other Than in Connection with Defeasance” below.

The prepayment terms of each of the mortgage loans that we intend to include in the Issuing Entity are more particularly described in Appendix I to this free writing prospectus.  Also, see Appendix I to this free writing prospectus for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge, which will vary for any mortgage loan.

Multi-Property Mortgage Loans

The mortgage pool will include five (5) underlying mortgage loans, collectively representing approximately 13.6% of the Initial Pool Balance, that are, in each case, individually secured by two or more real properties (other than through cross-collateralization of a mortgage loan with other mortgage loans).  The amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan, generally to minimize the amount of mortgage recording tax due in connection with the transaction.  The mortgage amount may equal the appraised value or allocated loan amount for the particular real property.  This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

The table below identifies, by property or portfolio name set forth on Appendix I to this free writing prospectus, each individual multi-property mortgage loan included in the Issuing Entity.

Property/Portfolio Names		Number of Properties	% of Initial Pool Balance
1.	Ashford Hospitality Portfolio	2	8.8%
2.	CTO Retail Portfolio	14	1.8%
3.	DDR Retail Portfolio	2	1.3%
4.	Starkville Hospitality Portfolio	2	1.1%
5.	50 Park Place Property	2	0.6%

Some or all of the multi-property mortgage loans that we intend to include in the Issuing Entity entitle the related borrowers to release one or more of the corresponding mortgaged properties through partial defeasance.  See “—Defeasance Loans” below.

In addition, some or all of the multi-property mortgage loans that we intend to include in the Issuing Entity may entitle the related borrowers to release one or more of the corresponding mortgaged properties, other than through defeasance, as further described under “—Partial Releases Other Than in Connection with Defeasance” below.

Partial Releases Other Than in Connection with Defeasance

Set forth below is a description of additional partial releases permitted with respect to portions of certain mortgaged properties securing mortgage loans in the Issuing Entity, other than those permitted in connection with a defeasance which are described below under “—Defeasance Loans.”

●
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Boston Park Plaza, representing approximately 1.9% of the Initial Pool Balance, the related mortgage loan documents permit the related borrower to release the “Retail Space” specified in the related mortgage loan agreement from the lien of the related Mortgage Loan in connection with a bona fide third-party sale subject to the satisfaction of certain conditions contained in the mortgage loan documents including, but not limited to: (i) payment by the related borrower in an amount equal to the “Retail Space Release Price” (defined below), together with (A) a yield maintenance payment if such release occurs prior to the open date and (B) to the extent such payment is received on a day other than a due date, the amount of interest that would have accrued thereon if such payment were made on the next due date; (ii) immediately after giving effect to the release, the debt yield with respect to the remaining property must be at least equal to the greater of 10% and the debt yield for the mortgaged property prior to giving effect to the release for the twelve (12) calendar months immediately preceding such release; (iii) receipt of a REMIC opinion; (iv) rating agency confirmation to the effect that such release will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release for the Certificates; and (v) the ratio of the unpaid principal balance of the mortgage loan to the value of the remaining mortgaged property is not greater than 125%.  For purposes of this paragraph, “Retail Space Release Price” means the amount obtained by multiplying (a) the greater of (x) $15,000,000 and (y) 100% of net sales proceeds with respect to the related mortgaged property by (b) the ratio of the then outstanding principal balance of the related mortgage loan to the sum of (i) the then outstanding principal balance of such mortgage loan plus (ii) the then outstanding principal balance of the related mezzanine loan.

One (1) mortgage loan, representing approximately 1.8% of the Initial Pool Balance, permits the related borrower to obtain the release of any mortgaged property (a “Substituted Property”) from the lien of the related mortgage through the substitution (a “Substitution”) of a property (a “Substitute Property”) subject to the satisfaction of certain conditions contained in the mortgage loan documents including, but not limited to: (i) the allocated loan amounts set forth in a schedule to the related mortgage loan agreement for all mortgaged properties theretofore (and taking into account the then requested Substitution) may not exceed 25% of the original principal amount of the mortgage loan; (ii) no Substitution may occur during the twelve (12) month period preceding the stated maturity of the mortgage loan; (iii) the fair market value of the Substitute Property may not be less than 105% of the greater of (A) the fair market value of the Substituted Property as of the origination date of the mortgage loan and (B) the fair market value of the Substituted Property as of the date immediately preceding the Substitution; (iv) the Substitute Property must be leased to a tenant with a credit rating (of its guarantor) that is at least equal to the better of (x) the credit rating of the tenant at the Substituted Property as of the origination date of the mortgage loan and (y) the credit rating of the tenant of the Substituted Property at the time of Substitution; (v) the Substitute Property must be leased (A) for a fixed rent equal to or better than 105% of the rent of the Substituted Property, (B) for a lease term (excluding any option to extend, renew or terminate the lease) of no less than the remaining lease term of the tenant for the Substituted Property, (C) for a use consistent with that of the Substituted Property and (D) on a triple net basis, with the tenant responsible for all costs and expenses related to the operation and maintenance of the mortgaged property; (vi) rating agency confirmation to the effect that such Substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such Substitution for the Certificates; (vii) no event of default has occurred and is continuing (unless, under certain circumstances, such Substitution would cure such event of default); and (viii) delivery of a REMIC opinion.

In addition, four (4) mortgage loans, representing approximately 6.4% of the Initial Pool Balance, permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged property, or have been excluded from the appraised value of the related mortgaged property, shown on Appendix I to this free writing prospectus.  See, for example, “Mortgage Loan No. 8 – Lodge at Sonoma Renaissance Resort and Spa” on Appendix III to this free writing prospectus for a discussion of parcel releases permitted in connection with the related mortgage loan.

Defeasance Loans

Forty-six (46) of the mortgage loans, representing approximately 77.4% of the Initial Pool Balance, permit the respective borrowers (subsequent to any initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and to thereby obtain a release of the related mortgaged property or, if applicable, one or more of the related mortgaged properties.  As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Closing Date.  The mortgage loans referred to in this paragraph do not include any mortgage loan that grants the related borrower the option to either defease or prepay the loan with a Prepayment Premium or Yield Maintenance Charge but does not provide for a period that is solely a defeasance period.

 “Government Securities” means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

In general, the Government Securities that are to be delivered in connection with the defeasance of all or any portion of any underlying mortgage loan, must provide for a series of payments that:

●	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

●
will, in the case of each due date during the period contemplated by the prior bullet, be in a total amount equal to or greater than the scheduled debt service payment scheduled to be due or deemed due with respect to the defeased debt on that date and, in the case of the maturity date or last day of the prepayment lock-out period referred to in the prior bullet, be in an amount at least sufficient to pay off the defeased debt, with any excess to be returned to the related borrower or a successor borrower.

Each multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the Issuing Entity, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged properties or parcels would be released.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Apthorp Retail Condominium, representing approximately 5.1% of the Initial Pool Balance, the related borrower has a one-time right to defease a portion of the mortgage loan in the amount of $20,000,000.  No release of collateral for the mortgage loan will result from the exercise of such right.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.  Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the defeased debt through, and to pay off the defeased debt on, the date contemplated above.

In general, the defeasance collateral will consist of Government Securities.  However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.  Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Leasehold Mortgages

With respect to the mortgaged properties identified on Appendix I to this free writing prospectus as, Wake Forest University Charlotte Center, Ashford Hospitality Portfolio - Westin Princeton Forrestal and Chapel Hill Shopping Center, representing approximately 2.7%, 2.6% and 1.4% of the Initial Pool Balance, respectively, by allocated loan amount, the related mortgage lien is solely on the related borrower’s leasehold interest (but not by the fee interest underlying such leasehold interest) in all or a material portion of the related mortgaged property;

however, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than ten (10) years after the stated maturity of the related mortgage loan.  Except as noted in “Risk Factors—Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments on Your Certificates,” in the case of the foregoing mortgage loans, the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, defaults or breaches by the lessee.

Mortgage Loans with Affiliated Borrowers

With respect to four (4) separate groups of mortgage loans that we intend to include in the Issuing Entity, consisting of a total of ten  (10) mortgage loans, collectively representing approximately 6.7% of the Initial Pool Balance, the borrowers under the mortgage loans contained within each such group are related by virtue of having at least one controlling project sponsor or principal in common.

The table below identifies, by property or portfolio name set forth on Appendix I to this free writing prospectus, each group of mortgaged properties that are owned by the same or affiliated borrowers.

Loan/Portfolio Name(s)		Aggregate Cut-off Date Principal Balance	Aggregate % of Initial Pool Balance
1.	Group 1	$31,695,000	2.5%
2.	Group 2	$26,761,888	2.1%
3.	Group 3	$22,587,758	1.8%
4.	Group 4	$5,064,463	0.4%

Significant Obligors

The mortgaged properties identified on Appendix I to this free writing prospectus as Milford Plaza Fee and Colonnade Office secure mortgage loans representing approximately 12.9% and 12.5%, respectively, of the Initial Pool Balance.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest—Other Conflicts” in this free writing prospectus.

Non-Recourse Obligations

The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower’s obligations.  In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse.  None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, B Note or Serviced Companion Loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage.  However, the mortgage loan, B Note or Serviced Companion Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer.  The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

See “Risk Factors—Risks Related to the Mortgage Loans—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this free writing prospectus.

Subordinate and Other Financing

The table below identifies the mortgage loans that have corresponding B Notes, Serviced Companion Loans or Non-Serviced Companion Loans.

Mortgage Loan	Cut-off Date Mortgage Loan Principal Balance	Cut-off Date B Note or Companion Loan Principal Balance	B Note or Companion Loan Interest Rate	Mortgage Loan UW NCF DSCR	A/B Whole Loan, Loan Pair or Non- Serviced Loan Combination UW NCF DSCR	Mortgage Loan Cut-off Date LTV	A/B Whole Loan, Loan Pair or Non- Serviced Loan Combination Cut-off Date LTV
Milford Plaza Fee	$ 165,000,000	$ 110,000,000	3.480%	1.67x	1.67x	71.2%	71.2%
Boston Park Plaza	$ 24,896,001	$ 94,604,804	4.402%	1.98x	1.98x	45.3%	45.3%

Each of the Milford Plaza Fee Mortgage Loan and the Boston Park Plaza Mortgage Loan, representing approximately 12.9% and 1.9%, respectively, of the Initial Pool Balance, currently has additional financing in place that is secured by the mortgaged property related to such mortgage loan.  The Milford Plaza Fee Mortgage Loan had an outstanding principal balance as of the Cut-off Date of $165,000,000, representing approximately 12.9% of the Initial Pool Balance, and is secured by a mortgaged property that also secures the Milford Plaza Fee Serviced Companion Loan, which had an outstanding principal balance as of the Cut-off Date of $110,000,000.  The Milford Plaza Fee Mortgage Loan is pari passu in right of payment with the Milford Plaza Fee Serviced Companion Loan. The Boston Park Plaza Mortgage Loan had an outstanding principal balance as of the Cut-off Date of $24,896,001, representing approximately 1.9% of the Initial Pool Balance, and is secured by a mortgaged property that also secures the Boston Park Plaza Non-Serviced Companion Loan, which had an outstanding principal balance as of the Cut-off Date of $94,604,804.  The Boston Park Plaza Mortgage Loan is pari passu in right of payment with the Boston Park Plaza Non-Serviced Companion Loan.

With respect the mortgage loan secured by the portfolio of mortgaged properties identified on Appendix I to this free writing prospectus as Ashford Hospitality Portfolio, representing approximately 8.8% of the Initial Pool Balance, there are four separate mezzanine loans in place with respect to such mortgaged properties and certain other related properties, encumbered in order of their priority of payment, in the aggregate outstanding principal amount of approximately $380,232,227, each dated as of December 27, 2012 (collectively, the “Ashford Hospitality Portfolio and Affiliates Mezzanine Loan“), accruing interest at a weighted average rate of 7.97% per annum.  The interest rate on three of the four levels of mezzanine financing is subject to a 1.00% 30-day LIBOR floor and all levels thereof have an interest rate cap of 6.00% to be renewed at each loan term extension.  With respect to the Cut-off Date mezzanine debt balance of the Ashford Hospitality Portfolio mortgage loan, the holders of the related mezzanine loans have not allocated a specific balance of the total mezzanine financing to such mortgaged properties because all related pledges of equity interests are cross-collateralized.  The Ashford Hospitality Portfolio and Affiliates Mezzanine Loan encumbers indirectly a total of twenty-eight (28) properties, including the Ashford Hospitality Portfolio mortgaged property. The holders of each mortgage loan related to a covered property and the mezzanine loan lenders have entered into an intercreditor agreement that governs the rights and duties of such parties.  See “Mortgage Loan No. 3 – Ashford Hospitality Portfolio” on Appendix III to this free writing prospectus for more information regarding the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan.

The Ashford Hospitality Portfolio and Affiliates Mezzanine Loan has a current maturity of March 9, 2014 and has two 1-year term extensions, which the lender under the Ashford Hospitality Portfolio mortgage loan may cause to be exercised if the extension options are not exercised and any portion of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan is outstanding upon any extension option dates.  Prior to any event of default under the Ashford Hospitality Portfolio mortgage loan, the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan requires prepayment of up to $50,000,000 of outstanding principal balance from cash flow in excess of that needed to pay operating expenses and allocable mortgage loan and mezzanine loan debt service (“Ashford Hospitality Portfolio Excess Cash Flow“), and permits further prepayments at the election of the Ashford Hospitality Portfolio borrower and/or certain of its affiliates. The Ashford Hospitality Portfolio and Affiliates Mezzanine Loan lender may also approve special projects reserves for certain Ashford Hospitality Portfolio mortgaged property improvements or maintenance to be funded from Ashford Hospitality Portfolio Excess Cash Flow and held by the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan lender.  If the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan lender takes control of the Ashford Hospitality Portfolio borrower following a foreclosure of the equity interests in the Ashford Hospitality Portfolio borrower that secure the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan, any reserves held by the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan lender may be used to prepay all or part of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan.  See “Mortgage Loan No. 3 – Ashford Hospitality Portfolio” on Appendix III to this free writing prospectus for more information regarding the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan.

The Ashford Hospitality Portfolio and Affiliates Mezzanine Loan is generally subject to an intercreditor agreement between the holders of such mezzanine loan and the lender under the Ashford Hospitality Portfolio mortgage loan that sets forth the relative rights and priorities between the holders of such mortgage loan and mezzanine loan.  The intercreditor agreement generally provides, among other things, that (a) the mezzanine loan lenders will have certain rights to receive notice of and cure defaults under the related mortgage loan prior to any acceleration or enforcement of such mortgage loan, (b) the mezzanine loan lenders may amend or modify the mezzanine loan in certain respects without the consent of the related mortgage loan lender, (c) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the mezzanine loan lenders may foreclose upon the pledged equity interests in the related mortgage loan borrower, which could result in a change of control with respect to the related mortgage loan borrower and a change in the management of the related mortgaged property, (d) if a monetary event of default, or a non-monetary event of default that is subject to an enforcement action, has occurred and is continuing under the related mortgage loan or the related mortgage loan becomes a specially serviced loan as a result of an event of default under the related mortgage loan, then the mezzanine loan lenders have the right to purchase the related mortgage loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any protective advances made by the related mortgage loan lender or its servicer and any interest thereon or on any monthly debt service advances, and plus certain fees and expenses payable to any servicer or trustee, but generally excluding any late charges, default interest, exit fees, spread maintenance, defeasance premiums or yield maintenance charges and prepayment premiums, and (e) an event of default under the mortgage loan will trigger an event of default under the mezzanine loan.  The holder of the mezzanine loan also has consent rights over modifications of the related mortgage loan that adversely affect the mezzanine loan lenders prior to an event of default under the related mortgage loan and certain limited consent rights over modifications of the related mortgage loan entered into in connection with a workout following an event of default under the related mortgage loan.  The holder of the mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related mortgaged property, the replacement of the property manager for the mortgaged property, and transfers and pledges of the mortgage loan to the related borrower or affiliates thereof.  In addition, the mortgage loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine loan lenders with prior written notice of such intention and given the mezzanine loan lenders the opportunity to purchase the mortgage loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (d).  Upon completion of a foreclosure of the mezzanine loan, the non-recourse carveout guarantor for the related mortgage loan may be released from liability under its related guaranty.

With respect to two (2) other mortgage loans, secured by the mortgaged properties identified on Appendix I to this free writing prospectus as Boston Park Plaza and Doubletree by Hilton Greensboro, representing approximately 1.9% and 1.3%, respectively, of the Initial Pool Balance, the related sponsors or their affiliates have entered into mezzanine financing in the original amount of $30,000,000 and $3,500,000, respectively, that is secured by pledges of the equity interests in the related mortgage borrower and indirectly by other interests owned by the related sponsors, which other interests do not represent ownership interests in the related mortgaged property.  The holders of each related mortgage loan and mezzanine loan have entered into a related intercreditor agreement that governs the rights and duties of such parties.

With respect to the mortgage loans listed below, the related sponsors are permitted to enter into future mezzanine financing that is secured by a pledge of some or all of the equity interests in the related borrower; provided that, among other things, certain debt service coverage ratio, loan-to-value ratio and/or debt yield tests, as indicated in the table below, are satisfied.  See “Mortgage Loan No. 3 – Ashford Hospitality Portfolio” and “Mortgage Loan No. 6 – Capital Center” on Appendix III to this free writing prospectus for a description of the future mezzanine financing permitted with respect to the related mortgage loans.

Mortgage Loan	Cut-off Date Mortgage Loan Principal Balance	Percentage of Initial Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
Capital Center	$ 39,375,000	3.1%	Yes	1.12x	80%	N/A
Best Western Grant Park	$ 25,467,385	2.0%	Yes	1.25x	80%	9.25%
460 Herndon Parkway	$ 25,364,333	2.0%	Yes	1.60x	70%	10.0%
Boston Park Plaza	$ 24,896,001	1.9%	Yes	N/A	60%	10.0%
Brighton Shopping Center	$ 21,000,000	1.6%	Yes	1.15x	80%	9.0%
Chapel Hill Shopping Center	$ 18,250,000	1.4%	Yes	N/A	60%	10.5%
Anaheim Hills Medical Office	$ 9,000,000	0.7%	Yes	1.35x	70%	N/A

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the Issuing Entity if certain defaults on the mortgage loan occur.  The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan and, to the extent set forth in any related Intercreditor Agreement, will include Special Servicing Fees, Liquidation Fees and other Additional Trust Fund Expenses.  Such purchase price generally does not include a Yield Maintenance Charge or Prepayment Premium.  Accordingly, such purchase (if made prior to the maturity date or Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower.

See “Risk Factors—Risks Related to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payment on Your Certificates” in and Appendix I to this free writing prospectus.

Further, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Marsh Landing Office Building, which represents approximately 0.4% of the Initial Pool Balance, Property Holdings, LLC has a preferred equity interest in the related borrower secured by a pledge that will be subject to a full subordination and standstill agreement.  As of the Cut-off Date, the outstanding principal balance of the investment is $1,285,000, together with accrued and unpaid interest of $1,608,508.58.  The rate of return on the preferred equity investment is 10%, and the investment is coterminous with the related mortgage loan.  In addition, the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Boston Park Plaza, which represents approximately 1.9% of the Initial Pool Balance, permits the creation of preferred equity in the existing Boston Park Plaza mezzanine loan borrower subject to various conditions including, but not limited to: (i) 100% of the proceeds of such permitted preferred equity must be invested in the related mortgaged property as a part of a renovation of such mortgaged property as set forth in a renovation budget approved by the mortgagor and (ii) (A) the amount of such permitted preferred equity does not, when combined with the outstanding principal balance of both of the related pari passu mortgage notes and the related mezzanine loan (and/or the permitted future mezzanine debt, as applicable), exceed 85% of (x) the “as-is” appraised value of the mortgaged property as of the time when such permitted preferred equity is made, plus (y) the cash value of such permitted preferred equity, (B) the amount of such permitted preferred equity does not have a redemption date earlier than one year after the stated maturity date of the related mortgage loan and the related mezzanine loan, (C) the amount of such permitted preferred equity is in a face amount of not less than $10,000,000 and (D) such permitted preferred equity provides that the payment of the return thereon will be at all times subordinate to all payments due under the related mortgage loan and the related mezzanine loan.  Preferred equity investors are typically also entitled to consent with respect to certain major decisions relating to the management of the related borrower and may be permitted to cause the managing member of the borrower to enter into a sale of the related mortgaged property.  Such preferred equity interests may subject the borrower to the same risks and difficulties associated with other types of additional financing on or related to the mortgaged property.

Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

Modified and Refinanced Mortgage Loans

Ten (10) mortgage loans, representing approximately 39.0% of the Initial Pool Balance, were originated in connection with the related borrower’s acquisition of the related mortgaged property, and fifty (50) mortgage loans, representing approximately 61.0% of the Initial Pool Balance, were originated in connection with the related borrower’s refinancing of a previous mortgage loan.

With respect to one (1) mortgage loan, secured by the mortgaged property identified on Appendix I to this free writing prospectus as Stadium Corners, representing approximately 0.4% of the Initial Pool Balance, the related borrower negotiated a discounted payoff of approximately $100,000 with respect to the related mortgaged property; however, such borrower contributed approximately $557,000 new cash to obtain the current mortgage loan.

Mortgaged Properties with Limited or No Operating History

Two (2) of the mortgaged properties, representing approximately 3.2% of the Initial Pool Balance by allocated loan amount, were recently constructed or renovated within seventeen (17) calendar months of the Cut-off Date and either have no prior operating history or do not have historical financial information.

Two (2) of the mortgaged properties, representing approximately 15.7% of the Initial Pool Balance by allocated loan amount, were either recently acquired by the related borrower within two (2) calendar months of the cut-off date or are leased fee properties, and consequently such mortgaged properties do not have historical financial information.

Fifteen (15) of the mortgaged properties, representing approximately 2.4% of the Initial Pool Balance by allocated loan amount, are single-tenant properties with triple net leases and do not have historical financial information.

Certain Mortgage Loans with Material Lease Termination Options

At least four (4) of the ten (10) largest mortgage loans by principal balance, representing approximately 20.5% of the Initial Pool Balance, have leases with material early termination options.  For example:

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Colonnade Office, securing a mortgage loan representing approximately 12.5% of the Initial Pool Balance, (i) the second largest tenant, identified on Appendix I to this free writing prospectus as “Zurich” and representing approximately 8.1% of the net square footage, has the right to terminate its lease effective on the last day of the ninetieth (90th) or one hundred twenty-fifth (125th) month of the lease term by giving nine (9) months’ prior notice and paying a termination fee equal to a prorated portion of the borrower’s leasing costs, (ii) the third largest tenant, identified on Appendix I to this free writing prospectus as “Hilton” and representing approximately 7.4% of the net square footage, has the right to terminate its lease effective January 30, 2019 by giving nine (9) months’ prior notice and paying a termination fee equal to the present value of the rent payable for the remainder of the lease term, and (iii) the fifth largest tenant, identified on Appendix I to this free writing prospectus as “Source Direct” and representing approximately 4.6% of the net square footage, has the right to terminate its lease effective the last day of the ninety-fourth (94th) month of the lease term by giving nine (9) months’ prior notice and paying a termination fee of $1,440,040.62.

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Capital Center, securing a mortgage loan representing approximately 3.1% of the Initial Pool Balance, (i) the third largest tenant, identified on Appendix I to this free writing prospectus as “Frost Brown Todd” and representing approximately 8.7% of the net square footage, has the right to terminate its lease at the end of the 5th lease year (which commences in January 2014) upon the payment of a termination fee of $1,101,492 plus any unamortized costs (at 8% interest), and (ii) the fifth largest tenant, identified on Appendix I to this free writing prospectus as “Feiwell & Hannoy Professional Corporation” and representing approximately 5.0% of the net square footage, has the right to terminate its lease effective October 31, 2015 upon nine months’ prior notice and the payment of unamortized tenant improvement and leasing commission expenses.

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Wake Forest University Charlotte Center, securing a mortgage loan representing approximately 2.7% of the Initial Pool Balance, the largest tenant, identified on Appendix I to this free writing prospectus as “Bank of America” and representing approximately 90.1% of the net square footage, has an option, without payment of any fee or penalty, to delete from the premises effective as of the last day of the fifth lease year, all or a portion of the fifth floor of the building upon at least 12 months’ prior notice.

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Palm Court at Empire Center, securing a mortgage loan representing approximately 2.2% of the Initial Pool Balance, the third largest tenant, identified on Appendix I to this free writing prospectus as “TJ Maxx” and representing approximately 8.3% of the net square footage, has the right to terminate its lease immediately preceding the fifth (5th) lease anniversary if its gross sales during the third lease year are less than $5,250,000.

See “Risk Factors—Risks Related to the Mortgage Loans—Risks of Lease Early Termination Options” in this free writing prospectus.

Additional Collateral

Certain of the mortgage loans may have additional collateral in the form of reserves or letters of credit that remain in place for a specified period of time during the term of the subject mortgage loan and are to be released only upon the satisfaction by the borrower of certain conditions.  If the related borrower does not satisfy the conditions for release of such reserves or letters of credit by the applicable release date set forth in the related mortgage loan documents, such reserves or letters of credit may be applied to partially repay the mortgage loan, or may be held by the lender as additional security for the applicable mortgage loan.  Certain of these reserves are used for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements.  See “Risk Factors—Risks Related to the Mortgage Loans—Certain of the Mortgage Loans Lack Customary Provisions, Which May Entail Risks That Could Adversely Affect Payments on Your Certificates” and “—Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established” in this free writing prospectus.

The ARD Loans

One (1) mortgage loan (any such loan, an “ARD Loan”), representing approximately 12.9% of the Initial Pool Balance, provides that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate.  In addition, following the related Anticipated Repayment Date, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.  While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its respective Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related ARD Loan has been paid in full, at which time the Excess Interest will be paid to the Holders of the Class J Certificates.

“Anticipated Repayment Date” or “ARD” means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

“Initial Rate” means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

“Revised Rate” means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

Cash Management Agreements/Lockboxes

Twenty-seven (27) mortgage loans, representing approximately 64.2% of the Initial Pool Balance, have Hard Lockboxes in place as of the Cut-off Date.  Seven (7) mortgage loans, representing approximately 18.3% of the Initial Pool Balance, have Soft Lockboxes in place as of the Cut-off Date.  Sixteen (16) mortgage loans, representing approximately 11.5% of the Initial Pool Balance, provide for Springing Lockboxes.

Appendix I and Appendix II to this free writing prospectus set forth (among other things) the type of lockbox (if any) established under the terms of each mortgage loan.  The following paragraphs generally describe each type of provision:

“Hard Lockbox” means the related borrower is required to direct tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality and manufactured housing properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into a lockbox account controlled by the lender even though cash or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account.

“Springing Lockbox” means a lockbox that is not currently in place, but the related mortgage loan documents require the imposition of a hard lockbox upon the occurrence of an event of default under the mortgage loan documents or one or more specified trigger events (e.g., thresholds relating to tenant vacancy or debt service coverage ratio).

“Soft Lockbox” means the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account controlled by the lender.  Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited by the borrower or property manager into the lockbox account.

“In-Place Cash Management” means funds deposited into a lockbox account controlled by the lender are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender.  Funds in such cash management account are disbursed according to the related mortgage loan documents, with any excess remitted to the related borrower (unless an event of default under the mortgage loan documents or one or more specified trigger events have occurred and are continuing).

“Springing Cash Management” means, until the occurrence of an event of default under the mortgage loan documents or one or more specified trigger events (e.g., thresholds relating to tenant vacancy or debt service coverage ratio), funds deposited into a lockbox account controlled by the lender are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower, in each case, generally on a daily basis.  Upon the occurrence of an event of default or such a trigger event, the related mortgage loan documents require funds in the lockbox account to be forwarded to a cash management account controlled by the lender, and such funds are disbursed according to the mortgage loan documents.  Generally, upon the cure of such event of default or the cessation of such trigger event, the forwarding of such funds to the borrower resumes.

“None” means revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties, cash or “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the Issuing Entity.

The A/B Whole Loans and the Loan Pairs

The Loan Pair related to the Issuing Entity is the Milford Plaza Fee Loan Pair (as defined below).  There is no A/B Whole Loan related to the Issuing Entity.

The Milford Plaza Fee Loan Pair

The mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee (the “Milford Plaza Fee Mortgaged Property”) secures a promissory note A-1 with an outstanding principal balance as of the Cut-off Date of $150,000,000 and a promissory note A-3 with an outstanding principal balance as of the Cut-off Date of $15,000,000 (such promissory notes, collectively, the “Milford Plaza Fee Mortgage Loan”).  The Milford Plaza Fee Mortgaged Property also secures an additional promissory note A-2 with an outstanding principal balance as of the Cut-off Date of $110,000,000 (the “Milford Plaza Fee Serviced Companion Loan” and, together with the Milford Plaza Fee Mortgage Loan, the “Milford Plaza Fee Loan Pair”) that is pari passu in right of payment with the Milford Plaza Fee Mortgage Loan.  The Milford Plaza Fee Mortgage Loan is included in the Issuing Entity, and the Milford Plaza Fee Serviced Companion Loan is not included in the Issuing Entity. The Milford Plaza Fee Serviced Companion Loan is currently held by MSMCH, which may sell its note at any time, subject to compliance with the Milford Plaza Fee Intercreditor Agreement (as defined below).

The Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure.  Unless otherwise indicated, for purposes of the information presented in this free writing prospectus with respect to the Milford Plaza Fee Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information includes the Milford Plaza Fee Serviced Companion Loan.

The Milford Plaza Fee Loan Pair will be serviced pursuant to the Pooling and Servicing Agreement.  The terms of the Milford Plaza Fee Intercreditor Agreement (as defined below) provide that, for so long as the Milford Plaza Fee Mortgage Loan is included in a securitization, the applicable master servicer or special servicer will be obligated to administer the Milford Plaza Fee Loan Pair consistently with the terms of such intercreditor agreement and the Pooling and Servicing Agreement.  None of the Master Servicer, the Special Servicer or the Trustee, as applicable, will be required to make P&I Advances on the Milford Plaza Fee Serviced Companion Loan, but the Master Servicer or the Trustee, as applicable, will be required to make Servicing Advances on the Milford Plaza Fee Loan Pair unless such party determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Milford Plaza Fee Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan (the “Milford Plaza Fee Intercreditor Agreement”), the Milford Plaza Fee Mortgage Loan is pari passu in right of payment with the Milford Plaza Fee Companion Loan.  The Milford Plaza Fee Intercreditor Agreement provides, in general, that:

●	The Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan are of equal priority with each other and neither will have priority or preference over the other;

●
All payments, proceeds and other recoveries on the Milford Plaza Fee Loan Pair will be applied to the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan on a pro rata and pari passu basis (subject, in each case, to certain payment and reimbursement rights of the master servicer, the special servicer, the trustee, the certificate administrator and the trust advisor, in accordance with the terms of the Pooling and Servicing Agreement and the pooling and servicing agreement, if any, entered into in connection with a securitization of the Milford Plaza Fee Serviced Companion Loan);

●
The controlling class representative under the Pooling and Servicing Agreement will act as controlling class representative with respect to the Milford Plaza Fee Loan Pair and will have all rights with respect to the Milford Plaza Fee Loan Pair set forth in the Pooling and Servicing Agreement; and

●
The transfer of up to 49% of the beneficial interest of the Milford Plaza Fee Mortgage Loan or the Milford Plaza Fee Serviced Companion Loan is generally permitted.  The transfer of more than 49% of the beneficial interest of the Milford Plaza Fee Mortgage Loan or the Milford Plaza Fee Serviced Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than the related borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or (ii)(a) the non-transferring holder has consented to such transfer and (b) if any such non-transferring holder’s promissory note is held in a securitization, a rating agency communication is provided to each applicable rating agency.  The foregoing restrictions do not apply to a sale of the Milford Plaza Fee Mortgage Loan together with the Milford Plaza Fee Serviced Companion Loan.

Certain Rights of The Milford Plaza Fee Non-Controlling Note Holder. The Special Servicer will be required (i) to provide to the Milford Plaza Fee Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the controlling class representative with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to the Milford Plaza Fee Loan Pair or any proposed action to be taken in respect of the items below (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative due to the expiration of the Subordinate Control Period or the Collective Consultation Period) and (ii) to use reasonable efforts to consult with the Milford Plaza Fee Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of the following items:

●
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing the Milford Plaza Fee Loan Pair if it comes into and continues in default;

●
any modification, consent to a modification or waiver of a monetary term (other than penalty charges, but including the timing of payments and acceptance of discounted payoffs) or material non-monetary term of the Milford Plaza Fee Loan Pair or any extension of the maturity date of the Milford Plaza Fee Loan Pair;

●
following a default or an event of default with respect to the Milford Plaza Fee Loan Pair, any exercise of remedies, including the acceleration of the Milford Plaza Fee Loan Pair or initiation of judicial, bankruptcy or similar proceedings under the related mortgage loan documents;

●	any sale of the Milford Plaza Fee Loan Pair (when it is a defaulted mortgage loan) or REO property for less than the applicable Purchase Price;

●	any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or at an REO property;

●
any release of collateral or any acceptance of substitute or additional collateral for the Milford Plaza Fee Loan Pair, or any consent to either of the foregoing, other than if required pursuant to the specific terms of the mortgage loan documents and for which there is no material lender discretion;

●
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Milford Plaza Fee Loan Pair or, if lender consent is required, any consent to such waiver or consent to a transfer of the mortgaged property or interests in the related borrower, or consent to the incurrence of additional debt (including the incurrence of mezzanine financing by an owner of the related borrower not permitted under the related mortgage loan documents), other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related mortgage loan documents;

●
any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Milford Plaza Fee Loan Pair, or an action to enforce rights with respect thereto;

●
any franchise changes (for which the lender is required to consent or approve under the related mortgage loan documents), or any material property management company changes, including approval of the termination of a manager and appointment of a new property manager;

●
releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no material lender discretion;

●
any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the mortgage loan documents other than pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion;

●	any determination of an Acceptable Insurance Default;

●
the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related mortgage loan documents and if such lease (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 10% of leasable space or (ii) 30,000 square feet, (b) is for over 50,000 square feet or (c) otherwise constitutes a “major lease” or a “material lease”, if applicable, under the related mortgage loan documents, including entering into any related subordination, non-disturbance and attornment agreement, subject to any deemed approval expressly set forth in the related lease;

●
any adoption or implementation of a budget submitted by a borrower with respect to the Milford Plaza Fee Loan Pair (to the extent lender approval is required under the related mortgage loan documents), if the Milford Plaza Fee Loan Pair is on the CREFC® Servicer Watch List, subject to any deemed approval expressly set forth in the related mortgage loan documents;

●	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower; and

●
the exercise of the rights and powers granted under the Milford Plaza Fee Intercreditor Agreement or under a related mezzanine loan intercreditor agreement to the “Controlling Note Holder” or similar term and/or the “Servicer” referred to in the Milford Plaza Fee Intercreditor Agreement or therein, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the “Controlling Note Holder” or such other similar term.

Such consultation right will expire ten (10) business days after the delivery to the Milford Plaza Fee Non-Controlling Note Holder of written notice of a proposed action, whether or not the Milford Plaza Fee Non-Controlling Note Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew).  In no event will the special servicer be obligated to follow or take any alternative actions recommended by the Milford Plaza Fee Non-Controlling Note Holder.

If the special servicer determines that immediate action is necessary to protect the interests of the holders of the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan, it may take, in accordance with the Servicing Standard, any Major Decision with respect to the Milford Plaza Fee Loan Pair or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, the Milford Plaza Fee Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the special servicer, upon reasonable notice and at times reasonably acceptable to the special servicer, in which servicing issues related to the Milford Plaza Fee Loan Pair are discussed.

If a Special Servicer Termination Event has occurred that affects the holder of the Milford Plaza Fee Serviced Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the Pooling and Servicing Agreement solely with respect to the Milford Plaza Fee Loan Pair, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Any Milford Plaza Fee Non-Controlling Note Holder will be required to provide notice of its identity and contact information (including any change thereof) to the trustee, certificate administrator, the master servicer and the special servicer; provided, that Morgan Stanley Mortgage Capital Holdings LLC, as the Milford Plaza Fee Non-Controlling Holder on the Closing Date will be deemed to have provided such notice on the Closing Date.  The trustee, certificate administrator, master servicer and special servicer will be entitled to conclusively rely on such identity and contact information received by it and will not be liable in respect of any deliveries sent in reliance thereon.

The “Milford Plaza Fee Non-Controlling Note Holder” will initially be the Milford Plaza Fee Serviced Companion Loan holder, and from and after the date that the Milford Plaza Fee Serviced Companion Loan is securitized, the “controlling class representative” under the related pooling and servicing agreement entered into in connection with the securitization of the Milford Plaza Fee Serviced Companion Loan will be the Milford Plaza Fee Non-Controlling Note Holder.

Sale of Defaulted Mortgage Loan.  Under the Milford Plaza Fee Intercreditor Agreement, the Milford Plaza Fee Non-Controlling Note Holder has acknowledged the right and obligation of the special servicer, upon the Milford Plaza Fee Loan Pair becoming a defaulted mortgage loan, to sell the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan together as notes evidencing one whole loan in accordance with the terms of the Pooling and Servicing Agreement, and in connection with any such sale, the special servicer will be required to sell the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan together as notes evidencing one whole loan.  Notwithstanding the foregoing, the special servicer will not be permitted to sell the Milford Plaza Fee Loan Pair without the consent of the Milford Plaza Fee Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Milford Plaza Fee Loan Pair, (b) at least 10 days prior to the proposed sale date, a copy of each bid package received by the special servicer and a copy of the most recent appraisal, and (c) until the sale is completed, and a reasonable period prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Loan Combinations

The Non-Serviced Loan Combination related to the Issuing Entity is the Boston Park Plaza Non-Serviced Loan Combination (as defined below).

The Boston Park Plaza Non-Serviced Loan Combination

The mortgaged property identified on Appendix I to this free writing prospectus as Boston Park Plaza (the “Boston Park Plaza Mortgaged Property”) secures a promissory note A-2 with an outstanding principal balance as of the Cut-off Date of $24,896,001  (the “Boston Park Plaza Mortgage Loan”).  The Boston Park Plaza Mortgaged Property also secures a promissory note A-1 with an outstanding principal balance as of the Cut-off Date of $94,604,804 (the “Boston Park Plaza Non-Serviced Companion Loan”).  The Boston Park Plaza Non-Serviced Companion Loan is pari passu in right of payment with the Boston Park Plaza Mortgage Loan.  The Boston Park Plaza Mortgage Loan is included in the Issuing Entity, and the Boston Park Plaza Non-Serviced Companion Loan is not included in the Issuing Entity. The Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan are referred to in this free writing prospectus as the “Boston Park Plaza Non-Serviced Loan Combination”).

The Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure.  Unless otherwise indicated, for purposes of the information presented in this free writing prospectus with respect to the Boston Park Plaza Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information includes the Boston Park Plaza Non-Serviced Companion Loan.

The Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan are being serviced pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  The terms of the Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the terms of the Pooling and Servicing Agreement.

The terms of the Boston Park Plaza Intercreditor Agreement (as defined below) provide that, for so long as the Boston Park Plaza Non-Serviced Companion Loan is included in a securitization, the applicable Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer will be obligated to administer the Boston Park Plaza Non-Serviced Loan Combination consistently with the terms of such intercreditor agreement and the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  None of the Non-Serviced Mortgage Loan Master Servicer,  Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement will be required to make P&I Advances on the Boston Park Plaza Mortgage Loan, but such Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, will be required to make servicing advances on the Boston Park Plaza Non-Serviced Loan Combination unless such party determines that such a servicing advance would be a nonrecoverable advance, all in accordance with the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (P&I Advances on the Boston Park Plaza Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement; none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances with respect to the Boston Park Plaza Non-Serviced Loan Combination under the Pooling and Servicing Agreement).

The Boston Park Plaza Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of the Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan (the “Boston Park Plaza Intercreditor Agreement”), the Boston Park Plaza Mortgage Loan is pari passu in right of payment with the Boston Park Plaza Non-Serviced Companion Loan.  The Boston Park Plaza Intercreditor Agreement provides, in general, that:

●	The Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan are of equal priority with each other and neither will have priority or preference over the other;

●
All payments, proceeds and other recoveries on the Boston Park Plaza Non-Serviced Loan Combination will be applied to the Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan on a pro rata and pari passu basis (subject, in each case, to certain payment and reimbursement rights of the applicable master servicer, special servicer, trustee, certificate administrator and trust advisor, in accordance with the terms of the Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the Pooling and Servicing Agreement);

●
The controlling class representative under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement will act as controlling class representative with respect to the Boston Park Plaza Non-Serviced Loan Combination and will have all rights with respect to the Boston Park Plaza Non-Serviced Loan Combination set forth in the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (such rights are substantially similar to the rights that the Controlling Class Representative has with respect to the Mortgage Loans (other than the Boston Park Plaza Mortgage Loan) under the Pooling and Servicing Agreement);

●
The transfer of up to 49% of the beneficial interest of the Boston Park Plaza Mortgage Loan or the Boston Park Plaza Non-Serviced Companion Loan is generally permitted.  The transfer of more than 49% of the beneficial interest of the Boston Park Plaza Mortgage Loan or the Boston Park Plaza Non-Serviced Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than the related borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or (ii)(a) the non-transferring holder has consented to such transfer and (b) if any such non-transferring holder’s promissory note is held in a securitization, a rating agency communication is provided to each applicable rating agency.  The foregoing restrictions do not apply to a sale of the Boston Park Plaza Mortgage Loan together with the Boston Park Plaza Non-Serviced Companion Loan; and

●
Prior to the occurrence of an event of default with respect to the Boston Park Plaza Non-Serviced Loan Combination, none of the Boston Park Plaza Mortgage Loan, the Boston Park Plaza Non-Serviced Companion Loan or any portion thereof may be transferred to any Sponsor Competitor (as defined below).  Notwithstanding the foregoing, any Sponsor Competitor may purchase any securities (other than notes, participations or mezzanine loans outside of the securitization) issued in connection with any securitization of the Boston Park Plaza Mortgage Loan or the Boston Park Plaza Non-Serviced Companion Loan.  For purposes of this paragraph, a “Sponsor Competitor” means any person that, together with its affiliates, owns and property manages at least 2,000,000 square feet of central business district office space in the United States (and which, for the avoidance of doubt, does not include (i) any person solely providing asset management services with respect to commercial office properties so long as such person does not also provide their property management or leasing services or (ii) any properties (in calculating square footage) which are self-managed and over ninety percent (90%) owner-occupied).  No securitization vehicle, securitization trust or servicer in respect thereof (in its capacity as a servicer) will be a Sponsor Competitor.

Certain Rights of the Boston Park Plaza Non-Controlling Note Holder. The Non-Serviced Mortgage Loan Special Servicer is required (i) to provide to the Boston Park Plaza Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the controlling class representative under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the Boston Park Plaza Non-Serviced Loan Combination or any proposed action to be taken in respect of the items below (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative due to the expiration of the “subordinate control period” or the “collective consultation period” under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) and (ii) to consult with the Boston Park Plaza Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions or any proposed action to be taken in respect of the following items:

●
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing the Boston Park Plaza Non-Serviced Loan Combination if it comes into and continues in default;

●
any modification, consent to a modification or waiver of a monetary term (other than penalty charges, but including the timing of payments and acceptance of discounted payoffs) or material non-monetary term of the Boston Park Plaza Non-Serviced Loan Combination or any extension of the maturity date of the Boston Park Plaza Non-Serviced Loan Combination;

●
following a default or an event of default with respect to the Boston Park Plaza Non-Serviced Loan Combination, any exercise of remedies, including the acceleration of the Boston Park Plaza Non-Serviced Loan Combination or initiation of judicial, bankruptcy or similar proceedings under the related mortgage loan documents;

●	any sale of the Boston Park Plaza Non-Serviced Loan Combination (when it is a defaulted mortgage loan) or any related REO property for less than par value;

●	any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or at an REO property;

●
any release of collateral or any acceptance of substitute or additional collateral for the Boston Park Plaza Non-Serviced Loan Combination, or any consent to either of the foregoing, other than if required pursuant to the specific terms of the mortgage loan documents and for which there is no material lender discretion;

●
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Boston Park Plaza Non-Serviced Loan Combination or, if lender consent is required, any consent to such waiver or consent to a transfer of the mortgaged property or interests in the related borrower, or consent to the incurrence of additional debt (including the incurrence of mezzanine financing by an owner of the related borrower not permitted under the related mortgage loan documents), excluding if required any such transfer or incurrence of debt as may be effected without the consent of the lender under the related mortgage loan documents;

●
any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Boston Park Plaza Non-Serviced Loan Combination, or an action to enforce rights with respect thereto;

●
any franchise changes (for which the lender is required to consent or approve under the related mortgage loan documents), or any material property management company changes, including approval of the termination of a manager and appointment of a new property manager;

●
releases of any escrow accounts, reserve accounts or letters of credit held as performance reserves other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no material lender discretion;

●
any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the mortgage loan documents other than pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion;

●	any determination of an acceptable insurance default;

●
the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related mortgage loan documents and if such lease (a) involves a ground lease or lease of an outparcel and affects an area greater than or equal to the greater of (i) 10% of leasable space or (ii) 30,000 square feet, (b) is for over 50,000 square feet or (c) otherwise constitutes a “major lease” or a “material lease”, if applicable, under the related mortgage loan documents, including entering into any related subordination, non-disturbance and attornment agreement, subject to any deemed approval expressly set forth in the related lease;

●
any adoption or implementation of a budget submitted by a borrower with respect to the Boston Park Plaza Non-Serviced Loan Combination (to the extent lender approval is required under the related mortgage loan documents), if the Boston Park Plaza Non-Serviced Loan Combination is on the CREFC® Servicer Watch List, subject to any deemed approval expressly set forth in the related mortgage loan documents;

●	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower; and

●
the exercise of the rights and powers granted under the Boston Park Plaza Intercreditor Agreement or under a related mezzanine loan intercreditor agreement to the “Controlling Note Holder” or similar term and/or the “Servicer” referred to in the Boston Park Plaza Intercreditor Agreement or therein, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the “Controlling Note Holder” or such other similar term.

Such consultation right will expire ten (10) business days after the delivery to the Boston Park Plaza Non-Controlling Note Holder of written notice of a proposed action, whether or not the Boston Park Plaza Non-Controlling Note Holder has responded within such period (unless the Non-Serviced Mortgage Loan Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew).  In no event will the Non-Serviced Mortgage Loan Special Servicer be obligated to follow or take any alternative actions recommended by the Boston Park Plaza Non-Controlling Note Holder.

If the Non-Serviced Mortgage Loan Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan, it may take, in accordance with the servicing standard, any major decision described in the bullets to the second preceding paragraph with respect to the Boston Park Plaza Non-Serviced Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, the Boston Park Plaza Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Mortgage Loan Special Servicer, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Mortgage Loan Special Servicer, in which servicing issues related to the Boston Park Plaza Non-Serviced Loan Combination are discussed.

If a special servicer termination event under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement has occurred that affects the Boston Park Plaza Non-Controlling Note Holder, such holder will have the right to direct the Non-Serviced Mortgage Loan Trustee to terminate the related Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement solely with respect to the Boston Park Plaza Non-Serviced Loan Combination, other than with respect to any rights such Non-Serviced Mortgage Loan Special Servicer may have as a certificateholder under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, entitlements to amounts payable to such Non-Serviced Mortgage Loan Special Servicer at the time of termination and any entitlements of the terminated party that survive the termination.

The “Boston Park Plaza Non-Controlling Note Holder” will be holder of the Non-Serviced Mortgage Loan, and its rights described above will be exercisable by the Controlling Class Representative under the Pooling and Servicing Agreement during any Subordinate Control Period or Collective Consultation Period.

Sale of Defaulted Mortgage Loan.  Under the Boston Park Plaza Intercreditor Agreement, the Boston Park Plaza Non-Controlling Note Holder has acknowledged the right and obligation of the Non-Serviced Mortgage Loan Special Servicer, upon the Boston Park Plaza Non-Serviced Loan Combination becoming a defaulted mortgage loan, to sell the Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan together as notes evidencing one whole loan in accordance with the terms of the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and in connection with any such sale, the Non-Serviced Mortgage Loan Special Servicer will be required to sell the Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan together as notes evidencing one whole loan.  Notwithstanding the foregoing, the Non-Serviced Mortgage Loan Special Servicer will not be permitted to sell the Boston Park Plaza Non-Serviced Loan Combination without the consent of the Boston Park Plaza Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Boston Park Plaza Non-Serviced Loan Combination, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package received by the related Non-Serviced Mortgage Loan Special Servicer and a copy of the most recent appraisal, and (c) until the sale is completed, and a reasonable period prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Non-Serviced Mortgage Loan Special Servicer in connection with the proposed sale.

Additional Mortgage Loan Information

This free writing prospectus sets forth certain information with respect to the mortgage loans and the mortgaged properties.  Each of the tables presented in Appendix II to this free writing prospectus sets forth selected characteristics of the Mortgage Pool.  For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix I to this free writing prospectus, and for a brief summary of the twenty (20) largest mortgage loans in the Mortgage Pool, see Appendix III to this free writing prospectus.  Additional information regarding the mortgage loans is contained in this free writing prospectus under “Risk Factors” and elsewhere in this “Description of the Mortgage Pool” section.

The sum in any column of the tables presented in Appendix II or Appendix III may not equal the indicated total due to rounding.  The information in Appendix I, Appendix II and Appendix III to this free writing prospectus with respect to the mortgage loans (or A/B Whole Loans or Loan Pairs, if applicable) and the mortgaged properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Cut-off Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date.  When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or, in the case of multiple mortgaged properties securing the same mortgage loan (other than through cross-collateralization of that mortgage loan with other mortgage loans), based on allocated loan amounts that have been assigned to the related mortgaged properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related mortgage loan documents.  The allocated loan amount for each such mortgaged property securing a multi-property mortgage loan is set forth on Appendix I to this free writing prospectus.  References to “weighted averages” are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.  The statistics in Appendix I, Appendix II and Appendix III to this free writing prospectus were primarily derived from information provided to the depositor by each sponsor.

With respect to any mortgage loan that is part of an A/B Whole Loan, all information related to or based on LTV, DSCR, NCF or Debt Yield or the defined terms specified below, as applicable, is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, all information related to or based on LTV, DSCR, NCF or Debt Yield or the defined terms specified below, as applicable, is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.

For purposes of the tables in Appendix II to this free writing prospectus and for the information presented in Appendix I and Appendix III to this free writing prospectus:

 “ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any mortgage loan, twelve (12) times the monthly payment in effect as of the Cut-off Date for such mortgage loan or, for certain mortgage loans that provide for payments of interest-only for a period of time, twelve (12) times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period, unless otherwise indicated.  With respect to any mortgage loan that is part of an A/B Whole Loan, Annual Debt Service is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, Annual Debt Service is calculated with regard to the related mortgage loan included in the Issuing Entity only, unless otherwise indicated.

“Appraised Value” means, for any mortgaged property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the applicable mortgage loan seller as set forth under “Appraised Value” on Appendix I to this free writing prospectus.  In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs.  In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.  With respect to any mortgage loan that is part of an A/B Whole Loan or Loan Pair, Appraised Value is based on the appraised value of the related mortgaged property that secures the entire A/B Whole Loan or Loan Pair, as applicable.

“Cut-off Date Loan-to-Value Ratio,” “Cut-off Date LTV” or “Cut-off Date  LTV Ratio” means, with respect to any mortgage loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that mortgage loan set forth on Appendix I to this free writing prospectus divided by (2) the Appraised Value of the related mortgaged property set forth on Appendix I to this free writing prospectus; except that:

●
with respect to any mortgage loan that is part of an A/B Whole Loan, the Cut-off Date Loan-to-Value Ratio is calculated without regard to the subordinate B Note and is based solely on the principal balance of the mortgage loan included in the Issuing Entity, unless otherwise indicated; and

●
with respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the Cut-off Date Loan-to-Value Ratio is calculated with regard to the principal balance of both the Serviced Companion Loan or Non-Serviced Companion Loan, as applicable, and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.

 “GLA” means gross leasable area.

“Grace Period” is the number of days before a payment default is an event of default under the related mortgage loan and/or before the imposition of late payment charges and/or default interest.

“IO” means interest only.

“IO Period UW NCF DSCR” means the Debt Service Coverage Ratio with respect to any related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.  With respect to any mortgage loan that is part of an A/B Whole Loan, the Loan Per Unit is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the Loan Per Unit is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.

“LTV” or “Loan-to-Value Ratio” means loan-to-value ratio.

“LTV Ratio at Maturity” or  “Balloon LTV” means, with respect to any mortgage loan, the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due, as adjusted to give effect to the amortization of the applicable mortgage loan as of its maturity date, or, (ii) in the case of an ARD Loan, the principal balance anticipated to be outstanding on its related Anticipated Repayment Date, divided by (b) the Appraised Value of the related mortgaged property set forth on Appendix I to this free writing prospectus; except that:

●
with respect to any mortgage loan that is part of an A/B Whole Loan, the LTV Ratio at Maturity is calculated without regard to the subordinate B Note and is based solely on the principal balance of the mortgage loan included in the Issuing Entity, unless otherwise indicated; and

●
with respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the LTV Ratio at Maturity is calculated with regard to both the principal balance of the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.

We cannot assure you that the value of any particular mortgaged property will not have declined from the Appraised Value.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the mortgaged property or the amount that would be realized upon a sale of the mortgaged property.

“Mortgage Rate” with respect to each mortgage loan, A/B Whole Loan, Serviced Companion Loan and any Interest Accrual Period, means  the annual rate at which interest accrues on such mortgage loan, A/B Whole Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related mortgage note from time to time (the initial Mortgage Rate is set forth on Appendix I to this free writing prospectus); provided, that for purposes of calculating the Net Mortgage Rate and the Weighted Average Net Mortgage Rate, the Mortgage Rate for any mortgage loan will be determined without regard to any default interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that mortgage loan pursuant to the Pooling and Servicing Agreement.

“Net Operating Income” or “NOI” means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income, less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the Issuing Entity, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments.  Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a mortgaged property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Appendix I to this free writing prospectus as the ”Occupancy Rate As-of Date”), as specified by the borrower or as derived from the mortgaged property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property.  Such percentage may include tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.  The Occupancy Rate presented in this free writing prospectus may include space subject to build-out or other renovation and may exclude space currently under renovation.  Generally, for purposes of the presentation in this free writing prospectus, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the mortgaged property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises.  We do not consider the following to be a “master lease” for purposes of the presentation in this free writing prospectus:  (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the mortgaged property and executes a long-term lease at the mortgaged property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting.  “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan.  A master lease may relate to all or a portion of a mortgaged property.  We identify the mortgaged properties that have “master leases,” the square footage represented by each master lease and the rental rate represented by each master lease in Appendix I and Appendix III to this free writing prospectus and, if applicable to the mortgaged properties securing the twenty (20) largest mortgage loans in the mortgage pool, in Appendix III to this free writing prospectus.

In some cases, the “Debt Service Coverage Ratio” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“RevPAR” means, with respect to any hotel property, revenues per available room.

“SF” or “Square Feet” or “Sq.  Ft.” means, in the case of a mortgaged property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

“Term to Maturity” means, with respect to any mortgage loan, the remaining term, in months, from the Cut-off Date for such mortgage loan to the related maturity date.

“Units,” “Rooms” or “Pads” means (a) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a mortgaged property operated as a hotel property, the number of guest rooms or (c) in the case of a mortgaged property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Underwritten Expenses” means, with respect to any mortgaged property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

●	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

●
if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

●	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

Underwritten Expenses generally include:

●	salaries, wages and benefits;

●	the costs of utilities;

●	repairs and maintenance;

●	marketing;

●	insurance;

●	management;

●	landscaping;

●	security, if provided at the mortgaged property;

●	real estate taxes;

●	general and administrative expenses; and

●	ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

 “Underwritten NCF DSCR,” “UW NCF DSCR,” “UW DSCR,” “Debt Service Coverage Ratio,” or “DSCR” means, with respect to any mortgage loan, (a) the Underwritten Net Cash Flow for the related mortgaged property or mortgaged properties, divided by (b) the Annual Debt Service for such mortgage loan.  For purposes of the information presented in this free writing prospectus, the Debt Service Coverage Ratio (unless otherwise indicated) with respect to (a) any mortgage loan that is part of an A/B Whole Loan, reflects solely the Annual Debt Service payable under the mortgage loan included in the Issuing Entity, without regard to the subordinate B Note, and (b) any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, reflects the Annual Debt Service payable under both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the mortgage loan included in the Issuing Entity, in each case unless otherwise indicated.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

In some cases, the “UW NCF DSCR” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF,” with respect to any mortgaged property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.  See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “UW NOI” with respect to any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.  In general, it is the estimated revenue derived from the use and operation of such mortgaged property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), consisting primarily of rental income, less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees, franchise fees and advertising), and (b) estimated fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments.  The Underwritten Net Operating Income for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the Underwritten Net Operating Income set forth herein.  Certain of such assumptions and subjective judgments of each related mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer has control. In some cases, the Underwritten Net Operating Income set forth herein for any mortgaged property is higher, and may be materially higher, than the annual net operating income for such mortgaged property based on historical operating statements.

In determining Underwritten Net Operating Income for a mortgaged property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.

Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Operating Income were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any mortgaged property, the Underwritten Net Operating Income for such mortgaged property divided by the Cut-off Date Balance for the related mortgage loan.  With respect to any mortgage loan that is part of an A/B Whole Loan, the calculation of the UW NOI Debt Yield is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the calculation of the UW NOI Debt Yield is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.

“UW EGI” or “Underwritten EGI” with respect to any mortgaged property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

“UW NCF Debt Yield” means, with respect to any mortgaged property, the Underwritten Net Cash Flow for such mortgaged property divided by the Cut-off Date Balance for the related mortgage loan.  With respect to any mortgage loan that is part of an A/B Whole Loan, the calculation of the UW NCF Debt Yield is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair, the calculation of the UW NCF Debt Yield is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.

“UW NOI DSCR” means, with respect to any mortgage loan, (a) the Underwritten Net Operating Income for the related mortgaged property or mortgaged properties, divided by (b) the Annual Debt Service for such mortgage loan.  With respect to any mortgage loan that is part of an A/B Whole Loan, Annual Debt Service is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, Annual Debt Service is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.

“UW Revenue” or “Underwritten Revenue” with respect to any mortgage loan, the gross potential rent, less vacancies and collection loss.

Standard Hazard Insurance

The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than mortgaged property related to a Non-Serviced Mortgaged Loan) all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents.  This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below).  Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure.  The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.  The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against “acts of terrorism” as defined by the Terrorism Risk Insurance Act of 2002; provided, the master servicer shall not be obligated to maintain such insurance if the master servicer determines that such insurance is (a) not available at any rate or (b) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.  Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will be required to cause the borrower to maintain such insurance or itself obtain such insurance unless the special servicer determines, subject to the consent of the Controlling Class Representative (during any Subordinate Control Period) that the failure to maintain such insurance would be an Acceptable Insurance Default, in accordance with the procedures set forth in the Pooling and Servicing Agreement.  The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval.  The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard.  If any such approval has not been expressly denied within ninety (90) days of receipt by the special servicer and Controlling Class Representative from the master servicer of the master servicer’s determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted.  See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates” in this free writing prospectus.

If, on the date of origination of a mortgage loan, a portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will, in accordance with the Servicing Standard, cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an amount representing coverage of at least the lesser of:

●	the outstanding principal balance of the related mortgage loan; and

●
the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability.  The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property (other than an REO Property related to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is available at commercially reasonable rates and what is consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

In addition, except with respect to any Non-Serviced Mortgage Loan, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage loan documents, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance.  The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance.  Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders.  The special servicer will have the right, but not the obligation, at the expense of the Issuing Entity, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property (other than an REO Property related to a Non-Serviced Mortgage Loan) so long as such insurance is available at commercially reasonable rates.  The master servicer will not be required in any event to cause a borrower to maintain or itself obtain insurance coverage unless the trustee or Issuing Entity, as applicable, has an insurable interest in the related mortgage loan and only to the extent available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard.

Sale of the Mortgage Loans

On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the depositor, and the depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders.  In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the custodian.

“Mortgage File” means the following documents, among others:

●	the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

●
the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

●
the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

●	an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

●	an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

●
an original or copy of the related lender’s title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report binding on the title company);

●	copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements related to the mortgage loan; and

●	when relevant, the related ground lease or a copy of it.

The custodian will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within seventy-five (75) days following the Closing Date, and the custodian on behalf of the trustee will hold the related documents on behalf of the Issuing Entity.  Within forty-five (45) days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the definition of “Mortgage File” above, are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

With respect to any Non-Serviced Mortgage Loan, (A) the preceding document delivery requirements will be met by the delivery by the depositor of copies of the documents specified above (other than the related mortgage note (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage Loan with respect to which the originals will be required), including a copy of the related mortgage and (B) the requirement to deliver any of the preceding documents in the name of the trustee will be met by the delivery of such documents in the name of the Non-Serviced Mortgage Loan Trustee for the benefit of, among others, the trustee, as holder of such Non-Serviced Mortgage Loan.

Representations and Warranties

As of the Closing Date, each sponsor will make, with respect to each mortgage loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Appendix V to this free writing prospectus, subject to the exceptions described in Appendix VI to this free writing prospectus.

Repurchases and Other Remedies

If any mortgage loan document required to be delivered to the custodian by a mortgage loan seller with respect to its mortgage loans as described under “—Sale of the Mortgage Loans” above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under “—Representations and Warranties” above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.  Notwithstanding the foregoing, if the payments described under the representation and warranty referred to as No. 30 or No. 32 in Appendix V to this free writing prospectus are insufficient to pay the expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or the defeasance of the related mortgage loan, as applicable, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

A “Material Document Defect” is a Document Defect that either (i) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (ii) both (A) materially and adversely affects the value of the related mortgage loan and (B) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

A “Material Breach” is a breach of any of the representations and warranties that (i) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (ii) both (A) materially and adversely affects the value of the related mortgage loan and (B) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

A “Document Defect” exists if any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face.

If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

●	repurchase the affected mortgage loan from the Issuing Entity at the Purchase Price; or

●
at its option, if within the three-month period commencing on the Closing Date (or, within the two-year period commencing on the Closing Date if the related mortgage loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), replace such mortgage loan with a Qualifying Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced, over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

“Permitted Cure Period” means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be.  However, if such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within such 90-day period and such Material Document Defect or Material Breach would not cause the mortgage loan to be other than a “qualified mortgage,” but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional ninety (90) days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Material Document Defect was identified in a certification delivered to the related mortgage loan seller by the custodian in accordance with the Pooling and Servicing Agreement not less than ninety (90) days prior to the mortgage loan seller’s receipt of notice.

“Purchase Price” means an amount equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Loan or REO Property (including any unreimbursed Servicing Advances, interest on any Advances related to such mortgage loan and any related  B Note or Serviced Companion Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from collections on the Mortgage Pool and not subsequently recovered from the related borrower, and any Special Servicing Fees and Liquidation Fees paid or payable with respect to the mortgage loan and/or (if applicable) any related B Note or Serviced Companion Loan) that are reimbursable or payable to the master servicer, the special servicer, the certificate administrator, the custodian or the trustee (or any entity acting in a similar capacity with respect to the securitization of a Non-Serviced Mortgage Loan), plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by, the master servicer, the special servicer, the trust advisor, the certificate administrator, the custodian, the depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

“Qualifying Substitute Mortgage Loan” means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement (including, subject to certain conditions and qualifications, (i) an outstanding principal balance not exceeding that of the substituted mortgage loan, (ii) an interest rate at least equal to that of the substituted mortgage loan, (iii) a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the substituted mortgage loan (and in no event will such mortgage loan mature after the date that is three (3) years prior to the Rated Final Distribution Date), (iv) original and current loan-to-value ratios not higher than the current loan-to-value ratio of the substituted mortgage loan, (v) a current debt service coverage ratio equal to or greater than the current debt service coverage ratio of the substituted mortgage loan, (vi) compliance with the representations and warranties relating to mortgage loans set forth in the applicable Mortgage Loan Purchase Agreement, (vii) a “Phase I” environmental assessment and an engineering report are included in the related Mortgage File and do not raise material issues that have not been adequately addressed and (viii) a REMIC opinion has been delivered to the trustee and certificate administrator) and otherwise satisfying the conditions set forth in the Pooling and Servicing Agreement.

The related mortgage loan seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a “qualified mortgage,” as defined in the Code, then the cure, repurchase or substitution must occur within eighty-five (85) days from the date the mortgage loan seller was notified of the defect or breach; provided, that in any event, any such cure, repurchase or substitution must occur no later than eighty-five (85) days from the date of determination of the existence of such Material Document Defect or Material Breach.

The foregoing obligations of any mortgage loan seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so.  Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.  See “Risk Factors—Risks Related to the Offered Certificates—Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” in this free writing prospectus.

If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (“Crossed Mortgage Loans”) and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such other Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the “Affected Loan(s)”):  (i) the debt service coverage ratio for all those Crossed Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)) set forth in Appendix I to this free writing prospectus and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix I to this free writing prospectus plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement.  The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error.  The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

Changes In Mortgage Pool Characteristics

The description in this free writing prospectus of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued.  Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid.  A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus.  The information presented in this free writing prospectus is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC.  If mortgage loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four (4) business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

SERVICING OF THE MORTGAGE LOANS

General

The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans (for which the related servicer is responsible) in accordance with the Servicing Standard (subject to the servicing of any Non-Serviced Mortgage Loan by the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, pursuant to the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement).  The Servicing Standard is set forth in the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), between Morgan Stanley Capital I Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wells Fargo Bank, National Association, as trustee, certificate administrator, certificate registrar, authenticating agent and custodian, and Trimont Real Estate Advisors, Inc., as trust advisor.

Reference is made to the attached prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  Copies of the final Pooling and Servicing Agreement and related exhibits will be available after the Closing Date by visiting EDGAR on the SEC Web site at www.sec.gov.

“Servicing Standard” means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any related B Note and Serviced Companion Loan but not any Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Issuing Entity and in the best interests of and for the benefit of the Certificateholders (and, in the case of any related B Note (taking into account the subordinate nature of any such B Note) or Serviced Companion Loan, the related holder of such B Note or Serviced Companion Loan, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any related B Note and Serviced Companion Loan and any related Intercreditor Agreement and, to the extent consistent with the foregoing, further as follows:

●
with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

●
with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any related B Note and any Serviced Companion Loan or, if a mortgage loan or the related B Note or Serviced Companion Loan comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Whole Loan or Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note (taking into account the subordinate nature of any such B Note) or Serviced Companion Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the applicable NPV Calculation Rate); and without regard to:

●
any other known relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower or any affiliate of the related borrower;

●
the ownership of any Certificate or any interest in any B Note, Serviced Companion Loan, Non-Serviced Companion Loan or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

●	the master servicer’s or the special servicer’s obligation to make Advances;

●
the right of the master servicer (or any of its affiliates) or the special servicer (or any of its affiliates), as the case may be, to receive any compensation and/or reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

●	any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the Issuing Entity.

“NPV Calculation Rate” means a discount rate appropriate for the type of cash flows being discounted, namely:  (A) for principal and interest payments on a mortgage loan, B Note or Serviced Companion Loan or from the sale of a defaulted mortgage loan, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, and (2) the related mortgage rate based on its outstanding principal balance; and (B) for all other cash flows, including property cash flows, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related mortgaged property.

“A/B Whole Loan” means any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note that is included in the Issuing Entity and one or more subordinated mortgage note(s) that are not included in the Issuing Entity.  References herein to an A/B Whole Loan shall be construed to refer to the aggregate indebtedness under the related mortgage loan and the related subordinated note(s).  There are no A/B Whole Loans related to the Issuing Entity.

“B Note” means, with respect to any A/B Whole Loan, any related subordinated note not included in the Issuing Entity, which is subordinated in right of payment to the related mortgage loan (which is an A note) to the extent set forth in the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.  There are no B Notes related to the Issuing Entity.

“Intercreditor Agreement” means:  (a) with respect to an A/B Whole Loan, the related intercreditor agreement, co-lender agreement or similar agreement in effect from time to time by and between the holder of the related mortgage loan (which is an A note), the holder of any other related A note that is not included in the Issuing Entity and the holder of the related B Note, governing the relative rights of such holders; (b) with respect to a Loan Pair, the related intercreditor agreement, co-lender agreement or similar agreement in effect from time to time by and between the holders of the related Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan governing the relative rights of such holders; and (c) with respect to any Non-Serviced Mortgage Loan, the related intercreditor agreement, co-lender agreement or similar agreement in effect from time-to-time between the holders of the related Non-Serviced Companion Loan and such Non-Serviced Mortgage Loan.

“Loan Pair” means a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan, collectively.  The only Loan Pair related to the Issuing Entity is the Milford Plaza Fee Loan Pair.

“Directing Holder” means, with respect to any A/B Whole Loan or Loan Pair, the “Controlling Holder”, “Controlling Note Holder”, “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement.  There are no Directing Holders related to the Issuing Entity.

“Serviced Companion Loan” means, with respect to any Loan Pair, a mortgage loan that is serviced under the Pooling and Servicing Agreement, is not a mortgage loan included in the Issuing Entity, and is paid on a pari passu basis with the related Serviced Pari Passu Mortgage Loan.  The only Serviced Companion Loan related to the Issuing Entity is the Milford Plaza Fee Serviced Companion Loan.

“Serviced Pari Passu Mortgage Loan” means a mortgage loan that is included in the Issuing Entity and is paid on a pari passu basis with a Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement.  The only Serviced Pari Passu Mortgage Loan related to the Issuing Entity is the Milford Plaza Fee Mortgage Loan.

“Non-Serviced Mortgage Loan” means a Mortgage Loan included in the Issuing Entity but serviced under another agreement.  The only Non-Serviced Mortgage Loan in the Trust is the Boston Park Plaza Mortgage Loan.

“Non-Serviced Companion Loan” means a loan not included in the Issuing Entity that is generally payable on a pari passu basis with the related Non-Serviced Mortgage Loan.  The only Non-Serviced Companion Loan related to the Issuing Entity is the Boston Park Plaza Non-Serviced Companion Loan.

“Non-Serviced Loan Combination” means a Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, collectively.  The only Non-Serviced Loan Combination related to the Issuing Entity is the Boston Park Plaza Non-Serviced Loan Combination.

“Non-Serviced Mortgage Loan Pooling and Servicing Agreement” means the pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced.  The Non-Serviced Mortgage Loan Pooling and Servicing Agreement for the Boston Park Plaza Mortgage Loan is the pooling and servicing agreement for the MSBAM 2013-C8 securitization.

“Non-Serviced Mortgage Loan Master Servicer”, “Non-Serviced Mortgage Loan Special Servicer”, and “Non-Serviced Mortgage Loan Trustee” mean, the master servicer, the special servicer and the trustee, respectively, under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

“Pari Passu Loan Servicing Fee Rate” means the “master servicing fee rate” (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) and any other servicing fee rate (other than those payable to the applicable Non-Serviced Mortgage Loan Special Servicer) applicable to any Serviced Companion Loan, Non-Serviced Mortgage Loan or Non-Serviced Companion Loan.  The Pari Passu Loan Servicing Fee Rate (i) for the Boston Park Plaza Non-Serviced Companion Loan will be 0.02% and (ii) for the Boston Park Plaza Mortgage Loan will be 0.01%.

Each of the master servicer and the special servicer is required to adhere to the Servicing Standard.  Each of the master servicer and the special servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

Any such interest of the master servicer or the special servicer in the Certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the class or classes of Certificates owned by the master servicer or the special servicer.  In addition, subject to the Servicing Standard, the Pooling and Servicing Agreement will not limit the ability of the master servicer or the special servicer to lend money to (to the extent not secured, in whole or in part, by any mortgaged property), accept deposits from and otherwise generally engage in any kind of business or dealings with any borrower as though the master servicer or the special servicer, as applicable, were not a party to the Pooling and Servicing Agreement or to the transactions contemplated hereby.

Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement.  However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement.  Furthermore, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without the consent of the Controlling Class Representative during any Subordinate Control Period or the Directing Holder (with respect to any A/B Whole Loan or Loan Pair), as applicable (which consent shall not be unreasonably delayed or withheld), except to the extent necessary for the special servicer to comply with applicable regulatory requirements.  No sub-servicer may be permitted to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the special servicer.  The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon thirty (30) days’ notice to the depositor, the trust advisor (in the case of the resignation of the special servicer), trustee, certificate administrator and custodian, provided that:

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a successor master servicer or special servicer is available, has a net worth of at least $15,000,000, and is willing to and does assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation (unless, in the case of the special servicer, a successor cannot be found for existing compensation) and, in the case of the special servicer, (i) during any Subordinate Control Period, is acceptable to or has been appointed by the Controlling Class Representative, (ii) during any Collective Consultation Period, is reasonably acceptable to the Controlling Class Representative, the depositor and the trustee, (iii) during any Senior Consultation Period, is reasonably acceptable to the depositor and the trustee, and (iv) is a Qualified Replacement Special Servicer.

●	the master servicer or special servicer, as applicable, bears all costs associated with its resignation and the transfer of servicing;

●	the resigning master servicer or the resigning special servicer, as applicable, shall have provided each Rating Agency with a Rating Agency Communication with respect to such servicing transfer; and

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(i) (a) the successor master servicer or special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by DBRS and a commercial mortgage loan securitization that was rated by Moody’s, in each case within the twelve (12) month period prior to the date of determination, and neither DBRS nor Moody’s has downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer or special servicer, as applicable, as master servicer or special servicer of such commercial mortgage securities, as applicable, as the sole or material reason for such downgrade or withdrawal (or placement on watch) or (b) if such successor master servicer or special servicer, as applicable, is not acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by DBRS and/or Moody’s in such twelve (12) month period, then a Rating Agency Confirmation from such Rating Agency will be required.

Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.  Any such determination permitting the resignation of the master servicer or the special servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee, in the case of the resignation of the master servicer, or to the master servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the trustee, in the case of the resignation of the special servicer.  If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer’s duties and obligations under the Pooling and Servicing Agreement.  If the special servicer ceases to serve as such and a qualified successor shall not have been engaged (or during any Subordinate Control Period, shall not have been appointed by the Controlling Class Representative and engaged), the trustee or an agent of the trustee will assume the duties and obligations of the special servicer.  If the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee or such agent will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venture, partner or agent.

The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans.  The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

Upon the occurrence of any of the Servicing Transfer Events (as defined below), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement.  Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the certificate administrator and prepare reports for the trustee and the certificate administrator with respect to such mortgage loan.  If title to the related mortgaged property is acquired by the Issuing Entity, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered an REO Mortgage Loan.

“Servicing Transfer Event” means each event set forth under the definition of Specially Serviced Mortgage Loan that has caused a mortgage loan, B Note or Serviced Companion Loan to become a Specially Serviced Mortgage Loan.  If a Servicing Transfer Event occurs with respect to a mortgage loan that is part of an A/B Whole Loan or Loan Pair, it will be deemed to have occurred also with respect to the related B Note or Serviced Companion Loan, as applicable.  If a Servicing Transfer Event occurs with respect to a B Note or Serviced Companion Loan, it will be deemed to have occurred also with respect to the mortgage loan that is part of the related A/B Whole Loan or Loan Pair, as applicable.

“Specially Serviced Mortgage Loan” means the following:

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any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which a Balloon Payment is past due, and the master servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 60th day after the date the Balloon Payment was due (or if the master servicer has, prior to the 60th day after the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment  to refinance such mortgage loan, one hundred twenty (120) days following such default; provided, that if such refinancing does not occur during the time period specified in such written refinancing commitment, a Servicing Transfer Event will be deemed to have occurred), or any other payment is more than sixty (60) days past due or has not been made on or before the second Due Date following the date such payment was due;

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any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which, to the master servicer’s knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of sixty (60) days;

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any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

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any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the good faith reasonable judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, sixty (60) days);

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any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and

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any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which, in the good faith reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer, during any Subordinate Control Period, with the consent of the Controlling Class Representative), (a) a payment default is imminent or is likely to occur within sixty (60) days, or (b) any other default is imminent or is likely to occur within sixty (60) days and such default, in the good faith reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer, during any Subordinate Control Period, with the consent of the Controlling Class Representative), is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the B Note or Serviced Companion Loan (as the case may be), provided that any determination under this clause (b) with respect to any mortgage loan (or B Note or Serviced Companion Loan, if applicable) solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer if it determines that such default is not an Acceptable Insurance Default (during any Subordinate Control Period, with the consent of the Controlling Class Representative).

Under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, if a servicing transfer event thereunder occurs with respect to any Non-Serviced Companion Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan, and the Non-Serviced Loan Combination will be transferred to special servicing.  “Servicing transfer events” under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to those under the Pooling and Servicing Agreement.

A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan, after which the master servicer will be required to resume all servicing responsibilities.

A “Rehabilitated Mortgage Loan” is a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, B Note or Serviced Companion Loan that was modified, based on the modified terms, or a complete defeasance has occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the Issuing Entity has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event, such amounts constitute a Workout-Delayed Reimbursement Amount or such amounts have been forgiven.  A mortgage loan that is part of an A/B Whole Loan will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan.  A B Note will not constitute a Rehabilitated Mortgage Loan unless its related mortgage loan would also constitute a Rehabilitated Mortgage Loan.  A Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless its related Serviced Companion Loan would also constitute a Rehabilitated Mortgage Loan.  A Serviced Companion Loan will not constitute a Rehabilitated Mortgage Loan unless its related Serviced Pari Passu Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement.  See “Description of the Offered Certificates—Advances—Servicing Advances” in this free writing prospectus.

The master servicer and the special servicer and any affiliate, director, officer, employee, member, manager or agent of any of them will be entitled to indemnification from the Issuing Entity out of collections on, and other proceeds of, the mortgage loans, including REO Mortgage Loans (and, if and to the extent that the matter relates to a B Note or Serviced Companion Loan, out of collections on, and other proceeds of, the B Note or Serviced Companion Loan) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the mortgage loans, any B Note or Serviced Companion Loan, any REO Property or the Certificates or any exercise of rights under the Pooling and Servicing Agreement reasonably requiring the use of counsel or the incurring of expenses other than, among other things, any loss, liability or expense incurred by reason of the master servicer’s or special servicer’s willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.  The Non-Serviced Mortgage Loan Master Servicer and the Non-Serviced Mortgage Loan Special Servicer and their respective affiliates, directors, officers, employees, members, managers or agents of any of them will be entitled to similar indemnification from the Issuing Entity for losses, liabilities and expenses relating to any Non-Serviced Mortgage Loan (but excluding any losses allocable to the Non-Serviced Companion Loan).

The Master Servicer

Master Servicer Compensation

The master servicer will be entitled to a Master Servicing Fee (the “Master Servicing Fee”) equal to the Master Servicing Fee Rate applied to the outstanding principal balance of each mortgage loan, REO Mortgage Loan and, if applicable, A/B Whole Loan or Loan Pair (or the Non-Serviced Mortgage Loan, as applicable).  The “Master Servicing Fee Rate” means the rate payable each month (i) with respect to each mortgage loan (other than the Boston Park Plaza Mortgage Loan) included in the Issuing Entity (and each deemed mortgage loan as to which the related mortgaged property has become an REO property) equal to 0.02% per annum and (ii) with respect to the Boston Park Plaza Mortgage Loan, equal to 0.01% per annum (the master servicer under the pooling and servicing agreement for the MSBAM 2013-C8 securitization is entitled to a servicing fee with respect to the Boston Park Plaza Mortgage Loan payable at a rate equal to the related Pari Passu Loan Servicing Fee Rate of 0.01% per annum).  The Master Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.  For additional information regarding the servicing fees with respect to the Boston Park Plaza Mortgage Loan see “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Boston Park Plaza Non-Serviced Loan Combination.”

The related Master Servicing Fee and certain other compensation payable to the master servicer will be reduced, on each Distribution Date by the amount, if any, of any payment of Compensating Interest (a “Compensating Interest Payment”) required to be made by the master servicer on such Distribution Date.  Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls and Prepayment Interest Excesses” in this free writing prospectus.  If Prepayment Interest Excesses for all mortgage loans and Serviced Companion Loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans and Serviced Companion Loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

In addition to the Master Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be zero) of Excess Modification Fees, Consent Fees, Ancillary Fees, Assumption Fees and Excess Penalty Charges with respect to each mortgage loan, B Note (to the extent set forth in the related intercreditor agreement) and Serviced Companion Loan and (b) 100% of any assumption application fees with respect to non-Specially Serviced Mortgage Loans and any fee actually paid by a borrower in connection with the defeasance of a mortgage loan.  The Master Servicer will also be authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer will also be entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

“Assumption Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), any and all assumption fees actually paid by the related borrower and other applicable fees (excluding assumption application fees) actually paid by the related borrower in accordance with the related loan documents, with respect to a transfer of a related mortgaged property or interests in a related borrower.

“Consent Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the mortgage loan, A/B Whole Loan or Loan Pair documents that does not involve a restructuring, modification, assumption, extension, waiver or amendment of the terms of the mortgage loan, A/B Whole Loan or Loan Pair documents.

“Modification Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), any and all fees with respect to a written restructuring, modification, extension, waiver or amendment that restructures, modifies, extends, amends or waives any term of the mortgage loan (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than any Assumption Fees, assumption application fees, Consent Fees and defeasance fees).  For each written restructuring, modification, extension, waiver or amendment that restructures, modifies, extends, amends or waives any term of the mortgage loan in connection with working out of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of the lesser of (i) 1.0% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided, that no aggregate cap will exist in connection with the amount of Modification Fees which may be collected from the related borrower with respect to any Specially Serviced Mortgage Loan or REO Loan and (ii) $1,000,000, provided, that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the related borrower with respect to any Specially Serviced Mortgage Loan or REO Loan.

“Allocable Modification Fee” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) as to which a Modification Fee is collected, the excess, if any, of (i) such Modification Fee, over (ii) 0.75% of the outstanding principal balance of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) immediately following the related restructuring, modification, extension, amendment or waiver.

“Unallocable Modification Fee” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) as to which a Modification Fee is collected, the lesser of (i) such Modification Fee, and (ii) 0.75% of the outstanding principal balance of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) immediately following the related restructuring, modification, extension, amendment or waiver.

“Excess Modification Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), the sum of (A) any and all Unallocable Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan, exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement, and (B) the excess, if any, of (i) any and all Allocable Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan, exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement, over (ii) all unpaid or unreimbursed Additional Trust Fund Expenses outstanding or previously incurred on behalf of the Issuing Entity with respect to such mortgage loan and reimbursed from such Allocable Modification Fees (which additional expenses will be reimbursed from such Allocable Modification Fees, exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Allocable Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) and (C) expenses previously paid or reimbursed from Allocable Modification Fees as described in the preceding clause (B), which expenses have been recovered from the related borrower or otherwise.

“Penalty Charges” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) (or any related REO Property), any amounts actually collected thereon from the borrower that represent late fees and default interest, but excluding any amounts allocable to any Non-Serviced Mortgage Loan and its related Non-Serviced Companion Loan pursuant to the terms of the related Intercreditor Agreement.

“Excess Penalty Charges” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), (A) the excess, if any, of (i) any and all Penalty Charges collected in respect of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) (exclusive, in the case of an A/B Whole Loan or Loan Pair, of any portion of such Penalty Charges payable to the holder of the related B Note or Serviced Companion Loan pursuant to the related Intercreditor Agreement), over (ii) all unpaid or unreimbursed Additional Trust Fund Expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower and, also, the payment of Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) and reimbursed from such Penalty Charges (which expenses shall be reimbursed from such Penalty Charges (exclusive, in the case of an A/B Whole Loan or Loan Pair, of any portion of such Penalty Charges payable to the holder of the related B Note or Serviced Companion Loan pursuant to the related Intercreditor Agreement)) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Ancillary Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

Although the Master Servicer will be required to service and administer the pool of mortgage loans (other than any Non-Serviced Mortgage Loans), B Notes and Serviced Companion Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

Any successor master servicer will receive the Master Servicing Fee as compensation, together with the foregoing additional servicing compensation.  The Pooling and Servicing Agreement will not provide for any successor master servicer to receive compensation in excess of that permitted to be received by its predecessor.  Any change to the compensation of the master servicer will require an amendment to the Pooling and Servicing Agreement.

Master Servicer Termination Events

A “Master Servicer Termination Event” means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

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any failure by the master servicer to remit to the certificate administrator or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances; provided, that if a payment is required to be remitted by the master servicer to the certificate administrator on the Master Servicer Remittance Date, the failure to remit that payment to the certificate administrator will only be a “Master Servicer Termination Event” under this bullet if that payment has not been remitted to the certificate administrator prior to 10:00 a.m. (New York City time) on the related Distribution Date;

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any failure by the master servicer to make a required deposit to the Collection Account which continues unremedied for one (1) Business Day following the date on which such deposit was first required to be made;

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any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement (other than, if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, with respect to the duties described under “Description of the Offered Certificates—Evidence as to Compliance” in this free writing prospectus or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act to the extent described in the ninth bullet of this definition), which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer by the depositor or the trustee; provided, such cure period may be extended to the extent necessary to permit the master servicer to cure such failure if the master servicer certifies to the trustee and the depositor that the master servicer is in good faith attempting to remedy such failure and the Certificateholders will not be materially and adversely affected thereby; provided, further that such cure period may not exceed ninety (90) days;

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any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any Holder of any class of Certificates and that continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied is given to the master servicer by the depositor or the trustee, provided, such cure period may be extended to the extent necessary to permit the master servicer to cure such breach if the master servicer certifies to the trustee and the depositor that the master servicer is in good faith attempting to remedy such breach and the Certificateholders will not be materially and adversely affected thereby; provided, further that such cure period may not exceed ninety (90) days;

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a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer and such decree or order remains in force undischarged or unstayed for a period of sixty (60) days;

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the master servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

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the master servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, or takes any corporate action in furtherance of the foregoing;

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a servicing officer of the master servicer obtains knowledge that Moody’s, DBRS or KBRA has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or securities backed by a B Note or Serviced Companion Loan or (ii) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of either of clauses (i) or (ii), such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s, DBRS or KBRA, as applicable, within sixty (60) days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the master servicer as the sole or material factor in such rating action;

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if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the master servicer, an Additional Servicer or a sub-servicer appointed by the master servicer (other than any Additional Servicer that the master servicer is required to retain by a mortgage loan seller) to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by such entity under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period; or

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if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the master servicer to terminate any sub-servicer that is a Reporting Servicer for certain failures to deliver reporting items required to be delivered under Regulation AB and the Exchange Act; provided, that the depositor may waive any such Master Servicer Termination Event (or the failure to deliver by the Reporting Servicer) under this tenth bullet in its sole discretion without the consent of the trustee or any Certificateholders.

“Additional Servicer” means each affiliate of the master servicer, the special servicer, the mortgage loan sellers, the certificate administrator, the trustee, the custodian, the depositor or any of the underwriters that services any of the mortgage loans and each person, other than the special servicer, who is not an affiliate of the master servicer, the mortgage loan sellers, the certificate administrator, the trustee, the custodian, the depositor or any of the underwriters, that services 10% or more of the mortgage loans (based on the unpaid principal balance of the mortgage loans).

“Reporting Servicer” means each of the master servicer, the special servicer, the trust advisor and any Servicing Function Participant (including the certificate administrator, the trustee (if it has made an advance during the calendar year related to the annual report or assessment of compliance with servicing criteria), the custodian and each sub-servicer), as the case may be.

“Servicing Criteria” means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Function Participant” means any person (including the certificate administrator, the trustee and the custodian), other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities addressed by the Servicing Criteria, unless such person’s activities relate only to 5% or less of the mortgage loans (based on their unpaid principal balance).  The Trustee will be a Servicing Function Participant only if, and for such time as, it has made an Advance during any calendar year covered by an annual report on assessment of compliance with Servicing Criteria.

If a Master Servicer Termination Event described under the third, fourth, eighth, ninth or tenth bullet under the definition of “Master Servicer Termination Event” above has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is sixty (60) days following the date on which the trustee or the depositor gives written notice to the master servicer that the master servicer is terminated.  If a Master Servicer Termination Event described under the first, second, fifth, sixth or seventh bullet under the definition of “Master Servicer Termination Event” above has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the depositor gives written notice to the master servicer that the master servicer is terminated.  After any Master Servicer Termination Event, the trustee may elect to terminate the master servicer by providing such notice, and will be required to provide such notice if Holders of Certificates representing more than 25% of the aggregate Voting Rights of all Certificates so direct the trustee.

Upon termination of the master servicer under the Pooling and Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, will terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest, provided that in no event will the termination of the master servicer be effective until a successor servicer has succeeded the master servicer as successor servicer, notified the master servicer of such succession, and such successor servicer has assumed the master servicer’s obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement.  The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement.  However, if the master servicer is terminated as a result of a Master Servicer Termination Event described under the fifth, sixth or seventh bullet under the definition of “Master Servicer Termination Event” described above, the trustee will act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.  If any master servicer is terminated based upon a Master Servicer Termination Event under the eighth bullet of the definition thereof, then such terminated master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as certain conditions are met including that such terminated master servicer is acting as primary servicer in a commercial mortgage loan securitization that was rated by DBRS and a commercial mortgage loan securitization that was rated by Moody’s, in each case within the twelve (12) month period prior to the date of determination and neither DBRS nor Moody’s has downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such primary servicer as primary servicer of such commercial mortgage securities as the sole or material reason for such downgrade or withdrawal (or placement on watch) or, in the case of each such Rating Agency, be otherwise acceptable to such Rating Agency as evidenced by a Rating Agency Confirmation.

If the master servicer (i) is terminated solely due to a Master Servicer Termination Event described in the eighth or ninth bullet of the definition of Master Servicer Termination Event and (ii) provides the trustee with the appropriate “request for proposal” materials, the trustee will be required to solicit good faith bids for the rights to master service the mortgage loans under the Pooling and Servicing Agreement.  The trustee will be required to select the bidder with the highest cash bid (or such other bidder as the master servicer may direct) that also meets the qualifications set forth in the Pooling and Servicing Agreement to act as master servicer.  Upon the agreement of such successor servicer to succeed the master servicer and assume the master servicer’s obligations and responsibilities with respect to the mortgage loans under the Pooling and Servicing Agreement, the trustee will be required to remit the cash bid received from such successor servicer to the terminated master servicer.  If a successor master servicer is not appointed within thirty (30) days of the master servicer’s termination, the trustee may select a successor master servicer as described in the previous paragraph.

The Pooling and Servicing Agreement will not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer.  The predecessor master servicer will be required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to voluntary resignation.

The Special Servicer

Special Servicer Compensation

“Special Servicer Compensation” means such fees payable to the special servicer, collectively, including:

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A “Special Servicing Fee” meaning an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan (or successor REO Mortgage Loan, successor REO B Note or successor REO Serviced Companion Loan) for such month, of the outstanding principal balance of each Specially Serviced Mortgage Loan (or successor REO Mortgage Loan, successor REO B Note or successor REO Serviced Companion Loan).

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A “Workout Fee” meaning a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the lesser of (i) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Mortgage Loan, and (ii) the product of (x) 1.0% and (y) the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds or Insurance Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, B Note or Serviced Companion Loan, as applicable, for so long as it remains a Rehabilitated Mortgage Loan; provided, that the Workout Fee with respect to any Rehabilitated Mortgage Loan will be reduced by the amount of any Excess Modification Fees actually received by the Special Servicer as additional servicing compensation (i) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior eighteen (18) months in connection with each modification, restructure, extension, waiver or amendment that constituted a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a Specially Serviced Mortgage Loan and (ii) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior nine (9) months in connection with each modification, restructure, extension, waiver or amendment that constitutes a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a non-Specially Serviced Mortgage Loan, but, in each case, only to the extent those Excess Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee.  Notwithstanding the foregoing, if a mortgage loan or Serviced Companion Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (i) of the definition of “Specially Serviced Mortgage Loan” and the related collection of principal and interest is received within four (4) months following the related maturity date as a result of the related mortgage loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related mortgagor and retain (x) a workout fee, (y) such other fees as are provided for in the related mortgage loan documents and (z) other appropriate fees in connection with such workout.

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A “Liquidation Fee” meaning a fee payable with respect to the final disposition or liquidation of a Specially Serviced Mortgage Loan or REO Property (other than any REO Property related to a Non-Serviced Mortgage Loan) equal to the lesser of (i) $1,000,000, and (ii) the product of (x) 1.0% and (y) the Liquidation Proceeds received in connection with a final disposition of, and any Condemnation Proceeds and Insurance Proceeds received by the Issuing Entity (net of any expenses incurred by the special servicer on behalf of the Issuing Entity in connection with the collection of such Condemnation Proceeds and Insurance Proceeds) with respect to, a Specially Serviced Mortgage Loan or REO Property or portion thereof; provided, that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan or REO Property will be reduced by the amount of any Excess Modification Fees actually received by the special servicer as additional servicing compensation (i) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior eighteen (18) months in connection with each modification, restructure, extension, waiver or amendment that constituted a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a Specially Serviced Mortgage Loan and (ii) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior nine (9) months in connection with each modification, restructure, extension, waiver or amendment that constitutes a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a non-Specially Serviced Mortgage Loan, but, in each case, only to the extent those Excess Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee.  No Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by the related mortgage loan seller for a Material Breach or Material Document Defect, as applicable, if such repurchase or substitution occurs on or before the later of (x) one hundred eighty (180) days after the discovery or receipt of notice by the mortgage loan seller of the Material Breach or Material Document Defect, as applicable, that gave rise to the particular repurchase or substitution obligation, and (y) the expiration of the time period (or extension thereof) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of any applicable extended resolution period, (ii) the purchase of any Specially Serviced Mortgage Loan that is, or is part of, an A/B Whole Loan or Loan Pair by the holder of the related B Note or Serviced Companion Loan, as applicable, within ninety (90) days following the date that such mortgage loan became a Specially Serviced Mortgage Loan, (iii) the purchase of any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within the ninety (90) days following the date that such holder’s option to purchase the related mortgage loan first becomes exercisable, (iv) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the Issuing Entity, (v) the purchase of any Specially Serviced Mortgage Loan by the special servicer or any affiliate thereof (other than the Controlling Class Representative), or (vi) the purchase of any Specially Serviced Mortgage Loan or related REO Property by the Controlling Class Representative or any affiliate thereof (other than the special servicer), if such purchase occurs within ninety (90) days after the date on which the special servicer delivers to the Controlling Class Representative for its approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan.  For the avoidance of doubt, the special servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan, Serviced Companion Loan, B Note, REO Mortgage Loan, REO B Note or REO Serviced Companion Loan.  Notwithstanding the foregoing, if a mortgage loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (i) of the definition of “Specially Serviced Mortgage Loan” and the related Liquidation Proceeds are received within four (4) months following the related maturity date as a result of the related Mortgage Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Liquidation Fee out of the proceeds received in connection with such liquidation if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related mortgagor and retain (x) a liquidation fee, (y) such other fees as are provided for in the related mortgage loan documents and (z) other appropriate fees in connection with such liquidation.

●	Any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Issuing Entity’s interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders.  The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property but otherwise such fee is paid until maturity.  If the special servicer is terminated for any reason or resigns, it will retain the right to receive any Workout Fees payable on mortgage loans that became (or would become, but for the making of three scheduled monthly payments) Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property.  The successor special servicer will not be entitled to any portion of such Workout Fees.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be zero) of Excess Modification Fees, Consent Fees, Ancillary Fees and Assumption Fees with respect to each mortgage loan and Serviced Companion Loan and 100% of any assumption application fees with respect to Specially Serviced Mortgage Loans, (b) Excess Penalty Charges with respect to Specially Serviced Mortgage Loans, and (c) any interest or other income earned on deposits in the REO Accounts.

With respect to any Non-Serviced Mortgage Loan, the Special Servicer will not receive any special servicing compensation, and the Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar to the compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement.

Although the Special Servicer will be required to service and administer the pool of mortgage loans (other than any Non-Serviced Mortgage Loans) and the B Notes and Serviced Companion Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

As described in this free writing prospectus under “—The Controlling Class Representative,” the Controlling Class Representative (or with respect to an A/B Whole Loan or Loan Pair, the related Directing Holder to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this free writing prospectus and the Pooling and Servicing Agreement.

Any successor special servicer will receive the foregoing Special Servicing Compensation as compensation.  The Pooling and Servicing Agreement does not provide for any successor special servicer to receive compensation in excess of that permitted to be received by its predecessor, except in the case where a successor cannot be found for existing compensation.  Any change to the compensation of the special servicer will require an amendment to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the certificate administrator, without charge and within two (2) Business Days following the end of such Collection Period, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan, A/B Whole Loan, Loan Pair or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a mortgage loan, A/B Whole Loan, Loan Pair or REO Property and any purchaser of any mortgage loan, A/B Whole Loan, Loan Pair or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer Compensation to which the special servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan, A/B Whole Loan, Loan Pair or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a mortgage loan, A/B Whole Loan or Loan Pair and any purchaser of any mortgage loan, A/B Whole Loan, Loan Pair or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Special Servicer Termination Events

“Special Servicer Termination Event” means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

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any failure by the special servicer to remit to the master servicer within one (1) Business Day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

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any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance was first required to be made;

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any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement (other than, if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, with respect to the duties described under “Description of the Offered Certificates—Evidence as to Compliance” in this free writing prospectus or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act to the extent described in the ninth bullet of this definition) which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the special servicer by the depositor or the trustee; provided, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure if the special servicer certifies to the trustee and the depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders will not be materially and adversely affected thereby; provided that such cure period may not exceed ninety (90) days;

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any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Holders of any class of Certificates and that continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, is given to the special servicer by the depositor or the trustee, provided, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure if the special servicer certifies to the trustee and the depositor that the special servicer is in good faith attempting to remedy such breach and the Certificateholders will not be materially and adversely affected thereby; provided that such cure period may not exceed ninety (90) days;

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a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the special servicer and such decree or order remains in force undischarged or unstayed for a period of sixty (60) days;

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the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

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the special servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, or takes any corporate action in furtherance of the foregoing;

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a servicing officer of the special servicer obtains knowledge that DBRS, KBRA or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or securities backed by a B Note or Serviced Companion Loan or (ii) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of either of clauses (i) or (ii), such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by DBRS, KBRA or Moody’s, as applicable, within sixty (60) days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the special servicer as the sole or material factor in such rating action;

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if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the special servicer or any Servicing Function Participant appointed by the special servicer to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by such entity under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period; or

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if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the special servicer to terminate any sub-servicer appointed by the special servicer for certain failures to deliver reporting items required to be delivered under Regulation AB and the Exchange Act.

The trustee may terminate the special servicer upon a Special Servicer Termination Event.  With respect to any Loan Pair, if a Special Servicer Termination Event has occurred that affects the holder of the related Serviced Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the Pooling and Servicing Agreement solely with respect to such Loan Pair, other than with respect to than any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination and any entitlements of the terminated party that survive the termination.  The termination of the special servicer will be effective on the date specified in a written notice from the trustee to the special servicer.  During any Subordinate Control Period, the Controlling Class Representative will have the right to appoint a successor special servicer.  If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement.  The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a voluntary resignation.

In addition, during any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor may recommend the replacement of the special servicer.  In such event, the trust advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer, which must be a Qualified Replacement Special Servicer.  The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website.  The replacement of the special servicer based on the trust advisor’s recommendation must be confirmed by an affirmative vote of Holders of Principal Balance Certificates evidencing greater than 50% of the aggregate Voting Rights of all Principal Balance Certificates on an aggregate basis; provided, that if a proposed termination and replacement of the special servicer following the initial recommendation of the trust advisor is not consummated within one hundred eighty (180) days following the initial recommendation of the trust advisor, then the proposed termination and replacement will have no further force and effect.  If the Holders of such Principal Balance Certificates elect to remove and replace the special servicer, the trustee will be required to provide to each Rating Agency a Rating Agency Communication at that time.  If the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement, the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, and shall be subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with the trust advisor’s identification of a Qualified Replacement Special Servicer, providing the Rating Agency Communications and administering the vote of the applicable Principal Balance Certificates will be an Additional Trust Fund Expense.  The trustee will notify the outgoing special servicer promptly of the effective date of its termination.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement and, if applicable, any Intercreditor Agreement and (ii) is not, and is not an affiliate of, a current or former trust advisor.

The special servicer, any successor special servicer and any of their respective affiliates may not (i) pay, or become obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay the trust advisor or any affiliate thereof any fee, or otherwise compensate or grant monetary or other consideration to the trust advisor or any affiliate thereof (x) in connection with its obligations under the Pooling and Servicing Agreement or the performance thereof or (y) in connection with the appointment of such person as, or any recommendation by the trust advisor for such person to become, the successor special servicer, (ii) become entitled to receive any compensation from the trust advisor (x) in connection with its obligations under the Pooling and Servicing Agreement or the performance thereof or (y) in connection with the appointment of such person as, or any recommendation by the trust advisor for such person to become, the successor special servicer, or (iii) become entitled to receive any fee from the trust advisor or any affiliate thereof in connection with the appointment of such person as special servicer, unless, in each of the foregoing clauses (i) through (iii), such transaction has been expressly approved by 100% of the Certificateholders.

At any time the holder of a B Note or Serviced Companion Loan, for so long as such holder is the related Directing Holder, may remove and replace the special servicer with respect to the related A/B Whole Loan or Loan Pair, respectively, with or without cause, to the extent set forth in the related Intercreditor Agreement and subject to the satisfaction of certain conditions as set forth in the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Replacement of the Special Servicer Without Cause

The special servicer may be removed, and a successor special servicer appointed, at any time, as follows:

(a)	during any Subordinate Control Period, the special servicer may be removed and a successor special servicer appointed at the direction of the Controlling Class Representative; and

(b)
during any Collective Consultation Period and any Senior Consultation Period, the special servicer may be removed and a successor special servicer appointed, in accordance with the procedures set forth below, at the written direction of Holders of the Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates.

The procedures for removing a special servicer during any Collective Consultation Period and any Senior Consultation Period will be as follows:  upon (i) the written direction of Holders of Certificates evidencing at least 25% of the Voting Rights of all classes of the Certificates requesting a vote to terminate and replace the special servicer with a proposed successor special servicer, (ii) payment by such Holders to the certificate administrator, the trustee and the Issuing Entity of the reasonable fees and expenses to be incurred by the certificate administrator and/or the Issuing Entity in connection with administering such vote and (iii) delivery by such Holders to each Rating Agency (with a copy to the certificate administrator and the trustee) of a Rating Agency Communication, the certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing to their addresses appearing in the certificate register.  Upon the written direction of the Holders of Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the proposed successor special servicer; provided that if that written direction is not provided within one hundred eighty (180) days of the initial request for a vote to terminate and replace the special servicer, then that written direction will have no force and effect.  The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Any appointment of a successor special servicer by the Controlling Class Representative or by the Holders of the Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates (i) will be subject to delivery of a Rating Agency Communication to each Rating Agency (which Rating Agency Communications will be an expense of the Controlling Class Representative or such Holders, as applicable), and (ii) must be a Qualified Replacement Special Servicer.

Notwithstanding any of the foregoing to the contrary, the holder of a Serviced Companion Loan or B Note, to the extent set forth in the related Intercreditor Agreement and only for so long as such holder is the related Directing Holder, will have the right to terminate the special servicer with respect to the related Loan Pair or A/B Whole Loan, as applicable, without cause, upon the appointment and acceptance of such appointment by a successor to the special servicer; provided, that such holder appoints in accordance with the Pooling and Servicing Agreement a successor special servicer (i) reasonably satisfactory to the trustee and the depositor and (ii) that agrees to assume and perform punctually the duties of the special servicer specified in the Pooling and Servicing Agreement.  The special servicer will not be terminated without cause until a successor special servicer has been appointed as described in this paragraph.  The holder of the applicable Serviced Companion Loan or B Note will be required to pay any costs and expenses incurred by the Issuing Entity in connection with the removal and appointment of a special servicer pursuant to this paragraph (unless such removal is based on certain termination events relating to payment failures and/or other breaches of the Pooling and Servicing Agreement).  If the holder of a Serviced Companion Loan or B Note terminates the special servicer with respect to the related Loan Pair or A/B Whole Loan, as applicable, and appoints a successor special servicer with respect to such Loan Pair or A/B Whole Loan, as applicable, then the Controlling Class Representative will not have the right to terminate any such successor special servicer without cause until the holder of the related mortgage loan included in the Issuing Entity is the Directing Holder with respect to such Loan Pair or A/B Whole Loan, as applicable, under the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

“Rating Agency Communication” means, with respect to any action, any written communication intended for a Rating Agency relating to such action, which shall be delivered at least ten (10) Business Days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with the Pooling and Servicing Agreement).

“17g-5 Information Provider’s Website” means the internet website of the 17g-5 Information Provider, initially located at www.ctslink.com, under the “NRSRO” tab of the respective transaction, access to which is limited to the Rating Agencies and other NRSROs who have provided the certificate administrator a certificate either stating that it is either a Rating Agency or providing the required certifications pursuant to Rule 17g-5(e) under the Exchange Act.

Any information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies in connection with the Certificates or the mortgage loans, will first be provided to the 17g-5 Information Provider in electronic format (which will be required to post such information to the 17g-5 Information Provider’s Website in accordance with the Pooling and Servicing Agreement), and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.  No party will have authority to communicate directly with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related mortgaged properties, the related borrowers or any other matters in connection with the Certificates or pursuant to the Pooling and Servicing Agreement, without the consent of the depositor.

Rating Agency Confirmations

“Rating Agency Confirmation” means, with respect to any matter, written confirmation (which may be in any format that is consistent with the policies, procedures or guidelines of the applicable Rating Agency at the time such Rating Agency Confirmation is sought, including, without limitation, by way of electronic communication, press release or any other written communication and need not be directed or addressed to any party to the Pooling and Servicing Agreement) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade or withdrawal of the then-current rating assigned to any class of Certificates or, if applicable, any class of securities backed by a Serviced Companion Loan or securities related to a Non-Serviced Mortgage Loan, in each case, if then rated by the Rating Agency; provided, that a written waiver or other acknowledgment from any Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from such Rating Agency with respect to such matter.  To the extent a rating agency has been engaged to rate any class of securities backed by a Serviced Companion Loan, a “Rating Agency Confirmation” will also require similar written confirmation from each such rating agency with respect to such securities.  To the extent a rating agency has been engaged to rate any class of securities backed by a Non-Serviced Companion Loan, a “Rating Agency Confirmation” will also require similar written confirmation from each such rating agency with respect to such securities to the extent the matter affects such Non-Serviced Companion Loan.

At any time during which no Certificates are rated by a Rating Agency, no Rating Agency Confirmation shall be required from that Rating Agency.

Notwithstanding the terms of any related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under any mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and, within ten (10) Business Days of the Rating Agency Confirmation request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (i) such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again and (ii) if there is no response to either such Rating Agency Confirmation request within five (5) Business Days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, (x) with respect to any such condition in any mortgage loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the mortgage loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related mortgagor, then the master servicer (with respect to non-Specially Serviced Mortgage Loans) or the special servicer (with respect to Specially Serviced Mortgage Loans and REO Loans), as applicable) will be required to determine, in accordance with its duties under the Pooling and Servicing Agreement and, in the case of the master servicer or the special servicer, in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of an A/B Whole Loan or Loan Pair, Certificateholders and any holder of the related B Note or Serviced Companion Loan (as a collective whole as if such Certificateholders and B Note or Serviced Companion Loan holder constituted a single lender), and if it so determines, then the requirement for a Rating Agency Confirmation will be deemed not to apply, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed to be satisfied if the non-responding Rating Agency has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction rated by such non-responding Rating Agency and serviced by the applicable servicer prior to the time of determination.

Notwithstanding any of the foregoing to the contrary, for purposes of the provisions of any mortgage loan document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral), release or substitution of any collateral, any Rating Agency Confirmation requirement in the mortgage loan documents with respect to which the master servicer or special servicer would have been required to make the determination described in the paragraph above will be deemed not to apply regardless of any such determination by the Requesting Party (or the master servicer or special servicer, as applicable); provided, that the Requesting Party (or the master servicer or the special servicer, as applicable) will be required in any event to review the other conditions required under the related mortgage loan documents with respect to such defeasance, release or substitution and to confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied.

Waivers of Servicer Termination Events

A Master Servicer Termination Event (other than as described under the ninth or tenth bullet under the definition of “Master Servicer Termination Event”) or a Special Servicer Termination Event (other than as described under the ninth or tenth bullet under the definition of “Special Servicer Termination Event”) may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (except a default in making any required deposits to or payments from the Collection Account, the Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement).

Withdrawals from the Collection Account

The master servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus:  (i) to remit on or before each Master Servicer Remittance Date to the master servicer and the special servicer any Excess Penalty Charges, Excess Modification Fees, and Assumption Fees; (ii) to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement, for Servicing Advances (together with interest thereon calculated at the Advance Rate); (iii) with respect to any Non-Serviced Mortgage Loan, to pay or reimburse the applicable Non-Serviced Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and the applicable Non-Serviced Mortgage Loan Trustee for nonrecoverable advances (together with interest thereon) pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement; (iv) to pay or reimburse the master servicer, the special servicer and the trustee pursuant to the terms of the Pooling and Servicing Agreement, for P&I Advances (together with interest thereon calculated at the Advance Rate); (v) to pay or reimburse the master servicer, the special servicer and the trust advisor, as applicable, pursuant to the terms of the Pooling and Servicing Agreement, for Master Servicing Fees, Special Servicing Fees and Trust Advisor Fees; (vi) to pay to the Distribution Account for withdrawal by the certificate administrator for payment to itself, the custodian and the trustee of its respective fees; (vii) to pay to the master servicer, the special servicer, the certificate administrator, the custodian, the trustee and/or, in respect of any Non-Serviced Mortgage Loan, any applicable Non-Serviced Mortgage Loan Master Servicer and any applicable Non-Serviced Mortgage Loan Special Servicer, pursuant to the terms of the Pooling and Servicing Agreement (or Non-Serviced Mortgage Loan Pooling and Servicing Agreement, as applicable), any Additional Trust Fund Expenses payable to such parties; (viii) to pay to the special servicer any liquidation and workout fees; (ix) to pay to the master servicer, pursuant to the terms of the Pooling and Servicing Agreement, any net income and gain realized on the investment of funds deposited in the Collection Account; (x) to pay to the master servicer the aggregate Prepayment Interest Excesses relating to mortgage loans that are not Specially Serviced Mortgage Loans and to pay the special servicer the aggregate Prepayment Interest Excesses relating to Specially Serviced Mortgage Loans that were subject to voluntary prepayment; (xi) to withdraw funds deposited in the Collection Account in error; (xii) to make payment on each Master Servicer Remittance Date of the remaining amount in the Collection Account to the Distribution Account (other than amounts to be held in the Interest Reserve Account; (xiii) to make payment on each Master Servicer Remittance Date to applicable reserve accounts; and (xiv) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Subject to the discussion under “—The Controlling Class Representative” and “—The Trust Advisor” below, the master servicer (with respect to non-Specially Serviced Mortgage Loans (other than Non-Serviced Mortgage Loans) and with the special servicer’s consent) and the special servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any mortgage loan may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of mortgaged properties, in full or in part, or the sale or transfer of interests in the borrower or its owner, to the extent prohibited under the related loan documents), or a due-on-encumbrance clause, to accelerate payment of that mortgage loan.

With respect to due-on-sale clauses under non-Specially Serviced Mortgage Loans, A/B Whole Loans or Loan Pairs (but not any Non-Serviced Mortgage Loan), the master servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Controlling Class Representative” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”) to approve or disapprove the transaction.  However, the master servicer may not waive its rights or grant its consent under any due-on-sale clause, unless the master servicer shall have provided each Rating Agency and the 17g-5 Information Provider with a Rating Agency Communication if such mortgage loan (A) represents at least 5% of the aggregate Certificate Principal Balance of the Principal Balance Certificates, (B) has an unpaid principal balance that exceeds $35 million or (C) is one of the then current ten (10) largest mortgage loans based on principal balance (provided, that no such Rating Agency Communication will be required if such mortgage loan has an unpaid principal balance less than $5,000,000).

With respect to due-on-sale clauses under Specially Serviced Mortgage Loans, the special servicer, on behalf of the Issuing Entity will be required, after obtaining the consent of the Controlling Class Representative (during any Subordinate Control Period) or the Directing

Holder (with respect to any A/B Whole Loan or Loan Pair), as applicable, and in accordance with the REMIC provisions, to take such actions as it deems to be in the best economic interest of the Issuing Entity in accordance with the Servicing Standard, and may waive or enforce such due-on-sale clause contained in the related mortgage loan.

Subject to the discussion under “—The Controlling Class Representative,” “—The Trust Advisor” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” below, with respect to due-on-encumbrance clauses, the master servicer (with respect to non-Specially Serviced Mortgage Loans and with the special servicer’s consent) and the special servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Issuing Entity, will be required, after obtaining the consent of the Controlling Class Representative (during any Subordinate Control Period) or the Directing Holder (with respect to any A/B Whole Loan or Loan Pair), as applicable, to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any mortgage loan may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that mortgage loan.

With respect to non-Specially Serviced Mortgage Loans (other than Non-Serviced Mortgage Loans), the master servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Controlling Class Representative” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”) to approve or disapprove the transaction.  However, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause, unless it provides each Rating Agency with a Rating Agency Communication.

See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure”, “—Due-on-Sale and Due-on-Encumbrance” and “—Default Interest, Prepayment Premiums and Prepayments” in the attached prospectus.

Inspections

The master servicer at its own expense is required to inspect or cause to be inspected each mortgaged property (other than properties related to Specially Serviced Mortgage Loans or Non-Serviced Mortgage Loans) every calendar year with respect to mortgage loans or Loan Pairs with an unpaid principal balance of $2,000,000 or more, beginning in 2014, and at least once every other calendar year with respect to mortgage loans or Loan Pairs with an unpaid principal balance of less than $2,000,000, beginning in 2015, provided that the master servicer will be required, at the expense of the Issuing Entity, to inspect or cause to be inspected each mortgaged property related to a mortgage loan that has a debt service coverage ratio that falls below 1.0x, and provided further, that with respect to any mortgage loan or Loan Pair that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC® Servicer Watch List, the master servicer will be required to inspect or cause to be inspected the related mortgaged property every calendar year beginning in 2015 so long as such mortgage loan or Loan Pair continues to be on the CREFC® Servicer Watch List, but if such mortgage loan is no longer on the CREFC® Servicer Watch List at the time the inspection was scheduled, no such annual inspection will be required.  The master servicer will be required to prepare an inspection report relating to each inspection.  The special servicer will have the right (but not the obligation), in its sole discretion, to inspect or cause to be inspected (at its own expense) every calendar year any mortgaged property related to a mortgage loan that is not a Specially Serviced Mortgage Loan if the special servicer notifies the master servicer prior to such inspection.  The master servicer is not required to inspect any mortgaged property that has been inspected by the special servicer during the preceding twelve (12) months.

The special servicer is required to inspect (or cause to be inspected) (i) each mortgaged property securing each mortgage loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every twelve (12) months until such mortgage loan ceases to be a Specially Serviced Mortgage Loan, and (ii) each mortgaged property related to a mortgage loan that is delinquent for sixty (60) days in the payment of any amounts due under such mortgage loan, and the cost of any such inspections will be treated as a Servicing Advance (or as an expense of the Issuing Entity if the Servicing Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

The Controlling Class Representative

General

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer (which approval is deemed given if the special servicer does not object within fifteen (15) Business Days (or (i) in the case of an action relating to an A/B Whole Loan or Loan Pair (as long as the holder of the related B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair), within the period expiring five (5) Business Days following the expiration of the related Directing Holder’s decision period under the related Intercreditor Agreement and (ii) in the case of a determination of an Acceptable Insurance Default, ninety (90) days) of receipt of a written analysis and recommendation together with any information in the possession of the master servicer that is reasonably required to make a decision regarding the subject action) and (b) during any Subordinate Control Period, the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions (i) as to which the Controlling Class Representative has objected in writing within ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, thirty (30) days) or (ii) in the case of an action relating to an A/B Whole Loan or Loan Pair (as long as the holder of the related B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair), as to which the related Directing Holder has objected within the decision period provided for under the related Intercreditor Agreement, in each case after receipt of the written recommendation and analysis together with any information in the possession of the special servicer that is reasonably necessary to make a decision regarding the subject action (provided that if such written objection has not been received by the special servicer within such period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”);

●
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

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any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest but including, without limitation, the timing of payments and the acceptance of discounted payoffs) or material non-monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

●
following a default or an event of default with respect to a mortgage loan, any acceleration of the mortgage loan or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or mortgaged property;

●	any sale of a defaulted mortgage loan or REO Property for less than the applicable Purchase Price;

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any determination to bring a mortgaged property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a mortgaged property or an REO Property;

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any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

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any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the mortgaged property or interests in the borrower, or consent to the incurrence of additional debt (including the incurrence of mezzanine financing by an owner of the borrower not permitted under the related loan documents), other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related mortgage loan documents;

●
any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a mortgage loan, or an action to enforce rights with respect thereto;

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any franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents), or, with respect to a mortgage loan with an unpaid principal balance greater than $2,500,000, any material property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

●
releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

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any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

●	any determination of an Acceptable Insurance Default;

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the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related loan documents and if such lease (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 10% of leasable space or (ii) 30,000 square feet, (b) is for over 50,000 square feet, or (c) constitutes a “major lease” or “material lease,” if applicable, under the related loan documents, including entering into any subordination, non-disturbance and attornment agreement, subject to any deemed approval expressly set forth in the related lease;

●
any adoption or implementation of a budget submitted by a borrower with respect to a mortgage loan (to the extent lender approval is required under the related mortgage loan documents), if the mortgage loan for the related mortgaged property is on the CREFC® servicer “watch list,” subject to any deemed approval expressly set forth in the related mortgage loan documents;

●	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower; and

●
the exercise of the rights and powers granted under the related Intercreditor Agreement or mezzanine loan intercreditor agreement to the “Note A Holder,” the “Note A Controlling Holder,” the “Senior Lender,” the “Senior Loan Controlling Holder” or such other similar term as may be set forth in any such Intercreditor Agreement or mezzanine loan intercreditor agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights or security interest with respect to the “Note A Holder,” the “Note A Controlling Holder,” the “Senior Lender,” the “Senior Loan Controlling Holder” or such other similar term;

provided, that if the special servicer or master servicer (if the master servicer is otherwise authorized by the Pooling and Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision or any other matter requiring consent of the Controlling Class Representative, is necessary to protect the interests of the Certificateholders and, with respect to any A/B Whole Loan or Loan Pair, the holder of the related B Note or Serviced Companion Loan, the special servicer or master servicer, as applicable, may take any such action without waiting for such response.  Notwithstanding the foregoing, the special servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions during any Collective Consultation Period or Senior Consultation Period; provided, that the special servicer will be required to consult, on a non-binding basis (and to consider alternative actions recommended by each such party) (i) during any Collective Consultation Period and any Senior Consultation Period, with the trust advisor, as to any of the Major Decisions listed above, and (ii) during any Collective Consultation Period, with the Controlling Class Representative with respect to any of the Major Decisions listed above and any other matter as to which consent of the Controlling Class Representative would have been required if a Subordinate Control Period were then in effect.  No consultation will be binding on the special servicer.

“Acceptable Insurance Default” means, with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan), A/B Whole Loan or Loan Pair, any default arising when the related mortgage loan documents require that the related mortgagor must maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the special servicer has determined, in its reasonable judgment in accordance with the Servicing Standard, but subject to the provisions of the Pooling and Servicing Agreement and the terms and conditions of any related Intercreditor Agreement, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the related mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate.

In addition, during any Subordinate Control Period, the Controlling Class Representative may direct the special servicer to take, or to refrain from taking, such other actions with respect to a mortgage loan (other than any Non-Serviced Mortgage Loan or Non-Serviced Loan Combination, and other than any A/B Whole Loan or Loan Pair as long as the holder of the related B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair) as the Controlling Class Representative may deem advisable.  The holder of the related B Note or Serviced Companion Loan will have such rights with respect to the related A/B Whole Loan or Loan Pair, as set forth in the applicable Intercreditor Agreement.  Notwithstanding the foregoing, neither the master servicer nor the special servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative, B Note holder or Serviced Companion Loan holder that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.  In addition to the foregoing, both the Controlling Class Representative and the holder of a Serviced Companion Loan, with respect to a Loan Pair, may have certain consultation rights with respect to material servicing decisions in connection with any B Note or Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The “Controlling Class Representative” is the representative appointed by more than 50% of the Holders of the Controlling Class, by Certificate Principal Balance, as determined by the certificate registrar from time to time; provided, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3) upon receipt of a notice from a majority of the Holders of the Controlling Class, by Certificate Principal Balance, that a Controlling Class Representative is no longer designated, the Holder of the Controlling Class that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Controlling Class Representative; provided that if such Holder elects or has elected to not be the Controlling Class Representative, the Holder of the next largest aggregate Certificate Principal Balance will be the Controlling Class Representative.

The “Controlling Class” means, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Balance (taking into account the application of any Appraisal Reductions to notionally reduce the aggregate Certificate Principal Balance of such class) at least equal to 25% of the initial Certificate Principal Balance of such class; provided that if no class of Control Eligible Certificates has an aggregate Certificate Principal Balance (taking into account the application of any Appraisal Reductions to notionally reduce the aggregate Certificate Principal Balance of such class) at least equal to 25% of the initial aggregate Certificate Principal Balance of such class, then the Controlling Class shall be the most senior class of Control Eligible Certificates.  The Controlling Class as of the Closing Date will be the Class J Certificates.  In no event will any class of Certificates that does not constitute a Control Eligible Class as of the Closing Date be entitled to constitute a Controlling Class or appoint a Controlling Class Representative.

A “Subordinate Control Period” means any period when the Certificate Principal Balance of the Class F Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Principal Balance of such Class) is at least 25% of the initial Certificate Principal Balance of the Class F Certificates.

A “Collective Consultation Period” means any period when both (i) the Certificate Principal Balance of the Class F Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Principal Balance of such Class), is less than 25% of the initial Certificate Principal Balance of the Class F Certificates and (ii) the Certificate Principal Balance of the Class F Certificates (without regard to any Appraisal Reductions allocable to such Class), is at least 25% of the initial Certificate Principal Balance of the Class F Certificates.

A “Senior Consultation Period” means a period when the Certificate Principal Balance of the Class F Certificates (without regard to any Appraisal Reductions allocable to such Class) is less than 25% of the initial Certificate Principal Balance of the Class F Certificates.  During any Senior Consultation Period, the Controlling Class Representative will have no consent or consultation rights under the Pooling and Servicing Agreement except for such rights available to it as a Certificateholder, or such other rights that are available during the Senior Consultation Period in accordance with the Pooling and Servicing Agreement.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H and Class J Certificates.

In addition, during any Subordinate Control Period, subject to the satisfaction of certain conditions and the rights of any Directing Holder in respect of any A/B Whole Loan or Loan Pair as described above under “—Replacement of the Special Servicer Without Cause,” the Controlling Class Representative will have the right to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Controlling Class Representative; provided that, prior to the effectiveness of any such appointment the trustee has provided each Rating Agency with a Rating Agency Communication.  The Controlling Class Representative will be required to pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

The majority of the Holders of the Controlling Class may elect the Controlling Class Representative.  The majority of the Holders of the Controlling Class may remove and replace the Controlling Class Representative at any time by written vote, with or without cause, and a copy of the results of such vote must be delivered to each of the parties to the Pooling and Servicing Agreement.

The Controlling Class Representative will be responsible for its own expenses.

During any Senior Consultation Period, the Controlling Class Representative will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative set forth in the Pooling and Servicing Agreement.

Notwithstanding anything to the contrary in this free writing prospectus, the Controlling Class Representative will not have any rights to consent to or direct the special servicer or master servicer with respect to any Major Decision or any other material action involving an A/B Whole Loan or Loan Pair, or to remove, replace or appoint the special servicer with respect to an A/B Whole Loan or Loan Pair for so long as the holder of the related B Note or Serviced Companion Loan is the related Directing Holder.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs,” “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.  The Controlling Class Representative will also not have any consent or consultation rights with respect to any Non-Serviced Mortgage Loan except for the non-binding consultation rights described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Boston Park Plaza Non-Serviced Loan Combination” in this free writing prospectus.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action.

Each Certificateholder (by its acceptance of its Certificates) acknowledges and agrees that (i) the Controlling Class Representative, the Directing Holders and/or the Holders of the Control Eligible Certificates may each have special relationships and interests that conflict with those of Holders of the other classes of Certificates; (ii) the Controlling Class Representative and/or the Holders of the Control Eligible Certificates may act solely in the interests of the Holders of the Control Eligible Certificates (or any of them) and any Directing Holder may act solely in its own interests; (iii) the Controlling Class Representative, the Holders of the Control Eligible Certificates and the Directing Holders do not have any duties to the Holders of any class of Certificates; (iv) the Controlling Class Representative and/or the Holders of the Control Eligible Certificates may take actions that favor interests of the Holders of the Control Eligible Certificates (or any of them), and any Directing Holder may take actions that favor its interests, in each case, over the interests of the Holders of one or more other classes of Certificates; (v) none of the Controlling Class Representative, the Holders of the Control Eligible Certificates and/or the Directing Holders will have any liability whatsoever to the Issuing Entity, the other parties to the Pooling and Servicing Agreement, the Certificateholders or any other person (including any borrower under a mortgage loan) for having acted in accordance with or as permitted under the terms of the Pooling and Servicing Agreement; and (vi) the Certificateholders may not take any action whatsoever against the Controlling Class Representative, the Controlling Class, any Holder of a Control Eligible Certificate, any Directing Holder or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the Controlling Class Representative, the Controlling Class, the Holders of the Control Eligible Certificates and/or any Directing Holder, as applicable, having acted in accordance with the terms of and as permitted under the Pooling and Servicing Agreement.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the master servicer or the special servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law, REMIC provisions or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, the related mortgage loan documents or any Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Trust Advisor

General Obligations

The trust advisor, as an independent contractor, will be required to review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans and REO Properties, consult (on a non-binding basis) with the special servicer and perform each other obligation of the trust advisor as described in this section and as set forth in the Pooling and Servicing Agreement in accordance with the Trust Advisor Standard.  The “Trust Advisor Standard” means the trust advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, all of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular class of those Certificateholders (as determined by the trust advisor in the exercise of its good faith and reasonable judgment).  The trust advisor will not owe any fiduciary duty to the master servicer, the special servicer, the certificate administrator, the trustee, any Holder of a Certificate or any other person in connection with the Pooling and Servicing Agreement.

The trust advisor will be required to promptly review all information available to Privileged Persons on the certificate administrator’s website related to any Specially Serviced Mortgage Loan or REO Property and included as part of the CREFC® investor reporting package and each Asset Status Report delivered to the trust advisor by the special servicer (provided that during any Subordinate Control Period, the trust advisor may only review Final Asset Status Reports).

The trust advisor will be required to keep all Privileged Information confidential and may not disclose any Privileged Information to any other person (including any Certificateholders), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement, which parties, in turn, if they have been advised that such information is Privileged Information, may not without the prior written consent of the special servicer and the Controlling Class Representative and any related Directing Holder (with respect to an A/B Whole Loan or Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Directing Holder), as applicable, disclose such information to any other person, except that such parties and the trust advisor may disclose such information to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation and/or (d) such disclosure is required by applicable law, as evidenced by an opinion of counsel to the trust advisor, the special servicer, the Controlling Class Representative, the related Directing Holder (with respect to an A/B Whole Loan or Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Directing Holder), the certificate administrator and the trustee.

“Asset Status Report” means, with respect to any Specially Serviced Mortgage Loan, a report recommending the taking of certain actions for each Specially Serviced Mortgage Loan prepared by the special servicer not later than forty-five (45) days after the servicing of such mortgage loan is transferred to the special servicer, and containing the following information to the extent reasonably determinable:  (i) a summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related borrower; (ii) a discussion of the legal and environmental considerations reasonably known to the special servicer (including without limitation by reason of any environmental assessments), consistent with the Servicing Standard, that are applicable to the exercise of remedies or enforcement of rights for such Specially Serviced Mortgage Loan; (iii) the most current rent roll and income or operating statement available for the related mortgaged properties; (iv) a summary of the special servicer’s recommended action with respect to such Specially Serviced Mortgage Loan; (v) the appraised value of the related mortgaged properties, together with the assumptions used in the calculation thereof; and (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

“Final Asset Status Report” means, with respect to any Specially Serviced Mortgage Loan, each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Controlling Class Representative or the related Directing Holder, in each case, which does not include any communications (other than the related Final Asset Status Report) between the special servicer and Controlling Class Representative, or the related Directing Holder, as applicable, with respect to such Specially Serviced Mortgage Loan; provided that no asset status report shall be considered to be a Final Asset Status Report unless (i) the Controlling Class Representative (during any Subordinate Control Period) or, with respect to any A/B Whole Loan or Loan Pair, the related Directing Holder, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or (ii) the asset status report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative or the related Directing Holder with respect to an A/B Whole Loan or Loan Pair, on the one hand, and the special servicer (or the master servicer, the certificate administrator, the custodian and/or the trustee), on the other hand, related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Controlling Class Representative or the related Directing Holder under the Pooling and Servicing Agreement; (ii) any correspondence or communications between the Controlling Class Representative and the Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or other party related to the exercise of any consultation rights with respect to a Non-Serviced Mortgage Loan; (iii) any strategically sensitive information that the special servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party; and (iv) legally privileged information.

Annual Meeting; Annual Report

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a Specially Serviced Mortgage Loan or any mortgaged property was an REO Property, the trust advisor will be required to meet with representatives of the special servicer to perform a review of the special servicer’s operational practices in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement and will be required to discuss the special servicer’s stated policies and procedures, operational controls and protocols, risk management systems, intellectual resources, the special servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the trust advisor may consider relevant, in each case, insofar as such information relates to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties.

The trust advisor must provide the special servicer at least thirty (30) days’ prior written notice of the date proposed for any such annual meeting.  The trust advisor and the special servicer will be required to determine a mutually acceptable date for the annual meeting, and the trust advisor will be required to deliver, at least fourteen (14) days prior to such annual meeting, a proposed written agenda to the special servicer identifying the Asset Status Reports to be discussed.  The trust advisor and the special servicer may discuss any of the Asset Status Reports produced and any Specially Serviced Mortgage Loan and any REO Property as part of the trust advisor’s annual assessment of the special servicer’s performance under the Pooling and Servicing Agreement.  The special servicer will be required to make available senior staff with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and REO Properties and the related platform level information for each annual meeting.

During any Collective Consultation Period and any Senior Consultation Period, based on the trust advisor’s meeting with the special servicer, the trust advisor’s review of any Asset Status Reports and other information delivered to the trust advisor by the special servicer (other than any communications between the Controlling Class Representative or a Directing Holder and the special servicer that would be Privileged Information) and any other information available to Privileged Persons on the certificate administrator’s website, the trust advisor will be required, in each case, to deliver an annual report within 120 days of the end of the prior calendar year to the certificate administrator and the 17g-5 Information Provider, each of which will be required to make such report available to Privileged Persons via its website.  Each of the special servicer and, during any Collective Consultation Period, the Controlling Class Representative will be given an opportunity to review any such annual report at least three (3) Business Days prior to its delivery to the certificate administrator and the 17g-5 Information Provider.  Such annual report will set forth the trust advisor’s assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties.  Such annual report will also be required to (A) identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties and (B) comply with all of the confidentiality requirements described in the Pooling and Servicing Agreement regarding Privileged Information.  No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared.

During any Subordinate Control Period, there will be no annual meeting with the special servicer or annual report and the trust advisor’s obligations will be limited to the review described under “—General Obligations” above.

Consultation Duties of the Trust Advisor

During any Subordinate Control Period, the special servicer will be required to forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the trust advisor after such calculations have been finalized.  The trust advisor will be required to review such calculations but may not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

During any Collective Consultation Period and any Senior Consultation Period, after the calculation but prior to the utilization by the special servicer of any of the calculations related to (i) Appraisal Reductions or (ii) net present value, the special servicer will be required to promptly forward such calculations, and the special servicer will also be required to promptly forward any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the trust advisor but in any event no later than two (2) Business Days after preparing such calculations.  The trust advisor will be required promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any such calculation prior to utilization by the special servicer; provided, that, with respect to any A/B Whole Loan and any Loan Pair, the trust advisor will not be permitted to recalculate or verify any such calculation performed by the special servicer with respect to any B Note or Serviced Companion Loan for so long as the holder of the related B Note or Serviced Companion Loan, as applicable, is the related Directing Holder.  The trust advisor may not opine on or call into question these calculations, other than with respect to mathematical errors.  If the trust advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the trust advisor and the special servicer will be required to consult with each other in order to resolve any disagreement within five (5) Business Days of delivery of such calculations.  If the trust advisor and special servicer are not able to resolve such disagreement prior to the end of such 5-Business Day period, the trust advisor will be required to promptly notify the trustee of such disagreement, and the trustee will be required to determine which calculation is to apply.  In making such determination, the trustee may hire an independent third-party to assist with any such calculation at the expense of the Issuing Entity.

During any Collective Consultation Period and any Senior Consultation Period,  the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with any Major Decision involving any mortgage loan, A/B Whole Loan, Loan Pair or any related REO Property and consider alternative actions recommended by the trust advisor; provided, that with respect to matters relating to any A/B Whole Loan and any Loan Pair, the special servicer will only be required to consult with the trust advisor in respect of such A/B Whole Loan or Loan Pair, as applicable, after the holder of the related B Note or Serviced Companion Loan, as applicable, is no longer the related Directing Holder.  Moreover, any Non-Serviced Mortgage Loan will be serviced pursuant to the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and the trust advisor will have no consultation rights with respect to any Non-Serviced Mortgage Loan.  The trust advisor is not a servicer and will not be obligated to change the outcome on any particular Specially Serviced Mortgage Loan.  Certificateholders will be deemed to have acknowledged and agreed that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the directive of the trust advisor’s participation in any resolution process is to provide additional oversight relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—Your Lack of Control Over the Issuing Entity Can Create Risks” in this free writing prospectus.

The ability to perform the duties of the trust advisor and the quality and the depth of any trust advisor annual report will be dependent upon the timely receipt of information required to be delivered to the trust advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the trust advisor from performing its duties under the Pooling and Servicing Agreement.

Trust Advisor Fees

The trust advisor will be entitled to a trust advisor fee (the “Trust Advisor Fee”) equal to the Trust Advisor Fee Rate applied to the outstanding principal balance of each mortgage loan (other than any Non-Serviced Mortgage Loan), including if such mortgage loan becomes an REO Mortgage Loan, which fee will be calculated on the same interest accrual basis as the related mortgage loan and will be prorated for any partial periods.  The “Trust Advisor Fee Rate” means a rate equal to 0.00118% (0.118 basis points) per annum, with respect to each mortgage loan and REO Mortgage Loan (other than any Non-Serviced Mortgage Loan, B Note or Serviced Companion Loan).  The Trust Advisor Fee will be payable monthly from amounts received in respect of each mortgage loan (other than any Non-Serviced Mortgage Loan) and REO Mortgage Loan.

Except as described above, the trust advisor, any successor trust advisor and any of their respective affiliates may not accept any fees or other compensation or other consideration (x) in respect of the trust advisor’s (or successor trust advisor’s) obligations under the Pooling and Servicing Agreement or the performance thereof or (y) in connection with the appointment of a successor special servicer or the recommendation by the trust advisor (or successor trust advisor) for a replacement special servicer to become the special servicer under the Pooling and Servicing Agreement.

Trust Advisor Fees will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “Servicing of the Mortgage Loans—Withdrawals from the Collection Account” in this free writing prospectus.

Resignation of the Trust Advisor

The trust advisor will have the right to resign from its obligations and duties under the Pooling and Servicing Agreement and recommend the replacement of the trust advisor, provided that the trust advisor (i) pays or reimburses the certificate administrator or the Issuing Entity, as applicable, for all of the reasonable costs and expenses to be incurred by the certificate administrator, the trust advisor and/or the Issuing Entity, as applicable, in connection with obtaining the vote to replace the trust advisor (and such fees and expenses will not constitute Additional Trust Fund Expenses), (ii) pays any amounts in the nature of Trust Advisor Fees, costs or expenses, to the extent such amounts are in excess of the amounts being paid to the trust advisor prior to its resignation, necessary to obtain or payable to a replacement trust advisor, (iii) obtains the consent of the Controlling Class Representative (which consent shall be obtained prior to any solicitation of votes described below) during any Subordinate Control Period and any Collective Consultation Period, which consent will be deemed to have been granted if no objection is made within thirty (30) days following the Controlling Class Representative’s receipt of the request for consent and, if granted, such consent cannot thereafter be revoked or withdrawn and (iv) obtains the requisite vote of Certificateholders as provided below.  In such event, the trust advisor will be required to deliver to the certificate administrator, with a copy to the trustee, the 17g-5 Information Provider and the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement trust advisor.  The certificate administrator will be required to post such written recommendation to its website.  The trust advisor’s recommendation of a successor trust advisor must be confirmed by an affirmative vote of Holders of Principal Balance Certificates evidencing at least 66 2/3% of the aggregate Voting Rights of all Principal Balance Certificates; provided, that if any Holder of a Principal Balance Certificate does not affirmatively object to such written recommendation within 180 days of the posting of such recommendation, then such Holder will be deemed to have consented to the recommended replacement trust advisor.  If so confirmed, the trustee will then be required to terminate all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement and to appoint the successor trust advisor approved by the Certificateholders (provided that such successor trust advisor is an Eligible Trust Advisor).  Such termination shall be subject to the terminated trust advisor’s rights to indemnification, payment of outstanding fees, reimbursement of expenses and other rights set forth in the Pooling and Servicing Agreement that survive termination.

In addition, the trust advisor shall be permitted to resign from the obligations and duties under the Pooling and Servicing Agreement if it determines that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.  Any such determination permitting the resignation of the trust advisor must be evidenced by an opinion of counsel to such effect delivered to the master servicer, the certificate administrator, the depositor and the trustee.  No such resignation will become effective until a successor trust advisor meeting the eligibility requirements described in this free writing prospectus has assumed the trust advisor’s responsibilities and obligations under the Pooling and Servicing Agreement.

Trust Advisor Termination Events

The following constitute trust advisor termination events under the Pooling and Servicing Agreement (each, a “Trust Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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any failure by the trust advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure is given to the trust advisor by the trustee or the certificate administrator or to the trust advisor and the certificate administrator by the Holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, that with respect to any such failure which is not curable within such 30-day period, the trust advisor will have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

●	any failure by the trust advisor to perform in accordance with the Trust Advisor Standard which failure continues unremedied for a period of thirty (30) days;

●	any failure by the trust advisor to be an Eligible Trust Advisor, which failure continues unremedied for a period of thirty (30) days;

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a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the trust advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

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the trust advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the trust advisor or of or relating to all or substantially all of its property;

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the trust advisor admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

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if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the trust advisor to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by the time required under the Pooling and Servicing Agreement after any applicable grace period.

Upon receipt by the certificate administrator of notice of the occurrence of any Trust Advisor Termination Event, the certificate administrator will be required to promptly post such notice on its internet website, unless the certificate administrator is notified that such Trust Advisor Termination Event has been remedied.

 “Eligible Trust Advisor” means an entity that (i) is regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five (5) years of experience in collateral analysis and loss projections, (ii) has at least five (5) years of experience in commercial real estate asset management and in the workout and management of distressed commercial real estate assets, (iii) is not the depositor, a mortgage loan seller, the master servicer, the special servicer or an affiliate of any of the foregoing, (iv) can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (v) is not the Controlling Class Representative, a Directing Holder or an affiliate of the Controlling Class Representative or a Directing Holder and (vi) has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer.

Rights Upon Trust Advisor Termination Event

If a Trust Advisor Termination Event occurs then, and in each and every such case, so long as such Trust Advisor Termination Event has not been remedied, either (i) the trustee may, or (ii) upon the written direction of Holders of Certificates evidencing at least 25% of the Voting Rights of each class of Certificates, the trustee will be required to, terminate all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement, other than the right to receive accrued and unpaid fees and expense reimbursements and the right to indemnification under the Pooling and Servicing Agreement.

As soon as practicable, but in no event later than fifteen (15) Business Days (or such longer period of time as may be reasonably necessary to find a willing successor trust advisor if no willing successor trust advisor can be identified in such fifteen (15) Business Day period) after the trustee or the certificate administrator delivers such written notice of termination to the trust advisor, the trustee will appoint a successor trust advisor that is an Eligible Trust Advisor (which successor trust advisor may be an affiliate of the trustee).  If the trustee is the successor master servicer or the successor special servicer, neither the trustee nor any of its affiliates will be the successor trust advisor.  The appointment of the trust advisor will not be subject to the vote, consent or approval of the Holder of any class of Certificates; provided, that during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, further, that such consent will be deemed to have been granted if no objection is made within ten (10) Business Days following the Controlling Class Representative’s receipt of the request for consent and, if granted, such consent cannot thereafter be revoked or withdrawn.  The trustee shall not have liability for any failure to find a suitable Eligible Trust Advisor to serve as a successor trust advisor.

Upon any termination of the trust advisor and appointment of a successor to the trust advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the 17g-5 Information Provider, the depositor, the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period) and the Certificateholders.  If no Eligible Trust Advisor has been appointed in accordance with the Pooling and Servicing Agreement, no party will act as successor trust advisor.

If the trust advisor is terminated for any reason, it will remain entitled to any accrued and unpaid fees and trust advisor expenses, which will be payable in accordance with the priorities and subject to the limitations set forth in this free writing prospectus and in the Pooling and Servicing Agreement.

Termination of the Trust Advisor Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the trust advisor with a proposed successor trust advisor that is an Eligible Trust Advisor, and (ii) payment by such holders to the certificate administrator, the trust advisor and the Issuing Entity, as applicable, of the reasonable fees and expenses to be incurred by the certificate administrator, the trust advisor and/or the Issuing Entity, as applicable, in connection with such vote (and such fees and expenses will not constitute Additional Trust Fund Expenses), the certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing to their addresses appearing in the certificate register.  The Holders of more than 75% of the Voting Rights of the Certificates may direct the trustee to either (i) terminate (in which case the trustee shall terminate) all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement by written notice to the trust advisor, and appoint (and the trustee shall so appoint) the proposed successor trust advisor, unless such direction is not given within one hundred eighty (180) days of the initial request in which case such direction will have no force or effect, or (ii) terminate (in which case the trustee shall terminate) all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement by written notice to the trust advisor and not appoint a successor trust advisor (and no trust advisor shall be appointed), in which case all references to trust advisor in the Pooling and Servicing Agreement will be of no force and effect; provided, if the Holders of at least 25% of the Voting Rights of the Certificates subsequently request a vote to reinstate the role of trust advisor and appoint a new trust advisor under the Pooling and Servicing Agreement, and the Holders of at least 75% of the Voting Rights of the Certificates vote in favor of such reinstatement and appointment, then a new trust advisor will be appointed and references to trust advisor in the Pooling and Servicing Agreement will again be applicable.  During any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement of an existing trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) Business Days following the Controlling Class Representative’s receipt of the request for consent and, if granted, such consent cannot thereafter be revoked or withdrawn.  Any such consent will be required to be solicited from the Controlling Class Representative before any related vote.  If a successor trust advisor is not appointed, and until such time as a new trust advisor may be appointed in accordance with the foregoing provisions, all references to trust advisor in the Pooling and Servicing Agreement will be of no force and effect, and all Trust Advisor Fees otherwise payable to the terminated trust advisor in accordance with the Pooling and Servicing Agreement will be deposited into the TA Unused Fees Account, for application in accordance with “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.  Any trust advisor replaced by the Certificateholders in accordance with this paragraph and the Pooling and Servicing Agreement is required to be an Eligible Trust Advisor and such termination shall be subject to the terminated trust advisor’s rights to indemnification, payment of outstanding fees, reimbursement of expenses and other rights set forth in the Pooling and Servicing Agreement that survive termination.

In addition, if there are no classes of Certificates outstanding other than the Control Eligible Certificates and the Class R Certificates, the Holders of a majority of the junior-most Class of Control Eligible Certificates outstanding may elect to terminate the trust advisor without payment of any termination fee.

If the trust advisor is terminated for any reason it will remain entitled to any accrued and unpaid fees and Trust Advisor Expenses which shall be payable in accordance with the priorities and subject to the limitations set forth in this free writing prospectus and in the Pooling and Servicing Agreement (i.e., no Trust Advisor Expenses will be payable out of any amounts due and owing with respect to the Control Eligible Certificates).

Certain Matters Regarding the Parties to the Pooling and Servicing Agreement

Subject to certain conditions set forth in the Pooling and Servicing Agreement, each of the master servicer and the special servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement.

The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, subject to certain limitations as described in “Servicing of the Mortgage Loans—General.”  The trust advisor may resign from its obligations and duties as trust advisor subject to certain conditions described under “—The Trust Advisor—Resignation of the Trust Advisor” above in this free writing prospectus.  The trustee or any other successor master servicer, special servicer or trust advisor assuming the obligations of the master servicer, the special servicer or the trust advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the master servicer, the special servicer or the trust advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior special servicer will be entitled to retain).  If no successor master servicer, special servicer or trust advisor can be retained to perform such obligations for such compensation, additional amounts payable to such successor master servicer, special servicer or trust advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the depositor, the master servicer, the special servicer, the trust advisor, or any affiliate, director, officer, employee, member, manager or agent of the depositor, the master servicer, the special servicer or the trust advisor will be under any liability to the Issuing Entity or the Holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement and using reasonable business judgment.  However, none of the depositor, the master servicer, the special servicer, the trust advisor nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling and Servicing Agreement, or (ii) any

willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement further provides that the depositor, the master servicer, the special servicer, the trust advisor and any affiliate, director, officer, employee, member, manager or agent of the depositor, the master servicer, the special servicer or the trust advisor will be entitled to indemnification by the Issuing Entity (provided that the trust advisor shall not be entitled to be indemnified for any amounts (other than Trust Advisor Fees) out of any amounts due and owing with respect to the Control Eligible Certificates) for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Servicing Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that no party thereto will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement.  The depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the custodian or the trust advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Holders of Certificates under the Pooling and Servicing Agreement.  In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the custodian and the trust advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The depositor is not obligated to monitor or supervise the performance of the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee or the custodian under the Pooling and Servicing Agreement.  The depositor may, but is not obligated to, enforce the obligations of the master servicer or the special servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the master servicer or the special servicer or exercise any right of the master servicer or the special servicer under the Pooling and Servicing Agreement.  In the event the depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the master servicer or special servicer, as applicable.  Any such action by the depositor will not relieve the master servicer or the special servicer of its obligations under the Pooling and Servicing Agreement.

Asset Status Reports

The special servicer (if a Servicing Transfer Event exists) will be required to prepare an Asset Status Report that is consistent with the Servicing Standard within forty-five (45) days after the occurrence of a Servicing Transfer Event.

Each Asset Status Report will be delivered to the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period), the trust advisor (but only during any Collective Consultation Period and any Senior Consultation Period), the master servicer, the certificate administrator, any Directing Holder (if and for so long as such party or its designee is the Directing Holder with respect to the related A/B Whole Loan or Loan Pair, as applicable) and the 17g-5 Information Provider (which will be required to promptly post the report to the 17g-5 Information Provider’s Website).  If the Controlling Class Representative (during any Subordinate Control Period) or a Directing Holder (with respect to an A/B Whole Loan or Loan Pair) does not disapprove of an Asset Status Report within ten (10) Business Days after receipt of such Asset Status Report together with any information in the possession of the special servicer that is necessary to make a decision regarding the subject Asset Status Report, such person will be deemed to have approved the Asset Status Report and the special servicer will implement the recommended action as outlined in such Asset Status Report; provided, that the special servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable mortgage loan documents.  In addition, the Controlling Class Representative (during any Subordinate Control Period) or a Directing Holder (with respect to an A/B Whole Loan or Loan Pair) may object to any Asset Status Report within ten (10) Business Days of receipt; provided, that, following the occurrence of an extraordinary event with respect to the related mortgaged property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the special servicer may take actions with respect to the related mortgaged property before the expiration of the ten (10) Business Day period if the special servicer reasonably determines in accordance with the Servicing Standard that failure to take such action before the expiration of the ten (10) Business Day period would materially and adversely affect the interest of the Certificateholders and the holders of any related B Note or Serviced Companion Loan, and, during any Subordinate Control Period, the special servicer has made a reasonable effort to contact the Controlling Class Representative or the Directing Holder, as applicable.  The foregoing will not relieve the special servicer of its duties to comply with the Servicing Standard.

During any Subordinate Control Period, if the Controlling Class Representative disapproves such Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than thirty (30) days after such disapproval.  During any Subordinate Control Period, the special servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the special servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related B Note or Serviced Companion Loan, if applicable.  In any event, during any Subordinate Control Period, if the Controlling Class Representative does not approve an Asset Status Report within ninety (90) days from the first submission of an Asset Status Report, the special servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

During any Collective Consultation Period, each of the trust advisor and the Controlling Class Representative, and during any Senior Consultation Period, the trust advisor, will be entitled to consult with the special servicer and propose alternative courses of action in respect of any Asset Status Report.  During any Collective Consultation Period and any Senior Consultation Period, the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the trust advisor or the Controlling Class Representative, as applicable.  The special servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the trust advisor (and, during any Collective  Consultation Period, the Controlling Class Representative).

The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, the special servicer will not be permitted to follow any advice or consultation provided by the trust advisor or advice, direction or consultation of the Controlling Class Representative that would require or cause the special servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the special servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the special servicer to violate the terms of any mortgage loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon any REMIC or the loss of REMIC status or materially expand the scope of the master servicer’s or special servicer’s responsibilities under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of an A/B Whole Loan or Loan Pair, if and for so long as the related B Note holder or Serviced Companion Loan holder or its designee is the Directing Holder with respect to such A/B Whole Loan or Loan Pair, only such holder may exercise the rights of the Controlling Class Representative described in this “—Asset Status Reports” section to the extent set forth in the related Intercreditor Agreement (without regard to whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect).  Neither the Controlling Class Representative nor the trust advisor will have any of the above described consultation rights or will exercise them in conjunction with the holder of such B Note or Serviced Companion Loan except to the extent set forth in the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Mortgage Loan Modifications

The master servicer may amend any term (other than a Money Term) of a mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan, to a date not more than sixty (60) days beyond the original maturity date, if in the master servicer’s sole judgment exercised in good faith, a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Certificateholders and the holder of the related B Note or Companion Loan, as applicable (as a collective whole), on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than liquidation of such mortgage loan and the borrower has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the mortgage loan or purchase of the related mortgaged property.  The master servicer’s power to amend the mortgage is subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement or co-lender agreement (including the rights of the Controlling Class Representative during any Subordinate Control Period and any Collective Consultation Period and the trust advisor during any Collective Consultation Period and any Senior Consultation Period, and the holder of any B Note or Companion Loan, as applicable).

Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

●	reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

●	reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

●	forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

●	extend the maturity date of any Specially Serviced Mortgage Loan; and/or

●	accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders, the holder of the related B Note and the holder of the related Serviced Companion Loan (as a collective whole) on a net present value basis that would be equal to or greater than the recovery that would result if the applicable Specially Serviced Mortgage Loan were liquidated, as demonstrated in writing by the special servicer to the trustee and the certificate administrator; provided, that the foregoing rights of the special servicer are subject to the consent and/or consultation rights of the Controlling Class Representative, the trust advisor and the holder of any related B Note or Serviced Companion Loan, as applicable, to the extent described in this free writing prospectus.

In no event, however, will the special servicer be permitted to:

●	extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is five (5) years prior to the Rated Final Distribution Date; or

●
if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

The special servicer will also not be permitted to extend the maturity date of any mortgage loan secured by a mortgaged property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such mortgage loan’s maturity date unless a new phase I environmental report indicates that there is no environmental condition or the borrower obtains, at its expense, an extension of such policy on the same material terms and conditions to cover the period through five years past the extended maturity date, provided that, if such mortgage loan is secured by a ground lease, the special servicer will be required to give due consideration to the remaining term of the ground lease.

The consent of the special servicer is required to any modification, waiver or amendment with regard to any mortgage loan that is not a Specially Serviced Mortgage Loan (other than certain non-material modifications, waivers or amendments).  When the special servicer’s consent is required, the master servicer shall promptly provide the special servicer with written notice of any request for modification, waiver or amendment accompanied by the master servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the special servicer may reasonably request to grant or withhold such consent.  When the special servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given fifteen (15) Business Days after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the special servicer.

With respect to all Specially Serviced Mortgage Loans and non-Specially Serviced Mortgage Loans, the special servicer will be required to obtain, prior to consenting to such a proposed action of the master servicer, and prior to itself taking such an action, the written consent of the Controlling Class Representative, which consent will be deemed given ten (10) Business Days after receipt (unless earlier objected to) by the Controlling Class Representative of the master servicer’s and/or special servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Controlling Class Representative.  See “—The Controlling Class Representative” in this free writing prospectus.

Modifications that forgive principal or interest of a mortgage loan will result in realized losses on such mortgage loan and such realized losses will be allocated among the various classes of Certificates in the manner described under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Sale of Defaulted Mortgage Loans and REO Properties

Sale of Defaulted Mortgage Loans

The provisions described under this section “Sale of Defaulted Mortgage Loans” do not apply to any Non-Serviced Mortgage Loan, and as used in this section, the term “mortgage loan” will not refer to any Non-Serviced Mortgage Loan unless otherwise indicated.

Promptly upon a mortgage loan becoming a defaulted mortgage loan and if the special servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such mortgage loan, the special servicer will be required to use reasonable efforts to solicit offers for the defaulted mortgage loan on behalf of the Certificateholders and the related B Note holder or Serviced Companion Loan holder in such manner as will be reasonably likely to realize a fair price.  The special servicer shall give the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the master servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the trust advisor (during any Collective Consultation Period and any Senior Consultation Period), and the holder of any related B Note or Serviced Companion Loan not less than five (5) Business Days’ prior written notice of its intention to sell any such defaulted mortgage loan.  The special servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the defaulted mortgage loan, subject to any consent or consultation rights of the Controlling Class Representative and, with respect to any mortgage loan that is part of an A/B Whole Loan or Loan Pair, the consent rights of the related B Note holder or Serviced Companion Loan holder, to the extent set forth in the related Intercreditor Agreement and for so long as such holder is the related Directing Holder.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted mortgage loan if the highest offer is from a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any defaulted mortgage loan, the special servicer will be required to take into account, and in determining whether any offer from an Interested Person constitutes a fair price for any defaulted mortgage loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected mortgage loan, A/B Whole Loan or Loan Pair, the occupancy level and physical condition of the related mortgaged property and the state of the local economy.  The special servicer will be required to take into account any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months.

If the highest offer is from an Interested Person, then the trustee will be required to determine whether the cash offer constitutes a fair price, either itself or by retaining an independent third party as set forth in the following paragraph.  However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least one other offer is received from an independent third party.  In determining whether any offer received from an Interested Person represents a fair price for any such defaulted mortgage loan, the trustee, if making such determination itself, will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding nine (9) month period or, in the absence of any such appraisal, on a new appraisal.  The cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.  If any Interested Person is among those making an offer with respect to a defaulted mortgage loan, the special servicer will require that all offers be submitted to the trustee in writing and be accompanied by a refundable cash deposit in an amount equal to 5% of the offer amount, to be administered in accordance with the terms of the Pooling and Servicing Agreement.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Issuing Entity) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject mortgage loan, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such mortgage loan.  If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable as, a Servicing Advance; provided that, the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

Notwithstanding any of the foregoing paragraphs, but subject to any consent or consultation rights of the Controlling Class Representative or consultation rights of the trust advisor, as applicable, the special servicer will not be required to accept the highest cash offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the special servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders.

Additionally, to the extent set forth in the related Intercreditor Agreement, each holder of a B Note, Serviced Companion Loan or a mezzanine loan may have a purchase option with respect to defaulted mortgage loans under the related Intercreditor Agreement.  Subject to the rights of any such B Note holder, Serviced Companion Loan holder or mezzanine loan holder under the respective Intercreditor Agreement, unless and until a defaulted mortgage loan is sold pursuant to the terms of the Pooling and Servicing Agreement, the special servicer shall continue to service and administer such mortgage loan in accordance with the Servicing Standard and the terms of the Pooling and Servicing Agreement and shall pursue such other resolutions or recovery strategies including workout, foreclosure or sale of such mortgage loan, as is consistent with the terms of the Pooling and Servicing Agreement and the Servicing Standard.

Matters Relating to Loan Pairs

In the case of a defaulted mortgage loan that is part of a Loan Pair, if the special servicer determines to attempt to sell such mortgage loan it will be required to sell such defaulted mortgage loan together with the related Serviced Companion Loan as a whole loan pursuant to the Pooling and Servicing Agreement and the terms of the related intercreditor agreement.

With respect to any such defaulted mortgage loan, the special servicer will be required to solicit offers for such defaulted mortgage loan together with the related Serviced Companion Loan as a whole loan and will require that all offers be submitted to the trustee in writing and be accompanied by a refundable deposit of cash (which is required to be held by the certificate administrator on behalf of the trustee) in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000).  Whether any cash offer constitutes a fair price for such Loan Pair will be determined by the special servicer unless the offeror is an interested person, in which case, the trustee will make such determination; provided, that no offer from the depositor, the master servicer, the special servicer or certain other interested persons enumerated in the related intercreditor agreement for a Loan Pair will constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties.  In determining whether any offer received represents a fair price for such Loan Pair, the trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted within the preceding nine (9)-month period or, in the absence of any such appraisal, on a new appraisal.  The trustee will be required to select the appraiser conducting any such new appraisal.  The cost of any such appraisal will be reimbursable as a Servicing Advance.  In determining whether any such offer constitutes a fair price, the trustee will be required to instruct the appraiser to take into account, among other factors, the period and amount of any delinquency on the affected Loan Pair, the occupancy level and physical condition of the related mortgaged property and the state of the local economy.  The trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the trustee at the expense of the Issuing Entity and the holder of the related Serviced Companion Loan in connection with making such determination.  Notwithstanding the foregoing, the special servicer will not be permitted to sell the Loan Pair without the written consent of the related Serviced Companion Loan holder unless the special servicer has delivered to such holder:  (a) at least fifteen (15) Business Days prior written notice of any decision to attempt to sell the Loan Pair; (b) at least ten (10) days prior to the proposed sale, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale, a copy of the most recent appraisal for the Loan Pair, and any documents in the servicer mortgage file requested by the Serviced Companion Loan holder and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided, that the related Serviced Companion Loan holder may waive any of the delivery or timing requirements set forth in this sentence. Subject to the foregoing, each of the controlling class representative, the Serviced Companion Loan holder or a representative thereof shall be permitted to bid at any sale of a Loan Pair.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by any interested person constitutes a fair price, the trustee may (at its option and at the expense of the Issuing Entity) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing loans similar to the subject mortgage loan, that has been selected with reasonable care by the trustee, to determine if such cash offer constitutes a fair price for such mortgage loan.  If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable from, the Collection Account; provided, that, the trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

Sale of REO Properties

If title to any REO Property (other than any REO Property relating to the Non-Serviced Mortgage Loan) is acquired by the Issuing Entity or its nominee in respect of any Specially Serviced Mortgage Loan, the special servicer is required to use its reasonable best efforts to sell such REO Property for cash as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders (and, with respect to a B Note or Serviced Companion Loan, for the Certificateholders and the holder of such B Note or Serviced Companion Loan, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the Rated Final Distribution Date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer, on behalf of the applicable REMIC (A) has been granted an extension of time (which extension must be applied for at least sixty (60) days prior to the expiration of the period specified above) by the IRS for the orderly liquidation of such REO Property or (B) is permitted under the REMIC provisions to continue to hold such REO Property during the period in which an application for an extension is pending, in either of which cases the special servicer may continue to attempt to sell such REO Property for cash, or (ii) the special servicer receives an opinion of counsel that holding such REO Property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions of the Code or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the Issuing Entity hold any REO Property (other than any REO Property relating to the Non-Serviced Mortgage Loan) beyond the end of the sixth (6th) calendar year following the end of the year of such REO Property’s acquisition.  If the special servicer is unable to sell such REO Property for cash within such time period (as it may be extended as described above), the special servicer shall, after consultation with the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) or the Directing Holder (with respect to a B Note or Serviced Companion Loan), as applicable, before the end of such period or extended period, as the case may be, auction the REO Property to the person that makes the highest cash offer (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard; provided that if the special servicer, any other Interested Person or any of their respective affiliated entities intends to make an offer on or otherwise purchase any REO Property (other than any REO Property relating to the Non-Serviced Mortgage

Loan):  (i) the special servicer will be required to notify the trustee of such intent, (ii) the trustee will be required to promptly obtain an appraisal of such REO Property at the expense of the Issuing Entity and (iii) the applicable Interested Person will not be permitted to offer less than the fair market value set forth in such appraisal.  Neither the trustee nor any affiliate thereof may purchase an REO Property.

Within thirty (30) days of the sale of the REO Property, the special servicer will be required to provide to the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the master servicer (and with respect to an A/B Whole Loan or Loan Pair, the holder of the related B Note or Serviced Companion Loan), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period and any Senior Consultation Period) a statement of accounting for such REO Property, including without limitation, (i) the acquisition date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the acquisition date to the disposition date, (v) final property operating statements, and (vi) such other information as the trustee or the certificate administrator (and with respect to a B Note or Serviced Companion Loan, the Directing Holder) may reasonably request in writing.  The liquidation proceeds from the final disposition of the REO Property will be required to be deposited in the Collection Account within one (1) Business Day of receipt.

“Interested Person” means, as of any date of determination, the depositor, the master servicer, the special servicer, the trust advisor, a Holder of 50% or more of the Controlling Class, the Controlling Class Representative, the holder of a B Note or Serviced Companion Loan, a mortgage loan seller, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement, or any person actually known to a responsible officer of the trustee or the certificate administrator to be an affiliate of any of the preceding entities.

Foreclosures

Except in the case of a Non-Serviced Mortgage Loan, the special servicer may at any time (with notification to and consent of the Controlling Class Representative during any Subordinate Control Period, and upon consultation with the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and with the trust advisor (during any Collective Consultation Period and any Senior Consultation Period), and in the case of mortgaged property that secures an A/B Whole Loan or Loan Pair, with the consent of the holder of the related B Note or Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement and for so long as such holder is the related Directing Holder), institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.  The special servicer may consult counsel to determine when an acquisition date shall be deemed to occur under the REMIC provisions of the Code with respect to the related mortgaged property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure.

The special servicer will not, on behalf of the Issuing Entity, be permitted to obtain title to a mortgaged property as a result of or in lieu of foreclosure or otherwise, and will not otherwise be permitted to acquire possession of, or take any other action with respect to, any mortgaged property, if, as a result of any such action, the Issuing Entity would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such mortgaged property within the meaning of the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any applicable comparable federal, state or local law, or a “discharger” or “responsible party” thereunder, unless the special servicer has also previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person (who may be an employee or affiliate of the master servicer or the special servicer) who regularly conducts environmental site assessments, which report shall be delivered to the trustee, the certificate administrator and the 17g-5 Information Provider, that (i) such mortgaged property is in compliance with applicable environmental laws or, if not, after consultation with an environmental expert, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions; (ii) taking such actions as are necessary to bring the mortgaged property in compliance with applicable environmental laws is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than pursuing a claim under the existing environmental insurance policy; and (iii) there are no circumstances or conditions present or threatened at such mortgaged property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert, that taking such actions with respect to the affected mortgaged property is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions (after taking into account the projected costs of such actions).  If the special servicer determines that taking such actions as are necessary to bring any mortgaged property into compliance with applicable environmental laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such mortgaged property, is not reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the existing environmental insurance policy, then the special servicer shall take such action as it deems to be in the best economic interest of the Issuing Entity (and the holder of the related B Note or Serviced Companion Loan, as applicable), including, without limitation, releasing the lien of the related mortgage.

If the Issuing Entity (or its nominee) acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as “foreclosure property” within the meaning of Code Section 860G(a)(8).  The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an “independent contractor,” within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property.  Pursuant to the terms of the Pooling and Servicing Agreement, the special servicer shall not rent, lease, or otherwise earn income on behalf of the Issuing Entity or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any “income from nonpermitted assets” within the meaning of Section 860F(a)(2) of the Code or any “net income from foreclosure property” which is subject to tax under the REMIC provisions of the Code unless (i) the trustee and the special servicer have received an opinion of counsel (at the sole expense of the Issuing Entity) to the effect that, under the REMIC provisions of the Code and any relevant proposed legislation, any income generated for a REMIC by the REO Property would not result in the imposition of a tax upon the REMIC or (ii) in accordance with the Servicing Standard, the special servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC provisions of the Code relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders.  The special servicer shall notify the trustee, the certificate administrator and the master servicer of any election by it to incur such tax, and the special servicer (i) shall hold in escrow in an eligible account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the certificate administrator with all information for the certificate administrator to file the necessary tax returns in connection therewith and (iii) upon request from the certificate administrator, pay from such account to the certificate administrator the amount of the applicable tax.

Generally, no REMIC will be taxable on income received with respect to a mortgaged property to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  “Rents from real property” do not include the portion of any rental based on the net profits derived by any person from such property.  No determination has been made whether rent on any of the mortgaged properties meets this requirement.  “Rents from real property” include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the mortgaged properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Issuing Entity, would not constitute “rents from real property,” or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated.  In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to a REMIC, such as a hotel, will not constitute “rents from real property.”  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to a REMIC at the highest marginal federal corporate rate — currently 35% — and may also be subject to state or local taxes.  Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to Holders of Certificates.  Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to a REMIC would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property.  Prospective investors are advised to consult their own tax advisers regarding the possible imposition of taxes on “net income from foreclosure property” within the meaning of the REMIC provisions of the Code (such taxes “REO Taxes”) in connection with the operation of commercial REO Properties by REMICs.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates.  This discussion has been prepared with the advice of Sidley Austin llp, special counsel to the depositor (“Tax Counsel”).  This discussion is based on authorities that are subject to change or different interpretations.  Any such change or different interpretation can be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will agree with the views described below.

This discussion is directed solely to Certificateholders that purchase Certificates at issuance for the issue price and hold them as “capital assets” within the meaning of Section 1221 of the Code.  This discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold Certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a Certificate as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of the Certificates.  We recommend that you consult your own tax advisor in determining the federal, state, local and other tax consequences of the purchase, ownership, and disposition of the Certificates under your particular circumstances.

In this discussion, when we use the term:

●
“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

●	“Certificateholder,” we mean any person holding a beneficial ownership interest in a Certificate;

●	“Code,” we mean the Internal Revenue Code of 1986, as amended;

●
“Excess Interest,” means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan);

●	“Foreign Person,” we mean any person other than a U.S. Person;

●	“IRS,” we mean the Internal Revenue Service; and

●
“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.

Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that have elected to continue to be treated as U.S. Persons, also are U.S. Persons.

If a partnership (or entity treated as a partnership for federal income tax purposes) is a Certificateholder, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership.  A partnership that holds a Certificate is encouraged to consult its tax advisor concerning the consequences of investing in a Certificate under the partnership’s particular circumstances.

Tax Classification of the Issuing Entity

For federal income tax purposes, the Issuing Entity will consist of one or more grantor trusts and one or more real estate mortgage investment conduits, each a “REMIC”, arranged in a tiered structure.  The highest REMIC will be referred to as the “Upper-Tier REMIC” and each REMIC below the Upper-Tier REMIC (if any) will be referred to as a “Lower-Tier REMIC”.  Each Lower-Tier REMIC (if any) will issue multiple classes of uncertificated, regular interests that will be held by another REMIC above it in the tiered structure.  The assets of the lowest Lower-Tier REMIC in this tiered structure (or the Upper-Tier REMIC if there is no Lower-Tier REMIC) will consist of the mortgage loans (other than the Excess Interest) and any other assets designated in the Pooling and Servicing Agreement.

The Certificates (other than the Exchangeable Certificates and the Class A-3FL, Class A-3FX, Class J and Class R Certificates), will represent only regular interests issued by the Upper-Tier REMIC.  The Class J Certificates will represent both a regular interest issued by the Upper-Tier REMIC and an interest in the Excess Interest held through a grantor trust.  The Certificates (other than the Exchangeable Certificates and the Class A-3FL, Class A-3FX, Class J and Class R Certificates) and the portion of the Class J Certificates representing a regular interest issued by the Upper-Tier REMIC, are referred to in this free writing prospectus as the “REMIC Regular Certificates”.

The Class A-S, Class B and Class C Trust Components and the Class A-3FL Regular Interest will also represent regular interests issued by the Upper Tier REMIC.  Each Exchangeable Certificate will represent either (1) a beneficial ownership interest in its corresponding Trust Component (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate) or (2) a beneficial ownership interest in all of the Trust Components, as in the case of a Class PST Certificate.  The Class A-3FX Certificates will represent a beneficial ownership interest in the Class A-3FL Regular Interest.  The Class A-3FL Certificates will represent a beneficial ownership interest in both the Class A-3FL Regular Interest and a swap contract.  The Exchangeable Certificates, the Class A-3FX Certificates, and a portion of the Class A-3FL Certificates  will, therefore, represent beneficial ownership of regular interests issued by the Upper-Tier REMIC.

The Class R Certificates will represent the beneficial ownership of the residual interest in each Lower-Tier REMIC (if any) and of the residual interest in the Upper-Tier REMIC.

On the Closing Date, Tax Counsel will deliver its opinion, based on certain assumptions, that for federal income tax purposes:  (1) the Upper-Tier REMIC and each Lower-Tier REMIC (if any) will qualify as a REMIC under Section 860D of the Code, (2) the REMIC Regular Certificates (including the regular interest component of the Class J Certificate) the Trust Components and the Class A-3FL Regular Interest will qualify as “regular interests” in the Upper-Tier REMIC under Section 860G(a)(1) of the Code, (3) the two components of the Class J Certificates will represent a regular interest coupled with a contractual right within the meaning of section 1.860G-2(i) of the REMIC Regulations, which contractual right will be treated as held through a grantor trust under subpart E of subchapter J of the Code, (4) the two components of the Class A-3FL Certificates will represent a regular interest coupled with a contractual right within the meaning of section 1.860G-2(i) of the REMIC Regulations, which regular interest and contractual right will be held through a grantor trust under subpart E of subchapter J of the Code, (5) the Exchangeable Certificates will represent undivided beneficial ownership interests in a grantor trust under subpart E of subchapter J of the Code that holds the Class A-S, Class B and Class C Trust Components and (6) the Class R Certificates will represent the ownership of the sole class of “residual interests” in the Upper-Tier REMIC  and in each Lower-Tier REMIC (if any) under Section 860G(a)(2) of the Code.

Taxation of the Exchangeable Certificates

For federal income tax purposes, the holders of the Exchangeable Certificates will be taxed as if they directly owned a proportionate interest in each REMIC regular interest underlying their Exchangeable Certificates.

No gain or loss will be realized upon surrendering the requisite proportions of the Class A-S, Class B and Class C Certificates in return for the Class PST Certificates or upon surrendering the Class PST Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates.  Similarly, no such exchange will, by itself, change the basis allocated to such certificates.

Purchasers of Exchangeable Certificates are encouraged to consider carefully the tax consequences of an investment in the Exchangeable Certificates that are discussed in the attached prospectus and consult their tax advisors with respect to those consequences.  See “Federal Income Tax Consequences—Taxation of Classes of Exchangeable Certificates” in the attached prospectus.

Taxation of the Offered Certificates

Basis For Discussion.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective purchasers should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.  To the extent that those issues are not addressed in the OID Regulations, the Issuing Entity intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will take the same position on those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective purchasers are advised to consult their own tax advisors about the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to the REMIC Regular Certificates.

Treatment of the REMIC Regular Certificates.  The REMIC Regular Certificates will generally be treated as debt instruments for federal income tax purposes.

Treatment of the Exchangeable Certificates.  Each Class A-S, Class B and Class C Certificate will represent a beneficial ownership interest in the corresponding Trust Component, which will be a regular interest issued by the Upper-Tier REMIC.  The income tax consequences to the holder of a Class A-S, Class B or Class C Certificate with respect to the Trust Component corresponding to that Certificate will be the same as the income tax consequences to any other holder of an individual REMIC Regular Certificate, as described herein.

Each Class PST Certificate will represent a beneficial ownership in all three Trust Components, but each Trust Component will be taxable as a separate regular interest.  The income tax consequences of holding a Class PST Certificate with respect to each of the three Trust Components will be the same as the income tax consequences to any other holder of three corresponding, separate and individual REMIC Regular Certificates, as described herein.

Stated Interest.  Stated interest on the Principal Balance Certificates will be payable at fixed rates and at regular intervals of less than one year.  Consequently, the stated interest on such Certificates will be qualified stated interest (“Qualified Stated Interest”) if it is considered as unconditionally payable.  Interest is “unconditionally payable” only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Qualified Stated Interest payable on a Principal Balance Certificate must be included in the income of the Certificateholder under an accrual method of accounting, regardless of the method otherwise used by the Certificateholder.  Because a portion of the interest payable on the Principal Balance Certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable, in which case it would be treated as additional OID.  For tax information reporting purposes, the Issuing Entity or other person responsible for tax information reporting generally will treat all of the stated interest on any Class of Principal Balance Certificates as Qualified Stated Interest.

Original Issue Discount.  It is anticipated that the Class    , Class     and Class     Certificates will be issued with original issue discount for federal income tax reporting purposes.  A Holder of a REMIC Regular Certificate, therefore, will be required to report, as ordinary income, the daily portion of the OID attributable to each day that it holds the REMIC Regular Certificate.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a Class of REMIC Regular Certificates will generally equal (1) the sum of (i) the adjusted issue price of that Class at the end of the accrual period and (ii) any payments made on that Class during the accrual period of amounts included in the stated redemption price at maturity of that Class, minus (2) the adjusted issue price of that Class at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The Issuing Entity will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a Class of REMIC Regular Certificates at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is generally determined by discounting the remaining payments due on that Class at its yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Class, but are adjusted to take into account the effect of payments actually made on the REMIC’s assets.

For this purpose, the yield to maturity of each Class of REMIC Regular Certificates is determined by projecting payments due on that Class based on a prepayment assumption made with respect to the REMIC’s assets.  The yield to maturity of a Class of REMIC Regular Certificates is the discount rate that, when applied to the stream of payments projected to be made on that Class as of the issue date, produces a present value equal to the issue price of that Class.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prepayment assumption to be used for tax reporting purposes with respect to the REMIC Regular Certificates is 0% CPR.  No representation, however, is made of the rate at which prepayments on the mortgage loans will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that prepayments on the REMIC’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a Class of REMIC Regular Certificates is negative for any period, a Certificateholder with respect to that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Certificate.

For purposes of accruing OID (or any Qualified Stated Interest) with respect to a REMIC Regular Certificate, the amount of interest payable on the Certificate will be determined without regard to any defaults or delinquencies on the mortgage loans.  For a discussion of the treatment of defaults and delinquencies, see “—Treatment of Losses” below.

Acquisition Premium.  If a Certificateholder is treated as having purchased the REMIC Regular Certificate for a price that is greater than its adjusted issue price but less than its stated redemption price at maturity, the Certificateholder will have acquired the REMIC Regular Certificate at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Certificateholder must reduce future accruals of OID on the REMIC Regular Certificate by the amount of the acquisition premium.  Specifically, a Certificateholder must reduce each future accrual of OID on the REMIC Regular Certificate by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the REMIC Regular Certificate at the time the Certificateholder purchased the Certificate.

Market Discount.  If a Certificateholder is treated as having acquired the REMIC Regular Certificate at a discount from its adjusted issue price, the Certificateholder will acquire the REMIC Regular Certificate with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the REMIC Regular Certificate and (iii) the remaining weighted average maturity of that Certificate), then the market discount will be considered to be zero.  It appears that less than de minimis market discount should be treated as capital gains and reported, pro rata, as payments (other than payments of OID and stated interest) are made on a REMIC Regular Certificate.

Treasury regulations interpreting the market discount rules have not yet been issued.  Prospective purchasers are encouraged to consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as REMIC regular interests, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a ratable accrual method described in the legislative history.  Under the ratable accrual method, the amount of market discount that accrues in any accrual period in the case of a REMIC regular interest issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a REMIC regular interest that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a REMIC regular interest, the prepayment assumption applicable to calculating the accrual of OID on such REMIC regular interest applies.

If a beneficial owner of a REMIC regular interest incurred or continues indebtedness to purchase or hold REMIC regular interests with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium.  It is anticipated that the Class    , Class     and Class     Certificates will be issued at a premium for federal income tax reporting purposes.  A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that REMIC Regular Certificate in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that REMIC Regular Certificate and may elect to amortize the premium under Section 171 of the Code.  If a Certificateholder makes this election, the amount of any interest payment that must be included in the Certificateholder’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Election to Treat All Interest as OID.  The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium with respect to a REMIC Regular Certificate in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Certificateholder’s acquisition would apply.  A constant yield election may be revoked only with the consent of the IRS.  In addition, if a constant yield election were made and the Certificateholder were treated as having acquired the REMIC Regular Certificate with market discount, then the Certificateholder would also be deemed to have made the election in Section 1278(b) of the Code, which is described above and which may be revoked only with the consent of the IRS.  Similarly, if a constant yield election were made and the Certificateholder were treated as having acquired the REMIC Regular Certificate at a premium, then the Certificateholder would also be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above and which may be revoked only with the consent of the IRS.

Treatment of Losses.  Certificateholders will be required to report income with respect to the REMIC Regular Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the REMIC’s assets.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that any OID must continue to be accrued in spite of its uncollectibility until the REMIC Regular Certificate is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Certificateholder in any period could exceed the amount of cash distributed to such Certificateholder in that period.  Holders of Class X-A Certificates may not be entitled to a “bad debt” deduction under Section 166 of the Code.

Although not entirely clear, it appears that:  (1) a Certificateholder who holds the REMIC Regular Certificate in the course of a trade or business or a Certificateholder that is a corporation, generally should be allowed to deduct as an ordinary loss any loss sustained on account of the REMIC Regular Certificate’s partial or complete worthlessness and (2) a noncorporate Certificateholder who does not hold the REMIC Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the REMIC Regular Certificate’s complete worthlessness.  Certificateholders are encouraged to consult their tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a REMIC Regular Certificate.  Any loss with respect to the Class X-A Certificates will generally be treated as a capital loss.  Holders of Class X-A Certificates may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class even if there were no further prepayments.

Sale or Other Disposition.  If a Certificateholder sells, exchanges or otherwise disposes of a REMIC Regular Certificate, or if a REMIC Regular Certificate is redeemed, then the Certificateholder will recognize gain or loss in an amount equal to the difference between the amount realized by the Certificateholder upon the sale, exchange, redemption or other disposition and the Certificateholder’s adjusted tax basis in the REMIC Regular Certificate.  The adjusted tax basis of a REMIC Regular Certificate to a particular Certificateholder generally will equal the Certificateholder’s cost for the REMIC Regular Certificate, (1) increased by any market discount and OID previously included by such beneficial owner in income with respect to that Certificate and (2) decreased by any premium amortized by the Certificateholder and by the amount of payments that are part of the REMIC Regular Certificate’s stated redemption price at maturity previously received by such Certificateholder.  Any such gain or loss will be capital gain or loss if the REMIC Regular Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC Regular Certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Certificateholder’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Certificateholder’s income.

Foreign Persons.  Interest (including OID) paid to or accrued by a Certificateholder who is a Foreign Person generally will not be subject to United States federal income tax or withholding tax, provided that (1) the interest (or OID) from the REMIC Regular Certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, (2) the Foreign Person does not actually or constructively own 10 percent or more of the Class R Certificates, (3) the Foreign Person is not a controlled foreign corporation with respect to which a Holder of the Class R Certificates is a related person (all within the meaning of the Code) and (4) the Foreign Person provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the REMIC Regular Certificates (the “withholding agent”) with an appropriate statement on Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a REMIC Regular Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the REMIC Regular Certificate.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the REMIC Regular Certificates will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We encourage Foreign Persons that intend to hold a REMIC Regular Certificate through a partnership or other pass-through entity to consult their tax advisors regarding the application of those Treasury regulations to an investment in a REMIC Regular Certificate through a partnership.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a REMIC Regular Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Recent Legislation.  Recently enacted legislation will also impose a 30% withholding tax on interest payments on REMIC regular interests made to certain Foreign Persons that are entities or intermediaries, unless they comply with reporting obligations that require them to identify to the IRS, accounts and investments held for U.S. persons.  Under recent regulations, REMIC regular interests issued before January 1, 2014 are generally exempted from these rules.

Medicare Contribution Tax.  For taxable years beginning after December 31, 2012, U.S. Persons that are individuals, estates or trusts are generally required to pay a new 3.8% Medicare contribution tax on their net investment income (including interest on and gains from the sale or other disposition of the Offered Certificates), or in the case of estates and trusts on their undistributed net investment income, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Information Reporting.  Payments of interest (including OID, if any) on a REMIC Regular Certificate held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, the Issuing Entity is required to make available to Certificateholders information concerning the amount of OID accrued with respect to the REMIC Regular Certificates for each accrual period for which the REMIC Regular Certificates are outstanding, the adjusted issue price of the REMIC Regular Certificates as of the end of each accrual period, and information to enable a Certificateholder to compute accruals of market discount or bond premium using the ratable accrual method described under “—Market Discount” above.

Payments of interest (including OID, if any) on a REMIC Regular Certificate held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Special Tax Attributes of REMIC Regular Certificates

REMIC Regular Certificates held by a domestic building and loan association will constitute “regular interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMICs that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC Regular Certificate will so qualify.

In addition, REMIC Regular Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of the REMICs consist of “real estate assets,” then the portion of the REMIC Regular Certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMICs that are real estate assets.  Similarly, income on the REMIC Regular Certificates (exclusive of income on any non-REMIC asset represented by the REMIC Regular Certificate) will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC Regular Certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to another REMIC, provided they are transferred to such other REMIC within the periods required by the Code.

The determination of the percentage of a REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans meeting this requirement, and no representation is made in this regard.

The REMIC Regular Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

REMIC Administrative Provisions

Each underlying REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The certificate administrator (or, if necessary, the trustee), on behalf of the Issuing Entity, will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, a REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The certificate administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for each REMIC, either as a Holder of a Class R Certificate or as agent of the Residual Owners holding the largest Percentage Interest in the Class R Certificates.  If the Code or applicable Treasury regulations do not permit the certificate administrator to act as tax matters person another Residual Owner or other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owners of certain administrative and judicial proceedings regarding a REMIC’s tax affairs, although the other Residual Owners would be able to participate in those proceedings in appropriate circumstances.

Taxes on a REMIC

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC Regular Certificates.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC formed pursuant to the Pooling and Servicing Agreement will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “—Special Tax Attributes of REMIC Regular Certificates” above.  In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief and no such regulations have been issued.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to REITs.  “Net income from foreclosure property” generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.  The special servicer is authorized, when doing so is consistent with maximizing the Issuing Entity’s net after-tax proceeds from an REO Property, to incur taxes on the Issuing Entity in connection with the operation of such REO Property.  Any such taxes imposed on the Issuing Entity would reduce the amount distributable to the Certificateholders.  See “Servicing of the Mortgage Loans—Foreclosures” in this free writing prospectus.  However, under no circumstance may a special servicer cause the acquired mortgaged property to cease to be a “permitted investment” under Section 860G(a)(5) of the Code.

It is not anticipated that any material state or local income or franchise tax will be imposed on any of the REMICs.

Any tax on prohibited transactions, certain contributions or “net income from foreclosure property”, and any state or local income or franchise tax, that may be imposed on any REMIC will generally be borne by the REMIC.  However, such tax may be borne by the trustee, the master servicer or the special servicer, in any case out of its own funds; provided that the person has sufficient assets to do so, if the tax arises out of the willful misfeasance, bad faith or negligence in the performance of that person’s obligations under certain provisions of the Pooling and Servicing Agreement.  Any tax not borne by one of these persons would be charged against the REMIC resulting in a reduction in amounts payable to Holders of the Certificates.

Backup Withholding

Distributions on the REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Regular Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York and Texas, representing approximately 22.1% and 15.8%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).  Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.  The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property exceeds the foreclosure sale price.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans.  ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA, including the duty of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.  ERISA and Section 4975 of the Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such Plan.  Governmental plans (as defined in Section 3(32) of ERISA) and most non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code.  However, such plans may be subject to similar provisions of applicable federal, state, local or non-U.S. law.

Persons who have an ongoing relationship with the Los Angeles County Employees Retirement Association, which is a governmental plan, should note that such plan owns an equity interest in the borrower under the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Milford Plaza Fee, representing approximately 12.9% of the Initial Pool Balance.  Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase or hold Offered Certificates.

“Plans” means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code and (c) entities whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in such entities.

“Parties in Interest” means persons who have specified relationships to Plans (“parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Code).

Plan Assets and Prohibited Transactions

Under Section 3(42) of ERISA and the U.S. Department of Labor (“DOL”) regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply.  We cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the regulations set forth by the DOL.  For example, one of the exceptions in the regulations provides that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans, as well as entities holding “plan assets,” but this exception will be tested immediately after acquisition of a Certificate, whether upon initial issuance or in the secondary market.  Because there are no relevant restrictions on the purchase and transfer of the Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of Certificates.  If the assets of the Issuing Entity were deemed to constitute Plan assets by reason of a Plan’s investment in Certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the Issuing Entity.  If the mortgage loans or other Issuing Entity assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a “fiduciary” with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Issuing Entity assets.

Affiliates of the depositor, the underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans.  Moreover, the trustee, the certificate administrator, the master servicer, the special servicer, the Controlling Class Representative or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans.  In the absence of an applicable exemption, “prohibited transactions”— within the meaning of ERISA and Section 4975 of the Code — could arise if Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold the Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance.  See “—Insurance Company General Accounts” below.

Further, Section 403 of ERISA requires that all Plan assets be held in trust by the Plan trustee or a duly authorized fiduciary.  However, DOL regulations provide that even if the underlying assets of an entity are deemed to be assets of a Plan that invests in the entity, the trust requirement of Section 403 of ERISA will be satisfied if the indicia of ownership of the Plan’s interest in the entity are held in trust by the Plan trustee or fiduciary (29 C.F.R. Section 2550.403a-1(b)(3)).  The possession by the Plan trustee or fiduciary of the Certificates should satisfy the trust requirement as to the underlying assets of the Issuing Entity.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to the underwriters or predecessors-in-interest thereto individual prohibited transaction exemptions (as amended, the “Exemptions”), which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

●	the initial purchase, the holding, and the subsequent resale by Plans of Offered Certificates evidencing interests in pass-through trusts; and

●
transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans held by the Issuing Entity and fractional undivided interests in such loans.

The Exemptions as applicable to the Offered Certificates (and as modified by Prohibited Transaction Exemption 2007-05) set forth the following five general conditions which must be satisfied for exemptive relief:

●
the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Offered Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Inc. (“Fitch“), Moody’s Investors Service, Inc. (“Moody’s“), Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P“) or DBRS, Inc. (“DBRS“);

●
the trustee cannot be an affiliate of any other member of the Restricted Group, other than an underwriter.  The “Restricted Group” consists of the trustee, the underwriters, the depositor, the sponsors, the master servicer, the special servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of Offered Certificates, or any affiliate of any of these parties;

●
the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the depositor in consideration of the assignment of the mortgage loans to the Issuing Entity must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

●	the Plan investing in the Offered Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

A fiduciary of a Plan contemplating purchasing any Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Offered Certificates continue to satisfy the second general condition set forth above.  The depositor expects that the third general condition set forth above will be satisfied with respect to each class of Offered Certificates.  A fiduciary of a Plan contemplating purchasing any Offered Certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to such Offered Certificates.

The Exemptions also require that the Issuing Entity meet the following requirements:

●	the corpus of the Issuing Entity must consist solely of assets of a type that have been included in other investment pools;

●
certificates in such other investment pools must have been rated in one of the four highest generic rating categories from Fitch, Moody’s, S&P or DBRS (collectively, the “Exemption Rating Agencies”) for at least one year prior to the Plan’s acquisition of Offered Certificates; and

●	certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The Exemptions do not apply to Plans sponsored by any member of the Restricted Group.

Before purchasing any Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Offered Certificates constitute “securities” for purposes of the Exemptions, (b) that the Issuing Entity constitutes a “trust” for purposes of the Exemptions, and (c) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

The U.S. Department of Labor has proposed an amendment to the Exemptions that would modify the definition of “rating agency” contained in the Exemptions.  If the amendment is adopted as proposed, one of the results would be the inclusion of KBRA and Morningstar in the definition of “rating agency” in the Exemptions, and consequently the inclusion of KBRA and Morningstar in the term “Exemption Rating Agencies” as used herein, in each case as of the date the amendment is published in final form.  No assurances can be provided as to whether the amendment will be adopted as proposed or otherwise, or as to the date of adoption.  Plan fiduciaries should consult with their advisors regarding the amendment.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.  The fiduciary of a plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should make its own determination as to the need for the availability of any exemptive relief under applicable law.  Each purchaser of Offered Certificates that is a Plan or a governmental plan will be deemed to have represented that its acquisition, holding and disposition of such Offered Certificates will not constitute or otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or a similar non-exempt violation of applicable law).

Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

●	the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Issuing Entity;

●	the Plan’s investment in each class of Offered Certificates does not exceed 25% of all of the Offered Certificates outstanding of that class at the time of the acquisition; and

●
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

We anticipate that the Exemptions will apply to the acquisition and holding of the Offered Certificates by Plans or persons acting on behalf of or with “plan assets” of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met with respect to the Offered Certificates.

If certain additional conditions are satisfied, the Exemptions may provide an exemption from certain of the prohibited transaction rules of ERISA and the Code with respect to transactions in connection with the servicing, management and operation of the Issuing Entity.  The depositor expects that these additional conditions will be satisfied.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment.  Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code.  Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account.  As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts (the “401(c) Regulations”), may be treated as “plan assets” of such Plans.  Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account.  Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate shall be deemed to have represented and warranted to the depositor, the underwriters, the trustee, the certificate administrator and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee, the certificate administrator, the underwriters or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Offered Certificates is an “insurance company general account,” as defined in DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan or governmental or non-U.S. plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state, local or non-U.S. law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the custodian, the special servicer or the master servicer that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemptions would apply to the acquisition of this investment by Plans in general or any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

Except as regards their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to a less than “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity, market value and regulatory characteristics of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other regulatory restrictions.

See “Legal Investment” in the attached prospectus.

LEGAL MATTERS

The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Morgan Stanley Capital I Inc. by Sidley Austin llp, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the underwriters by Kaye Scholer LLP, New York, New York.

RATINGS

It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from DBRS, Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s (each, a “Rating Agency,” and collectively, the “Rating Agencies”).

Class	DBRS	KBRA	Moody’s
Class A-1	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-2	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-AB	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-3	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-4	AAA(sf)	AAA(sf)	Aaa(sf)
Class X-A	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-S	AAA(sf)	AAA(sf)	Aaa(sf)
Class B	AA(sf)	AA-(sf)	Aa3(sf)
Class PST	A(sf)	A-(sf)	A2(sf)
Class C	A(sf)	A-(sf)	A3(sf)

It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding, except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the Offered Certificates.  The depositor has no ability to ensure that the Rating Agencies will perform ratings surveillance.  Fees for such ratings surveillance have been prepaid by the depositor.  The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date.  The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

The ratings of the Offered Certificates do not represent any assessment of (1) the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the Offered Certificates or of the Issuing Entity.

A security rating on mortgage pass-through certificates does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Holders of the Class X-A Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In general, the ratings thus address credit risk and not prepayment risk.  As described herein, the amounts payable with respect to the Class X-A Certificates consist only of interest.  If all of the mortgage loans were to prepay in the initial month, with the result that Holders of the Class X-A Certificates receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts “due” to such Certificateholders would nevertheless have been paid, and such result will be consistent with the securities ratings assigned to such Certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of certificates.

Other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 under the Exchange Act.  If any such unsolicited ratings are issued, we cannot assure you that they will not be lower than those ratings assigned by DBRS, KBRA or Moody’s.  The issuance of unsolicited ratings on one or more classes of the Offered Certificates that are lower than the ratings assigned by DBRS, KBRA or Moody’s may negatively impact the liquidity, market value and regulatory characteristics of that class of Offered Certificates.  Furthermore, the SEC may determine that one or more of DBRS, KBRA and Moody’s no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar and S&P.  Based on preliminary feedback from those six (6) NRSROs at that time, the depositor selected DBRS, KBRA and Moody’s to rate the Offered Certificates and not the other rating agencies due in part to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the depositor selected any of such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that any such other NRSRO ultimately would have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” in this free writing prospectus.

INDEX OF SIGNIFICANT TERMS

17g-5 Information Provider	S-139	Class A Senior Certificates	S-109
17g-5 Information Provider’s Website	S-189	Class A-3FL Regular Interest	S-111
1986 Act	S-205	Class A-S Percentage Interest	S-111
2010 PD Amending Directive	S-3	Class A-S Trust Component	S-111
2012 Wells Corporate Trust Assessment	S-106	Class A-S-PST Percentage Interest	S-111
401(c) Regulations	S-212	Class B Percentage Interest	S-111
A/B Whole Loan	S-178	Class B Trust Component	S-111
Acceptable Insurance Default	S-192	Class B-PST Percentage Interest	S-111
Accrued Certificate Interest	S-118	Class C Percentage Interest	S-111
additional documents	S-138	Class C Trust Component	S-111
Additional Servicer	S-184	Class C-PST Percentage Interest	S-111
Additional Trust Fund Expense	S-117	Class PST Component	S-111
Administrative Fee Rate	S-112	Class PST Component A-S	S-111
ADR	S-171	Class PST Component B	S-111
Advance Rate	S-130	Class PST Component C	S-111
Advances	S-131	Class X Certificates	S-109
Affected Investor	S-75	Class X Strip Rate	S-112
Affected Loan(s)	S-177	Class X YM Distribution Amount	S-123
AFR	S-204	Clearstream	S-109
Allocable Modification Fees	S-182	Closing Date	S-16
Ancillary Fees	S-183	Code	S-204
Annual Debt Service	S-171	Collateral Support Deficit	S-126
Anticipated Repayment Date	S-165	Collection Account	S-114
Appraisal Event	S-133	Collection Period	S-17, S-112
Appraisal Reduction	S-134	Collective Consultation Period	S-193
Appraised Value	S-171	Compensating Interest	S-117
Appraised-Out Class	S-135	Compensating Interest Payment	S-182
ARD	S-165	Condemnation Proceeds	S-115
ARD Loan	S-165	Consent Fees	S-182
Ashford Hospitality Portfolio and		Constant Prepayment Rate	S-150
Affiliates Mezzanine Loan	S-162	constant yield election	S-207
Ashford Hospitality Portfolio Excess		Control Eligible Certificates	S-193
Cash Flow	S-162	Controlling Class	S-193
Asset Status Report	S-194	Controlling Class Representative	S-193
Assumed Scheduled Payment	S-130	CPR	S-150
Assumption Fees	S-182	CRD	S-75
Available Distribution Amount	S-116	CRE Loans	S-81
B Note	S-178	CREFC®	S-139
Balloon Loans	S-130	CREFC® Reports	S-139
Balloon LTV	S-172	Cross Over Date	S-122
Balloon Payment	S-130	Crossed Mortgage Loans	S-177
BAMLCM	S-102	Custodian Fee	S-147
BAMLL	S-104	Cut-off Date	S-16
Bank of America	S-83	Cut-off Date LTV Ratio	S-171
Bank of America Data File	S-87	Cut-off Date Balance	S-156
Bank of America Guidelines	S-83	Cut-off Date Loan-to-Value	S-171
Bank of America Mortgage Loans	S-156	Cut-off Date LTV	S-171
Bank of America Securitization		DBRS	S-211
Database	S-87	deal documents	S-138
Bankruptcy Code	S-105	Debt Service Coverage Ratio	S-173
Base Interest Fraction	S-123	Defective Mortgage Loan	S-177
Boston Park Plaza Intercreditor		Demand Entities	S-102
Agreement	S-168	Depositor	S-10
Boston Park Plaza Mortgage Loan	S-168	Determination Date	S-16, S-116
Boston Park Plaza Mortgaged Property	S-168	Directing Holder	S-179
Boston Park Plaza Non-Controlling Note		Disclosable Special Servicer Fees	S-186
Holder	S-170	Discount Rate	S-123
Boston Park Plaza Non-Serviced		Distributable Certificate Interest	S-117
Companion Loan	S-168	Distribution Account	S-115
B-Piece Buyer	S-12	Distribution Date	S-16, S-116
Business Day	S-116	Distribution Date Statement	S-136
CBE	S-154	Document Defect	S-176
Certain Affiliations	S-16	DOL	S-211
Certificate Administrator	S-11	DSCR	S-173
Certificate Administrator Fee	S-143	DTC	S-109
Certificate Administrator Fee Rate	S-143	Due Date	S-109
Certificate Owner	S-110	EC Trust	S-111
Certificate Principal Balance	S-110	EEA	S-2
Certificateholder	S-143, S-204	Eligible Trust Advisor	S-197
Certificates	S-108	ERISA	S-210
Class	S-109	Escrow Account	S-134

EU Prospectus Directive	S-2, S-3	Loan	S-166
Euroclear	S-109	MLMI	S-102
Excess Interest	S-204	Modification Fees	S-182
Excess Liquidation Proceeds	S-115	Money Term	S-134
Excess Liquidation Proceeds Account	S-115	Moody’s	S-211
Excess Modification Fees	S-182	Morningstar	S-107
Excess Penalty Charges	S-183	Mortgage File	S-175
Excess Trust Advisor Expenses	S-119	Mortgage Loan Purchase Agreement	S-156
Exchange Act	S-104	Mortgage Loan Sellers	S-15
Exchange Proportion	S-113	Mortgage Pool	S-9
Exchangeable Certificates	S-109	Mortgage Rate	S-172
Exemption Rating Agencies	S-212	MSMCH	S-76
Exemptions	S-211	MSMCH Data File	S-80
Expected Final Distribution Date	S-141	MSMCH Mortgage Loans	S-156
FDIC Safe Harbor	S-72	MSMCH Securitization Database	S-79
FIEL	S-4	Net Aggregate Prepayment Interest
filings	S-138	Shortfall	S-118
Final Asset Status Report	S-195	Net Mortgage Rate	S-112
Fitch	S-211	Net Operating Income	S-172
Floating Class Regular Interest	S-111	NOI	S-172
Foreign Person	S-204	NOI Date	S-172
Form 8-K	S-177	Non-30/360 Loan	S-115
FSMA	S-3	None	S-165
GLA	S-171	Nonrecoverable Advance	S-131
Government Securities	S-160	Non-Serviced Companion Loan	S-179
Grace Period	S-171	Non-Serviced Loan Combination	S-179
Hard Lockbox	S-165	Non-Serviced Mortgage Loan	S-179
Holder	S-143	Non-Serviced Mortgage Loan Master
Initial Pool Balance	S-156	Servicer	S-179
Initial Rate	S-165	Non-Serviced Mortgage Loan Pooling
In-Place Cash Management	S-165	and Servicing Agreement	S-179
Insurance Proceeds	S-114	Non-Serviced Mortgage Loan Special
Intercreditor Agreement	S-179	Servicer	S-179
Interest Accrual Period	S-17, S-112	Non-Serviced Mortgage Loan Trustee	S-179
Interest Only Certificates	S-109	Notional Amount	S-110
Interest Reserve Account	S-115	NPV Calculation Rate	S-178
Interest Reserve Amount	S-115	NRA	S-172
Interest Reserve Loan	S-115	NRSRO	S-139
Interested Person	S-203	Occupancy Rate	S-172
Investor Certification	S-139	Occupancy Rate As-of Date	S-172
IO	S-171	Offered Certificates	S-109
IO Period UW NCF DSCR	S-171	OID	S-206
IRS	S-204	OID Regulations	S-205
Issuing Entity	S-10	Originators	S-15
KBRA	S-214	P&I Advance	S-130
LIBOR	S-7	PAC Method	S-206
Liquidation Fee	S-185	Pads	S-172
Liquidation Proceeds	S-115	Pari Passu Loan Servicing Fee Rate	S-179
Loan Pair	S-179	Participants	S-110
Loan Per Unit	S-171	Parties in Interest	S-210
Loan-to-Value Ratio	S-171	Pass-Through Rate	S-111
Lock-out Period	S-158	Payment Errors	S-106
Lower-Tier REMIC	S-205	Penalty Charges	S-182
LTV	S-171	Percentage Interest	S-116
LTV Ratio at Maturity	S-172	Period	S-106
MAI	S-133	periodic reports	S-138
Major Decision	S-191	Permitted Cure Period	S-176
market discount bond	S-206	Permitted Special Servicer/Affiliate Fees	S-186
Master Servicer	S-10	Planned Principal Balance	S-123
Master Servicer Remittance Date	S-130	Plans	S-210
Master Servicer Termination Event	S-183	Pooling and Servicing Agreement	S-178
Master Servicing Fee	S-181	PRC	S-4
Master Servicing Fee Rate	S-181	Prepayment Interest Excess	S-128
Material Breach	S-176	Prepayment Interest Shortfall	S-128
Material Document Defect	S-176	Prepayment Premium	S-123
Midland	S-107	Principal Balance Certificates	S-109
Milford Plaza Fee Intercreditor		Principal Distribution Amount	S-118
Agreement	S-166	Principal Prepayments	S-123
Milford Plaza Fee Loan Pair	S-166	Private Placement Memorandum	S-109
Milford Plaza Fee Mortgage Loan	S-166	Privately Offered Certificates	S-109
Milford Plaza Fee Mortgaged Property	S-166	Privileged Information	S-195
Milford Plaza Fee Non-Controlling Note		Privileged Person	S-138
Holder	S-168	Prohibited Party	S-144
Milford Plaza Fee Serviced Companion		prohibited transaction	S-209

PTCE	S-213	Square Feet	S-172
Purchase Price	S-176	Stated Principal Balance	S-112
Qualified Replacement Special Servicer	S-188	static pool information	S-38
Qualified Stated Interest	S-206	Structuring Assumptions	S-150
Qualifying Substitute Mortgage Loan	S-177	Subordinate Certificates	S-109
Rated Final Distribution Date	S-17, S-141	Subordinate Control Period	S-193
Rating Agencies	S-214	Substitute Property	S-160
Rating Agency	S-214	Substituted Property	S-160
Rating Agency Communication	S-189	Substitution	S-160
Rating Agency Confirmation	S-189	TA Unused Fees	S-115
Record Date	S-16, S-116	TA Unused Fees Account	S-115
Regulation AB	S-139	Tax Counsel	S-204
Rehabilitated Mortgage Loan	S-181	Term to Maturity	S-172
Relevant Member State	S-2	TIA	S-141
REMIC	S-205	TIA Applicability Determination	S-142
REMIC Regular Certificates	S-205	Treasury Rate	S-123
REO Account	S-115	Trimont	S-106
REO B Note	S-113	Trust Advisor	S-13, S-106
REO Income	S-119	Trust Advisor Expenses	S-119
REO Mortgage Loan	S-113	Trust Advisor Fee	S-196
REO Property	S-124	Trust Advisor Fee Rate	S-196
REO Serviced Companion Loan	S-113	Trust Advisor Standard	S-194
REO Taxes	S-204	Trust Advisor Termination Event	S-197
Reporting Errors	S-106	Trust Component	S-111
Reporting Servicer	S-184	Trustee	S-11
Requesting Holders	S-135	Trustee Fee	S-146
Requesting Party	S-189	U.S. Person	S-204
Restricted Group	S-211	Unallocable Modification Fees	S-182
Revised Rate	S-165	Underwriter Entities	S-64
RevPAR	S-172	Underwriters	S-16
Rooms	S-172	Underwritten EGI	S-174
Rule	S-72	Underwritten Expenses	S-173
S&P	S-211	Underwritten NCF	S-173
SBJPA of 1996	S-209	Underwritten NCF DSCR	S-173
Scheduled Payment	S-109	Underwritten Net Cash Flow	S-173
SEC	S-139	Underwritten Net Operating Income	S-173
Senior Certificates	S-109	Underwritten NOI Debt Yield	S-174
Senior Consultation Period	S-193	Underwritten Revenue	S-174
Serviced Companion Loan	S-179	Units	S-172
Serviced Pari Passu Mortgage Loan	S-179	Unpaid Interest	S-127
Servicing Advances	S-131	Upper-Tier REMIC	S-205
Servicing Criteria	S-184	UW DSCR	S-173
Servicing Function Participant	S-184	UW EGI	S-174
Servicing Standard	S-178	UW NCF	S-173
Servicing Transfer Event	S-180	UW NCF Debt Yield	S-174
SF	S-172	UW NCF DSCR	S-173
SFA	S-4	UW NOI	S-173
SMMEA	S-213	UW NOI Debt Yield	S-174
Soft Lockbox	S-165	UW NOI DSCR	S-174
special notices	S-138	UW Revenue	S-174
Special Servicer	S-10	Voting Rights	S-143
Special Servicer Compensation	S-185	WAC	S-112
Special Servicer Termination Event	S-187	Weighted Average Net Mortgage Rate	S-112
Special Servicing Fee	S-185	Wells Fargo Bank	S-105
Specially Serviced Mortgage Loan	S-180	withholding agent	S-208
Sponsors	S-15	Workout Fee	S-185
Springing Cash Management	S-165	Workout-Delayed Reimbursement
Springing Lockbox	S-165	Amount	S-132
Sq. Ft	S-172	Yield Maintenance Charge	S-123

APPENDIX I

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

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APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose
Loan	3	1	Milford Plaza Fee	12.9%	MSMCH	MSMCH	$165,000,000	$165,000,000	$165,000,000	$206,611.57	Acquisition
Loan		2	Colonnade Office	12.5%	MSMCH	MSMCH	$160,000,000	$160,000,000	$139,535,657	$152.14	Acquisition
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%	MSMCH	MSMCH	$112,600,000	$111,997,057	$103,105,848	$115,580.04	Refinance
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville		MSMCH	MSMCH	$78,600,000	$78,179,118
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal		MSMCH	MSMCH	$34,000,000	$33,817,939
Loan		4	Dartmouth Mall	5.2%	BANA	BANA	$67,000,000	$66,902,948	$53,299,451	$126.04	Refinance
Loan	7	5	Apthorp Retail Condominium	5.1%	MSMCH	MSMCH	$65,000,000	$64,846,312	$33,952,337	$5,046.01	Refinance
Loan	8	6	Capital Center	3.1%	MSMCH	MSMCH	$39,375,000	$39,375,000	$33,741,273	$60.78	Acquisition
Loan		7	Wake Forest University Charlotte Center	2.7%	MSMCH	MSMCH	$35,000,000	$35,000,000	$28,958,254	$77.02	Acquisition
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	BANA	BANA	$31,000,000	$30,955,015	$24,652,083	$170,082.50	Refinance
Loan	6	9	Palm Court at Empire Center	2.2%	MSMCH	MSMCH	$27,500,000	$27,500,000	$23,477,875	$95.63	Refinance/Acquisition
Loan		10	Massillon Marketplace	2.1%	MSMCH	MSMCH	$26,570,000	$26,570,000	$23,092,957	$57.73	Refinance
Loan		11	48 West 48th Street	2.0%	BANA	BANA	$26,000,000	$25,962,565	$20,708,589	$190.50	Refinance
Loan	8	12	Best Western Grant Park	2.0%	MSMCH	MSMCH	$25,500,000	$25,467,385	$20,776,977	$148,066.19	Refinance
Loan	8	13	460 Herndon Parkway	2.0%	BANA	BANA	$25,400,000	$25,364,333	$20,331,584	$123.96	Acquisition
Loan	8, 9	14	Boston Park Plaza	1.9%	BANA	BANA	$25,000,000	$24,896,001	$22,877,649	$126,993.42	Refinance
Loan		15	Aspen Heights Auburn	1.9%	MSMCH	MSMCH	$24,750,000	$24,750,000	$20,557,834	$118,990.38	Refinance
Loan	5, 10	16	CTO Retail Portfolio	1.8%	BANA	BANA	$23,100,000	$23,100,000	$23,100,000	$179.91	Acquisition
Property		16.1	CTO Retail Portfolio - 2870 28th Street		BANA	BANA	$4,155,841	$4,155,841
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East		BANA	BANA	$2,536,682	$2,536,682
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle		BANA	BANA	$2,428,738	$2,428,738
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard		BANA	BANA	$2,023,949	$2,023,949
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street		BANA	BANA	$1,781,075	$1,781,075
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue		BANA	BANA	$1,700,117	$1,700,117
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue		BANA	BANA	$1,565,187	$1,565,187
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue		BANA	BANA	$1,295,327	$1,295,327
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard		BANA	BANA	$1,187,383	$1,187,383
Property		16.10	CTO Retail Portfolio - 2700 West North Lane		BANA	BANA	$998,481	$998,481
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road		BANA	BANA	$944,509	$944,509
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard		BANA	BANA	$917,523	$917,523
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard		BANA	BANA	$863,551	$863,551
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real		BANA	BANA	$701,636	$701,636
Loan		17	110 West 7th Street	1.7%	BANA	BANA	$21,800,000	$21,672,361	$19,799,016	$45.74	Acquisition
Loan	8	18	Brighton Shopping Center	1.6%	MSMCH	MSMCH	$21,000,000	$21,000,000	$407,015	$70.19	Refinance
Loan	8	19	Chapel Hill Shopping Center	1.4%	MSMCH	MSMCH	$18,250,000	$18,250,000	$18,250,000	$95.41	Refinance
Loan		20	Oxon Hill Plaza	1.4%	MSMCH	MSMCH	$17,500,000	$17,500,000	$14,781,123	$123.28	Refinance
Loan		21	Doubletree by Hilton Greensboro	1.3%	MSMCH	MSMCH	$17,000,000	$16,939,579	$15,010,547	$96,797.60	Refinance
Loan	5	22	DDR Retail Portfolio	1.3%	MSMCH	MSMCH	$17,000,000	$16,918,641	$15,338,879	$93.04	Refinance
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons		MSMCH	MSMCH	$12,355,000	$12,295,871
Property		22.2	DDR Retail Portfolio - Heather Island		MSMCH	MSMCH	$4,645,000	$4,622,770
Loan		23	The South Loop Shops	1.3%	MSMCH	MSMCH	$16,750,000	$16,708,327	$13,603,214	$264.09	Refinance
Loan		24	Oak Hill Community	1.3%	BANA	BANA	$16,450,000	$16,404,796	$13,128,852	$54,682.65	Refinance
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	MSMCH	MSMCH	$15,500,000	$15,500,000	$14,141,541	$1,906.75	Refinance
Loan		26	2626 Cole	1.1%	MSMCH	MSMCH	$14,500,000	$14,500,000	$13,229,768	$120.23	Acquisition
Loan	5	27	Starkville Hospitality Portfolio	1.1%	MSMCH	MSMCH	$14,000,000	$13,923,905	$10,378,978	$97,369.96	Refinance
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville		MSMCH	MSMCH	$7,193,000	$7,153,903
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville		MSMCH	MSMCH	$6,807,000	$6,770,001
Loan		28	Alexandria Commons	0.8%	BANA	BANA	$10,800,000	$10,755,426	$8,735,141	$55.31	Refinance
Loan		29	Cobblestone Court	0.8%	MSMCH	MSMCH	$9,850,000	$9,850,000	$8,304,932	$81.00	Refinance
Loan		30	McKinley Town & Country	0.7%	MSMCH	MSMCH	$9,100,000	$9,100,000	$6,739,551	$23.21	Refinance
Loan	8	31	Anaheim Hills Medical Office	0.7%	MSMCH	MSMCH	$9,000,000	$9,000,000	$7,899,659	$206.03	Refinance
Loan	11	32	11010 Marketplace	0.7%	MSMCH	MSMCH	$9,000,000	$8,988,040	$7,281,108	$84.65	Refinance
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	BANA	BANA	$8,500,000	$8,454,986	$6,345,079	$70,458.22	Refinance
Loan		34	Bethesda Walk	0.6%	BANA	BANA	$8,200,000	$8,200,000	$6,945,766	$120.11	Acquisition
Loan		35	Value Store It - N Miami Beach, FL	0.6%	BANA	BANA	$7,500,000	$7,489,338	$5,988,773	$10,012.48	Refinance
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	BANA	BANA	$7,500,000	$7,489,338	$5,988,773	$8,821.36	Refinance
Loan		37	Walgreens - Aliso Viejo	0.6%	MSMCH	MSMCH	$7,400,000	$7,400,000	$6,761,324	$552.82	Refinance
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	MSMCH	MSMCH	$7,400,000	$7,387,499	$5,544,115	$67,159.08	Refinance
Loan		39	Value Store It - Miami Lakes, FL	0.6%	BANA	BANA	$7,300,000	$7,289,622	$5,829,072	$9,123.43	Refinance
Loan	5	40	50 Park Place Property	0.6%	MSMCH	MSMCH	$7,250,000	$7,236,141	$5,263,727		Refinance
Property		40.1	50 Park Property - Office		MSMCH	MSMCH	$4,248,000	$4,239,880	$3,084,182	$36.24
Property		40.2	50 Park Property - Robert Treat Hotel		MSMCH	MSMCH	$3,002,000	$2,996,262	$2,179,546	$17,729.36
Loan		41	Parrish Manor	0.5%	MSMCH	MSMCH	$7,000,000	$6,944,386	$4,334,886	$24,801.38	Refinance
Loan		42	Westcreek Plaza	0.5%	BANA	BANA	$6,800,000	$6,777,541	$5,077,869	$180.18	Refinance
Loan		43	Gibbstown Center	0.5%	MSMCH	MSMCH	$6,500,000	$6,491,236	$5,244,147	$62.49	Refinance
Loan		44	Access Self Storage - Congers, NY	0.5%	BANA	BANA	$6,500,000	$6,482,838	$5,225,066	$8,552.56	Refinance
Loan		45	Rocky Knoll Estates	0.5%	BANA	BANA	$6,200,000	$6,182,962	$4,948,260	$38,643.52	Refinance
Loan		46	Meridian Oaks	0.5%	MSMCH	MSMCH	$6,000,000	$6,000,000	$5,108,491	$45,454.55	Refinance
Loan		47	Polk Street	0.5%	MSMCH	MSMCH	$6,000,000	$6,000,000	$5,456,079	$436.36	Refinance
Loan		48	Town Square Parking Structure	0.4%	MSMCH	MSMCH	$5,500,000	$5,500,000	$4,039,908	$33.06	Refinance
Loan		49	Stadium Corners	0.4%	BANA	BANA	$5,350,000	$5,343,157	$4,359,092	$166.32	Refinance
Loan	12	50	Best Western - East Peoria	0.4%	MSMCH	MSMCH	$5,250,000	$5,240,782	$4,657,930	$61,656.26	Acquisition
Loan		51	Marsh Landing Office Building	0.4%	MSMCH	MSMCH	$5,150,000	$5,140,382	$3,762,094	$82.22	Refinance
Loan		52	Hempfield Plaza	0.4%	MSMCH	MSMCH	$5,125,000	$5,125,000	$5,125,000	$20.86	Refinance
Loan		53	Value Store It - Mahopac, NY	0.4%	BANA	BANA	$4,500,000	$4,493,591	$3,591,986	$7,415.17	Refinance
Loan		54	Redwood Plaza Shopping Center	0.3%	BANA	BANA	$4,250,000	$4,244,184	$3,419,022	$41.03	Refinance
Loan		55	600 South Andrew Building	0.3%	BANA	BANA	$4,200,000	$4,182,805	$3,402,556	$110.99	Refinance
Loan		56	Mayfair Shopping Center	0.3%	MSMCH	MSMCH	$4,200,000	$4,178,930	$3,437,474	$64.36	Refinance
Loan		57	High Bluff Shopping Center	0.3%	BANA	BANA	$4,000,000	$3,989,560	$3,221,941	$79.89	Refinance
Loan		58	Homewood Suites - Columbus, OH	0.3%	BANA	BANA	$3,900,000	$3,879,450	$3,228,412	$39,186.37	Refinance
Loan		59	Felicita Center	0.2%	MSMCH	MSMCH	$2,575,000	$2,564,463	$2,086,303	$409.53	Refinance
Loan		60	The Mark Retail Condominium	0.2%	MSMCH	MSMCH	$2,500,000	$2,500,000	$2,026,772	$293.22	Refinance

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Sponsor	Non-Recourse Carveout Guarantor
Loan	3	1	Milford Plaza Fee	12.9%	David Werner; Los Angeles County Employees Retirement Association	David Werner
Loan		2	Colonnade Office	12.5%	Louis Kestenbaum; Joel Kestenbaum	Fortis Property Group, LLC
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%	Ashford Hospitality Limited Partnership; PRISA III REIT Operating LP	Ashford Hospitality Limited Partnership; PRISA III REIT Operating LP
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal
Loan		4	Dartmouth Mall	5.2%	PREIT Associates, LP	PREIT Associates, LP
Loan	7	5	Apthorp Retail Condominium	5.1%	William Friedland	William Friedland
Loan	8	6	Capital Center	3.1%	Judah Hertz; Isaac Hertz; William Hertz; Sarah Hertz Gordon	Judah Hertz; Isaac Hertz; William Hertz; Sarah Hertz Gordon
Loan		7	Wake Forest University Charlotte Center	2.7%	The Shidler Group	Clay W. Hamlin, III
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	DiamondRock Hospitality Limited Partnership	DiamondRock Hospitality Limited Partnership
Loan	6	9	Palm Court at Empire Center	2.2%	Claus Dieckell	Claus Dieckell
Loan		10	Massillon Marketplace	2.1%	E. Stanley Kroenke	E. Stanley Kroenke
Loan		11	48 West 48th Street	2.0%	Jack Elo	Jack Elo
Loan	8	12	Best Western Grant Park	2.0%	Su-Mei Yen; Hui-Hsien Bert Yen	Hui-Hsien Bert Yen; Su-Mei Yen
Loan	8	13	460 Herndon Parkway	2.0%	Parmenter Realty Fund IV Investments, Inc.	Parmenter Realty Fund IV Investments, Inc.
Loan	8, 9	14	Boston Park Plaza	1.9%	Rockpoint Real Estate Fund III, L.P.	Rockpoint Real Estate Fund III, L.P.
Loan		15	Aspen Heights Auburn	1.9%	BRG Management, Inc.	Greg Henry
Loan	5, 10	16	CTO Retail Portfolio	1.8%	Consolidated-Tomoka Land Co.	Consolidated-Tomoka Land Co.
Property		16.1	CTO Retail Portfolio - 2870 28th Street
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard
Property		16.10	CTO Retail Portfolio - 2700 West North Lane
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real
Loan		17	110 West 7th Street	1.7%	PIMCO Bravo Fund, L.P.	PIMCO Bravo Fund, L.P.
Loan	8	18	Brighton Shopping Center	1.6%	Seymour Weissman Trust	The Seymour Weissman Trust Agreement
Loan	8	19	Chapel Hill Shopping Center	1.4%	James E. Strode	James E. Strode
Loan		20	Oxon Hill Plaza	1.4%	Adam Ifshin	DLC Management Corporation; Delphi Commercial Properties, Inc.; Springing - Adam Ifshin
Loan		21	Doubletree by Hilton Greensboro	1.3%	Sander Mednick	Sander Mednick; Mason Mednick; Michael Wachtell
Loan	5	22	DDR Retail Portfolio	1.3%	DDRM Properties LLC	DDRM Properties LLC
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons
Property		22.2	DDR Retail Portfolio - Heather Island
Loan		23	The South Loop Shops	1.3%	C&K Partnership	Roselyn Chertow
Loan		24	Oak Hill Community	1.3%	NNN, LC; ANA LC; Equity Capital Management, LC	NNN, LC; ANA LC; Equity Capital Management, LC
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	Hersel Torkian; Behrooz Torkian	Hersel Torkian; Behrooz Torkian
Loan		26	2626 Cole	1.1%	Ariel Bentata	Dalet Investment Properties, LLLP and Dalet Investment Properties (US), LLLP
Loan	5	27	Starkville Hospitality Portfolio	1.1%	Gregory M. Friedman, Mitul Patel	Gregory M. Friedman, Mitul Patel
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville
Loan		28	Alexandria Commons	0.8%	David Sachs; Michael Palin	David Sachs; Michael Palin
Loan		29	Cobblestone Court	0.8%	Bradley J. Schafer; N. Christopher Richardson	Bradley J. Schafer; N. Christopher Richardson
Loan		30	McKinley Town & Country	0.7%	Hans-Christian Habermann	Hans-Christian Habermann; John Becker
Loan	8	31	Anaheim Hills Medical Office	0.7%	Ethan Christopher, LLC	Mark Hamermesh; Gary Grabel
Loan	11	32	11010 Marketplace	0.7%	Salomon Gold	Salomon Gold
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	Steve Wen-Chung Hsu	Steve Wen-Chung Hsu
Loan		34	Bethesda Walk	0.6%	SMRE Harbor Holdings LLC	SMRE Harbor Holdings LLC
Loan		35	Value Store It - N Miami Beach, FL	0.6%	Todd Ruderman	Todd Ruderman
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	Todd Ruderman	Todd Ruderman
Loan		37	Walgreens - Aliso Viejo	0.6%	Gul Jaisinghani	Gul Jaisinghani
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	Dipakbhai K. Patel; Ramubhai N. Patel; Jitendra D. Patel	Dipakbhai K. Patel; Ramubhai N. Patel; Jitendra D. Patel
Loan		39	Value Store It - Miami Lakes, FL	0.6%	Todd Ruderman	Todd Ruderman
Loan	5	40	50 Park Place Property	0.6%	Berger Organization, LLC / Miles Berger	Miles Berger
Property		40.1	50 Park Property - Office
Property		40.2	50 Park Property - Robert Treat Hotel
Loan		41	Parrish Manor	0.5%	Chris Parrish	Christopher C. Parrish
Loan		42	Westcreek Plaza	0.5%	Mario Bernard	Mario Bernard
Loan		43	Gibbstown Center	0.5%	Gordon Saul	Gordon Saul
Loan		44	Access Self Storage - Congers, NY	0.5%	Kenneth W. Cooley; Foy R. Cooley; William Gates	Kenneth W. Cooley; Foy R. Cooley; William Gates
Loan		45	Rocky Knoll Estates	0.5%	NNN, LC; ANA LC; Equity Capital Management, LC	NNN, LC; ANA LC; Equity Capital Management, LC
Loan		46	Meridian Oaks	0.5%	Englert Management/Mark Englert	Mark A. Englert
Loan		47	Polk Street	0.5%	Polk Street Associates	Nick Morf
Loan		48	Town Square Parking Structure	0.4%	Unilev Capital Corp; Dan Levy; Raymond Levy; Jona Goldrich; Leon Neman	Dan Levy, Raymond Levy, Jona Goldrich; Leon Neman
Loan		49	Stadium Corners	0.4%	Maxine Bernstein	Maxine Bernstein
Loan	12	50	Best Western - East Peoria	0.4%	Robert Gauthier	Robert Gauthier; Marjorie Renee Gauthier
Loan		51	Marsh Landing Office Building	0.4%	Thomas E. Robinson	Thomas E. Robinson
Loan		52	Hempfield Plaza	0.4%	E. Stanley Kroenke	E. Stanley Kroenke
Loan		53	Value Store It - Mahopac, NY	0.4%	Todd Ruderman	Todd Ruderman
Loan		54	Redwood Plaza Shopping Center	0.3%	Michael Penrod; D.Ross Beal	Michael Penrod; D.Ross Beal
Loan		55	600 South Andrew Building	0.3%	Charles Stein; Dennis Udwin	Charles Stein; Dennis Udwin
Loan		56	Mayfair Shopping Center	0.3%	Gregory A. Guerrero; Kenneth D. Hartzler; Xiling W. Wilson	Gregory A. Guerrero; Ken Hartzler; Xiling Wilson
Loan		57	High Bluff Shopping Center	0.3%	Sanford Sugar	Sanford Sugar
Loan		58	Homewood Suites - Columbus, OH	0.3%	Rachit Dhingra	Rachit Dhingra
Loan		59	Felicita Center	0.2%	Shahriar Sean Pourteymour	Shahriar Pourteymour
Loan		60	The Mark Retail Condominium	0.2%	Sean Pourteymour	Shahriar Pourteymour

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Address	City	County	State	Zip Code	Year Built
Loan	3	1	Milford Plaza Fee	12.9%	1	Leased Fee	Leased Fee	Fee	NAP	700 Eighth Avenue	New York	New York	NY	10036	1928
Loan		2	Colonnade Office	12.5%	1	Office	Suburban	Fee	NAP	15301, 15303, 15305 North Dallas Parkway	Addison	Dallas	TX	75001	1983/1985/1998
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%	2
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville			Hospitality	Full Service	Fee	NAP	611 Commerce Street	Nashville	Davidson	TN	37203	1987
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal			Hospitality	Full Service	Leasehold	4/23/2056	201 Village Boulevard	Princeton	Middlesex	NJ	08540	1987
Loan		4	Dartmouth Mall	5.2%	1	Retail	Regional Mall	Fee	NAP	200 Dartmouth Mall	Dartmouth	Bristol	MA	02747	1971
Loan	7	5	Apthorp Retail Condominium	5.1%	1	Retail	Unanchored	Fee	NAP	2201 Broadway (aka 390 West End Avenue)	New York	New York	NY	10024	1908
Loan	8	6	Capital Center	3.1%	1	Office	CBD	Fee	NAP	201-251 North Illinois Street	Indianapolis	Marion	IN	46204	1985/1986
Loan		7	Wake Forest University Charlotte Center	2.7%	1	Office	CBD	Leasehold	2/28/2112	200 North College Street	Charlotte	Mecklenburg	NC	28202	1930
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	1	Hospitality	Full Service	Fee	NAP	1325 Broadway	Sonoma	Sonoma	CA	95476	2000
Loan	6	9	Palm Court at Empire Center	2.2%	1	Retail	Anchored	Fee	NAP	16920, 16940, 17030-17184, 17216 Slover Avenue	Fontana	San Bernardino	CA	92337	1992
Loan		10	Massillon Marketplace	2.1%	1	Retail	Anchored	Fee	NAP	1-101 Massillon Marketplace Drive	Massillon	Stark	OH	44646	2000/2006
Loan		11	48 West 48th Street	2.0%	1	Office	CBD	Fee	NAP	48 West 48th Street	New York	New York	NY	10036	1926
Loan	8	12	Best Western Grant Park	2.0%	1	Hospitality	Limited Service	Fee	NAP	1100 South Michigan Avenue	Chicago	Cook	IL	60605	1960
Loan	8	13	460 Herndon Parkway	2.0%	1	Office	Suburban	Fee	NAP	460 Herndon Parkway	Herndon	Fairfax	VA	20170	1986
Loan	8, 9	14	Boston Park Plaza	1.9%	1	Hospitality	Full Service	Fee	NAP	50 Park Plaza at Arlington Street	Boston	Suffolk	MA	02116	1927
Loan		15	Aspen Heights Auburn	1.9%	1	Multifamily	Student Housing	Fee	NAP	721 Aspen Heights Lane	Auburn	Lee	AL	36830	2012
Loan	5, 10	16	CTO Retail Portfolio	1.8%	14
Property		16.1	CTO Retail Portfolio - 2870 28th Street			Retail	Unanchored	Fee	NAP	2870 28th Street	Boulder	Boulder	CO	80301	2009
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East			Retail	Unanchored	Fee	NAP	1160 Malabar Road South East	Palm Bay	Brevard	FL	32907	1999
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle			Retail	Unanchored	Fee	NAP	1875 Capital Circle North East	Tallahassee	Leon	FL	32308	1996
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard			Retail	Unanchored	Fee	NAP	5606 West Montrose Avenue	Chicago	Cook	IL	60634	2011
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street			Retail	Unanchored	Fee	NAP	13952 Brookhurst Street	Garden Grove	Orange	CA	92843	1968
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue			Retail	Unanchored	Fee	NAP	8850 Bolsa Avenue	Westminster	Orange	CA	92683	1965
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue			Retail	Unanchored	Fee	NAP	299 Ocean Avenue	Laguna Beach	Orange	CA	92651	1962
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue			Retail	Unanchored	Fee	NAP	200 S Lemon Avenue	Walnut	Los Angeles	CA	91789	1980
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard			Retail	Unanchored	Fee	NAP	200 East La Habra Boulevard	La Habra	Orange	CA	90631	1978
Property		16.10	CTO Retail Portfolio - 2700 West North Lane			Retail	Unanchored	Fee	NAP	2700 West North Lane	Phoenix	Maricopa	AZ	85051	2012
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road			Retail	Unanchored	Fee	NAP	26821 Trabuco Road	Mission Viejo	Orange	CA	92691	1974
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard			Retail	Unanchored	Fee	NAP	11262 Los Alamitos Boulevard	Los Alamitos	Orange	CA	90720	1963
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard			Retail	Unanchored	Fee	NAP	19601 Yorba Linda Boulevard	Yorba Linda	Orange	CA	92886	1970
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real			Retail	Unanchored	Fee	NAP	27571 Puerta Real	Mission Viejo	Orange	CA	92691	1979
Loan		17	110 West 7th Street	1.7%	1	Office	CBD	Fee	NAP	110 West 7th Street	Tulsa	Tulsa	OK	74119	1971
Loan	8	18	Brighton Shopping Center	1.6%	1	Retail	Anchored	Fee	NAP	8571 West Grand River Avenue	Brighton	Livingston	MI	48116	1970
Loan	8	19	Chapel Hill Shopping Center	1.4%	1	Retail	Anchored	Leasehold	12/31/2060	4601 - 4701 West Freeway	Fort Worth	Tarrant	TX	76107	2000
Loan		20	Oxon Hill Plaza	1.4%	1	Retail	Anchored	Fee	NAP	6111-6257 Livingston Road	Oxon Hill	Prince George’s	MD	20745	1965
Loan		21	Doubletree by Hilton Greensboro	1.3%	1	Hospitality	Full Service	Fee	NAP	3030 High Point Road	Greensboro	Guilford	NC	27403	1972
Loan	5	22	DDR Retail Portfolio	1.3%	2
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons			Retail	Anchored	Fee	NAP	1710-1750 Hilliard Rome Road	Columbus	Franklin	OH	43026	2001
Property		22.2	DDR Retail Portfolio - Heather Island			Retail	Anchored	Fee	NAP	7578 SE Maricamp Road	Ocala	Marion	FL	34472	2000
Loan		23	The South Loop Shops	1.3%	1	Retail	Anchored	Fee	NAP	819 South State Street	Chicago	Cook	IL	60605	2008
Loan		24	Oak Hill Community	1.3%	1	Manufactured Housing	Manufactured Housing	Fee	NAP	1 Clubhouse Lane	Howell	Monmouth	NJ	07731	1985
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	1	Retail	Anchored	Fee	NAP	750 Eighth Avenue	New York	New York	NY	10011	2008
Loan		26	2626 Cole	1.1%	1	Office	CBD	Fee	NAP	2626 Cole Avenue	Dallas	Dallas	TX	75201	1983
Loan	5	27	Starkville Hospitality Portfolio	1.1%	2
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville			Hospitality	Limited Service	Fee	NAP	801 Russell Street	Starkville	Oktibbeha	MS	39759	2000
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville			Hospitality	Limited Service	Fee	NAP	700 Highway 12 East	Starkville	Oktibbeha	MS	39759	1997
Loan		28	Alexandria Commons	0.8%	1	Retail	Anchored	Fee	NAP	2671 South MacArthur Drive	Alexandria	Rapides	LA	71301	1991
Loan		29	Cobblestone Court	0.8%	1	Retail	Anchored	Fee	NAP	14150 South Nicollet Ave	Burnsville	Dakota	MN	55337	1979
Loan		30	McKinley Town & Country	0.7%	1	Retail	Anchored	Fee	NAP	2400 Miracle Lane	Mishawaka	St Joseph	IN	46545	1960
Loan	8	31	Anaheim Hills Medical Office	0.7%	1	Office	Medical	Fee	NAP	500 South Anaheim Hills Road	Anaheim	Orange	CA	92807	1982
Loan	11	32	11010 Marketplace	0.7%	1	Retail	Anchored	Fee	NAP	11010 NW 7th Avenue	Miami	Miami-Dade	FL	33168	1958
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	1	Hospitality	Limited Service	Fee/Leasehold	6/30/2028	6855 West Sam House Partway South	Houston	Harris	TX	77072	2004
Loan		34	Bethesda Walk	0.6%	1	Retail	Anchored	Fee	NAP	3059 Lawrenceville Highway	Lawrenceville	Gwinnett	GA	30044	2003
Loan		35	Value Store It - N Miami Beach, FL	0.6%	1	Self Storage	Self Storage	Fee	NAP	901 N Miami Beach Boulevard	North Miami Beach	Miami-Dade	FL	33162	2005
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	1	Self Storage	Self Storage	Fee	NAP	6113 NW 36th Street	Virginia Gardens	Miami-Dade	FL	33166	2002
Loan		37	Walgreens - Aliso Viejo	0.6%	1	Retail	Anchored	Fee	NAP	26531 Aliso Creek Road	Aliso Viejo	Orange	CA	92656	2008
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	1	Hospitality	Limited Service	Fee	NAP	14651 NW 20th Street	Pembroke Pines	Broward	FL	33028	2008
Loan		39	Value Store It - Miami Lakes, FL	0.6%	1	Self Storage	Self Storage	Fee	NAP	15320 NW 77th Court	Miami Lakes	Miami-Dade	FL	33016	2005
Loan	5	40	50 Park Place Property	0.6%	2
Property		40.1	50 Park Property - Office			Office	CBD	Fee	NAP	42-50 Park Place	Newark	Essex	NJ	07102	1916
Property		40.2	50 Park Property - Robert Treat Hotel			Hospitality	Full Service	Fee	NAP	42-50 Park Place	Newark	Essex	NJ	07102	1969
Loan		41	Parrish Manor	0.5%	1	Manufactured Housing Community	Manufactured Housing Community	Fee	NAP	4500 Parrish Manor Drive	Garner	Wake	NC	27529	1998
Loan		42	Westcreek Plaza	0.5%	1	Retail	Unanchored	Fee	NAP	4800 West Hillsboro Boulevard	Coconut Creek	Broward	FL	33073	2006
Loan		43	Gibbstown Center	0.5%	1	Retail	Anchored	Fee	NAP	401 Harmony Road	Gibbstown	Gloucester	NJ	08027	1988
Loan		44	Access Self Storage - Congers, NY	0.5%	1	Self Storage	Self Storage	Fee	NAP	259 Route 9 West	Congers	Rockland	NY	10920	2005
Loan		45	Rocky Knoll Estates	0.5%	1	Manufactured Housing	Manufactured Housing	Fee	NAP	193 Tremont Street	Taunton	Bristol	MA	02780	1985
Loan		46	Meridian Oaks	0.5%	1	Multifamily	Garden	Fee	NAP	187 Love Avenue	Greenwood	Johnson	IN	46142	1996
Loan		47	Polk Street	0.5%	1	Retail	Unanchored	Fee	NAP	2010-2127 Polk Street	San Francisco	San Francisco County	CA	94109	1904
Loan		48	Town Square Parking Structure	0.4%	1	Parking Structure	Parking Structure	Fee	NAP	405 Minnesota Street	St. Paul	Ramsey	MN	55101	1979
Loan		49	Stadium Corners	0.4%	1	Retail	Unanchored	Fee	NAP	1950 Northwest 27th Avenue	Miami Gardens	Miami-Dade	FL	33056	2007
Loan	12	50	Best Western - East Peoria	0.4%	1	Hospitality	Limited Service	Fee	NAP	300 Eastlight Court	East Peoria	Tazewell	IL	61611	1999
Loan		51	Marsh Landing Office Building	0.4%	1	Office	Suburban	Fee	NAP	575 Lynnhaven Parkway	Virginia Beach	Virginia Beach City	VA	23462	1989
Loan		52	Hempfield Plaza	0.4%	1	Retail	Anchored	Fee	NAP	6185-6299 State Route 30	Greensburg	Westmoreland	PA	15601	1993
Loan		53	Value Store It - Mahopac, NY	0.4%	1	Self Storage	Self Storage	Fee	NAP	5 Lupi Court	Mahopac	Putnam	NY	10541	1991
Loan		54	Redwood Plaza Shopping Center	0.3%	1	Retail	Anchored	Fee	NAP	729-807 N Redwood Road	Salt Lake City	Salt Lake	UT	84116	1976
Loan		55	600 South Andrew Building	0.3%	1	Office	CBD	Fee	NAP	600 South Andrews Avenue	Fort Lauderdale	Broward	FL	33301	1987
Loan		56	Mayfair Shopping Center	0.3%	1	Retail	Unanchored	Fee	NAP	2001-2029 W. Kenosha Street & 701-845 N. Aspen Avenue	Broken Arrow	Tulsa	OK	74012	1984
Loan		57	High Bluff Shopping Center	0.3%	1	Retail	Unanchored	Fee	NAP	6545 North Landmark Drive	Park City	Summit	UT	84098	2000
Loan		58	Homewood Suites - Columbus, OH	0.3%	1	Hospitality	Extended Stay	Fee	NAP	115 Hutchinson Avenue	Columbus	Franklin	OH	43235	1989
Loan		59	Felicita Center	0.2%	1	Retail	Unanchored	Fee	NAP	501 West Felicita Avenue	Escondido	San Diego	CA	92025	2011
Loan		60	The Mark Retail Condominium	0.2%	1	Retail	Unanchored	Fee	NAP	800-899 Market Street	San Diego	San Diego	CA	92101	2007

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
												MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Year Renovated	Net Rentable Area SF/Units/Acres/ Rooms/Pads	Units of Measure	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date	Mortgage Rate	Administrative Fee Rate(2)	Interest Accrual Basis	Seasoning (mos.)
Loan	3	1	Milford Plaza Fee	12.9%	2012-2013	1,331	Rooms	NAP	NAP	$386,000,000	1/23/2013	3.480%	0.02448%	Actual/360	1
Loan		2	Colonnade Office	12.5%	2010	1,051,641	SF	88.0%	1/31/2013	$213,000,000	1/16/2013	4.260%	0.02448%	Actual/360	1
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%		969	Rooms	76.1%		$179,000,000		4.440%	0.02448%	Actual/360	4
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville		2008	673	Rooms	79.9%	2/28/2013	$130,000,000	3/1/2013
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal		2009	296	Rooms	67.4%	2/28/2013	$49,000,000	11/1/2012
Loan		4	Dartmouth Mall	5.2%	2000	530,798	SF	96.5%	2/28/2013	$108,000,000	2/8/2013	3.970%	0.02448%	Actual/360	1
Loan	7	5	Apthorp Retail Condominium	5.1%	2009	12,851	SF	81.2%	1/1/2013	$93,000,000	1/25/2013	4.800%	0.02448%	Actual/360	2
Loan	8	6	Capital Center	3.1%	NAP	647,819	SF	77.1%	2/7/2013	$54,100,000	1/16/2013	4.530%	0.02448%	Actual/360	2
Loan		7	Wake Forest University Charlotte Center	2.7%	1988	454,405	SF	100.0%	3/1/2013	$57,000,000	1/10/2013	4.240%	0.02448%	Actual/360	2
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	2008	182	Rooms	74.5%	2/28/2013	$45,000,000	3/1/2013	3.960%	0.02448%	Actual/360	1
Loan	6	9	Palm Court at Empire Center	2.2%	NAP	287,566	SF	90.6%	2/1/2013	$47,000,000	10/16/2012	4.410%	0.02448%	Actual/360	4
Loan		10	Massillon Marketplace	2.1%	NAP	460,275	SF	97.2%	2/11/2013	$36,000,000	1/4/2013	4.100%	0.02448%	Actual/360	2
Loan		11	48 West 48th Street	2.0%	NAP	136,290	SF	100.0%	3/19/2013	$57,000,000	1/10/2013	4.004%	0.02448%	Actual/360	1
Loan	8	12	Best Western Grant Park	2.0%	2006	172	Rooms	75.6%	1/31/2013	$37,400,000	2/22/2013	4.660%	0.02448%	Actual/360	1
Loan	8	13	460 Herndon Parkway	2.0%	NAP	204,617	SF	95.8%	2/27/2013	$36,100,000	2/8/2013	4.144%	0.02448%	Actual/360	1
Loan	8, 9	14	Boston Park Plaza	1.9%	2012	941	Rooms	84.9%	12/31/2012	$264,000,000	12/4/2012	4.402%	0.02448%	Actual/360	3
Loan		15	Aspen Heights Auburn	1.9%	NAP	208	Units	90.3%	1/9/2013	$38,900,000	1/15/2013	4.380%	0.02448%	Actual/360	1
Loan	5, 10	16	CTO Retail Portfolio	1.8%		128,400	SF	100.0%		$42,800,000		3.670%	0.02448%	Actual/360	1
Property		16.1	CTO Retail Portfolio - 2870 28th Street		NAP	14,820	SF	100.0%	5/1/2013	$7,700,000	2/7/2013
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East		2011	13,905	SF	100.0%	5/1/2013	$4,700,000	1/30/2013
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle		2011	10,880	SF	100.0%	5/1/2013	$4,500,000	2/17/2013
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard		NAP	4,635	SF	100.0%	5/1/2013	$3,750,000	2/4/2013
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street		NAP	7,570	SF	100.0%	5/1/2013	$3,300,000	2/15/2013
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue		NAP	7,620	SF	100.0%	5/1/2013	$3,150,000	2/15/2013
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue		NAP	11,029	SF	100.0%	5/1/2013	$2,900,000	2/16/2013
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue		NAP	8,730	SF	100.0%	5/1/2013	$2,400,000	2/15/2013
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard		NAP	12,150	SF	100.0%	5/1/2013	$2,200,000	2/15/2013
Property		16.10	CTO Retail Portfolio - 2700 West North Lane		NAP	6,000	SF	100.0%	5/1/2013	$1,850,000	2/1/2013
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road		NAP	9,034	SF	100.0%	5/1/2013	$1,750,000	2/16/2013
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard		NAP	11,713	SF	100.0%	5/1/2013	$1,700,000	2/15/2013
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard		NAP	4,339	SF	100.0%	5/1/2013	$1,600,000	2/15/2013
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real		NAP	5,975	SF	100.0%	5/1/2013	$1,300,000	2/16/2013
Loan		17	110 West 7th Street	1.7%	1998	473,797	SF	82.4%	12/5/2012	$29,500,000	1/1/2013	3.939%	0.02448%	Actual/360	4
Loan	8	18	Brighton Shopping Center	1.6%	2012	299,208	SF	85.3%	2/13/2013	$29,700,000	12/20/2012	4.660%	0.02448%	Actual/360	2
Loan	8	19	Chapel Hill Shopping Center	1.4%	NAP	191,272	SF	99.3%	2/28/2013	$33,000,000	2/14/2013	3.780%	0.02448%	Actual/360	1
Loan		20	Oxon Hill Plaza	1.4%	1991/2000	141,955	SF	96.7%	2/4/2013	$23,400,000	1/31/2013	4.000%	0.02448%	Actual/360	2
Loan		21	Doubletree by Hilton Greensboro	1.3%	2007	175	Rooms	69.0%	12/31/2012	$26,300,000	1/25/2013	4.400%	0.02448%	Actual/360	2
Loan	5	22	DDR Retail Portfolio	1.3%		181,841	SF	97.2%		$24,950,000		3.560%	0.02448%	Actual/360	3
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons		NAP	110,871	SF	100.0%	11/26/2012	$17,650,000	12/3/2012
Property		22.2	DDR Retail Portfolio - Heather Island		NAP	70,970	SF	92.9%	11/26/2012	$7,300,000	11/25/2012
Loan		23	The South Loop Shops	1.3%	NAP	63,267	SF	94.8%	1/1/2013	$23,000,000	11/30/2012	4.550%	0.02448%	Actual/360	2
Loan		24	Oak Hill Community	1.3%	1992	300	Pads	100.0%	1/1/2013	$22,000,000	12/14/2012	4.050%	0.02448%	Actual/360	2
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	NAP	8,129	SF	100.0%	3/20/2013	$25,200,000	1/22/2013	4.210%	0.02448%	Actual/360	1
Loan		26	2626 Cole	1.1%	NAP	120,599	SF	86.8%	2/1/2013	$23,200,000	11/9/2012	4.190%	0.02448%	Actual/360	2
Loan	5	27	Starkville Hospitality Portfolio	1.1%		143	Rooms	68.7%		$21,800,000		4.680%	0.02448%	Actual/360	3
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville		2009	76	Rooms	66.1%	12/31/2012	$11,200,000	12/28/2012
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville		2009	67	Rooms	71.7%	12/31/2012	$10,600,000	12/28/2012
Loan		28	Alexandria Commons	0.8%	NAP	194,446	SF	93.7%	1/8/2013	$16,000,000	12/9/2012	4.449%	0.02448%	Actual/360	3
Loan		29	Cobblestone Court	0.8%	2001	121,598	SF	100.0%	1/31/2013	$16,800,000	2/8/2013	3.950%	0.02448%	Actual/360	1
Loan		30	McKinley Town & Country	0.7%	NAP	392,063	SF	100.0%	11/21/2012	$13,600,000	11/26/2012	4.640%	0.02448%	Actual/360	0
Loan	8	31	Anaheim Hills Medical Office	0.7%	2003	43,682	SF	89.3%	2/1/2013	$14,000,000	10/23/2012	4.540%	0.02448%	Actual/360	1
Loan	11	32	11010 Marketplace	0.7%	1996	106,177	SF	93.5%	2/12/2013	$14,400,000	12/4/2012	4.450%	0.02448%	Actual/360	1
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	NAP	120	Rooms	71.0%	11/30/2012	$13,200,000	11/14/2012	4.868%	0.02448%	Actual/360	3
Loan		34	Bethesda Walk	0.6%	2012	68,271	SF	97.7%	3/6/2013	$11,000,000	2/6/2013	4.116%	0.02448%	Actual/360	1
Loan		35	Value Store It - N Miami Beach, FL	0.6%	NAP	748	Units	93.6%	3/5/2013	$11,600,000	2/19/2013	4.075%	0.02448%	Actual/360	1
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	NAP	849	Units	92.8%	3/5/2013	$10,700,000	2/19/2013	4.075%	0.02448%	Actual/360	1
Loan		37	Walgreens - Aliso Viejo	0.6%	NAP	13,386	SF	100.0%	5/1/2013	$11,370,000	1/22/2013	4.300%	0.02448%	Actual/360	1
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	NAP	110	Rooms	56.0%	12/31/2012	$12,000,000	1/29/2013	4.960%	0.02448%	Actual/360	1
Loan		39	Value Store It - Miami Lakes, FL	0.6%	NAP	799	Units	90.2%	3/5/2013	$9,800,000	2/19/2013	4.075%	0.02448%	Actual/360	1
Loan	5	40	50 Park Place Property	0.6%			SF			$25,600,000		4.120%	0.02448%	Actual/360	1
Property		40.1	50 Park Property - Office		1969	117,002	SF	79.3%	3/6/2013	$10,600,000	1/28/2013
Property		40.2	50 Park Property - Robert Treat Hotel		1995	169	Rooms	81.2%	12/31/2012	$15,000,000	1/28/2013
Loan		41	Parrish Manor	0.5%	NAP	280	Pads	92.9%	1/16/2013	$9,300,000	11/29/2012	4.430%	0.02448%	Actual/360	3
Loan		42	Westcreek Plaza	0.5%	NAP	37,616	SF	93.3%	1/26/2013	$9,500,000	12/10/2012	4.856%	0.02448%	Actual/360	2
Loan		43	Gibbstown Center	0.5%	NAP	103,880	SF	100.0%	3/4/2013	$11,200,000	2/8/2013	4.370%	0.02448%	Actual/360	1
Loan		44	Access Self Storage - Congers, NY	0.5%	NAP	758	Units	88.3%	2/22/2013	$11,690,000	12/17/2012	4.253%	0.02448%	Actual/360	2
Loan		45	Rocky Knoll Estates	0.5%	2012	160	Pads	100.0%	1/1/2013	$8,400,000	12/13/2012	4.050%	0.02448%	Actual/360	2
Loan		46	Meridian Oaks	0.5%	NAP	132	Units	98.5%	11/25/2012	$8,000,000	12/11/2012	4.310%	0.02448%	Actual/360	3
Loan		47	Polk Street	0.5%	2013	13,750	SF	100.0%	3/1/2013	$13,600,000	2/11/2013	4.010%	0.02448%	Actual/360	1
Loan		48	Town Square Parking Structure	0.4%	2012	166,352	SF	NAP	NAP	$7,900,000	2/7/2013	4.420%	0.02448%	Actual/360	0
Loan		49	Stadium Corners	0.4%	NAP	32,125	SF	91.2%	2/20/2013	$7,500,000	1/19/2013	4.660%	0.02448%	Actual/360	1
Loan	12	50	Best Western - East Peoria	0.4%	2009	85	Rooms	78.4%	1/31/2013	$8,100,000	2/7/2013	4.700%	0.02448%	Actual/360	1
Loan		51	Marsh Landing Office Building	0.4%	2000	62,522	SF	92.7%	4/1/2013	$7,000,000	2/19/2013	4.280%	0.02448%	Actual/360	1
Loan		52	Hempfield Plaza	0.4%	2005	245,646	SF	97.1%	1/31/2013	$18,800,000	2/5/2013	3.570%	0.02448%	Actual/360	0
Loan		53	Value Store It - Mahopac, NY	0.4%	1994	606	Units	87.8%	3/5/2013	$6,800,000	3/9/2013	4.065%	0.02448%	Actual/360	1
Loan		54	Redwood Plaza Shopping Center	0.3%	NAP	103,439	SF	100.0%	3/12/2013	$8,300,000	1/31/2013	4.287%	0.02448%	Actual/360	1
Loan		55	600 South Andrew Building	0.3%	NAP	37,687	SF	98.3%	11/1/2012	$6,100,000	12/6/2012	4.497%	0.02448%	Actual/360	3
Loan		56	Mayfair Shopping Center	0.3%	1991	64,935	SF	86.5%	10/1/2012	$6,100,000	10/5/2012	4.800%	0.02448%	Actual/360	4
Loan		57	High Bluff Shopping Center	0.3%	NAP	49,937	SF	100.0%	1/31/2013	$6,800,000	1/8/2013	4.311%	0.02448%	Actual/360	2
Loan		58	Homewood Suites - Columbus, OH	0.3%	2010	99	Rooms	68.2%	12/31/2012	$7,440,000	1/17/2013	4.128%	0.02448%	Actual/360	2
Loan		59	Felicita Center	0.2%	NAP	6,262	SF	100.0%	12/10/2012	$3,700,000	12/20/2012	4.500%	0.02448%	Actual/360	3
Loan		60	The Mark Retail Condominium	0.2%	NAP	8,526	SF	100.0%	12/10/2012	$3,600,000	12/20/2012	4.500%	0.02448%	Actual/360	3

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	ARD (Yes/No)	Original Term to Maturity or ARD (mos.)	Remaining Term to Maturity or ARD (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date or ARD	Final Maturity Date
Loan	3	1	Milford Plaza Fee	12.9%	Yes	120	119	120	119	0	0	3/8/2013	5/5/2013	NAP	4/5/2023	4/5/2043
Loan		2	Colonnade Office	12.5%	No	120	119	36	35	360	360	3/28/2013	5/1/2013	5/1/2016	4/1/2023	NAP
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%	No	60	56	0	0	360	356	12/27/2012	2/1/2013	NAP	1/1/2018	NAP
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal
Loan		4	Dartmouth Mall	5.2%	No	120	119	0	0	360	359	3/11/2013	5/1/2013	NAP	4/1/2023	NAP
Loan	7	5	Apthorp Retail Condominium	5.1%	No	240	238	0	0	360	358	2/27/2013	4/1/2013	NAP	3/1/2033	NAP
Loan	8	6	Capital Center	3.1%	No	120	118	24	22	360	360	2/7/2013	4/1/2013	4/1/2015	3/1/2023	NAP
Loan		7	Wake Forest University Charlotte Center	2.7%	No	120	118	12	10	360	360	2/28/2013	4/1/2013	4/1/2014	3/1/2023	NAP
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	No	120	119	0	0	360	359	3/21/2013	5/1/2013	NAP	4/1/2023	NAP
Loan	6	9	Palm Court at Empire Center	2.2%	No	120	116	24	20	360	360	12/24/2012	2/1/2013	2/1/2015	1/1/2023	NAP
Loan		10	Massillon Marketplace	2.1%	No	120	118	36	34	360	360	3/1/2013	4/1/2013	4/1/2016	3/1/2023	NAP
Loan		11	48 West 48th Street	2.0%	No	120	119	0	0	360	359	4/1/2013	5/1/2013	NAP	4/1/2023	NAP
Loan	8	12	Best Western Grant Park	2.0%	No	120	119	0	0	360	359	3/28/2013	5/1/2013	NAP	4/1/2023	NAP
Loan	8	13	460 Herndon Parkway	2.0%	No	120	119	0	0	360	359	3/15/2013	5/1/2013	NAP	4/1/2023	NAP
Loan	8, 9	14	Boston Park Plaza	1.9%	No	60	57	0	0	360	357	1/22/2013	3/1/2013	NAP	2/1/2018	NAP
Loan		15	Aspen Heights Auburn	1.9%	No	120	119	12	11	360	360	3/13/2013	5/1/2013	5/1/2014	4/1/2023	NAP
Loan	5, 10	16	CTO Retail Portfolio	1.8%	No	120	119	120	119	0	0	3/8/2013	5/1/2013	NAP	4/1/2023	NAP
Property		16.1	CTO Retail Portfolio - 2870 28th Street
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard
Property		16.10	CTO Retail Portfolio - 2700 West North Lane
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real
Loan		17	110 West 7th Street	1.7%	No	60	56	0	0	360	356	12/28/2012	2/1/2013	NAP	1/1/2018	NAP
Loan	8	18	Brighton Shopping Center	1.6%	No	228	226	12	10	216	216	2/20/2013	4/1/2013	4/1/2014	3/1/2032	NAP
Loan	8	19	Chapel Hill Shopping Center	1.4%	No	120	119	120	119	0	0	3/21/2013	5/1/2013	NAP	4/1/2023	NAP
Loan		20	Oxon Hill Plaza	1.4%	No	120	118	24	22	360	360	2/28/2013	4/1/2013	4/1/2015	3/1/2023	NAP
Loan		21	Doubletree by Hilton Greensboro	1.3%	No	60	58	0	0	300	298	3/1/2013	4/1/2013	NAP	3/1/2018	NAP
Loan	5	22	DDR Retail Portfolio	1.3%	No	60	57	0	0	360	357	1/14/2013	3/1/2013	NAP	2/1/2018	NAP
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons
Property		22.2	DDR Retail Portfolio - Heather Island
Loan		23	The South Loop Shops	1.3%	No	120	118	0	0	360	358	2/8/2013	4/1/2013	NAP	3/1/2023	NAP
Loan		24	Oak Hill Community	1.3%	No	120	118	0	0	360	358	2/13/2013	4/1/2013	NAP	3/1/2023	NAP
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	No	120	119	60	59	360	360	3/22/2013	5/1/2013	5/1/2018	4/1/2023	NAP
Loan		26	2626 Cole	1.1%	No	120	118	60	58	360	360	2/12/2013	4/1/2013	4/1/2018	3/1/2023	NAP
Loan	5	27	Starkville Hospitality Portfolio	1.1%	No	120	117	0	0	300	297	2/1/2013	3/1/2013	NAP	2/1/2023	NAP
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville
Loan		28	Alexandria Commons	0.8%	No	120	117	0	0	360	357	1/11/2013	3/1/2013	NAP	2/1/2023	NAP
Loan		29	Cobblestone Court	0.8%	No	120	119	24	23	360	360	4/1/2013	5/1/2013	5/1/2015	4/1/2023	NAP
Loan		30	McKinley Town & Country	0.7%	No	120	120	0	0	300	300	4/3/2013	6/1/2013	NAP	5/1/2023	NAP
Loan	8	31	Anaheim Hills Medical Office	0.7%	No	120	119	36	35	360	360	3/19/2013	5/1/2013	5/1/2016	4/1/2023	NAP
Loan	11	32	11010 Marketplace	0.7%	No	120	119	0	0	360	359	3/12/2013	5/1/2013	NAP	4/1/2023	NAP
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	No	120	117	0	0	300	297	1/31/2013	3/1/2013	NAP	2/1/2023	NAP
Loan		34	Bethesda Walk	0.6%	No	120	119	24	23	360	360	3/15/2013	5/1/2013	5/1/2015	4/1/2023	NAP
Loan		35	Value Store It - N Miami Beach, FL	0.6%	No	120	119	0	0	360	359	3/22/2013	5/1/2013	NAP	4/1/2023	NAP
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	No	120	119	0	0	360	359	3/22/2013	5/1/2013	NAP	4/1/2023	NAP
Loan		37	Walgreens - Aliso Viejo	0.6%	No	120	119	60	59	360	360	3/22/2013	5/1/2013	5/1/2018	4/1/2023	NAP
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	No	120	119	0	0	300	299	3/28/2013	5/1/2013	NAP	4/1/2023	NAP
Loan		39	Value Store It - Miami Lakes, FL	0.6%	No	120	119	0	0	360	359	3/22/2013	5/1/2013	NAP	4/1/2023	NAP
Loan	5	40	50 Park Place Property	0.6%	No	120	119	0		300	299	3/25/2013	5/1/2013	NAP	4/1/2023	NAP
Property		40.1	50 Park Property - Office
Property		40.2	50 Park Property - Robert Treat Hotel
Loan		41	Parrish Manor	0.5%	No	120	117	0	0	240	237	1/31/2013	3/1/2013	NAP	2/1/2023	NAP
Loan		42	Westcreek Plaza	0.5%	No	120	118	0	0	300	298	3/1/2013	4/1/2013	NAP	3/1/2023	NAP
Loan		43	Gibbstown Center	0.5%	No	120	119	0	0	360	359	3/27/2013	5/1/2013	NAP	4/1/2023	NAP
Loan		44	Access Self Storage - Congers, NY	0.5%	No	120	118	0	0	360	358	2/27/2013	4/1/2013	NAP	3/1/2023	NAP
Loan		45	Rocky Knoll Estates	0.5%	No	120	118	0	0	360	358	2/13/2013	4/1/2013	NAP	3/1/2023	NAP
Loan		46	Meridian Oaks	0.5%	No	120	117	24	21	360	360	2/1/2013	3/1/2013	3/1/2015	2/1/2023	NAP
Loan		47	Polk Street	0.5%	No	120	119	60	59	360	360	3/28/2013	5/1/2013	5/1/2018	4/1/2023	NAP
Loan		48	Town Square Parking Structure	0.4%	No	120	120	0	0	300	300	4/3/2013	6/1/2013	NAP	5/1/2023	NAP
Loan		49	Stadium Corners	0.4%	No	120	119	0	0	360	359	3/15/2013	5/1/2013	NAP	4/1/2023	NAP
Loan	12	50	Best Western - East Peoria	0.4%	No	60	59	0	0	300	299	4/1/2013	5/1/2013	NAP	4/1/2018	NAP
Loan		51	Marsh Landing Office Building	0.4%	No	120	119	0	0	300	299	4/1/2013	5/1/2013	NAP	4/1/2023	NAP
Loan		52	Hempfield Plaza	0.4%	No	120	120	120	120	0	0	4/3/2013	6/1/2013	NAP	5/1/2023	NAP
Loan		53	Value Store It - Mahopac, NY	0.4%	No	120	119	0	0	360	359	3/26/2013	5/1/2013	NAP	4/1/2023	NAP
Loan		54	Redwood Plaza Shopping Center	0.3%	No	120	119	0	0	360	359	3/26/2013	5/1/2013	NAP	4/1/2023	NAP
Loan		55	600 South Andrew Building	0.3%	No	120	117	0	0	360	357	1/11/2013	3/1/2013	NAP	2/1/2023	NAP
Loan		56	Mayfair Shopping Center	0.3%	No	120	116	0	0	360	356	12/19/2012	2/1/2013	NAP	1/1/2023	NAP
Loan		57	High Bluff Shopping Center	0.3%	No	120	118	0	0	360	358	2/15/2013	4/1/2013	NAP	3/1/2023	NAP
Loan		58	Homewood Suites - Columbus, OH	0.3%	No	60	58	0	0	240	238	2/14/2013	4/1/2013	NAP	3/1/2018	NAP
Loan		59	Felicita Center	0.2%	No	120	117	0	0	360	357	1/25/2013	3/1/2013	NAP	2/1/2023	NAP
Loan		60	The Mark Retail Condominium	0.2%	No	120	117	12	9	336	336	1/23/2013	3/1/2013	3/1/2014	2/1/2023	NAP

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)
Loan	3	1	Milford Plaza Fee	12.9%	$0.00	$485,145.83	$0	$5,821,750	Hard	In Place	No	NAP	NAP	1.67x	NAP	1.67x
Loan		2	Colonnade Office	12.5%	$788,040.79	$575,888.89	$9,456,489	$6,910,667	Hard	Springing	No	NAP	1.66x	2.27x	1.42x	1.94x
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%	$566,520.43	$0.00	$6,798,245	$0	Soft	In Place	No	NAP	2.63x	NAP	2.18x	NAP
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal
Loan		4	Dartmouth Mall	5.2%	$318,710.54	$0.00	$3,824,526	$0	Hard	Springing	No	NAP	1.74x	NAP	1.59x	NAP
Loan	7	5	Apthorp Retail Condominium	5.1%	$341,032.48	$0.00	$4,092,390	$0	Hard	Springing	No	NAP	1.25x	NAP	1.21x	NAP
Loan	8	6	Capital Center	3.1%	$200,209.83	$150,705.08	$2,402,518	$1,808,461	Soft	Springing	No	NAP	1.88x	2.50x	1.44x	1.91x
Loan		7	Wake Forest University Charlotte Center	2.7%	$171,974.12	$125,384.26	$2,063,689	$1,504,611	Hard	Springing	No	NAP	1.89x	2.60x	1.51x	2.06x
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	$147,284.76	$0.00	$1,767,417	$0	Soft	Springing	No	NAP	2.54x	NAP	1.99x	NAP
Loan	6	9	Palm Court at Empire Center	2.2%	$137,871.74	$102,466.15	$1,654,461	$1,229,594	Hard	Springing	No	NAP	1.67x	2.24x	1.47x	1.98x
Loan		10	Massillon Marketplace	2.1%	$128,385.81	$92,041.68	$1,540,630	$1,104,500	Springing	Springing	No	Group 1	1.70x	2.37x	1.53x	2.13x
Loan		11	48 West 48th Street	2.0%	$124,187.94	$0.00	$1,490,255	$0	Springing	Springing	No	NAP	2.12x	NAP	1.83x	NAP
Loan	8	12	Best Western Grant Park	2.0%	$131,640.26	$0.00	$1,579,683	$0	Hard	Springing	No	NAP	1.85x	NAP	1.70x	NAP
Loan	8	13	460 Herndon Parkway	2.0%	$123,381.58	$0.00	$1,480,579	$0	Hard	Springing	No	NAP	2.02x	NAP	1.76x	NAP
Loan	8, 9	14	Boston Park Plaza	1.9%	$125,219.76	$0.00	$1,502,637	$0	Hard	In Place	No	NAP	2.34x	NAP	1.98x	NAP
Loan		15	Aspen Heights Auburn	1.9%	$123,646.10	$91,592.19	$1,483,753	$1,099,106	Hard	Springing	No	NAP	1.49x	2.02x	1.45x	1.96x
Loan	5, 10	16	CTO Retail Portfolio	1.8%	$0.00	$71,628.72	$0	$859,545	Hard	Springing	No	NAP	NAP	2.77x	NAP	2.74x
Property		16.1	CTO Retail Portfolio - 2870 28th Street
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard
Property		16.10	CTO Retail Portfolio - 2700 West North Lane
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real
Loan		17	110 West 7th Street	1.7%	$103,311.35	$0.00	$1,239,736	$0	Hard	Springing	No	NAP	2.20x	NAP	1.64x	NAP
Loan	8	18	Brighton Shopping Center	1.6%	$143,809.81	$82,682.64	$1,725,718	$992,192	Soft	Springing	No	NAP	1.40x	2.43x	1.23x	2.15x
Loan	8	19	Chapel Hill Shopping Center	1.4%	$0.00	$58,285.94	$0	$699,431	NAP	NAP	No	NAP	NAP	2.76x	NAP	2.44x
Loan		20	Oxon Hill Plaza	1.4%	$83,547.68	$59,143.52	$1,002,572	$709,722	Hard	Springing	No	NAP	1.68x	2.38x	1.54x	2.18x
Loan		21	Doubletree by Hilton Greensboro	1.3%	$93,529.19	$0.00	$1,122,350	$0	Hard	In Place	No	NAP	1.93x	NAP	1.75x	NAP
Loan	5	22	DDR Retail Portfolio	1.3%	$76,908.11	$0.00	$922,897	$0	Hard	Springing	No	NAP	2.07x	NAP	1.91x	NAP
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons
Property		22.2	DDR Retail Portfolio - Heather Island
Loan		23	The South Loop Shops	1.3%	$85,368.14	$0.00	$1,024,418	$0	Hard	Springing	No	NAP	1.62x	NAP	1.50x	NAP
Loan		24	Oak Hill Community	1.3%	$79,009.74	$0.00	$948,117	$0	Springing	Springing	No	Group 3	1.51x	NAP	1.50x	NAP
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	$75,888.16	$55,134.43	$910,658	$661,613	Soft	In Place	No	NAP	1.50x	2.06x	1.45x	1.99x
Loan		26	2626 Cole	1.1%	$70,822.89	$51,332.35	$849,875	$615,988	NAP	NAP	No	NAP	1.68x	2.32x	1.39x	1.92x
Loan	5	27	Starkville Hospitality Portfolio	1.1%	$79,253.80	$0.00	$951,046	$0	Hard	Springing	No	NAP	1.82x	NAP	1.65x	NAP
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville
Loan		28	Alexandria Commons	0.8%	$54,395.23	$0.00	$652,743	$0	Hard	Springing	No	NAP	1.81x	NAP	1.59x	NAP
Loan		29	Cobblestone Court	0.8%	$46,741.92	$32,873.23	$560,903	$394,479	Soft	In Place	No	NAP	2.15x	3.06x	1.89x	2.69x
Loan		30	McKinley Town & Country	0.7%	$51,306.59	$0.00	$615,679	$0	Springing	Springing	No	NAP	1.64x	NAP	1.19x	NAP
Loan	8	31	Anaheim Hills Medical Office	0.7%	$45,815.83	$34,522.92	$549,790	$414,275	Hard	Springing	No	NAP	1.88x	2.50x	1.69x	2.24x
Loan	11	32	11010 Marketplace	0.7%	$45,334.69	$0.00	$544,016	$0	Hard	Springing	No	NAP	1.90x	NAP	1.66x	NAP
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	$49,038.64	$0.00	$588,464	$0	Hard	Springing	No	NAP	1.89x	NAP	1.61x	NAP
Loan		34	Bethesda Walk	0.6%	$39,698.41	$28,516.64	$476,381	$342,200	Springing	Springing	No	NAP	1.46x	2.04x	1.37x	1.91x
Loan		35	Value Store It - N Miami Beach, FL	0.6%	$36,131.19	$0.00	$433,574	$0	NAP	NAP	No	Group 2	1.78x	NAP	1.75x	NAP
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	$36,131.19	$0.00	$433,574	$0	NAP	NAP	No	Group 2	1.70x	NAP	1.68x	NAP
Loan		37	Walgreens - Aliso Viejo	0.6%	$36,620.49	$26,884.95	$439,446	$322,619	Springing	Springing	No	NAP	1.42x	1.93x	1.41x	1.92x
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	$43,087.38	$0.00	$517,049	$0	Hard	Springing	No	NAP	1.70x	NAP	1.50x	NAP
Loan		39	Value Store It - Miami Lakes, FL	0.6%	$35,167.69	$0.00	$422,012	$0	NAP	NAP	No	Group 2	1.61x	NAP	1.58x	NAP
Loan	5	40	50 Park Place Property	0.6%	$38,750.18	$0.00	$465,002	$0	Springing	Springing	No	NAP	2.98x	NAP	1.71x	NAP
Property		40.1	50 Park Property - Office		$22,704.93	$0.00	$272,459	$0
Property		40.2	50 Park Property - Robert Treat Hotel		$16,045.25	$0.00	$192,543	$0
Loan		41	Parrish Manor	0.5%	$44,021.40	$0.00	$528,257	$0	Hard	In Place	No	NAP	1.47x	NAP	1.45x	NAP
Loan		42	Westcreek Plaza	0.5%	$39,183.71	$0.00	$470,205	$0	Hard	In Place	No	NAP	1.40x	NAP	1.30x	NAP
Loan		43	Gibbstown Center	0.5%	$32,434.38	$0.00	$389,213	$0	Springing	Springing	No	NAP	1.82x	NAP	1.61x	NAP
Loan		44	Access Self Storage - Congers, NY	0.5%	$31,987.51	$0.00	$383,850	$0	NAP	NAP	No	NAP	1.74x	NAP	1.71x	NAP
Loan		45	Rocky Knoll Estates	0.5%	$29,778.75	$0.00	$357,345	$0	NAP	NAP	No	Group 3	1.50x	NAP	1.47x	NAP
Loan		46	Meridian Oaks	0.5%	$29,727.53	$21,849.31	$356,730	$262,192	Springing	Springing	No	NAP	1.56x	2.12x	1.46x	1.99x
Loan		47	Polk Street	0.5%	$28,679.52	$20,328.47	$344,154	$243,942	Springing	Springing	No	NAP	2.14x	3.03x	2.04x	2.88x
Loan		48	Town Square Parking Structure	0.4%	$30,321.58	$0.00	$363,859	$0	Springing	Springing	No	NAP	1.58x	NAP	1.51x	NAP
Loan		49	Stadium Corners	0.4%	$27,618.64	$0.00	$331,424	$0	Hard	In Place	No	NAP	1.57x	NAP	1.48x	NAP
Loan	12	50	Best Western - East Peoria	0.4%	$29,780.38	$0.00	$357,365	$0	Hard	Springing	No	NAP	2.23x	N/A	1.99x	N/A
Loan		51	Marsh Landing Office Building	0.4%	$27,986.09	$0.00	$335,833	$0	Soft	Springing	No	NAP	1.75x	NAP	1.43x	NAP
Loan		52	Hempfield Plaza	0.4%	$0.00	$15,458.64	$0	$185,504	Springing	Springing	No	Group 1	NAP	7.25x	NAP	6.15x
Loan		53	Value Store It - Mahopac, NY	0.4%	$21,652.66	$0.00	$259,832	$0	NAP	NAP	No	Group 2	1.78x	NAP	1.75x	NAP
Loan		54	Redwood Plaza Shopping Center	0.3%	$20,999.61	$0.00	$251,995	$0	Springing	Springing	No	NAP	2.52x	NAP	2.12x	NAP
Loan		55	600 South Andrew Building	0.3%	$21,273.30	$0.00	$255,280	$0	Springing	Springing	No	NAP	1.74x	NAP	1.53x	NAP
Loan		56	Mayfair Shopping Center	0.3%	$22,035.94	$0.00	$264,431	$0	Springing	Springing	No	NAP	1.98x	NAP	1.74x	NAP
Loan		57	High Bluff Shopping Center	0.3%	$19,820.70	$0.00	$237,848	$0	Springing	Springing	No	NAP	2.28x	NAP	2.12x	NAP
Loan		58	Homewood Suites - Columbus, OH	0.3%	$23,897.10	$0.00	$286,765	$0	Hard	Springing	No	NAP	2.38x	NAP	2.05x	NAP
Loan		59	Felicita Center	0.2%	$13,047.15	$0.00	$156,566	$0	NAP	NAP	No	Group 4	1.60x	NAP	1.52x	NAP
Loan		60	The Mark Retail Condominium	0.2%	$13,099.49	$9,505.21	$157,194	$114,063	NAP	NAP	No	Group 4	1.51x	2.08x	1.41x	1.94x

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

												MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Cut-Off Date LTV Ratio	LTV Ratio at Maturity/ARD	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date
Loan	3	1	Milford Plaza Fee	12.9%	71.2%	71.2%	0	0	Fifth	LO(25);DEF(88);O(7)		NAP	NAP	NAP	NAP
Loan		2	Colonnade Office	12.5%	75.1%	65.5%	0	5	First	LO(25);DEF(91);O(4)		$13,426,461	$8,348,317	$5,078,144	12/31/2010
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%	62.6%	57.6%	5	5	First	YM1(28);DEF/YM1(28);O(4)	A	$58,415,257	$44,270,171	$14,145,086	12/31/2011
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville									$41,462,180	$31,329,515	$10,132,665	12/31/2011
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal									$16,953,077	$12,940,656	$4,012,421	12/31/2011
Loan		4	Dartmouth Mall	5.2%	61.9%	49.4%	4	4	First	LO(25);DEF(91);O(4)		$10,512,102	$3,817,884	$6,694,218	12/31/2010
Loan	7	5	Apthorp Retail Condominium	5.1%	69.7%	36.5%	5	5	First	LO(26);DEF(210);O(4)		NAP	NAP	NAP	NAP
Loan	8	6	Capital Center	3.1%	72.8%	62.4%	0	5	First	LO(26);DEF(90);O(4)		$9,088,927	$5,091,917	$3,997,010	12/31/2010
Loan		7	Wake Forest University Charlotte Center	2.7%	61.4%	50.8%	5	5	First	LO(26);DEF(88);O(6)		NAP	NAP	NAP	NAP
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	68.8%	54.8%	5	5	First	LO(25);DEF(88);O(7)		$16,895,348	$13,729,676	$3,165,672	12/31/2011
Loan	6	9	Palm Court at Empire Center	2.2%	58.5%	50.0%	5	5	First	LO(23);YM1(92);O(5)	B	$4,208,567	$1,905,972	$2,302,594	12/31/2010
Loan		10	Massillon Marketplace	2.1%	73.8%	64.1%	5	5	First	LO(26);DEF(90);O(4)		$3,074,295	$559,514	$2,514,780	12/31/2010
Loan		11	48 West 48th Street	2.0%	45.5%	36.3%	10	10	First	LO(25);DEF(88);O(7)		$5,547,914	$1,923,259	$3,624,655	12/31/2010
Loan	8	12	Best Western Grant Park	2.0%	68.1%	55.6%	0	5	First	LO(25);DEF(92);O(3)		$5,351,914	$2,678,302	$2,673,612	12/31/2010
Loan	8	13	460 Herndon Parkway	2.0%	70.3%	56.3%	4	0	First	LO(25);DEF/YM1(91);O(4)	C	$5,277,818	$1,406,263	$3,871,555	12/31/2010
Loan	8, 9	14	Boston Park Plaza	1.9%	45.3%	41.6%	0	0	First	YM1(35);O(25)	D	$56,066,000	$51,846,000	$4,220,000	12/31/2010
Loan		15	Aspen Heights Auburn	1.9%	63.6%	52.8%	5	5	First	LO(25);YM1(91);O(4)	E	NAP	NAP	NAP	NAP
Loan	5, 10	16	CTO Retail Portfolio	1.8%	54.0%	54.0%	4	4	First	LO(25);DEF(88);O(7)		NAP	NAP	NAP	NAP
Property		16.1	CTO Retail Portfolio - 2870 28th Street
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard
Property		16.10	CTO Retail Portfolio - 2700 West North Lane
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real
Loan		17	110 West 7th Street	1.7%	73.5%	67.1%	4	4	First	LO(28);YM1(28);O(4)	F	$4,511,674	$2,971,213	$1,540,461	12/31/2010
Loan	8	18	Brighton Shopping Center	1.6%	70.7%	1.4%	0	5	First	LO(26);DEF(198);O(4)		$3,034,309	$1,248,911	$1,785,398	12/31/2010
Loan	8	19	Chapel Hill Shopping Center	1.4%	55.3%	55.3%	5	5	First	LO(25);YM1(91);O(4)	G	$4,390,972	$2,431,440	$1,959,532	12/31/2010
Loan		20	Oxon Hill Plaza	1.4%	74.8%	63.2%	5	5	First	LO(26);DEF(90);O(4)		$2,402,926	$853,441	$1,549,485	12/31/2010
Loan		21	Doubletree by Hilton Greensboro	1.3%	64.4%	57.1%	0	5	First	LO(26);DEF(30);O(4)		$4,140,751	$2,581,495	$1,559,256	12/31/2010
Loan	5	22	DDR Retail Portfolio	1.3%	67.8%	61.5%	0	5	First	LO(27);DEF(26);O(7)		$3,090,769	$1,151,115	$1,939,654	12/31/2010
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons									$2,205,553	$840,342	$1,365,211	12/31/2010
Property		22.2	DDR Retail Portfolio - Heather Island									$885,216	$310,773	$574,443	12/31/2010
Loan		23	The South Loop Shops	1.3%	72.6%	59.1%	5	5	First	LO(26);DEF(90);O(4)		$2,349,839	$715,567	$1,634,273	12/31/2010
Loan		24	Oak Hill Community	1.3%	74.6%	59.7%	4	4	First	LO(26);DEF(89);O(5)		$1,762,434	$400,621	$1,361,813	12/31/2010
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	61.5%	56.1%	5	5	First	LO(25);DEF(91);O(4)		NAP	NAP	NAP	NAP
Loan		26	2626 Cole	1.1%	62.5%	57.0%	5	5	First	LO(26);DEF(90);O(4)		$2,045,832	$1,255,853	$789,979	12/31/2010
Loan	5	27	Starkville Hospitality Portfolio	1.1%	63.9%	47.6%	15	5	First	LO(27);DEF(89);O(4)		$3,621,780	$2,198,682	$1,423,098	12/31/2010
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville									$1,938,728	$1,164,668	$774,060	12/31/2010
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville									$1,683,052	$1,034,014	$649,038	12/31/2010
Loan		28	Alexandria Commons	0.8%	67.2%	54.6%	4	4	First	LO(27);DEF(90);O(3)		$1,541,073	$457,696	$1,083,377	12/31/2010
Loan		29	Cobblestone Court	0.8%	58.6%	49.4%	5	5	First	LO(25);DEF(91);O(4)		$1,884,385	$712,909	$1,171,476	12/31/2010
Loan		30	McKinley Town & Country	0.7%	66.9%	49.6%	5	5	First	LO(24);DEF(92);O(4)		$2,399,590	$996,621	$1,402,969	12/31/2010
Loan	8	31	Anaheim Hills Medical Office	0.7%	64.3%	56.4%	5	5	First	LO(25);DEF(88);O(7)		$1,490,503	$491,209	$999,294	12/31/2010
Loan	11	32	11010 Marketplace	0.7%	62.4%	50.6%	5	5	First	LO(25);DEF(91);O(4)		$1,725,148	$597,715	$1,127,433	12/31/2010
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	64.1%	48.1%	4	4	First	LO(27);DEF(89);O(4)		$3,187,443	$2,126,738	$1,060,705	12/31/2010
Loan		34	Bethesda Walk	0.6%	74.5%	63.1%	4	4	First	LO(25);DEF(91);O(4)		$678,117	$246,933	$431,184	12/31/2010
Loan		35	Value Store It - N Miami Beach, FL	0.6%	64.6%	51.6%	4	4	First	LO(25);DEF(91);O(4)		$1,183,264	$493,446	$689,818	12/31/2011
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	70.0%	56.0%	4	4	First	LO(25);DEF(91);O(4)		$1,167,430	$488,144	$679,286	12/31/2011
Loan		37	Walgreens - Aliso Viejo	0.6%	65.1%	59.5%	5	5	First	LO(25);DEF(91);O(4)		NAP	NAP	NAP	NAP
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	61.6%	46.2%	5	5	First	LO(25);DEF(91);O(4)		$2,234,813	$1,360,416	$874,397	12/31/2010
Loan		39	Value Store It - Miami Lakes, FL	0.6%	74.4%	59.5%	4	4	First	LO(25);DEF(91);O(4)		$1,072,701	$444,068	$628,633	12/31/2011
Loan	5	40	50 Park Place Property	0.6%	28.3%	20.6%	0	5	First	LO(25);DEF/YM1(91);O(4)	H	$7,686,174	$6,325,537	$1,360,637	12/31/2010
Property		40.1	50 Park Property - Office									$2,114,649	$1,205,917	$908,732	12/31/2010
Property		40.2	50 Park Property - Robert Treat Hotel									$5,571,525	$5,119,620	$451,905	12/31/2010
Loan		41	Parrish Manor	0.5%	74.7%	46.6%	5	5	First	LO(27);DEF(89);O(4)		$1,003,971	$379,040	$624,931	12/31/2010
Loan		42	Westcreek Plaza	0.5%	71.3%	53.5%	4	4	First	LO(26);DEF(91);O(3)		$983,984	$374,348	$609,636	12/31/2010
Loan		43	Gibbstown Center	0.5%	58.0%	46.8%	5	5	First	LO(25);DEF(91);O(4)		$1,303,340	$624,618	$678,722	12/31/2010
Loan		44	Access Self Storage - Congers, NY	0.5%	55.5%	44.7%	4	4	First	LO(26);YM1(90);O(4)	I	$1,243,487	$733,668	$509,819	12/31/2011
Loan		45	Rocky Knoll Estates	0.5%	73.6%	58.9%	4	4	First	LO(26);DEF(89);O(5)		$669,963	$205,739	$464,224	12/31/2010
Loan		46	Meridian Oaks	0.5%	75.0%	63.9%	5	5	First	LO(27);DEF(89);O(4)		$1,015,585	$586,681	$428,904	12/31/2010
Loan		47	Polk Street	0.5%	44.1%	40.1%	5	5	First	LO(23);YM1(93);O(4)	J	$524,931	$87,480	$437,451	12/31/2010
Loan		48	Town Square Parking Structure	0.4%	69.6%	51.1%	5	5	First	LO(24);DEF(91);O(5)		$1,210,547	$641,067	$569,480	12/31/2010
Loan		49	Stadium Corners	0.4%	71.2%	58.1%	4	4	First	LO(25);DEF(91);O(4)		$746,558	$123,253	$623,305	12/31/2010
Loan	12	50	Best Western - East Peoria	0.4%	64.7%	57.5%	5	5	First	LO(25);DEF(31);O(4)		$2,181,564	$1,325,053	$856,511	12/31/2010
Loan		51	Marsh Landing Office Building	0.4%	73.4%	53.7%	0	5	First	LO(24);YM1(1);DEF/YM1(91);O(4)	H	$989,448	$396,004	$593,444	12/31/2010
Loan		52	Hempfield Plaza	0.4%	27.3%	27.3%	5	5	First	LO(24);DEF(91);O(5)		$2,599,299	$727,883	$1,871,416	12/31/2010
Loan		53	Value Store It - Mahopac, NY	0.4%	66.1%	52.8%	4	4	First	LO(25);DEF(91);O(4)		$690,765	$319,972	$370,793	12/31/2011
Loan		54	Redwood Plaza Shopping Center	0.3%	51.1%	41.2%	4	4	First	LO(25);YM1(91);O(4)	K	$814,052	$332,209	$481,843	12/31/2010
Loan		55	600 South Andrew Building	0.3%	68.6%	55.8%	4	4	First	LO(27);DEF(89);O(4)		$686,844	$316,545	$370,299	12/31/2010
Loan		56	Mayfair Shopping Center	0.3%	68.5%	56.4%	5	5	First	LO(28);DEF(88);O(4)		$555,678	$161,838	$393,840	12/31/2010
Loan		57	High Bluff Shopping Center	0.3%	58.7%	47.4%	4	4	First	LO(26);DEF(91);O(3)		$513,859	$139,137	$374,722	12/31/2010
Loan		58	Homewood Suites - Columbus, OH	0.3%	52.1%	43.4%	4	4	First	LO(26);DEF(29);O(5)		$2,154,758	$1,601,603	$553,155	12/31/2010
Loan		59	Felicita Center	0.2%	69.3%	56.4%	0	0	First	LO(24);YM1(92);O(4)	H	NAP	NAP	NAP	NAP
Loan		60	The Mark Retail Condominium	0.2%	69.4%	56.3%	0	0	First	LO(24);YM1(92);O(4)	H	NAP	NAP	NAP	NAP

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy
Loan	3	1	Milford Plaza Fee	12.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%
Loan		2	Colonnade Office	12.5%	3.2%	$13,150,377	$8,898,487	$4,251,890	12/31/2011	2.7%	$20,022,669	$8,534,112	$11,488,557	12/31/2012	7.2%	88.2%
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%	12.6%	$62,846,290	$46,302,139	$16,544,151	12/31/2012	14.8%	$65,070,697	$47,455,238	$17,615,459	2/28/2013 TTM	15.7%	74.7%
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville			$44,682,770	$33,104,473	$11,578,297	12/31/2012		$46,542,114	$34,103,475	$12,438,639	2/28/2013 TTM		78.2%
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal			$18,163,521	$13,197,666	$4,965,854	12/31/2012		$18,528,583	$13,351,763	$5,176,820	2/28/2013 TTM		66.7%
Loan		4	Dartmouth Mall	5.2%	10.0%	$10,379,437	$3,906,441	$6,472,996	12/31/2011	9.7%	$10,768,054	$3,896,891	$6,871,163	12/31/2012	10.3%	93.6%
Loan	7	5	Apthorp Retail Condominium	5.1%	NAP	$2,432,148	$374,441	$2,057,707	12/31/2011	3.2%	$2,929,017	$421,068	$2,507,949	12/31/2012	3.9%	94.5%
Loan	8	6	Capital Center	3.1%	10.2%	$10,138,885	$5,296,876	$4,842,009	12/31/2011	12.3%	$10,172,389	$5,321,687	$4,850,703	11/30/2012 TTM	12.3%	77.1%
Loan		7	Wake Forest University Charlotte Center	2.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	10.2%	$18,915,805	$14,779,369	$4,136,436	12/31/2012	13.4%	$19,651,915	$15,263,274	$4,388,643	2/28/2013 TTM	14.2%	74.5%
Loan	6	9	Palm Court at Empire Center	2.2%	8.4%	$4,036,052	$1,948,190	$2,087,862	12/31/2011	7.6%	$4,078,437	$2,013,886	$2,064,551	12/31/2012	7.5%	88.0%
Loan		10	Massillon Marketplace	2.1%	9.5%	$3,171,143	$523,294	$2,647,850	12/31/2011	10.0%	$3,119,052	$497,210	$2,621,842	8/31/2012 YTD Ann.	9.9%	94.0%
Loan		11	48 West 48th Street	2.0%	14.0%	$5,510,156	$2,063,638	$3,446,518	12/31/2011	13.3%	$5,597,549	$2,101,960	$3,495,589	12/31/2012	13.5%	93.0%
Loan	8	12	Best Western Grant Park	2.0%	10.5%	$5,871,755	$2,972,548	$2,899,207	12/31/2011	11.4%	$6,141,525	$3,004,988	$3,136,537	1/31/2013 TTM	12.3%	75.6%
Loan	8	13	460 Herndon Parkway	2.0%	15.3%	$5,096,707	$1,513,343	$3,583,364	12/31/2011	14.1%	$5,101,442	$1,460,996	$3,640,446	12/31/2012	14.4%	88.0%
Loan	8, 9	14	Boston Park Plaza	1.9%	3.5%	$61,512,662	$50,461,518	$11,051,144	12/31/2011	9.2%	$66,133,505	$49,057,529	$17,075,976	12/31/2012	14.3%	85.4%
Loan		15	Aspen Heights Auburn	1.9%	NAP	NAP	NAP	NAP	NAP	NAP	$3,558,224	$1,035,528	$2,522,696	12/31/2012	10.2%	89.2%
Loan	5, 10	16	CTO Retail Portfolio	1.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.1%
Property		16.1	CTO Retail Portfolio - 2870 28th Street
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard
Property		16.10	CTO Retail Portfolio - 2700 West North Lane
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real
Loan		17	110 West 7th Street	1.7%	7.1%	$4,953,702	$3,197,886	$1,755,816	12/31/2011	8.1%	$4,826,880	$3,365,656	$1,461,224	12/31/2012	6.7%	85.0%
Loan	8	18	Brighton Shopping Center	1.6%	8.5%	$3,073,947	$1,319,256	$1,754,691	12/31/2011	8.4%	$2,682,053	$1,347,255	$1,334,798	12/31/2012	6.4%	85.1%
Loan	8	19	Chapel Hill Shopping Center	1.4%	10.7%	$4,413,768	$2,456,279	$1,957,489	12/31/2011	10.7%	$4,038,708	$2,470,555	$1,568,153	12/31/2012	8.6%	92.6%
Loan		20	Oxon Hill Plaza	1.4%	8.9%	$2,594,797	$844,460	$1,750,337	12/31/2011	10.0%	$2,437,365	$800,923	$1,636,442	12/31/2012	9.4%	93.1%
Loan		21	Doubletree by Hilton Greensboro	1.3%	9.2%	$4,405,006	$2,548,234	$1,856,772	12/31/2011	11.0%	$4,980,025	$2,836,284	$2,143,741	12/31/2012	12.7%	69.0%
Loan	5	22	DDR Retail Portfolio	1.3%	11.5%	$2,790,990	$1,042,737	$1,748,253	12/31/2011	10.3%	$2,692,565	$934,755	$1,757,810	10/31/2012 TTM	10.4%	95.4%
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons			$2,024,237	$736,608	$1,287,629	12/31/2011		$1,927,695	$649,884	$1,277,811	10/31/2012 TTM		98.0%
Property		22.2	DDR Retail Portfolio - Heather Island			$766,753	$306,129	$460,624	12/31/2011		$764,870	$284,871	$479,999	10/31/2012 TTM		87.9%
Loan		23	The South Loop Shops	1.3%	9.8%	$2,345,578	$654,493	$1,691,085	12/31/2011	10.1%	$2,413,740	$694,167	$1,719,573	11/30/2012 YTD Ann.	10.3%	93.1%
Loan		24	Oak Hill Community	1.3%	8.3%	$1,814,455	$405,170	$1,409,285	12/31/2011	8.6%	$1,890,755	$419,265	$1,471,490	12/31/2012	9.0%	95.0%
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%
Loan		26	2626 Cole	1.1%	5.4%	$2,283,108	$1,231,048	$1,052,060	12/31/2011	7.3%	$2,190,287	$1,216,985	$973,302	10/31/2012 TTM	6.7%	86.9%
Loan	5	27	Starkville Hospitality Portfolio	1.1%	10.2%	$3,770,489	$2,225,172	$1,545,317	12/31/2011	11.1%	$3,949,008	$2,242,223	$1,706,785	12/31/2012	12.3%	68.7%
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville			$1,964,143	$1,140,134	$824,009	12/31/2011		$2,020,975	$1,150,616	$870,359	12/31/2012		66.1%
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville			$1,806,346	$1,085,038	$721,308	12/31/2011		$1,928,033	$1,091,607	$836,426	12/31/2012		71.7%
Loan		28	Alexandria Commons	0.8%	10.1%	$1,760,461	$464,234	$1,296,227	12/31/2011	12.1%	$1,895,246	$482,076	$1,413,170	12/31/2012	13.1%	91.0%
Loan		29	Cobblestone Court	0.8%	11.9%	$1,801,866	$704,310	$1,097,556	12/31/2011	11.1%	$2,006,187	$704,963	$1,301,224	12/31/2012	13.2%	91.2%
Loan		30	McKinley Town & Country	0.7%	15.4%	$2,398,524	$1,052,683	$1,345,841	12/31/2011	14.8%	$2,437,462	$1,096,262	$1,341,200	12/31/2012	14.7%	90.0%
Loan	8	31	Anaheim Hills Medical Office	0.7%	11.1%	$1,573,766	$570,947	$1,002,819	12/31/2011	11.1%	$1,700,593	$632,549	$1,068,044	12/31/2012	11.9%	89.6%
Loan	11	32	11010 Marketplace	0.7%	12.5%	$1,744,894	$658,294	$1,086,600	12/31/2011	12.1%	$1,685,007	$611,144	$1,073,863	12/31/2012	11.9%	89.1%
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	12.5%	$3,760,688	$2,537,666	$1,223,022	12/31/2011	14.5%	$4,130,433	$2,793,783	$1,336,650	11/30/2012 TTM	15.8%	71.0%
Loan		34	Bethesda Walk	0.6%	5.3%	$2,865,681	$361,817	$2,503,864	12/31/2011	30.5%	$541,129	$262,477	$278,652	12/31/2012	3.4%	92.7%
Loan		35	Value Store It - N Miami Beach, FL	0.6%	9.2%	$1,304,471	$504,347	$800,124	12/31/2012	10.7%	$1,331,503	$515,674	$815,829	2/28/2013 TTM	10.9%	80.1%
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	9.1%	$1,241,317	$464,864	$776,453	12/31/2012	10.4%	$1,263,565	$448,482	$815,083	2/28/2013 TTM	10.9%	81.1%
Loan		37	Walgreens - Aliso Viejo	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	11.8%	$2,508,175	$1,608,152	$900,023	12/31/2011	12.2%	$2,594,929	$1,504,961	$1,089,968	12/31/2012	14.8%	56.0%
Loan		39	Value Store It - Miami Lakes, FL	0.6%	8.6%	$1,120,067	$400,203	$719,864	12/31/2012	9.9%	$1,144,804	$394,696	$750,108	2/28/2013 TTM	10.3%	75.3%
Loan	5	40	50 Park Place Property	0.6%	18.8%	$8,005,121	$6,557,733	$1,447,388	12/31/2011	20.0%	$8,062,707	$6,419,126	$1,643,581	12/31/2012	22.7%
Property		40.1	50 Park Property - Office			$2,323,013	$1,251,721	$1,071,292	12/31/2011		$2,264,728	$1,220,835	$1,043,893	12/31/2012		78.9%
Property		40.2	50 Park Property - Robert Treat Hotel			$5,682,108	$5,306,012	$376,096	12/31/2011		$5,797,979	$5,198,291	$599,688	12/31/2012		81.2%
Loan		41	Parrish Manor	0.5%	9.0%	$1,053,125	$374,687	$678,438	12/31/2011	9.8%	$1,109,964	$384,700	$725,264	10/31/2012 TTM	10.4%	92.0%
Loan		42	Westcreek Plaza	0.5%	9.0%	$1,002,310	$369,966	$632,344	12/31/2011	9.3%	$1,086,846	$395,700	$691,146	12/31/2012	10.2%	92.5%
Loan		43	Gibbstown Center	0.5%	10.5%	$1,328,006	$528,950	$799,056	12/31/2011	12.3%	$1,253,822	$548,281	$705,541	12/31/2012	10.9%	90.5%
Loan		44	Access Self Storage - Congers, NY	0.5%	7.9%	$1,314,740	$655,822	$658,918	12/31/2012	10.2%	$1,329,409	$667,814	$661,595	1/31/2013 TTM	10.2%	79.0%
Loan		45	Rocky Knoll Estates	0.5%	7.5%	$708,372	$229,078	$479,294	12/31/2011	7.8%	$775,325	$231,739	$543,586	12/31/2012	8.8%	95.0%
Loan		46	Meridian Oaks	0.5%	7.1%	$1,116,644	$629,186	$487,458	12/31/2011	8.1%	$1,134,798	$608,833	$525,965	12/31/2012	8.8%	95.1%
Loan		47	Polk Street	0.5%	7.3%	$541,796	$73,178	$468,618	12/31/2011	7.8%	$611,990	$62,041	$549,949	12/31/2012	9.2%	95.1%
Loan		48	Town Square Parking Structure	0.4%	10.4%	$1,235,009	$638,787	$596,222	12/31/2011	10.8%	$1,257,235	$661,321	$595,914	12/31/2012	10.8%	97.9%
Loan		49	Stadium Corners	0.4%	11.7%	$752,296	$268,435	$483,861	12/31/2011	9.1%	$853,745	$279,043	$574,702	12/31/2012	10.8%	90.0%
Loan	12	50	Best Western - East Peoria	0.4%	16.3%	$2,236,595	$1,196,475	$1,040,120	12/31/2011	19.8%	$2,583,257	$1,446,092	$1,137,165	12/31/2012	21.7%	65.0%
Loan		51	Marsh Landing Office Building	0.4%	11.5%	$1,151,256	$446,473	$704,783	12/31/2011	13.7%	$947,146	$419,273	$527,873	12/31/2012	10.3%	87.5%
Loan		52	Hempfield Plaza	0.4%	36.5%	$2,547,974	$639,263	$1,908,711	12/31/2011	37.2%	$2,462,984	$678,296	$1,784,688	9/30/2012 YTD Ann.	34.8%	94.5%
Loan		53	Value Store It - Mahopac, NY	0.4%	8.3%	$775,182	$317,437	$457,745	12/31/2012	10.2%	$790,723	$305,917	$484,806	2/28/2013 TTM	10.8%	75.1%
Loan		54	Redwood Plaza Shopping Center	0.3%	11.4%	$800,102	$316,555	$483,547	12/31/2011	11.4%	$882,049	$316,692	$565,357	12/31/2012	13.3%	95.0%
Loan		55	600 South Andrew Building	0.3%	8.9%	$716,518	$327,165	$389,353	12/31/2011	9.3%	$708,359	$312,256	$396,103	12/31/2012	9.5%	88.0%
Loan		56	Mayfair Shopping Center	0.3%	9.4%	$602,307	$170,113	$432,194	12/31/2011	10.3%	$628,456	$214,544	$413,912	12/31/2012	9.9%	84.0%
Loan		57	High Bluff Shopping Center	0.3%	9.4%	$645,276	$134,513	$510,763	12/31/2011	12.8%	$810,817	$118,915	$691,902	12/31/2012	17.3%	90.0%
Loan		58	Homewood Suites - Columbus, OH	0.3%	14.3%	$2,228,481	$1,609,057	$619,424	12/31/2011	16.0%	$2,355,035	$1,678,055	$676,980	12/31/2012	17.5%	68.2%
Loan		59	Felicita Center	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	$313,019	$55,338	$257,681	11/30/2012 TTM	10.0%	95.0%
Loan		60	The Mark Retail Condominium	0.2%	NAP	$153,118	$73,866	$79,252	11/30/2012	3.2%	$147,440	$61,133	$86,307	12/31/2012	3.5%	95.0%

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

													LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	UW EGI	UW Expenses	UW NOI	UW NOI Debt Yield	UW Replacement Reserves	UW TI/LC	UW NCF	UW NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration
Loan	3	1	Milford Plaza Fee	12.9%	$16,250,000	$0	$16,250,000	5.9%	$0	$0	$16,250,000	5.9%	NAP	NAP
Loan		2	Colonnade Office	12.5%	$25,942,492	$10,267,800	$15,674,692	9.8%	$229,994	$2,902,529	$13,435,469	8.4%	USP Texas	10/31/2020
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%	$64,391,126	$46,502,704	$17,888,420	16.0%	$3,034,777	$0	$14,853,645	13.3%
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville		$45,913,167	$33,183,940	$12,729,226		$2,295,658	$0	$10,433,570		NAP	NAP
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal		$18,477,959	$13,318,765	$5,159,194		$739,118	$0	$4,420,076		NAP	NAP
Loan		4	Dartmouth Mall	5.2%	$11,018,077	$4,346,823	$6,671,255	10.0%	$132,700	$468,142	$6,070,414	9.1%	Sears	4/12/2016
Loan	7	5	Apthorp Retail Condominium	5.1%	$5,590,627	$482,767	$5,107,860	7.9%	$2,570	$135,321	$4,969,969	7.7%	JP Morgan Chase Bank	12/31/2029
Loan	8	6	Capital Center	3.1%	$10,063,231	$5,539,881	$4,523,350	11.5%	$129,563	$1,075,380	$3,458,407	8.8%	Fifth Third Bank	6/30/2019
Loan		7	Wake Forest University Charlotte Center	2.7%	$10,191,052	$6,284,703	$3,906,349	11.2%	$90,881	$708,872	$3,106,596	8.9%	Bank of America	2/28/2023
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	$19,651,915	$15,156,750	$4,495,166	14.5%	$982,596	$0	$3,512,570	11.3%	NAP	NAP
Loan	6	9	Palm Court at Empire Center	2.2%	$4,996,092	$2,239,890	$2,756,202	10.0%	$43,371	$276,064	$2,436,768	8.9%	24 Hour Fitness	4/30/2029
Loan		10	Massillon Marketplace	2.1%	$3,191,668	$576,800	$2,614,868	9.8%	$73,644	$188,713	$2,352,511	8.9%	Wal-Mart SuperCenter	7/31/2025
Loan		11	48 West 48th Street	2.0%	$5,354,561	$2,190,099	$3,164,462	12.2%	$32,710	$398,751	$2,733,001	10.5%	Twin 48 Corporation	3/31/2019
Loan	8	12	Best Western Grant Park	2.0%	$6,124,745	$3,201,641	$2,923,104	11.5%	$244,990	$0	$2,678,114	10.5%	NAP	NAP
Loan	8	13	460 Herndon Parkway	2.0%	$4,603,776	$1,619,544	$2,984,232	11.8%	$51,154	$326,175	$2,606,903	10.3%	Boeing - ISCA	9/30/2017
Loan	8, 9	14	Boston Park Plaza	1.9%	$65,307,626	$48,445,148	$16,862,478	14.1%	$2,612,305	$0	$14,250,173	11.9%	NAP	NAP
Loan		15	Aspen Heights Auburn	1.9%	$3,718,666	$1,501,459	$2,217,207	9.0%	$62,400	$0	$2,154,807	8.7%	NAP	NAP
Loan	5, 10	16	CTO Retail Portfolio	1.8%	$2,430,181	$48,604	$2,381,577	10.3%	$16,832	$11,566	$2,353,179	10.2%
Property		16.1	CTO Retail Portfolio - 2870 28th Street										Walgreens	2/28/2036
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East										Walgreens	4/30/2024
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle										CVS	1/31/2036
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard										JPMorgan Chase	12/10/2039
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street										Bank of America	12/12/2027
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue										Bank of America	12/12/2027
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue										Bank of America	12/12/2027
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue										Bank of America	1/2/2028
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard										Bank of America	1/2/2028
Property		16.10	CTO Retail Portfolio - 2700 West North Lane										Buffalo Wild Wings	10/13/2027
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road										Bank of America	12/12/2027
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard										Bank of America	1/2/2028
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard										Bank of America	1/2/2028
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real										Bank of America	12/12/2027
Loan		17	110 West 7th Street	1.7%	$6,285,484	$3,562,298	$2,723,186	12.6%	$94,759	$595,953	$2,032,474	9.4%	Airgas-Mid South, Inc.	10/15/2022
Loan	8	18	Brighton Shopping Center	1.6%	$3,832,380	$1,422,238	$2,410,142	11.5%	$60,000	$221,415	$2,128,727	10.1%	Marshalls	10/31/2014
Loan	8	19	Chapel Hill Shopping Center	1.4%	$4,594,639	$2,665,761	$1,928,878	10.6%	$28,679	$191,190	$1,709,010	9.4%	Central Market (Ground Lease)	2/28/2018
Loan		20	Oxon Hill Plaza	1.4%	$2,530,916	$841,726	$1,689,190	9.7%	$21,293	$123,501	$1,544,396	8.8%	SuperValue Shoppers Warehouse	1/31/2021
Loan		21	Doubletree by Hilton Greensboro	1.3%	$4,980,025	$2,815,167	$2,164,858	12.8%	$199,201	$0	$1,965,657	11.6%	NAP	NAP
Loan	5	22	DDR Retail Portfolio	1.3%	$2,968,977	$1,056,661	$1,912,316	11.3%	$29,405	$123,031	$1,759,880	10.4%
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons		$2,137,203	$751,492	$1,385,711		$16,631	$77,610	$1,291,471		Giant Eagle	11/30/2022
Property		22.2	DDR Retail Portfolio - Heather Island		$831,774	$305,169	$526,605		$12,775	$45,421	$468,410		Publix	5/31/2020
Loan		23	The South Loop Shops	1.3%	$2,722,772	$1,064,580	$1,658,192	9.9%	$9,490	$116,411	$1,532,291	9.2%	Xsport	10/31/2023
Loan		24	Oak Hill Community	1.3%	$1,902,568	$466,581	$1,435,987	8.8%	$15,000	$0	$1,420,987	8.7%	NAP	NAP
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	$1,572,979	$210,471	$1,362,507	8.8%	$1,140	$43,320	$1,318,047	8.5%	750 Gifts LLC	3/1/2028
Loan		26	2626 Cole	1.1%	$2,681,546	$1,252,734	$1,428,812	9.9%	$24,120	$221,902	$1,182,790	8.2%	Leadership Network	7/31/2016
Loan	5	27	Starkville Hospitality Portfolio	1.1%	$3,948,927	$2,217,471	$1,731,456	12.4%	$157,957	$0	$1,573,499	11.3%
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville		$2,020,894	$1,129,168	$891,726		$80,836	$0	$810,890		NAP	NAP
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville		$1,928,033	$1,088,303	$839,730		$77,121	$0	$762,609		NAP	NAP
Loan		28	Alexandria Commons	0.8%	$1,684,821	$500,740	$1,184,081	11.0%	$46,667	$101,112	$1,036,302	9.6%	Best Buy Stores, L.P.	9/26/2020
Loan		29	Cobblestone Court	0.8%	$1,915,807	$709,353	$1,206,454	12.2%	$49,563	$94,846	$1,062,045	10.8%	TJ Maxx	3/31/2021
Loan		30	McKinley Town & Country	0.7%	$2,056,009	$1,047,806	$1,008,203	11.1%	$71,389	$203,873	$732,941	8.1%	Kroger	11/30/2016
Loan	8	31	Anaheim Hills Medical Office	0.7%	$1,674,833	$640,943	$1,033,890	11.5%	$8,961	$96,781	$928,148	10.3%	Primary Multi Specialty Clinics	6/30/2017
Loan	11	32	11010 Marketplace	0.7%	$1,652,653	$619,126	$1,033,527	11.5%	$38,224	$94,498	$900,805	10.0%	Winn-Dixie	2/12/2017
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	$4,120,583	$3,005,995	$1,114,588	13.2%	$164,823	$0	$949,765	11.2%	NAP	NAP
Loan		34	Bethesda Walk	0.6%	$950,858	$253,204	$697,654	8.5%	$20,481	$23,540	$653,633	8.0%	Walmart Neighborhood Market	5/28/2027
Loan		35	Value Store It - N Miami Beach, FL	0.6%	$1,323,097	$552,400	$770,697	10.3%	$10,330	$0	$760,367	10.2%	NAP	NAP
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	$1,253,389	$514,331	$739,058	9.9%	$12,018	$0	$727,040	9.7%	NAP	NAP
Loan		37	Walgreens - Aliso Viejo	0.6%	$644,541	$22,336	$622,205	8.4%	$2,700	$0	$619,505	8.4%	Walgreens	11/30/2028
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	$2,589,919	$1,708,465	$881,454	11.9%	$103,621	$0	$777,833	10.5%	NAP	NAP
Loan		39	Value Store It - Miami Lakes, FL	0.6%	$1,135,023	$456,158	$678,865	9.3%	$11,404	$0	$667,461	9.2%	NAP	NAP
Loan	5	40	50 Park Place Property	0.6%	$7,883,455	$6,499,518	$1,383,937	19.1%	$257,944	$330,118	$795,874	11.0%
Property		40.1	50 Park Property - Office		$2,098,558	$1,261,368	$837,190		$26,548	$330,118	$480,523		Violent Crimes Compensation Bd.	11/30/2017
Property		40.2	50 Park Property - Robert Treat Hotel		$5,784,897	$5,238,150	$546,747		$231,396	$0	$315,351		NAP	NAP
Loan		41	Parrish Manor	0.5%	$1,172,192	$394,457	$777,735	11.2%	$14,000	$0	$763,735	11.0%	NAP	NAP
Loan		42	Westcreek Plaza	0.5%	$1,071,507	$414,690	$656,817	9.7%	$7,523	$37,600	$611,694	9.0%	Duffy’s of Coconut Creek	9/30/2020
Loan		43	Gibbstown Center	0.5%	$1,212,729	$503,345	$709,384	10.9%	$29,815	$73,755	$625,814	9.6%	Shop Rite	3/31/2017
Loan		44	Access Self Storage - Congers, NY	0.5%	$1,329,409	$661,635	$667,774	10.3%	$11,305	$0	$656,469	10.1%	NAP	NAP
Loan		45	Rocky Knoll Estates	0.5%	$771,451	$236,486	$534,965	8.7%	$8,000	$0	$526,965	8.5%	NAP	NAP
Loan		46	Meridian Oaks	0.5%	$1,153,067	$598,285	$554,782	9.2%	$33,000	$0	$521,782	8.7%	NAP	NAP
Loan		47	Polk Street	0.5%	$1,005,635	$267,642	$737,993	12.3%	$2,063	$33,138	$702,793	11.7%	Scores on Broadway	12/31/2021
Loan		48	Town Square Parking Structure	0.4%	$1,234,264	$661,055	$573,209	10.4%	$24,953	$0	$548,256	10.0%	NAP	NAP
Loan		49	Stadium Corners	0.4%	$831,240	$311,019	$520,221	9.7%	$4,819	$25,964	$489,438	9.2%	Family Dollar	6/30/2023
Loan	12	50	Best Western - East Peoria	0.4%	$2,100,290	$1,303,582	$796,708	15.2%	$84,012	$0	$712,696	13.6%	NAP	NAP
Loan		51	Marsh Landing Office Building	0.4%	$1,014,155	$426,464	$587,691	11.4%	$15,640	$93,158	$478,893	9.3%	Movement Mortgage, LLC	3/31/2015
Loan		52	Hempfield Plaza	0.4%	$2,157,482	$813,366	$1,344,116	26.2%	$57,885	$144,931	$1,141,300	22.3%	Sam’s Club	12/31/2023
Loan		53	Value Store It - Mahopac, NY	0.4%	$782,049	$320,461	$461,588	10.3%	$7,630	$0	$453,958	10.1%	NAP	NAP
Loan		54	Redwood Plaza Shopping Center	0.3%	$975,716	$339,606	$636,110	15.0%	$20,688	$80,405	$535,017	12.6%	Super Saver/Albertsons	10/21/2015
Loan		55	600 South Andrew Building	0.3%	$780,371	$335,333	$445,038	10.6%	$7,668	$45,691	$391,679	9.4%	Office of Criminal Conflict Regional	5/31/2017
Loan		56	Mayfair Shopping Center	0.3%	$691,776	$167,838	$523,938	12.5%	$13,632	$51,283	$459,023	11.0%	Shanghai Ave.	4/30/2017
Loan		57	High Bluff Shopping Center	0.3%	$703,858	$160,423	$543,435	13.6%	$9,987	$29,784	$503,664	12.6%	Staples, Inc.	8/12/2015
Loan		58	Homewood Suites - Columbus, OH	0.3%	$2,348,700	$1,665,617	$683,083	17.6%	$93,948	$0	$589,135	15.2%	NAP	NAP
Loan		59	Felicita Center	0.2%	$309,691	$58,671	$251,020	9.8%	$939	$12,837	$237,244	9.3%	Smile Brands, Inc.	1/31/2021
Loan		60	The Mark Retail Condominium	0.2%	$303,924	$66,163	$237,761	9.5%	$1,279	$14,921	$221,562	8.9%	Grapes & Hops	10/31/2027

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

							2ND LARGEST TENANT INFORMATION				3RD LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF
Loan	3	1	Milford Plaza Fee	12.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		2	Colonnade Office	12.5%	103,463	9.8%	Zurich	9/1/2022	84,981	8.1%	Hilton	1/1/2021	77,840	7.4%
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		4	Dartmouth Mall	5.2%	108,440	20.4%	J.C. Penney	7/31/2014	100,020	18.8%	AMC	6/30/2016	44,988	8.5%
Loan	7	5	Apthorp Retail Condominium	5.1%	7,168	55.8%	Apthorp Pharmacy	12/31/2027	2,263	17.6%	Tumi Stores	8/31/2021	1,000	7.8%
Loan	8	6	Capital Center	3.1%	71,779	11.1%	BKD, LLP	12/31/2016	58,058	9.0%	Frost Brown Todd	1/31/2023	56,400	8.7%
Loan		7	Wake Forest University Charlotte Center	2.7%	409,457	90.1%	Wake Forest University	5/31/2022	28,741	6.3%	Fitzgeralds	4/30/2018	6,292	1.4%
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	9	Palm Court at Empire Center	2.2%	78,961	27.5%	Ross Stores Inc.	1/31/2015	27,160	9.4%	TJ Maxx	9/1/2020	23,807	8.3%
Loan		10	Massillon Marketplace	2.1%	220,184	47.8%	Lowes	6/30/2020	135,197	29.4%	Marshalls	10/31/2022	25,000	5.4%
Loan		11	48 West 48th Street	2.0%	10,350	7.6%	Asher Jewelry Mfg Inc.	6/30/2013	5,100	3.7%	Ez Estate Llc	4/30/2017	4,763	3.5%
Loan	8	12	Best Western Grant Park	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	13	460 Herndon Parkway	2.0%	134,776	65.9%	Boeing Teligent	9/30/2016	33,378	16.3%	Arbinet (Acquired by PTGi in Mar. 2011)	5/31/2020	28,260	13.8%
Loan	8, 9	14	Boston Park Plaza	1.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		15	Aspen Heights Auburn	1.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5, 10	16	CTO Retail Portfolio	1.8%
Property		16.1	CTO Retail Portfolio - 2870 28th Street		14,820	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East		13,905	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle		10,880	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard		4,635	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street		7,570	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue		7,620	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue		11,029	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue		8,730	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard		12,150	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.10	CTO Retail Portfolio - 2700 West North Lane		6,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road		9,034	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard		11,713	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard		4,339	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real		5,975	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		17	110 West 7th Street	1.7%	58,640	12.4%	Samson Energy Company	2/29/2020	44,681	9.4%	Atlas Pipeline	6/30/2020	42,164	8.9%
Loan	8	18	Brighton Shopping Center	1.6%	45,000	15.0%	JoAnn etc.	12/31/2016	36,280	12.1%	Best Buy	1/31/2019	30,000	10.0%
Loan	8	19	Chapel Hill Shopping Center	1.4%	64,435	33.7%	The Container Store	2/28/2023	25,000	13.1%	Cost Plus World Market	1/31/2016	18,450	9.6%
Loan		20	Oxon Hill Plaza	1.4%	57,108	40.2%	Marshalls	1/31/2017	23,057	16.2%	Family Dollar	12/31/2017	10,639	7.5%
Loan		21	Doubletree by Hilton Greensboro	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	22	DDR Retail Portfolio	1.3%
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons		79,871	72.0%	Buffalo Wild Wings	1/31/2019	7,500	6.8%	Wild Ginger Asian Fusion	5/31/2017	4,000	3.6%
Property		22.2	DDR Retail Portfolio - Heather Island		44,270	62.4%	Dollar Tree	1/31/2014	6,000	8.5%	Darrell’s Diner	9/30/2014	3,600	5.1%
Loan		23	The South Loop Shops	1.3%	44,000	69.5%	Lou Malnatis	10/31/2018	6,028	9.5%	Jimmy Greens	5/31/2015	5,621	8.9%
Loan		24	Oak Hill Community	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	4,829	59.4%	Empire Hospitality Partners LLC	11/30/2023	3,300	40.6%	NAP	NAP	NAP	NAP
Loan		26	2626 Cole	1.1%	15,691	13.0%	Neopolitan, L.P.	2/28/2020	14,308	11.9%	TPF Gas Services, LLC	3/31/2016	9,429	7.8%
Loan	5	27	Starkville Hospitality Portfolio	1.1%
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		28	Alexandria Commons	0.8%	32,500	16.7%	Michaels Stores Inc.	2/28/2014	28,283	14.5%	Marshalls of Mass., Inc.	3/31/2017	28,258	14.5%
Loan		29	Cobblestone Court	0.8%	48,243	39.7%	Total Hockey, Inc.	5/31/2021	16,257	13.4%	Coles Salon For You	6/30/2018	12,802	10.5%
Loan		30	McKinley Town & Country	0.7%	42,555	10.9%	Mega Play	1/31/2003	34,842	8.9%	Dunhams Sports	1/31/2014	28,375	7.2%
Loan	8	31	Anaheim Hills Medical Office	0.7%	2,930	6.7%	Donna J Frisch	3/31/2016	2,705	6.2%	Placentia-Linda Hospital, Inc.	2/28/2015	2,649	6.1%
Loan	11	32	11010 Marketplace	0.7%	61,855	58.3%	Family Dollar	12/31/2014	8,000	7.5%	Dots	5/15/2017	7,300	6.9%
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		34	Bethesda Walk	0.6%	44,271	64.8%	Caiden Beauty Supply	12/31/2017	3,200	4.7%	The Italian Pie / Mexican Pie	12/31/2013	3,200	4.7%
Loan		35	Value Store It - N Miami Beach, FL	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		37	Walgreens - Aliso Viejo	0.6%	13,386	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		39	Value Store It - Miami Lakes, FL	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	40	50 Park Place Property	0.6%
Property		40.1	50 Park Property - Office		15,454	13.2%	Maize Restaurant	9/30/2017	9,050	7.7%	Marcus & Marcus	8/31/2016	5,871	5.0%
Property		40.2	50 Park Property - Robert Treat Hotel		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		41	Parrish Manor	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		42	Westcreek Plaza	0.5%	7,818	20.8%	ABC Building Blocks	3/14/2017	4,280	11.4%	North Broward Hospital	9/30/2015	3,735	9.9%
Loan		43	Gibbstown Center	0.5%	46,000	44.3%	The Arc Gloucester	12/31/2017	7,560	7.3%	Family Dollar	12/31/2014	7,200	6.9%
Loan		44	Access Self Storage - Congers, NY	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		45	Rocky Knoll Estates	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		46	Meridian Oaks	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		47	Polk Street	0.5%	5,433	39.5%	Rouge/Nick’s Crispy Tacos	12/31/2022	4,350	31.6%	Square Meals	12/31/2021	1,200	8.7%
Loan		48	Town Square Parking Structure	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		49	Stadium Corners	0.4%	9,180	28.6%	Athlete’s Foot	6/30/2014	4,050	12.6%	AMKI	1/31/2016	2,044	6.4%
Loan	12	50	Best Western - East Peoria	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		51	Marsh Landing Office Building	0.4%	14,088	22.5%	Meridian Group	3/31/2014	12,636	20.2%	Financial Security Group, Inc.	9/30/2017	8,229	13.2%
Loan		52	Hempfield Plaza	0.4%	135,374	55.1%	Marshall’s	1/31/2015	33,000	13.4%	Staples	5/31/2015	21,600	8.8%
Loan		53	Value Store It - Mahopac, NY	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		54	Redwood Plaza Shopping Center	0.3%	49,200	47.6%	Dollar Tree Stores, Inc.	9/30/2015	14,993	14.5%	Salt Lake Valley Health Department	3/31/2017	8,700	8.4%
Loan		55	600 South Andrew Building	0.3%	14,454	38.4%	Chorowski & Sayfie, P.A.	4/30/2018	5,024	13.3%	Carner Barzakay, LLC	7/31/2014	4,963	13.2%
Loan		56	Mayfair Shopping Center	0.3%	7,706	11.9%	Open Door Church	5/15/2015	5,532	8.5%	Heartland Dental Care	6/30/2016	5,269	8.1%
Loan		57	High Bluff Shopping Center	0.3%	24,500	49.1%	Mountain Timber Furnishings	1/15/2018	10,450	20.9%	Pier l Imports	6/30/2017	9,312	18.6%
Loan		58	Homewood Suites - Columbus, OH	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		59	Felicita Center	0.2%	3,000	47.9%	4G Wireless, Inc.	7/31/2021	1,212	19.4%	Gold Max of California, Inc.	1/31/2017	1,070	17.1%
Loan		60	The Mark Retail Condominium	0.2%	2,565	30.1%	Smash Bros Market Street, LLC	5/31/2021	2,400	28.1%	Roise Barbers, LLC	9/30/2019	1,415	16.6%

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					4TH LARGEST TENANT INFORMATION				5TH LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF
Loan	3	1	Milford Plaza Fee	12.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		2	Colonnade Office	12.5%	HQ Global	4/1/2014; 4/1/2017	53,603	5.1%	Source Direct	5/1/2023	48,385	4.6%
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		4	Dartmouth Mall	5.2%	ClubFit	6/30/2020	22,568	4.3%	Old Navy	7/31/2014	17,812	3.4%
Loan	7	5	Apthorp Retail Condominium	5.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	6	Capital Center	3.1%	Indiana Secondary Market for Education Loans	1/31/2016	33,985	5.2%	Feiwell & Hannoy Professional Corporation	12/31/2019	32,260	5.0%
Loan		7	Wake Forest University Charlotte Center	2.7%	Holiday Inn Retail Space	9/30/2019	5,234	1.2%	Merts	12/31/2013	2,305	0.5%
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	9	Palm Court at Empire Center	2.2%	Jen and Jasey Byun dba Viva Bargain Center Inc.	8/18/2015	17,340	6.0%	Mens Land Inc	4/4/2016	11,670	4.1%
Loan		10	Massillon Marketplace	2.1%	Big Lots	1/31/2016	24,902	5.4%	Aaron Rents	8/31/2013	6,500	1.4%
Loan		11	48 West 48th Street	2.0%	Intercolor Inc.,	6/30/2016	4,069	3.0%	CMC Food, Inc.	12/31/2020	3,876	2.8%
Loan	8	12	Best Western Grant Park	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	13	460 Herndon Parkway	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8, 9	14	Boston Park Plaza	1.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		15	Aspen Heights Auburn	1.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5, 10	16	CTO Retail Portfolio	1.8%
Property		16.1	CTO Retail Portfolio - 2870 28th Street		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.10	CTO Retail Portfolio - 2700 West North Lane		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		17	110 West 7th Street	1.7%	U.S. Attorneys Office	4/30/2014	39,975	8.4%	AHS Management Services of Oklahoma, LLC	3/31/2017	34,764	7.3%
Loan	8	18	Brighton Shopping Center	1.6%	Bed Bath & Beyond	8/31/2019	29,700	9.9%	Michaels	6/14/2023	23,927	8.0%
Loan	8	19	Chapel Hill Shopping Center	1.4%	Buttons LLC	4/30/2017	6,485	3.4%	Aaron Brothers	4/30/2016	6,400	3.3%
Loan		20	Oxon Hill Plaza	1.4%	Advance Auto Parts	1/31/2014	8,050	5.7%	Murrys Steaks Fine Foods	11/30/2015	7,560	5.3%
Loan		21	Doubletree by Hilton Greensboro	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	22	DDR Retail Portfolio	1.3%
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons		Tan Pro	12/31/2017	3,000	2.7%	American Dental Centers	12/31/2017	2,100	1.9%
Property		22.2	DDR Retail Portfolio - Heather Island		Hospice of Marion County	6/30/2014	2,400	3.4%	Domino’s Pizza	7/31/2015	1,290	1.8%
Loan		23	The South Loop Shops	1.3%	Physicians Immediate Care	3/31/2020	2,346	3.7%	7-11	1/31/2023	1,973	3.1%
Loan		24	Oak Hill Community	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		26	2626 Cole	1.1%	Red Car, Inc	9/30/2015	7,125	5.9%	The Nemroff Law Firm, A Professional Corp.	6/30/2017	7,057	5.9%
Loan	5	27	Starkville Hospitality Portfolio	1.1%
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		28	Alexandria Commons	0.8%	PetSmart Inc.	1/31/2022	19,355	10.0%	Buffalo Wild Wings	3/31/2031	17,685	9.1%
Loan		29	Cobblestone Court	0.8%	LifeWay Christian Stores	8/31/2015	9,220	7.6%	Home Choice	11/30/2014	8,077	6.6%
Loan		30	McKinley Town & Country	0.7%	Big Lots	1/31/2015	28,200	7.2%	C&P	1/31/2005	24,878	6.3%
Loan	8	31	Anaheim Hills Medical Office	0.7%	Keith L Gladstein	3/31/2014	2,579	5.9%	Edison C. Louie	12/31/2017	2,440	5.6%
Loan	11	32	11010 Marketplace	0.7%	New Ashley Stewart, Inc.	1/31/2014	4,250	4.0%	Foot Locker	1/31/2018	4,000	3.8%
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		34	Bethesda Walk	0.6%	Bigg Headz	9/30/2017	1,600	2.3%	Dental Office	6/30/2013	1,600	2.3%
Loan		35	Value Store It - N Miami Beach, FL	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		37	Walgreens - Aliso Viejo	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		39	Value Store It - Miami Lakes, FL	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	40	50 Park Place Property	0.6%
Property		40.1	50 Park Property - Office		Gateway Maternity/The Partnership	9/30/2019	5,400	4.6%	Newark Parking Authority	3/31/2016	4,800	4.1%
Property		40.2	50 Park Property - Robert Treat Hotel		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		41	Parrish Manor	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		42	Westcreek Plaza	0.5%	Dayscape	2/28/2014	2,892	7.7%	Sara Mique Eveningwear	6/30/2013	2,878	7.7%
Loan		43	Gibbstown Center	0.5%	Advance Auto Parts	11/30/2018	6,720	6.5%	Joanne’s Hallmark	12/31/2016	4,800	4.6%
Loan		44	Access Self Storage - Congers, NY	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		45	Rocky Knoll Estates	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		46	Meridian Oaks	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		47	Polk Street	0.5%	David’s Tea	9/8/2019	1,067	7.8%	Yoppi Yogurt	9/30/2018	1,000	7.3%
Loan		48	Town Square Parking Structure	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		49	Stadium Corners	0.4%	Dollar Financial Group	3/31/2018	1,800	5.6%	Fergo	3/31/2016	1,745	5.4%
Loan	12	50	Best Western - East Peoria	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		51	Marsh Landing Office Building	0.4%	Inman & Strickler	3/31/2016	6,699	10.7%	Independent Plan Coordinators, Inc.	7/31/2015	2,827	4.5%
Loan		52	Hempfield Plaza	0.4%	Dollar Tree	1/31/2016	8,450	3.4%	Altmeyer Home Furnishings	7/31/2016	7,000	2.8%
Loan		53	Value Store It - Mahopac, NY	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		54	Redwood Plaza Shopping Center	0.3%	China House, LLC	4/30/2018	6,443	6.2%	Rent-A-Center	10/31/2014	5,700	5.5%
Loan		55	600 South Andrew Building	0.3%	Bogenschutz & Dutko, P.A.	12/31/2017	4,899	13.0%	City of Ft Lauderdale	5/31/2016	2,246	6.0%
Loan		56	Mayfair Shopping Center	0.3%	A Memory To Scrap	1/31/2015	4,291	6.6%	Angel’s Home Health Care	7/31/2014	3,479	5.4%
Loan		57	High Bluff Shopping Center	0.3%	Great Harvest Bread Co.	2/28/2016	2,842	5.7%	Peak Art & Frame	5/31/2014	2,833	5.7%
Loan		58	Homewood Suites - Columbus, OH	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		59	Felicita Center	0.2%	Supercuts, Inc.	6/30/2016	980	15.6%	NAP	NAP	NAP	NAP
Loan		60	The Mark Retail Condominium	0.2%	Nail Lounge, LLC	1/31/2018	1,176	13.8%	Branden Rowley	1/31/2019	970	11.4%

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN RESERVE INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves
Loan	3	1	Milford Plaza Fee	12.9%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		2	Colonnade Office	12.5%	$2,000,000	$19,280	$0	$10,282,108	$0	$1,000,000	$754,483	$259,039	$0	$0
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%	$0	$317,020	$0	$0	$0	$0	$0	$62,627	$0	$0
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal
Loan		4	Dartmouth Mall	5.2%	$0	$12,385	$0	$0	$30,963	$0	$102,333	$102,333	$0	$0
Loan	7	5	Apthorp Retail Condominium	5.1%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan	8	6	Capital Center	3.1%	$0	$6,691	$0	$1,400,000	$62,500	$3,650,000	$566,432	$141,610	$0	$0
Loan		7	Wake Forest University Charlotte Center	2.7%	$0	$7,573	$272,628	$0	$53,014	$1,908,504	$219,040	$73,013	$0	$0
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	$0	$0	$0	$0	$0	$0	$99,088	$33,029	$0	$0
Loan	6	9	Palm Court at Empire Center	2.2%	$0	$3,615	$130,115	$0	$18,071	$650,565	$151,600	$50,533	$0	$0
Loan		10	Massillon Marketplace	2.1%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		11	48 West 48th Street	2.0%	$45,000	$0	$0	$0	$0	$0	$354,179	$88,545	$0	$0
Loan	8	12	Best Western Grant Park	2.0%	$0	$20,416	$0	$0	$0	$0	$158,320	$22,617	$0	$0
Loan	8	13	460 Herndon Parkway	2.0%	$0	$3,410	$0	$0	$27,282	$4,390,000 (incl. excess cash reserve) or $26 psf (excluding Boeing)	$248,276	$24,828	$0	$0
Loan	8, 9	14	Boston Park Plaza	1.9%	$0	$275,556	$0	$0	$0	$0	$833,337	$416,668	$0	$0
Loan		15	Aspen Heights Auburn	1.9%	$0	$5,200	$0	$0	$0	$0	$142,103	$23,684	$0	$0
Loan	5, 10	16	CTO Retail Portfolio	1.8%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Property		16.1	CTO Retail Portfolio - 2870 28th Street
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard
Property		16.10	CTO Retail Portfolio - 2700 West North Lane
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real
Loan		17	110 West 7th Street	1.7%	$0	$8,611	$0	$0	$33,333	$800,000	$130,923	$24,281	$47,225	$9,445
Loan	8	18	Brighton Shopping Center	1.6%	$376,740	$5,000	$179,532	$0	$18,451	$600,000	$143,030	$47,677	$0	$0
Loan	8	19	Chapel Hill Shopping Center	1.4%	$0	$2,390	$28,680	$0	$6,000	$250,000	$140,430	$35,108	$0	$0
Loan		20	Oxon Hill Plaza	1.4%	$0	$1,774	$0	$0	$10,055	$361,980	$148,158	$24,694	$0	$0
Loan		21	Doubletree by Hilton Greensboro	1.3%	$0	$16,600	$0	$0	$0	$0	$33,750	$11,250	$0	$0
Loan	5	22	DDR Retail Portfolio	1.3%	$0	$2,450	$0	$48,874	$7,557	$272,760	$100,000	$40,855	$0	$0
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons
Property		22.2	DDR Retail Portfolio - Heather Island
Loan		23	The South Loop Shops	1.3%	$750	$791	$28,476	$0	$5,536	$199,291	$31,922	$15,961	$0	$0
Loan		24	Oak Hill Community	1.3%	$0	$1,250	$0	$0	$0	$0	$37,122	$18,561	$6,454	$807
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	$0	$0	$0	$0	$0	$0	$14,541	$3,635	$0	$0
Loan		26	2626 Cole	1.1%	$0	$2,010	$0	$0	$10,050	$500,000	$88,135	$29,378	$0	$0
Loan	5	27	Starkville Hospitality Portfolio	1.1%	$0	$13,123	$13,123	$0	$0	$0	$26,833	$13,417	$0	$0
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville
Loan		28	Alexandria Commons	0.8%	$0	$3,889	$0	$0	$8,417	$505,000	$69,092	$23,031	$0	$0
Loan		29	Cobblestone Court	0.8%	$0	$4,130	$0	$0	$4,167	$350,000	$34,338	$34,338	$0	$0
Loan		30	McKinley Town & Country	0.7%	$100,000	$5,949	$0	$0	$0	$0	$28,687	$28,687	$15,485	$5,162
Loan	8	31	Anaheim Hills Medical Office	0.7%	$0	$747	$44,820	$0	$5,600	$200,000	$7,953	$7,953	$0	$0
Loan	11	32	11010 Marketplace	0.7%	$0	$3,185	$229,342	$0	$4,167	$200,000	$72,701	$12,120	$0	$0
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	$0	$13,735	$0	$0	$0	$0	$36,339	$18,170	$12,044	$3,446
Loan		34	Bethesda Walk	0.6%	$0	$2,276	$0	$12,023	$2,400	$0	$57,306	$8,187	$0	$0
Loan		35	Value Store It - N Miami Beach, FL	0.6%	$0	$1,117	$40,224	$0	$0	$0	$72,682	$12,114	$59,818	$6,010
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	$0	$1,002	$36,054	$0	$0	$0	$80,590	$13,432	$39,396	$3,968
Loan		37	Walgreens - Aliso Viejo	0.6%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	$0	$8,635	$500,000	$0	$0	$0	$30,460	$15,230	$7,615	$7,615
Loan		39	Value Store It - Miami Lakes, FL	0.6%	$0	$950	$34,212	$0	$0	$0	$56,049	$9,342	$43,364	$4,378
Loan	5	40	50 Park Place Property	0.6%	$0	$19,283	$0	$0	$0	$0	$0	$34,675	$0	$0
Property		40.1	50 Park Property - Office
Property		40.2	50 Park Property - Robert Treat Hotel
Loan		41	Parrish Manor	0.5%	$0	$1,167	$0	$0	$0	$0	$25,667	$4,278	$0	$997
Loan		42	Westcreek Plaza	0.5%	$0	$627	$0	$50,000	$3,386	$253,160	$79,159	$15,832	$53,608	$4,467
Loan		43	Gibbstown Center	0.5%	$98,865	$2,485	$0	$200,000	$0	$200,000	$0	$14,756	$0	$0
Loan		44	Access Self Storage - Congers, NY	0.5%	$0	$942	$0	$0	$0	$0	$67,581	$22,527	$0	$0
Loan		45	Rocky Knoll Estates	0.5%	$0	$667	$0	$0	$0	$0	$6,586	$3,293	$4,663	$583
Loan		46	Meridian Oaks	0.5%	$0	$2,750	$0	$0	$0	$0	$31,347	$10,450	$0	$0
Loan		47	Polk Street	0.5%	$0	$286	$6,875	$0	$2,292	$55,000	$2,019	$673	$0	$0
Loan		48	Town Square Parking Structure	0.4%	$0	$2,079	$0	$0	$0	$0	$48,992	$24,496	$0	$0
Loan		49	Stadium Corners	0.4%	$0	$511	$0	$0	$1,346	$0	$65,106	$13,021	$0	$0
Loan	12	50	Best Western - East Peoria	0.4%	$0	$7,001	$0	$0	$0	$0	$42,225	$8,445	$3,550	$3,550
Loan		51	Marsh Landing Office Building	0.4%	$0	$1,303	$46,892	$400,000	$5,213	$500,000	$0	$4,411	$0	$331
Loan		52	Hempfield Plaza	0.4%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		53	Value Store It - Mahopac, NY	0.4%	$0	$636	$22,890	$0	$0	$0	$56,084	$8,064	$2,912	$509
Loan		54	Redwood Plaza Shopping Center	0.3%	$0	$1,724	LTV =<50%	$0	$0	$0	$67,068	$11,178	$0	$0
Loan		55	600 South Andrew Building	0.3%	$0	$320	$0	$0	$3,500	$85,000	$27,261	$6,815	$0	$0
Loan		56	Mayfair Shopping Center	0.3%	$0	$1,136	$0	$0	$4,274	$200,000	$31,583	$5,264	$0	$2,093
Loan		57	High Bluff Shopping Center	0.3%	$0	$832	$0	$0	$2,482	$125,000	$28,455	$5,691	$2,701	$338
Loan		58	Homewood Suites - Columbus, OH	0.3%	$93,525	$3,915	$0	$0	$0	$0	$72,883	$14,577	$0	$0
Loan		59	Felicita Center	0.2%	$0	$78	$2,818	$0	$783	$28,179	$0	$2,109	$0	$0
Loan		60	The Mark Retail Condominium	0.2%	$0	$107	$3,837	$0	$1,066	$38,367	$0	$1,936	$1,211	$151

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

									THIRD PARTY REPORTS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Zone (Y/N)
Loan	3	1	Milford Plaza Fee	12.9%	$0	$0	$0	NAP	1/25/2013	NAP	NAP	No
Loan		2	Colonnade Office	12.5%	$0	$979,276	$0	Rent Concessions	1/3/2013	NAP	1/7/2013	No
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%	$10,000,000	$20,000,000	$0	Princeton Fee Acquisition; Nashville CapEx; Ground Rent
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville						11/14/2012	NAP	11/14/2012	No
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal						11/27/2012	NAP	11/27/2012	No
Loan		4	Dartmouth Mall	5.2%	$0	$770,250	$0	Rental Reserve	3/1/2013	NAP	2/7/2013	No
Loan	7	5	Apthorp Retail Condominium	5.1%	$0	$2,942,500	$0	JPM Reserve	2/1/2013	NAP	1/30/2013	No
Loan	8	6	Capital Center	3.1%	$0	$2,531,330	$0	Capital Improvements; Outstanding TI/LC; Rent Concession; Occupancy Reserve	1/22/2013	NAP	1/22/2013	No
Loan		7	Wake Forest University Charlotte Center	2.7%	$19,375	$0	$0	NAP	2/12/2013	NAP	2/11/2013	No
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	$0	$0	$0	Seasonality (three months per year)	3/14/2013	NAP	3/6/2013	Yes
Loan	6	9	Palm Court at Empire Center	2.2%	$53,909	$4,179,471	$0	24-Hr TI/LC Holdback; 24-Hr Rent+CAM Holdback; All Other Rent/CAM	10/19/2012	NAP	10/19/2012	Yes
Loan		10	Massillon Marketplace	2.1%	$0	$0	$0	NAP	1/14/2013	NAP	1/14/2013	No
Loan		11	48 West 48th Street	2.0%	$25,938	$0	$0	NAP	1/16/2013	NAP	1/23/2013	No
Loan	8	12	Best Western Grant Park	2.0%	$121,538	$1,324,039	$0	Renovation Work; PIP	3/8/2013	NAP	3/8/2013	No
Loan	8	13	460 Herndon Parkway	2.0%	$66,375	$1,797,727	$0	Outstanding Boeing TI	12/21/2012	NAP	2/19/2013	No
Loan	8, 9	14	Boston Park Plaza	1.9%	$2,040,735	$4,656,621	$0	Seasonality; Room Split	8/31/2012	NAP	1/7/2013	No
Loan		15	Aspen Heights Auburn	1.9%	$0	$0	$0	NAP	2/5/2013	NAP	2/4/2013	No
Loan	5, 10	16	CTO Retail Portfolio	1.8%	$0	$0	$0	NAP
Property		16.1	CTO Retail Portfolio - 2870 28th Street						2/11/2013	NAP	2/11/2013	No
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East						2/11/2013	NAP	2/11/2013	No
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle						2/11/2013	NAP	2/11/2013	No
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard						2/11/2013	NAP	2/13/2013	No
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street						2/28/2013	NAP	11/21/2012	Yes
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue						2/19/2013	NAP	11/21/2012	Yes
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue						2/28/2013	NAP	11/21/2012	Yes
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue						2/19/2013	NAP	11/30/2012	Yes
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard						3/1/2013	NAP	11/30/2012	Yes
Property		16.10	CTO Retail Portfolio - 2700 West North Lane						8/20/2012	NAP	2/13/2013	No
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road						2/19/2013	NAP	11/21/2012	Yes
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard						2/28/2013	NAP	11/30/2012	Yes
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard						2/28/2013	NAP	11/30/2012	Yes
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real						2/19/2013	NAP	11/21/2012	Yes
Loan		17	110 West 7th Street	1.7%	$147,088	$1,689,084	$0	Landlord Obligations; Rent Abatement; Lobby Renovations CapEx	11/5/2012	NAP	12/13/2012	No
Loan	8	18	Brighton Shopping Center	1.6%	$54,755	$961,845	$0	Outstanding TI/LC	1/25/2013	2/6/2013	1/14/2013	No
Loan	8	19	Chapel Hill Shopping Center	1.4%	$0	$661,590	$76,295	Roof Replacement; Container Store Rent+TI/LC; Ground Rent	2/21/2013	NAP	2/22/2013	No
Loan		20	Oxon Hill Plaza	1.4%	$323,500	$0	$0	NAP	2/8/2013	NAP	2/9/2013	No
Loan		21	Doubletree by Hilton Greensboro	1.3%	$177,320	$25,000	$0	Restaurant Litigation; PIP	2/8/2013	NAP	2/8/2013	No
Loan	5	22	DDR Retail Portfolio	1.3%	$27,500	$0	$0	NAP
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons						1/7/2013	NAP	12/12/2012	No
Property		22.2	DDR Retail Portfolio - Heather Island						12/14/2012	NAP	12/12/2012	No
Loan		23	The South Loop Shops	1.3%	$0	$59,190	$0	Outstanding TI/LC	12/10/2012	NAP	12/11/2012	No
Loan		24	Oak Hill Community	1.3%	$0	$0	$0	NAP	1/30/2013	NAP	12/5/2012	No
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	$0	$0	$0	NAP	1/31/2013	NAP	1/31/2013	No
Loan		26	2626 Cole	1.1%	$202,000	$16,437	$0	Outstanding TI/LC	11/19/2012	NAP	11/19/2012	No
Loan	5	27	Starkville Hospitality Portfolio	1.1%	$2,500	$0	$0	NAP
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville						1/10/2013	NAP	1/10/2013	No
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville						1/8/2013	NAP	1/10/2013	No
Loan		28	Alexandria Commons	0.8%	$45,875	$240,000	$0	Michael’s Lease Renewal	12/12/2012	NAP	12/12/2012	No
Loan		29	Cobblestone Court	0.8%	$0	$707,910	$0	BNC Reserve	2/13/2013	NAP	2/13/2013	No
Loan		30	McKinley Town & Country	0.7%	$46,875	$0	$13,750	Kroger TI/LC	12/3/2012	NAP	12/3/2012	No
Loan	8	31	Anaheim Hills Medical Office	0.7%	$0	$0	$0	NAP	11/1/2012	NAP	11/1/2012	Yes
Loan	11	32	11010 Marketplace	0.7%	$0	$0	$0	NAP	12/10/2012	NAP	12/10/2012	No
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	$46,875	$0	$0	NAP	11/29/2012	NAP	12/6/2012	No
Loan		34	Bethesda Walk	0.6%	$0	$251,900	$0	Required Repairs; Leasing Holdback	2/28/2013	NAP	2/18/2013	No
Loan		35	Value Store It - N Miami Beach, FL	0.6%	$0	$0	$0	NAP	2/28/2013	NAP	3/1/2013	No
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	$0	$0	$0	NAP	2/28/2013	NAP	3/1/2013	No
Loan		37	Walgreens - Aliso Viejo	0.6%	$0	$0	$0	NAP	2/4/2013	NAP	2/4/2013	Yes
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	$1,500	$0	$0	NAP	2/4/2013	NAP	2/5/2013	No
Loan		39	Value Store It - Miami Lakes, FL	0.6%	$0	$0	$0	NAP	2/28/2013	NAP	3/1/2013	No
Loan	5	40	50 Park Place Property	0.6%	$0	$0	$0	NAP				No
Property		40.1	50 Park Property - Office						2/6/2013	NAP	2/8/2013
Property		40.2	50 Park Property - Robert Treat Hotel						2/6/2013	NAP	2/8/2013
Loan		41	Parrish Manor	0.5%	$0	$0	$0	NAP	12/12/2012	NAP	12/13/2012	No
Loan		42	Westcreek Plaza	0.5%	$0	$0	$0	NAP	12/17/2012	NAP	12/13/2012	No
Loan		43	Gibbstown Center	0.5%	$21,625	$35,000	$0	Parking	3/4/2013	NAP	2/21/2013	No
Loan		44	Access Self Storage - Congers, NY	0.5%	$0	$0	$0	NAP	1/3/2013	NAP	1/4/2013	No
Loan		45	Rocky Knoll Estates	0.5%	$0	$0	$0	NAP	12/14/2012	NAP	12/14/2012	No
Loan		46	Meridian Oaks	0.5%	$11,265	$0	$0	NAP	12/14/2012	NAP	12/13/2012	No
Loan		47	Polk Street	0.5%	$0	$600,000	$0	Red Stick Enterprises Reserve	2/21/2013	NAP	2/21/2013	Yes
Loan		48	Town Square Parking Structure	0.4%	$0	$0	$0	NAP	2/19/2013	NAP	2/19/2013	No
Loan		49	Stadium Corners	0.4%	$0	$57,008	$0	Golden Krust Rent; Golden Krust Leasing Commission; Family Dollar Leasing	1/10/2013	NAP	1/14/2013	No
Loan	12	50	Best Western - East Peoria	0.4%	$0	$1,300,000	$0	PIP	2/19/2013	NAP	2/19/2013	No
Loan		51	Marsh Landing Office Building	0.4%	$0	$0	$0	NAP	3/6/2013	NAP	3/6/2013	No
Loan		52	Hempfield Plaza	0.4%	$0	$0	$0	NAP	2/12/2013	NAP	2/11/2013	No
Loan		53	Value Store It - Mahopac, NY	0.4%	$0	$0	$0	NAP	3/1/2013	NAP	3/1/2013	No
Loan		54	Redwood Plaza Shopping Center	0.3%	$74,819	$0	$0	NAP	1/29/2013	NAP	1/29/2013	Yes
Loan		55	600 South Andrew Building	0.3%	$11,875	$0	$0	NAP	12/14/2012	NAP	12/17/2012	No
Loan		56	Mayfair Shopping Center	0.3%	$75,000	$50,000	$0	Environmental	10/12/2012	12/17/2012	10/12/2012	No
Loan		57	High Bluff Shopping Center	0.3%	$0	$0	$0	NAP	1/14/2013	NAP	1/15/2013	Yes
Loan		58	Homewood Suites - Columbus, OH	0.3%	$16,563	$0	$0	NAP	1/16/2013	NAP	1/16/2013	No
Loan		59	Felicita Center	0.2%	$0	$100,000	$0	Environmental	12/26/2012	NAP	12/26/2012	Yes
Loan		60	The Mark Retail Condominium	0.2%	$0	$1,000,000	$0	Tenant Occupancy	12/26/2012	NAP	12/26/2012	Yes

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

							TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Seismic Report Date	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Loan	3	1	Milford Plaza Fee	12.9%	NAP	NAP	$110,000,000	$0	71.2%	1.67x	5.9%	$0	71.2%	1.67x	5.9%
Loan		2	Colonnade Office	12.5%	NAP	NAP
Loan	4, 5, 6	3	Ashford Hospitality Portfolio	8.8%								NAV	NAV	NAV	NAV
Property		3.1	Ashford Hospitality Portfolio - Renaissance Nashville		NAP	NAP
Property		3.2	Ashford Hospitality Portfolio - Westin Princeton Forrestal		NAP	NAP
Loan		4	Dartmouth Mall	5.2%	NAP	NAP
Loan	7	5	Apthorp Retail Condominium	5.1%	NAP	NAP
Loan	8	6	Capital Center	3.1%	NAP	NAP
Loan		7	Wake Forest University Charlotte Center	2.7%	NAP	NAP
Loan		8	Lodge at Sonoma Renaissance Resort and Spa	2.4%	3/16/2013	7.00%
Loan	6	9	Palm Court at Empire Center	2.2%	10/18/2012	10.00%
Loan		10	Massillon Marketplace	2.1%	NAP	NAP
Loan		11	48 West 48th Street	2.0%	NAP	NAP
Loan	8	12	Best Western Grant Park	2.0%	NAP	NAP
Loan	8	13	460 Herndon Parkway	2.0%	NAP	NAP
Loan	8, 9	14	Boston Park Plaza	1.9%	NAP	NAP	$94,604,804	$0	45.3%	1.98x	14.1%	$29,925,797	56.6%	1.44x	11.3%
Loan		15	Aspen Heights Auburn	1.9%	NAP	NAP
Loan	5, 10	16	CTO Retail Portfolio	1.8%
Property		16.1	CTO Retail Portfolio - 2870 28th Street		NAP	NAP
Property		16.2	CTO Retail Portfolio - 1160 Malabar Road South East		NAP	NAP
Property		16.3	CTO Retail Portfolio - 1875 Capital Circle		NAP	NAP
Property		16.4	CTO Retail Portfolio - 5606 Montrose Boulevard		NAP	NAP
Property		16.5	CTO Retail Portfolio - 13952 Brookhurst Street		11/30/2012	15.00%
Property		16.6	CTO Retail Portfolio - 8850 Bolsa Avenue		11/30/2012	15.00%
Property		16.7	CTO Retail Portfolio - 299 Ocean Avenue		11/30/2012	15.00%
Property		16.8	CTO Retail Portfolio - 200 S Lemon Avenue		11/30/2012	16.00%
Property		16.9	CTO Retail Portfolio - 200 East La Habra Boulevard		11/30/2012	12.00%
Property		16.10	CTO Retail Portfolio - 2700 West North Lane		NAP	NAP
Property		16.11	CTO Retail Portfolio - 26821 Trabuco Road		11/30/2012	11.00%
Property		16.12	CTO Retail Portfolio - 11262 Los Alamitos Boulevard		11/30/2012	16.00%
Property		16.13	CTO Retail Portfolio - 19601 Yorba Linda Boulevard		11/29/2012	13.00%
Property		16.14	CTO Retail Portfolio - 27571 Puerta Real		11/30/2012	10.00%
Loan		17	110 West 7th Street	1.7%	NAP	NAP
Loan	8	18	Brighton Shopping Center	1.6%	NAP	NAP
Loan	8	19	Chapel Hill Shopping Center	1.4%	NAP	NAP
Loan		20	Oxon Hill Plaza	1.4%	NAP	NAP
Loan		21	Doubletree by Hilton Greensboro	1.3%	NAP	NAP						$3,500,000	77.7%	1.21x	10.6%
Loan	5	22	DDR Retail Portfolio	1.3%
Property		22.1	DDR Retail Portfolio - Hilliard Rome Commons		NAP	NAP
Property		22.2	DDR Retail Portfolio - Heather Island		NAP	NAP
Loan		23	The South Loop Shops	1.3%	NAP	NAP
Loan		24	Oak Hill Community	1.3%	NAP	NAP
Loan		25	750 Eighth Avenue Retail Condominium	1.2%	NAP	NAP
Loan		26	2626 Cole	1.1%	NAP	NAP
Loan	5	27	Starkville Hospitality Portfolio	1.1%
Property		27.1	Starkville Hospitality Portfolio - Comfort Suites Starkville		NAP	NAP
Property		27.2	Starkville Hospitality Portfolio - Hampton Inn Starkville		NAP	NAP
Loan		28	Alexandria Commons	0.8%	NAP	NAP
Loan		29	Cobblestone Court	0.8%	NAP	NAP
Loan		30	McKinley Town & Country	0.7%	NAP	NAP
Loan	8	31	Anaheim Hills Medical Office	0.7%	11/1/2012	13.00%
Loan	11	32	11010 Marketplace	0.7%	NAP	NAP
Loan		33	Hilton Garden Inn Houston Westbelt	0.7%	NAP	NAP
Loan		34	Bethesda Walk	0.6%	NAP	NAP
Loan		35	Value Store It - N Miami Beach, FL	0.6%	NAP	NAP
Loan		36	Value Store It - Virginia Gardens, FL	0.6%	NAP	NAP
Loan		37	Walgreens - Aliso Viejo	0.6%	1/30/2013	7.00%
Loan		38	Holiday Inn Express Pembroke Pines	0.6%	NAP	NAP
Loan		39	Value Store It - Miami Lakes, FL	0.6%	NAP	NAP
Loan	5	40	50 Park Place Property	0.6%		NAP
Property		40.1	50 Park Property - Office		NAP
Property		40.2	50 Park Property - Robert Treat Hotel		NAP
Loan		41	Parrish Manor	0.5%	NAP	NAP
Loan		42	Westcreek Plaza	0.5%	NAP	NAP
Loan		43	Gibbstown Center	0.5%	NAP	NAP
Loan		44	Access Self Storage - Congers, NY	0.5%	NAP	NAP
Loan		45	Rocky Knoll Estates	0.5%	NAP	NAP
Loan		46	Meridian Oaks	0.5%	NAP	NAP
Loan		47	Polk Street	0.5%	2/21/2013	19.00%
Loan		48	Town Square Parking Structure	0.4%	NAP	NAP
Loan		49	Stadium Corners	0.4%	NAP	NAP
Loan	12	50	Best Western - East Peoria	0.4%	NAP	NAP
Loan		51	Marsh Landing Office Building	0.4%	NAP	NAP
Loan		52	Hempfield Plaza	0.4%	NAP	NAP
Loan		53	Value Store It - Mahopac, NY	0.4%	NAP	NAP
Loan		54	Redwood Plaza Shopping Center	0.3%	1/29/2013	19.00%
Loan		55	600 South Andrew Building	0.3%	NAP	NAP
Loan		56	Mayfair Shopping Center	0.3%	NAP	NAP
Loan		57	High Bluff Shopping Center	0.3%	1/15/2013	4.00%
Loan		58	Homewood Suites - Columbus, OH	0.3%	NAP	NAP
Loan		59	Felicita Center	0.2%	12/26/2012	7.00%
Loan		60	The Mark Retail Condominium	0.2%	12/26/2012	8.00%

MSBAM 2013-C9
FOOTNOTES TO APPENDIX I

(1) MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; BANA—Bank of America, National Association.

(2)
The Administrative Fee Rate includes the master servicing fee, trust advisor fee, trustee/certificate administrator fees, any primary servicing fees, and with respect to any non-serviced mortgage loan, the related pari passu loan servicing fee rate applicable to each Mortgage Loan.

(3)
With respect to Mortgage Loan No. 1, Milford Plaza Fee, the mortgage loan is part of a $275,000,000 pari passu loan pair that is evidenced by three pari passu promissory notes. The Milford Plaza Fee Mortgage Loan is evidenced by two such pari passu notes (Note A-1 and Note A-3) with an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related serviced companion loan, which has an outstanding balance as of the Cut-Off Date of $110,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Milford Plaza Fee Loan Pair” in the free writing prospectus.

(4)
With respect to Mortgage Loan No. 3, Ashford Hospitality Portfolio, four mezzanine loans numbered one through four in the aggregate outstanding principal amount of $380,232,227 as of the Cut-off Date encumber indirectly a total of 28 properties, including the Ashford Hospitality Portfolio mortgaged properties, on a cross-collateralized basis. With respect to Total Debt credit statistics related to the Ashford Hospitality Portfolio Mortgage Loan, the credit statistics are estimates based on the entire 28-hotel portfolio and are based on information received from the related sponsors of the Ashford Hospitality Portfolio Mortgage Loan (or their affiliates). Estimated Total Debt credit statistics may change based on changes to the mezzanine financing LIBOR index-based interest rates and changes in the outstanding balance of the mezzanine financing. Furthermore, the amounts and terms of the portfolio’s other first mortgage financings (which as of the Cut-off Date include, in addition to the Ashford Hospitality Portfolio Mortgage Loan, a $530,000,000 first mortgage loan secured by 25 of the hotels in the portfolio and a $103,000,000 first mortgage loan secured by the Hilton Boston Back Bay mortgaged property, which was securitized in the MSBAM 2013-C7 transaction) may also change, which could lead to either an increase or decrease in the Total Debt credit statistics estimated in the free writing prospectus. The Total Debt UW NCF DSCR is 1.52x and is based on the approximate combined net cash flow of $91,948,463 for the entire 28-hotel portfolio as of TTM November 2012 and the approximate combined annual debt service of $60,383,233 as of January 2013 for the four mezzanine loans and the three first mortgage loans encumbering the 28-hotel portfolio as of January 2013 (inclusive of the Ashford Hospitality Portfolio Mortgage Loan). The Total Debt UW NOI Debt Yield is 10.4% and based on the approximate combined net operating income of $117,002,795 for the entire 28-hotel portfolio as of TTM November 2012 and the approximate combined current balance of $1,127,530,313 for the four mezzanine loans and the three first mortgage loans encumbering the 28-hotel portfolio as of January 2013 (inclusive of the Ashford Hospitality Portfolio Mortgage Loan). There are no recent appraisals available for the hotels included in the 28-hotel portfolio other than for the Ashford Hospitality Portfolio mortgaged properties. See “Mortgage Loan No. 3 – Ashford Hospitality Portfolio —Mezzanine Loan and Preferred Equity” in Appendix III of the free writing prospectus.

(5)
With respect to Mortgage Loan Nos. 3, 16, 22, 27, and 40, Ashford Hospitality Portfolio, CTO Retail Portfolio, DDR Retail Portfolio, Starkville Hospitality Portfolio, and 50 Park Place Property, each mortgage loan is secured by multiple properties. For the purpose of the statistical information set forth in the free writing prospectus as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF.

(6)
With respect to Mortgage Loan No. 3, Ashford Hospitality Portfolio, the Monthly Replacement Reserves amount of $317,020 includes $181,508 that is held by the property manager rather than by the Issuing Entity. See “Mortgage Loan No. 3 – Ashford Hospitality Portfolio—Escrows and Reserves” in Appendix III of the free writing prospectus.

With respect to Mortgage Loan No. 9, Palm Court at Empire Center, the Initial Other Reserves of $4,179,471 includes $3,553,245 for outstanding TI/LC costs that is held by the title company rather than by the Issuing Entity. See “Mortgage Loan No. 9 – Palm Court at Empire Center—Escrows and Reserves” in Appendix III of the free writing prospectus.

(7)
With respect to Mortgage Loan No. 5, Apthorp Retail Condominium, partial (equal to or greater than $20,000,000) defeasance is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

(8)
With respect to Mortgage Loan Nos. 6, 12, 13, 14, 18, 19, and 31, Capital Center, Best Western Grant Park, 460 Herndon Parkway, Boston Park Plaza, Brighton Shopping Center, Chapel Hill Shopping Center, and Anaheim Hills Medical Office, the related loan documents permit future mezzanine financing and/or preferred equity generally subject to compliance with certain combined LTV and/or DSCR tests and/or Debt Yield tests.

(9)
With respect to Mortgage Loan No. 14, Boston Park Plaza, the mortgage loan is part of a $120,000,000 pari passu non-serviced loan combination that is evidenced by two pari passu promissory notes. The Boston Park Plaza Mortgage Loan is evidenced by one such pari passu notes (Note A-2) with an outstanding principal balance as of the Cut-off Date of $25,000,000. The pari passu note not included in the Issuing Entity (Note A-1) evidences the related non-serviced companion loan, which had an outstanding balance as of the Cut-Off Date of $95,000,000 and was securitized in the MSBAM 2013-C8 transaction. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Boston Park Plaza Non-Serviced Loan Combination” in the free writing prospectus.

In addition, with respect to Mortgage Loan No. 14, Boston Park Plaza, the related loan documents permit a partial collateral release subject to LTV and/or DSCR tests and/or Debt Yield tests, with partial defeasance or prepayment of the mortgage loan.

(10)
With respect to Mortgage Loan No. 16, CTO Retail Portfolio, the borrower may obtain a release of the lien of a mortgage encumbering an individual property (or properties) by substituting another property (or properties) subject to compliance with certain credit rating, contract rent, and LTV tests, among other conditions.

(11)
With respect to Mortgage Loan No. 32, 11010 Marketplace, the property is subject to a ground lease whereby the affiliated ground lessor has provided its fee interest as collateral for the subject loan, and the Title Type is shown as Fee.

(12)
With respect to Mortgage Loan No. 50, Best Western - East Peoria, after expiration of the current franchise agreement with Holiday Inn Express, the borrower plans to change the hotel’s flag to Best Western Plus. An escrow of $1,300,000 was collected at closing for the conversion as outlined by the related Property Improvement Plan.

A.
“Yield Maintenance Premium” shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one (1%) percent of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.l5-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.l5 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

C.
“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied or (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

D.
“Yield Maintenance” means a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the Loan being prepaid, and (ii) the positive difference between (a) the present value as of the Prepayment Calculation Date of the remaining monthly payments of principal and interest through and including the commencement of the Open Date, but excluding the amount of interest which would have been payable on the Payment Date immediately following the Prepayment Date discounted at the Reinvestment Yield and (b) the outstanding principal balance of the Loan as of the Prepayment Calculation Date.

“Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield.

E.
“Yield Maintenance Premium” shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.
As used herein, “Yield Maintenance” means a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the then-outstanding principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan each equal to the amount of interest which would be due on the portion of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15- Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

G.
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

H.
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

I.
As used herein, “Yield Maintenance” means a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the Loan being prepaid, or (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan each equal to the amount of interest which would be due on the portion of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

J.
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid prior to the Maturity Date, or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semiannually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

K.
As used herein, “Yield Maintenance” means a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the then-outstanding principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan each equal to the amount of interest which would be due on the portion of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

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APPENDIX II

MORTGAGE POOL INFORMATION (TABLES)

II-1

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Appendix II
Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Morgan Stanley Mortgage Capital Holdings LLC	37	$946,393,067	74.1%	4.215%	119	1.64x	10.3%	67.8%	57.3%
Bank of America, National Association	23	$330,512,816	25.9%	4.102%	109	1.78x	11.4%	62.8%	51.9%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1 - 10,000,000	32	$199,146,232	15.6%	4.348%	116	1.74x	11.8%	63.1%	50.7%
10,000,001 - 20,000,000	10	$157,400,673	12.3%	4.163%	105	1.69x	10.5%	66.5%	57.4%
20,000,001 - 30,000,000	10	$246,282,645	19.3%	4.239%	116	1.73x	11.2%	62.1%	48.5%
30,000,001 - 40,000,000	3	$105,330,015	8.2%	4.266%	118	1.62x	12.3%	67.8%	56.3%
60,000,001 - 70,000,000	2	$131,749,260	10.3%	4.379%	178	1.40x	8.9%	65.8%	43.0%
110,000,001 - 120,000,000	1	$111,997,057	8.8%	4.440%	56	2.18x	16.0%	62.6%	57.6%
150,000,001 - 165,000,000	2	$325,000,000	25.5%	3.864%	119	1.55x	7.8%	73.2%	68.4%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Minimum: $2,500,000
Maximum: $165,000,000
Average: $21,281,765

Appendix II
Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
New York	6	$282,285,307	22.1%	3.899%	146	1.57x	7.3%	67.6%	58.3%
Texas	4	$201,204,986	15.8%	4.237%	119	1.52x	10.0%	71.9%	63.2%
Massachusetts	3	$97,981,911	7.7%	4.085%	103	1.68x	10.9%	58.4%	48.0%
California	16	$96,875,787	7.6%	4.166%	118	1.83x	11.6%	62.0%	53.0%
Tennessee	1	$78,179,118	6.1%	4.440%	56	2.18x	16.0%	62.6%	57.6%
Florida	11	$64,535,530	5.1%	4.318%	114	1.69x	10.5%	66.6%	54.1%
New Jersey	5	$63,950,113	5.0%	4.297%	85	1.90x	14.0%	61.3%	52.8%
North Carolina	3	$58,883,965	4.6%	4.308%	101	1.57x	11.6%	63.8%	52.1%
Indiana	3	$54,475,000	4.3%	4.524%	118	1.40x	11.2%	72.0%	60.4%
Illinois	4	$49,440,442	3.9%	4.587%	112	1.70x	11.3%	68.7%	56.9%
Ohio	3	$42,745,321	3.3%	3.947%	95	1.68x	11.0%	70.1%	61.5%
Virginia	2	$30,504,715	2.4%	4.167%	119	1.70x	11.7%	70.8%	55.9%
Oklahoma	2	$25,851,291	2.0%	4.078%	66	1.66x	12.6%	72.7%	65.4%
Alabama	1	$24,750,000	1.9%	4.380%	119	1.45x	9.0%	63.6%	52.8%
Michigan	1	$21,000,000	1.6%	4.660%	226	1.23x	11.5%	70.7%	1.4%
Maryland	1	$17,500,000	1.4%	4.000%	118	1.54x	9.7%	74.8%	63.2%
Minnesota	2	$15,350,000	1.2%	4.118%	119	1.75x	11.6%	62.6%	50.0%
Mississippi	2	$13,923,905	1.1%	4.680%	117	1.65x	12.4%	63.9%	47.6%
Louisiana	1	$10,755,426	0.8%	4.449%	117	1.59x	11.0%	67.2%	54.6%
Utah	2	$8,233,743	0.6%	4.299%	119	2.12x	14.3%	54.8%	44.2%
Georgia	1	$8,200,000	0.6%	4.116%	119	1.37x	8.5%	74.5%	63.1%
Pennsylvania	1	$5,125,000	0.4%	3.570%	120	6.15x	26.2%	27.3%	27.3%
Colorado	1	$4,155,841	0.3%	3.670%	119	2.74x	10.3%	54.0%	54.0%
Arizona	1	$998,481	0.1%	3.670%	119	2.74x	10.3%	54.0%	54.0%
Total:	77	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Appendix II
Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Retail
Anchored	18	$230,100,854	18.0%	4.207%	124	1.71x	10.8%	65.1%	50.7%
Unanchored	22	$119,299,963	9.3%	4.509%	183	1.63x	9.2%	65.1%	43.9%
Regional Mall	1	$66,902,948	5.2%	3.970%	119	1.59x	10.0%	61.9%	49.4%
Subtotal:	41	$416,303,765	32.6%	4.255%	140	1.66x	10.2%	64.6%	48.6%
Office
Suburban	3	$190,504,715	14.9%	4.245%	119	1.47x	10.1%	74.4%	64.0%
CBD	7	$144,932,611	11.4%	4.230%	109	1.56x	11.7%	62.8%	53.7%
Medical	1	$9,000,000	0.7%	4.540%	119	1.69x	11.5%	64.3%	56.4%
Subtotal:	11	$344,437,327	27.0%	4.247%	115	1.51x	10.8%	69.3%	59.4%
Hospitality
Full Service	6	$187,783,914	14.7%	4.347%	68	2.08x	15.2%	60.9%	54.4%
Limited Service	6	$60,474,557	4.7%	4.734%	113	1.68x	12.3%	65.5%	51.7%
Extended Stay	1	$3,879,450	0.3%	4.128%	58	2.05x	17.6%	52.1%	43.4%
Subtotal:	13	$252,137,922	19.7%	4.436%	78	1.98x	14.6%	61.9%	53.6%
Leased Fee
Leased Fee	1	$165,000,000	12.9%	3.480%	119	1.67x	5.9%	71.2%	71.2%
Subtotal:	1	$165,000,000	12.9%	3.480%	119	1.67x	5.9%	71.2%	71.2%
Self Storage
Self Storage	5	$33,244,726	2.6%	4.108%	119	1.69x	10.0%	66.4%	53.1%
Subtotal:	5	$33,244,726	2.6%	4.108%	119	1.69x	10.0%	66.4%	53.1%
Multifamily
Student Housing	1	$24,750,000	1.9%	4.380%	119	1.45x	9.0%	63.6%	52.8%
Garden	1	$6,000,000	0.5%	4.310%	117	1.46x	9.2%	75.0%	63.9%
Subtotal:	2	$30,750,000	2.4%	4.366%	119	1.45x	9.0%	65.8%	55.0%
Manufactured Housing
Manufactured Housing	3	$29,532,144	2.3%	4.139%	118	1.48x	9.3%	74.4%	56.4%
Subtotal:	3	$29,532,144	2.3%	4.139%	118	1.48x	9.3%	74.4%	56.4%
Parking Structure
Parking Structure	1	$5,500,000	0.4%	4.420%	120	1.51x	10.4%	69.6%	51.1%
Subtotal:	1	$5,500,000	0.4%	4.420%	120	1.51x	10.4%	69.6%	51.1%

Total:	77	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Appendix II
Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.001 - 3.500	1	$165,000,000	12.9%	3.480%	119	1.67x	5.9%	71.2%	71.2%
3.501 - 4.000	9	$210,273,965	16.5%	3.875%	107	2.00x	11.6%	63.2%	54.6%
4.001 - 4.500	36	$664,828,094	52.1%	4.279%	104	1.67x	11.5%	65.4%	56.1%
4.501 - 5.000	14	$236,803,824	18.5%	4.691%	159	1.43x	10.5%	69.2%	45.8%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Minimum: 3.480%
Maximum: 4.960%
Weighted Average: 4.185%

Original Terms to Stated Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Stated Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	7	$201,543,872	15.8%	4.305%	56	2.03x	14.7%	62.1%	56.7%
120	51	$989,515,699	77.5%	4.111%	119	1.65x	9.9%	67.1%	58.2%
228	1	$21,000,000	1.6%	4.660%	226	1.23x	11.5%	70.7%	1.4%
240	1	$64,846,312	5.1%	4.800%	238	1.21x	7.9%	69.7%	36.5%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 118 mos.

Appendix II
Mortgage Pool Information

Remaining Terms to Stated Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Stated Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
55 - 60	7	$201,543,872	15.8%	4.305%	56	2.03x	14.7%	62.1%	56.7%
115 - 120	51	$989,515,699	77.5%	4.111%	119	1.65x	9.9%	67.1%	58.2%
223 - 228	1	$21,000,000	1.6%	4.660%	226	1.23x	11.5%	70.7%	1.4%
235 - 238	1	$64,846,312	5.1%	4.800%	238	1.21x	7.9%	69.7%	36.5%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Minimum: 56 mos.
Maximum: 238 mos.
Weighted Average: 117 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	4	$211,475,000	16.6%	3.529%	119	1.97x	7.3%	66.9%	66.9%
216	1	$21,000,000	1.6%	4.660%	226	1.23x	11.5%	70.7%	1.4%
240	2	$10,823,836	0.8%	4.322%	96	1.66x	13.5%	66.6%	45.5%
300	10	$85,700,816	6.7%	4.590%	103	1.58x	12.7%	62.7%	49.0%
336	1	$2,500,000	0.2%	4.500%	117	1.41x	9.5%	69.4%	56.3%
360	42	$945,406,231	74.0%	4.283%	115	1.63x	11.1%	66.7%	55.4%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Minimum: 216 mos.
Maximum: 360 mos.
Weighted Average: 351 mos.

Appendix II
Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	4	$211,475,000	16.6%	3.529%	119	1.97x	7.3%	66.9%	66.9%
216 - 230	1	$21,000,000	1.6%	4.660%	226	1.23x	11.5%	70.7%	1.4%
231 - 300	12	$96,524,652	7.6%	4.560%	102	1.59x	12.8%	63.1%	48.6%
301 - 350	1	$2,500,000	0.2%	4.500%	117	1.41x	9.5%	69.4%	56.3%
351 - 360	42	$945,406,231	74.0%	4.283%	115	1.63x	11.1%	66.7%	55.4%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Minimum: 216 mos.
Maximum: 360 mos.
Weighted Average: 350 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.11 - 1.20	1	$9,100,000	0.7%	4.640%	120	1.19x	11.1%	66.9%	49.6%
1.21 - 1.30	3	$92,623,853	7.3%	4.772%	226	1.23x	8.8%	70.1%	29.8%
1.31 - 1.40	2	$22,700,000	1.8%	4.163%	118	1.38x	9.4%	66.9%	59.2%
1.41 - 1.50	15	$347,136,509	27.2%	4.337%	118	1.44x	9.9%	71.3%	60.6%
1.51 - 1.60	9	$176,265,263	13.8%	4.114%	118	1.55x	10.2%	66.2%	54.3%
1.61 - 1.70	9	$266,487,251	20.9%	3.844%	114	1.67x	8.2%	69.6%	65.2%
1.71 - 1.80	7	$72,184,751	5.7%	4.237%	104	1.75x	12.4%	62.4%	51.2%
1.81 - 1.90	2	$35,812,565	2.8%	3.989%	119	1.85x	12.2%	49.1%	39.9%
1.91 - 2.00	4	$78,010,439	6.1%	4.064%	82	1.97x	13.7%	60.8%	52.2%
2.01 - 2.10	2	$9,879,450	0.8%	4.056%	95	2.05x	14.4%	47.3%	41.4%
2.11 - 2.20	3	$120,230,801	9.4%	4.430%	60	2.18x	15.9%	62.0%	56.7%
2.41 - 2.50	1	$18,250,000	1.4%	3.780%	119	2.44x	10.6%	55.3%	55.3%
2.71 - 2.80	1	$23,100,000	1.8%	3.670%	119	2.74x	10.3%	54.0%	54.0%
3.01 - 6.15	1	$5,125,000	0.4%	3.570%	120	6.15x	26.2%	27.3%	27.3%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Minimum: 1.19x
Maximum: 6.15x
Weighted Average: 1.68x

Appendix II
Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
20.1 - 30.0	2	$12,361,141	1.0%	3.892%	119	3.55x	22.1%	27.8%	23.3%
40.1 - 50.0	3	$56,858,566	4.5%	4.179%	92	1.92x	13.0%	45.3%	39.0%
50.1 - 60.0	9	$103,787,268	8.1%	4.059%	116	2.06x	11.1%	56.2%	50.5%
60.1 - 70.0	28	$542,426,040	42.5%	4.367%	116	1.69x	11.7%	64.8%	52.1%
70.1 - 80.0	18	$561,472,867	44.0%	4.041%	120	1.53x	9.0%	73.1%	63.0%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Minimum: 27.3%
Maximum: 75.1%
Weighted Average: 66.5%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
0.1 - 10.0	1	$21,000,000	1.6%	4.660%	226	1.23x	11.5%	70.7%	1.4%
20.1 - 30.0	2	$12,361,141	1.0%	3.892%	119	3.55x	22.1%	27.8%	23.3%
30.1 - 40.0	2	$90,808,878	7.1%	4.572%	204	1.39x	9.1%	62.8%	36.5%
40.1 - 50.0	15	$206,046,993	16.1%	4.284%	110	1.66x	11.5%	58.8%	47.3%
50.1 - 60.0	31	$485,452,869	38.0%	4.289%	101	1.83x	12.0%	65.0%	55.8%
60.1 - 70.0	8	$296,236,002	23.2%	4.200%	111	1.48x	10.3%	74.1%	64.6%
70.1 - 80.0	1	$165,000,000	12.9%	3.480%	119	1.67x	5.9%	71.2%	71.2%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Minimum: 1.4%
Maximum: 71.2%
Weighted Average: 55.9%

Appendix II
Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Amortizing Balloon	39	$634,785,883	49.7%	4.333%	111	1.73x	12.1%	64.3%	51.3%
Partial Interest Only	17	$430,645,000	33.7%	4.290%	124	1.46x	10.1%	69.6%	57.2%
Interest Only	4	$211,475,000	16.6%	3.529%	119	1.97x	7.3%	66.9%	66.9%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
5.6 - 6.0	1	$165,000,000	12.9%	3.480%	119	1.67x	5.9%	71.2%	71.2%
7.6 - 8.0	1	$64,846,312	5.1%	4.800%	238	1.21x	7.9%	69.7%	36.5%
8.1 - 8.5	2	$15,600,000	1.2%	4.203%	119	1.39x	8.5%	70.1%	61.4%
8.6 - 9.0	4	$62,837,758	4.9%	4.219%	119	1.47x	8.8%	66.9%	56.0%
9.1 - 9.5	3	$15,789,622	1.2%	4.232%	118	1.51x	9.3%	73.8%	60.6%
9.6 - 10.0	11	$351,855,773	27.6%	4.218%	119	1.48x	9.9%	70.3%	59.7%
10.1 - 10.5	5	$47,065,767	3.7%	3.940%	119	2.20x	10.3%	58.8%	51.9%
10.6 - 11.0	4	$39,679,467	3.1%	4.133%	118	1.98x	10.8%	60.4%	53.8%
11.1 - 11.5	10	$176,933,834	13.9%	4.405%	125	1.52x	11.4%	68.0%	49.3%
11.6 - 12.0	2	$32,751,832	2.6%	4.328%	119	1.70x	11.8%	68.3%	54.0%
12.1 - 12.5	5	$59,915,400	4.7%	4.208%	118	1.82x	12.3%	53.4%	42.9%
12.6 - 13.0	2	$38,611,940	3.0%	4.141%	57	1.69x	12.7%	69.5%	62.7%
13.1 - 13.5	1	$8,454,986	0.7%	4.868%	117	1.61x	13.2%	64.1%	48.1%
13.6 - 14.0	1	$3,989,560	0.3%	4.311%	118	2.12x	13.6%	58.7%	47.4%
14.1 - 14.5	2	$55,851,016	4.4%	4.157%	91	1.98x	14.3%	58.3%	48.9%
14.6 - 15.0	1	$4,244,184	0.3%	4.287%	119	2.12x	15.0%	51.1%	41.2%
15.1 - 27.0	5	$133,478,431	10.5%	4.390%	62	2.30x	16.6%	59.1%	54.0%
Total:	60	$1,276,905,883	100.0%	4.185%	117	1.68x	10.6%	66.5%	55.9%

Minimum: 5.9%
Maximum: 26.2%
Weighted Average: 10.6%

Appendix II
Mortgage Pool Information

Percentage of Collateral by Prepayment Restriction (%)(1)(2)(3)

Prepayment Restrictions	May-13	May-14	May-15	May-16	May-17
Locked Out	89.3%	89.4%	77.6%	77.7%	77.7%
Yield Maintenance Total	10.7%	10.6%	22.4%	20.4%	20.4%
Open	0.0%	0.0%	0.0%	1.9%	1.9%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,276,905,883	$1,265,675,291	$1,252,098,960	$1,236,309,388	$1,216,840,412
% Initial Pool Balance	100.0%	99.1%	98.1%	96.8%	95.3%

Prepayment Restrictions	May-18	May-19	May-20	May-21	May-22
Locked Out	88.0%	88.0%	88.0%	88.1%	88.1%
Yield Maintenance Total	12.0%	12.0%	12.0%	11.9%	11.9%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,013,983,625	$996,365,282	$978,050,550	$958,821,772	$938,730,972
% Initial Pool Balance	79.4%	78.0%	76.6%	75.1%	73.5%

Prepayment Restrictions	May-23	May-24	May-25	May-26	May-27
Locked Out	100.0%	100.0%	100.0%	100.0%	100.0%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$65,454,148	$62,753,560	$59,911,799	$56,930,406	$53,802,520
% Initial Pool Balance	5.1%	4.9%	4.7%	4.5%	4.2%

Prepayment Restrictions	May-28	May-29	May-30	May-31	May-32
Locked Out	100.0%	100.0%	100.0%	100.0%	100.0%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$50,527,820	$47,085,335	$43,473,695	$39,684,587	$35,735,573
% Initial Pool Balance	4.0%	3.7%	3.4%	3.1%	2.8%

Notes:
(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

(THIS PAGE INTENTIONALLY LEFT BLANK)

APPENDIX III

SIGNIFICANT LOAN SUMMARIES

III-1

MSBAM 2013-C9	Milford Plaza Fee

Mortgage Loan No. 1 – Milford Plaza Fee

III-2

MSBAM 2013-C9	Milford Plaza Fee

Mortgage Loan No. 1 – Milford Plaza Fee

Milford Plaza Fee
700 Eighth Avenue
New York, NY 10036
MANHATTAN
Upper West Side
Upper East Side
Midtown
West Side
East Side
Theatre District
Garment District
CENTRAL PARK
Strawberry Fields
Sheep Meadow
The Mall
East Green
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Hudson River
Henry Hudson Pkwy.
9A
DeWitt Clinton Park
Passenger Ship Terminal
Intrepid Sea-Air-Space Museum
Ferries
Lincoln Tunnel
Bryant Park
Madison Square Park
TIMES SQUARE
ROCKEFELLER CENTER
Herald Square
Macy's
Empire State Building
Madison Square Garden
General Post Office
Port Authority Bus Terminal
Time Warner Center
Lincoln Center
Metropolitan Opera House
Avery Fisher Hall
Carnegie Hall
Grand Central Terminal (Metro North)
Chrysler Building
New York Public Library
Museum of Modern Art
St. Patrick's Cathedral
Radio City Music Hall
Broadway
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
9th Ave.
10th Ave.
11th Ave.
12th Ave.
Ave. of the Americas
W. 72nd St.
W. 42nd St.
E. 72nd St.
E. 42nd St.
NEW YORK CITY
NEW JERSEY
QUEENS
BROOKLYN
Hoboken
Weehawken
Jersey City
Secaucus
North Bergen
West New York
Union City
Astoria
Long Island City
Chelsea
Greenwich Village
SoHo
Chinatown
Financial District
East River

III-3

MSBAM 2013-C9	Milford Plaza Fee

Mortgage Loan No. 1 – Milford Plaza Fee

Mortgage Loan Information	Mortgaged Property Information(4)
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/Baa3	Property Address:	700 Eighth Avenue New York, NY 10036
Original Balance(1):	$165,000,000	General Property Type:	Leased Fee
Cut-off Date Balance(1):	$165,000,000	Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	12.9%	Number of Rooms:	1,331 Rooms
Loan Purpose:	Acquisition	Cut-off Date Balance Per Room(1):	$206,612
Borrower Name(s):	700 Milford Holdings LLC	Balloon/ARD Balance Per Room(1):	$206,612
Sponsor(2):	Los Angeles County Employees Retirement Association and David Werner	Year Built / Year Renovated:	1928 / 2012-2013
Mortgage Rate:	3.480%	Title Vesting:	Fee
Note Date:	3/8/2013	Property Manager:	NAP
First Payment Date:	5/5/2013
Anticipated Repayment Date:	4/5/2023	Underwriting and Financial Information(5)
Maturity Date:	4/5/2043	UW Revenues:	$16,250,000
IO Period:	120 months	UW Expenses:	$0
Original Term to Maturity or ARD:	120 months	UW NOI:	$16,250,000
Seasoning:	1 month	UW NCF:	$16,250,000
Original Amortization Term:	0 months	UW NOI DSCR(1):	1.67x
Loan Amortization Type:	Full IO	UW NCF DSCR(1):	1.67x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield(1):	5.9%
Prepayment Provisions:	LO (25); DEF (88); O (7)	UW NCF Debt Yield(1):	5.9%
Lockbox/Cash Management:	Hard / In Place	UW NCF Debt Yield at Maturity(1):	5.9%
Pari Passu Mortgage Debt:	$110,000,000	Most Recent NOI (As of):	NAP
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	NAP
Mezzanine Debt:	None	Third Most Recent NOI (As of):	NAP
Reserves(3)	Appraised Value:	$386,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/23/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	71.2%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	71.2%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate(6):	NAP

(1)
The Milford Plaza Fee Mortgage Loan is part of the Milford Plaza Fee Loan Pair evidenced by three pari passu notes with an aggregate original principal balance of $275,000,000. The Cut-off Date Balance Per Room, LTV, DSCR, Balloon/ARD Balance Per Room, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield UW NCF Debt Yield, UW NCF Debt Yield at Maturity, and Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $275,000,000 Milford Plaza Fee Loan Pair balance.

(2)	See “—Borrower and Sponsor” below for discussion of potential changes in loan sponsor.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)
The Milford Plaza Fee Mortgage Loan is secured by the land under the Milford hotel condominium. The improvements are not part of the collateral and are currently operated as a hotel. Certain property information, such as Number of Rooms, Cut-off Date Balance Per Room, Balloon/ARD Balance Per Room and Year Built/Renovated relate to the non-collateral improvements and are for informational purposes only.

(5)
Underwriting and Financial Information is based on the current annual ground lease payment due under a ground lease between the Milford Plaza Fee Borrower and the tenant under the ground lease. Further data as outlined below considers the operations of the hotel pursuant to a “look-through” underwriting. See “—The Mortgaged Property” below for further detail.

(6)	The Milford Plaza Fee Property is net leased to a hotel owner/operator.

The Milford Plaza Fee Mortgage Loan

The Mortgage Loan. The largest mortgage loan (the “Milford Plaza Fee Mortgage Loan”) is part of a pari passu loan pair (the “Milford Plaza Fee Loan Pair”) evidenced by three pari passu promissory notes in the aggregate principal amount of $275,000,000, all of which are secured by the same first priority fee mortgage encumbering the land known as the Milford Plaza Fee, New York, New York (the “Milford Plaza Fee Property”). The Milford Plaza Fee Mortgage Loan is evidenced by two such pari passu notes (Note A-1 and A-3) with an outstanding, combined principal balance as of the Cut-off Date of $165,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related companion loan (the “Milford Plaza Fee Serviced Companion Loan”), which has an outstanding balance as of the Cut-off Date of $110,000,000. The Milford Plaza Fee Serviced Companion Loan has similar features and terms as the Milford Plaza Fee Mortgage Loan and is expected to be contributed to a future trust. See “—Secured Indebtedness” below for further details. The proceeds of the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan were used to finance the acquisition of the Milford Plaza Fee Property for a purchase price of approximately $350,000,000.

III-4

MSBAM 2013-C9	Milford Plaza Fee

The Milford Plaza Fee Mortgage Loan had an original term of 120 months and has a remaining term of 119 months with an Anticipated Repayment Date (also known as the Effective Maturity Date) (the “ARD”) of April 5, 2023 and a final maturity date of April 5, 2043. The Milford Plaza Fee Mortgage Loan requires payments of interest only prior to the ARD. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the closing date of the last Milford Plaza Fee Serviced Companion Loan to be securitized. The Milford Plaza Fee Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor. The borrower is 700 Milford Holdings LLC, a single-purpose Delaware limited liability company with two independent directors (the “Milford Plaza Fee Borrower”). The Milford Plaza Fee Mortgage Loan sponsors are the Los Angeles County Employees Retirement Association (“LACERA”), or other Investment Funds controlled by RREEF America, LLC, or an affiliate, or LACERA and David Werner. The recourse carve out guarantor is David Werner.

LACERA administers defined retirement plan benefits for the employees of Los Angeles County and outside Districts. LACERA’s FYE June 30, 2012 annual report lists total plan net assets of approximately $38.3 billion, including approximately $3.9 billion in real estate assets. David Werner has been a New York City based real estate investor for approximately 30 years. Mr. Werner reports current ownership in five office buildings containing over 5.4 million SF.

The Mortgaged Property. The Milford Plaza Fee Property is a 19,982 SF (0.46 acre) parcel of land on the east side of Eighth Avenue between West 44th and West 45th Streets in Manhattan. The Milford Plaza Fee Property is currently leased to a hotel operator, RP/HH Milford Plaza Ground Tenant, LP, a joint venture between Highgate Holdings and Rockpoint Group, which owns and operates the leasehold improvements as a hotel pursuant to a lease with an expiration date of February 29, 2112 (99 years). Current base rent is $16,250,000 per annum subject to annual CPI increases. RP/HH Milford Plaza Owner, LP, an affiliate of the ground tenant, was the seller of the Milford Plaza Fee Property to the Milford Plaza Fee Borrower. RP/HH Milford Plaza Ground Tenant, LP, as tenant under the lease, has certain purchase rights in addition to those after certain casualty or condemnation events, including rights at the end of the 10th, 20th and 30th lease years at an amount equal to the lesser of $425,000,000 (applicable to the year 10 option only) and the then annual ground rent capitalized at 5%. In no event may the purchase price be less than the lesser of $325,000,000 (less any casualty or condemnation net proceeds previously applied to the debt) and the amount of the debt then outstanding on the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan.

The leasehold condominium improvements, which are not collateral for the Milford Plaza Fee Mortgage Loan, include a 28-story, 1,331 room hotel structure that currently operates as the Milford Plaza. The site also includes a retail condominium unit that is not collateral for the Milford Plaza Fee Mortgage and is not located on the Milford Plaza Fee Property. The improvements were constructed in 1928 and were recently fully renovated at a cost of approximately $154 million. During the trailing-12 month period ending February 28, 2013, the hotel achieved an 88.0% occupancy rate, a $190.27 ADR and a $167.46 RevPAR. The trailing-12 month NCF for the hotel before ground rent payments was $35,406,720. The underwritten hotel NCF for the hotel before ground rent payments is $36,820,763.

The Market. The Milford Plaza Fee Property is located on the east side of Eighth Avenue between West 44th and West 45th Streets in the Times Square neighborhood of Manhattan. There are approximately 16,000 hotel rooms in the Times Square area, representing approximately 25% of Manhattan’s total current room supply. According to the appraiser, for 2012, the average hotel occupancy in the Times Square market was 87.7%, ADR was $275.41 and RevPAR was $241.44, compared to 84.0%, $268.30 and $227.29, respectively, for 2011. Overall Manhattan 2012 average hotel occupancy, ADR and RevPAR were 86.0%, $277.95 and $239.16, respectively. The appraiser noted certain Manhattan hotel sales during 2012 ranging from $192,000 to $1,228,000, per room and averaging $530,111 per room.

Escrows and Reserves.  Under the terms of the Hotel Lease (as defined below), Tenant (as defined below) covenants to pay all taxes, assessments and other charges payable in respect of the Milford Plaza Fee Property and at its own cost and expense to obtain and maintain insurance.  Notwithstanding the foregoing, if a Hotel Lease Trigger Period exists, lender may require the Milford Plaza Fee Borrower to establish and maintain reserves for payment of taxes, other charges, insurance premiums and capital expenditures. “Hotel Lease” means the Lease dated as of March 7, 2013, by and between RP/HH Milford Plaza Owner LP, as landlord (predecessor in interest to the Milford Plaza Fee Borrower) and RP/HH Milford Plaza Ground Tenant LP (“Tenant”). “Hotel Lease Trigger Period” means the period (A) commencing upon the first to occur of (i) Tenant is in default in any material respect under the Hotel Lease, (ii) Tenant gives written notice of its intention to terminate the Hotel Lease, (iii) either the Milford Plaza Fee Borrower or Tenant attempts to terminate or cancel the Hotel Lease through the institution of legal action without lender’s consent, (iv) the Hotel Lease is terminated or cancelled and/or is not in full force and effect or (v) any bankruptcy or insolvency of Tenant, and (B) expiring upon the first to occur of (a) with respect to (i) above, Tenant has cured all defaults under the Hotel Lease, (b) with respect to (ii) or (iii) above, Tenant has revoked or rescinded any termination or cancellation notice and has reaffirmed the Hotel Lease as being in full force and effect, (c) with respect to (iv) or (v) above, in connection with any bankruptcy or insolvency proceedings involving Tenant and/or the Hotel Lease, Tenant is no longer insolvent or subject to such proceedings and has affirmed the Hotel Lease pursuant to a final non-appealable order of a court of competent jurisdiction, and (d) with respect to any of (ii), (iii), (iv) or (v) above, The Milford Plaza Fee Borrower has re-let the Milford Plaza Fee Property in accordance with the loan agreement for The Milford Plaza Fee Mortgage Loan, the applicable tenant under such lease is in actual, physical occupancy, open to the public for business in the space demised under the Hotel Lease and is paying the full amount of rent due under the Hotel Lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Milford Plaza Fee Mortgage Loan.  The Milford Plaza Fee Mortgage Loan has in place cash management.  Funds in the lockbox account are applied on each monthly payment date to pay debt service on the Milford Plaza Fee Mortgage Loan and to remit the remainder to the Milford Plaza Fee Borrower; provided, that commencing on April 5, 2023 and continuing until the Milford Plaza Fee Mortgage Loan has been satisfied in full, the remainder will first be disbursed to the Milford Plaza Fee Borrower in the amount of funds sufficient to pay monthly operating expenses incurred in connection with the operation and maintenance of the Milford Plaza Fee Property and approved by lender and then be remitted to a reserve to be held by the lender as additional security for the Milford Plaza Fee Mortgage Loan.  The lender has the right to use this additional security reserve to reduce the principal balance to $0, then reduce accrued interest to $0, then pay interest on accrued interest, if any.

Property Management. The Milford Plaza Fee Property is not subject to a management agreement. The Milford Plaza Fee Borrower receives a monthly ground rent payment from RP/HH Milford Plaza Ground Tenant, LP.

Secured Indebtedness. The Milford Plaza Fee Serviced Companion Loan was originated by MSMCH on March 8, 2013 and is evidenced by one (1)

note (A-2) with an original and Cut-off Date principal balance of $110,000,000. The current holder of the Milford Plaza Fee Serviced Companion Loan is MSMCH. The note evidencing the Milford Plaza Fee Serviced Companion Loan accrues interest at the same rate as the Milford Plaza Fee Mortgage

III-5

MSBAM 2013-C9	Milford Plaza Fee

Loan.  The Milford Plaza Fee Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Milford Plaza Fee Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool–The A/B Whole Loans and the Loan Pairs–The Milford Plaza Fee Loan Pair” in the free writing prospectus.  The Milford Plaza Fee Serviced Companion Loan is expected to be contributed to one or more future trusts. The holders of the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Milford Plaza Fee Loan Pair.  The Milford Plaza Fee Mortgage Loan will generally represent the controlling interest in the Milford Plaza Fee Loan Pair and the Milford Plaza Fee Loan Pair will be serviced pursuant to terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool–The A/B Whole Loans and the Loan Pairs–The Milford Plaza Fee Loan Pair” in the free writing prospectus.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the Milford Plaza Fee Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Milford Plaza Fee Property.

Expansion, Release and Substitution of Property.  Not permitted.

III-6

MSBAM 2013-C9	Colonnade Office

(THIS PAGE INTENTIONALLY LEFT BLANK)

III-7

MSBAM 2013-C9	Colonnade Office

Mortgage Loan No. 2 – Colonnade Office

III-8

MSBAM 2013-C9	Colonnade Office

 Mortgage Loan No. 2 – Colonnade Office

Colonnade Office
15301, 15303, 15305 Dallas Parkway
Addison, TX 75001
PLANO
CARROLLTON
DALLAS
RICHARDSON
Addison
Farmers Branch
Far North Dallas
North Dallas
DENTON COUNTY
COLLIN COUNTY
DALLAS COUNTY
Parker Rd.
Plano Pkwy.
Park Blvd.
Hebron Pkwy.
International Pkwy.
Pres. George Bush Turnpike
Rosemeade Pkwy.
Frankford Rd.
Trinity Mills Rd.
McCallum Blvd.
Campbell Rd.
Keller Springs Rd.
Arapaho Rd.
Belt Line Rd.
Spring Valley Rd.
Alpha Rd.
LBJ Frwy
Forest Ln.
Northaven Rd.
Dallas North Tollway
Central Expwy
Midway Rd.
Marsh Ln.
Kelly Blvd.
Preston Rd.
Hillcrest Rd.
Coit Rd.
Independence Pkwy.
Waterview Dr.
Knoll Trail Dr.
Excel Pkwy.
Westgrove Dr.
Addison Rd.
Quorum Dr.
Noel Rd.
Montfort Dr.
Inwood Rd.
Campbell Rd.
Dallas-Ft. Worth Intl. Airport 17 miles
Dallas Love Field 7 miles
Addison Airport
Addison Conference and Theatre Centre
Addison Walk Shopping Ctr.
Village on the Parkway
Dallas Galleria
Valley View Center
TX Health Presbyterian Hospital
The Shops at Willow Bend
Polo Towne Crossing
Preston Towne Crossing
Preston Shepard Place
Preston Park Village
Old Shepard Pl.
West Park Plaza
Westpark Village
The Medical Center of Plano
Norman Whitsitt Pkwy.
The Arbors on Preston Road
Education Community Garden at Texas AgriLife Extension Center
University of Texas-Dallas
Texas Instruments Headquarters
Medical City Dallas Hospital
Preston Forest Square
Market at Preston Forest
The Plaza at Preston Center
Preston Forest Village
Prestonwood Country Club
Gleneagles Country Club
Steeplechase Park
Eldorado Park
Branch Hollow Park
Oak Creek Park
Greenbelt Park
Rosemeade Park
Katie Jackson Park
Preston Trail Golf Club
Bent Tree Country Club
Columbian Country Club
Bent Fields Park
Northwood Country Club
LBJ/Central
Forest Lane
DART RED LINE
DENTON
McKinney
FRISCO
Allen
PLANO
Flower Mound
Lewisville
Carrollton
Addison
RICHARDSON
Coppell
Farmers Branch
Grapevine
GARLAND
Rowlett
Euless
IRVING
DALLAS
FORT WORTH
ARLINGTON
GRAND PRAIRIE
MESQUITE
DeSoto
Lancaster
Mansfield

III-9

MSBAM 2013-C9	Colonnade Office

Mortgage Loan No. 2 – Colonnade Office

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	15301, 15303, 15305 North Dallas Parkway, Addison, TX 75001
Original Balance:	$160,000,000			General Property Type:	Office
Cut-off Date Balance:	$160,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	12.5%			Net Rentable Area:	1,051,641 NSF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$152
Borrower Name(s):	FPG Colonnade, LP			Balloon Balance Per Unit/SF:	$133
Sponsor:	Louis Kestenbaum; Joel Kestenbaum			Year Built / Year Renovated:	1983, 1985, 1998 / 2010
Mortgage Rate:	4.260%			Title Vesting:	Fee
Note Date:	3/28/2013			Property Manager:	FPG Texas Management, LP
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	4/1/2023			UW Revenues:	$25,942,492
IO Period:	36 months			UW Expenses:	$10,267,800
Original Term to Maturity or ARD:	120 months			UW NOI:	$15,674,692
Seasoning:	1 month			UW NCF:	$13,435,469
Original Amortization Term:	360 months			UW NOI DSCR:	1.66x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.42x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	8.4%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	9.6%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$11,488,557 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$4,251,890 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$5,078,144 (12/31/2010)
Reserves(1)				Appraised Value:	$213,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/16/2013
RE Tax:	$754,483	$259,039	NAP	Cut-off Date LTV Ratio:	75.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity:	65.5%
Recurring Replacements:	$2,000,000	$19,280	NAP	Occupancy Rate:	88.0% (1/31/2013)
TI/LC:	$10,282,108	Springing	$1,000,000	2nd Most Recent Occupancy:	87.0% (12/31/2012)
Other(1):	$979,276	$0	NAP	3rd Most Recent Occupancy:	89.4% (12/31/2011)
				4th Most Recent Occupancy:	80.0% (12/31/2010)
				5th Most Recent Occupancy:	68.8% (12/31/2009)
				6th Most Recent Occupancy:	75.3% (12/31/2008)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Colonnade Office Mortgage Loan

The Mortgage Loan. The second largest mortgage loan (the “Colonnade Office Mortgage Loan”) is evidenced by three promissory notes in the aggregate principal amount of $160,000,000, secured by a first priority fee mortgage encumbering the property known as the Colonnade Office, Addison, Texas (the “Colonnade Office Property”). The proceeds of the Colonnade Office Mortgage Loan were used to finance the acquisition of the Colonnade Office Property for a purchase price of approximately $205,000,000. A previous loan secured by the Colonnade Office Property was included in the CGCMT 2006-FL2 securitization.

The Colonnade Office Mortgage Loan had an original term of 120 months and has a remaining term of 119 months with a maturity date of April 1, 2023. The Colonnade Office Mortgage Loan requires payments of interest only for the initial 36 months and principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Colonnade Office Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is FPG Colonnade, LP (the “Colonnade Office Borrower”), a single-purpose Delaware limited partnership with two independent directors. The Colonnade Office Borrower is partially owned and controlled by Louis and Joel Kestenbaum, founding

III-10

MSBAM 2013-C9	Colonnade Office

members of the Fortis Property Group, LLC (“Fortis”). 49% of the Colonnade Office Borrower is indirectly owned by Phoenix Holdings, Ltd., an Israel-based financial group. Fortis is the recourse carve-out guarantor.

Fortis is a New York based real estate investment, operating and development company. In the past several years, Fortis has acquired and/or developed approximately 8 million SF of property in the United States.

The Mortgaged Property. The Colonnade Office Property consists of three Class A, multi-tenant office buildings (Colonnade Towers I, II and III) connected by a three story atrium. The buildings range from 12 to 16 stories and were constructed in 1983 (Tower I), 1985 (Tower II) and 1998 (Tower III). The combined size of the three buildings is approximately 1,051,641 SF of office, storage and retail space. A seven-level parking structure containing 2,702 spaces is connected to the complex. Over the past three years approximately $7.5 million of renovations have been done, including an upgrade to LEED Silver certification, a new fitness center and a new conference center.

The Colonnade Office Property is located in Addison, Texas, approximately 12 miles north of downtown Dallas. It is located within the Addison-Circle development, which also includes approximately 2,020 apartment units, 400 townhomes and numerous restaurants and retail stores.

Major Tenants.

USP Texas (103,463 SF, 10% of NRA, 11% of underwritten base rent). USP Texas, L.P. (“USP”) leases 103,463 SF of office and storage space at the Colonnade Office Property. The lease began on January 1, 2003. The tenant expanded on October 1, 2011 and on December 1, 2012. The lease has a current expiration date of October 1, 2020, with respect to 87,018 SF and October 31, 2020, with respect to 12,081 SF, with two five-year lease renewal options. The subject office space serves as the company’s headquarters. The lease guarantor is United Surgical Partners International, Inc. (“USPI”) USPI is a private company that currently manages over 200 surgical centers in the U.S. and England.

Zurich (84,948 SF, 8% of NRA, 9% of underwritten base rent). Zurich American Insurance Company (“Zurich”) leases 84,948 SF of office space at the Colonnade Office Property. The original lease began on June 14, 2011 and has a current expiration date of September 30, 2022, with two five-year lease renewal options. The tenant has lease termination options effective the last day of the 90th and the 125th months of the lease term with nine months of notice and payment of applicable cancellation fees equal to prorated portions of the lessor’s leasing costs. In addition, the tenant has lease contraction options associated with its space on either the 11th or 12th floors effective either the last day of the 60th lease month or the 96th lease month with nine months of notice and payment of applicable cancellation fees equal to prorated portions of the lessor’s leasing costs.

Hilton (77,840 SF, 7% of NRA, 8% of underwritten base rent). Hilton Worldwide, Inc. (“Hilton”) leases 77,840 SF of office space at the Colonnade Office Property. The lease began on July 19, 2010 and has a current expiration date of January 31, 2021, with one five-year lease renewal option. The tenant has one lease cancellation option effective January 30, 2019 with nine months of notice and payment of a termination fee equal to the present value of the rent payable for the remainder of the lease term. Hilton is a global hospitality company owned by the Blackstone Group.

HQ Global (53,603 SF, 5% of NRA, 6% of underwritten base rent). HQ Global Workplaces, LLC. (“HQ”) leases 53,603 SF of office and storage space at the Colonnade Office Property. The lease began on May 1, 2009, was expanded on May 1, 2011 and has a current expiration date of April 1, 2014 with respect to 25,901 SF and April 1, 2017 with respect to 25,772 SF. The tenant has one five year lease renewal option with respect to 25,772 SF only. HQ is a subsidiary of The Regus Group (LSE: Regus PLC), a provider of outsourced workplaces with more than 1,400 locations across almost 100 countries.

Source Direct (48,385 SF, 5% of NRA, 5% of underwritten base rent). Infostaf Consulting, Inc., d/b/a Source Direct (“Source Direct”) leases 48,385 SF of office and storage space at the Colonnade Office Property. The lease began on May 28, 2012 and has a current expiration date of May 31, 2023, with one five-year lease renewal option. The tenant has a lease termination option effective the last calendar day of the 94th month of the lease term with nine months of prior notice and payment of a $1,440,040.62 cancellation fee. Source Direct is a privately held company that has provided server sales and support services in the information technologies (IT) industry since 1989.

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MSBAM 2013-C9	Colonnade Office

The following table presents a summary regarding major tenants at the Colonnade Office Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
USP Texas	NR/NR/NR	103,463	10%	$2,465,178	11%	$23.83	10/1/2020 and 10/31/2020(2)
Zurich	AA-/NR/AA-	84,948	8%	$2,039,544	9%	$24.01	9/1/2022
Hilton	NR/NR/NR	77,840	7%	$1,894,285	8%	$24.34	1/1/2021
HQ Global	NR/NR/NR	53,603	5%	$1,418,202	6%	$26.46	4/1/2014 and 4/1/2017(3)
Source Direct	NR/NR/NR	48,385	5%	$1,181,765	5%	$24.42	5/1/2023
Subtotal / Wtd. Avg.		368,239	35%	$8,998,974	39%	$24.44

Other Tenants		557,461	53%	$13,946,807	61%	$25.02
Vacant Space		125,941	12%	$0	0%	$0.00
Total / Wtd. Avg.		1,051,641	100%	$22,945,781	100%	$24.79(4)

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(2)	The USP Texas space has a lease termination date of 10/1/2020, with respect to 87,018 SF and a lease expiration date of 10/31/2020, with respect to 12,081 SF.
(3)	The HQ Global space has a lease expiration date of 4/1/2014, with respect to 25,901 SF and a lease expiration date of 4/1/2017, with respect to 25,772 SF.
(4)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Colonnade Office Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	13,676	$21.26	1%	1%	$290,686	1%	1%
2013	6	26,172	$26.22	2%	4%	$686,215	3%	4%
2014	15	63,278	$25.60	6%	10%	$1,619,785	7%	11%
2015	19	116,682	$24.98	11%	21%	$2,914,188	13%	24%
2016	11	66,940	$25.54	6%	27%	$1,709,931	7%	31%
2017	12	102,272	$26.50	10%	37%	$2,709,782	12%	43%
2018	6	54,587	$26.05	5%	42%	$1,421,840	6%	49%
2019	5	56,356	$24.87	5%	48%	$1,401,649	6%	56%
2020	17	162,019	$24.25	15%	63%	$3,929,584	17%	73%
2021	4	87,236	$24.41	8%	71%	$2,129,185	9%	82%
2022	5	90,606	$24.04	9%	80%	$2,178,165	9%	91%
2023	5	74,068	$24.62	7%	87%	$1,823,840	8%	99%
2024	0	0	$0.00	0%	87%	$0	0%	99%
2025	10	11,808	$11.09	1%	88%	$130,932	1%	100%
2026 & Beyond	0	0	$0.00	0%	88%	$0	0%	100%
Vacant	0	125,941	$0.00	12%	100%	$0	0%	100%
Total / Wtd. Avg.	116	1,051,641	$24.79	100%	100%	$22,945,781	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market. According to the appraiser, the Colonnade Office Property is located in the Far North Dallas office submarket. As of September 30, 2012, the overall Dallas market has a 21.3% vacancy rate, down from 24.8% at the same time in 2010, with an overall weighted average Class A rental rate of $24.35 PSF. The Dallas CBD vacancy rate was 27.3%; however, according to the appraiser, much of the CBD vacancy is due to obsolete buildings. The subject Far North Dallas vacancy rate and overall weighted average Class A rents were 19.4% and $24.82, respectively. The appraiser notes that the Far North Dallas submarket reported the highest office absorption level of all the Dallas submarkets, totaling 652,716 SF, as of September, 30, 2012 year to date.

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MSBAM 2013-C9	Colonnade Office

The following table presents certain Class A office rental comparable information in the Colonnade Office Property submarket:

Competitive Office Property Summary
Property	Size (NRA)	Year Built	Tenant	Lease Date	Size (NRA)	Effective Rent/SF (FS+E)	Months Free	TI/SF
Centura Tower, 14185 North Dallas Parkway, Addison, TX	412,248	1999	Copart of Texas Inc.	1/12	53,266	$20.01	13	$35.00
Providence Towers, 5001 Spring Valley Road, Farmers Branch, TX	515,372	1987	Marcus & Millichap	7/12	10,205	$20.43	9	$30.00
Galleria North I, 13737 Noel Road, Dallas TX	379,518	1999	Dealer Track	1/12	59,152	$22.98	10	$25.00
Two Addison Circle, 15725 North Dallas Parkway, Addison, TX	198,484	2009	USAA	9/12	42,400	$23.60	NAV	$33.00
Millennium Tower, 15455 North Dallas Parkway, Addison, TX	351,683	1999	Scott Palmer PC	10/12	3,557	$24.00	6	$15.00
Centura Tower, 14185 North Dallas Parkway, Addison, TX	412,248	1999	Charles Schwab	7/12	5,150	$24.23	3	$0.00
One Galleria, 13355 Noel Road, Dallas, TX	468,750	1982	Howard Hughs	7/12	14,213	$24.39	4	$30.00
Tollway Plaza II, 15950 North Dallas Parkway, Addison, TX	184,459	1999	Regus	8/12	24,546	$25.27	5	$16.50

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Colonnade Office Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Gross Potential Rent(1)	$17,311,500	$19,402,059	$22,245,129	$26,019,801	$24.74
Total Reimbursements	$1,345,463	$1,276,287	$2,174,720	$2,561,129	$2.44
Other Income	$418,666	$637,175	$734,112	$734,112	$0.70
Vacancy(2)	($5,649,168)	($8,165,144)	($5,131,292)	($3,372,550)	($3.21)
Effective Gross Income	$13,426,461	$13,150,377	$20,022,669	$25,942,492	$24.67
Total Expenses	$8,348,317	$8,898,487	$8,534,112	$10,267,800	$9.76
Net Operating Income	$5,078,144	$4,251,890	$11,488,557	$15,674,692	$14.90
TI/LC	$0	$0	$0	$2,902,529	$2.76
Capital Expenditures	$0	$0	$0	$229,994	$0.22
Initial TI/LC Reserve Credit(3)	$0	$0	$0	($893,300)	($0.85)
Net Cash Flow	$5,078,144	$4,251,890	$11,488,557	$13,435,469	$12.78
Occupancy %	80.0%	89.4%	87.0%	88.2%
NOI DSCR	0.54x	0.45x	1.21x	1.66x
NCF DSCR	0.54x	0.45x	1.21x	1.42x
NOI Debt Yield	3.2%	2.7%	7.2%	9.8%
NCF Debt Yield	3.2%	2.7%	7.2%	8.4%
Average Annual Rent PSF(4)	$14.51	$12.54	$18.71	$24.41

(1)	Historical Gross Potential Rent is net of vacancy. Underwritten GPR includes contractual rent increases through August 1, 2013, totaling approximately $298,596.
(2)
Historical vacancy includes rent abatements given to tenants who took occupancy in 2009-2011. Occupancy fell to approximately 65.9% in March of 2009 at which time the previous owner of the Colonnade Office Property leased vacant space to Zurich, Hilton, and Willis Insurance, and expanded the largest tenant, USP Texas. These new leases generally included rent abatement periods and tenant improvement credits, which together are reflected in the historical vacancy line.

(3)
The Colonnade Office Borrower deposited $10,282,108 into the TI/LC reserve account at loan closing. Approximately $8,933,000 of the upfront TI/LC reserve is held for future leasing costs and is utilized as an offset to the underwritten TI/LC expenses over the 10-year loan term at $893,300 per year.

(4)
Average Annual Rent PSF is based on historical financials and end of year occupancy rates. The historical discounts and concessions allocated to various tenants throughout 2010, 2011 and 2011 are included in this calculation and reduce the Average Annual Rent PSF.

Escrows and Reserves. The Colonnade Office Borrower deposited $754,483 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly. The Colonnade Office Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Colonnade Office Borrower maintains insurance under a blanket insurance policy approved by lender in its reasonable discretion). The Colonnade Office Borrower deposited $2,000,000 in escrow for replacement reserves (including specified capital expenditures set forth on a schedule to the loan agreement) at loan origination and is required to make monthly deposits of $19,280 for replacement reserves. The Colonnade Office Borrower deposited $10,282,108 in escrow at loan origination for tenant improvement costs and leasing commissions (TIs/LCs) (including (a) existing TIs/LCs on a tenant by tenant basis set forth on a schedule to the loan agreement and (b) reasonable and market costs in preparing or building out vacant space prior to a lease being executed for such space, but not with respect to more than 20,000 rentable SF of space at the Colonnade Office Property at any one time) and is required to make monthly deposits of $87,637 (x) commencing on and after the first monthly payment date on which the funds held in such reserve for TIs/LCs are less than $1,000,000 until the amount on deposit therein equals or exceeds $1,000,000 and (y) at any time an event of default has occurred and is continuing. The Colonnade Office Borrower deposited $979,276 in escrow for future rent credits or abatements under existing leases which amount will be disbursed into the lockbox account as rent in accordance with a schedule to the loan agreement.

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MSBAM 2013-C9	Colonnade Office

Lockbox and Cash Management. A hard lockbox is in place with respect to the Colonnade Office Mortgage Loan.  The Colonnade Office Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Colonnade Office Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Colonnade Office Mortgage Loan, to fund the required reserves deposits as described above under “ —Escrows and Reserves,” to remit to Colonnade Office Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Colonnade Office Mortgage Loan.

A “Cash Sweep Period” will:

(i)	commence upon the occurrence of an event of default and continue until the event of default is cured,

(ii)
commence upon the debt service coverage ratio for the trailing six (6) consecutive calendar month period being less than 1.10x and continue until the debt service coverage ratio for the preceding six (6) consecutive calendar month period is equal to or greater than 1.15x,

(iii)
commence upon a tenant under a lease which (individually or when aggregated with all other leases at the Colonnade Office Property with such tenant or its affiliates) accounts for 20% of either the aggregate total rental income or gross leasable area (such tenant, a “Threshold Tenant” and such lease, a “Threshold Lease”) becoming the subject of a proceeding under any bankruptcy, insolvency or creditors rights laws, and as a result of the foregoing, the debt service coverage ratio falls below 1.15x as of the last day of any month (excluding in such calculation any rents received from the Threshold Tenant (whether or not previously received), and continue until such Threshold Tenant has delivered an estoppel certificate, in form and substance acceptable to lender, certifying that it has affirmed the Threshold Lease in such proceeding, the Threshold Lease is in full force and effect and neither Threshold Tenant nor Colonnade Office Borrower is in default thereunder, Threshold Tenant is in occupancy of its demised premises and is operating its business therein, Threshold Tenant is paying full unabated rent in accordance with the Threshold Lease terms without any offset rights or rent credits or abatements and attaching a copy of the court order reflecting the affirmation of the Threshold Lease, and the debt service coverage ratio is equal to or greater than 1.15x for six (6) consecutive calendar months following the commencement of payment of unabated base rent by the replacement tenant pursuant to the replacement lease, and

(iv)
commence upon a Threshold Tenant under a Threshold Lease (x) becoming the subject of a proceeding under any bankruptcy, insolvency or creditors rights laws and not affirming its Threshold Lease or (y) vacating or abandoning the demised premises under the Threshold Lease or otherwise terminating the Threshold Lease or (z) failing to renew (pursuant to a renewal option expressly set forth in the Threshold Lease) or extend in accordance with the loan agreement its Threshold Lease at least twelve (12) months prior to expiration of such Threshold Lease’s then current term, and as a result of any of the foregoing, the debt service coverage ratio falls below 1.15x as of the last day of any month (excluding in such calculation any rents received from the Threshold Tenant (whether or not previously received), and continue until the entire applicable demised premises under the applicable Threshold Lease has been re-let (or renewed or extended, as applicable) to a tenant acceptable to lender in its sole discretion pursuant to a lease acceptable to lender in its sole discretion as evidenced by estoppels acceptable to lender in its sole discretion for the replacement tenant and Colonnade Office Borrower, and the debt service coverage ratio is equal to or greater than 1.15x for six (6) consecutive calendar months following the commencement of payment of unabated base rent by the replacement tenant pursuant to the replacement lease.

Property Management. The Colonnade Office Property is managed by FPG Texas Management, LP, an affiliate of the Colonnade Office Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the Colonnade Office Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Colonnade Office Property.

Expansion, Release and Substitution of Property.  Not permitted.

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III-15

MSBAM 2013-C9	Ashford Hospitality Portfolio

Mortgage Loan No. 3 – Ashford Hospitality Portfolio

III-16

MSBAM 2013-C9	Ashford Hospitality Portfolio

Mortgage Loan No. 3 – Ashford Hospitality Portfolio

Ashford Hospitality Portfolio - Westin Princeton Forrestal
201 Village Boulevard
Princeton, NJ 08540
Flemington
SOMERSET COUNTY
HUNTERDON COUNTY
New Brunswick
NY City 31 miles
Sayreville
South River
North Brunswick
Franklin Township
East Brunswick
Old Bridge
Kendall Park
Monmouth Junction
Kingston
Dayton
Spotswood
Princeton
Jamesburg
MIDDLESEX COUNTY
MERCER COUNTY
Princeton Junction
Plainsboro Township
Hopewell Township
Lawrence Township
NEW JERSEY
Cranbury
Monroe Township
Yorketown
West Windsor Township
Englishtown
NJ Turnpike
East Windsor Township
Hightstown
Manalapan
PA
Ewing
TRENTON
Hamilton Square
Yardley
Philadelphia 28 miles
Hamilton Township
Millstone Township
Roosevelt
MONMOUTH COUNTY

Ashford Hospitality Portfolio	
1 Ashford Hospitality Portfolio - Westin Princeton Forrestal	Princeton, NJ
2 Ashford Hospitality Portfolio - Renaissance Nashville	Nashville, TN

Ashford Hospitality Portfolio - Renaissance Nashville
611 Commerce Street
Nashville, TN 37203
Germantown
Bicentennial Capitol Mall State Park
Cumberland River
East End
NASHVILLE
LP Field
Metro Riverfront Park
The District
Downtown
Midtown
Music Row
Centennial Park
West End
Vanderbilt University
Fort Negley Park
E.S. Rose Park
Nashville Intl. Airport 5 miles

III-17

MSBAM 2013-C9	Ashford Hospitality Portfolio

Mortgage Loan No. 3 – Ashford Hospitality Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio(7):	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address(7):	Various

Original Balance:	$112,600,000			General Property Type:	Hospitality
Cut-off Date Balance:	$111,997,057			Detailed Property Type:	Full Service
% of Initial Pool Balance:	8.8%			Number of Rooms(7):	969 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$115,580
Borrower Name(s):	HH Princeton LLC; PIM Nashville LLC			Balloon/ARD Balance Per Room:	$106,404
Sponsor:	Ashford Hospitality Limited Partnership; PRISA III REIT Operating LP			Year Built / Year Renovated(7):	Various
				Title Vesting:	Fee/Leasehold
Mortgage Rate:	4.440%			Property Manager:	Renaissance Hotel Management Company LLC (Nashville) and Remington Lodging & Hospitality, LLC (Princeton)
Note Date:	12/27/2012
First Payment Date:	2/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2018			UW Revenues:	$64,391,125
IO Period:	None			UW Expenses:	$46,502,704
Original Term to Maturity or ARD:	60 months			UW NOI:	$17,888,420
Seasoning:	4 months			UW NCF:	$14,853,645
Original Amortization Term:	360 months			UW NOI DSCR:	2.63x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	2.18x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	16.0%
Prepayment Provisions:	YM1 (28); DEF/YM1 (28); O (4)			UW NCF Debt Yield:	13.3%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	14.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$17,615,459 (2/28/2013)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$16,544,151 (12/31/2012)
Mezzanine Debt(1):	In Place			Third Most Recent NOI (As of):	$14,145,086 (12/31/2011)
Reserves(2)				Appraised Value(7):	$179,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/1/2012-3/1/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.6%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	57.6%
Recurring Replacements:	$0	$317,020	NAP	Occupancy Rate(8):	79.9% / 67.4% (2/28/2013 TTM)
Deferred Maintenance/CapEx(3):	$10,000,000	$0	NAP	2nd Most Recent Occupancy(8):	78.2% / 66.7% (12/31/2012)
Other(4):	$6,000,000	$0	NAP	3rd Most Recent Occupancy(8):	77.7% / 64.5% (12/31/2011)
Other(5):	$11,000,000	$0	NAP
Other(6):	$3,000,000	$0	NAP

(1)
The total mezzanine debt amount is approximately $380,232,227, as of March, 2013. The mezzanine debt is secured by certain equity interests in a total of 28 hospitality properties, including the Ashford Hospitality Portfolio Property, on a cross collateralized basis. See “—Mezzanine Loan and Preferred Equity” below for further details.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)
The Deferred Maintenance/CapEx reserve includes $4,000,000 identified immediate needed improvements and $6,000,000 of other scheduled PIP expenditures at the Nashville Renaissance Property or other repairs or capital expenditures approved by the lender.

(4)
At loan closing, the lender collected $6,000,000 to fund the potential future acquisition of the land under the Westin Princeton at Forrestal Village. There is no requirement under the loan documents that the Ashford Hospitality Portfolio Borrower purchase the fee interest in the property.

(5)
At loan closing, the lender collected $11,000,000 to fund renovation and improvements to certain leased ancillary space including a hotel kitchen and certain meeting space contained within the adjoining former conference center.

(6)	At loan closing, the lender collected $3,000,000 to fund debt service shortfalls (if any).

(7)	See table below for a breakout of the two properties.

(8)	Occupancies are provided for each of the two hotels. The first is the Renaissance Nashville, and the second is the Westin Princeton at Forrestal Village.

The Ashford Hospitality Portfolio Mortgage Loan

The Mortgage Loan.  The third largest mortgage loan (the “Ashford Hospitality Portfolio Mortgage Loan”) is a mortgage loan evidenced by a note in the original principal amount of $112,600,000 and is secured by first priority fee and leasehold mortgages encumbering two primarily hospitality properties located in Nashville, Tennessee and Princeton, New Jersey (collectively, the “Ashford Hospitality Portfolio Property”). Proceeds of the Ashford Hospitality Portfolio Mortgage Loan were used to refinance two previously existing loans in the approximate combined amount of $77,182,786, secured

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by the Ashford Hospitality Portfolio Property.

The Ashford Hospitality Portfolio Mortgage Loan had an initial term of 60 months and has a remaining term of 56 months. The Ashford Hospitality Portfolio Mortgage Loan requires payments of principal and interest for its entire term and has a scheduled maturity date of January 1, 2018. Voluntary prepayment of the Ashford Hospitality Portfolio Mortgage Loan is permitted in whole on any date together with the greater of a yield maintenance premium and 1% of the prepayment amount, and, if the prepayment is made other than on the due date, interest that would have accrued through the next due date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Ashford Hospitality Portfolio Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrowers are PIM Nashville LLC and HH Princeton LLC, single purpose Delaware limited liability companies, each with two independent directors (collectively, the “Ashford Hospitality Portfolio Borrower”). The Ashford Hospitality Portfolio Borrower is 100% indirectly owned in a joint venture by Ashford Hospitality Limited Partnership (71.74%) and PRISA III Investments, LLC (28.26%). Ashford Hospitality Limited Partnership and PRISA III REIT Operating LP are the non-recourse carve-out guarantors.

Ashford Hospitality Limited Partnership is the investment and operational subsidiary of Ashford Hospitality Trust (NYSE: AHT), a self-administered REIT that invests in all hospitality segments including direct hotel investments, first mortgages, mezzanine loans and sale lease-back transactions. As of December 31, 2012, AHT reported total assets of approximately $3.5 billion, total liabilities of approximately $2.5 billion and total equity of approximately $847 million. PRISA III REIT Operating LP (“PRISA”) is the real estate investment management business of Prudential Financial, Inc. As of June 30, 2012, PRISA reported total assets of approximately $2 billion, total liabilities of approximately $715 million and net assets of approximately $1.2 billion.

The Mortgaged Property.  The Ashford Hospitality Portfolio Property consists of two full service hospitality properties, the Renaissance Nashville and the Westin Princeton at Forrestal Village, totaling 969 rooms. The Renaissance Nashville property, which also includes an office condominium unit component, is primarily underwritten as a hotel condominium unit.

The Renaissance Nashville is a 673 room (649 King or Double Queen rooms and 24 suites), 25-story, full service hotel condominium unit on 0.61 acres located in downtown Nashville, Tennessee, plus a 6-story office condominium unit located on top of the hotel structure. In addition to its guest rooms and suites, the hotel contains a restaurant, a deli, approximately 32,114 SF of meeting space, an indoor swimming pool, a fitness center, and a business center. In addition to the meeting space within the hotel, certain additional meeting space is available pursuant to a lease with the City of Nashville for a portion of the adjacent Nashville Convention Center. The meeting space lease is for a term of 30 years with a 15 year lessor termination option, at $1.00 per annum. The Ashford Hospitality Portfolio Borrower also leases certain ancillary space, including a ballroom, a kitchen, and a pedestrian bridge accessing a parking structure (in which the Renaissance Nashville has use of 180 spaces) for 99-years from the City of Nashville at $1.00 per annum, plus $4.00 per day for each of the 180 parking spaces. The adjacent Nashville Convention Center is currently being repositioned while the newly constructed Music City Center with 1.2 million SF of convention and meeting space is scheduled to open in 2013 two blocks from the Renaissance Nashville. The Renaissance Nashville was constructed in 1987 and renovated in 2008. The management agreement with Renaissance Hotel Management Company, LLC, an affiliate of Marriott Hotels & Resorts, expires in 2027.

In 2012, meeting and group users accounted for an estimated 65% of demand at the Renaissance Nashville, followed by transient demand at 35%. In 2012, the Renaissance Nashville achieved an overall occupancy penetration of 101.0%.

The Westin Princeton at Forrestal Village is a 296 room (291 King or Double rooms and five suites), six-story, full service hotel on 12.58 acres located in the Forrestal Village complex in Princeton, New Jersey. In addition to its guest rooms and suites, the hotel contains a restaurant, a lounge, approximately 21,385 SF of meeting space, a Starbuck’s kiosk, an indoor/outdoor swimming pool, and exercise room and a business center. There are 409 parking spaces. The hotel was constructed in 1987 and renovated in 2009. It is located on land owned by Princeton University and is subject to a ground lease expiring on April 23, 2056, with no lease extension options. All ground rent for the lease term is prepaid. The franchise agreement with Westin Hotel Management, LP, expires in 2025.

In 2011, commercial users accounted for an estimated 65% of demand at the Westin Princeton Forrestal Village, followed by meeting and group demand at 25% and Leisure at 10%. In 2011, the Westin Princeton Forrestal achieved an overall occupancy penetration of 119.1%.

Property Summary
Property	Address	Allocated Cut-off Date Loan Amount	Title Vesting	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	TTM Occupancy	Rooms
Renaissance Nashville	611 Commerce Street Nashville, TN 37203	$78,179,118	Fee(1)	69.8%	$130,000,000	1987 / 2008	79.9%	673
Westin Princeton at Forrestal Village	201 Village Blvd. Princeton, NJ 08540	$33,817,939	Leasehold	30.2%	$49,000,000	1987 / 2009	67.4%	296
Total / Wtd. Avg.		$111,997,057		100%	$179,000,000		76.1%	969

(1)	Certain ancillary space and meeting space is leased from the City of Nashville. See “—The Mortgaged Property” above for further details.

The Markets. The Renaissance Nashville is located on the south side of Commerce Street, east of 7th Avenue and west of 6th Avenue, in downtown Nashville. The hotel is adjacent to the Nashville Convention Center, once block from the Bridgestone Arena and two blocks from the new Music City Center. According to the appraiser, demand generators within close proximity include the existing and new convention centers, the Country Music Hall of Fame, Ryman Auditorium (historic home of the Grand Ole Opry), the Tennessee State Museum, LP Field football stadium (home of the Tennessee Titans) and Bridgestone Arena. Other indirect demand generators include a number of entertainment districts, hospitals, government uses, athletic events, Vanderbilt University, and Tennessee State University. According to the appraiser, the most significant new market demand generator is the $585 million 1.2 million SF Music City Center (the new convention center), which is two blocks from the Renaissance Nashville and is approximately six times the size of the current convention center. The Country Music Hall of Fame & Museum is undergoing a $75 million expansion which will effectively double the current size of that venue to 220,000 SF. In addition, a portion of the existing Nashville Convention Center, which is attached to the Renaissance Nashville, is scheduled for renovation into general purpose meeting space. See “—Escrows and Reserves” below for further details.

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MSBAM 2013-C9	Ashford Hospitality Portfolio

According to the appraiser, the current competitive hotel supply, encompassing 2,871 rooms in eight downtown hotels, showed an average occupancy rate of 77.0% in 2012 and 74.4% in 2011. The competitive set ADR and RevPAR for 2011 and 2012 were $144.78 and $107.69, and $153.80 and $118.37, respectively. In addition to the current competitive set, there are two new hotels under construction in the downtown Nashville Market. An 800 room Omni is near completion adjacent to the new Music City Center and will be a direct competitor to the Renaissance Nashville. A 255 room Hyatt Place is also under construction, but is not expected to be a direct competitor.

The current eight-hotel primary competitive property set, including the Renaissance Nashville, includes 2,871 rooms, and is detailed in the following chart:

Competitive Hospitality Property Summary
Property	Rooms	2012 Occupancy	2012 ADR	2012 RevPAR	2011 Occupancy	2011 ADR	2011 RevPAR
Renaissance Nashville Hotel	673	78%	$154.94	$120.45	78%	$143.35	$111.43
Hilton Nashville Downtown	330	76%	$200.00	$152.00	75%	$190.00	$142.50
Loews Vanderbilt Plaza Hotel	340	74%	$157.00	$116.18	72%	$153.00	$110.16
Marriott Nashville @ Vanderbilt University	307	80%	$164.00	$131.20	78%	$150.00	$117.45
Autograph Collection Union Station Hotel	125	79%	$196.00	$154.84	69%	$172.00	$118.68
Sheraton Hotel Nashville Downtown	472	75%	$142.00	$106.50	66%	$137.00	$90.42
Doubletree Nashville	337	76%	$138.00	$104.88	74%	$130.00	$96.20
Millennium Maxwell House Nashville	287	80%	$104.00	$83.20	81%	$102.00	$82.62
Total / Wtd. Avg.	2,871	77%	$153.80	$118.37	74.4%	$144.78	$107.69

Source: Appraisal

The Westin Princeton at Forrestal Village is located within the Forrestal Village mixed use development of Princeton, on the edge of Princeton University’s Forrestal Campus. Forrestal Village is a 52-acre mixed-use retail and office complex with approximately 720,000 SF of office and retail development. The location is approximately 49 miles from New York City and 43 miles from Philadelphia. According to the appraiser, major demand drives include Princeton University and the recently constructed approximately 630,000 SF University Medical Center of Princeton at Plainsboro, in addition to the 87 office properties in the market containing approximately 11.1 million SF.

According to the appraiser, the competitive hotel supply, encompassing 1,993 rooms in eight hotels, showed an average occupancy rate of 54.1% in 2011 and 52.6% in 2010. The competitive set ADR and RevPAR for 2010 and 2011 were $121.44 and $63.84 and $124.75 and $67.55, respectively.

The current eight-hotel primary competitive property set, including the Westin Princeton, includes 1,993 rooms and is detailed in the following chart:

Competitive Hospitality Property Summary
Property	Rooms	2011 Occupancy	2011 ADR	2011 RevPAR	2010 Occupancy	2010 ADR	2010 RevPAR
Westin Princeton	296	65%	$148.11	$95.50	59%	$141.78	$83.74
Hyatt Regency Princeton	347	70%	$121.00	$84.70	70%	$116.00	$81.20
Doubletree Princeton	238	47%	$114.00	$53.58	45%	$103.00	$46.35
Wyndham Princeton Forrestal	352	27%	$95.22	$25.90	26%	$102.47	$27.05
Marriott Princeton at Forrestal Village	302	59%	$146.00	$86.14	54%	$148.00	$79.92
Courtyard by Marriott Princeton	154	54%	$119.00	$64.26	62%	$118.00	$73.16
Hyatt Place Princeton	122	76%	$123.00	$93.48	76%	$122.00	$92.72
Holiday Inn Princeton	182	46%	$93.00	$42.78	45%	$91.00	$40.95
Total/ Wtd. Avg.	1,993	54.1%	$124.75	$67.55	52.6%	$121.44	$63.84

Source: Appraisal

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ashford Hospitality Portfolio Property:

Cash Flow Analysis(1)
	2010	2011	2012	2/28/2013 TTM	UW	UW per Room
Occupancy %	75.0% / 58.7%	77.7% / 64.5%	78.2% / 66.7%	79.9% / 67.4%	79.9% / 67.4%
ADR	$140.01 / $143.15	$143.35 / $148.11	$154.94 / $154.87	$156.00 / $155.29	$156.00 / $155.29
RevPAR	$104.94 / $84.06	$111.40 / $95.50	$121.11 / $103.34	$124.58 / $104.64	$124.58 / $104.64

Rooms Revenue	$34,752,675	$37,608,027	$40,864,250	$42,357,426	$41,907,244	$43,248
Food & Beverage Revenue	$18,148,155	$18,892,545	$20,541,043	$21,306,965	$21,092,304	$21,767
Other Income	$1,861,432	$1,914,685	$1,440,997	$1,406,306	$1,391,577	$1,436
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0
Total Revenue	$54,762,262	$58,415,257	$62,846,290	$65,070,697	$64,391,125	$66,451
Total Expenses(2)	$42,178,221	$44,270,171	$46,302,139	$47,455,238	$46,519,999	$48,008
Net Operating Income	$12,584,041	$14,145,086	$16,544,151	$17,615,459	$17,871,126	$18,443
FF&E	$2,588,974	$2,751,232	$2,960,680	$3,068,249	$3,034,777	$3,132
Net Cash Flow	$9,995,067	$11,393,854	$13,583,471	$14,547,210	$14,836,350	$15,311
NOI DSCR	1.85x	2.08x	2.43x	2.59x	2.63x
NCF DSCR	1.47x	1.68x	2.00x	2.14x	2.18x
NOI Debt Yield	11.2%	12.6%	14.8%	15.7%	16.0%
NCF Debt Yield	8.9%	10.2%	12.1%	13.0%	13.2%

(1)
The cash flow analysis is on a combined property basis; however, the Occupancy %, ADR and RevPAR numbers are broken out by property. The first number of each respective statistic is the Renaissance Nashville and the second is the Westin Princeton at Forrestal Village.

(2)	The Ashford Hospitality Portfolio Borrower acquired the fee interest in the Renaissance Nashville in March 2013 and eliminated approximately $500,000 in associated annual ground rent payments.

Escrows and Reserves.  The Ashford Hospitality Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated tax payments (except the Ashford Hospitality Portfolio Borrower will not be required to make such deposit with respect to the Renaissance Nashville so long as the brand manager pays such taxes directly to the taxing authority and provides evidence of same and there is no event of default by brand manager under the brand management agreement) and 1/12th of the annual estimated insurance premiums (unless the Ashford Hospitality Portfolio Borrower maintains insurance under an acceptable blanket insurance policy and provides evidence of payment of insurance premiums).  The Ashford Hospitality Portfolio Borrower is also required to make monthly deposits in a reserve for FF&E equal to 4% and 2% of the operating income with respect to the Westin Princeton at Forrestal Village and the Renaissance Nashville, respectively, for the most recently reported calendar month; provided, that, with respect to the Renaissance Nashville only, (x) if the brand manager fails to maintain an FF&E reserve pursuant to the brand management agreement in an amount at least equal to 5% of such operating income, then the reference to 2% above will be modified to 7% (or 5% if the conditions in the immediately following clauses (y) (a) or (b) are met) and (y) deposits to the FF&E reserve are not required (except as described in clause (x) above with respect to the 5%) if either (a)(i) the $10,144,419 allocated to the Renaissance Nashville and held by the lender under the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan have been fully disbursed for payment of required repairs pursuant to the loan agreement for the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan and (ii) the $5,000,000 held by the brand manager for completion of immediate repairs at the Renaissance Nashville have been fully disbursed or (b) Ashford Hospitality Portfolio Borrower provides evidence satisfactory to lender that the immediate required repairs at the Renaissance Nashville have been completed in a lien free and good and workmanlike manner and each supplier of labor and materials has been paid in full.

The Ashford Hospitality Portfolio Borrower deposited $6,000,000 in escrow at loan origination to be used in connection with the acquisition of the fee interest in the Westin Princeton at Forrestal Village that is subject to a ground lease; provided, that Ashford Hospitality Portfolio Borrower will not be entitled to the release of such funds, unless, among other conditions, clause (y)(a)(i) or (y)(b) of the preceding paragraph has been satisfied.  The Ashford Hospitality Portfolio Borrower deposited $3,000,000 in escrow at loan origination which will be made available (x) to pay monthly debt service payment shortfalls, provided (i) Ashford Hospitality Portfolio Borrower either (a) has delivered an updated ground lessor estoppel for the Renaissance Nashville, substantially in the form delivered at closing, but which certifies that the ground lessor has no security interest in the rents payable under the operating lease or (b) has acquired the fee interest in the Renaissance Nashville (using a source of funds other than such deposit) or (y) on or after the date that is two years from loan origination to Ashford Hospitality Portfolio Borrower for the purpose described in the immediately preceding clause (x) or otherwise as instructed by Ashford Hospitality Portfolio Borrower (which instructions must comply with the loan agreement under the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan), provided either clause (y)(a)(i) and (ii) or (y)(b) of the preceding paragraph have been satisfied and the debt yield is at least 11.25%.  The Ashford Hospitality Portfolio Borrower deposited $11,000,000 in escrow at loan origination to be used, after the acquisition of the fee interest in the Renaissance Nashville, for capital expenditures approved by lender relating to the “tenant’s premises” as defined in the lease agreement to be entered into with The Metropolitan Government of Nashville and Davidson County, Tennessee, as landlord and the Ashford Hospitality Portfolio Borrower that owns the Renaissance Nashville, as tenant.

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Lockbox and Cash Management.  A soft lockbox is in place with respect to the Ashford Hospitality Portfolio Mortgage Loan.  The Ashford Hospitality Portfolio Mortgage Loan has in place cash management.  Funds in the lockbox account (generally all rent received by Ashford Hospitality Portfolio Borrower from the manager and remaining after payment by manager of all operating expenses, including, without limitation, management fees, working capital reserves and other amounts payable pursuant to the management agreement) are applied on each monthly payment date

(i)	to pay real estate taxes and property insurance,

(ii)	to pay debt service on the Ashford Hospitality Portfolio Mortgage Loan,

(iii)	to fund required FF&E deposits as described above under “ —Escrows and Reserves,”

(iv)
to transfer, during a Cash Sweep Reserve Period (as defined below) which is not caused by an event of default on the Ashford Hospitality Portfolio Mortgage Loan or by a Mezzanine Loan Maturity Default Cash Sweep Event (as defined below), if any Ashford Hospitality Portfolio and Affiliates Mezzanine Loan (as defined below) is unsatisfied, to the cash management account for the most senior Ashford Hospitality Portfolio and Affiliates Mezzanine Loan that remains unsatisfied, the pro rata share of Ashford Hospitality Portfolio  and Affiliates Mezzanine Loan monthly debt service allocable to the Ashford Hospitality Portfolio Property (calculated as the total monthly debt service then due under the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan multiplied by the quotient of (i) the aggregate allocated loan amounts allocable to the Ashford Hospitality Portfolio Property under the mezzanine loan agreements (as modified by the loan agreement for the Ashford Hospitality Portfolio Mortgage Loan) divided by (ii) the aggregate allocated loan amounts of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loans) (or if the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan has been refinanced and the new loan is unsatisfied, to an account designated by its lender to pay its monthly debt service), and

(v)
to transfer the remainder, if any Ashford Hospitality Portfolio and Affiliates Mezzanine Loan is unsatisfied, to the cash management account for the most senior Ashford Hospitality Portfolio and Affiliates Mezzanine Loan that remains outstanding (or if the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan has been refinanced and the new loan is unsatisfied, to an account designated by its lender to pay its monthly debt service); provided, that, notwithstanding the foregoing, (x) during a Cash Sweep Reserve Period, such remainder will be remitted to a reserve to be held by the lender as additional security for the Ashford Hospitality Portfolio Mortgage Loan and (y) if no Cash Sweep Reserve Period is in effect and no Ashford Hospitality Portfolio and Affiliates Mezzanine Loan (or new mezzanine Loan) is outstanding, to transfer the remainder to Ashford Hospitality Portfolio Borrower.

A “Cash Sweep Reserve Period” will:

(i)
commence upon the occurrence of an event of default and continue until the event of default is cured (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clause (ii) through (v) below),

(ii)
commence upon the debt service coverage ratio as of the last day of any calendar quarter being less than 1.25x and continue until the debt service coverage ratio shall be equal to or greater than 1.25x for three consecutive calendar months (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clause (i) or (iii) through (v)),

(iii)
commence upon a default by the operating lessee under the franchise agreement or management agreement beyond notice and cure periods and continue until lender has received evidence reasonably acceptable to lender that either (a) the operating lessee has cured all defaults under the franchise agreement or brand management agreement and the operating lessee has not defaulted under the franchise agreement or brand management agreement for sixty (60) consecutive days or (b) the operating lessee has entered into a replacement franchise agreement or replacement brand management agreement with a “qualified franchisor” or “qualified brand manager,” respectively (as defined in the loan documents for the Ashford Hospitality Portfolio Mortgage Loan) and has been operating the hotel for sixty (60) consecutive days without a default under the replacement franchise agreement or replacement brand management agreement, as applicable (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clause (i), (ii), (iv) or (v)),

(iv)
commence upon a termination or cancellation of the franchise agreement or brand management agreement and continue until the operating lessee has entered into a replacement franchise agreement or replacement brand management agreement with a “qualified franchisor” or “qualified brand manager,” respectively (as defined in the loan documents for the Ashford Hospitality Portfolio Mortgage Loan), been in actual physical possession of the hotel under the replacement franchise agreement or replacement brand management agreement for sixty (60) consecutive days and neither the operating lessee nor franchisor or qualified brand manager, is in default under the replacement franchise agreement or replacement brand management agreement (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clauses (i) through (iii) or (v)), or

(v)
commence upon a Mezzanine Loan Maturity Default Cash Sweep Event and continue until the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan is paid in full or the maturity date of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan is extended by mezzanine lender or mezzanine lender forecloses on the equity collateral in connection with the exercise of rights and remedies under the mezzanine loan documents for the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clauses (i) through (iv)).  Notwithstanding the foregoing, none of the events described above will cause a Cash Sweep Reserve Period to commence, if, prior to satisfaction of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan (but not any Permitted Mezzanine Loan Refinancing (as defined below)) and assuming no mezzanine lender foreclosure has occurred with respect to the most senior Ashford Hospitality Portfolio and Affiliates Mezzanine Loan and no event of default under the Ashford Hospitality Portfolio Mortgage Loan or event of default under the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan has occurred and is continuing, a Senior Mezzanine Cash Sweep Event has occurred and is continuing.

A “Mezzanine Loan Maturity Default Cash Sweep Event” means any borrower under a Ashford Hospitality Portfolio and Affiliates Mezzanine Loan fails either to pay in full its outstanding indebtedness at or prior to maturity or to extend the maturity date pursuant to and in accordance with the related mezzanine loan documents and the documents for the Ashford Hospitality Portfolio Mortgage Loan.

A “Senior Mezzanine Cash Sweep Event” means any one of the following events has occurred: (i) an event of default under the Ashford Hospitality Portfolio  and Affiliates Mezzanine Loan has occurred and is continuing, (ii) an event of default under that certain amended and restated mortgage loan agreement, dated March 10, 2011, with BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. or an event of default under either the Ashford Hospitality Portfolio  Mortgage Loan or the mortgage loan dated December 17, 2012 made by MSMCH to affiliates of the Ashford Hospitality Portfolio  Borrower in the amount of $103,000,000 has occurred and is continuing, (iii) the aggregate debt yield (calculated with reference to the mortgage loans referred to in the immediately preceding clause (ii) and the three most senior Ashford Hospitality Portfolio  and Affiliates Mezzanine

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Loans) is less than 7.5% (at any time up to June 29, 2013) or 8.5% (at any time after June 29, 2013 up to June 29, 2014) or 9.5% (at any time after June 29, 2014 up to June 29, 2015), (iv) a cash sweep event occurs under the mortgage loan agreement referred to in clause (ii) above with BRE/HH Acquisitions L.L.C. or (v) a property manager enters a bankruptcy proceeding (but in the case of this clause (v), then the Senior Mezzanine Cash Sweep Event shall relate solely to the cash flow in excess of that needed to pay operating expenses and allocable mortgage loan and mezzanine loan debt service based upon allocated loan amounts at the properties that are then managed by the manager that is subject to such bankruptcy proceeding).

Property Management. The Ashford Hospitality Portfolio Property is managed by Renaissance Hotel Management Company, LLC (the Nashville Renaissance) and Remington Lodging & Hospitality, LLC, an affiliate of the Ashford Hospitality Portfolio Borrower (the Westin Princeton at Forrestal Village).

Mezzanine Loan and Preferred Equity. There are four separate mezzanine loans in place with respect to the Ashford Hospitality Portfolio Property, together with certain other related properties, in the aggregate outstanding principal amount of approximately $380,232,227, each dated as of December 27, 2012 (the “Ashford Hospitality Portfolio and Affiliates Mezzanine Loans”), each accruing interest at a weighted average rate of 7.97% per annum. The Ashford Hospitality Portfolio and Affiliates Mezzanine Loans, are numbered one through four in order of their priority of payment, and encumber indirectly a total of 28 properties, including the Ashford Hospitality Portfolio Property. The holders of each mortgage loan related to a covered property and the mezzanine loan lenders have entered into an intercreditor agreement (the “Ashford Hospitality Portfolio Intercreditor Agreement”) that governs the rights and duties of such parties. For a general description of certain rights of mezzanine loan lenders (which rights exist under the Ashford Hospitality Portfolio  Intercreditor Agreement), see “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in the Free Writing Prospectus.

The Ashford Hospitality Portfolio and Affiliates Mezzanine Loan has a current maturity of March 9, 2014 and has two one-year term extensions, which the Ashford Hospitality Portfolio Borrower is required to exercise under the Ashford Hospitality Portfolio Mortgage Loan documents if any portion of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan is outstanding upon any extension option dates. Prior to any event of default relating to the Ashford Hospitality Portfolio Mortgage Loan, the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan requires prepayment of up to $50,000,000 of outstanding principal balance from cash flow in excess of that needed to pay operating expenses and allocable mortgage loan and mezzanine loan debt service and reserves (“Excess Cash Flow”), and permits further prepayments at the election of the Ashford Hospitality Portfolio Borrower and/or certain of its affiliates. The Ashford Hospitality Portfolio and Affiliates Mezzanine Loan lender may also approve special projects reserves for certain Ashford Hospitality Portfolio Property improvements or maintenance to be funded from Excess Cash Flow and held by the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan lender. If the Ashford Hospitality Portfolio and Affiliates Mezzanine lender takes control of the Ashford Hospitality Portfolio Borrower following a foreclosure of the equity interest of the Ashford Hospitality Portfolio Borrower that secure the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan, any reserves held by the Ashford Hospitality Portfolio and Affiliates Mezzanine lender may be used to prepay all or part of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan.

Future mezzanine financing (such financing, the “Permitted Mezzanine Loan Refinancing”), which refinances the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan (or the portion thereof relating to the Ashford Hospitality Portfolio Property), is permitted subject to various conditions, including, among other conditions: (i) no event of default exists, (ii) the principal amount of the new mezzanine loan (including all earn-out or other advance or negative amortization or similar features) will not result in an aggregate loan-to-value ratio greater than 75% (based upon a current appraisal report) or an aggregate debt yield less than 10.0% or an aggregate debt service coverage ratio less than 1.25x, (iii) the collateral for the new mezzanine loan includes only pledges of 100% of the direct or indirect ownership interests in the Ashford Hospitality Portfolio Borrower and the operating lessees, (iv) the new mezzanine lender shall be an entity meeting the standards of a holder of a mezzanine loan as set forth in the Ashford Hospitality Portfolio Intercreditor Agreement and shall execute and deliver a new intercreditor agreement in the then customary form acceptable to lender, (v) the new mezzanine loan bears interest at a fixed or variable rate provided any such loan bearing interest at a variable rate requires the borrower to maintain an interest rate cap or other form of interest rate protection throughout the term acceptable to lender, (vi) the term of the new mezzanine loan is co-terminus with the term of the Ashford Hospitality Portfolio Mortgage Loan and (vii) Ashford Hospitality Portfolio Borrower shall deliver to lender a new substantive non-consolidation legal opinion and, at lender’s option, a rating agency confirmation as to the Permitted Mezzanine Loan Refinancing.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Ashford Hospitality Portfolio Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Ashford Hospitality Portfolio Mortgaged Property.

Expansion, Release and Substitution of Property. Not permitted.

III-23

MSBAM 2013-C9	Dartmouth Mall

Mortgage Loan No. 4 – Dartmouth Mall

III-24

MSBAM 2013-C9	Dartmouth Mall

Mortgage Loan No. 4 – Dartmouth Mall

amc THEATRES
amc THEATRES
Pier 1 Imports
OLD NAVY
jcpenney
SEPHORA
Panera
EXPRESS
Payless
macy's
Finish Line
ZALES
HOT TOPIC
wet seal
AUNTIE ANNE'S PRETZELS
Lids
sunglass hut
OLYMPIA SPORTS
GNC Live Well
HOLLISTER
GAP
GAP KIDS
PACSUN
THE CHILDREN'S PLACE
Bath&BodyWorks
VICTORIA'S SECRET
K.A.Y.
Ruby Tuesday
sears

III-25

MSBAM 2013-C9	Dartmouth Mall

Mortgage Loan No. 4 – Dartmouth Mall

Dartmouth Mall
200 Dartmouth Mall
Dartmouth, MA 02747
Boston
41 miles
Providence, RI
17 miles
Dighton
Somerset
Freetown
Lakeville
FALL RIVER
Freetown-Fall River State Forest
Southeast Massachusetts Bioreserve
PLYMOUTH COUNTY
BRISTOL COUNTY
Assonet Bay
Taunton River
Copicut Reservoir
Watuppa Pond
South Watuppa Pond
Acushnet Cedar Swamp State Reservation
Acushnet Sawmill Wildlife Management Area
Turner Pond
New Bedford Regional Airport
North Dartmouth
Acushnet
North Westport
Noquochoke Wildlife Management Area
Univ. of Massachusetts School of Law
Whaling City Country Club
Lake Noquochoke
Fairhaven
NEW BEDFORD
Country Club of New Bedford
Allendale Country Club
Univ. of Massachusetts-Dartmouth
Hawthorne Country Club
St. Lukes Hospital
Little Bay
New Bedford Harbor
Sawdy Pond
Devol Pond
Westport
Dartmouth
South Dartmouth
New Bedford Park
Clarks Cove
Apponagansett Bay
Dartmoor Farm Wildlife Management Area
Buzzards Bay
Westport River
MASSACHUSETTS
RHODE ISLAND
Acushnet River Valley Golf Course
Howland Rd.
Stab Bridge Rd.
Bell Rock Rd.
Bullock Rd.
Braley Rd.
Chipaway Rd.
Wilson Rd.
Yellow Hill Rd.
Quanapoag Rd.
Blossom Rd.
Old Fall River Rd.
Faunce Corner Rd.
Highland Ave.
Middle Rd.
Church St.
Ashley Blvd.
S. Main St.
Main St.
Sawyer St.
Coggeshall St.
State Rd.
Old Westport Rd.
Allen St.
Chase Rd.
Fisher Rd.
Main Hwy.
Pine Hill Rd.
Dartmouth St.
Brock Ave.
Sconticut Neck Rd.
Division Rd.
Hixbridge Rd.
Potomska Rd.
Smith Neck Rd.
138
24
79
6
195
18
140
88
NEW HAMPSHIRE
Nashua
Haverhill
Newburyport
Lawrence
Lowell
Gloucester
Leominster
Peabody
Woburn
Salem
Lynn
Marlborough
Cambridge
BOSTON
Atlantic Ocean
Worcester
Newton
Framingham
Quincy
MASSACHUSETTS
Brockton
Provincetown
Woonsocket
Plymouth
Taunton
Providence
Pawtucket
Cranston
RHODE ISLAND
Warwick
Fall River
Barnstable
Chatham
CT
New Bedford
Harwich
Kingston
Newport
Falmouth

III-26

MSBAM 2013-C9	Dartmouth Mall

Mortgage Loan No. 4 – Dartmouth Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	200 Dartmouth Mall Dartmouth, MA 02747

Original Balance:	$67,000,000			General Property Type:	Retail
Cut-off Date Balance:	$66,902,948			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	5.2%			Net Rentable Area:	530,798 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$126
Borrower Name(s):	PR North Dartmouth LLC			Balloon/ARD Balance Per Unit/SF:	$100
Sponsor:	PREIT Associates, LP			Year Built / Year Renovated:	1971 / 2000
Mortgage Rate:	3.970%			Title Vesting:	Fee
Note Date:	3/11/2013			Property Manager:	PREIT Services, LLC
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	4/1/2023			UW Revenues:	$11,018,077
IO Period:	None			UW Expenses:	$4,346,823
Original Term to Maturity or ARD:	120 months			UW NOI:	$6,671,255
Seasoning:	1 month			UW NCF:	$6,070,414
Original Amortization Term:	360 months			UW NOI DSCR:	1.74x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.59x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	9.1%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	11.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,871,163 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$6,472,996 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$6,694,218 (12/31/2010)
Reserves(1)				Appraised Value:	$108,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/8/2013
RE Tax:	$102,333	$102,333	NAP	Cut-off Date LTV Ratio:	61.9%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	49.4%
Recurring Replacements(2):	$0	$12,385	NAP	Occupancy Rate(3):	96.5% (2/28/2013)
TI/LC:	$0	$30,963	NAP	2nd Most Recent Occupancy(3):	96.3% (12/31/2012)
Other(2):	$770,250	$0	NAP	3rd Most Recent Occupancy(3):	97.9% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The Dartmouth Mall Borrower is required to escrow $12,385 monthly for the first six years and $4,423 monthly thereafter. The Dartmouth Mall Borrower also escrowed $770,250 for outstanding landlord obligations at loan origination related to Buffalo Wild Wings ($692,750), GNC ($52,500) and Gamestop ($25,000).

(3)	The occupancy rate is based on the Dartmouth Mall Property only and does not include the non-collateral anchor (Macy’s).

The Dartmouth Mall Mortgage Loan.

The Mortgage Loan.  The fourth largest mortgage loan (the “Dartmouth Mall Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $67,000,000 and is secured by a first priority fee mortgage encumbering a regional mall known as Dartmouth Mall in Dartmouth, Massachusetts (the “Dartmouth Mall Property”). The Dartmouth Mall Mortgage Loan was originated on March 11, 2013 by or on behalf of Bank of America, National Association.  The Dartmouth Mall Mortgage Loan refinanced and paid off the previous loan secured by the Dartmouth Mall Property, which was included in the LB-UBS 2003-C8 transaction and had an existing balance of approximately $58.2 million.

The Dartmouth Mall Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Dartmouth Mall Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of April 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Dartmouth Mall Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is PR North Dartmouth LLC, a single-purpose Delaware limited liability company with two independent directors (the “Dartmouth Mall Borrower”). The Dartmouth Mall Borrower is owned by PREIT Associates L.P. (100%).  The sponsor and non-recourse guarantor of the Dartmouth Mall Mortgage Loan is PREIT Associates, L.P. PREIT Associates L.P. is owned by the Pennsylvania Real Estate Investment Trust (“PREIT”) (96%) and minority limited partners (4%).

III-27

MSBAM 2013-C9	Dartmouth Mall

PREIT (NYSE: PEI) is an equity real estate investment trust founded in 1960 and headquartered in Philadelphia, Pennsylvania.  PREIT has a primary investment focus on retail shopping malls and has a current portfolio of 36 shopping malls, seven community centers, and three development properties located in the eastern half of the United States, primarily in the Mid-Atlantic region.  PREIT’s management affiliates oversee a diversified portfolio of regional malls, power and strip center, consisting of 46 retail properties.  As of the fiscal year ended December 30, 2012, PREIT reported revenue of approximately $427.2 million.

The Mortgaged Property. The Dartmouth Mall Property consists of 530,798 SF of the approximately 670,798 SF regional mall known as Dartmouth Mall, located in Dartmouth, Massachusetts.  The Dartmouth Mall Property was built in 1971 and underwent a $6.6 million renovation in 2000. The Dartmouth Mall sponsor acquired the property in 1997 for approximately $35.0 million and has a current cost basis of approximately $63.0 million.

The Dartmouth Mall Property consists of approximately 69 tenants, including anchor tenants: Sears, J.C. Penney, AMC Theatres and Club Fit. Dartmouth Mall also includes a 140,000 SF non-collateral Macy’s. The Dartmouth Mall Property has 3,237 parking spaces, which equates to a parking ratio of 4.83 spaces per 1,000 SF of net rentable area.

As of February 28, 2013, the Dartmouth Mall Property was 96.5% occupied.  The historical occupancy at the Dartmouth Mall Property was 96.3% as of December 31, 2012 and 97.9% as of December 31, 2011.  In-line store sales as of year-end 2012 were approximately $425 PSF, which represents an occupancy cost of 10.8%.  The reported year end 2011, 2010 and 2009 in-line sales were approximately $409 PSF, $392 PSF and $349 PSF, respectively.

Anchor and Major Tenants.

Sears (108,440 SF, 20.4% NRA, 2.5% of underwritten base rent). Sears, Roebuck and Co. (“Sears”) occupies 108,440 SF at the Dartmouth Mall Property under a lease expiring on April 12, 2016 with two, 10-year extension options remaining. The lease provides for a rental rate of $1.71 PSF. Sears Holdings Company (NASDAQ: SHLD) is the parent company of Sears, Roebuck and Co., and is the nation’s fourth largest broadline retailer with approximately 2,548 full-line and specialty retail stores in the United States and Canada. As of yearend 2012, Sears Holdings Company reported revenue of approximately $41.6 billion. Sears Holdings Company is currently rated “CCC” by Fitch, “B3” by Moody’s and “CCC+” by S&P. Sears Holdings Company reported sales at the Dartmouth Mall Property of $109 PSF for 2012 and has been at the Dartmouth Mall Property since 1971.

J.C. Penney (100,020 SF, 18.8% NRA, 5.6% of underwritten base rent). J.C. Penney Company, Inc. (“J.C. Penney”) occupies 100,020 SF at the Dartmouth Mall Property under a lease expiring on July 31, 2014 with six, five-year extension options remaining. The lease provides for a rental rate of $4.00 PSF. J.C. Penney (NYSE: JCP) is a department store operator that sells family apparel and footwear accessories, jewelry, beauty products and home furnishings. Founded in 1902 and based in Plano, Texas, J.C. Penney operates approximately 1,100 department stores throughout the United States and Puerto Rico. As of the year ended January 27, 2012, J.C. Penney reported revenue of approximately $13.0 billion. J.C. Penney is currently rated “B-” by Fitch, “B3” by Moody’s and “CCC+” by S&P. J.C. Penney reported sales at the Dartmouth Mall Property of $135 PSF for 2012 and has been at the Dartmouth Mall Property since 1984.

AMC Theatres (44,988 SF, 8.5% of NRA, 5.3% of underwritten base rent).  AMC Theatres occupies 44,988 SF at the Dartmouth Mall Property under a lease expiring on June 30, 2016 with two, five-year extension options remaining.  The lease provides for a rental rate of $8.40 PSF. AMC Theatres is a leading movie theatre company with interests in 344 theatres totaling 4,988 screens across the United States. AMC has been at the Dartmouth Mall Property since 1996. AMC Theatres has 12 screens at the Dartmouth Mall and reported 2012 sales of $241,881 per screen.

III-28

MSBAM 2013-C9	Dartmouth Mall

The following table presents a summary regarding major tenants and anchors at the Dartmouth Mall Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF(2)	% of SF	Annualized Underwritten Base Rent ($)(3)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	2012 Sales PSF	UW Occupancy Cost as % of Sales
Anchor Tenants
Sears	CCC/B3/CCC+	108,440	20%	$185,972	3%	$1.71	4/12/2016	$109	3.0%
J.C. Penney	B-/B3/CCC+	100,020	19%	$400,083	6%	$4.00	7/31/2014	$135	3.6%
AMC Theaters	NR/NR/NR	44,988	9%	$377,880	5%	$8.40	6/30/2016	$241,881(4)	19.7%
Club Fit	NR/NR/NR	22,568	4%	$225,680	3%	$10.00	6/30/2020	NAV	NAV
Subtotal / Wtd. Avg.		276,016	52%	$1,189,615	17%	$4.31

Tenants > 10,000 SF
Old Navy	NR/NR/NR	17,812	3%	$137,509	2%	$7.72	7/31/2014	$253	3.1%
Pay Half	NR/NR/NR	14,590	3%	$300,000	4%	$20.56	1/31/2017	$168	12.2%
Express	NR/NR/BB	11,344	2%	$279,289	4%	$24.62	1/31/2015	$195	12.6%
iParty	NR/NR/NR	10,595	2%	$217,949	3%	$20.57	5/31/2017	$145	16.4%
Pier 1	NR/NR/NR	10,377	2%	$197,163	3%	$19.00	7/31/2016	$96	24.2%
Olive Garden (outparcel)	NR/NR/NR	10,000	2%	$112,394	2%	$11.24	11/6/2013	NAV	NAV
Subtotal / Wtd. Avg.		74,718	14%	$1,244,304	18%	$16.65

Other Tenants		160,071	30%	$4,658,356	66%	$29.10		$425	10.8%
Vacant Space		19,993	4%	$0	0%	$0.00
Subtotal / Wtd. Avg.		180,064	34%	$ 4,658,356	66%	$29.10

Total / Wtd. Avg.		530,798	100%	$7,092,275	100%	$13.88

Non-Collateral
Macy’s	BBB/Baa3/BBB	140,000

Total		670,798

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Information is based on the underwritten rent roll.
(3)	Total Annualized Underwritten Base Rent excludes vacant space.
(4)	Represents AMC Theatres sales per screen.

III-29

MSBAM 2013-C9	Dartmouth Mall

The following table presents certain information relating to the lease rollover at the Dartmouth Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	Square Feet Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Square Feet Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2013	10	18,981	$30.54	4%	4%	$579,714	8%	8%
2014	11	148,259	$8.71	28%	32%	$1,291,926	18%	26%
2015	11	46,546	$27.64	9%	40%	$1,286,527	18%	45%
2016	8	175,151	$6.67	33%	73%	$1,168,453	16%	61%
2017	7	38,163	$20.64	7%	80%	$787,841	11%	72%
2018	5	11,248	$26.95	2%	83%	$303,100	4%	76%
2019	1	250	$172.00	0%	83%	$43,000	1%	77%
2020	5	38,989	$17.23	7%	90%	$671,963	9%	86%
2021	5	13,723	$31.93	3%	93%	$438,175	6%	93%
2022	3	7,520	$33.62	1%	94%	$252,800	4%	96%
2023 & Beyond	3	11,975	$22.44	2%	96%	$268,777	4%	100%
Vacant	0	19,993	$0.00	4%	100%	$0	0%	100%
Total / Wtd. Avg.	69	530,798	$13.88	100%		$7,092,275	100%

(1)	The information in the Lease Rollover Schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Rollover Schedule.
(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market.  The Dartmouth Mall Property is located in Dartmouth, Massachusetts in Bristol County within the Providence-New Bedford-Fall River, Rhode Island metropolitan statistical area (“MSA”).  The Dartmouth Mall Property is located on the northwest corner of State Road (Route 6) and Faunce Corner Road, which is located just south of the I-195 highway. I-195 provides access west to employment centers in Fall River, Massachusetts and Providence, Rhode Island; and east to New Bedford, Massachusetts, I-495 and Cape Cod, Massachusetts. The town of Dartmouth is located approximately 53 miles south of Boston, Massachusetts and approximately 27 miles east of Providence, Rhode Island.

As of 2012, the estimated population within a 5- and 20-mile radius of the Dartmouth Mall Property was approximately 178,414 and 395,402, respectively.  As of 2012, the estimated average household income within a 5- and 20-mile radius of the Dartmouth Mall Property was approximately $44,190 and $48,770, respectively.

The Dartmouth Mall Property is located in the middle of a densely-developed destination retail area in the North Dartmouth section of Bristol County that services the surrounding residential areas of New Bedford, Fall River, Westport and Freetown. Within the retail area surrounding the Dartmouth Mall Property is a 340,000 SF shopping plaza anchored by Lowe’s Home Improvement and Kohl’s, as well as the Towne Center anchored by Best Buy and Stop & Shop. Bristol County also benefits from the presence of the University of Massachusetts Dartmouth campus, as well as the Southern New England School of Law. The five largest employers in Bristol County are Bristol Community College, DE PUY Inc., Morton Hospital, Samsonite, Sensata Technologies and St. Anne’s Hospital.

The three primary competing properties to the Dartmouth Mall Property are shown in the chart below:

Competitive Retail Property Summary
Property	Center Type	Competition	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy	Sales PSF	Proximity
Swansea Mall	Regional Mall	Primary	1974 / 1988	706,023	Macy’s, Sears, Toys R US, Vacant, Wal-Mart	82%	$230	17 miles
Silver City Galleria	Regional Mall	Primary	1992 / 1999	1,005,799	Best Buy, Dick’s Sporting Goods, J.C. Penney, Macy’s, Sears, Vacant	80%	$280	24 miles
Emerald Square Mall	Regional Mall	Primary	1989 / 1999	1,022,647	J.C. Penney, Macy’s, Sears	92%	$350	34 miles

Source: Appraisal and Industry Report

III-30

MSBAM 2013-C9	Dartmouth Mall

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Dartmouth Mall Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Gross Potential Rent	$6,792,156	$6,556,473	$6,779,827	$7,092,275	$13.36
Vacancy Gross Up - Rental Income	$0	$0	$0	$502,630	$0.95
Percentage Rent	$319,224	$368,572	$365,082	$325,301	$0.61
Expense Reimbursements	$2,506,148	$2,545,107	$2,601,782	$2,662,965	$5.02
Vacancy Gross Up - Reimbursements	$0	$0	$0	$184,202	$0.35
Overall Vacancy & Credit Loss	$0	$0	$0	($686,831)	(6.38%)
Specialty Leasing / Other Income	$894,574	$909,285	$1,021,363	$937,536	$1.77
Effective Gross Income	$10,512,102	$10,379,437	$10,768,054	$11,018,077	$20.76
Total Operating Expenses	$3,817,884	$3,906,441	$3,896,891	$4,346,823	$8.19
Net Operating Income	$6,694,218	$6,472,996	$6,871,163	$6,671,255	$12.57
TI/LC	$0	$0	$0	$468,142	$0.88
Capital Expenditures	$0	$0	$0	$132,700	$0.25
Net Cash Flow	$6,694,218	$6,472,996	$6,871,163	$6,070,414	$11.44
Occupancy %(1)	99.0%	97.9%	96.3%	93.6%
NOI DSCR	1.75x	1.69x	1.80x	1.74x
NCF DSCR	1.75x	1.69x	1.80x	1.59x
NOI Debt Yield	10.0%	9.7%	10.3%	10.0%
NCF Debt Yield	10.0%	9.7%	10.3%	9.1%

(1)	The occupancy rate is based on the Dartmouth Mall Property only and does not include the non-collateral anchor (Macy’s).

Escrows and Reserves.  The Dartmouth Mall Borrower deposited $102,333 in escrow for annual real estate taxes at loan origination and is required to escrow $102,333 monthly.  The Dartmouth Mall Borrower maintains insurance under an acceptable blanket policy.  If such blanket policy is discontinued, the Dartmouth Mall Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly. The Dartmouth Mall Borrower is required to escrow $12,385 for replacement reserves monthly for the first six years and $4,423 monthly thereafter.  The Dartmouth Mall Borrower is also required to escrow $30,963 for TI/LC reserves monthly.  The Dartmouth Mall Borrower deposited $770,250 at loan origination for outstanding landlord obligations related to the following tenants: Buffalo Wild Wings ($692,750), GNC ($52,500) and Gamestop ($25,000).

Lockbox and Cash Management. A hard lockbox is in place with respect to the Dartmouth Mall Mortgage Loan.  The Dartmouth Mall Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Dartmouth Mall Borrower. The Dartmouth Mall Borrower will be required to deposit all excess cash with respect to the Dartmouth Mall Mortgage Loan in an account held by the lender as additional security for the Dartmouth Mall Mortgage Loan during a Cash Sweep Period.  A “Cash Sweep Period” will generally commence upon the occurrence of a Cash Sweep Triggering Event (as defined below).  A “Cash Sweep Triggering Event” means the occurrence of (i) a default by any Cash Sweep Tenant (as defined below) with respect to the payment of rent, (ii) Vacancy Event (as defined below), or (iii) the debt service coverage ratio for the Dartmouth Mall Property, for the immediately preceding 12-month period, being less than 1.15x. A Cash Sweep Period will generally end upon (i) cure of default by any Cash Sweep Tenant, (ii) satisfaction of any Vacancy Event, or (iii) the debt service coverage ratio for the Dartmouth Mall Property, for the immediately preceding 12-month period, being equal to or greater than 1.25x, as applicable.    A “Vacancy Event” means the occurrence of any of the following events: (i) any Cash Sweep Tenant vacating its leased premises, (ii) any Cash Sweep Tenant failing to or providing notice that it is not, or will not, exercise any of its extension options pursuant to the terms of its lease or, (iii) any Cash Sweep Tenant providing notice that it will exercise its termination option pursuant to the terms of its lease. A “Cash Sweep Tenant” means any tenant under a lease which, individually or when aggregated with all other leases at the Dartmouth Mall Property with the same tenant or its affiliates, demises 50,000 SF or more of the Dartmouth Mall Property’s gross leasable area.

Property Management. The Dartmouth Mall Property is managed by PREIT Services, LLC, an affiliate of the Dartmouth Mall Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The Dartmouth Mall Borrower is required pursuant to the Dartmouth Mall Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Dartmouth Mall Property.

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MSBAM 2013-C9	Apthorp Retail Condominium

Mortgage Loan No. 5 – Apthorp Retail Condominium

III-32

MSBAM 2013-C9	Apthorp Retail Condominium

Mortgage Loan No. 5 – Apthorp Retail Condominium

Apthorp Retail Condominium
2201 Broadway (aka 390 West End Avenue)
New York, NY 10024
MANHATTAN
Upper West Side
Upper East Side
Midtown
West Side
East Side
Theatre District
CENTRAL PARK
Hudson River
Henry Hudson Pkwy.
9A
Riverside Park
W. 87th Street Dog Run
W. 79th Street Boat Basin
Riverside Drive
West End Ave.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
86TH ST/ BROADWAY
79TH ST/ BROADWAY
72ND ST/ BROADWAY
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
50TH ST/ BROADWAY
86TH ST
81ST ST/ MUSEUM OF NATURAL HISTORY
72ND ST
Rose Center for Earth and Space
American Museum of Natural History
New York Historical Society
Beacon Theatre
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay Coll. - Criminal Justice
Time Warner Center
St. Lukes Roosevelt Hospital Ctr.
Alvin Ailey American Dance Theater
Museum of Arts & Design
Carnegie Hall
CitiSpire Center
Gershwin Theatre
Paramount Plaza
One Worldwide Plaza
Morgan Stanley Building
DeWitt Clinton Park
Passenger Ship Terminal
Shakespeare Garden
Belvedere Castle
The Lake
Boat House
Conservatory Pond
Strawberry Fields
The Mall
East Green
Sheep Meadow
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
The Pond
Central Park South
Whitney Museum of American Art
Lenox Hill Hospital
Asia Society
Frick Collection
Hunter College
Americas Society
Temple Emanu-El
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Bergdorf Goodman, Louis Vuitton
Fuller Building
Trump Tower
The Peninsula New York
St. Regis New York
Museum of Modern Art
The Paley Center for Media
666 Fifth Avenue
St. Patrick's Cathedral
Citigroup Center
Radio City Music Hall
ROCKEFELLER CENTER
Saks Fifth Avenue
GE Building
Rockefeller Plaza
77TH ST/ LEXINGTON
68TH ST/ HUNTER COLLEGE
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
51ST ST/ LEXINGTON
5TH AVE/ 59TH ST
57TH ST
57TH ST/ 7TH AVE
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
49TH ST
ROCKEFELLER CTR.
50TH ST
N Q R
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
Ave. of the Americas
6th Ave.
7th Ave.
8th Ave.
9th Ave.
10th Ave.
11th Ave.
12th Ave.
North Bergen
Secaucus
West New York
Weehawken
Union City
NEW JERSEY
Hoboken
Jersey City
Hudson River
Upper West Side
Central Park
Upper East Side
MANHATTAN
West Side
East Side
NEW YORK CITY
Long Island City
Astoria
QUEENS
Midtown
Chelsea
Greenwich Village
SoHo
Chinatown
Financial District
East River
BROOKLYN

III-33

MSBAM 2013-C9	Apthorp Retail Condominium

Mortgage Loan No. 5 – Apthorp Retail Condominium

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR	Property Address:	2201 Broadway New York, NY 10024

Original Balance:	$65,000,000	General Property Type:	Retail
Cut-off Date Balance:	$64,846,312	Detailed Property Type:	Unanchored
% of Initial Pool Balance:	5.1%	Net Rentable Area:	12,851 NSF
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$5,046
Borrower Name(s):	2201 Retail LLC	Balloon/ARD Balance Per Unit/SF:	$2,642
Sponsor:	William Friedland	Year Built / Year Renovated:	1908 / 2009
Mortgage Rate:	4.800%	Title Vesting:	Fee
Note Date:	2/27/2013	Property Manager:	WF 2201 LLC
First Payment Date:	4/1/2013
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	3/1/2033	UW Revenues(2):	$5,590,627
IO Period:	None	UW Expenses:	$482,767
Original Term to Maturity or ARD:	240 months	UW NOI:	$5,107,860
Seasoning:	2 month	UW NCF:	$4,969,969
Original Amortization Term:	360 months	UW NOI DSCR:	1.25x
Loan Amortization Type:	Amortizing	UW NCF DSCR:	1.21x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	7.9%
Prepayment Provisions:	LO (26); DEF (210); O (4)	UW NCF Debt Yield:	7.7%
Lockbox/Cash Management:	Hard / Springing	UW NCF Debt Yield at Maturity:	14.6%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$2,507,949 (12/31/2012)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$2,057,707 (12/31/2011)
Mezzanine Debt:	None	Third Most Recent NOI (As of):	NAV
Reserves(1)	Appraised Value:	$93,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/25/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	69.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	36.5%
Other(2):	$2,942,500	NAP	NAP	Occupancy Rate:	81.2% (1/1/2013)
2nd Most Recent Occupancy:	81.2% (12/31/2012)
3rd Most Recent Occupancy:	85.4% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
UW Revenues includes the average base rental rate for the JP Morgan Chase tenant over the loan term. A reserve is held by the lender and disbursed to the Apthorp Retail Condominium Borrower monthly until a certain contractual rent step associated with the JP Morgan Chase tenant becomes effective on January 1, 2015. See “—Escrows and Reserves” below for further details.

The Apthorp Retail Condominium Mortgage Loan

The Mortgage Loan.  The fifth largest mortgage loan (the “Apthorp Retail Condominium Mortgage Loan”) is evidenced by a note in the original principal amount of $65,000,000 and is secured by a first priority fee mortgage encumbering a commercial condominium unit within a condominium development known as The Apthorp in New York, New York (the “Apthorp Retail Condominium Property”). The proceeds of the Apthorp Retail Condominium Mortgage Loan were used to refinance a previous loan of approximately $28,500,000.

The Apthorp Retail Condominium Mortgage Loan had an initial term of 240 months and has a remaining term of 238 months, with a maturity date of March 1, 2033. The Apthorp Retail Condominium Mortgage Loan requires payments of principal and interest for its entire term. Full or partial (equal to or greater than $20,000,000) defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Apthorp Retail Condominium Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is 2201 Retail LLC (the “Apthorp Retail Condominium Borrower”), a single-purpose Delaware limited liability company with one independent director. The Apthorp Retail Condominium Borrower is indirectly owned by William Friedland and William A. Ackman. The recourse carve-out guarantor is William Friedland.

Mr. William Friedland is a principal with Friedland Properties, a New York City-based commercial real estate company and the founder of the William

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MSBAM 2013-C9	Apthorp Retail Condominium

Friedland Company, a New York City-based real estate acquisition company. Mr. William A. Ackman is the founder and CEO of Pershing Capital Management, L.P. Under certain permitted borrower control transfers, the sponsor may become either (i) Lawrence Ackman and/or William Ackman (collectively, “Ackman”) or (ii) an Ackman replacement sponsor.

The Mortgaged Property. The Apthorp Retail Condominium Property consists of a 12,851 SF (not including 2,454 SF of below grade storage space) ground floor retail condominium unit within the Apthorp condominium building, a landmarked 12-story primarily residential condominium building on the Upper West Side of Manhattan. No part of the residential condominium portion of the building is collateral for the Apthorp Retail Condominium Mortgage Loan.

The Apthorp Retail Condominium Property is 81.2% leased to three retail tenants including a JPMorgan Chase Bank branch, which occupies 56% of the Apthorp Retail Condominium Property and accounts for approximately 80% of the underwritten base rents, on lease  through December 31, 2029. The JPMorgan Chase Bank retail space has approximately 92 feet of Broadway frontage. The Apthorp Retail Condominium Property is located within the Special Enhanced Commercial District 3 Zone (“SECD3”), which was adopted by the New York City Council on June 28, 2012, and limits frontage of new and expanding banks and residential lobbies along Broadway, Amsterdam and Columbus Avenues within the SECD3 to no more than 25 feet. After the passage of SECD3, the JPMorgan Chase Bank tenant extended its lease through 2029, with higher base rental rates beginning on January 1, 2015.

Tenants.

JPMorgan Chase Bank (7,168 SF, 56% of NRA, 80% of underwritten base rent). JPMorgan Chase Bank, N.A. (NYSE: JPM) leases 7,168 SF at the Apthorp Retail Condominium Property and operates the space as a bank branch. The lease began on August 29, 1986, and has a current expiration date of December 31, 2029, with one 10-year lease renewal option. JPM is a global financial services firm that, as of its 2011 annual report date, reported $2.3 trillion of assets and $183.6 billion of stockholder equity.

Apthorp Pharmacy (2,263 SF, 18% of NRA, 13% of underwritten base rent). RG Drug Corp., d/b/a Apthorp Pharmacy, leases 2,263 SF at the Apthorp Retail Condominium Property and operates the space as a pharmacy. The lease began on January 1, 2013 and has a current expiration date of December 31, 2027, with no renewal options. Predecessor pharmacies have operated at the subject site since approximately 1913.

Tumi (1,000 SF, 8% of NRA, 7% of underwritten base rent). Tumi Stores, Inc. (NYSE: TUMI) leases 1,000 SF at the Apthorp Retail Condominium Property. The lease began on August 15, 2011 and has a current expiration date of August 31, 2021, with one five-year lease renewal option. Tumi was founded in 1975 and currently distributes its products in over 75 countries through approximately 1,700 distribution points, including 114 company-owned locations, as of December 31, 2012.

The following table presents a summary regarding tenants at the Apthorp Retail Condominium Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF(2)	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Annual Underwritten Base Rent (PSF)	Lease Expiration
JPMorgan Chase Bank	A+/A2/A	7,168	56%	$4,312,279	80%	$601.60	12/31/2029
Apthorp Pharmacy	NR/NR/NR	2,263	18%	$700,000	13%	$309.32	12/31/2027
Tumi	NR/NR/NR	1,000	8%	$370,800	7%	$370.80	8/31/2021
Vacant Space		2,420	19%	$0	0%	$0.00
Total/ Wtd. Avg.		12,851	100%	$5,383,079	100%	$516.07(3)

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)
The JPMorgan Chase Bank Annualized Underwritten Base Rent is the average base rent payable by the tenant over its lease term. Current contractual base rent is $2,520,000 per annum, until January 1, 2015, when annual base rent contractually increases to $4,125,000. The lender escrowed $2,942,500 at closing to disburse in monthly installments through January 2015 in an amount that approximately equals the difference between the in place monthly base rent and the contractual monthly base rent effective January 1, 2015.

(3)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

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MSBAM 2013-C9	Apthorp Retail Condominium

The following table presents certain information relating to the lease rollover at the Apthorp Retail Condominium Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2012	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	0	0	$0.00	0%	0%	$0	0%	0%
2018	0	0	$0.00	0%	0%	$0	0%	0%
2019	0	0	$0.00	0%	0%	$0	0%	0%
2020	0	0	$0.00	0%	0%	$0	0%	0%
2021	1	1,000	$370.80	8%	8%	$370,800	7%	7%
2022	0	0	$0.00	0%	8%	$0	0%	7%
2023	0	0	$0.00	0%	8%	$0	0%	7%
2024	0	0	$0.00	0%	8%	$0	0%	7%
2025 & Beyond	2	9,431	$531.47	73%	81%	$5,012,279	93%	100%
Vacant	0	2,420	$0.00	19%	100%	$0	0%	100%
Total / Wtd. Avg.	3	12,851	$516.07	100%		$5,383,079	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market.  The Apthorp Retail Condominium Property is located on the Upper West Side of Manhattan, on Broadway between West 78th and West 79th Streets. It fronts Broadway and is at the 79th Street subway station. According to the appraiser, Upper West Side retail vacancy averaged 4.3% as of September 30, 2012 and average asking rents were $348 PSF, a 6.7% increase from the same period one year earlier.  Recent market leasing activity shows an unadjusted rent range from $307 PSF to $575 PSF. After appraisal adjustments, the range is from $337.44 PSF to $606.42 PSF. According to the appraiser, recently enacted New York City zoning restrictions limiting bank storefronts along Broadway within the Upper West Side to 25 feet have had a positive effect regarding retail rents of existing bank spaces which exceed the 25 foot frontage limit and which are “grandfathered” and protected from the restrictions. The JPMorgan Chase tenant at the Apthorp Retail Condominium Property has approximately 92 feet of Broadway frontage.

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MSBAM 2013-C9	Apthorp Retail Condominium

The following table presents certain leasing information from the Upper West Side retail market. The leases (and available space) are all on Broadway between West 72nd and West 80th Streets.

Summary of Comparable Retail Leases
Address	Lease Start Date	Lease Size (Ground Floor SF)	Tenant Name	Term (years)	Lease Type	Initial Rent PSF for Ground Level	Adjusted Initial Rent PSF for Ground Level
2101 Broadway	12/2012	4,016	Northface	10	Gross	$350.00	$353.01
2186-96 Broadway	12/2012	2,200	TJ Maxx	10	Gross	$450.00	$408.49
2159 Broadway	9/2012	2,400	L’Occitane	10	Gross	$410.00	$439.65
2139 Broadway	3/2012	3,800	Lululemon	15	Gross	$307.00	$337.44
2239 Broadway	3/2012	2,846	Verizon	15	Gross	$330.00	$380.32
2150 Broadway	1/2011	4,168	EMS	10	Gross	$350.00	$367.69
2075 Broadway	12/2010	3,297	Bank of America	15	Gross	$575.00	$606.42
2165 Broadway	2/2013	800	Available	10	Gross	$405.00	$419.18

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Apthorp Retail Condominium Property:

Cash Flow Analysis(1)
	2011	2012	UW	UW PSF
Gross Potential Rent(2)	$2,432,148	$2,600,131	$5,696,579	$443.28
Percentage Rent	$0	$0	$0	$0.00
Total Reimbursements	$0	$328,886	$207,548	$16.15
Less Vacancy & Credit Loss	$0	$0	($313,500)	($24.39)
Effective Gross Income	$2,432,148	$2,929,017	$5,590,627	$435.03
Total Operating Expenses	$374,441	$421,068	$482,767	$37.57
Net Operating Income	$2,057,707	$2,507,949	$5,107,860	$397.47
TI/LC	$0	$0	$135,321	$10.53
Capital Expenditures	$0	$0	$2,570	$0.20
Net Cash Flow	$2,057,707	$2,507,949	$4,969,969	$386.74
Occupancy %	NAV	85.4%	81.2%
NOI DSCR	0.50x	0.61x	1.25x
NCF DSCR	0.50x	0.61x	1.21x
NOI Debt Yield	3.2%	3.9%	7.9%
NCF Debt Yield	3.2%	3.9%	7.7%

(1)
The sponsor purchased the Apthorp Retail Condominium Property in February 2011; therefore, the 2011 numbers above represent approximately 10 months of operations. In addition, the sponsors executed new leases with the three in-place tenants effective in 2011, 2012 and 2013, at base rents higher than previously existed. See note (2) below.

(3)
Historical Gross Potential Rent includes actual property vacancy. Underwritten Gross Potential Rent reflects the average base rental rate for the JP Morgan Chase Bank tenant over the loan term. Current base rent for the JPMorgan Chase Bank space totals $2,520,000 per annum. There is a contractual rent step associated with the JPMorgan Chase Bank space to an annual base rent totaling $4,125,000, effective on January 1, 2015. A reserve is held by the lender and disbursed to the Apthorp Retail Condominium Borrower monthly until that contractual rent step becomes effective. See “—Escrows and Reserves” below for further details. An additional approximately $187,289 of average rent steps over the term of the JPMorgan Chase Bank space are included in the underwritten Gross Potential Rent.

Escrows and Reserves.  Upon the occurrence of an event of default, the Apthorp Retail Condominium Borrower is required to escrow monthly 1/12th of the annual estimated tax payments and 1/12th of the annual estimated insurance premiums.  The Apthorp Retail Condominium Borrower deposited $2,942,500 in escrow at loan origination which amount will be disbursed to Apthorp Retail Condominium Borrower (x) in monthly installments equal to $133,750, provided Apthorp Retail Condominium Borrower has delivered either (a) an executed estoppel certificate from the condominium board in form and substance reasonably acceptable to lender or (b) evidence reasonably satisfactory to lender that Apthorp Retail Condominium Borrower has paid all assessments due and owing to the condominium board (which evidence described in clause (b) is required to be delivered in the event Apthorp Retail Condominium Borrower is not able to procure the estoppel by April 28, 2013) and (y) in a lump sum equal to the remaining funds after the January 2015 monthly payment date. Such monthly disbursements are approximately equal to the difference between the current monthly JP Morgan Chase tenant base rent and the tenant’s base rent effective as of January 1, 2015.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Apthorp Retail Condominium Mortgage Loan. The Apthorp Retail Condominium Mortgage Loan has springing cash management.  During the continuance of a Cash Sweep Period, funds in the lockbox account are disbursed on each monthly payment date to fund an account in an amount up to the debt service due on the Apthorp Retail Condominium Mortgage Loan on such payment date, to fund the required reserve deposits as described above under “ —Escrows and Reserves,” to disburse to the Apthorp Retail Condominium Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender and to remit the remainder to a reserve to be held by the lender as additional security for the Apthorp Retail Condominium Mortgage Loan.

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MSBAM 2013-C9	Apthorp Retail Condominium

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until no event of default exists (and no other event is in effect that would cause a Cash Sweep Period pursuant to clause (ii) below) or (ii) commence upon the first to occur of (a) JPMorgan Chase Bank, N.A. (“JPM”) (and any other lessee(s) of that portion of the Apthorp Retail Condominium Property demised at loan origination to JPM pursuant to the lease with JPM and/or pursuant to any lease entered into in the future in accordance with the loan documents and any guarantors of such lease) (collectively, “JPM Space Obligor”) being in monetary default under its lease, (b) JPM Space Obligor failing to be in actual, physical possession of all or substantially all of the applicable space, failing to be open to the public for business during customary hours and/or “going dark” in such space, (c) JPM Space Obligor giving written notice that it is terminating its lease for all or any portion of the applicable space, (d) any termination or cancellation of any lease for such space (including rejection in any bankruptcy or insolvency proceeding) and (e) any bankruptcy or similar insolvency proceeding of JPM Space Obligor, and expire upon the first to occur of lender’s receipt of evidence (including an estoppel certificate in form and substance acceptable to lender) of (1) a cure of the conditions described in clauses (a)-(e) above (which in the case of clause (a) above means a cure of all monetary defaults, in the case of clause (b) above means the tenant is in actual physical possession of the space and open to the public for business during normal business hours, in the case of clause (c) above means all termination or cancellation notices have been revoked or rescinded, in the case of clause (e) above means the JPM Space Obligor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable lease pursuant to a final non-appealable order of a court of competent jurisdiction, and which, in all cases, means JPM Space Obligor is paying full unabated rent under the applicable lease) or (2) Apthorp Retail Condominium Borrower leases all or substantially all of the space leased to JPM Space Obligor at loan origination in accordance with the loan documents and the applicable tenant is in actual physical occupancy of the space demised under its lease, open to the public for business and paying the full amount of rent due.

Property Management. The Apthorp Retail Condominium Property is managed by WF 2201 LLC, and affiliate of the Apthorp Retail Condominium Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Apthorp Retail Condominium Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Apthorp Retail Condominium Property.

Expansion, Release and Substitution of Property.  Not permitted.

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MSBAM 2013-C9	Capital Center

Mortgage Loan No. 6 – Capital Center

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MSBAM 2013-C9	Capital Center

Mortgage Loan No. 6 – Capital Center

Capital Center
201-251 North Illinois Street
Indianapolis, IN 46204
INDIANAPOLIS
St. Joseph
Upper Canal
Mass. Avenue
Downtown
Wholesale District
Fountain Square
Watkins Park
Fall Creek and 16th St. Park
Fall Creek
White River
White River State Park
Military Park
American Legion Mall
Indiana University Health Methodist Hospital
IU School of Medicine
IU Wishard Health Servies
Indiana University School of Medicine
Richard L. Roudebush VA Medical Center
Indiana University-Purdue University Indianapolis
IU Robert H McKinney School of Law
IU Michael A. Carroll Track & Soccer Stadium
Indianapolis Sports Center
IMAX Theater
Eiteljorg Museum
NCAA Hall of Champions
Indianapolis Zoo
Indiana State Museum
Indiana State Library
Indiana State House
Central Library
Emil A. Blackmore Museum
Indiana War Memorial
Murat Theater
The Alkis Keramidas Museum of Art
James Whitcomb Riley Museum
Chase Tower
Soldiers and Sailors Monument
Indianapolis Superior Courts
Chef's Academy
Indiana Business College
Circle Centre Mall
Bankers Life Fieldhouse
Victory Field
Indiana Convention Center
Indianapolis Amtrak
Lucas Oil Stadium
AMTRAK
Indianapolis Intl. Airport 11 miles
Burdsal Pkwy.
W. 21st St.
W. 16th St.
W. 10th St.
E. 10th St.
W. Michigan St.
E. Michigan St.
W. New York St.
E. New York St.
W. Ohio St.
E. Ohio St.
E. Market St.
W. Washington St.
Washington St.
W. Maryland St.
W. South St.
E. South St.
W. McCarty St.
W. Ray St.
W. Morris St.
E. Morris St.
Prospect St.
Wisconsin St.
Oliver Ave.
English Ave.
Southeastern Ave.
Massachusetts Ave.
Virginia Ave.
Calvary St.
Shelby St.
Madison Ave.
Kentucky Ave.
Indiana Ave.
Senate Blvd.
Canal Walk
White River Pkwy. West
White River Pkwy.
N. Harding St.
S. Harding St.
Montcalm St.
Paris Ave.
N. Capitol Ave.
S. Capitol Ave.
N. Illinois St.
N. Meridian St.
S. Meridian St.
Dr. Martin Luther King Jr. St.
N. West St.
S. West St.
S. Missouri St.
N. Delaware St.
S. Delaware St.
N. East St.
S. East St.
S. College Ave.
N. Arsenal Ave.
65
70
40
Lebanon
Westfield
Noblesville
Whitestown
Zionsville
Carmel
Fishers
Fortville
Lawrence
Pittsboro
Brownsburg
INDIANAPOLIS
Speedway
Greenfield
Avon
Warren Park
Danville
Plainfield
Beech Grove
Mooresville
Greenwood
Whiteland
Franklin
Fairland
Shelbyville
Meridian Hills
Rocky Ripple

III-41

MSBAM 2013-C9	Capital Center

Mortgage Loan No. 6 – Capital Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	201-251 North Illinois Street, Indianapolis, IN 46204
Original Balance:	$39,375,000
Cut-off Date Balance:	$39,375,000			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Net Rentable Area:	647,819 SF
Borrower Name(s):	Hertz Indianapolis Two, LLC			Cut-off Date Balance Per Unit/SF:	$61
Sponsor:	Judah Hertz, Isaac Hertz, William Hertz, Sarah Hertz Gordon			Balloon Balance Per Unit/SF:	$52
Mortgage Rate:	4.530%			Year Built / Year Renovated:	1985-1986
Note Date:	2/7/2013			Title Vesting:	Fee
First Payment Date:	4/1/2013			Property Manager:	Hertz Investment Group, LLC
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2023			UW Revenues:	$10,063,231
IO Period:	24 months			UW Expenses:	$5,539,881
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,523,350
Seasoning:	2 months			UW NCF:	$3,458,407
Original Amortization Term:	360			UW NOI DSCR:	1.88x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.44x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	8.8%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	10.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,850,703 (11/30/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$4,842,009 (12/31/2011)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$3,997,010 (12/31/2010)
Reserves(1)				Appraised Value:	$54,100,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/16/2013
RE Tax:	$566,432	$141,610	NAP	Cut-off Date LTV Ratio:	72.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity:	62.4%
Recurring Replacements:	$0	$6,691	NAP	Occupancy Rate:	77.1% (2/7/2013)
TI/LC:	$1,400,000	$62,500	$3,650,000	2nd Most Recent Occupancy(2):	NAV
Other(2):	$1,600,000	$0	NAP	3rd Most Recent Occupancy(2):	NAV
Other(3):	$606,330	$0	NAP	4th Most Recent Occupancy(2):	NAV
Other(4):	$325,000	$0	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	At closing, the lender collected $1,600,000 for certain capital improvements as outlined in the loan documents.

(3)	At closing, the lender collected $606,330 for certain tenants with outstanding free rent periods.

(4)	At closing, the lender collected $325,000 for certain tenants not yet in occupancy.

(5)	The property seller did not provide historical rent rolls.

The Capital Center Mortgage Loan

The Mortgage Loan. The sixth largest mortgage loan (the “Capital Center Mortgage Loan”) is evidenced by a note in the original principal balance of $39,375,000 and is secured by a first priority fee mortgage encumbering an office property known as the Capital Center, located in Indianapolis, Indiana (the “Capital Center Property”). The proceeds of the Capital Center Mortgage Loan were used to finance the acquisition of the Capital Center Property for a purchase price of approximately $49,000,000.

The Capital Center Mortgage Loan had an original term of 120 months and has a remaining term of 118 months with a maturity date of March 1, 2023. The Capital Center Mortgage Loan requires payments of interest only for the initial 24 months and payments of principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the

III-42

MSBAM 2013-C9	Capital Center

MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Capital Center Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is Hertz Indianapolis Two, LLC, a single-purpose Delaware limited liability company with one independent director (the “Capital Center Borrower”). The Capital Center Mortgage Loan sponsors and recourse carve out guarantors are Judah Hertz, Issac Hertz, William Hertz, and Sarah Hertz Gordon. Judah Hertz is the Chairman and CEO of Hertz Investment Group, a Santa Monica, California based real estate investment company he founded in 1979. The company has a current portfolio of approximately 41 office and parking facility properties in nine states.

The Mortgaged Property. The Capital Center Property consists of two Class A, multi-tenant office buildings (a “North Tower” and a “South Tower”) connected by a first floor lobby atrium.  The North Tower, which is 17 floors high, was constructed in 1985 and the South Tower, which is 22 floors high, was constructed in 1986. Combined, the two buildings contain approximately 626,922 SF office space and approximately 20,897 SF of retail space, including two bank branches. The Capital Center Property has an on-site fitness center, conference rooms and a three-level subterranean parking structure with 525 spaces.

The Capital Center Property is located in downtown Indianapolis in close proximity to the State Capitol Building (2 blocks), the Circle Center Mall (4 blocks), as well as the Federal Building, the Circle Theater, the Indianapolis Convention and Exposition Center, and Lucas Oil Field.

Major Tenants.

Fifth Third Bank (71,779 SF, 11% of NRA, 16% of underwritten base rent). Fifth Third Bank (NASDAQ: FITB) leases 71,779 SF of office and bank branch space at the Capital Center Property. The office lease began on October 1, 1993. The tenant renewed and expanded into the bank branch space on November 1, 2009. The lease has a current expiration date of June 30, 2019, with one five-year lease renewal option. FITB holds the naming rights to the North Tower so long is it in occupancy and not in default under its lease. The tenant has a rent abatement period from July 1, 2013 to October 31, 2013, totaling approximately $469,402, for which $500,000 was escrowed at the Capital Center Mortgage Loan closing. FITB, headquartered in Cincinnati, Ohio, reported $122 billion of assets as of December 31, 2012. The subject office space serves as the company’s Indiana headquarters.

BKD, LLP (58,058 SF, 9% of NRA, 13% of underwritten base rent). BKD, LLP (“BKD”) leases 58,058 SF of office space at the Capital Center Property. The original lease began on December 1, 1996 and was renewed on January 1, 2007. The lease has a current expiration date of December 31, 2016, with one five-year lease renewal option. BKD is a national accounting and advisory firm headquartered in Springfield, Missouri with 30 offices in 13 states.

Frost Brown Todd (56,400 SF, 9% of NRA, 13% of underwritten base rent). Frost Brown Todd, LLC (“FBT”) leases 56,400 SF of office space at the Capital Center Property. The lease began on January 1, 2009 and has a current expiration date of January 31, 2023, with two five-year lease renewal options. FBT is a law firm with offices in five states. The firm employs approximately 450 lawyers.

Indiana Secondary Market for Education Loans (33,985 SF, 5% of NRA, 7% of underwritten base rent). Indiana Secondary Market for Education Loans, Inc. (“ISM”) leases 33,985 SF of office space at the Capital Center Property. The lease began on February 1, 2006 and has a current expiration date of January 31, 2016, with two five-year lease renewal options. ISM currently subleases approximately 17,209 SF of its space to two subtenants. Both subleases are coterminous with the ISM lease. ISM is a state-designated non-profit organization that works to recommend resources to students for grants, scholarships and work study programs.

Feiwell & Hannoy Professional Corporation (32,260 SF, 5% of NRA, 6% of underwritten base rent). Feiwell & Hannoy Professional Corporation (“F&H”) leases 32,260 SF of office space at the Capital Center Property. The lease began on November 1, 2008 and has a current expiration date of December 31, 2019, with one five-year lease renewal option. The tenant has a lease termination option on October 31, 2015 with nine months of prior notice and payment of unamortized tenant improvement and leasing commission expenses. F&H is a provider of legal advisory services including the process of residential, multi-family, and commercial mortgage foreclosures, deeds-in-lieu of foreclosures, evictions and bankruptcies and is headquarted  in the subject space. F&H is a subsidiary of American Processing Company, LLC, which is itself a subsidiary The Dolan Company (NYSE: DM).

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MSBAM 2013-C9	Capital Center

The following table presents a summary regarding major tenants at the Capital Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
Fifth Third Bank(2)	A-/Baa1/BBB	71,779	11%	$1,408,205	16%	$19.62	6/30/2019
BKD, LLP	NR/NR/NR	58,058	9%	$1,181,480	13%	$20.35	12/31/2016
Frost Brown Todd	NR/NR/NR	56,400	9%	$1,134,768	13%	$20.12	1/31/2023
Indiana Secondary Market(3)	NR/NR/NR	33,985	5%	$586,241	7%	$17.25	1/31/2016
Fiewell & Hannoy, P.C.	NR/NR/NR	32,260	5%	$566,163	6%	$17.55	12/31/2019
Subtotal / Wtd. Avg.		252,482	39%	$4,876,857	55%	$19.32

Other Tenants		246,966	38%	$3,935,219	45%	$15.93
Vacant Space		148,371	23%	$0	0%	$0.00
Total / Wtd. Avg.		647,819	100%	$8,812,076	100%	$17.64(4)

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.

(2)	The Fifth Third Bank space is comprised of 68,941 SF of office space underwritten at $19.50 PSF and 2,838 SF of bank branch space underwritten at $22.50 PSF.

(3)
Indiana Secondary Market subleases approximately 17,209 SF of its leased space to two subtenants at base rental rates of $10.20 PSF (11,572 SF) and $9.94 PSF (5,637 SF). The subleases  expire on the same date as the Indiana Secondary Market primary lease.

(4)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Capital Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	9	28,224	$2.95	4%	4%	$83,208	1%	1%
2013	10	43,698	$16.70	7%	11%	$729,932	8%	9%
2014	3	18,452	$18.71	3%	14%	$345,281	4%	13%
2015	6	57,106	$17.68	9%	23%	$1,009,609	11%	25%
2016	8	137,129	$19.10	21%	44%	$2,619,061	30%	54%
2017	3	29,053	$17.22	4%	48%	$500,166	6%	60%
2018	2	6,173	$18.37	1%	49%	$113,409	1%	61%
2019	4	113,584	$18.92	18%	67%	$2,149,041	24%	86%
2020	0	0	$0.00	0%	67%	$0	0%	86%
2021	0	0	$0.00	0%	67%	$0	0%	86%
2022	0	0	$0.00	0%	67%	$0	0%	86%
2023	1	56,400	$20.12	9%	76%	$1,134,768	13%	99%
2024	1	9,629	$13.25	1%	77%	$127,600	1%	100%
2025	0	0	$0.00	0%	77%	$0	0%	100%
2026 & Beyond	0	0	$0.00	0%	77%	$0	0%	100%
Vacant	0	148,371	$0.00	23%	100%	$0	0%	100%
Total / Wtd. Avg.	47	647,819	$17.64(3)	100%		$8,812,076	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market. According to the appraiser, the Capital Center Property is located in the Central office market of Indianapolis. The Central office market contains approximately 10.5 million SF of office space, which is 32 percent of the Indianapolis office inventory. As of September 30, 2012, the overall office market vacancy was 20.4% and the submarket vacancy was 16.8%. Average asking rent for the market was $17.73 PSF and $19.06 PSF for the submarket. The Central submarket had the lowest overall vacancy rate and the highest average asking rents. The Capital Center Property competitive set includes six other Class A office buildings located in downtown Indianapolis. According to the appraiser, as of September 30, 2012, this competitive set had an average occupancy rate of 80.8% and an average asking rental rate of $21.04 PSF.

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MSBAM 2013-C9	Capital Center

The following table presents certain office rental comparable information in the Capital Center Property submarket:

Competitive Office Property Summary
Property	Year Built	Floors	Size	% Occupied 3Q 2012	% Occupied 2Q 2011	Asking Rental Rate/SF	Building Class
Chase Tower, 111 Monument Circle	1990	48	1,058,318	91.8%	85.7%	$25.50	A+
300 North Meridian	1989	28	347,551	79.6%	74.0%	$22.00	A+
101 West Ohio Street	1987	22	261,811	94.0%	90.0%	$19.75	A
One America, One American Square	1982	38	696,046	98.5%	99.0%	$22.50	A
BMO Plaza, 135 North Pennsylvania Street	1988	28	435,000	46.9%	75.5%	$18.00	A
Market Tower, 10 West Market Street	1988	32	508.508	73.8%	74.0%	$18.50	A
Total Wtd. / Avg.		29	4,029,351 503,669	86.0%		$21.64

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Capital Center Property:

Cash Flow Analysis
	2010	2011	11/30/2012 TTM	UW	UW PSF
Gross Potential Rent(1)	$8,843,498	$9,248,171	$9,034,708	$11,540,995	$17.82
Total Reimbursements	(142,755)	$195,716	$291,910	$376,101	$0.58
Other Income	$783,935	$803,229	$875,054	$875,054	$1.35
Vacancy(1)	($395,751)	($108,231)	($29,283)	($2,728,919)	($4.21)
Effective Gross Income	$9,088,927	$10,138,885	$10,172,389	$10,063,231	$15.53
Total Expenses(2)	$5,091,917	$5,296,876	$5,321,687	$5,539,881	$8.55
Net Operating Income	$3,997,010	$4,842,009	$4,850,703	$4,523,350	$6.98
TI/LC	$201,044	$252,355	$42,697	$1,075,380	$1.66
Capital Expenditures	($55,981)	$77,186	$0	$129,563	$0.20
Initial TI/LC Reserve Credit(3)	$0	$0	$0	($140,000)	($0.22)
Net Cash Flow	$3,851,947	$4,512,468	$4,808,006	$3,458,407	$5.34
Occupancy %	NAV(4)	NAV(4)	NAV(4)	77.1%
NOI DSCR	1.66x	2.02x	2.02x	1.88x
NCF DSCR	1.60x	1.88x	2.00x	1.44x
NOI Debt Yield	10.2%	12.3%	12.3%	11.5%
NCF Debt Yield	9.8%	11.5%	12.2%	8.8%

(1)	Historical Gross Potential Rent is net of vacancy. Historical Vacancy includes discounts, concessions and bad debt.

(2)
The reported 2010 expenses were partially offset by a $3,051,022 real estate tax reimbursement resulting from a 2007 appeal. This reimbursement is not included in the presentation above. In addition, $426,733 of related reimbursement refunds to tenants during the same year are excluded from the above presentation.

(3)
The borrower deposited $1,400,000 into the TI/LC reserve account at loan closing. This reserve is utilized as an offset to the underwritten TI/LC expenses over the 10-year loan term at $140,000 per year. See “—Escrows and Reserves” below for further details.

(4)	The property seller did not provide historical rent rolls.

Escrows and Reserves. The Capital Center Borrower deposited $566,432 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly.  The Capital Center Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Capital Center Borrower maintains insurance under an acceptable blanket insurance policy).  The Capital Center Borrower is required to make monthly deposits for replacement reserves equal to $6,691.  The Capital Center Borrower deposited $1,400,000 in escrow for TI/LC reserves at loan origination (utilized in cash flow underwriting as an offset to the underwritten TI/LC expenses over the 10 year loan term at $140,000 per year) and is required to make monthly deposits of $62,500 in the TI/LC reserve for the payment of tenant improvements and leasing commissions until the amount on deposit therein equals the sum of $3,650,000 plus any Excess Capital Improvement Funds (as defined below), following which date no further deposits will be required in the TI/LC reserve until the amount on deposit therein is less than the sum of $1,250,000 plus Excess Capital Improvement Funds (at which time monthly deposits will resume subject to the reduced cap amount). The Capital Center Borrower deposited $606,330 in escrow at loan origination for unfunded outstanding tenant leasing commissions and/or rent concessions existing as of closing and more particularly described on a schedule to the loan agreement. The Capital Center Borrower deposited $1,600,000 in escrow at loan origination for capital improvements described on a schedule to the loan agreement (the “Capital Improvements Reserve”); any funds remaining in the Capital Improvements Reserve after completion of all such capital improvements (such excess, the “Excess Capital Improvement Funds”) will be deposited in the TI/LC reserve. The Capital Center Borrower deposited $325,000 in escrow at loan origination for specified tenants set forth on a schedule to the loan agreement who were not in occupancy of their respective space at the Capital Center Property as of closing, which funds will be released to Capital Center Borrower, among other conditions, upon delivery of a tenant estoppel certificate stating that the applicable tenant is in occupancy, open for

III-45

MSBAM 2013-C9	Capital Center

business and paying full, unabated rent without any offset (unless the lease has a rent concession period in which event such rent has been reserved as described in the second preceding sentence).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Capital Center Mortgage Loan (i.e. the property manager collects rents and other income from the Capital Center Mortgaged Property, does not commingle such amounts with its funds and remits such amounts to a lockbox account within one business day of receipt); provided, that upon the occurrence of a Trigger Event and at all times thereafter (notwithstanding any subsequent termination of the related Cash Sweep Period), a hard lockbox is required to be put in place with respect to the Capital Center Mortgage Loan.  The Capital Center Mortgage Loan has springing cash management.  During the continuance of a Cash Sweep Period, funds in the lockbox account are disbursed on each monthly payment date to fund an account in an amount up to the debt service due on the Capital Center Mortgage Loan on such payment date, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Capital Center Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender and to remit the remainder to a reserve to be held by the lender as additional security for the Capital Center Mortgage Loan.

A “Trigger Event” will (i) commence upon the occurrence of an event of default and continue until no event of default exists (and no other event is in effect that would cause a Trigger Event pursuant to clause (ii) below) or (ii) commence upon the debt service coverage ratio as of the last day of the calendar month being less than 1.15x for six consecutive calendar months and continue until the debt service coverage ratio as of the last day of the calendar month being equal to or greater than 1.15x for six consecutive calendar months (and no other event is in effect that would cause a Trigger Event pursuant to clause (i) above).

A “Cash Sweep Period” means any period commencing upon the occurrence of a Trigger Event and continuing until no Event of Default exists and if the Trigger Event was caused by the debt service coverage ratio being less than 1.15x for six consecutive calendar months, then the debt service coverage ratio as determined by lender has been equal to or greater than 1.15x  for six consecutive calendar months.

Property Management. The Capital Center Property is managed by Hertz Investment Group, LLC, an affiliate of the Capital Center Mortgage Loan sponsor.

Secured Indebtedness.  Not permitted.

Mezzanine Loan and Preferred Equity.  Future mezzanine financing is permitted to be obtained by one or more of the owners of direct or indirect ownership interests in the Capital Center Borrower approved by lender secured by such person’s or entity’s ownership interest in the Capital Center Borrower subject to various conditions, including amongst others: (i) no event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 80% or an aggregate debt service coverage ratio less than 1.12x, (iii) lender under the Capital Center Mortgage Loan approves all of the material terms of such mezzanine financing and all of the mezzanine loan documents, (iv) the mezzanine lender is an institutional lender acceptable to lender and enters into an intercreditor agreement acceptable to the lender under the Capital Center Mortgage Loan and the rating agencies and (v) the mezzanine loan is not secured by the Capital Center Mortgaged Property and does not encumber or result in any lien or charge upon or against the Capital Center Mortgaged Property.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release and Substitution of Property.  Not permitted.

Terrorism Insurance.  Generally, the Capital Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Capital Center Mortgaged Property.

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III-47

MSBAM 2013-C9	Wake Forest University Charlotte Center

Mortgage Loan No. 7 – Wake Forest University Charlotte Center

III-48

MSBAM 2013-C9	Wake Forest University Charlotte Center

Mortgage Loan No. 7 – Wake Forest University Charlotte Center

Wake Forest University Charlotte Center
200 North College Street
Charlotte, NC 28202
CHARLOTTE
Uptown
4th Ward
Belmont
Midtown
Dilworth
Wesley Heights
Johnson C. Smith University
Greenville Park
Biddleville Park
Elmwood Cemetery
Frazier Park
Bank of America Stadium
Bechtler Museum of Modern Art
Charlotte Symphony Orchestra
Duke Energy Center
One Wells Fargo Center
The EpiCenter
Bank of America Corporate Center
Hearst Tower
Performing Arts Center & Spirit
Spirit Square
Levine Museum of the New South
Charlotte Mecklenburg Library
Discovery Place/ Charlotte Nature Museum
Centralina Council of Governments
McColl Center for Visual Art
7th Street Public Market
Children's Theatre of Charlotte
Time Warner Cable Arena
Charlotte Convention Center
NASCAR Hall of Fame
Charlotte-Mecklenburg Government Ctr.
Charlotte Superior Court
Marshall Park
Thompson Park
Central Piedmont Community College
Independence Park
Grady Cole Center
American Legion Mem. Stadium
Alexander Street Park
Midtown Square Shopping Ctr.
Pearl Street Park
Latta Park
Carolinas Medical Center
Presbyterian Hospital
Charlotte-Douglas Intl. Airport 6 miles
AMTRAK
Future Light Rail
LYNX LIGHT RAIL
7th Street
CTC
3rd/ Conv. Ctr.
Stonewall
Carson
Bland
East-West
Huntersville
CONCORD
Mt. Holly
Belmont
CHARLOTTE
Uptown
Mint Hill
Matthews
Indian Trail
Harrisburg
Pineville
Ballantyne
Weddington
Stallings

III-49

MSBAM 2013-C9	Wake Forest University Charlotte Center

Mortgage Loan No. 7 – Wake Forest University Charlotte Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	200 North College Street Charlotte, NC 28202

Original Balance:	$35,000,000			General Property Type:	Office
Cut-off Date Balance:	$35,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.7%			Net Rentable Area:	454,405 NSF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$77
Borrower Name(s):	200 North College Charlotte, LLC			Balloon/ARD Balance Per Unit/SF:	$64
Sponsor:	The Shidler Group			Year Built / Year Renovated:	1930 / 1988
Mortgage Rate:	4.240%			Title Vesting:	Leasehold
Note Date:	2/28/2013			Property Manager:	Lincoln Harris, LLC
First Payment Date:	4/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2023			UW Revenues(2):	$10,191,052
IO Period:	12 months			UW Expenses:	$6,284,703
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,906,349
Seasoning:	2 months			UW NCF:	$3,106,596
Original Amortization Term:	360 months			UW NOI DSCR:	1.89x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.51x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.2%
Prepayment Provisions:	LO (26); DEF (88); O (6)			UW NCF Debt Yield:	8.9%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.7%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of)(3):	NAP
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of) (3):	NAP
Mezzanine Debt:	None			Third Most Recent NOI (As of) (3):	NAP
Reserves(1)				Appraised Value:	$57,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/10/2013
RE Tax:	$219,040	$73,013	NAP	Cut-off Date LTV Ratio:	61.4%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	50.8%
Recurring Replacements:	$0	$7,573	$272,628	Occupancy Rate:	100.0% (3/1/2013)
TI/LC:	$0	$53,014	$1,908,504	2nd Most Recent Occupancy:	99.0% (2012)
Deferred Maintenance:	$19,375	$0	NAP	3rd Most Recent Occupancy:	99.0% (2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW Revenues includes the average base rental rates for both the Bank of America tenant and the Wake Forest University tenant over the terms of their respective leases.

(3)
The Wake Forest University Charlotte Center Mortgage Loan financed a sale/leaseback transaction. The Bank of America tenant sold the Wake Forest University Charlotte Center Property to the Wake Forest University Charlotte Borrower. Full historical operating statements are not available.

The Wake Forest University Charlotte Center Mortgage Loan

The Mortgage Loan. The seventh largest mortgage loan (the “Wake Forest University Charlotte Center Mortgage Loan”) is evidenced by a note in the original principal balance of $35,000,000 and is secured by a first priority leasehold mortgage encumbering an office property known as the Wake Forest University Charlotte Center, located in Charlotte, North Carolina (the “Wake Forest University Charlotte Center Property”). The proceeds of the Wake Forest University Charlotte Center Mortgage Loan were used to finance the acquisition of the Wake Forest University Charlotte Center Property for an allocated purchase price of approximately $60,000,000. The fee interest in the ground underlying the Wake Forest University Charlotte Center Property was purchased in a related transaction by an affiliate of the Wake Forest University Charlotte Center Borrower for an allocated purchase price of approximately $12,500,000. The underlying fee interest is not collateral for and is not subordinate to the Wake Forest University Charlotte Center Mortgage Loan.

The Wake Forest University Charlotte Center Mortgage Loan had an original term of 120 months and has a remaining term of 118 months with a maturity date of March 1, 2023. The Wake Forest University Charlotte Center Mortgage Loan requires payments of interest only for the initial 12 months and payments of principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Wake Forest University Charlotte Center Mortgage Loan is open to prepayment at par during the final five months of the loan term.

III-50

MSBAM 2013-C9	Wake Forest University Charlotte Center

The Borrower and the Sponsor. The borrower is 200 North College Charlotte, LLC, a single-purpose Delaware limited liability company with two independent directors (the “Wake Forest University Charlotte Center Borrower”), and is the leasehold tenant under the ground lease. Clay W. Hamlin III, an affiliate of The Shidler Group, is the recourse carve-out guarantor.

The Wake Forest University Charlotte Center Mortgage Loan sponsor is The Shidler Group, which was founded in 1972 by Jay H. Shidler. Since its founding, The Shidler Group and its affiliated partnerships and corporations have acquired and managed over 2,000 properties comprising over 150 million SF.

The Mortgaged Property. The Wake Forest University Charlotte Center Property primarily consists of a 5-story office building, with ground floor retail space, and an attached 801 space parking structure. It also includes the fee interest only in a 15-story Holiday Inn hotel positioned adjacent the office space; however, the fee interest is encumbered by a lease to the hotel owner and operator with extension options through 2080; therefore, the hotel improvements and operations are not collateral for the Wake Forest University Charlotte Center Mortgage Loan. The hotel operator pays ground rent to the Wake Forest University Charlotte Center Borrower and has rights to 150 of the parking spaces in the attached parking structure.

The Wake Forest University Charlotte Center Property was constructed in 1930 and was expanded and renovated in 1987 and 1988. It is situated on a 3.46 acre site adjacent to 1 Bank of America Center, Hearst Tower, and Bank of America Corporate Center in downtown Charlotte, and is a component of Bank of America’s global headquarters. Bank of America, N.A. occupies approximately 90% of the Wake Forest University Charlotte Center Property on a recently executed lease through February 28, 2023, with one partial contraction option and three five-year lease renewal options. See “—Major Tenants” below for further discussion of the Bank of America lease. The Bank of America tenant sold the Wake Forest University Charlotte Center Property, along with the related fee interest, to the Wake Forest University Charlotte Center Borrower and an affiliate in a sale/leaseback transaction.

The Wake Forest University Charlotte Center Property is subject to an unsubordinated ground lease which began on January 15, 2013 and has a term of 99 years. The initial ground rent payment is $1,600,000 per annum with annual contractual rent steps of 3% each year beginning on March 1, 2014. The ground lessor, Terra Funding – Wake Forest, LLC, is an affiliate of the Wake Forest University Charlotte Center Borrower, which is the lessee under the ground lease.

Major Tenants.

Bank of America (409,457SF, 90% of NRA, 83% of underwritten base rent). Bank of America, N.A. (NYSE: BAC) leases 409,457 SF of office space at the Wake Forest University Charlotte Center Property. The lease began on January 1, 2013 and has a current expiration date of February 28, 2023, with three five-year lease renewal options at 95% of fair market value with 12 months of notice. The lease renewal options are applicable to all or a portion of the Bank of America space on a floor by floor basis. Bank of America has one lease contraction option effective on the last day of the fifth lease year applicable to all or a portion of its space on the 5th floor of the Wake Forest University Charlotte Center Property. Such contraction option requires at least 12 months of notice and is without fee or any penalty. Bank of America currently operates in more than 40 countries and reported 2012 revenues of $100.1 billion.

Wake Forest University (28,741 SF, 5% of NRA, 6% of underwritten base rent). Wake Forest University (“Wake Forest”) leases 28,741 SF of office and classroom space for the school’s Babcock Graduate School of Management at the Wake Forest University Charlotte Center Property. The lease began on February 1, 2012 and has a current expiration date of May 31, 2022, with two five-year lease renewal options. Wake Forest is a private university located in Winston-Salem, North Carolina.

The following table presents a summary regarding major tenants at the Wake Forest University Charlotte Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
Bank of America	A/Baa2/A-	409,457	90%	$4,696,472	83%	$11.47	2/28/2023
Wake Forest University	NR/Aa3/AA(2)	28,741	6%	$319,122	6%	$11.10	5/31/2022
Subtotal / Wtd. Avg.		438,198	96%	$5,015,594	88%	$11.45

Other Tenants		16,207	4%	$664,214	12%	$22.47(3)
Vacant Space		0	0%	$0	0%	$0.00
Total / Wtd. Avg.		454,405	100%	$5,679,808	100%	$11.84(3)

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.

(2)	The Wake Forest University rating reflects the current rating of its outstanding unsecured fixed rate bonds. (ISIN: US931009AE43)

(3)
Annualized Underwritten Base Rent PSF applicable to Other Tenants excludes $300,000 of base rent paid by the hotel leasehold tenant. The calculation is therefore based on $364,214 paid by the 16,207 SF of ground floor retail tenants only.

III-51

MSBAM 2013-C9	Wake Forest University Charlotte Center

The following table presents certain information relating to the lease rollover at the Wake Forest University Charlotte Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	3	4,531	$22.72	1%	1%	$102,950	2%	2%
2014	0	0	$0.00	0%	1%	$0	0%	2%
2015	0	0	$0.00	0%	1%	$0	0%	2%
2016	1	150	$58.00	0%	1%	$8,700	0%	2%
2017	0	0	$0.00	0%	1%	$0	0%	2%
2018	1	6,292	$25.50	1%	2%	$160,446	3%	5%
2019	1	5,234	$17.60	1%	4%	$92,118	2%	6%
2020	0	0	$0.00	0%	4%	$0	0%	6%
2021	0	0	$0.00	0%	4%	$0	0%	6%
2022	1	28,741	$11.10	6%	10%	$319,122	6%	12%
2023	1	409,457	$11.47	90%	100%	$4,696,472	83%	95%
2024	0	0	$0.00	0%	100%	$0	0%	95%
2025	0	0	$0.00	0%	100%	$0	0%	95%
2026 & Beyond(3)	1	0	$0.00	0%	100%	$300,000	5%	100%
Vacant	0	0	$0.00	0%	100%	$0.00	0%	100%
Total / Wtd. Avg.		454,405	$11.84(4)	100%		$5,679,808	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)
Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The hotel ground lease tenant has a lease expiration date, including all lease renewal options, of December 31, 2080. No SF is attributed to this tenant. Ground rent is equal to $300,000 per annum.

(4)	The total Average Underwritten Base Rent PSF Rolling does not consider the $300,000 of base rent paid by the hotel leasehold tenant. There are no SF attributed to that tenant.

The Market.  The Wake Forest University Charlotte Center Property is located in downtown Charlotte, North Carolina. According to the appraiser, the Charlotte market has an overall office vacancy rate of 15.3%, as of September 30, 2012, while the downtown (CBD) submarket is 9% vacant. The most comparable properties have occupancies from between 75% and 98%, with a weighted average occupancy of 89%. Market asking rents range from $12.50 to $17.00 PSF. The appraiser concludes a market rent for the Wake Forest University Charlotte Center Property office space as $11.50 PSF.

The following table presents certain office rental comparable information in the Wake Forest University Charlotte Center Property submarket:

Competitive Office Property Summary
Property Name	Location	Year Built	Occupancy	NRA (SF)	Quoted Rental Rate (Net Equivalent) (PSF)
Charlotte City Center	525 N. Tryon Street	1998	75%	430,700	$12.50
First Citizens Plaza	128 S. Tryon Street	1985	93%	490,100	$13.00
South Tryon Square	201 S. Tryon Street	1960	75%	351,965	$14.00
BB&T Square	200 S. College Street	1977	94%	553,056	$14.00
Charlotte Plaza	201 S. College Street	1981	98%	625,026	$17.00

Source: Appraisal

III-52

MSBAM 2013-C9	Wake Forest University Charlotte Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wake Forest University Charlotte Center Property:

Cash Flow Analysis(1)
	2010	2011	2012	UW	UW PSF
Gross Potential Rent(2)	$0	$0	$0	$5,679,808	$12.50
Total Reimbursements	$0	$0	$0	$3,451,686	$7.60
Other Income(3)	$0	$0	$0	$1,528,640	$3.36
Vacancy	$0	$0	$0	($469,082)	($1.03)
Effective Gross Income	$0	$0	$0	$10,191,052	$22.43
Total Expenses(4)	$0	$0	$0	$6,284,703	$13.83
Net Operating Income	$0	$0	$0	$3,906,349	$8.60
TI/LC	$0	$0	$0	$708,872	$1.56
Capital Expenditures	$0	$0	$0	$90,881	$0.20
Net Cash Flow	$0	$0	$0	$3,106,596	$6.84
Occupancy %	NAP	99.0%	99.0%	94.9%
NOI DSCR	NAP	NAP	NAP	1.89x
NCF DSCR	NAP	NAP	NAP	1.51x
NOI Debt Yield	NAP	NAP	NAP	11.2%
NCF Debt Yield	NAP	NAP	NAP	8.9%

(1)
The Wake Forest University Charlotte Center Borrower purchased the Wake Forest University Charlotte Center Property as part of a sale/leaseback transaction. Full historical operating statements are not available.

(2)
Underwritten GPR includes the average base rents payable by the Bank of American and Wake Forest University tenants over their respective lease terms. Current annual rents for the Bank of America tenant and the Wake Forest University tenant are $4,094,570 and $250,438, respectively. The underwritten annual rents for the two tenants are $4,696,472 and $319,122, respectively. The underwritten GPR also includes the annual contractual lease payment from the hotel owner/operator of $300,000.

(3)	Other income includes parking income of $1,328,640 and the hotel leasehold tenant participation rent of $200,000.

(4)
Total Expenses include annual ground rent payments equal to the average contractual annual ground rent payment over the loan term. The underwritten ground rent is $1,834,221. The current actual annual ground rent payment is $1,600,000.

Escrows and Reserves.  The Wake Forest University Charlotte Center Borrower deposited $219,040 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly.  The Wake Forest University Charlotte Center Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Wake Forest University Charlotte Center Borrower maintains insurance under a satisfactory blanket insurance policy).  The Wake Forest University Charlotte Center Borrower is also required to make monthly deposits of $7,573 for replacement reserves and $53,014 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $272,628 or in the TI/LC reserve exceeds $1,908,504.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Wake Forest University Charlotte Center Mortgage Loan.  The Wake Forest University Charlotte Center Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Wake Forest University Charlotte Center Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Wake Forest University Charlotte Center Mortgage Loan, to fund the required reserves deposits as described above under “ —Escrows and Reserves,” to remit to Wake Forest University Charlotte Center Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Wake Forest University Charlotte Center Mortgage Loan.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until the event of default is cured and lender determines that no other event of default exists and (ii) commence upon the occurrence of a Bank of America Lease Trigger (as defined below) and continue until a Bank of America Lease Cure (as defined below) occurs.

A “Bank of America Lease Trigger” means Bank of America fails to renew or extend its lease at the Wake Forest University Charlotte Center Property for continued occupancy before the earlier of (A) the expiration of the period during which Bank of America may extend or renew such lease and (B) the date which is 12 months prior to the expiration of the original term of such lease.

A “Bank of America Lease Cure” means either (a) Bank of America agrees to extend its lease pursuant to an extension agreement acceptable to lender which extends the original term of such lease at the Wake Forest University Charlotte Center Property for not less than five years and delivers a tenant estoppel certificate similar in form to the estoppel delivered in connection with the origination of the Wake Forest University Charlotte Center Mortgage Loan or (b) the lease with Bank of America of the Wake Forest University Charlotte Center Property is replaced pursuant to a lease approved by lender providing a lease term of not less than five years, and the replacement tenant delivers a tenant estoppel certificate acceptable to lender confirming that such replacement tenant is in full occupancy of the leased premises and paying full contractual rent without any outstanding offset right, outstanding free rent credit or outstanding tenant improvement allowances or outstanding earned leasing commission obligation of Wake Forest University Charlotte Center Borrower.

Property Management. The Wake Forest University Charlotte Center Property is managed by Lincoln Harris, LLC, which is based in Charlotte, North Carolina.

Mezzanine Loan and Preferred Equity. Not permitted.

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MSBAM 2013-C9	Wake Forest University Charlotte Center

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Wake Forest University Charlotte Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Wake Forest University Charlotte Center Property.

Expansion, Release and Substitution of Property.  Not permitted.

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III-55

MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

Mortgage Loan No. 8 – Lodge at Sonoma Renaissance Resort and Spa

III-56

MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

Mortgage Loan No. 8 – Lodge at Sonoma Renaissance Resort and Spa

Lodge at Sonoma Renaissance Resort and Spa
1325 Broadway
Sonoma, CA 95476
SONOMA
Boyes Hot Springs
El Verano
Temelec
SONOMA VALLEY
Windsor
Larkfield
Deer Park
St. Helena
Santa Rosa
NAPA COUNTY
SONOMA COUNTY
Sebastopol
Yountville
Glen Ellen
Rohnert Park
Sonoma State Univ.
Eldridge
Cotati
Fetters Hot Springs
Sonoma
Napa
Temelec
Petaluma
Fairfield
SOLANO COUNTY
American Canyon
Joice Island Wildlife Area
Novato
MARIN COUNTY
Vallejo
Grizzly Bay
Point Reyes Station
Ignacio
San Pablo Bay
CARQUINEZ BRIDGE
Benicia
Suisun Bay
BENICIA BRIDGE
Lucas Valley Preserve
Samuel Taylor State Park
Marinwood
Hercules
Rodeo
Bay Point
GOLDEN GATE NATL. RECR. AREA
Fairfax
China Camp State Park
Pinole
Martinez
Pittsburg
San Rafael
RICHMOND-SAN RAFAEL BRIDGE
Wildcat Cyn. Regional Park
Pleasant Hill
Concord
Richmond
Briones Regional Park
CONTRA COSTA COUNTY
Corte Madera
Mill Valley
El Cerrito
Lafayette
Walnut Creek
Clayton
MUIR WOODS NATIONAL MONUMENT
Bolinas Bay
Tiburon
Univ. of California-Berkeley
Angel Island State Park
Mt. Diablo State Park
Berkeley
Moraga
St. Mary's Coll. of CA
Alamo
GOLDEN GATE NATL. RECR. AREA
Sausalito
Emeryville
BAY BR.
Piedmont
Danville
GOLDEN GATE BR.
OAKLAND
Anthony Chabot Reg. Park
Univ. of SF
Alameda
SAN FRANCISCO
ALAMEDA COUNTY
San Ramon
Oakland International Airport
Pacific Ocean
San Francisco State Univ.
Castro Valley
Dublin
San Francisco Bay
San Leandro
Daly City
South San Francisco
Pleasanton
Cal. State University-East Bay
Pleasanton Ridge Reg. Park
Hayward
Pacifica
San Francisco International Airport
Union City
SAN MATEO BR.
Millbrae
Burlingame
SAN MATEO COUNTY
San Mateo
Redwood City
Fremont
Hillsborough

III-57

MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

Mortgage Loan No. 8 – Lodge at Sonoma Renaissance Resort and Spa

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address:	1325 Broadway Sonoma, CA 95476

Original Balance:		$31,000,000		General Property Type:	Hospitality
Cut-off Date Balance:		$30,955,015		Detailed Property Type:	Full Service
% of Initial Pool Balance:		2.4%		Number of Rooms:	182 Rooms
Loan Purpose:		Refinance		Cut-off Date Balance Per Room:	170,083
Borrower Name(s):		DiamondRock Sonoma Owner, LLC; DiamondRock Sonoma Tenant, LLC		Balloon/ARD Balance Per Room:	135,451
				Year Built / Year Renovated:	2000 / 2008
Sponsor(s):		DiamondRock Hospitality Limited Partnership		Title Vesting:	Fee
				Property Manager:	Renaissance Hotel Management Company, LLC
Mortgage Rate:		3.960%
Note Date:		3/21/2013
First Payment Date:		5/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$19,651,913
Maturity Date:		4/1/2023		UW Expenses:	$15,156,750
IO Period:		None		UW NOI:	$4,495,166
Original Term to Maturity or ARD:		120 months		UW NCF:	$3,512,570
Seasoning:		1 month		UW NOI DSCR:	2.54x
Original Amortization Term:		360 months		UW NCF DSCR:	1.99x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	14.5%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	11.3%
Prepayment Provisions:		LO (25); DEF (88); O (7)		UW NCF Debt Yield at Maturity:	14.2%
Lockbox / Cash Management:		Soft / Springing		Most Recent NOI (As of):	$4,388,643 (2/28/2013 TTM)
Pari Passu Mortgage Debt:		None		Second Most Recent NOI (As of):	$4,136,436 (12/31/2012)
Subordinate Mortgage Debt:		None		Third Most Recent NOI (As of):	$3,165,672 (12/31/2011)
Mezzanine Debt:		None		Appraised Value:	$45,000,000
Reserves(1)				Appraisal As-of Date:	3/1/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	68.8%
RE Tax:	$99,088	$33,029	NAP	LTV Ratio at Maturity/ARD:	54.8%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	74.5% (2/28/2013)
Other(2):	$0	$329,250	NAP	2nd Most Recent Occupancy (As of):	71.8% (12/31/2012)
				3rd Most Recent Occupancy (As of):	70.3% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The Lodge at Sonoma Renaissance Resort and Spa Borrower is required to deposit $329,250 monthly for a seasonality reserve for three consecutive months commencing August 2013. The Lodge at Sonoma Renaissance Resort and Spa Borrower is required to deposit for this seasonality reserve during these same months on an annually adjusted basis as described in “—Escrows and Reserves” below.

The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan

The Mortgage Loan.  The eighth largest mortgage loan (the “Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $31,000,000 and is secured by a first priority fee mortgage encumbering a full service hospitality property known as the Lodge at Sonoma Renaissance Resort and Spa in Sonoma, California (the “Lodge at Sonoma Renaissance Resort and Spa Property”). The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan was originated on March 21, 2013 by or on behalf of Bank of America, National Association. The Lodge at Sonoma Renaissance Resort and Spa Property was acquired by the Lodge at Sonoma Renaissance Resort and Spa Borrower in 2004 for $32.4 million, and since acquisition the Lodge at Sonoma Renaissance Resort and Spa Borrower has spent approximately $5.0 million in capital improvements.

The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of April 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan is open to prepayment at par during the final six months of the loan term.

III-58

MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

The Borrower and the Sponsor.  The borrowers are DiamondRock Sonoma Owner, LLC and DiamondRock Sonoma Tenant, LLC, each a single-purpose limited liability company and SPE bankruptcy remote entity with two independent directors (individually and collectively the “Lodge at Sonoma Renaissance Resort and Spa Borrower”). The Lodge at Sonoma Renaissance Resort and Spa Borrower is indirectly owned by DiamondRock Hospitality Limited Partnership.

The sponsor and non-recourse guarantor of the Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan is DiamondRock Hospitality Limited Partnership. DiamondRock Hospitality Limited Partnership is a subsidiary of DiamondRock Hospitality Company (NYSE: DRH), a publically owned real estate investment trust that owns 27 primarily upscale, full service hotels throughout 15 states, including brands such as Marriott, Starwood, Westin and Hilton with a total of approximately 11,600 keys.

The Mortgaged Property. The Lodge at Sonoma Renaissance Resort and Spa Property is a 182-room, full service luxury hospitality property located in Sonoma, California. The Lodge at Sonoma Renaissance Resort and Spa Property was built in 2000 and has undergone four renovations since 2006. The Lodge at Sonoma Renaissance Resort and Spa Property features a total of 23 buildings, 18 of which are free-standing cottages that house guestrooms, whose configuration consists of 115 king rooms, 62 double/double rooms and five suites.  The Lodge at Sonoma Renaissance Resort and Spa Property features the 62-seat Carneros restaurant, 32-seat Bean & Bottle bar/café, the 10,000 SF Raindance Spa with four outdoor pools, fitness center, business center and eight meeting rooms contributing to a total of 11,000 SF of meeting space.

The Lodge at Sonoma Renaissance Resort and Spa Property had a trailing 12- month period ended February 28, 2013 occupancy of 74.0%, ADR of $235.37 and RevPAR of $174.11. This represents an occupancy penetration of 102.2%, ADR penetration of 124.0% and RevPAR penetration of 126.7%.

More specific information about the Lodge at Sonoma Renaissance Resort and Spa Property is set forth in the table below:

The Lodge at Sonoma Renaissance Resort and Spa and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Lodge at Sonoma			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	70.5%	$182.69	$128.78	70.3%	$219.15	$154.11	99.8%	120.0%	119.7%
2012	71.9%	$190.23	$136.76	72.0%	$236.29	$170.15	100.2%	124.2%	124.4%
TTM 2/28/2013	72.4%	$189.88	$137.44	74.0%	$235.37	$174.11	102.2%	124.0%	126.7%

Source: Industry Report

The Market.  The Lodge at Sonoma Renaissance Resort and Spa Property is located in the City of Sonoma, within Sonoma County, California. The Lodge at Sonoma Renaissance Resort and Spa Property is located approximately one mile south of Sonoma Square and approximately 45 miles north of Downtown San Francisco. The Lodge at Sonoma Resort and Spa Property has direct access to Route 12, which runs through the lower portion of the county, connecting Sonoma with Santa Rosa to the north, and Napa to the east.

The major industries in the Sonoma region are technology, healthcare, hospitality/tourism and the wine industry. Sonoma County and neighboring Napa County comprise what is known as Wine Country, a popular tourist destination attracting local, national and international visitors throughout the year. According to the 2012 Annual Tourism Report for Sonoma, visitor spending generated almost $1 billion in direct spending and $1.3 billion in total economic impact. Sonoma Country features over 200 award-winning wineries, as well as scenic coastline and beaches, the Russian River, redwoods, over 20 golf courses, over 40 spas, museums, shopping, galleries, festivals, farmers markets and numerous eateries. Additionally, the Sonoma Raceway, located approximately 10 miles south of Sonoma, is a year-round attraction featuring various motorsport events and activities. The Sonoma Raceway attracts both leisure spectators and business travelers affiliated with the racing industry. There are also several popular destinations in the North Bay area, nearby Sonoma, including the Golden Gate National Recreation Area, Mount Tamalpais State Park, Muir Woods and Beach and China Camp State Park.

According to the appraiser, the primary competitive set for the Lodge at Sonoma Renaissance Resort and Spa Property consists of four hotels totaling 1,000 rooms. The 2012 estimated occupancy and ADR for the primary competitive set were 70% and $232, respectively.

Competing properties to the Lodge at Sonoma Renaissance Resort and Spa Property are shown in the table below:

Competitive Property Summary
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	2012E Occupancy	2012E ADR	2012E RevPAR
The Lodge at Sonoma Renaissance Resort and Spa	182	10%	25%	65%	72%	$236	$170
Marriott Napa Valley Hotel & Spa	275	10%	35%	55%	72%	$195	$140
The Meritage Resort	319	5%	40%	55%	68%	$220	$150
Westin Verasa Napa	180	10%	25%	65%	72%	$245	$176
Fairmont Sonoma Mission Inn & Spa	226	10%	35%	55%	70%	$285	$200
Total / Wtd. Avg.	1,182	9%	33%	58%	71%	$233	$164

 Source: Appraisal

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MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lodge at Sonoma Renaissance Resort and Spa Property:

Cash Flow Analysis
	2011	2012	TTM 2/28/2013	UW	UW per Room
Occupancy	70.3%	71.8%	74.5%	74.5%
Average Daily Rate	$217.84	$236.12	$235.62	$235.62
REVPAR	$153.10	$169.55	$175.48	$175.48

Total Revenue	$16,895,349	$18,915,805	$19,651,913	$19,651,915	$107,978
Total Departmental Expenses	$8,287,128	$9,022,768	$9,364,450	$9,364,450	$51,453
Gross Operating Profit	$8,608,221	$9,893,037	$10,287,464	$10,287,465	$56,525

Total Undistributed Expenses	$4,395,540	$4,554,721	$4,661,531	$4,661,531	$25,613
Profit before Fixed Charges	$4,212,681	$5,338,316	$5,625,933	$5,625,933	$30,912

Total Fixed Charges	$1,047,009	$1,201,880	$1,237,293	$1,130,769	$6,213
Net Operating Income	$3,165,672	$4,136,436	$4,388,640	$4,495,166	$24,699

Replacement Reserves	$844,767	$945,790	$982,595	$982,596	$5,399
Net Cash Flow	$2,320,905	$3,190,646	$3,406,045	$3,512,570	$19,300

NOI DSCR	1.79x	2.34x	2.48x	2.54x
NCF DSCR	1.31x	1.81x	1.93x	1.99x
NOI Debt Yield	10.2%	13.4%	14.2%	14.5%
NCF Debt Yield	7.5%	10.3%	11.0%	11.3%

Escrows and Reserves.  The Lodge at Sonoma Renaissance Resort and Spa Borrower deposited $99,088 in escrow for annual real estate taxes at loan origination and is required to escrow $33,029 monthly. The Lodge at Sonoma Renaissance Resort and Spa Borrower maintains insurance under an acceptable blanket policy. If such blanket policy is discontinued, the Lodge at Sonoma Renaissance Resort and Spa Borrower is required to escrow monthly 1/12 of annual estimated insurance premiums. The Lodge at Sonoma Renaissance Resort and Spa Borrower is required to deposit $329,250 monthly into the seasonality reserve on each of the payment dates occurring in August 2013, September 2013 and October 2013. Within 60 days after expiration of each December 1 through April 30 period, the lender shall calculate the Seasonality Reserve Target Balance (as defined below). “Seasonality Reserve Target Balance” means for the period from December through April of each year, the amount by which underwritten net cash flow is less than would be required for the Lodge at Sonoma Renaissance Resort and Spa Property to achieve a debt service coverage ratio equal to 1.05x. The projected Seasonality Reserve Target Balance will be divided into three equal installments to be deposited in to the seasonality reserve by the Lodge at Sonoma Renaissance Resort and Spa Borrower on the payment dates occurring in August, September and October of the then current year. The Lodge at Sonoma Renaissance Resort and Spa Borrower is required to deposit monthly for a replacement reserve held by the Lodge at Sonoma Renaissance Resort and Spa manager in an amount equal to the difference between (i) the greater of 4% of total gross revenue and the amount required related to FF&E to be deposited per the management agreement (such amount is currently 5% of total gross revenue), less (ii) the amount actually deposited with the Lodge at Sonoma Renaissance Resort and Spa manager related to FF&E per the management agreement.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan into which the related property manager will deposit all Lodge at Sonoma Renaissance Resort and Spa Borrower remittances (e.g, all cash flow from the Lodge at Sonoma Renaissance Resort and Spa Property less certain fees and expenses due to each manager.). The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan has springing cash management. Provided a Cash Sweep Period (defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Lodge at Sonoma Renaissance Resort and Spa Borrower. The Lodge at Sonoma Renaissance Resort and Spa Borrower will be required to deposit all excess cash with respect to the Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan to be held by the lender as additional security for the Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the Lodge at Sonoma Renaissance Resort and Spa Property for the preceding two quarters is less than 1.20x, and ending when the debt service coverage ratio equals or exceeds 1.25x for two consecutive quarters.

Property Management. The Lodge at Sonoma Renaissance Resort and Spa Property is managed by Renaissance Hotel Management Company, LLC, a subsidiary of Marriot International, Inc. (“Marriott”), under a management contract expiring on December 27, 2024 with one 10-year extension option. Marriott (NYSE: MAR) operates, franchises and licenses hotels and corporate housing properties worldwide. Marriott operates and franchises hotels and resorts under brands including: Marriott Hotels & Resorts, JW Marriott, Renaissance Hotels, Autograph Collection, Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION and AC Hotels by Marriott. Marriott was founded in 1971 and is headquartered in Bethesda, Maryland.  As of March 5, 2013 Marriott operated, franchised or licensed 3,800 lodging properties.  Marriott is currently rated “BBB” by Fitch, “Baa2” by Moody’s and “BBB” by S&P.

Mezzanine Loan and Preferred Equity.  Not permitted

Additional Secured Indebtedness (not including trade debts). Not permitted.

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MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

Release of Parcels.  Not permitted.

Terrorism Insurance.  The Lodge at Sonoma Renaissance Resort and Spa Borrower is required pursuant to the Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Lodge at Sonoma Renaissance Resort and Spa Property.

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MSBAM 2013-C9	Palm Court at Empire Center
Mortgage Loan No. 9 – Palm Court at Empire Center

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MSBAM 2013-C9	Palm Court at Empire Center

Mortgage Loan No. 9 – Palm Court at Empire Center

SAN BENARDINO FREEWAY
I-10
203,000 ADT
TARGET.
BRAVO BARGAIN
METROFUSION
ROSS
TJ-MAXX
FITNESS
KAISER PERMANENTE.
SIERRA AVENUE
CHINA SUPER BUFFET
Shakey's Pizza Restaurant
HEAR
CHASE
SLOVER AVENUE

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MSBAM 2013-C9	Palm Court at Empire Center

Mortgage Loan No. 9 – Palm Court at Empire Center

Palm Court at Empire Center
16920, 16940, 17030-17184, 17216 Slover Avenue
Fontana, CA 92335
SAN BERNARDINO NATIONAL FOREST
Hyundai Pavilion at Glen Helen
Glen Helen Regional Park
Cal. State University-San Bernardino
Kendall Dr
40th St
Cajon Blvd
Riverside Ave
El Rancho Verde Country Club
Muscoy
State St
Locust Ave
Bohnert Ave
Sierra Lakes Golf Club
Foothill Fwy
Highland Ave
Citrus Ave
Sierra Ave
Rialto Municipal Airport
Mt. Vernon Ave
E St
Base Line Rd
Rancho Cucamonga
Ontario Fwy
Baseline Ave
Terra Vista Town Center
Victoria Gardens
Cherry Ave
Fontana
Rialto
SAN BERNARDINO
Foothill Blvd
The Epicenter
Foothill Marketplace
SAN BERNARDINO COUNTY
Riverside Ave
Rialto Ave
Arrow Hwy
METROLINK SAN BERNARDINO LINE
FONTANA
RIALTO
Haven Ave
RANCHO CUCAMONGA
California Speedway
Fontana Ave
San Bernardino Valley College
Cedar Ave
Cactus Ave
Pepper Ave
Rancho Ave
Inland Center
4th St
Ontario Mills
San Bernardino Ave
Colton
San Bernardino Fwy
Slover Ave
Etiwanda Ave
Bloomington
Ontario International Airport
Centre Pointe at Colton
Jurupa St
Jurupa Ave
Ontario
ONTARIO
Jurupa Hills Regional Park
El Rivino Country Club
ORANGE COUNTY-INLAND EMPIRE LINE
Armstrong Rd
Mt. Jurupa
Los Angeles 41 miles
METROLINK RIVERSIDE LINE
Glen Avon
Belltown
Grand Terrace
Sunnyslope
AB Brown Sports Complex
Highgrove
Pomona Fwy
Rubidoux Blvd
Market St
Main St
METROLINK
Milliken Ave
Jurupa Rd
Mission Blvd
Iowa Ave
Bellegrave Ave
Rubidoux
Downtown Riverside
Box Springs Mountain Reserve
Mira Loma
Beach St
Pedley
Riverside Community Hospital
Riverside Sports Center
PEDLEY
RIVERSIDE-DOWNTOWN
Limonite Ave
Santa Ana River Regional Park
Riverside Community College
Eastvale
Goose Creek Golf Club
Santa Ana River
Grand Ave
The Plaza at Riverside
Victoria Country Club
University of California - Riverside
RIVERSIDE COUNTY
Riverside Municipal Airport
Central Ave
Canyon Crest CC
Arlington Ave
California Ave
Van Buren Blvd
RIVERSIDE
Sycamore Canyon Park
6th St
Colorado Ave
5th St
California Baptist Univ.
La Sierra Ave
Riverside Fwy
Victoria Ave
Norco
Parkview Community Hospital
Tyler St
Magnolia Ave
Alessandro Blvd
Hidden Valley Golf Club
La Sierra University
Galleria at Tyler
Anaheim 27 miles
Washington St
Victorville
Hesperia
SAN GABRIEL MTS.
ANGELES NATIONAL FOREST
SAN BERNARDINO NATIONAL FOREST
Glendale
Burbank
Pasadena
LOS ANGELES
Santa Monica
SAN BERNARDINO
Pomona
Ontario
RIVERSIDE
ANAHEIM
LONG BEACH
SANTA ANA
Huntington Beach
Irvine
Pacific Ocean
Oceanside

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MSBAM 2013-C9	Palm Court at Empire Center

Mortgage Loan No. 9 – Palm Court at Empire Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	16920, 16940, 17030-17184, 17216 Slover Ave Fontana, CA 92337

Original Balance:	$27,500,000			General Property Type:	Retail
Cut-off Date Balance:	$27,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.2%			Net Rentable Area:	287,566 NSF
Loan Purpose(1):	Refinance/Acquisition			Cut-off Date Balance Per Unit/SF:	$96
Borrower Name(s):	PCW Properties, LLC			Balloon/ARD Balance Per Unit/SF:	$82
Sponsor:	Claus Dieckell			Year Built / Year Renovated:	1992 / NAP
Mortgage Rate:	4.410%			Title Vesting:	Fee
Note Date:	12/24/2012			Property Manager:	Milan Capital Management, Inc.
First Payment Date:	2/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2023			UW Revenues:	$4,996,092
IO Period:	24 months			UW Expenses:	$2,239,890
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,756,202
Seasoning:	4 months			UW NCF:	$2,436,768
Original Amortization Term:	360 months			UW NOI DSCR:	1.67x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.47x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (23); YM1 (92); O (5)			UW NCF Debt Yield:	8.9%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,064,551 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,087,862 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,302,594 (12/31/2010)
Reserves(2)				Appraised Value:	$47,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/16/2012
RE Tax:	$151,600	$50,533	NAP	Cut-off Date LTV Ratio:	58.5%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	50.%
Recurring Replacements:	$0	$3,615	$130,115	Occupancy Rate:	90.6% (2/1/2013)
TI/LC:	$0	$18,071	$650,565	2nd Most Recent Occupancy:	85.0% (12/31/2012)
Deferred Maintenance:	$53,909	$0	NAP	3rd Most Recent Occupancy:	91.0% (12/31/2011)
Other(3):	$3,553,245	$0	NAP
Other(2):	$450,000	$0	NAP
Other(2):	$176,226	$0	NAP

(1)	The Palm Court at Empire Center Borrower refinanced a portion and acquired a second portion of the Palm Court at Empire Center Property.
(2)
See “—Escrows and Reserves” below for further discussion of reserve requirements, except the 24-Hour Fitness TI/LC Reserve, which is held by an escrow trustee, not the Palm Court at Empire Center Mortgage Loan lender.

(3)
The 24-Hour Fitness TI/LC Reserve is held by the escrow trustee, Chicago Title & Trust Company, and not by the Palm Court at Empire Center Mortgage Loan lender. The initial deposit, made on December 18, 2012, was the then outstanding lessor’s TI obligations to the 24-Hour Fitness tenant and disbursements are made to the 24-Hour Fitness tenant as work on the 24-Hour Fitness space progresses.

The Palm Court at Empire Center Mortgage Loan

The Mortgage Loan.  The ninth largest mortgage loan (the “Palm Court at Empire Center Mortgage Loan”) is evidenced by a note in the original principal amount of $27,500,000 and is secured by a first priority fee mortgage encumbering a portion of the shopping center known as Palm Court at Empire Center located in Fontana, California (the “Palm Court at Empire Center Property”). The proceeds of the Palm Court at Empire Center Mortgage Loan were used to refinance a previous loan of approximately $15,959,499 secured by a portion of the Palm Court at Empire Center Property and to acquire a portion of the Palm Court at Empire Center Property (the 24-Hour Fitness parcel) for an additional amount of approximately $10,800,000.

The Palm Court at Empire Center Mortgage Loan had an initial term of 120 months and has a remaining term of 116 months, with a maturity date of January 1, 2023. The Palm Court at Empire Center Mortgage Loan requires payments of interest only for the initial 24 months, and principal and interest thereafter. After December 1, 2014, voluntary prepayment of the Palm Court at Empire Center Mortgage Loan is permitted in whole on any date together with payment of the greater of a yield maintenance premium and 1% of the prepayment amount, and, if the prepayment is made other than on the

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MSBAM 2013-C9	Palm Court at Empire Center

Payment Date, interest which would have accrued through the next payment date. The Palm Court at Empire Center Mortgage Loan is open to prepayment at par during the final four months of the loan term.

The Borrower and the Sponsor.  The borrower is PCW Properties, LLC (the “Palm Court at Empire Center Borrower”), a single-purpose Delaware limited liability company with one independent director. The Palm Court at Empire Center Borrower is controlled by Claus Dieckell, the sponsor and recourse carve out guarantor. In addition to the usual carve-out guarantees, Mr. Dieckell provides a recourse guarantee for the Palm Court at Empire Center Mortgage Loan up to $10,000,000, until such time as the 24-Hour Fitness tenant is in occupancy at the Palm Court at Empire Center Property and paying its contractual rental payments.

Mr. Dieckell is the founder and chairman of Milan Capital Management, a privately-held Anaheim, California-based real estate development and investment company.

The Mortgaged Property. The Palm Court at Empire Center Property consists of 287,566 SF of anchor and in-line retail space within a 626,496 SF power shopping center, known as Palm Court at Empire Center (collectively, the “Palm Court at Empire Shopping Center”), located in Fontana, California, at the San Bernardino (I-10) freeway/Sierra Avenue intersection. In addition to the Palm Court at Empire Center Property, the Palm Court at Empire Shopping Center contains a Target store, Kaiser Permanente offices and several pad buildings, none of which are collateral for the Palm Court at Empire Center Mortgage Loan. Fontana is located in the Riverside/San Bernardino MSA. The Palm Court at Empire Center Property includes two anchor stores, a Ross Dress for Less and a TJ Maxx, totaling 50,967 SF, a 78,961 SF 24-Hour Fitness gym, which is expected to open in April of 2013 and 157,638 SF of in-line space. See “—Escrows and Reserves” below for discussion of reserves associated with the 24-Hour Fitness tenant.

The Palm Court at Empire Center Property was constructed between 1992 and 1995. The largest tenant space within the Palm Court at Empire Center Property is a former Mervyn’s store that was recently leased to 24-Hour Fitness. The 24-Hour Fitness tenant is currently building out its leased space as a health club. The Palm Court at Empire Center Mortgage Loan sponsor purchased the 24-Hour Fitness space concurrently with the Palm Court at Empire Center Mortgage Loan closing; therefore, historically, the 24-Hour Fitness space was not part of the Palm Court at Empire Center Property. There are a total of 3,192 surface parking spaces at the Palm Court at Empire Center Shopping Center, for a parking ratio of 5.10 spaces per 1,000 SF of total GLA.

Major Tenants.

24-Hour Fitness (78,961 SF, 27% of NRA, 27% of underwritten base rent). 24 Hour Fitness USA, Inc. (“24-Hour Fitness”) leases 78,961 SF at the Palm Court at Empire Center Property. The lease began on March 30, 2013 and has a current expiration date of April 30, 2029, with three five-year lease renewal options. 24-Hour Fitness has taken possession of its space and is completing build-out to transform the space into a 24-Hour Fitness Super Sport club. The tenant intends to open its health club at the Palm Court at Empire Center Property in April of 2013. Certain reserves are in place pending completion of tenant improvement work and club opening. See “—Escrows and Reserves” below for further discussion of the 24-Hour Fitness reserves. 24-Hour Fitness currently operates over 400 clubs in the United States and is owned by Forstmann Little & Company.

Ross Dress for Less (27,160 SF, 9% of NRA, 8% of underwritten base rent). Ross Stores, Inc., (Nasdaq: ROST) (“Ross”) leases 27,160 SF at the Palm Court at Empire Center Property. The lease began on November 1, 1994 and has a current expiration date of January 31, 2015, with two remaining five-year lease renewal options. Ross currently operates 1,091 retail locations in 33 states, the District of Columbia and Guam.

TJ Maxx (23,807 SF, 8% of NRA, 6% of underwritten base rent). Concord Buying Group, Inc., a subsidiary of TJX Companies, Inc. (NYSE: TJX) leases 23,807 SF at the Palm Court at Empire Center Property. The lease began on September 2, 2010 (as an AJ Wright store, later converted to TJ Maxx) and has a current expiration date of September 30, 2020, with four five-year lease renewal options. The tenant has a lease termination option effective the day immediately preceding the 5th lease anniversary should gross sales during the third lease year are less than $5,250,000. TJX currently operates more than 2,900 stores in six countries and reported  2011 revenues of over $23 billion.

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MSBAM 2013-C9	Palm Court at Empire Center

The following table presents a summary regarding major tenants at the Palm Court at Empire Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)(2)	Lease Expiration	2012 Sales PSF
Major Tenants
24-Hour Fitness	NR/B3/B	78,961	27%	$900,155	27%	$11.40	4/30/2029	NAV
Ross Dress for Less	NR/NR/BBB+	27,160	9%	$251,230	8%	$9.25	1/31/2015	$469
TJ Maxx	NR/A3/A	23,807	8%	$202,359	6%	$8.50	9/30/2020	NAV(3)
Subtotal / Wtd. Avg.		129,928	45%	$1,353,744	41%	$10.42

Other Tenants		130,629	45%	$1,941,342	59%	$14.86
Vacant Space		27,009	9%	$0	0%	$0.00
Total / Wtd. Avg.		287,566	100%	$3,295,086	100%	$12.65

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.

(2)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

(3)
TJ Maxx is required to report sales by the end of April each year. 2012 sales are not yet available. 2011 reported sales were $4,218,428 for a partial year as a TJ Maxx store and a partial year as an AJ Wright store. The store was closed for approximately two months of 2011 as it was converted from AJ Wright to TJ Maxx.

The following table presents certain information relating to the lease rollover at the Palm Court at Empire Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	1,144	$0.00	0%	0%	$0	0%	0%
2013	2	3,883	$19.67	1%	2%	$76,395	2%	2%
2014	4	12,540	$16.10	4%	6%	$201,874	6%	8%
2015	7	61,749	$11.49	21%	28%	$709,326	22%	30%
2016	3	18,170	$13.35	6%	34%	$242,507	7%	37%
2017	5	19,706	$14.79	7%	41%	$291,381	9%	46%
2018	2	13,179	$11.24	5%	45%	$148,197	4%	51%
2019	3	14,847	$18.49	5%	50%	$274,593	8%	59%
2020	3	26,922	$9.70	9%	60%	$261,089	8%	67%
2021	1	1,950	$21.00	1%	61%	$40,950	1%	68%
2022	2	7,506	$19.80	3%	63%	$148,619	5%	73%
2023	0	0	$0.00	0%	63%	$0	0%	73%
2024	0	0	$0.00	0%	63%	$0	0%	73%
2025	0	0	$0.00	0%	63%	$0	0%	73%
2026 & Beyond	1	78,961	$11.40	27%	91%	$900,155	27%	100%
Vacant	0	27,009	$0.00	9%	100%	$0	0%	100%
Total / Wtd. Avg.	34	287,566	$12.65	100%		$3,295,086	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market.  The Palm Court at Empire Center Property is located in Fontana, San Bernardino County, California, within the area known at the “Inland Empire.” According to the appraiser, the Inland Empire retail market experienced a slight improvement in market in 2Q 2012 from the previous quarter. The region’s vacancy rate remained unchanged for the third straight quarter, at 10.8%, while power centers continued to experience a lower vacancy rate of 7.3%. The average asking high lease rate for retail space in the Inland Empire was $22.80 PSF (annualized). 2012 estimated population within a 5-mile radius was 321,113 people and average household income was $58,464.

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MSBAM 2013-C9	Palm Court at Empire Center

The following table presents certain retail rental comparable information in the Palm Court at Empire Center Property submarket:

Summary of Comparable Retail Rents
Property	Year Built	Occ.	GLA (SF)	Expense Basis	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (yrs.)	Base Rent PSF (Ann.)
Falcon Ridge Town Center NEC Summit Avenue & I-15 Fwy Fontana, CA	2004	98%	426,109	NNN	Face Logic G-Stage Verizon Wireless	1,200 8,750 2,000	Jan-12 Jul-11 Feb-11	2.0 10.0 5.0	$34.20 $16.20 $24.00
Summit Highway Gateway Center SEC Summit & I-15 Fwy Fontana, CA	2003	85%	260,000	NNN	Former Long Sublease Fashion New Age	15,789 1,094	Dec-11 Apr-11	9.0 10.0	$9.96 $20.40
Heritage Village Center 7360-7430 Cherry Avenue, Fontana, CA	1999	86%	110,142	NNN	Foot Massage Mongolian BBQ Verizon Wireless	1,585 4,000 1,490	Aug-11 Nov-10 Feb-10	5.0 5.0 5.0	$25.80 $21.00 $27.00
Morningside Marketplace 14600 Baseline Ave, Fontana, CA	2001	96%	87,793	NNN	Women 2 Women Renewal	1,512 1,053	Mar-11 Sep-10	5.0 2.0	$24.00 $27.60
Corky’s Restaurant SWC Santa Ana & Sierra Avenues Fontana, CA	2013	100%	4,550	NNN	Corky’s	4,550	Jul-11	10.0	$26.76

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Palm Court at Empire Center Property:

Cash Flow Analysis(1)
	2010	2011	2012	UW	UW PSF
Gross Potential Rent(2)	$2,752,591	$2,653,884	$2,429,121	$3,754,332	$13.06
Total Reimbursements	$1,344,532	$1,306,828	$1,581,400	$1,923,046	$6.69
Other Income	$111,443	$75,340	$67,916	$0	$0.00
Vacancy	$0	$0	$0	($681,286)	($2.37)
Effective Gross Income	$4,208,567	$4,036,052	$4,078,437	$4,996,092	$17.37
Total Expenses	$1,905,972	$1,948,190	$2,013,886	$2,239,890	$7.79
Net Operating Income	$2,302,594	$2,087,862	$2,064,551	$2,756,202	$9.58
TI/LC	$0	$0	$0	$276,063	$0.96
Capital Expenditures	$0	$0	$0	$43,371	$0.15
Net Cash Flow	$2,302,594	$2,087,862	$2,064,551	$2,436,768	$8.47
Occupancy %	91.1%	84.6%	85.0%	88.0%
NOI DSCR	1.39x	1.26x	1.25x	1.67x
NCF DSCR	1.39x	1.26x	1.25x	1.47x
NOI Debt Yield	8.4%	7.6%	7.5%	10.0%
NCF Debt Yield	8.4%	7.6%	7.5%	8.9%

(1)
The Palm Court at Empire Center Property includes space leased to the 24-Hour Fitness tenant, which is not part of the historical financials, and which, prior to December 24, 2012, was not part of the Palm Court at Empire Center Property. The 24-Hour Fitness tenant base underwritten rent is $900,155 per annum.

(2)	Historical Gross Potential Rent is net of vacancy. Underwritten GPR includes approximately $19,232 in contractual rent bumps scheduled to become effective on or before May 1, 2013.

Escrows and Reserves. The Palm Court at Empire Center Borrower deposited $151,600 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly. The Palm Court at Empire Center Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Palm Court at Empire Center Borrower maintains insurance under a blanket insurance policy in accordance with the insurance requirements in the loan agreement). The Palm Court at Empire Center Borrower is also required to make monthly deposits of $3,615 for replacement reserves and $18,071 for TI/LC reserves, until such time as the amount then on deposit in the replacement reserve is equal to or exceeds $130,115 or in the TI/LC reserve is equal to or exceeds $650,565. The Palm Court at Empire Center Borrower deposited at loan origination (x) $450,000 in a reserve for free rent, tenant improvements, leasing commissions and other landlord obligations related to that certain lease, dated as of February 24, 2012, as amended, between Palm Court at Empire Center Borrower’s predecessor in interest and the tenant thereunder (“24 Hour Fitness”) (y) $134,672 in a reserve for free rent, tenant improvements, leasing commissions and other landlord obligations related to that certain retail lease dated as of February 18, 2010, as amended, between Men’s Land Incorporation, as tenant, and Palm Court at Empire Center Borrower’s predecessor-in-interest and (z) $41,554 in a reserve for free rent, tenant improvements, leasing commissions and other landlord obligations related to that certain lease dated as of October 18, 2012, between Rosetta Ramirez, d/b/a “Kid’z Rock Day Care N Pre School, as tenant, and Palm Court at Empire Center Borrower’s predecessor-in-interest.

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MSBAM 2013-C9	Palm Court at Empire Center

Lockbox and Cash Management. A hard lockbox is in place with respect to the Palm Court at Empire Center Mortgage Loan.  The Palm Court at Empire Center Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Palm Court at Empire Center Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Palm Court at Empire Center Mortgage Loan, to fund the required reserves deposits as described above under “ —Escrows and Reserves,” to disburse to Palm Court at Empire Center Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise reasonably approved by lender and to remit the remainder to an account to be held by the lender as additional security for the Palm Court at Empire Center Mortgage Loan.

A “Cash Sweep Period” will:

(i)	commence upon the occurrence of an event of default and continue until the event of default is cured

(ii)
commence upon the debt service coverage ratio for the trailing six month period being less than 1.10x and continue either (x) until the debt service coverage ratio for the preceding three (3) month period is equal to or greater than 1.25x or (y) if the debt service coverage ratio was less than 1.10x solely as a result of the application of a market vacancy factor when calculating underwritten operating income, until the amount held in the account as additional security is equal to or greater than $1,670,000

(iii)
commence upon 24 Hour Fitness filing or consenting to the filing of any state or federal bankruptcy or insolvency petition, voluntary or involuntary, seeking or consenting to the appointment of a receiver, liquidator or similar official, taking any action that would cause it to become insolvent or making an assignment for the benefit of creditors, and continue until either (1) 24 Hour Fitness affirms its lease without modification which affirmation is approved by all applicable bankruptcy courts or (2) 24 Hour Fitness resumes full occupancy of the space demised under its lease for at least 45 consecutive days and is paying full contractual rent and open for business during normal business hours or (3) 24 Hour Fitness is replaced with a tenant reasonably acceptable to lender pursuant to a lease reasonably acceptable to lender which includes a rental rate of at least $11.40 PSF on a triple net basis, which tenant delivers a tenant estoppel certificate reasonably acceptable to lender (confirming that such tenant is in occupancy of the full space demised by 24 Hour Fitness and is paying full contractual rent without any outstanding offset right, free rent credit or outstanding tenant improvement allowance or leasing commission obligation of Palm Court at Empire Center Borrower) and is open for business during normal business hours

(iv)
commence upon 24 Hour Fitness failing to continuously operate its business during normal business hours or terminating its lease prior to expiration of the term thereunder and continue until either clause (iii)(2) or (iii)(3) above occurs

(v)
commence upon TJ Maxx giving notice of its intention to terminate its lease (or terminating its lease) as a result of net annual sales for the fourth year of the lease term being less than $5,250,000 and continue until either (1) the amount held in the account as additional security is equal to or greater than $850,000, (2) TJ Maxx rescinds its notice of intention to terminate its lease for the reason referred to above or (3) TJ Maxx is replaced with a tenant reasonably acceptable to lender pursuant to a lease reasonably acceptable to lender which includes a rental rate of at least $8.50 PSF on a triple net basis, which tenant delivers a tenant estoppel certificate reasonably to lender (confirming that such tenant is in occupancy of the full space demised by TJ Maxx and is paying full contractual rent without any outstanding offset right, free rent credit or outstanding tenant improvement allowance or leasing commission obligation of Palm Court at Empire Center Borrower) and is open for business during normal business hours

(vi)
commence upon Palm Court at Empire Center Borrower failing to deliver a subordination, nondisturbance and attornment agreement (“SNDA”) for any of TJ Maxx, 24 Hour Fitness, the County of San Bernardino, Jennifer Byun and Jasey Bunn (d/b/a Bravo Bargain) or Ross Dress for Less, Inc. and continue until an updated SNDA by and among lender, Palm Court at Empire Center Borrower and any such required tenant in the form delivered at loan origination is delivered and

(vii)
commence upon Palm Court at Empire Center Borrower failing to deliver the reciprocal easement agreement estoppel and agreement by Target Corporation and Kaiser Foundation Health Plan Inc. for the benefit of lender and continue until either (1) the amount held in the account as additional security is equal to or greater than $1,670,000 or (2) Palm Court at Empire Center Borrower delivers such reciprocal easement agreement estoppel and agreement in the form attached to the cash management agreement (or if in a different form, certifying that the reciprocal easement agreement, dated March 13, 1992, affecting the Palm Court at Empire Center Property is in full force and effect and a binding obligation on the certifying party and has not been modified or amended and that the requesting party is not in default in the performance of its obligations thereunder).

Property Management. The Palm Court at Empire Center Property is managed by Milan Capital Management, Inc., an affiliate of the Palm Court at Empire Center Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Palm Court at Empire Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Palm Court at Empire Center Property.

Expansion, Release and Substitution of Property.  Not permitted.

III-69

MSBAM 2013-C9	Massillon Marketplace

Mortgage Loan No. 10 – Massillon Marketplace

III-70

MSBAM 2013-C9	Massillon Marketplace

Mortgage Loan No. 10 – Massillon Marketplace

U.S. ROUTE 30
LOWE'S
Let's Build Something Together
Marshalls
Walmart
SUPERCENTER
OUTLOT #1
OUTLOT #2
OUTLOT #3
OUTLOT #4
Applebee's
IHOP
U.S. ROUTE 21
Great Clips
at&t
N

III-71

MSBAM 2013-C9	Massillon Marketplace

Mortgage Loan No. 10 – Massillon Marketplace

Massillon Marketplace
1-101 Massillon Marketplace Drive
Massillon, OH 44646
SUMMIT COUNTY
Green
MAPS Air Museum
Akron-Canton Regional Airport
Akron 15 miles
Mt Pleasant St
Canal Fulton
North Canton
Rolling Green Golf Course
Strausser St
Portage St
Bob-O-Link Golf Club
Hoover Historical Center
Easton St
Walsh University
Schneider St
Stark State College
Belden Park Crossing
Belden Village Mall
The Fairways of North Canton
Easthill St
Everhard Rd
Fulton Dr
Lake Cable
Shady Hollow Country Club
Glenmoor Country Club
Tam O'Shanter Public Golf Course
44th St NW
37th St NW
STARK COUNTY
Erie Ave
Traphagen St
Orrville St
Hills And Dales Rd
Fulton Dr
Malone University
Brookside Country Club
Aultman Hospital West
Pro Football Hall of Fame
McKinley Memorial Park
Meyers Lake
Mercy Medical Center
Canton Civic Center
12th St NW
Sippo Lake Park
Sippo Lake
State Ave
MASSILLON
Perry Heights
CANTON
Arts/Stark Cultural Ctr. for the Arts
Natl. First Ladies Library
Canton Classic Car Museum
Lincoln Hwy
Paul Brown Tiger Stadium
Aultman Hospital
13th St SW
Elms Country Club
Walnut Rd
Massillon Baptist College
Southway St
Finefrock Rd
Legends of Massillon
Navarre Rd
Shepler Church Ave
Bauhoff Park
Richville Dr
Faircrest St
Navarre Rd
Perry Township
Tuscarawas River
County Farm Park
Fohl St
Elton St
Navarre
Brewster
Hudson Dr
DETROIT
ONTARIO
WINDSOR
MICHIGAN
Lake Erie
TOLEDO
CLEVELAND
FORT WAYNE
AKRON
Canton
Massillon
Mansfield
OHIO
INDIANA
PITTSBURGH
DAYTON
COLUMBUS
CINCINNATI
KENTUCKY
WEST VIRGINIA

III-72

MSBAM 2013-C9	Massillon Marketplace

Mortgage Loan No. 10 – Massillon Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	1-101 Massillon Marketplace Drive Massillon, OH 44646

Original Balance:	$26,570,000			General Property Type:	Retail
Cut-off Date Balance:	$26,570,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.1%			Net Rentable Area:	460,275 NSF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$58
Borrower Name(s):	Deville-THF-Massillon Development, L.L.C.			Balloon/ARD Balance Per Unit/SF:	$50
				Year Built / Year Renovated:	2000-2006 / NAP
Sponsor:	E. Stanley Kroenke			Title Vesting:	Fee
Mortgage Rate:	4.100%			Property Manager:	TKG Management, Inc.
Note Date:	3/1/2013
First Payment Date:	4/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2023			UW Revenues:	$3,191,668
IO Period:	36 months			UW Expenses:	$576,800
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,614,868
Seasoning:	2 months			UW NCF:	$2,352,511
Original Amortization Term:	360 months			UW NOI DSCR:	1.70x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.53x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	8.9%
Lockbox/Cash Management:	Springing / Springing			UW NCF Debt Yield at Maturity:	10.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,621,842 (8/31/2012 YTD Ann.)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,647,850 ( 12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,514,780 ( 12/31/2010)
Reserves(1)				Appraised Value:	$36,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/4/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	73.8%.
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	64.1%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate:	97.2% (2/11/2013)
TI/LC:	$0	Springing	NAP	2nd Most Recent Occupancy:	97.2% (2012)
				3rd Most Recent Occupancy:	97.3% (2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Massillon Marketplace Mortgage Loan

The Mortgage Loan.  The tenth largest mortgage loan (the “Massillon Marketplace Mortgage Loan”) is evidenced by a note in the original principal amount of $26,570,000 and is secured by a first priority fee mortgage encumbering the shopping center known as Massillon Marketplace located in Massillon, Ohio (the “Massillon Marketplace Property”). The proceeds of the Massillon Marketplace Mortgage Loan were used to refinance a previous loan of approximately $25,875,907 secured by the Massillon Marketplace Property.

The Massillon Marketplace Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months, with a maturity date of March 1, 2023. The Massillon Marketplace Mortgage Loan requires payments of interest only for the initial 36 months, and principal and interest thereafter.  Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Massillon Marketplace Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is Deville-THF-Massillon Development, L.L.C. (the “Massillon Marketplace Borrower”), a single-purpose Delaware limited liability company with one independent director. The Massillon Marketplace Borrower is approximately 71.75% owned by E. Stanley Kroenke, the sponsor and recourse carve-out guarantor.

Mr. Kroenke was a Wal-Mart Stores, Inc. director from 1995 to 2000 and in 2001 (last public reporting period) reported direct or indirect ownership of approximately 62.9 million shares in the company. As of March 2013, Mr. Kroenke was listed by Forbes Magazine as number 92 on the Forbes 400, with

III-73

MSBAM 2013-C9	Massillon Marketplace

an estimated $5 billion net worth.

The Mortgaged Property.  The Massillon Marketplace Property consists of a 460,275 SF anchored shopping center located in Massillon, Ohio, near the OH-21/US 30 interchange. Massillon is approximately 20 miles southwest of the Akron, Ohio CBD. The Massillon Marketplace Property includes four anchor stores, a Wal-Mart Supercenter, Lowes, Marshall’s and Big Lots, totaling 405,283 SF, 54,992 SF of in-line space and an outparcel developed with a Burger King store. The Massillon Marketplace Property was constructed between 2000 and 2006. There are a total of 2,345 surface parking spaces for a parking ratio of 5.09 spaces per 1,000 SF of total GLA. As of February 11, 2013, the Massillon Marketplace Property was 97.2% leased.

Anchor Tenants.

Wal-Mart (220,184 SF, 48% of NRA, 38% of underwritten base rent). Wal-Mart Real Estate Business Trust (NYSE: WMT) (“Wal-Mart”) leases 220,184 SF at the Massillon Marketplace Property. The lease began on July 1, 2000 and has a current expiration date of July 31, 2025, with 10 five-year lease renewal options. Wal-Mart operates more than 10,700 retail units in 27 countries. For the fiscal year ending January 26, 2013, the company reported consolidated net sales of $466.1 billion and income from operations for Wal-Mart of $17.0 billion.

Lowe’s (135,197 SF, 29% of NRA, 30% of underwritten base rent). Lowe’s Home Centers Inc., (NYSE: LOW) (“Lowe’s”) leases 135,197 SF at the Massillon Marketplace Property. The lease began on July 1, 2000 and has a current expiration date of June 30, 2020, with six five-year lease renewal options. For 2012, the company reported sales of approximately $50.5 billion.

Marshalls (25,000 SF, 5% of NRA, 7% of underwritten base rent). Marshalls of MA, Inc., a division of TJX Companies, Inc. (NYSE: TJX) leases 25,000 SF at the Massillon Marketplace Property. The lease began on November 1, 2012 and has a current expiration date of October 31, 2022, with four five-year lease renewal options. Marshalls operates over 750 stores in 42 states and Puerto Rico.

Big Lots (24,902 SF, 5% of NRA, 5% of underwritten base rent). Big Lot Stores, Inc., (NYSE: BIG) leases 24,902 SF at the Massillon Marketplace Property. The lease began on September 16, 2010 and has a current expiration date of January 31, 2016, with three five-year lease renewal options. Big Lots operates more than 1,400 stores in 47 states and over 80 stores in Canada. The company reported 2011 net sales of approximately $5.2 billion and income from continuing operations of approximately $207 million.

The following table presents a summary regarding major tenants at the Massillon Marketplace Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent(2)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)(3)	Lease Expiration
Major Tenants(4)
Wal-Mart	AA/Aa2/AA	220,184	48%	$1,099,874	38%	$5.00	7/31/2025
Lowe’s	NR/A3/A-	135,197	29%	$850,068	30%	$6.29	6/30/2020
Marshalls	NR/A3/A	25,000	5%	$200,000	7%	$8.00	10/31/2022
Big Lots	NR/NR/BBB-	24,902	5%	$136,961	5%	$5.50	1/31/2016
Subtotal / Wtd. Avg.		405,283	88%	$2,286,903	80%	$5.64

Other Tenants		41,959	9%	$575,192	20%	$12.32
Vacant Space		13,033	3%	$0	0%	$0.00
Total / Wtd. Avg.		460,275	100%	$2,862,095	100%	$6.27

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.

(2)	Total Annualized Underwritten Base Rent excludes $58,080 of ground rent not attributed to property square footage.

(3)
Other Tenants Annualized Underwritten Base Rent PSF excludes $58,080 of ground rent not attributed to building square footage. Total Annualized Underwritten Base Rent PSF excludes vacant space and $58,080 of ground rent not attributed to property square footage.

(4)	None of the Major Tenants report store sales to the Massillon Marketplace Borrower.

III-74

MSBAM 2013-C9	Massillon Marketplace

The following table presents certain information relating to the lease rollover at the Massillon Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	3,500	$9.00	1%	1%	$31,500	1%	1%
2013	3	10,500	$11.31	2%	3%	$118,750	4%	5%
2014	1	2,198	$10.92	0%	4%	$24,002	1%	6%
2015(3)	4	9,500	$12.01	2%	6%	$172,205	6%	12%
2016	4	30,765	$7.48	7%	12%	$230,152	8%	20%
2017	2	8,000	$11.67	2%	14%	$93,340	3%	23%
2018	0	0	$0.00	0%	14%	$0	0%	23%
2019	0	0	$0.00	0%	14%	$0	0%	23%
2020	2	137,595	$6.48	30%	44%	$892,272	31%	55%
2021	0	0	$0.00	0%	44%	$0	0%	55%
2022	1	25,000	$8.00	5%	49%	$200,000	7%	62%
2023	0	0	$0.00	0%	49%	$0	0%	62%
2024	0	0	$0.00	0%	49%	$0	0%	62%
2025	1	220,184	$5.00	48%	97%	$1,099,874	38%	100%
2026 & Beyond	0	0	$0.00	0%	97%	$0	0%	100%
Vacant	0	13,033	$0.00	3%	100%	$0	0%	100%
Total / Wtd. Avg.	19	460,275	$6.27	100%		$2,862,095	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space and $58,080 of ground rent expiring in 2015 not attributed to building square footage.

The Market. The Massillon Marketplace Property is located in Massillon, Ohio, within the Canton, Ohio metro area. Massillon is situated in southwest Stark County, about eight miles southwest of the Canton Central Business District and 20 miles southwest of the Akron Central Business District. According to the appraiser, there are five comparable retail properties ranging from 52% to 100% occupancies, with an average of 91.6%.  The property at 52% occupancy is a small, nearby outparcel with one vacant tenant. As of December 31, 2012, market retail vacancy was 6.7% with an average rent of $15.20 PSF. Population within a 5-mile radius is estimated at 69,785 with an average household income of $51,383.

The following table presents certain retail rental comparable information in the Massillon Marketplace Property submarket:

Competitive Retail Property Summary
Property	Year Built	Occ.	GLA (SF)	Expense Basis	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (yrs.)	Base Rent PSF
Massillon Marketplace Outlot Massillon, OH	2004	52%	10,284	NNN	GNC Department of the Army Gamestop	2,132 1,600 1,600	Apr-10 Aug-07 Feb-03	3.0 5.0 10.0	$13.50 $19.01 $21.90
Charleys Philly Steaks Massillon, OH	2001	100%	2,973	NNN	Charleys Philly Steaks	2,973	Apr-11	5.4	$13.45
Towne Plaza Massillon, OH	1965	100%	78,201	NNN	Confidential Confidential	1,200 2,000	Oct-11 Apr-11	3.0 5.0	$18.00 $7.96
Washington Square North Canton, OH	2001	99%	103,982	NNN	Vacant	1,440	Jan-13	NAV	$16.00
Beldon Village Commons Canton, OH	1971	86%	172,419	NNN	New Lease: Tuesday Morning Inc. Renewal: Burlington Coat Factory Renewal: TJ Maxx	15,000 67,000 34,952	Aug-11 Jun-08 Dec-05	5.0 NAV 7.0	$6.00 $3.48 $2.00

Source: Appraisal

III-75

MSBAM 2013-C9	Massillon Marketplace

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Massillon Marketplace Property:

Cash Flow Analysis

	2010	2011	8/31/2012 YTD Ann.		UW	UW PSF
Gross Potential Rent(1)	$2,790,952	$2,938,556	$2,839,759		$2,992,425	$6.50
Total Reimbursements	$334,914	$366,783	$279,245		$403,584	$0.88
Other Income	$293	$171	$48		$0	$0.00
Vacancy(1)	($51,864)	($134,367)	$0		($204,341)	($0.44)
Effective Gross Income	$3,074,295	$3,171,143	$3,119,052		$3,191,668	$6.93
Total Expenses	$559,514	$523,294	$497,210		$576,800	$1.25
Net Operating Income	$2,514,780	$2,647,850	$2,621,842		$2,614,868	$5.68
TI/LC	$0	$0	$0		$188,713	$0.41
Capital Expenditures	$0	$0	$0		$73,644	$0.16
Net Cash Flow	$2,514,780	$2,647,850	$2,621,842		$2,352,511	$5.11
Occupancy %	97.3%	97.3%	97.2%2)	(2)	94.0%
NOI DSCR	1.63x	1.72x	1.70x		1.70x
NCF DSCR	1.63x	1.72x	1.70x		1.53x
NOI Debt Yield	9.5%	10.0%	9.9%		9.8%
NCF Debt Yield	9.5%	10.0%	9.9%		8.9%

(1)	Historical Gross Potential Rent is net of vacancy. Historical Vacancy includes discounts, concessions and bad debt.

(2)	Occupancy as of 12/31/2012.

Escrows and Reserves.  Provided no event of default has occurred, monthly escrows for annual tax payments and annual insurance premiums are not required.  After an event of default has occurred and is continuing, the Massillon Marketplace Borrower is required to escrow 1/12th of the annual estimated tax payments monthly (unless such taxes are being paid directly by tenants under their leases or tenants are required to reimburse or pay Massillon Marketplace Borrower under their leases, and Massillon Marketplace Borrower provides evidence to lender of timely payment or reimbursement of such taxes in accordance with the leases) and 1/12th of the annual estimated insurance premiums monthly (unless the Massillon Marketplace Borrower maintains insurance under a satisfactory blanket insurance policy).  Provided no event of default has occurred, monthly escrows for replacement reserves and TI/LC reserves are not required.  After an event of default has occurred, the Massillon Marketplace Borrower is required to make monthly deposits of $6,137 for replacement reserves and $15,726 for TI/LC reserves.

Lockbox and Cash Management. Provided a Cash Sweep Period has not commenced, no lockbox is in place with respect to the Massillon Marketplace Mortgage Loan; upon the commencement of a Cash Sweep Period, lender may put in place a hard lockbox with respect to the Massillon Marketplace Mortgage Loan (i.e. Massillon Marketplace Borrower has delivered all required documentation in order to establish a hard lockbox).  The Massillon Marketplace Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, there is no cash management.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Massillon Marketplace Mortgage Loan, to fund the required reserves deposits, if any, as described above under “ —Escrows and Reserves,” to disburse to Massillon Marketplace Borrower the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender and to remit the remainder to an account to be held by the lender as additional security for the Massillon Marketplace Mortgage Loan.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until the event of default does not exist or (ii) commence upon the debt service coverage ratio being less than 1.20x for the trailing twelve (12) months and continue until either (x) the debt service coverage ratio for the immediately preceding twelve (12) consecutive calendar months is equal to or greater than 1.20x or (y) Massillon Marketplace Borrower enters into a master lease agreement with Mr. E. Stanley Kroenke, as tenant, on market terms and conditions for properties substantially similar to the Massillon Marketplace Property and reasonably acceptable to the lender, for a term of not less than five years and which covers a sufficient rentable square footage such that when the rent under such lease and the rent payable under all other leases at the Massillon Marketplace Property are combined, the debt service coverage ratio is equal to or greater than 1.20x.  Notwithstanding the foregoing, if a master lease is entered into in order to conclude a Cash Sweep Period and subsequently the Massillon Marketplace Property satisfies clause (x) of the preceding sentence (without giving effect to such master lease), then Massillon Marketplace Borrower may elect to terminate such master lease upon written notice to lender.

Property Management.  The Massillon Marketplace Property is managed by TKG Management, Inc., which is based in Columbia, Missouri and is an affiliate of the Massillon Marketplace Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the Massillon Marketplace Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Massillon Marketplace Property.

Expansion, Release and Substitution of Property.  Not permitted.

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MSBAM 2013-C9	48 West 48th Street

Mortgage Loan No. 11 – 48 West 48th Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address:	48 West 48th Street New York, NY 10036
Original Balance:		$26,000,000		General Property Type:	Office
Cut-off Date Balance:		$25,962,565		Detailed Property Type:	CBD
% of Initial Pool Balance:		2.0%		Net Rentable Area:	136,290 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per Unit/SF:	$191
Borrower Name(s):		ELO Group, LLC		Balloon/ARD Balance Per Unit/SF:	$152
Sponsor:		Jack Elo		Year Built / Year Renovated:	1926 / NAP
Mortgage Rate:		4.004%		Title Vesting:	Fee
Note Date:		4/1/2013		Property Manager:	Self-Managed
First Payment Date:		5/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$5,354,561
Maturity Date:		4/1/2023		UW Expenses:	$2,190,099
IO Period:		None		UW NOI:	$3,164,462
Original Term to Maturity or ARD:		120 months		UW NCF:	$2,733,001
Seasoning:		1 month		UW NOI DSCR:	2.12x
Original Amortization Term:		360 months		UW NCF DSCR:	1.83x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	12.2%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	10.5%
Prepayment Provisions:		LO (25); DEF (88); O (7)		UW NCF Debt Yield at Maturity:	13.1%
Lockbox/Cash Management:		Springing / Springing		Most Recent NOI (As of):	3,495,589 (12/31/2012)
Pari Passu Mortgage Debt:		None		Second Most Recent NOI (As of):	3,446,518 (12/31/2011)
Subordinate Mortgage Debt:		None		Third Most Recent NOI (As of):	3,624,655 (12/31/2010)
Mezzanine Debt:		None		Appraised Value:	$57,000,000
Reserves				Appraisal As-of Date:	1/10/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	45.5%
RE Tax:	$354,179	$88,545	NAP	LTV Ratio at Maturity/ARD:	36.3%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (3/19/2013)
Recurring Replacements:	$45,000	$0	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Deferred Maintenance:	$25,938	$0	NAP	3rd Most Recent Occupancy (As of):	97.6% (12/31/2011)

The 48 West 48th Street mortgage loan is secured by a 136,290 SF, 16-story, Class “B” office building in New York, NY. The 48 West 48th Street property is located on the south side of West 48th Street between Fifth and Sixth Avenues within New York’s Plaza District, surrounded by many of New York’s landmarks, restaurants, hotels, retail shops and tourist attractions. Historically, the Plaza District has evidenced the highest rents in Midtown, Manhattan, as the headquarter location for numerous firms in a diverse array of businesses, including J.P. Morgan Chase & Co., CBS, Polo Ralph Lauren and Virgin Media. The 48 West 48th Street property is located one street off of New York’s Diamond District, home to over 2,600 independent businesses nearly all of which are diamond or fine jewelry related.

As of March 19, 2013, the 48 West 48th Street property was 100% occupied by 108 tenants. The 48 West 48th Street property has maintained an occupancy of at least 97.6% since 2008. The majority of the tenants at the 48 West 48th Street property are jewelry related businesses. The largest tenant is Twin 48 Corporation (10,350 SF, 11.5% of underwritten base rent), under a lease expiring March 31, 2019.  No other tenant comprises more than 3.8% of the net rentable area or contributes more than 5.7% of underwritten base rent.

The 48 West 48th Street sponsor is Jack Elo, president of ELO Group LLC.  Over the past five years, the sponsor has spent approximately $2.8 million on capital improvements to the 48 West 48th Street property. ELO Group LLC owns twenty commercial office properties in Manhattan and Brooklyn, with an estimated market value of $474.5 million.

III-77

MSBAM 2013-C9	Best Western Grant Park

Mortgage Loan No. 12 – Best Western Grant Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	1100 South Michigan Avenue Chicago, IL 60605

Original Balance:	$25,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$25,467,385			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	2.0%			Net Rentable Area:	172 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$148,066
Borrower Name(s):	Pacific Tai, L.L.C.			Balloon/ARD Balance Per Room:	$120,796
Sponsor:	Su-Mei Yen; Hui-Hsien Bert Yen			Year Built / Year Renovated:	1960 / 2006
Mortgage Rate:	4.660%			Title Vesting:	Fee
Note Date:	3/28/2013			Property Manager:	SB Yen’s Management Group, Inc.
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	4/1/2023			UW Revenues:	$6,124,745
IO Period:	None			UW Expenses:	$3,201,641
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,923,104
Seasoning:	1 month			UW NCF:	$2,678,114
Original Amortization Term:	360 months			UW NOI DSCR:	1.85x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.70x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NCF Debt Yield:	10.5%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	12.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,136,537 (1/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,899,207 (12/31/2011)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$2,673,612 (12/31/2010)
Reserves				Appraised Value:	$37,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/22/2013
RE Tax:	$158,320	$22,617	NAP	Cut-off Date LTV Ratio:	68.1%
Insurance:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	55.6%
Recurring Replacements:	$0	$20,416	NAP	Occupancy Rate:	75.6% (1/31/2013 TTM)
Deferred Maintenance:	$121,538	$0	NAP	2nd Most Recent Occupancy:	78.1% (2011)
Other(1):	$1,324,039	$0	NAP	3rd Most Recent Occupancy:	73.6% (2010)

(1)	The property is subject to a current property improvement program requirement through its Best Western membership.

The Best Western Grant Park mortgage loan is secured by a 9-story, 172 room, limited-service hotel property located in the South Loop area of Chicago. The hotel has operated as a Best Western since 1994. The hotel has 48 king rooms, 27 queen rooms, 84 double rooms, seven mini-suites and six executive suites. The property has a third party operated restaurant, an outdoor swimming pool, exercise room and a lobby workstation. It has access to 45 parking spaces in a borrower-related, adjacent parking structure which is not part of the property. The hotel had a trailing-12 months ending January 31, 2013 ADR of $121.41, average occupancy of 75.6% and RevPAR of $91.98. Its 2012 occupancy and RevPAR penetration were 108.3% and 97.2%, respectively. The primary competitive set, consisting of five hotels, including the subject, had a 2012 estimated ADR of $124.74, an average occupancy rate of 71.0% and RevPAR of $88.57.

The property is situated directly across from Grant Park in close proximity to Soldier Field, the Shedd Aquarium and the Field Museum of Natural History. The Art Institute of Chicago is located seven blocks north of the property and McCormick Place, the largest convention center in the U.S., is located approximately 10 blocks south. The appraisal also cites numerous corporate demand generators in Chicago’s South Loop submarket.

The loan sponsors are Mr. Hui-Hsien Bert Yen and Su-Mei Yen, who have owned the property since 1990. Mr. and Mrs. Yen also own interests in four other hotels in the Chicago area, as well as the property’s management company, SB Yen’s Management Group, Inc.

III-78

MSBAM 2013-C9	460 Herndon Parkway

Mortgage Loan No. 13 – 460 Herndon Parkway

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	460 Herndon Parkway Herndon, VA 20170
Original Balance:	$25,400,000			General Property Type:	Office
Cut-off Date Balance:	$25,364,333			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.0%			Net Rentable Area:	204,617 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$124
Borrower Name(s):	460 Herndon, LLC			Balloon/ARD Balance Per Unit/SF:	$99
Sponsor:	Parmenter Realty Fund IV Investments, Inc.			Year Built / Year Renovated:	1986 / NAP
Mortgage Rate:	4.144%			Title Vesting:	Fee
Note Date:	3/15/2013			Property Manager:	Parmenter Realty & Investment Company
First Payment Date:	5/1/2013			Underwriting and Financial Information
Anticipated Repayment Date:	NAP			UW Revenues:	$4,603,776
Maturity Date:	4/1/2023			UW Expenses:	$1,619,544
IO Period:	None			UW NOI:	$2,984,232
Original Term to Maturity or ARD:	120 months			UW NCF:	$2,606,903
Seasoning:	1 month			UW NOI DSCR:	2.02x
Original Amortization Term:	360 months			UW NCF DSCR:	1.76x
Loan Amortization Type:	Amortizing			UW NOI Debt Yield:	11.8%
Interest Accrual Basis:	Actual/360			UW NCF Debt Yield:	10.3%
Prepayment Provisions:	LO (25); YM1 / DEF (91); O (4)			UW NCF Debt Yield at Maturity:	12.8%
Lockbox/Cash Management:	Hard / Springing			Most Recent NOI (As of):	$3,640,446 (12/31/2012)
Pari Passu Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,583,364 (12/31/2011)
Subordinate Mortgage Debt:	None			Third Most Recent NOI (As of):	$3,871,555 (12/31/2010)
Mezzanine Debt:	Permitted			Appraised Value:	$36,100,000
Reserves				Appraisal As-of Date:	2/8/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	70.3%
RE Tax:	$248,276	$24,828	NAP	LTV Ratio at Maturity/ARD:	56.3%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	95.8% (2/27/2013)
Recurring Replacements:	$0	$3,410	NAP	2nd Most Recent occupancy (As of):	95.8% (12/20/2012)
Deferred Maintenance:	$66,375	$0	NAP	3rd Most Recent occupancy (As of):	95.8% (12/1/2011)
TI/LC:	$0	$27,282	$4,390,000
Other(1):	$1,797,727	$0	NAP

(1)	Other Reserves include Outstanding Boeing TI.

The 460 Herndon mortgage loan is secured by a 204,617 SF suburban office building located in Herndon, Fairfax County, VA.  As of February 27, 2013, the 460 Herndon property was 95.8% leased and occupied by two tenants: Boeing (168,154 SF, 84.7% of underwritten base rent), under leases expiring September 30, 2016 and 2017, with two five-year renewal options and Arbinet (28,260 SF, 13.8% of underwritten base rent), under a lease expiring May 31, 2020 with two, five-year renewal options. Boeing is the world’s largest aerospace company and under its leases at the 460 Herndon property services six government contracts. Since 1997, Boeing has contributed over $100 million to the build out of its space including $12 million in infrastructure upgrades.  Arbinet is a provider of voice and IP solutions.

The 460 Herndon property is located approximately 20 miles southwest of downtown Washington, D.C., directly off the Dulles Toll Road (Route 267) and Fairfax County Parkway, which provides connectivity to the Capital Beltway (1-495), I-66 and Route 50. The 2012 estimated population within a one-, three- and five-mile radius was 13,349, 131,337 and 213,933, respectively and the estimated 2012 median household income within a one-, three- and five- mile radius was $84,459, $98,689 and $106,567, respectively.

The 460 Herndon sponsor is Parmenter Realty Fund IV Investments, Inc. (“Parmenter”). Parmenter acquired the 460 Herndon property for approximately $35.5 million and has approximately $10.9 million of cash equity remaining in the property.  Parmenter is an investment fund of Parmenter Realty Partners, a real estate investment, management and development company founded in 1989 and headquartered in Miami, FL. Parmenter is capitalized with over $300 million of equity and focuses on distressed value-add assets in the Southeast, Southwest and Washington, D.C. Metro areas.

III-79

MSBAM 2013-C9	Boston Park Plaza

Mortgage Loan No. 14 – Boston Park Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	50 Park Plaza at Arlington Street Boston, MA 02116

Original Balance(1):	$25,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$24,896,001			Detailed Property Type:	Full Service
% of Initial Pool Balance:	1.9%			Number of Rooms:	941
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	126,993
Borrower Name(s)(2):	RP/HH Park Plaza, Limited Partnership			Balloon/ARD Balance Per Room(1):	$92,386
				Year Built / Year Renovated:	1927 / 2012
Sponsor(s)(2):	Rockpoint Real Estate Fund III, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.402%			Property Manager:	Highgate Hotels, L.P.
Note Date:	1/22/2013
First Payment Date:	3/1/2013			Underwriting and Financial Information
Anticipated Repayment Date:	NAP			UW Revenues:	$65,307,626
Maturity Date:	2/1/2018			UW Expenses:	$48,445,148
IO Period:	None			UW NOI:	$16,862,478
Original Term to Maturity or ARD:	60 months			UW NCF:	$14,250,173
Seasoning:	3 months			UW NOI DSCR(1):	2.34x
Original Amortization Term:	360 months			UW NCF DSCR(1)(3):	1.98x
Loan Amortization Type:	Amortizing			UW NOI Debt Yield(1)(3):	14.1%
Interest Accrual Basis:	Actual/360			UW NCF Debt Yield(1):	11.9%
Prepayment Provisions:	YM1 (35); O (25)			UW NCF Debt Yield at Maturity(1):	13.0%
Lockbox/Cash Management:	Hard / In Place			Most Recent NOI (As of):	$17,075,976 (12/31/2012)
Pari Passu Mortgage Debt:	$94,604,804			Second Most Recent NOI (As of):	$11,051,144 (12/31/2011)
Subordinate Mortgage Debt:	None			Third Most Recent NOI (As of):	$4,220,000 (12/31/2010)
Mezzanine Debt:	In Place ($29,925,797) and Permitted			Appraised Value:	$264,000,000
Preferred Equity:	Permitted			Appraisal As-of Date:	12/4/2012
Reserves				Cut-off Date LTV Ratio(1)(3):	45.3%
Type	Initial	Monthly	Cap	LTV Ratio at Maturity/ARD(1):	41.6%
RE Tax:	$833,337	$416,668	NAP	Occupancy Rate (As of):	84.9% (12/31/2012)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	80.8% (12/31/2011)
FF&E:	$0	$275,556	NAP	3rd Most Recent Occupancy (As of):	74.8% (12/31/2010)
Deferred Maintenance:	$2,040,735	$0	NAP
Other(4):	$4,656,621	$0	$4,500,000

(1)
The Boston Park Plaza mortgage loan is part of the Boston Park Plaza Non-Serviced Loan Combination evidenced by two pari passu notes with an aggregate Cut-off Date Balance of $119,500,805. The Cut-off Date Balance per Room, LTV, DSCR, Balloon Balance per Room, Debt Yield and LTV Ratio at Maturity figures presented above are based on the entire $119,500,805 for the Boston Park Plaza Non-Serviced Loan Combination.

(2)
The related sponsor has indicated that it plans to sell the Boston Park Plaza property, with the purchaser to assume the borrower’s obligations under the mortgage loan; as such the indicated current sponsor would no longer be the sponsor following any such assumption.

(3)	The LTV, Debt Yield and DSCR for the Boston Park Plaza mortgage loan, inclusive of mezzanine debt, is 56.6%, 11.3% and 1.44x, respectively.

(4)	The Boston Park Plaza borrower is required to deposit $3,500,000 related to a seasonality reserve, capped at $4,500,000, and $1,156,621 related to a room split reserve.

The Boston Park Plaza mortgage loan is a refinance loan evidenced by two pari passu notes in the aggregate original principal amount of $120,000,000, both of which are secured by a first priority fee simple mortgage encumbering the Boston Park Plaza property.  The Boston Park Plaza mortgage loan pari passu Note A-2 has an outstanding principal balance as of the cut-off date of $24,896,001 and is being contributed to the issuing entity. The Boston Park Plaza mortgage loan pari passu Note A-1 has an outstanding principal balance as of the cut-off date of $94,604,804 and was contributed to the MSBAM 2013-C8 transaction.

The Boston Park Plaza property is a 15-story, 941-room, full service hospitality property located in the Back Bay neighborhood of Boston, MA. The property was opened in 1928 and is in the midst of a capital improvement plan that will expand the number of rooms by 112. The borrower acquired the Boston Park Plaza Property in June of 2011 for approximately $138.9 million ($147,594 per room) and invested an additional $7.6 million for a current cost basis of approximately $146.5 million ($155,658 per room.)  The property features over 18,000 SF of retail space and approximately 48,000 SF of flexible meeting space on a 1.32-acres parcel. Other amenities at the property include a business center, fitness center, concierge, barber shop, breakfast bar and a variety of dining options.

For the trailing 12 months ended February 8, 2013, the Boston Park Plaza property had an occupancy of 83.1%, ADR of $168.42 and RevPAR of $140.01. This represents an occupancy penetration of 106.1%, ADR penetration of 77.5% and RevPAR penetration of 82.2%.

The sponsor of the Boston Park Plaza mortgage loan is a joint venture between Highgate, L.P. and Rockpoint Real Estate Fund III, L.P. Highgate L.P. is a fully integrated hospitality management and real estate investment company with ownership in over 80 hotels with investment value over $6 billion. Rockpoint Real Estate Fund III, L.P. is under the control of the Rockpoint Group, LLC, a global real estate private equity firm headquartered in Boston. Since its formation in 2003, Rockpoint has sponsored six private investment funds and three co-investment vehicles.

III-80

MSBAM 2013-C9	Aspen Heights Auburn

Mortgage Loan No. 15 – Aspen Heights Auburn

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR	Property Address:	721 Aspen Heights Lane Auburn, AL 36830

Original Balance:	$24,750,000	General Property Type:	Multifamily
Cut-off Date Balance:	$24,750,000	Detailed Property Type:	Student Housing
% of Initial Pool Balance:	1.9%	Net Rentable Units:	208 Units
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit:	$118,990
Borrower Name(s):	Breckenridge Group AA, LLC	Balloon/ARD Balance Per Unit:	$98,836
Sponsor:	BRG Management, Inc.	Year Built / Year Renovated:	2012
Mortgage Rate:	4.380%	Title Vesting:	Fee
Note Date:	3/13/2013	Property Manager:	Breckenridge Property Management, LLC
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	4/1/2023	UW Revenues:	$3,718,666
IO Period:	12 months	UW Expenses:	$1,501,459
Original Term to Maturity or ARD:	120 months	UW NOI:	$2,217,207
Seasoning:	1 month	UW NCF:	$2,154,807
Original Amortization Term:	360 months	UW NOI DSCR:	1.49x
Loan Amortization Type:	Partial IO	UW NCF DSCR:	1.45x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (25); YM1 (91); O (4)	UW NCF Debt Yield:	8.7%
Lockbox/Cash Management:	Hard / Springing	UW NCF Debt Yield at Maturity:	10.5%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$2,522,696 (12/31/2012)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of) (1):	NAP
Mezzanine Debt:	None	Third Most Recent NOI (As of) (1):	NAP
Reserves	Appraised Value:	$38,900,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/15/2013
RE Tax:	$142,103	$23,684	NAP	Cut-off Date LTV Ratio:	63.6%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	52.8%
Recurring Replacements:	$0	$5,200	NAP	Occupancy Rate:	90.3% (1/9/2013)
2nd Most Recent Occupancy(1):	NAP
3rd Most Recent Occupancy(1):	NAP

(1)	The property was constructed in 2012.

The Aspen Heights Auburn mortgage loan is secured by 208-unit (600 beds) cottage style student housing complex which was completed in 2012. The complex consists of 123 buildings on approximately 26.2 acres in Auburn, Alabama. In addition to the shared living space including a full kitchen and a half bathroom, apartments contain two to four bedrooms, each with its own bathroom. Apartment amenities include wall mounted 55’ television screens, patios/balconies, full size washer/dryer sets and basic cable and internet service. Common area facilities include a club house with a leasing center, media room, and game room. In addition, there is a resort-style swimming pool, full fitness center, and basketball and volleyball courts. Approximately 25% of the apartments are rented on a furnished basis. Currently, the apartments are leased by the bed on 12-month terms with parental guarantees. Current monthly rental rates range from approximately $559 per bed in a four-bedroom apartment to $605 per bed in the two- and three-bedroom apartments.

The property is located in downtown Auburn less than two miles from the Auburn University campus. It has a dedicated stop on the university’s Tiger Transit bus system, three stops from campus. Auburn University had a fall 2012 enrollment of 25,134 students and currently offers more than 140 majors.

The property was developed by Aspen Heights Management Company (“Aspen Heights”) of Austin Texas. Gregory Henry is the founder of Aspen Heights. Aspen Heights was founded in 2006 and has developed nine student housing projects totaling 4,479 beds.

III-81

MSBAM 2013-C9	CTO Retail Portfolio

Mortgage Loan No. 16 – CTO Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address(2):	Various
Original Balance:		$23,100,000		General Property Type:	Retail
Cut-off Date Balance:		$23,100,000		Detailed Property Type:	Unanchored
% of Initial Pool Balance:		1.8%		Net Rentable Area:	128,400 SF
Loan Purpose:		Acquisition		Cut-off Date Balance Per Unit/SF:	$180
Borrower Name(s):		Various entities indirectly controlled by Consolidated- Tomoka Land Co.		Balloon/ARD Balance Per Unit/SF:	$180
Sponsor:		Consolidated-Tomoka Land Co.		Year Built / Year Renovated(2):	Various
Mortgage Rate:		3.670%		Title Vesting:	Fee
Note Date:		3/8/2013		Property Manager:	Self-Managed
First Payment Date:		5/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$2,430,181
Maturity Date:		4/1/2023		UW Expenses:	$48,604
IO Period:		120 months		UW NOI:	$2,381,577
Original Term to Maturity or ARD:		120 months		UW NCF:	$2,353,179
Seasoning:		1 month		UW NOI DSCR:	2.77x
Original Amortization Term:		NAP		UW NCF DSCR:	2.74x
Loan Amortization Type:		Interest only		UW NOI Debt Yield:	10.3%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	10.2%
Prepayment Provisions:		LO (25); DEF (88); O (7)		UW NCF Debt Yield at Maturity:	10.2%
Lockbox/Cash Management:		Hard / Springing		Most Recent NOI (As of):	NAV
Pari Passu Mortgage Debt:		None		Second Most Recent NOI (As of):	NAV
Subordinate Mortgage Debt:		None		Third Most Recent NOI (As of):	NAV
Mezzanine Debt:		None		Appraised Value:	$42,800,000
Reserves				Appraisal As-of Date:	1/30/2013 – 2/17/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	54.0%
RE Tax(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	54.0%
Insurance(1):	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (5/1/2013)
Recurring Replacements:	$0	Springing	NAP	2nd Most Recent Occupancy (As of)	100.0% (12/31/2012)
Other:	$0	$0	NAP	3rd Most Recent Occupancy (As of)	100.0% (12/31/2011)

(1)	Tenants pay taxes and insurance directly.

(2)	Individual property details shown on table below.

The CTO Retail Portfolio mortgage loan is secured by fourteen single-tenant retail properties in five states, totaling 128,400 SF. The tenants are generally on long term leases with the earliest lease expiration in April, 2024, and all have multiple renewal options. The portfolio includes nine Bank of America buildings all located in the state of California, two Walgreen’s located in Colorado and Florida, one CVS located in Florida, one JP Morgan Chase branch building located in Chicago, IL and one Buffalo Wild Wings located in Phoenix, AZ. The largest property balance allocation is to the Walgreen’s property in Boulder, CO (18.0% of allocated loan amount.) After acquiring the portfolio, the CTO Retail Portfolio sponsor has approximately $18.7 million (45%) cash equity remaining.

The CTO Retail Portfolio sponsor is Consolidated-Tomoka Land Co. (NYSE: CTO), founded in 1902 and headquartered in Daytona Beach, FL. Consolidated Tomoka Land Co.  owns over 11,000 acres in the Daytona Beach area, as well as a portfolio of 25 single-tenant commercial properties located primarily in Florida, Georgia and North Carolina. As of the year ended December 30, 2012, Consolidated-Tomoka Land Co. reported total revenue of approximately $17.3 million.

The CTO Retail Portfolio mortgage loan permits the substitution of individual properties from the lien of the related mortgage subject to the satisfaction of certain conditions, including, among others, substitutions for the property having fair market value that is greater than 105% of the substituted property, being leased to a tenant with a credit rating greater than or equal to the credit rating of the tenant at the substituted property, being leased at greater than or equal to 105% of rent at the substituted property and provided that the allocated loan amount for the substituted property is less than 25% of the original loan balance.

III-82

MSBAM 2013-C9	CTO Retail Portfolio

Property Summary
Property	Location	Tenant: Credit Rating (Fitch/Moody’s/S&P)	Lease Expiration Date	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built / Renovated	Net Rentable Area (SF )
2870 28th Street	Boulder ,CO	Walgreens: NR/Baa1/BBB	2/28/2036	$4,155,841	18.0%	2009 / NAP	14,820
1160 Malabar Road South East	Palm Bay, FL	Walgreens: NR/Baa1/BBB	4/30/2024	$2,536,682	11.0%	1999 / 2011	13,905
1875 Capital Circle	Tallahassee, FL	CVS: BBB+/Baa2/BBB+	1/31/2026	$2,428,738	10.5%	1996 / 2011	10,880
5606 Montrose Boulevard	Chicago, IL	JPMorgan Chase: A+/A2/A	12/10/2039	$2,023,949	8.8%	2011 / NAP	4,635
13952 Brookhurst Street	Garden Grove, CA	Bank of America: A/Baa2/A-	12/12/2027	$1,781,075	7.7%	1968 / NAP	7,570
8850 Bolsa Avenue	Westminster, CA	Bank of America: A/Baa2/A-	12/12/2027	$1,700,117	7.4%	1965 / NAP	7,620
299 Ocean Avenue	Laguna Beach, CA	Bank of America: A/Baa2/A-	12/12/2027	$1,565,187	6.8%	1962 / NAP	11,029
200 S Lemon Avenue	Walnut, CA	Bank of America: A/Baa2/A-	1/2/2028	$1,295,327	5.6%	1980 / NAP	8,730
200 East La Habra Boulevard	La Habra, CA	Bank of America: A/Baa2/A-	1/2/2028	$1,187,383	5.1%	1978 / NAP	12,150
2700 West North Lane	Phoenix, AZ	Buffalo Wild Wings: NR/NR/NR	10/13/2027	$998,481	4.3%	2012 / NAP	6,000
26821 Trabuco Road	Mission Viejo, CA	Bank of America: A/Baa2/A-	12/12/2027	$944,509	4.1%	1974 / NAP	9,034
11262 Los Alamitos Boulevard	Los Alamitos, CA	Bank of America: A/Baa2/A-	1/2/2028	$917,523	4.0%	1963 / NAP	11,713
19601 Yorba Linda Boulevard	Yorba Linda, CA	Bank of America: A/Baa2/A-	1/2/2028	$863,551	3.7%	1970 / NAP	4,339
27571 Puerta Real	Mission Viejo, CA	Bank of America: A/Baa2/A-	12/12/2027	$701,636	3.0%	1979 / NAP	5,975
Total / Wtd. Avg.				$23,100,000	100.0%		128,400

III-83

MSBAM 2013-C9	110 West 7th Street

Mortgage Loan No. 17 – 110 West 7th Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address:	110 West 7th Street Tulsa, OK 74119
Original Balance:		$21,800,000		General Property Type:	Office
Cut-off Date Balance:		$21,672,361		Detailed Property Type:	CBD
% of Initial Pool Balance:		1.7%		Net Rentable Area:	473,797 SF
Loan Purpose:		Acquisition		Cut-off Date Balance Per Unit/SF:	$46
Borrower Name(s):		WZ Associates Property Tulsa LLC		Balloon/ARD Balance Per Unit/SF:	$42
Sponsor:		PIMCO Bravo Fund, L.P.		Year Built / Year Renovated:	1971 / 1998
Mortgage Rate:		3.939%		Title Vesting:	Fee
Note Date:		12/28/2012		Property Manager:	Prescott Realty Group, Inc.
First Payment Date:		2/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$6,285,484
Maturity Date:		1/1/2018		UW Expenses:	$3,562,298
IO Period:		None		UW NOI:	$2,723,186
Original Term to Maturity or ARD:		60 months		UW NCF:	$2,032,474
Seasoning:		4 months		UW NOI DSCR:	2.20x
Original Amortization Term:		360 months		UW NCF DSCR:	1.64x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	12.6%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	9.4%
Prepayment Provisions:		LO (28); YM1 (28); O (4)		UW NCF Debt Yield at Maturity:	10.3%
Lockbox/Cash Management:		Hard / Springing		Most Recent NOI (As of):	$1,461224 (12/31/2012)
Pari Passu Mortgage Debt:		None		Second Most Recent NOI (As of):	$ 1,755,816 (12/31/2011)
Subordinate Mortgage Debt:		None		Third Most Recent NOI (As of):	$ 1,540,461(12/31/2010)
Mezzanine Debt:		None		Appraised Value:	$29,500,000
Reserves				Appraisal As-of Date:	1/1/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	73.5%
RE Tax:	$130,923	$24,281	NAP	LTV Ratio at Maturity/ARD:	67.1%
Insurance:	$47,225	$9,445	NAP	Occupancy Rate (As of):	82.4% (12/5/2012)
Recurring Replacements:	$0	$8,611	NAP	2nd Most Recent Occupancy (As of):	59.7% (12/31/2011)
TI/LC:	$0	$33,333	NAP	3rd Most Recent Occupancy (As of):	59.9% (12/31/2010)
Deferred Maintenance:	$147,088	$0	NAP
Other(1):	$1,689,084	$0	NAP

(1)	Other Reserves include Landlord Obligations, Rent Abatement and Lobby Renovations CapEx.

The 110 West 7th Street mortgage loan is secured by a 473,797 SF, 28-story, Class “A” office building, located within the central business district of Tulsa, OK. Downtown Tulsa is currently undergoing a major revitalization with $744 million of major planned investments and infrastructure improvements.  The 110 West 7th Street property is situated within Tulsa’s Dispersal Loop, which provides access throughout the city of Tulsa and outlying suburban communities via Interstate 244 and Highways 75, 412 and 64. The Tulsa MSA estimated 2012 median income and estimated 2012 population were $44,517 and 949,826, respectively.

110 West 7th Street property as of December 5th, 2012, was 82.4% leased by 31 tenants. The largest tenant is Airgas-Mid South, Inc. (“Airgas”), which occupies 58,640 SF (12.4% of NRA) on a lease expiring October 15, 2022, with two, five-year renewal options. Airgas is a subsidiary of Airgas, Inc. (NYSE: ARG), the largest U.S. distributor of industrial, medical and specialty gases and hard goods. The second largest tenant is Samson Energy Company (“Samson”), which occupies 44,681 SF (9.4% if NRA) on a lease expiring February 29, 2020, with two, five-year renewal options. Sampson is a privately held energy company headquartered in Tulsa, Oklahoma. The third largest tenant is Atlas Pipeline L.P. (“Atlas”), which occupies 42,164 SF (8.9% of NRA) on a lease expiring June 30, 2020, with one, five-year renewal option. Atlas is a full service midstream company providing gas gathering, compression, processing and treating services.

The 110 West 7th Street sponsor acquired the 110 West 7th Street property as part of a three property portfolio for an allocated purchase price of $29,000,000 and has $7,200,000 (24.8%) cash equity in the property. The 110 West 7th Street sponsor is PIMCO Bravo Fund, L.P., which is one of the opportunistic/distressed funds managed by Pacific Investment Management Company LLC. As of September 30, 2012, the PIMCO Bravo Fund, L.P. had total assets of approximately $4.5 billion.

III-84

MSBAM 2013-C9	Brighton Shopping Center

Mortgage Loan No. 18 – Brighton Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	8571 W. Grand River Avenue Brighton, MI 48116

Original Balance:	$21,000,000			General Property Type:	Retail
Cut-off Date Balance:	$21,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.6%			Net Rentable Area:	299,208 NSF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$70
Borrower Name(s):	Brighton Mall Associates Limited Partnership			Balloon/ARD Balance Per Unit/SF:	$1
Sponsor:	Seymour Weissman trust			Year Built / Year Renovated:	1970 / 2012
Mortgage Rate:	4.660%			Title Vesting:	Fee
Note Date:	2/20/2013			Property Manager:	Dale Investment Company, Inc.
First Payment Date:	4/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2032			UW Revenues:	$3,832,380
IO Period:	12 months			UW Expenses:	$1,422,238
Original Term to Maturity or ARD:	228 months			UW NOI:	$2,410,142
Seasoning:	2 months			UW NCF:	$2,128,727
Original Amortization Term:	216 months			UW NOI DSCR:	1.40x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.23x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	LO (26); DEF (198); O(4)			UW NCF Debt Yield:	10.1%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	523.%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of)(1):	$1,334,798 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of)(1):	$1,754,691 (12/31/2011)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of) (1):	$1,785,398 (12/31/2010)
Reserves				Appraised Value:	$29,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/20/2012
RE Tax:	$143,030	Springing	NAP	Cut-off Date LTV Ratio:	70.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	1.4%
Recurring Replacements:	$376,740	$5,000	$179,532	Occupancy Rate:	85.3% (2/13/2013)
TI/LC:	$0	$18,451	$600,000	2nd Most Recent Occupancy(1):	61.9% (2012)
Deferred Maintenance:	$54,755	$0	NAP	3rd Most Recent Occupancy:	92.2% (2011)
Other(2):	$961,845	$0	NAP

(1)
A Kmart tenant vacated an entire building at the property in 2012. The space was subsequently released to new tenants (Bed Bath & Beyond, Michaels and Aldi) at rents higher than the approximately $1.94 PSF that Kmart paid under its lease.

(2)	The lender collected $961,845 at closing for outstanding TI/LC costs.

The Brighton Shopping Center mortgage loan is secured by an anchored shopping center in Brighton, Michigan. The property consists of three retail buildings (285,880 SF) and one office building (13,328 SF). Anchor tenants include Marshalls (45,000 SF), JoAnn Fabrics (36,280 SF), Best Buy (30,000 SF), Bed Bath & Beyond (29,700 SF), Michaels (23,927 SF), PetSmart (20,070 SF) and Aldi (19,829 SF). Marshalls has been at the property since 2004 and has a current lease expiration date of October 31, 2014, with four five-year lease renewal options. Marshalls reported 2012 sales of $191 PSF. JoAnn Fabrics has been at the property since 1975 and in January 2012 renewed its lease to December 31, 2016, with two five-year remaining lease renewal options. JoAnn Fabrics reported 2012 sales of $128 PSF. Best Buy has been at the property since 2003 and has a lease expiration date of January 31, 2019, with four five-year lease renewal options. Best Buy does not report sales. Bed Bath & Beyond, Michaels and Aldi are new tenants at the property which lease space in the building previously occupied by a Kmart.

The property is located in Brighton, Michigan, approximately 40 miles northwest of the Detroit CBD and 18 miles north of Ann Arbor, near the intersection of I-96 and US-23. The property is located directly next to I-96 on Grand River Avenue. Estimated traffic count on Grand River Avenue is 19,520 vehicles per day. According to the appraiser, the subject is located in the Livingston submarket.  Retail inventory within this submarket is 1,658,862 SF with a vacancy of 4.3% and net asking rent of $18.19 psf. The appraiser included a competitive set of seven properties with occupancies ranging from 58% to 100%.  The weighted average occupancy is 86%.  The primary vacancy in the market is concentrated in one property, Brighton Towne Square with 58% occupancy. Estimated population and average household income within a 5-mile radius are 51,606 and $90,992, respectively.

III-85

MSBAM 2013-C9	Chapel Hill Shopping Center

Mortgage Loan No. 19 – Chapel Hill Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	4601 - 4701 West Freeway Fort Worth, TX 76107

Original Balance:	$18,250,000			General Property Type:	Retail
Cut-off Date Balance:	$18,250,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.4%			Net Rentable Area:	191,272 NSF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$95
Borrower Name(s):	SPC Chapel Hill, LTD.			Balloon/ARD Balance Per Unit/SF:	$95
Sponsor:	James E. Strode			Year Built / Year Renovated:	2000 / NAP
Mortgage Rate:	3.780%			Title Vesting:	Leasehold
Note Date:	3/21/2013			Property Manager:	Strode Property Company
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	4/1/2023			UW Revenues:	$4,594,639
IO Period:	120 months			UW Expenses:	$2,665,761
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,928,878
Seasoning:	1 month			UW NCF:	$1,709,010
Original Amortization Term:	0 months			UW NOI DSCR:	2.76x
Loan Amortization Type:	Full IO			UW NCF DSCR:	2.44x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.6%
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Management:	None			UW NCF Debt Yield at Maturity:	9.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,568,153 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,957,489 (12/31/2011)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$1,959,532 (12/31/2010)
Reserves				Appraised Value:	$33,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/14/2013
RE Tax:	$140,430	$35,108	NAP	Cut-off Date LTV Ratio:	55.3%
Insurance:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	55.3%
Recurring Replacements:	$0	$2,390	$28,680	Occupancy Rate:	99.3% (2/1/2013)
TI/LC:	$0	$6,000	$250,000	2nd Most Recent Occupancy(1):	87.0% (2012)
Other(2):	$283,000	$0	NAP	3rd Most Recent Occupancy(1):	87.0% (2011)
Other(3):	$226,000	$0	NAP
Other(4):	$152,590	$76,295	NAP

(1)
Borders Books vacated approximately 13% of the property space in 2011 as a result of a corporate bankruptcy. The Container Store tenant has leased the former Borders Books space and intends to   open its store by August of 2013.

(2)	At closing, the lender collected $283,000 for roof replacement.
(3)	At closing, the lender collected $226,000 for rent and TI/LC costs for the Container Store.
(4)	At closing, the lender collected $152,590 for ground rent.

The Chapel Hill Shopping Center mortgage loan is secured by a leasehold estate in an anchored retail center in Fort Worth, Texas. Anchor tenants include Central Market (64,435 SF), the Container Store (25,000 SF) and Cost Plus World Market (18,450 SF). Central Market has been at the property since 2001 and has a current lease expiration date of February 28, 2018, with six five-year lease renewal options. Central Market reported 2012 sales of $1,153 PSF. The Container Store is a new tenant at the property and has a current lease expiration date of February 29, 2024, with two five-year lease renewal options. Cost Plus World Market has been at the property since 2000 and has a current lease expiration date of January 31, 2016, with two five-year lease renewal options and one 10-year lease renewal option. Cost Plus World Market reported 2012 sales of $271 PSF.

The property is subject to an unsubordinated ground lease between the borrower as lessee and Lena Pope Home, Inc., a non-profit corporation, as lessor. The lease expiration is December 31, 2060 with no lease renewal options. Current ground rent is equal to $915,540 and the next rent step is scheduled for 2019.

The property is located in the western part of the City of Fort Worth on the southwest corner of West Freeway (Interstate 30) and Hulen Street, two miles East of Ridglea Country Club. The Texas Department of Transportation reports a daily traffic count of 143,000 vehicles along this section of West Freeway and almost 36,000 vehicles on Hulen Street. According to the appraisal, submarket retail vacancy is 14.0% and the directly comparable properties are 6.9% vacant. Estimated 2010 population and median household income within a 5-mile radius are 266,835 and $44,191, respectively.

III-86

MSBAM 2013-C9	Oxon Hill Plaza

Mortgage Loan No. 20 – Oxon Hill Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	6111-6257 Livingston Road Oxon Hill, MD 20745

Original Balance:	$17,500,000			General Property Type:	Retail
Cut-off Date Balance:	$17,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.4%			Net Rentable Area:	141,955 NSF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$123
Borrower Name(s):	Oxon Hill Improvements, LLC			Balloon/ARD Balance Per Unit/SF:	$104
Sponsor:	Adam Ifshin			Year Built / Year Renovated:	1965 / 2000
Mortgage Rate:	4.000%			Title Vesting:	Fee
Note Date:	2/28/2013			Property Manager:	DLC Management Corp
First Payment Date:	4/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2023			UW Revenues:	$2,530,916
IO Period:	24 months			UW Expenses:	$841,726
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,689,190
Seasoning:	2 months			UW NCF:	$1,544,396
Original Amortization Term:	360 months			UW NOI DSCR:	1.68x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.54x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	8.8%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,636,442 (2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,750,337 (2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$1,549,485 (2010)
Reserves				Appraised Value:	$23,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/31/2013
RE Tax:	$148,158	$24,694	NAP	Cut-off Date LTV Ratio:	74.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	63.2%
Recurring Replacements:	$0	$1,774	NAP	Occupancy Rate:	96.7% (2/4/2013)
TI/LC:	$0	$10,055	$361,980	2nd Most Recent Occupancy:	96.7% (2012)
Deferred Maintenance:	$323,500	$0	NAP	3rd Most Recent Occupancy:	98.9% (2011)

The Oxon Hill Plaza mortgage loan is secured by an anchored shopping center in Oxon Hill, Maryland. Anchor tenants include a Shoppers Food Warehouse grocery store (57,108 SF) and Marshalls (23,057 SF). Shoppers Food Warehouse has been a tenant at the property since 2000 and has a current lease expiration date of January 31, 2021, with five five-year lease renewal options. Shoppers Food Warehouse reported 2012 sales of $467 PSF. Marshalls has been a tenant at the property since 2001 and has a current lease expiration date of January 31, 2017, with two five-year lease renewal options. Marshalls reported 2012 sales of $238 PSF.

The property is located in Oxon Hill, Prince George County, at the intersection of Oxon Hill Road and Livingston Road, just south of the Capital Beltway (I-95/495).  Estimated daily vehicular traffic along Capital Beltway I-95 is 140,105 vehicles per day, with Oxon Hill Road supporting 34,981 vehicles per day. Washington D.C. is located approximately six miles north. According to the appraisal, the retail submarket is 12.8% vacant and the direct comparable properties are 3.6% vacant. Estimated population and average household income with a 5-mile radius are 316,187 and $81,894, respectively.

The borrower is controlled by DLC Management Corporation (“DLC”), which was formed in 1991 and currently owns and operates 118 shopping centers in 31 states. Adam Ifshin is the President and CEO of DLC, which he cofounded.

III-87

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APPENDIX IV

FORM OF DISTRIBUTION DATE STATEMENT

IV-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)
	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7 - 9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15 - 16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Realized Loss Reconciliation	20
	Interest Shortfall Reconciliation Detail	21 - 22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Trust Advisor

Morgan Stanley Capital I Inc. 1585 Broadway New York, NY 10036 Contact: General Information Number Phone Number: (212) 761-4000	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Valerie Nichols Email: raffe@nrfc.com	Trimont Real Estate Advisors, Inc. 3424 Peachtree Road NE Suite 2200 Atlanta, GA 30326 Contact: Brian Pittard Phone Number: (404) 420-5515

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so.  Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.  Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3FL		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3FX		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PST		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3FL		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3FX		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PST		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3FL	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3FX	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PST	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		Insurer Fee	0.00
Net Prepayment Interest Shortfall	0.00		Trust Advisor Fee - Trimont Real Estate Advisors, Inc.	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Equity Payments Paid	0.00
			Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Property Type (1)							State (1)

Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals

Seasoning

Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							Anticipated Remaining Term (ARD and Balloon Loans)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals
Remaining Amortization Term (ARD and Balloon Loans)
							Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

Note Rate
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)
Totals

Remaining Stated Term (Fully Amortizing Loans)
							Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals
Totals
See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Yield Ratio (4)							Debt Service Coverage Ratio (3)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

Age of Most Recent NOI
Totals
							Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

(1) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The DSCRs reported by the Master Servicer may be based on a period of less than 12 months. Regardless, DSCRs are normalized based on the Most Recent Financial as of Start and End Dates as reported on the NOI Detail page of this statement. The Certificate Administrator makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(4) Debt Yield Ratios are calculated using the ending scheduled loan balance and the most current NOI provided by the Master Servicer. If no NOI information is provided by the Master Servicer, the NOI provided in the prospectus supplement is used. The NOI reported by the Master Servicer may be based on a period of less than 12 months. When this is the case, the NOI is annualized using the Most Recent Financial as of Start and End Dates as reported on the NOI Detail page of this statement.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Termporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross- Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
			Current Month	Left to Reimburse		Comments
				Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9 Commercial Mortgage Pass-Through Certificates Series 2013-C9	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2013
		Record Date:	05/31/2013
		Determination Date:	06/11/2013

Supplemental Reporting

Other Disclosable Special Servicer Fees

APPENDIX V

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

    As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are set forth in Appendix VI attached to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Appendix V will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the applicable mortgage loan purchase agreement or the Pooling and Servicing Agreement.

   Each mortgage loan purchase agreement, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the Issuing Entity, on the other.  Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters.  We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)      Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)      Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

   Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)      Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)      Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)      Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Appendix VI attached to this free writing prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-Off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)      Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)      Junior Liens.  It being understood that B Notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-Off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in Appendix VI attached to this free writing prospectus, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)      Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)      UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)    Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-Off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-Off Date.  To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)    Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)    Condemnation.  As of the date of origination and to Seller’s knowledge as of the Cut-Off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-Off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)    Actions Concerning Mortgage Loan.  As of the date of origination and to Seller’s knowledge as of the Cut-Off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)    Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

(15)    No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)    Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

   Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

   If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

   If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

   The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

   An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

   The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

   All premiums on all insurance policies referred to in this section required to be paid as of the Cut-Off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)    Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)    No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)    No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)    REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)    Compliance with Certain Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)    Authorized to do Business.  To the extent required under applicable law, as of the Cut-Off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)    Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)    Local Law Compliance.  To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-Off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan.  The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)    Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)    Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)    Mortgage Releases.  The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

   In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

   No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(28)    Financial Reporting and Rent Rolls.  Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)    Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-Off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in a schedule to Exhibit 2 to the Mortgage Loan Purchase Agreement; provided, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)    Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Appendix VI attached to this free writing prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Crossed Mortgage Loan, as set forth on Appendix I to this free writing prospectus or (iv) Permitted Encumbrances.  The

Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)    Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-Off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-Off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)    Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)    Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)    Ground Leases.  For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

    With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)      The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)      The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)      The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)      The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)      Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)      The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)      A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)      The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)      Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)      In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)    Servicing.  The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)    Origination and Underwriting.  The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Appendix V.

(37)    No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Appendix V.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)    Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-Off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)    Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.  (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)    Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, the Mortgage File or this free writing prospectus, there is no Environmental Condition at the related Mortgaged Property.

(41)    Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)    Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-Off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)    Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Trust, except as set forth on Schedule 2-C of Exhibit 2 to the Mortgage Loan Purchase Agreement.

(44)    Advance of Funds by Seller.  After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)    Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

APPENDIX VI

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans

APPENDIX I ID#	Mortgage Loan	Representation	Exception
1	Milford Plaza Fee	(1) Whole Loan; Ownership of Mortgage Loans	The mortgage also secures the following pari passu companion loans: promissory note A-2 in the original principal amount of $110,000,000.
22	DDR Retail Portfolio	(6) Permitted Liens; Title Insurance
The title insurance policy for the Hilliard property is subject to a right of first offer held by the Tamarkin Company (d/b/a Giant Eagle).  The right of first offer only relates to a third-party sale of the Hilliard property by the borrower and does not apply to a foreclosure sale nor is it binding on any purchaser subsequent to a foreclosure or a deed in lieu of foreclosure.

31	Anaheim Hills Medical Office	(6) Permitted Liens; Title Insurance	An exception is listed in the Title Policy for a tenant lease to Verizon. The borrower is being required to deliver an SNDA to the lender for this tenant within 60 days of closing.
37	Walgreens - Aliso Viejo	(6) Permitted Liens; Title Insurance
The following is listed as an exception in the Title Policy: second installment of property taxes “is due but not yet delinquent” for 2012-2013 in the amount of $28,990.47.  The tenant, Walgreen Co. pays taxes directly under their lease.

51	Marsh Landing Office Building	(7) Junior Liens
There is a subordinate loan between the borrower and Property Holdings, L.L.C. that, as of closing, had a current outstanding balance of $1,285,000 and accrued but unpaid interest of $1,608,508.58.  The loan is secured by a pledge of the equity interests in the borrower by its three members.  The maturity was extended to be coterminous with the mortgage loan and Property Holdings, L.L.C. entered into a subordination and standstill agreement with the mortgage lender pursuant to which it (i) fully subordinated its loan to the mortgage loan, (ii) agreed to not take any action against the borrower, the property or the pledged equity while the mortgage loan remains outstanding, (iii) agreed to not take any actions to delay amendment, restatement, renewal, refinance, foreclosure or collection of the mortgage loan, and (iv) agreed that the mortgage lender will control the disposition of Property Holdings, L.L.C.’s claims against the borrower, the property and the pledged equity in the event of the borrower’s bankruptcy.

1	Milford Plaza Fee	(10) Condition of Property
Since the collateral for the loan was the fee estate subject to a hotel lease, a property condition report was not obtained.  Tenant is currently performing a renovation at the property at their own cost and expense and no reserve/escrow was established under the loan due to the triple net obligations of tenant under the lease.

1	Milford Plaza Fee	(16) Insurance
Insurance may be provided through a syndicate of financially sound and responsible insurance companies authorized to do business in the State of New York through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate), including the first layers of coverage, is with carriers having an insurer financial strength rating of (x) “A-” or better by S&P and Fitch and (y) “A3” by Moody’s and all such other insurance companies shall have an insurer financial strength rating from S&P, Fitch and Moody’s of not less than “BBB-” or “BAA3”, as applicable, (collectively, the “Insurance Syndicate”).  Notwithstanding the foregoing, the borrower shall be permitted to (1) maintain the policies with insurance companies which do not meet the foregoing requirements (an “Otherwise Rated Insurer”), provided the borrower obtains a “Cut Through” endorsement with respect to any Otherwise Rated Insurer from an insurance company which meets the following financial strength ratings: (xx) “A” by S&P and Fitch, and (yy) “A2” by Moody’s (the “Other Required Ratings”), (2) maintain the required insurance from an Otherwise Rated Insurer which does not meet the ratings set forth above, but the parent of such Otherwise Rated Insurer, which owns at least 51% of such Otherwise Rated Insurer, maintains the Other Required Ratings, if otherwise approved by the rating agencies (such approval may be conditioned on requirements by the rating agencies including a requirement that the parent guarantee the obligations of such Otherwise Rated Insurer) and (3) if any insurance company which is a member of the Insurance Syndicate does not meet the required strength ratings set forth above (a “Ratings Deficiency”), the borrower shall be permitted to maintain or cause to be maintained an “Excess and Contingent Drop-Down” policy to cover such Ratings Deficiency such that the required financial strength ratings set forth above are met, provided such “Excess and Contingent Drop-Down” policy is a direct policy between the borrower and such insurance company providing such policy.  Additionally, insurance is primarily maintained by the condo board and the hotel tenant pursuant to the condominium documents and the hotel lease, respectively.  The borrower has procured an Excess and Contingent Policy with respect to any deficiencies within the policies maintained by the condo board and the hotel tenant.
Restoration and use of the insurance proceeds is governed by the terms of the condominium documents and the hotel lease.  In each case, a depository shall hold all funds for the purpose of restoration (unless the condominium is terminated and/or the hotel lease is terminated).

18	Brighton Shopping Center	(16) Insurance
The loan documents require insurance proceeds in respect of a property loss to be applied to the repair or restoration of all or part of the related mortgaged property, with respect to all property losses in excess of 4% of the outstanding principal amount (but in no event less than $500,000).

29	Cobblestone Court	(16) Insurance	The loan documents allow a $10,000 deductible
31	Anaheim Hills Medical Office	(16) Insurance	Insurance requirements in the loan documents have a $10,000 deductible and a flood deductible of $100,000.

APPENDIX I ID#	Mortgage Loan	Representation	Exception
38	Holiday Inn Express Pembroke Pines	(16) Insurance	The loan documents allow a $10,000 deductible
50	Best Western - East Peoria	(16) Insurance	The loan documents allow a $10,000 deductible
47	Polk Street	(16) Insurance	The loan documents allow a $10,000 deductible
1	Milford Plaza Fee	(24) Local Law Compliance
The property is currently subject to certain municipal violations which are the obligation of the hotel tenant under the hotel lease to cure in connection with the hotel tenant’s requirement to cause the property to comply with all laws.  Additionally, the property is legal non-conforming and while a material portion of the improvements may not be able to be restored following a casualty of over 75%, after applying applicable law and ordinance insurance (including the cash value of any proceeds applicable to the portion of the improvements which cannot be restored (and the resultant paydown of the loan with such proceeds)), no material adverse effect should occur.

1	Milford Plaza Fee	(25) Licenses and Permits
The property is currently subject to a temporary certificate of occupancy which is renewable every 90 days.  The hotel tenant is performing a renovation project and once complete is required to obtain a permanent certificate of occupancy (“PCO”).  The hotel tenant has acknowledged that failure to have a certificate of occupancy is not a defense to the hotel tenant’s failure to pay rent.  Further, the hotel tenant waived the right to assert any claim, loss, damage, liability or seek any recourse, against the lender that may arise from or out of or in any way relate to the failure of the property to have a PCO and the borrower and guarantor have indemnified the lender with respect to third party claims relating to the failure of the property to have a valid temporary or permanent certificate of occupancy.

2	Colonnade Office	(25) Licenses and Permits
The borrower is required, as a post closing obligation, to obtain a new certificate of occupancy which could only be obtained after title to the property has transferred to the borrower.  The loan is recourse to the borrower and the guarantor for any losses suffered by the lender for the borrower’s failure to obtain and maintain new certificates of occupancy.

5	Apthorp Retail Condominium	(25) Licenses and Permits
The property is subject to a temporary certificate of occupancy (“TCO”).  The borrower shall exercise good faith and commercially reasonable efforts (a) to maintain (or cause the maintenance of) the TCO at all times until a new, valid, permanent certificate of occupancy is obtained for the property (the “PCO”), (b) to complete (or cause to be completed) any requirements necessary to obtain or cause to be obtained a PCO and (c) cause a copy of the PCO to be delivered to the lender upon issuance of the PCO.  The borrower further covenants throughout the loan term to continue to exercise good faith and use commercially reasonable efforts to renew (or cause the renewal of) any then applicable TCO prior to its expiration date and to deliver a renewal TCO to the lender on or before the then applicable expiration date.

22	DDR Retail Portfolio	(25) Licenses and Permits
Certain of the tenant spaces at the Heather Island property did not have proper certificates of occupancy relating to such tenant’s build out of its leased space.  The borrower is required to obtain such certificates of occupancy within 180 days of closing.

23	The South Loop Shops	(25) Licenses and Permits
Property is currently operating pursuant to partial COs due to final inspection needed for landscaping; per the loan agreement, there is an additional recourse carve-out for failing to obtain final COs and the borrower is given 30 days after closing to obtain, subject to possible extensions of 30 days each if the borrower is diligently pursuing and delay is caused by the city.

1	Milford Plaza Fee	(26) Recourse Obligations	Instead of “intentional material misrepresentation”, there is loss recourse for willful misrepresentation in writing.
5	Apthorp Retail Condominium	(26) Recourse Obligations	Instead of full recourse, the loan only becomes recourse for losses to the borrower and guarantor upon a transfer in violation of the mortgage loan documents.
1	Milford Plaza Fee	(27) Mortgage Releases
The hotel tenant has an option to purchase the borrower’s fee interest in the property, which purchase option is subordinate to the mortgage; provided, however, in the event the hotel tenant exercises its purchase option, the lender shall be required to deliver a release of the lien of the mortgage upon receipt of the Release Price (as defined in the loan agreement), whether or not the amount of such Release Price is sufficient to repay the debt in full.

22	DDR Retail Portfolio	(29) Acts of Terrorism Exclusion	There is a terrorism insurance premium cap in the amount of $0.15 per $100 of the total insured value for each individual property annually.
38	Holiday Inn Express Pembroke Pines	(29) Acts of Terrorism Exclusion	The borrower is not required to carry terrorism insurance until renewal of the insurance policy on 4/15/2014.
2	Colonnade Office	(30) Due on Sale or Encumbrance
Transfers of majority interests in Mortgagor are permitted so long as (i) Louis Kestenbaum and/or Joel Kestenbaum (individually and/or collectively, “Sponsor”) and/or their family members shall own at least a 4% direct or indirect equity ownership interest in each of the borrower and any SPC Party (as defined in the loan agreement); (ii) the guarantor shall own at least a 4.5% direct or indirect equity ownership interest in each of borrower and any SPC Party; (iii) FPG Lakestar Manager, LLC shall own at least a 9% direct or indirect equity ownership interest in each of borrower and any SPC Party; (iv) Sponsor shall control the borrower and any SPC Party; and (v) Sponsor shall control the day-to-day operation of the property.

18	Brighton Shopping Center	(31) Single Purpose Entity	The non-consolidation opinion letter was waived by the lender
38	Holiday Inn Express Pembroke Pines	(31) Single Purpose Entity
The borrower has owned other property which it has disposed of; therefore, the borrower was not formed or organized solely for the purpose of owning the property.  The borrower has amended its organizational documents to provide that it will, as of loan origination and in the future be an SPE.

1	Milford Plaza Fee	(32) Defeasance	The defeasance collateral is only required to make monthly payments through the permitted

APPENDIX I ID#	Mortgage Loan	Representation	Exception
prepayment date in October 2022, together with the balloon payment on such monthly payment date in October 2022, as opposed to the anticipated repayment date of April 5, 2023.
3	Ashford Hospitality Portfolio	(34) Ground Leases
The ground lessor for the Nashville property has acknowledged that the ground lease cannot be modified, terminated, amended or cancelled by the ground lessee without the consent of the lender but did not affirmatively agree to not amend without the lender’s consent.  Under the Nashville ground lease, the lender has notice and cure rights prior to any termination thereof.

19	Chapel Hill Shopping Center	(34) Ground Leases
The ground lease does not provide that a notice of termination is not effective against the lender unless a copy of such notice has been delivered to the lender.  In addition, the ground lease provides that the lessor is required to enter into a new lease with the lender only after a rejection of the ground lease in bankruptcy (rather than upon termination of the ground lease for any reason).  However, among other mitigants, the loan is fully recourse if the ground lease is terminated, cancelled or otherwise ceases to exist or if the borrower fails to provide to the lender, within 2 business days of it’s receipt, any notice of termination of the ground lease.

Bank of America, National Association Mortgage Loans

APPENDIX I ID#	Mortgage Loan	Representation	Exception
14	Boston Park Plaza	(1) Whole Loan; Ownership of Mortgage Loans.	The related mortgage also secures the following pari passu non-serviced companion loan: promissory note A-1 in the original principal amount of $95,000,000.
16	CTO Retail Portfolio	(6) Permitted Liens; Title Insurance
The sole tenant at each related Mortgaged Property (except 1875 Capital Circle and 2700 West North Lane) has a right of first refusal to purchase such Mortgaged Property; however, such right of first refusal does not apply in the case of a foreclosure sale or deed-in-lieu of foreclosure.

57	High Bluff Shopping Center	(6) Permitted Liens; Title Insurance
Tenant, Pier 1, has the right of first refusal to lease additional space adjacent to its space which may become available at the rate per square foot for the space then in effect under the terms of its lease.  The landlord is required to give such tenant written notice within thirty (30) days at the time such space is available, and such tenant has thirty (30) days to exercise its right of first refusal.

58	Homewood Suites - Columbus, OH	(6) Permitted Liens; Title Insurance	The related Title Policy provides affirmative coverage for a reservation of utility rights with respect to the related Mortgaged Property.
	All BANA Mortgage Loans	(16) Insurance	The related Mortgage Loan documents do not specify that the replacement value does not include a deduction for physical depreciation.
17	110 West 7th Street	(16) Insurance	The related Mortgage Loan documents only require insurance carriers to maintain a rating of “‘A-:VIII’ or better by AM Best”.
16	CTO Retail Portfolio	(24) Local Law Compliance	The 13952 Brookhurst Street Mortgaged Property is legal non-conforming as to easement encroachment, however, there is a zoning endorsement in the related Title Policy.
55	600 South Andrew Building	(24) Local Law Compliance	The related Mortgaged Property is legal non-conforming with respect to building setbacks (by 4.6 feet) and step-backs (by 4.6 feet), however, law and ordinance coverage was obtained.
42	Westcreek Plaza	(24) Local Law Compliance
The related Mortgaged Property is legal non-conforming with respect to pad size by almost half an acre. In the event the related Mortgaged Property is damaged by more than 50%, the building would need to conform to the zoning pad size requirement. The related Mortgage Loan recourse carve outs contain a specific provision that the related borrower and borrower principle would be liable for all losses due to such issue.

	All BANA Mortgage Loans	(26) Recourse Obligations	The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste”.
4	Dartmouth Mall	(26) Recourse Obligations
With respect to misappropriation of rents and security deposits, the related Mortgage Loan documents provide for recourse liability caused by the related borrower’s application or misappropriation of rents received by the borrower after the occurrence of an event of default and the borrower’s misapplication or misappropriation of tenant security deposits or rents collected in advance, with respect to waste, the related Mortgage Loan documents provide for recourse liability for any act of actual waste or arson by the borrower, any principal affiliate, member or general partner thereof or by the borrower principal, any principal affiliate, member or general partner thereof; the Mortgage Loan documents also provide for recourse liability: (a) caused by the borrower’s failure to pay any chargeable amount to the lockbox bank in accordance with the terms of the lockbox agreement to the extent the funds giving rise to such chargeable amount were previously deposited into the excess cash reserve account and subsequently disbursed to the borrower, and (b) arising out of, or relating to, the borrower’s prior ownership of the Macy’s parcel.

11	48 West 48th Street	(26) Recourse Obligations
With respect to misappropriation of rents and security deposits, the related Mortgage Loan documents provide for recourse liability caused by the related borrower’s application or misappropriation of rents received by the borrower after the occurrence of an event of default and the borrower’s misapplication or misappropriation of tenant security deposits or rents collected in advance; with respect to fraud or willful misrepresentation, the related Mortgage Loan documents provide for recourse liability for fraud or intentional misrepresentations; with respect to full recourse liabilities, the related borrower and guarantor are liable in the event of (i) a default by the borrower, borrower principal or any single-purpose entity component entity (if any) (for single-purpose entity covenants or transfers) or (ii) if the related Mortgaged Property or any part thereof becomes an asset in (A) a voluntary bankruptcy or insolvency proceeding of the borrower or (B) an involuntary bankruptcy or insolvency proceeding of the borrower commenced by the borrower or an affiliate of the borrower or borrower principal.

14	Boston Park Plaza	(26) Recourse Obligations	The related Mortgage Loan agreement is silent on whether the mortgagor and/or guarantor are liable for the misappropriation of rents.
17	110 West 7th Street	(26) Recourse Obligations	The related guarantor’s liability under the related Mortgage Loan agreement and the environmental indemnity is capped at $21,800,000.
8	Lodge at Sonoma Renaissance Resort and Spa	(27) Mortgage Releases
The related Mortgage Loan documents permit the related Borrower to (i) make immaterial transfers of unimproved, non-income producing portions of the related Mortgaged Property (each an “Outparcel”), to governmental authorities for dedication or public use and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to the satisfaction of certain requirements and conditions set forth in the Mortgage Loan documents, including, but not limited to compliance with the REMIC tests set forth in the related Mortgage Loan agreement.

13	460 Herndon Parkway	(27) Mortgage Releases
The related Mortgage Loan documents permit the release of a specified parcel permitted for additional construction including a parking structure at the related Mortgaged Property from the lien of the related Mortgage Loan, subject to the satisfaction of certain requirements and conditions set forth in the Mortgage Loan documents, including, but not limited to: (a) extension of one or more of the Boeing leases supporting 10% debt yield at least two (2)

APPENDIX I ID#	Mortgage Loan	Representation	Exception
years beyond the stated maturity of the related Mortgage Loan; (b) the debt service coverage ratio for remaining property must be greater than or equal to the greater of the debt service coverage ratio immediately prior to the release and the debt service coverage ratio at origination of such Mortgage Loan; (c) after giving effect to the release of the release parcel, the loan-to-value ratio of the remaining property is no greater than the loan-to-value ratio as of the at origination of such Mortgage Loan; (d) compliance with the REMIC tests set forth in the related Mortgage Loan agreement; and (e) rating agency confirmation that such release will not cause the ratings of the Certificates to be downgraded from the then current ratings thereof, qualified or withdrawn.
14	Boston Park Plaza	(27) Mortgage Releases
The related Mortgage Loan documents permit the related borrower to release the “Retail Space” specified in the related Mortgage Loan agreement from the lien of the related Mortgage Loan in connection with a bona fide third-party sale subject to the satisfaction of certain conditions contained in the Mortgage Loan documents including, but not limited to: (i) payment by the related borrower in an amount equal to the “Retail Space Release Price” (as defined below), together with (A) a yield maintenance payment if such release occurs prior to the open date and (B) to the extent such payment is received on a day other than a due date, the amount of interest that would have accrued thereon if such payment were made on the next due date; (ii) immediately after giving effect to the release, the debt yield with respect to the remaining property must be at least equal to the greater of 10% and the debt yield for the mortgaged property prior to giving effect to the release for the twelve (12) calendar months immediately preceding such release; (iii) receipt of a REMIC opinion; (iv) rating agency confirmation to the effect that such release will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release for the Certificates; and (iv) the ratio of the unpaid principal balance of the Mortgage Loan to the value of the remaining Mortgaged Property is greater than 125%.

“Retail Space Release Price” means the amount obtained by multiplying (a) the greater of (x) $15,000,000 and (y) 100% of net sales proceeds with respect to the related Mortgaged Property by (b) the ratio of the then outstanding principal balance of the related Mortgage Loan to the sum of (i) the then outstanding principal balance of such Mortgage Loan plus (ii) the then outstanding principal balance of the related mezzanine loan.

16	CTO Retail Portfolio	(27) Mortgage Releases
The related Mortgage Loan documents permit the related borrower to obtain the release of any Mortgaged Property (a “Substituted Property”) from the lien of the related mortgage of through the substitution (a “Substitution”) of a property (a “Substitute Property”) subject to the satisfaction of certain conditions contained in the Mortgage Loan documents including, but not limited to: (i) the allocated loan amounts set forth in Schedule I to the related Mortgage Loan agreement for all Mortgaged Properties theretofore (and taking into account the then requested Substitution) may not exceed 25% of the original principal amount of the Mortgage Loan; (ii) no Substitution may occur during the twelve (12) month period preceding the stated maturity of the Mortgage Loan; (iii) the fair market value of the Substitute Property may not be less than 105% of the greater of (A) the fair market value of the Substituted Property as of the origination date of the Mortgage Loan and (B) the fair market value of the Substituted Property as of the date immediately preceding the Substitution; (iv) the Substitute Property must be leased to a tenant with a credit rating (of its guarantor) that is at least equal to the better of (x) the credit rating of the tenant at the Substituted Property as of the origination date of the Mortgage Loan and (y) the credit rating of the tenant of the Substituted Property at the time of Substitution; (v) the Substitute Property must be leased (A) for a fixed rent equal to or better than 105% of the rent of the Substituted Property, (B) for a lease term (excluding any option to extend, renew or terminate the lease) of no less than the remaining lease term of the tenant for the Substituted Property, (C) for a use consistent with that of the Substituted Property and (D) on a triple net basis, with the tenant responsible for all costs and expenses related to the operation and maintenance of the Mortgaged Property; (vi) rating agency confirmation to the effect that such Substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such Substitution for the Certificates; (vii) no event of default has occurred and is continuing (unless, under certain circumstances) such Substitution would cure such event of default; and (viii) delivery of a REMIC opinion.

54	Redwood Plaza Shopping Center	(27) Mortgage Releases
The related Mortgage Loan documents permit the release of a specified parcel within the parking area permitted subject to the satisfaction of certain conditions contained in the Mortgage Loan documents including, but not limited to receipt of reciprocal easement agreement and a REMIC opinion and satisfaction of the specified REMIC test.

4	Dartmouth Mall	(28) Financial Reporting and Rent Rolls	Audited financials are required only if there is an event of default or during the continuance of a cash sweep period under the related Mortgage Loan documents.
14	Boston Park Plaza	(28) Financial Reporting and Rent Rolls	The related Mortgage Loan agreement only requires the related borrower to deliver balance sheets, profit and loss statements and statements of cash flows annually.
34	Bethesda Walk	(28) Financial Reporting and Rent Rolls
The operational histories received from the related borrower were certified only as to being those provided to borrower by the seller of the Mortgaged Property (the Mortgage Loan is an acquisition financing).

11	48 West 48th Street	(29) Acts of Terrorism Exclusion
The related Mortgage Loan documents require the related borrower to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain insurance coverage against losses resulting from acts of terrorism.

4	Dartmouth Mall	(30) Due on Sale or Encumbrance
The related Mortgage Loan documents permit the following (1) transfers of interest in Preit or the related guarantor and (2) any merger, consolidation, issuance of new stock, changes in general partner, managing member or non-member manager Preit or guarantor, provided (a) with respect to any merger or consolidation, the  market capitalization or Preit or the guarantor, as applicable, after such merger or consolidation must be at least equal to the

APPENDIX I ID#	Mortgage Loan	Representation	Exception
market capitalization of Preit or borrower principal, as applicable, immediately prior to such merger or consolidation, and (b) with respect to any merger or consolidation of the guarantor, upon the consummation of such merger or consolidation, the guarantor must deliver to the lender a reaffirmation of its obligations under the Mortgage Loan documents, provided that with respect to any of the above transfers, Preit must continue to own at least 51% of direct or indirect interest in, and control, borrower and the guarantor, and the guarantor must continue to own at least 51% of direct or indirect interest in, and control, borrower and affiliated member.
8	Lodge at Sonoma Renaissance Resort and Spa	(30) Due on Sale or Encumbrance
The related Mortgage Loan documents permit the related borrower to transfer the loan to certain “Qualified Institutional Borrowers” in connection with an assumption of the Mortgage Loan without the lender’s prior consent.  With respect to such Mortgage Loan, “Qualified Institutional Borrowers” means any of the following: (i) the related guarantor, (ii) any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or institution substantially similar to any of the foregoing (or any subsidiary of any of the foregoing), provided in each case that such institution (A) satisfies the eligibility requirements set forth in the Mortgage Loan agreement and (B) is actively engaged in owning or operating full-service hotels, or (iii) any other entity (or subsidiary thereof) (A) which satisfies the eligibility requirements set forth in the Mortgage Loan agreement, (B) whose identity, financial condition and creditworthiness, including net worth and liquidity, is reasonably acceptable to the lender, and which has been otherwise approved by the lender in its reasonable discretion and (C) with respect to which a rating agency confirmation has been delivered to the lender.

11	48 West 48th Street	(30) Due on Sale or Encumbrance
The related Mortgage Loan documents permit the related guarantor to (a) transfer its direct or indirect interest in the related borrower to any person provided that at all times Pacific Investment Management Company LLC (or an affiliate) remains the investment manager of guarantor and (b) to pledge, hypothecate or assign its direct or indirect interest in borrower to an institutional lender(s) (including to an institutional lender as administrative agent for other lenders, without the requirement that each other lender be an institutional lender) provided not less than 51% of the debt that is not mortgage indebtedness secured by the Mortgaged Property is held at all times by institutional lenders), subject to certain conditions set forth in the related Mortgage Loan agreement.

13	460 Herndon Parkway	(30) Due on Sale or Encumbrance
The related Mortgage Loan documents permit the related Borrower to incur mezzanine debt, provided, among other things, that no event of default has occurred and is continuing, the ratio of the outstanding principal balance of the related mortgage loan in the related mezzanine loan does not exceed 70%, a resulting debt service coverage ratio of no less than 1.60x, a resulting debt yield no less than 10%, execution of an intercreditor agreement in form and substance acceptable to the lender in its sole discretion and written confirmation from the rating agencies that such mezzanine loan will not cause a downgrade, withdrawal or qualification of the then-current rating of the Certificates.

14	Boston Park Plaza	(30) Due on Sale or Encumbrance
The related Mortgage Loan documents permit future mezzanine debt subject to various conditions including, but not limited to: (i) repayment in full of the existing mezzanine loan related to such Mortgage Loan; (ii) the debt yield for the Mortgaged Property (taking into account such permitted future mezzanine debt) on a trailing 12-month basis will equal at least 10%; and (iii) the loan-to-value ratio for the Mortgaged Property, taking into account both of the related pari passu Mortgage Notes and the permitted future mezzanine debt, will be no greater than 60%.

The related Mortgage Loan documents also permit the creation of preferred equity in the existing related mezzanine loan borrower subject to various conditions including, but not limited to: (i) 100% of the proceeds of such permitted preferred equity must be invested in the related Mortgaged Property as a part of a renovation of such Mortgaged Property as set forth in a renovation budget approved by the mortgagor and (ii) (A) the amount of such permitted preferred equity does not, when combined with the outstanding principal balance of both of the related  pari passu Mortgage Notes and the related mezzanine loan (and/or the permitted future mezzanine debt, as applicable), exceed 85% of (x) the “as-is” appraised value of the Mortgaged Property as of the time when such permitted preferred equity is made, plus (y) the cash value of such permitted preferred equity, (B) the amount of such permitted preferred equity does not have a redemption date earlier than one year after the stated maturity date of the related  pari passu Mortgage Notes and the related mezzanine loan, (C) the amount of such permitted preferred equity is in a face amount of not less than $10,000,000 and (D) such permitted preferred equity provides that the payment of the return thereon will be at all times subordinate to all payments due under the related  pari passu Mortgage Notes and the related mezzanine loan.

17	110 West 7th Street	(30) Due on Sale or Encumbrance
The related Mortgage Loan documents permit the related borrower to transfer the loan to a “Qualified Transferee” in connection with an assumption of the Mortgage Loan without the lender’s prior consent.  With respect to such Mortgage Loan, “Qualified Transferee” means any person or its affiliate who (a) owns and operates at least five (5) other properties similar to the Mortgaged Property totaling at least in the aggregate 1,000,000 square feet of gross leasable area throughout the United States of America; and (b) has a net worth (calculated in accordance with generally accepted accounting principles in the United States of America) in excess of $100,000,000, or in the case of a pension fund, total assets (in name or under management) in excess of $2,500,000,000 (provided that with respect to a pension fund or similar fund advisor, such advisor controls under management total assets (in name or under management) in excess of $2,500,000,000 and is acting on behalf of one or more pension funds that, in the aggregate, have total assets in excess of $2,500,000,000). In no event, however, may a person be deemed to be a Qualified Transferee if such person (a) is an embargoed person, (b) is or has during the previous ten (10) years been the subject of a material action or (c) has been convicted in a criminal proceeding for a felony or any crime

APPENDIX I ID#	Mortgage Loan	Representation	Exception
involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.
4	Dartmouth Mall	(31) Single-Purpose Entity
The related borrower previously owned the Macy’s parcel adjacent to the related Mortgaged Property, which was transferred to May Department Stores on January 29, 2004; the borrower made a representation to lender that as of the date of closing of the related Mortgage Loan, the borrower does not have any liabilities or obligations (whether existing, contingent or otherwise) in connection with or relating to the Macy’s parcel, except as expressly set forth in the related reciprocal easement agreement between the borrower and the owner of the Macy’s parcel; note that the Mortgage Loan documents provide for full recourse liability of the borrower arising out of, or relating to, the borrower’s prior ownership of the Macy’s parcel.

45	Rocky Knoll Estates	(31) Single-Purpose Entity	The related borrower is a recycled single-purpose entity.
33	Hilton Garden Inn Houston Westbelt	(34) Ground Leases
The related ground lease (relating to approximately 8,000 square feet of ballroom/conference space in an adjacent building) expires April 30, 2028 (the related Mortgage Loan maturity date is February 1, 2023) but there are two 5-year renewal options.

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APPENDIX VII

CLASS A-AB PLANNED PRINCIPAL BALANCE

Month	Balance ($)	Month	Balance ($)	Month	Balance ($)
0	90,000,000.00	40	90,000,000.00	80	58,431,738.77
1	90,000,000.00	41	90,000,000.00	81	56,937,953.58
2	90,000,000.00	42	90,000,000.00	82	55,253,654.05
3	90,000,000.00	43	90,000,000.00	83	53,748,012.73
4	90,000,000.00	44	90,000,000.00	84	52,144,667.38
5	90,000,000.00	45	90,000,000.00	85	50,627,427.33
6	90,000,000.00	46	90,000,000.00	86	49,012,815.35
7	90,000,000.00	47	90,000,000.00	87	47,483,890.91
8	90,000,000.00	48	90,000,000.00	88	45,949,262.16
9	90,000,000.00	49	90,000,000.00	89	44,317,759.36
10	90,000,000.00	50	90,000,000.00	90	42,771,317.80
11	90,000,000.00	51	90,000,000.00	91	41,128,340.43
12	90,000,000.00	52	90,000,000.00	92	39,569,998.83
13	90,000,000.00	53	90,000,000.00	93	38,005,842.71
14	90,000,000.00	54	90,000,000.00	94	36,165,273.40
15	90,000,000.00	55	90,000,000.00	95	34,588,413.59
16	90,000,000.00	56	90,000,000.00	96	32,915,888.92
17	90,000,000.00	57	90,000,000.00	97	31,326,904.41
18	90,000,000.00	58	90,000,000.00	98	29,642,602.20
19	90,000,000.00	59	89,551,844.73	99	28,041,403.44
20	90,000,000.00	60	88,077,741.53	100	26,434,229.59
21	90,000,000.00	61	86,694,535.75	101	24,732,258.84
22	90,000,000.00	62	85,210,120.16	102	23,112,736.38
23	90,000,000.00	63	83,816,219.63	103	21,398,770.59
24	90,000,000.00	64	82,417,120.50	104	19,766,808.31
25	90,000,000.00	65	80,917,266.66	105	18,128,755.67
26	90,000,000.00	66	79,507,355.45	106	16,221,191.05
27	90,000,000.00	67	77,996,999.13	107	14,569,906.83
28	90,000,000.00	68	76,576,196.02	108	12,825,088.68
29	90,000,000.00	69	75,150,093.57	109	11,161,130.02
30	90,000,000.00	70	73,434,684.98	110	9,404,000.32
31	90,000,000.00	71	71,996,864.80	111	7,727,273.59
32	90,000,000.00	72	70,459,398.64	112	6,044,288.76
33	90,000,000.00	73	69,010,480.50	113	4,268,677.63
34	90,000,000.00	74	67,462,234.16	114	2,572,784.16
35	90,000,000.00	75	66,002,136.14	115	784,633.99
36	90,000,000.00	76	64,536,591.61	116 and
37	90,000,000.00	77	62,972,194.94	thereafter	0.00
38	90,000,000.00	78	61,495,347.75
39	90,000,000.00	79	59,919,972.06

VII-1

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EXHIBIT A

PROSPECTUS

A-1

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Morgan Stanley Capital I Inc., Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

We are Morgan Stanley Capital I Inc., the depositor with respect to each series of offered certificates.  We intend to periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.  The issuing entity for each series of offered certificates will be a New York common law trust formed by us.  We may offer certificates through one or more different methods, including offerings through underwriters.  We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.  See “Plan of Distribution.”

Each trust fund will consist primarily of one or more segregated pools of:

(1)	multifamily and/or commercial mortgage loans;

(2)	commercial mortgage pass-through certificates or other commercial mortgage backed securities;

(3)	direct obligations of the United States or other governmental agencies; or

(4)	any combination of the above.

The certificates of any series may consist of one or more classes.  A given class may:

●	provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

●	be senior or subordinate to one or more other classes in respect of distributions;

●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

●	provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

●	provide for sequential distributions of principal; or

●	provide for distributions based on a combination of any of the above characteristics.

Investing in the certificates offered to you involves risks.  See “Risk Factors” beginning on page 9 in this prospectus and on page S-37 of the related prospectus supplement.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets.  In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, and identify the applicable lead or managing underwriter(s) (if any), together with information regarding the relevant underwriting arrangements and the underwriters’ compensation, and the sponsor or sponsors for the subject securitization transaction.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates.  The offered certificates of each series will represent interests only in the issuing entity.  They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or  non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing.  Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete.  Any representation to the contrary is a criminal offense.

MORGAN STANLEY

The date of this Prospectus is December 31, 2012

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
 AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:  (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

●	the timing of interest and principal payments;

●	applicable interest rates;

●	information about the trust fund’s assets;

●	information about any credit support or cash flow agreement;

●	the rating for each class of certificates;

●	information regarding the nature of any subordination;

●	any circumstance in which the trust fund may be subject to early termination;

●	whether any elections will be made to treat the trust fund or a designated portion thereof as a “real estate mortgage investment conduit” for federal income tax purposes;

●	the aggregate principal amount of each class of certificates;

●	information regarding any master servicer or special servicer and certain subservicers;

●	the price to the public for each class of offered certificates, or the method for determining that price;

●	the applicable lead or managing underwriter(s), if any, together with information regarding the relevant underwriting arrangements and the underwriters’ compensation;

●	the sponsor or sponsors for the subject securitization transaction; and

●	whether the certificates will be initially issued in definitive or book-entry form.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different.

This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

In this prospectus, the terms “depositor,” “we,” “us” and “our” refer to Morgan Stanley Capital I Inc.  Morgan Stanley Capital I Inc.’s principal executive office is located at 1585 Broadway, New York, New York 10036, and the telephone number is (212) 761-4000.

Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

- ii -

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN		The Trustee	78
THIS PROSPECTUS AND THE ACCOMPANYING		Duties of the Trustee	78
PROSPECTUS SUPPLEMENT	ii	Matters Regarding the Trustee	79
SUMMARY OF PROSPECTUS	1	Resignation and Removal of the Trustee	79
RISK FACTORS	9	Additional Parties to the Agreements	79
DESCRIPTION OF THE TRUST FUNDS	47	DESCRIPTION OF CREDIT SUPPORT	79
Assets	47	General	79
Mortgage Loans	47	Subordinate Certificates	80
Loan Combinations	50	Cross-support Provisions	80
Commercial Mortgage Backed Securities	51	Insurance or Guarantees for the Mortgage Loans	80
Acquisition, Removal and Substitution of Mortgage		Letter of Credit	80
Assets	52	Insurance Policies and Surety Bonds	80
Government Securities	53	Reserve Funds	81
Accounts	54	Credit Support for CMBS	81
Credit Support	54	LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE
Cash Flow Agreements	54	LEASES	81
USE OF PROCEEDS	54	General	81
YIELD CONSIDERATIONS	54	Types of Mortgage Instruments	81
General	54	Interest in Real Property	82
Pass-through Rate	54	Leases and Rents	82
Timing of Payment of Interest	55	Personalty	82
Payments of Principal; Prepayments	55	Foreclosure	83
Prepayments—Maturity and Weighted Average Life	56	Bankruptcy Laws	86
Other Factors Affecting Weighted Average Life	56	Junior Mortgages; Rights of Senior Lenders or
THE DEPOSITOR	57	Beneficiaries	88
THE SPONSOR	57	Environmental Legislation	89
General	57	Due-on-Sale and Due-on-Encumbrance	91
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND		Subordinate Financing	91
ORIGINATORS	57	Default Interest, Prepayment Premiums and
DESCRIPTION OF THE CERTIFICATES	58	Prepayments	91
General	58	Acceleration on Default	91
Distributions	58	Applicability of Usury Laws	92
Available Distribution Amount	59	Laws and Regulations; Types of Mortgaged
Distributions of Interest on the Certificates	59	Properties	92
Determination of Interest Rates	60	Americans With Disabilities Act	92
Distributions of Principal of the Certificates	63	Servicemembers Civil Relief Act	92
Components	63	Forfeitures in Drug, RICO and Patriot Act
Distributions on the Certificates of Prepayment		Proceedings	93
Premiums or in Respect of Equity Participations	63	FEDERAL INCOME TAX CONSEQUENCES	93
Allocation of Losses and Shortfalls	63	General	93
Advances	63	REMICs	93
Reports to Certificateholders	64	Prohibited Transactions and Other Taxes	103
Termination	64	Liquidation and Termination	104
Book-Entry Registration and Definitive Certificates	64	Administrative Matters	104
Exchangeable Certificates	65	Tax Exempt Investors	104
DESCRIPTION OF THE AGREEMENTS	67	Residual Certificate Payments—Non-U.S. Persons	104
Assignment of Assets; Repurchases	67	Tax Related Restrictions on Transfers of REMIC
Representations and Warranties; Repurchases	68	Residual Certificates	105
Certificate Account and Other Collection Accounts	69	Grantor Trust Funds	107
Collection and Other Servicing Procedures	71	Taxation of Classes of Exchangeable Certificates	113
Subservicers	72	STATE AND LOCAL TAX CONSIDERATIONS	113
Special Servicers	72	ERISA CONSIDERATIONS	113
Realization Upon Defaulted Mortgage Loans	72	General	113
Hazard Insurance Policies	74	Prohibited Transactions	114
Rental Interruption Insurance Policy	75	Review by Plan Fiduciaries	115
Fidelity Bonds and Errors and Omissions Insurance	75	LEGAL INVESTMENT	115
Due-on-Sale and Due-on-Encumbrance Provisions	75	PLAN OF DISTRIBUTION	117
Retained Interest; Servicing Compensation and		LEGAL MATTERS	118
Payment of Expenses	75	FINANCIAL INFORMATION	118
Evidence as to Compliance	76	RATING	118
Matters Regarding a Master Servicer, a Special		INCORPORATION OF INFORMATION BY REFERENCE	118
Servicer and the Depositor	76	GLOSSARY OF TERMS	119
Servicer Termination Events	77
Rights Upon Servicer Termination Events	77
Amendment	78

- iii -

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

What You Will Own

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Mortgage Pool	Each trust fund will consist primarily of one or more segregated pools of:

(1) multifamily and/or commercial mortgage loans;

(2) commercial mortgage pass-through certificates or other commercial mortgage backed securities;

(3) direct obligations of the United States or other governmental agencies; or

(4) any combination of 1-3 above.

As to some or all of the mortgage loans, each trust fund may also include assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

Each trust fund for a series of certificates may also include:

● cash or permitted investments;

● insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, one or more reserve funds or any combination of the foregoing; and/or

● guaranteed investment contracts, interest rate exchange or interest rate swap, cap, floor or collar agreements or currency exchange or swap agreements.

Relevant Parties And Dates

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation and a wholly-owned subsidiary of Morgan Stanley.

Master Servicer
Each master servicer, if any, for each series of certificates, in addition to the duties of and compensation payable to that master servicer, will be described in the related prospectus supplement. A master servicer may be an affiliate of Morgan Stanley Capital I Inc.

Subservicer
Each subservicer for each series of certificates that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with the depositor, the issuing entity or any sponsor for the subject securitization transaction, or (b) services 10% or more of the related mortgage assets, by balance, will be named in the related prospectus supplement. A subservicer may be an affiliate of Morgan Stanley Capital I Inc.

Special Servicer
Each special servicer, if any, for each series of certificates (or the circumstances in accordance with which a special servicer will be appointed), in addition to the duties of and compensation payable to that special servicer, will be described in the related prospectus supplement. A special servicer may be an affiliate of Morgan Stanley Capital I Inc., a certificateholder or another party to the pooling and servicing agreement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including, but not limited to, (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsor
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor will organize and initiate the issuance of a series of certificates and will sell mortgage loans, directly or indirectly, to the depositor. If specified in the related prospectus supplement, a sponsor may be Morgan Stanley Mortgage Capital Holdings LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.), an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Morgan Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or other assets, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by one or more entities other than the related sponsor and/or its affiliates, the prospectus supplement will identify any such originator or group of affiliated originators that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance, and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Trust Fund Assets		Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A	Mortgage Assets	The mortgage loans and the commercial mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

		●	multifamily and/or commercial mortgage loans;

		●	commercial mortgage pass-through certificates or other commercial mortgage backed securities evidencing interests in or secured by mortgage loans; or

		●	a combination of mortgage loans and commercial mortgage backed securities.

Following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, the trust assets with respect to a series of offered certificates will also include real property and other collateral for defaulted mortgage loans.

In addition to the asset classes described above in this “—Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

The mortgage loans will not be guaranteed or insured by:

		●	Morgan Stanley Capital I Inc. or any of its affiliates; or

		●	unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

The mortgage loans will be secured by first liens or junior liens on, or security interests in:

		●	rental or cooperatively-owned buildings with multiple dwelling units;

		●	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

		●	office buildings;

		●	hospitality properties;

		●	casino properties;

		●	health care-related facilities;

		●	industrial facilities;

		●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

		●	restaurants, taverns and other establishments involved in the food and beverage industry;

		●	manufactured housing communities, mobile home parks and recreational vehicle parks;

		●	recreational and resort properties;

		●	arenas and stadiums;

		●	churches and other religious facilities;

		●	parking lots and garages;

		●	mixed use properties;

		●	other income-producing properties; and/or

		●	unimproved land.

Generally, the mortgage loans:

		●	will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

		●	will have original terms to maturity of not more than 40 years; and

		●	will be originated by persons other than Morgan Stanley Capital I Inc.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Each mortgage loan may provide for the following payment terms:

●
Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower’s election. Adjustable mortgage rates may be based on one or more indices.

		●	Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

		●	Each mortgage loan may provide for negative amortization or accelerated amortization.

		●	Each mortgage loan may be fully amortizing or require a balloon payment due on the loan’s stated maturity date.

		●	Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

●
Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

B	Government Securities
If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

C	Collection Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund’s assets. The collection account may be either interest-bearing or non-interest-bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations, or other permitted investments.

D	Credit Support
If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund’s mortgage loans and commercial mortgage backed securities.

This protection may be provided by one or more of the following means:

		●	subordination of one or more other classes of certificates,

		●	cross-support provisions,

		●	loan insurance policies or guarantees,

		●	letters of credit,

		●	certificate insurance policies or surety bonds,

		●	reserve fund or funds, or

		●	a combination thereof.

The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes commercial mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those commercial mortgage backed securities.

E	Cash Flow Agreements
If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements (as described below) designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund’s assets or on one or more classes of certificates.

Agreements of this sort may include:

		●	interest rate exchange or interest rate swap agreements,

		●	interest rate cap, floor or collar agreements,

		●	currency exchange or swap agreements, or

●
other interest rate or currency agreements. Currency exchange or swap agreements might be included in a trust fund if some or all of the mortgage loans or commercial mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non United States currency.

The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other such agreement and provide information with respect to the obligor. If a particular trust fund includes commercial mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those commercial mortgage backed securities.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I Inc. a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Agreements—Assignment of Assets—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated or may deem it advisable, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset. See “Description of the Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period, (ii) for prefunding periods, the amount of proceeds to be deposited in the prefunding account, (iii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, (iv) the percentage of the mortgage asset pool and any class or series of certificates represented by the prefunding account or the revolving period, if applicable, (v) any limitation on the ability to add pool assets, and (vi) the requirements for assets that may be added to the pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

	●	cash that would be applied to pay down the principal balances of certificates of that series; and/or

	●	other mortgage loans or commercial mortgage-backed securities that—

(1) conform to the description of mortgage assets in this prospectus, and

(2) satisfy the criteria set forth in the related prospectus supplement.

Further, if so specified under circumstances described in the related prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and commercial mortgage-backed securities remaining in the mortgage pool underlying those certificates. Investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of such an exchange.

Characteristics of the Offered Certificates	Each series of certificates will have the following characteristics:

	●	if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

	●	if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

	●	each series of certificates will include one or more classes of certificates;

	●	each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

	●	each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount; and

		●	each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, floating, variable or adjustable interest rate.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. In the case of a floating, variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. If the related prospectus supplement so provides, the certificates may be insured or guaranteed by an entity specified therein. Otherwise, the certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person.

A	Interest
Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

Interest distributions:

		●	on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement; and

		●	may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

B	Principal
The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund’s assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund’s assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

Unless the prospectus supplement provides otherwise, distributions of principal:

●
will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

		●	will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

Advances
If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

		●	delinquent scheduled payments of principal and/or interest, other than balloon payments,

		●	property protection expenses,

		●	other servicing expenses, or

		●	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See “Description of the Certificates—Advances.”.

The master servicer:

		●	will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

		●	will be entitled to interest on advances, if specified in the related prospectus supplement.

If a particular trust fund includes commercial mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those commercial mortgage backed securities.

Termination
The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund’s assets by a specified party, under specified circumstances.

The related prospectus supplement may provide for the early termination of the series of certificates in various ways, including:

●
optional early termination where a party identified in the prospectus supplement, which may be the master servicer or the special servicer, could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement; and

●
termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

Registration of Certificates		If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of the Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

Tax Status of the Certificates		The certificates of each series will constitute either:

		●	regular interests and residual interests in a trust treated as a real estate mortgage investment conduit—known as a REMIC—under Sections 860A through 860G of the Internal Revenue Code; or

		●	interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

A	REMIC
The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

A portion or, in certain cases, all of the income from REMIC residual certificates:

		●	may not be offset by any losses from other activities of the holder of those certificates;

●
may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

		●	may be subject to U.S. withholding tax.

To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

		●	assets described in section 7701(a)(19)(C) of the Internal Revenue Code; and

		●	“real estate assets” within the meaning of sections 856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code.

B	Grantor Trust
If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

Investors are advised to consult their tax advisors and to review “Federal Income Tax Consequences” in this prospectus and the related prospectus supplement.

ERISA Considerations
If you are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended—also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

		●	the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code; and

		●	the transfer will not subject any of the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

Legal Investment
The related prospectus supplement will specify whether any classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

Rating
At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Mortgage Loans Will Affect Payments on Your Offered Certificates.  Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.  The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan.  The rate at which the mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan.  In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing.  If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.  These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the mortgage loans being faster, or the severity of losses on the mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized.  In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.  If the trust assets underlying your offered certificates include commercial mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.  Prepayments on the mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.  As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates.  A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments.  If you are entitled to a disproportionately large share of any prepayments on the mortgage loans, your offered certificates may be retired at an earlier date.  If, however, you are only entitled to a small share of the prepayments on the mortgage loans, the average life of your offered certificates may be extended.  Your entitlement to receive payments, including prepayments, of principal of the mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the mortgage loans.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in your actual yield being lower than your anticipated yield.  Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in your actual yield being lower than your anticipated yield.  The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases.  If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.  The rate and timing of delinquencies and defaults, and the severity of losses, on the mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated.  However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.  Furthermore, the timing of losses on the mortgage loans can affect your yield.  In general, the earlier you bear any loss on a mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments.  Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing.  The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.  The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan.  The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

●	the fair market value and condition of the underlying real property;

●	the level of interest rates;

●	the borrower’s equity in the underlying real property;

●	the borrower’s financial condition;

●	occupancy levels at or near the time of refinancing;

●	the operating history of the underlying real property;

●	changes in zoning and tax laws;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans.  The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of certificates reflects the rating agency’s assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

●	The ratings do not assess the likelihood that you will receive timely payments on your certificates.

●	The ratings do not assess the likelihood of prepayments, including those caused by defaults.

●	The ratings do not assess the likelihood of early optional termination of the certificates.

Each rating agency engaged to rate classes of a particular series will determine the amount, type and nature of credit support required for that series.  This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

●
We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

●	We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

●
We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

Ratings Do Not Guaranty Value

If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value.  Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.  You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans.  This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan.  In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.  In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor.  Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income.  The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties.  This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.  The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	the lack of any operating history in the case of a newly built or renovated mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	the dependence upon a single tenant or a concentration of tenants in a particular business or industry;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the level of tenant defaults;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs.  A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.  Generally, multifamily and commercial properties are subject to leases.  The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options.  In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower.  In those cases a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.  In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property.  If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.  Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant unless there is collateral securing the claim.  The claim would be limited to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do so file, that they will continue to make rental payments in a timely manner.

Section 365(e) of the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, but the federal bankruptcy code allows the debtor to accept or reject a lease in full (which, as a practical matter, gives the debtor leverage to seek amendments to the lease in order to avoid a rejection).  Following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under each such lease until the debtor decides whether to assume or reject the lease.  The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, an assignee of the lease may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Master Leases and Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.  The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties.  Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.  Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.  Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in the local, regional or national economy;

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws;

●	potential environmental or other legal liabilities;

●	proximity and attractiveness of, and construction of, competing properties;

●	convertibility of a property to an alternative use; and

●	any increases in operating costs or capital expenditures needed to maintain the properties or make improvements.

Property Management May Affect Property Operations and Value.  The operation of an income-producing property will depend upon the property manager’s performance and viability.  The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive.  The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property.  Failure to do so may materially impair the property’s ability to generate cash flow.  The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements.  Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.  There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.  Some income-producing properties are located in highly competitive areas.  Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.  Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property.  See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.  Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time.  The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties.  As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.  As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case.  Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property.  Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings.  These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units.  Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies.  These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region.  These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.  An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies.  When the credits or subsidies cease, net operating income will decline.  In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.  Some multifamily properties are owned or leased by cooperative corporations.  In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation.  The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums.  A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures.  Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.  A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.  Additional factors likely to affect the economic performance of a cooperative corporation include—

●
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation.  Shares are allocated to each apartment unit by the owner or sponsor.  The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.  As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation.  In general the sponsor controls the corporation’s board of directors and management for a limited period of time.  If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans.  Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment  unit as a subtenant from the owner of the shares allocated to that unit.  Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy.  In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws.  The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.  Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.  The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public.  Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.  Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations.  In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property.  The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses.  A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.  Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs.  A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights.  Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.  Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important.  Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants.  Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space.  If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs.  For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters.  Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.  Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants.  The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market.  Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy.  Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis.  A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.  Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties.  Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements.  The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.  The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.  The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license.  It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property.  In that event, the owner of the hospitality property may elect to allow the franchise license to lapse.  In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license.  The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted.  The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses.  That party would be required to apply in its own right for new operating, liquor and other licenses.  There can be no assurance that a new license could be obtained or that it could be obtained promptly.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.  Factors affecting the economic performance of a casino property include:

●	location, including proximity to or easy access from major population centers;

●	appearance;

●	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

●	the existence or construction of competing casinos;

●	dependence on tourism; and

●	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

●	providing alternate forms of entertainment, such as performers and sporting events, and

●	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation.  A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.  In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender.  Gaming licenses are not transferable, including in connection with a foreclosure.  There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.  Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers.  In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for those licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.  In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues.  Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.  For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs.  Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs.  There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions.  The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

The Deficit Reduction Act of 2006 required organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to have trained their work forces on the federal false claims act and its whistle blower provisions by January 1, 2007.  The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The long run effect of the Deficit Reduction Act of 2006 may be to create more whistle blowers and give rise to more false claims act prosecutions.  There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower’s arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property.  In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies.  There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities.  They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.  The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.  The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care.  If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.  Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time.  Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy.  In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

(1)	availability of labor services,

(2)	proximity to supply sources and customers, and

(3)	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

(1)	ceiling heights,

(2)	column spacing,

(3)	number and depth of loading bays,

(4)	divisibility,

(5)	floor loading capacities,

(6)	truck turning radius,

(7)	overall functionality, and

(8)	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.  Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low.  Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.  In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use.  This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.  Therefore, these facilities may pose additional environmental risks to investors.  Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities.  Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.  Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out.  Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive.  The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located.  Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged.  The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.  Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers.  In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

(1)	adversely affect the nature of the business, or

(2)	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements.  Those agreements typically do not contain provisions protective of lenders.  A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination.  In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement.  The transferability of a franchise may be subject to other restrictions.  Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.  Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units.  The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping.  The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.  Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park.  As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level.  For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park.  In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use.  In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.  However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

●	location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property.  In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks.  These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.  Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states.  In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.  Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.  Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Arenas and Stadiums.  The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

●	sporting events;

●	musical events;

●	theatrical events;

●	animal shows; and/or

●	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

●	the appeal of the particular event;

●	the cost of admission;

●	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

●	perceptions by prospective patrons of the safety of the surrounding area; and

●	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant.  An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements.  Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses.  This will adversely affect their liquidation value.

Churches and Other Religious Facilities.  Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors.  Donations may be adversely affected by economic conditions, whether local, regional or national.  Religious facilities are special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Parking Lots and Garages.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.  Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on—

●	its location,

●	its size,

●	the surrounding neighborhood, and

●	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates.  The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

●	the operation of all of the related real properties, and

●	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property.  That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period.  In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management.  This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust.  In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

You Should Consider The Number Of Mortgage Loans In The Pool

Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in a trust fund containing more mortgage loans.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

●	any adverse economic developments that occur in the locale, state or region where the properties are located;

●	changes in the real estate market where the properties are located;

●	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

●	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loans, may own other property that is not part of the collateral for the related mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial condition, and thus its ability to pay amounts due and owing under the subject mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, if a mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

The organizational documents of a borrower may also require that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009),  notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  The United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that twenty (20) property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the federal bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief, and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one (1) to four (4) years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to such borrower, and the rights of creditors of such borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the federal bankruptcy code.  We cannot assure you that in the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower would not be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.  See “—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Legal Aspects of the Mortgage Loans and the Leases—Bankruptcy Laws.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.  Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums.  In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection and to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease or another document specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the master servicer or special servicer on behalf of the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

In a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease.  In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.  It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

●	the bankrupt party—

(1)	was insolvent at the time of granting the lien,

(2)	was rendered insolvent by the granting of the lien,

(3)	was left with inadequate capital, or

(4)	was not able to pay its debts as they matured; and

●
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.  Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear.  If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

●	Some courts may consider the prepayment premium to be usurious.

●	Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.

●
Although the collateral substitution provisions related to defeasance are not supposed to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

Due-on-Sale and Debt Acceleration Clauses.  Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,

●	the exercise of those remedies would be inequitable or unjust, or

●	the circumstances would render the acceleration unconscionable.

Assignments of Leases.  Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Legal Aspects of the Mortgage Loans and the Leases—Bankruptcy Laws.”

Defeasance.  A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure—Anti-Deficiency Legislation.”

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans secured by mortgaged properties that are subject to leases will be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Legal Aspects of the Mortgage Loans and the Leases—Leases and Rents” and “—Bankruptcy Laws.”

Your Certificates Will Bear Losses If Insufficient Funds Are Available To Satisfy Any Junior Mortgage Loans

If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages.  In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan.  If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.  In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan.  See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults.  Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral.  For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity.  In addition, the related borrower may have difficulty repaying multiple loans.  The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.  See “Legal Aspects of the Mortgage Loans and the Leases—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

●	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of the payment terms of the subject mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination.  Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests.  See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral.  Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections.  In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt and Preferred Equity May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and May Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder.  Such financing is often referred to as mezzanine debt.  While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

In addition, a sole tenant may be allowed to provide self-insurance against risks.  Although such tenants are typically required to meet certain requirements in order to self-insure, there can be no assurance that any such tenant will have sufficient funds to cover the related mortgaged property’s insurable risks.  Accordingly, under such circumstances, proceeds may be insufficient to repay the related mortgage loan, which may adversely affect payments on your certificates.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking, height and set back requirements.  Accordingly, the improvements on the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use.  This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to continue the non-conforming use or rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow available following the casualty.  If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full.  In addition, if the legal non-conforming use were to be discontinued or the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with Applicable Laws and Regulations May Be Expensive

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property (e.g., zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities).  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact a borrower’s cash flow and, consequently, its ability to pay its mortgage loan.  There can be no assurance that the owner will have sufficient funds to cover any such costs.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates.  It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury, or

●	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property.  If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement.  You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests.  For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future.  However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust.  The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.  Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

●	the real properties may be managed by property managers that are affiliated with the related borrowers;

●	the property managers also may manage additional properties, including properties that may compete with those real properties; or

●
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Sophistication Of The Borrower May Adversely Affect Payment On Your Certificates

In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals.  This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans.  In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower.  This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments.  As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property.  Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property.  As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity.  Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

●	there may not be a secondary market for the certificates;

●	there will be no obligation on the part of anyone to establish a secondary market;

●
if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated.  Lack of liquidity could result in a substantial decrease in the market value of your certificates;

●	the market value of your certificates will fluctuate with changes in interest rates;

●
the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

●	furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class;

●	certificateholders have no redemption rights; and

●	secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates.  The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to.  Lack of liquidity could adversely affect the market value of your offered certificates.  We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,

●
investors’ perceptions regarding credit, liquidity and the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets, and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust.  The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.  No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.  Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets.  If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss.  Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support.  The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets.  Actual losses may, however, exceed the assumed levels.  See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.”  If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.  The credit support, if any, for your offered certificates may not cover all of your potential losses.  For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the mortgage loans.  You may be required to bear any losses which are not covered by the credit support.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust; (b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable.  Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series.  You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company.  As a result—

●
the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you will not be recognized by the trustee as a certificateholder;

●
your access to information regarding the certificates may be limited since conveyance of notices and other communications by the Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes.  If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property.  Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.  If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate.  As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.  While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses.  Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics.  In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986.  A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986.  You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses.  In particular, the tax on excess inclusion:

●	generally will not be reduced by losses from other activities,

●	for a tax-exempt holder, will be treated as unrelated business taxable income, and

●	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.  The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.  However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986.  Therefore, the certificates that are residual interests generally are not appropriate investments for:

●	individuals,

●	estates,

●	trusts beneficially owned by any individual or estate, and

●	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions.  These restrictions will reduce your ability to liquidate a REMIC residual certificate.  For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

●	a foreign person under the Internal Revenue Code of 1986, or

●	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

●	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

 On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

 In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). These regulations could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

If You Are Subject To ERISA, You May Not Be Eligible To Purchase Certificates

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans.  Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

Capitalized terms are defined in the “Glossary of Terms” beginning on page 119.

Assets

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund.  The primary assets of each trust fund will include:

●	multifamily mortgage loans, commercial mortgage loans or both;

●
commercial mortgage pass-through certificates or other commercial mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

●
direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

●	a combination of mortgage loans, commercial mortgage backed securities and government securities.

In addition to the asset classes described above in this “—Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

Neither the mortgage loans nor the commercial mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.  If so specified in the related prospectus supplement, the mortgage loans or commercial mortgage backed securities may be insured or guaranteed by an entity specified therein.  Otherwise, such mortgage loans or commercial mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person.  Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or commercial mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the commercial mortgage backed securities.

The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc.  If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

General

The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

●
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

●	office properties;

●	hospitality properties, such as hotels, motels and other lodging facilities;

●	casino properties;

●	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

●	industrial properties;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

●	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

●	arenas and stadiums;

●	churches and other religious facilities;

●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and

●	unimproved land.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico.  However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.  The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.  Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors.  The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement.  Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc.  The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc.  Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

Leases

If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases.  To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties.  Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed.  See “Legal Aspects of the Mortgage Loans and the Leases—Leases and Rents.”  Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans.  In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.  If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee.  In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan.  To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan.  In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed.  As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility, while other leases provide that it is the lessee’s responsibility, to restore the mortgaged property after a casualty to its original condition.  Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans.  The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate.  The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower’s assets, in the event of the borrower’s default.  Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan.  The “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.  “Net Operating Income” means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

●	non-cash items such as depreciation and amortization;

●	capital expenditures; and

●	debt service on loans secured by the mortgaged property.

The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate.  Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan.  As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of “net of expense” provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.  See “—Leases” above.

The duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties.  However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property.  Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio.  For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates.  Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

Appraised values for income-producing properties may be based on:

●	the recent resale value of comparable properties at the date of the appraisal;

●	the cost of replacing the property;

●	a projection of value based upon the property’s projected net cash flow; or

●	a selection from or interpolation of the values derived from the methods listed here.

Each of these appraisal methods presents analytical challenges for the following reasons:

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value;

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

●	more than one of the appraisal methods may be used and each may produce significantly different results; and

●	if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans.  See “Risk Factors—Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates,” “—Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans,” and “—Obligor Default May Adversely Affect Payment on Your Certificates.”

Loan-to-Value Ratio

The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property.  The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

●	the appraised value determined in an appraisal obtained by the originator at origination of that loan and

●	the sales price for that property.

Refinance Loans are loans made to refinance existing loans.  Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.  The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Loan Combinations

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

●
the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

●	the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

●	the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

●	the earliest and latest origination date and maturity date of the mortgage loans;

●	the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

●	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

●	the state or states in which most of the mortgaged properties are located;

●	information with respect to the prepayment provisions, if any, of the mortgage loans;

●	the weighted average Retained Interest, if any;

●
with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

●	the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

●	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under “—Default and Loss Considerations with Respect to the Mortgage Loans” above.  If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

Payment Provisions of the Mortgage Loans

Generally, the mortgage loans will:

●	have original terms to maturity of not more than 40 years; and

●	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement.  Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.  A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement.  In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

Commercial Mortgage Backed Securities

Any CMBS will have been issued pursuant to a servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the CMBS.  A seller, the CMBS issuer, or the servicer of the mortgage loans or underlying CMBS, or a combination of those entities, will have entered into such CMBS agreement with a CMBS trustee, if any, or with the original purchaser of the interest in the mortgage loans or CMBS evidenced by the CMBS.

Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related prospectus supplement.  The CMBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Any principal or interest distributions will be made on the CMBS by the CMBS trustee or the CMBS servicer.  The CMBS issuer or the CMBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related prospectus supplement.

The CMBS will meet the requirements of Rule 190 under the Securities Act of 1933 and as such, the CMBS either will have been previously registered under the Securities Act of 1933, or each of the following will have been satisfied with respect to the CMBS:  (1) neither the issuer of the CMBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the CMBS and the related series of securities to be issued; (2) neither the issuer of the CMBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued; (3) if the CMBS are “restricted securities” (as defined under Rule 144 of the Securities Act of 1933), Rule 144 must be available for the sale of the CMBS; and (4) the depositor would be free to publicly resell the CMBS without registration under the Securities Act of 1933.

If the issuer of the CMBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the CMBS issuer.  The CMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.  If the related prospectus supplement so specifies, the CMBS issuer may be one of our affiliates where the CMBS have been previously registered under the Securities Act or the CMBS themselves are exempt from registration under Section 3 of the Securities Act of 1933, as amended.  The obligations of the CMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets.  The CMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private commercial mortgage backed securities issued under the CMBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the CMBS may be guaranteed by an agency or instrumentality of the United States, the CMBS themselves will not be so guaranteed.

Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under “Description of Credit Support” may be provided with respect to the CMBS.  The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying CMBS evidenced by or securing the CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of any engaged rating agency that has assigned a rating to the CMBS or the initial purchasers of the CMBS.

The prospectus supplement for a series of certificates evidencing interests in assets that include CMBS will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the CMBS to be included in the trust fund;

●	the original and remaining term to stated maturity of the CMBS, if applicable;

●	whether the CMBS is entitled only to interest payments, only to principal payments or to both;

●	the pass-through or bond rate of the CMBS or formula for determining the rates, if any;

●	the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features;

●	the CMBS issuer, CMBS servicer and CMBS trustee, as applicable;

●
characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying CMBS or directly to the CMBS;

●	the terms on which the CMBS or the related underlying mortgage loans or underlying CMBS may, or are required to, be purchased prior to their maturity;

●	the terms on which mortgage loans or underlying CMBS may be substituted for those originally underlying the CMBS;

●	the servicing fees payable under the CMBS servicing agreement, pooling agreement, trust agreement, indenture or similar agreement;

●
the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above, and the type of information in respect of the underlying CMBS described in this paragraph;

●	the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS;

●	whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company;

●	the market price of the CMBS and the basis on which the market price was determined; and

●	if the issuer of the CMBS is required to file reports under the Exchange Act of 1934, as amended, how to locate the reports of the CMBS issuer.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more CMBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more underlying mortgage loans.  The prospectus supplement for a series will contain the disclosure concerning the CMBS described in the preceding paragraph and, in particular, will disclose the underlying mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the CMBS.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from one of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.  If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period;

●	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

●	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

●	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

●	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

●	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

●	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

●
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

●	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

●	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

●	other mortgage loans or commercial mortgage-backed securities that—

(1)	conform to the description of mortgage assets in this prospectus, and

(2)	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and commercial mortgage-backed securities remaining in the mortgage pool underlying those certificates.  Investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of such an exchange.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination.”

Government Securities

The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

●	the original and remaining terms to stated maturity of the government securities;

●	whether the government securities are entitled only to interest payments, only to principal payments or to both;

●	the interest rates of the government securities or the formula to determine the rates, if any;

●	the applicable payment provisions for the government securities; and

●	to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund.  Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, or other permitted investments, in each case as described in the related prospectus supplement.  See “Description of the Agreements—Certificate Account and Other Collection Accounts.”

Credit Support

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series.  Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, overcollateralization, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, one or more reserve funds or any combination of the foregoing.  The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates.  See “Risk Factors—Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates.”

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.  Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or CMBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency.  The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series.  In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases.  See “Risk Factors.”

Pass-through Rate

Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund.  The prospectus supplement with respect to any series of certificates will specify

●	the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

●	the effect, if any, of the prepayment of any mortgage loan or CMBS on the pass-through rate of one or more classes of certificates; and

●	whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date.  As indicated in this prospectus under “—Pass-through Rate” above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date.  In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date.  This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period.  The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  These payments may be directly dependent upon the payments on leases underlying the mortgage loans.  The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.  In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans.  In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than the mortgage loans.  The rate of principal payments on some or all of the classes of certificates of a series

●	will correspond to the rate of principal payments on the assets in the related trust fund;

●	is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

●	is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month.  In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received.  As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable pass-through rate on the prepaid amount.

The timing of changes in the rate of principal payments on the mortgage loans or CMBS may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage loans or the CMBS and distributed on a certificate, the greater the effect on the investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series.  Prepayments on the mortgage loans comprising or underlying the mortgage loans or CMBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor.  The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or CMBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the CMBS.  If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets.  See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the CMBS or both.  Moreover, CPR was developed based upon historical prepayment experience for single family loans.  Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the CMBS for any series will not conform to any particular level of CPR.

Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates.  The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates.  It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or CMBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

A number of mortgage loans may have balloon payments due at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates.  This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or CMBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or CMBS and that of the related series of certificates.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement.  A number of the mortgage loans comprising or underlying the assets may include “Due-on-Sale” clauses or “Due-on-Encumbrance” clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property.  With respect to any mortgage loans in a related trust fund, the master servicer, on behalf of the trust fund, will be required to exercise—or waive its right to exercise—any rights that the trustee may have as lender to accelerate payment of the mortgage loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement.  See “Legal Aspects of the Mortgage Loans and the Leases—Due-on-Sale and Due-on-Encumbrance” and “Description of the Agreements—Due-on-Sale and Due-on-Encumbrance Provisions.”

THE DEPOSITOR

Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985.  The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036.  Its telephone number is (212) 761-4000.  Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.  See “The Depositor” in the prospectus supplement.

THE SPONSOR

General

It is anticipated that Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMCH may not be a sponsor for a given series. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007.  Since the merger, MSMCH has been continuing the business of Morgan Stanley Mortgage Capital Inc.  The prospectus supplement for each series in which MSMCH is a sponsor will contain a description under the heading “Transaction Parties” of MSMCH’s commercial mortgage securitization program, mortgage loan underwriting standards (including any exceptions thereto as applied to the related mortgage pool), mortgage loan review procedures and repurchase and replacement history in respect of certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests.  The prospectus supplement for each series of securities will also identify any co-sponsors for the related series.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and any originator or group of affiliated originators that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance, for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

DESCRIPTION OF THE CERTIFICATES

General

The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement.  Each series of certificates will consist of one or more classes of certificates that may:

●	provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

●	be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

●	provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

●
provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

●
provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

●	do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement.  The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange.  However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement.  See “Risk Factors—If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee.”  Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates.  If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall.  For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets.  If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period, (ii) for prefunding periods, the amount of proceeds to be deposited in the prefunding account, (iii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, (iv) the percentage of the mortgage asset pool and any class or series of certificates represented by the prefunding account or the revolving period, if applicable, (v) any limitation on the ability to add pool assets, and (vi) the requirements for assets that may be added to the pool.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date.  Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.  All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register.  However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement.  The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

(1)	the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

●	all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

●
unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

●
all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

(2)	if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

(3)	all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

(4)
if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)
if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.  The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

Distributions of Interest on the Certificates

Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof.  Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one-month, three-month, six-month or one year London interbank offered rate for U.S. dollar deposits, a United States Treasury rate, or another index described under “—Determination of Interest Rates” below.  Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets.  The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate.  Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii) on such other basis as is specified in the related prospectus supplement.

In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date.  Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement.  In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date.  Accrued Certificate Interest on Stripped Interest Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement.  Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal.  If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls.  Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or CMBS in the trust fund for the series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or CMBS in the related trust fund.  Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced.  If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or CMBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class.  See “Risk Factors—Prepayments And Repurchases May Reduce The Yield On Your Certificates,” and “—If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected,” and “Yield Considerations.”

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.  The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates.

LIBOR-Based Rate.  For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described in the following paragraph. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

●	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

●
“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

●	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate.  If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

●
If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper—Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =    N x D  x 100
                                       -------------------
                                       360 (D x 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

●	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

●	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate.  If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

●	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

●	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

For this purpose

●
“Designated CMT Reuters Page”  means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

●	“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

●	“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

●
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

●
If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15(519).

●
If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct  nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

●
If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

●
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

●
If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate.  If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

●	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate.  If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate.  If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

●
If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

●
If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

●
If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

●	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal of the Certificates

The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance.  The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund.  The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets.  The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement.  The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest.  Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets.  The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.  Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To the extent, the descriptions set forth under “—Distributions of Interests on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of a class of certificates.  In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or CMBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or CMBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or CMBS comprising the trust fund.

Advances

With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.  The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest,  that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date.  In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.  The master servicer or other entity required to make advances will advance, subject to that entity’s good faith determination that the advances will be reimbursable from Related Proceeds.  In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer’s or another entity’s advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer’s or another entity’s good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates.  Advances do not guaranty or insure against losses.  Generally, advances of the master servicer’s or another entity’s funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances.  However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a

Nonrecoverable Advance.  If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date.  If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with the CMBS.

Reports to Certificateholders

Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth the information specified in the related prospectus supplement.

In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates.  In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates.  The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any CMBS.  The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder.  This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force.  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Termination

The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

●	the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan in the trust fund subject thereto and

●	the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement.  Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, which may be the master servicer or the special servicer, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company (“DTC”).

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.  Participants include Morgan Stanley & Co.  Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  Indirect access to the DTC system also is available to Indirect Participants.

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants.  In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.  Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners.  The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement.  Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates.  Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

●
DTC notifies Morgan Stanley Capital I Inc. and the certificate registrar in writing that DTC is unwilling or unable to continue as depositary for the certificates and a qualifying successor depositary is not appointed by Morgan Stanley Capital I Inc. within ninety (90) days of such notification; or

●
the trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the certificateholders under the pooling and servicing agreement and under such book-entry certificate and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee or its custodian to obtain possession of such book-entry certificate.

Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.  Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

Exchangeable Certificates

General.

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are exchangeable certificates.  In any of these series, the holders of one or more of the classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related exchangeable certificates that were originally exchanged.

If a series includes classes of exchangeable certificates, all of those classes of exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of exchangeable certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable certificates will be referred to as a “combination.”  The class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of exchangeable certificates and (ii) the right to exercise all rights of the class or classes of related combination of exchangeable certificates.  At any time after their initial issuance, the class or classes of exchangeable certificates may be exchanged for a proportionate interest in the related class or classes of other exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges.

If a holder elects to exchange its exchangeable certificates for other related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related exchangeable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related exchangeable certificates; and

●	the class or classes of exchangeable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of exchangeable certificates that can exist. Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of exchangeable certificates that differ in their interest characteristics include:

●
A class of exchangeable certificates with a floating interest rate and a class of exchangeable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of exchangeable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two exchangeable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

●
An interest-only class and a principal-only class of exchangeable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the exchangeable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class in distributions that have identical amounts and identical timing.

●
Two classes of exchangeable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchangeable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchangeable classes.

In some series, a securityholder may be able to exchange exchangeable certificates for related exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of exchangeable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of related exchangeable certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of exchangeable certificates that is a planned principal class or targeted principal class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of related exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples. Additional combinations are possible and the related prospectus supplement will describe all of the exchangeable certificates for that series.

Procedures.

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE AGREEMENTS

The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

●
A Pooling Agreement will be used where the trust fund includes mortgage loans.  The parties to a Pooling Agreement will include Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement.  If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.  This servicer will service all or a significant number of mortgage loans directly without a subservicer.  References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

●
A Trust Agreement will be used where the trust fund does not include mortgage loans.  The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee.  A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans.  The following summaries describe some of the provisions that may appear in each Agreement.  The summaries are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement.  Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.  Incorporated, 1585 Broadway, New York, New York 10036, Attention: Cynthia Eckes.

Assignment of Assets; Repurchases

At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the mortgage assets and the other assets comprising the trust fund for the series.  Each mortgage loan and CMBS will be identified in a schedule appearing as an exhibit to the related Agreement.  The schedule generally will include detailed information-

●
in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, of the mortgage loan as of the date indicated and payment and prepayment provisions, if applicable, and

●
in respect of each CMBS included in the related trust fund, including without limitation, the CMBS issuer, CMBS servicer and CMBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

With respect to each mortgage loan included in a related trust fund, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed.  With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower.  If so specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.  Unless otherwise provided in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.  However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan, the assignment of mortgage for each related mortgage loan may not be recorded.

The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.  Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller.  If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute the mortgage loan.  There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation.  This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement.  The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

With respect to each Government Security or CMBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or CMBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or CMBS, as applicable, to the trustee for the benefit of the certificateholders.  With respect to each Government Security or CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or CMBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Generally, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any CMBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Generally, Morgan Stanley Capital I Inc. will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

●	the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

●	the existence of title insurance insuring the lien priority of the mortgage loan;

●	the authority of the Warrantying Party to sell the mortgage loan;

●	the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

●	the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

●	the existence of hazard and extended perils insurance coverage on the mortgaged property.

Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

Representations and warranties made in respect of a mortgage loan in the related trust fund may have been made as of a date prior to the applicable Cut-off Date.  A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan.  Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made.  The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a mortgage loan, which breach (unless the related prospectus supplement sets forth a different standard) materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders.  If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

●
the Warrantying Party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

●
if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

●	if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless the related prospectus supplement specified otherwise, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to mortgage loans.

Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or CMBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or CMBS, covering

●	the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

●	the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days (or other specified period) after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute a Servicer Termination Event under the Agreement.  See “—Servicer Termination Events” and “—Rights Upon Servicer Termination Events,” below.

Certificate Account and Other Collection Accounts

General

The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either:

●
an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained; or

●	otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the subject series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments.  A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  Interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose.  The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies engaged to rate any class of certificates of the subject series.  If permitted by such rating agency or agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of commercial mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Deposits

Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

(1)
all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

(2)
all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(3)	any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under “Description of Credit Support”;

(4)	any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies”;

(5)	any amounts representing prepayment premiums;

(6)	any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements”;

(7)
all proceeds of any asset or, with respect to a mortgage loan included in the trust fund, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any asset purchased as described above under “Description of the Certificates—Termination”;

(8)
any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under “Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses”;

(9)
to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or CMBS or both;

(10)	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies”;

(11)
any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(12)	any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

Withdrawals

Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

(1)	to make distributions to the certificateholders on each Distribution Date;

(2)
to reimburse a master servicer for unreimbursed amounts advanced as described above under “Description of the Certificates—Advances in Respect of Delinquencies,” the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those mortgage loans;

(3)
to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties;

(4)
to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer’s good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

(6)
to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted mortgage loans as described below under “—Realization Upon Defaulted Mortgage Loans”;

(7)
to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under “—Matters Regarding a Master Servicer, a Special Servicer and the Depositor”;

(8)	if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee’s fees;

(9)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under “—Matters Regarding the Trustee”;

(10)
unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(11)	to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12)
to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13)
if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes”;

(14)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

(15)	to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16)
to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17)
to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(18)	to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19)	to clear and terminate the Certificate Account at the termination of the trust fund.

Other Collection Accounts

Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under “—Deposits” above for one or more series of certificates.  Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement.  To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under “—Withdrawals” above, may also be withdrawn from any collection account.  The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Collection and Other Servicing Procedures

The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard.  In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

●
maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

●	maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan;

●	processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable Due-on-Sale clause; attempting to cure delinquencies;

●	inspecting and managing mortgaged properties under certain circumstances; and

●
maintaining accounting records relating to the mortgage loans.  Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support.  See “Description of Credit Support.”

The master servicer may generally agree to modify, waive or amend any term of any mortgage loan in the trust fund in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

●	affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

●	in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan in the trust fund if,

●	in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent and

●	in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan in the related trust fund.

Subservicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement.  Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under the subservicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer’s compensation pursuant to the related Agreement is sufficient to pay those fees; however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner.  A subservicer may be entitled to a Retained Interest in certain mortgage loans in the trust fund.  Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement.  See “—Retained Interest; Servicing Compensation and Payment of Expenses” below.

Special Servicers

To the extent so specified in the related prospectus supplement, a special servicer may be appointed.  A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent.  In the case of those mortgage loans, some of the obligations described in this prospectus as belonging to the master servicer may actually be obligations of the special servicer.  The related prospectus supplement will describe the rights, obligations and compensation of a special servicer.  The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower’s ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property.  Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

●	monitor any mortgage loan in the trust fund which is in default,

●	contact the borrower concerning the default,

●	evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

●	initiate corrective action in cooperation with the borrower if cure is likely,

●	inspect the mortgaged property, and

●	take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time.  See “Legal Aspects of the Mortgage Loans and the Leases.”

If a default on a mortgage loan in the trust fund has occurred or, in the master servicer’s or special servicer’s judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

●	institute foreclosure proceedings,

●	exercise any power of sale contained in any mortgage,

●	obtain a deed in lieu of foreclosure, or

●	otherwise acquire title to a mortgaged property securing the mortgage loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

●
the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

●
if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

●	the Internal Revenue Service grants an extension of time to sell the property or

●
the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to:

●	solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

●	accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property.  The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property.  Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered.  See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure.”

If recovery on a defaulted mortgage loan in the trust fund under any related instrument of Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.  If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference.  The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

If any property securing a defaulted mortgage loan in the trust fund is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless (if so specified in the related prospectus supplement) it determines:

●	that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

●	that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

As servicer of the mortgage loans in the trust fund, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted mortgage loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.  See “—Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard.  Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers.  All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account.  The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans in the trust fund.  If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause. Alternatively, the master servicer may self-insure against hazard losses so long as criteria set forth in the related Agreement are met.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans in the trust fund will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the mortgaged properties securing the mortgage loans in the trust fund will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain hazard insurance with respect to any REO Properties (unless such entity meets the requirements set forth in the related Agreement and is permitted to self-insure).  Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders.  These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

Under the terms of the mortgage loans in a related trust fund, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties.  The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans.  However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Rental Interruption Insurance Policy

If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases.  Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured.  If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis.  If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy.  However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced.  Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable.  The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the related Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

Some of the mortgage loans in a trust fund may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or Due-on-Sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property.  Some of the mortgage loans in a trust fund may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or Due-on-Encumbrance clauses entitling the lender to accelerate payment of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.  Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation.  See “Legal Aspects of the Mortgage Loans and the Leases—Due-on-Sale and Due-on-Encumbrance.”

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof.  If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer’s and a subservicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset.  Since any Retained Interest and a master servicer’s primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets.  The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.  Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Matters Regarding a Master Servicer, a Special Servicer and the Depositor

The master servicer, if any, a special servicer, or a servicer for substantially all the mortgage loans in the trust fund under each Agreement will be named in the related prospectus supplement.  The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.’s affiliates.  Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans in the related trust fund, if applicable.

Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if certain specified conditions are satisfied, which may include that (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency engaged to rate the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement.  However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation or warranty made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  Generally the Agreements will further provide that any master servicer, any special servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

●
specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the prosecution of an enforcement action in respect of any specific mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

●	incurred in connection with any breach of a representation or warranty made in the Agreement;

●	incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will generally provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.  In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

Any person into which the master servicer, the special servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

Servicer Termination Events

Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Servicer Termination Events under the related Agreement will include:

(1)	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

(2)
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

(3)
any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

(4)
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Servicer Termination Events—other than to shorten cure periods or eliminate notice requirements—will be specified in the related prospectus supplement.  The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute a Servicer Termination Event and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless such event shall have been cured or waived.

With respect to any series of certificates as to which there is a special servicer, similar Servicer Termination Events will generally exist under the related Agreement with respect to the special servicer.

Rights Upon Servicer Termination Events

So long as a Servicer Termination Event under an Agreement remains unremedied, unless otherwise provided in the related prospectus supplement, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of a Servicer Termination Event with respect to the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, unless otherwise provided in the related prospectus supplement, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each rating agency engaged to rate the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series.  Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer.  The trustee and any successor may agree upon the servicing compensation to be paid, which generally may in no event be greater than the compensation payable to the master servicer under the Agreement.  Generally, the Agreements will provide that expenses relating to any removal of a servicer upon a Servicer Termination Event or its voluntary resignation will be required to be paid by such servicer.

Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Servicer Termination Event will be entitled to waive that Servicer Termination Event; provided, however, that a Servicer Termination Event involving a failure to distribute a required payment to certificateholders described in clause (1) under “—Servicer Termination Events” may be waived only by all of the certificateholders.  Upon any waiver of a Servicer Termination Event, the Servicer Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of the applicable event and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to

●	exercise any of the powers vested in it by any Agreement;

●	make any investigation of matters arising under any Agreement; or

●	institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Amendment

In general, each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

(1)	to cure any ambiguity;

(2)	to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

(3)	to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

(4)	to comply with any requirements imposed by the Code;

provided that the amendment—other than an amendment for the purpose specified in clause (4) above—will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

In general, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose.  However, to the extent set forth in the related prospectus supplement, no amendment may:

(1)
reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

(2)
adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

(3)	modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

The related prospectus supplement will describe any material variations to the foregoing as regards amendments of an Agreement.

The Trustee

The trustee under each Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer.  If no Servicer Termination Event has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

Resignation and Removal of the Trustee

Unless otherwise set forth in the prospectus supplement, the trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders, and upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any, and if no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating assigned by any engaged rating agency to any class of certificates as evidenced in writing by such rating agency, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement.  If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.  Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the Trustee without cause will be paid by the parties effecting such removal.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets.  Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon.  If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

(1)	the nature and amount of coverage under the Credit Support;

(2)	any conditions to payment thereunder not otherwise described in this prospectus;

(3)	the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

(4)	the material provisions relating to the Credit Support; and

(5)	information regarding the obligor under any instrument of Credit Support, including:

●	a brief description of its principal business activities;

●	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

●	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

●	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates.  To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-support Provisions

If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or CMBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees.  A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed on or prior to the date of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank.  Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or CMBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates.  If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed on or prior to the date of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties.  The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission on or prior to the date of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement.  The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates.  If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement.  Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund.  However, the income may be payable to any related master servicer or another service provider as additional compensation.

Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support for CMBS

If so provided in the prospectus supplement for a series of certificates, the CMBS in the related trust fund or the mortgage loans underlying the CMBS may be covered by one or more of the types of Credit Support described in this prospectus; provided, that such CMBS will only be included to the extent that (i) the Credit Support provided to such CMBS is permitted under the definition of asset-backed security under Regulation AB and (ii) information regarding such credit enhancement is available to be disclosed in the related prospectus supplement.

LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature.  The legal aspects are governed by applicable state law, which laws may differ substantially.  As such, the summaries do not:

●	purport to reflect the laws of any particular state; or

●	purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.  See “Description of the Trust Funds—Assets.”

General

All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property.  The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located.  Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property.  The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—

●	a borrower—the borrower and usually the owner of the subject property, and

●	a mortgagee—the lender.

In contrast, a deed of trust is a three-party instrument, among

●	a trustor—the equivalent of a mortgagor or borrower,

●	a trustee to whom the mortgaged property is conveyed, and

●	a beneficiary—the lender—for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.

By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.  If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The lender’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers’ and Sailors’ Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, the mortgage, or other instrument, may encumber other interests in real property such as:

●	a tenant’s interest in a lease of land or improvements, or both, and

●	the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid.  If so specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate.  The representations and warranties will be set forth in the prospectus supplement if applicable.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases.  Typically, under an assignment of rents and leases:

●	the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

●	the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents.  In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.  Even if the lender’s security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage.  For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession.  The risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Legislation” below.

Personalty

Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute “fixtures” under applicable state real property law and, hence, would not be subject to the lien of a mortgage.  The property is generally pledged or assigned as security to the lender under the UCC.  In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  The sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair.  Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.  Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year — or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law — of the filing of bankruptcy.

Non Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non judicial trustee’s sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.  In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale.  Frequently, the lender employs a third party management company to manage and operate the property.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of the operations.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings.  Furthermore, various states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Legislation.”  State law may control the amount of foreclosure expenses and costs, including attorneys’ fees that may be recovered by a lender.

A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “Due-on-Sale” clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

REO Properties

If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

●	the Internal Revenue Service grants an REO Extension, or

●
It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property.  The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund’s net after-tax proceeds from the property.  After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund’s federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate—currently 35%.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the trust fund’s income from an REO Property would reduce the amount available for distribution to certificateholders.  Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by

REMICs.  See “Federal Income Tax Consequences” in this prospectus and “Federal Income Tax Consequences” in the prospectus supplement.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be Cut-off and terminated.

The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition.  Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

Anti-Deficiency Legislation

Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower.  Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower.  For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Leasehold Risks

Mortgage loans may be secured by a mortgage on a ground lease.  Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower.  The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security.  The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor.  This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.  Protective ground lease provisions include:

(1)	the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

(2)	the right to cure those defaults, with adequate cure periods;

(3)	if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

(4)	the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee’s liabilities thereunder;

(5)	the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

(6)
a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

(7)	A leasehold mortgage that provides for the assignment of the debtor ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

Without the protections described in (1) – (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage.  However, the enforceability of clause (7) has not been established.  In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease.  Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

Generally.  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified.  In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

 Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Junior Mortgages; Rights of Senior Lenders or Beneficiaries

To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors.  The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

●	to receive rents, hazard insurance and condemnation proceeds, and

●
to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor.  This would extinguish the junior lender’s or junior beneficiary’s lien.  However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust.  Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed.  The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.  In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired.  Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust.  While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust.  Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.  All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished.  For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement.  If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

Real property pledged as security to a lender may be subject to unforeseen environmental liabilities.  Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity.  These environmental liabilities may give rise to:

●	a diminution in value of property securing any mortgage loan;

●	limitation on the ability to foreclose against the property; or

●
in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs.  In several states, the lien has priority over existing liens (a “superlien”) including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner’s ability to sell or use the real estate or to borrow using the real estate as collateral.  In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials (“ACM”) when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition.  These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage.  In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination.  Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination.  Certain states have laws similar to CERCLA.

Lenders may be held liable under CERCLA as owners or operators of a contaminated facility.  Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest.”  This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities encroach on the actual management of the facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property — whether it holds the facility or property as an investment or leases it to a third party — under some circumstances the lender may incur potential CERCLA liability.

Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.  This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (“Asset Conservation Act”), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations.  The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility.  The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.  However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances.  In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law.  There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act.  However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

Beyond statute based environmental liability, there exist common law causes of action—for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property—related to hazardous environmental conditions on a property.  While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof.  It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any mortgage loan included in a trust fund for a particular series of certificates will represent that a “Phase I Assessment” as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed.  In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

●
the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

●
If the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan.  However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions.  See “Description of the Agreements—Realization upon Defaulted Mortgage Loans.”

Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter.  If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition.  In the event that, following a default in payment on a mortgage loan that continues for 60 days,

●
the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

●	the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected mortgage loan, as described under “Description of the Agreements—Representations and Warranties; Repurchases.”  No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person.  It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

Due-on-Sale and Due-on-Encumbrance

Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property.  Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt.  The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied.  However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions.  Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

●	the borrower may have difficulty servicing and repaying multiple loans;

●
if the junior loan permits recourse to the borrower—as junior loans often do—and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

●
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

●
if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Premiums and Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law.  The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Acceleration on Default

It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default—as long as appropriate notices are given.  The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

●	for the interest rate, discount points and charges as are permitted in that state, or

●
that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property—e.g., a nursing or convalescent home or hospital—result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk.  Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator.  In addition, the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.  Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

Forfeitures in Drug, RICO and Patriot Act Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley Austin LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc.  This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively.  This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which — for example, banks and insurance companies — may be subject to special rules.  Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code.  The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

REMICs

The trust fund relating to a series of certificates may elect to be treated as one or more REMICs.  Qualification as a REMIC requires ongoing compliance with certain conditions.  Although a REMIC is not generally subject to federal income tax (see, however “—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions and Other Taxes” below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “—Taxation of Owners of REMIC Residual Certificates,” the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter.  In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.  While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such regulations have not to date been issued.  Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied.  With respect to each trust fund that elects REMIC status, Sidley Austin LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates.  The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

A “qualified mortgage” for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any “regular interest” in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

●	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in Code Section 7701(a)(19)(C);

●	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B); and

●	interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets.

Tiered REMIC Structures.  For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes.  Upon the issuance of any such series of certificates, Sidley Austin LLP or such other counsel as may be specified in the related prospectus supplement, as counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder.  The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

●	“real estate assets” within the meaning of Code Section 856(c)(5)(B);

●	“loans secured by an interest in real property” under Code Section 7701(a)(19)(C); and

●	whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

A.	Taxation of Owners of REMIC Regular Certificates

General.  Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount and Premium.  The REMIC Regular Certificates may be issued with OID.  Generally, the OID, if any, will equal the difference between the “stated redemption price at maturity” of a REMIC Regular Certificate and its “issue price.”  Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986.  Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275.  These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption.  Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued.  The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates.  The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID.  No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.”  The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers).  If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date.  The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate.  The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”  Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate.  Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.  Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section.  The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.  However, the trust fund will not take this position unless required by applicable regulations.  Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first

Distribution Date in excess of the amount that accrued during the first period would be added to the certificate’s stated redemption price at maturity.  REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate.  For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate.  Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption.  The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement.  Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset.  However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for Super Premium Certificates.  The income tax treatment of such REMIC Regular Certificates is not entirely certain.  For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID.  The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or CMBS exceed those estimated under the Prepayment Assumption.  The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates.  Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments.  These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued.  In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under “—Accrued Interest Certificates,” so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium.  If such a position were to prevail, the rules described below under “—Premium” would apply.  It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium Certificate.  It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high.  Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under “—Premium” should apply.  However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate’s actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

Generally, a REMIC Regular Certificateholder must include in gross income the “daily portions” of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period—”an accrual period”—that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period.  This will be done, in the case of each full accrual period, by

●
adding (1) the present value at the end of the accrual period — determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption — of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

●	subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period.  The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease — but never below zero — in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.  With respect to an initial accrual period shorter than a full accrual period, the “daily portions” of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate.  In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

(1)
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

(2)
any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.  REMIC Regular Certificates may provide for interest based on a qualifying variable rate.  Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

●	the interest is unconditionally payable at least annually;

●	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

●
interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount and Premium” by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued.  Appropriate adjustments are made for the actual variable rate.

Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest.  In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates.  It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments.  No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest.  The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

Election to Treat All Interest as OID.  The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method.  If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter.  Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires.  See “—Premium” below.  The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

Market Discount.  A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.  Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of (1) the REMIC Regular Certificate’s stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser.  A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate’s stated redemption price at maturity.  In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.  A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate’s stated redemption price at maturity multiplied by the REMIC Regular Certificate’s weighted average maturity remaining after the date of purchase.  If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made.  Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply.  Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods.  For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.  A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method.  A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.  It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose.  However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171.  The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment.  The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates.  Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest.  Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans.  Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made.  It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.  Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

Sale, Exchange or Redemption.  If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the REMIC Regular Certificate.  Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.  Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the REMIC Regular Certificate.  A REMIC Regular Certificateholder who receives a final payment that is less than the holder’s adjusted basis in the REMIC Regular Certificate will generally recognize a loss.  Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a “capital asset” (generally, property held for investment) within the meaning of Code Section 1221.

Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates.  The use of capital losses is limited.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

●
the amount that would have been includible in the holder’s income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

●	the amount actually includible in such holder’s income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a “conversion transaction” if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued.  Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

The certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period.  In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates.  Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.  The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval.  Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date.  If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate’s issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.  However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates.  Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Non-interest Expenses of the REMIC.  Under temporary Treasury regulations, if the REMIC is considered to be a “single class REMIC,” a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are “pass-through interest holders.”  Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates.  See “Pass-through of Non-interest Expenses of the REMIC” under “Taxation of Owners of REMIC Residual Certificates” below.

Effects of Defaults, Delinquencies and Losses.  Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or CMBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates.  Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or CMBS, except to the extent that it can be established that the amounts are uncollectible.  As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period.  The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or CMBS.

Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless.  Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons.  Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-”qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.  If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual.  This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes.  Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.  In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are “controlled foreign corporations” as to the United States of which such a Borrower is a “United States shareholder” within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

Potential Withholding Tax on U.S. Persons and Non-U.S. Persons Under Recent Legislation.  On March 18, 2010, the President signed into law the “Hiring Incentives to Restore Employment (HIRE) Act”, H.R. 2847.  This Act requires “foreign financial institutions” to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investors, if any.  The legislation also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who is, in turn, required to provide such information to the IRS.  The legislation should not apply to any payments on, or from the disposition of, REMIC Regular Certificates, if the certificates are outstanding at any time on or before January 1, 2013.

REMIC Regular Certificates Issued After January 1, 2013 -- Taxation of U.S. Certificateholders.  In the case of taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on interest received on REMIC Regular Certificates (issued after January 1, 2013) held by U.S. Persons through foreign entities if such foreign entities fail to satisfy the disclose requirements relating to U.S. Persons that either have accounts with such foreign entities or own equity interests in such foreign entities.  In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed for taxable years beginning after December 31, 2014, on gross proceeds from the sale or exchange of REMIC Regular Certificates (issued after January 1, 2013) received by U.S. Persons who hold their REMIC Regular Certificates through such foreign entities. No additional amounts will be paid in respect of any amounts withheld.

REMIC Regular Certificates Issued After January 1, 2013 -- Taxation of Non-U.S. Certificateholders.  In the case of taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on interest received on REMIC Regular Certificates (issued after January 1, 2013) held by certain Non-U.S. Persons through foreign entities if such foreign entities fail to satisfy the disclose requirements relating to U.S. Persons that either have accounts with such foreign entities or own equity interests in such foreign entities. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed for taxable years beginning after December 31, 2014, on proceeds from the sale of or exchange of REMIC Regular Certificates (issued after January 1, 2013) received by certain Non-U.S. Persons.  If payment of withholding taxes is required, Non-U.S. Persons that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such interest and proceeds will be required to seek a refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. No additional amounts will be paid in respect of any amounts withheld.

The legislation imposes a 30% withholding tax on certain payments of income and capital gains to an applicable foreign entity if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation.    If, with respect to any regular certificate issued on or after March 18, 2012,  a non-U.S. Person that is subject to this legislation fails to comply with the requirements of this legislation, payments with respect to a regular certificate held by such non-U.S. Person will be subject to a 30% withholding tax.  Non-U.S. Persons should consult their tax advisors for application of this legislation to their particular situation.

Information Reporting and Backup Withholding.  The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not “exempt recipients.”  In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

●	the broker determines that the seller is an exempt recipient, or

●	the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

●	the broker determines that the seller is an exempt recipient, or

●	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

B.	Taxation of Owners of REMIC Residual Certificates

Allocation of the Income of the REMIC to the REMIC Residual Certificates.  The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions.  See “—Prohibited Transactions and Other Taxes” below.  Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates.  The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter.  Such a holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day.  The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC.  Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.”  As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.  For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions —that is, “phantom income.”  This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the mortgage loans or CMBS and certain other factors.  Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative “value.”  Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate.  Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above.  The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder.  See “—Sale or Exchange of REMIC Residual Certificates” below.  It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made.  The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Interests.  The taxable income of the REMIC will reflect a netting of

●	the income from the mortgage loans or CMBS and the REMIC’s other assets and

●
the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under “—Taxation of Owners of REMIC Regular Certificates—Non-interest Expenses of the REMIC,” other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC’s gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates.  Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or CMBS may differ from the time of the actual loss on the assets.  The REMIC’s deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans.  The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value.  The aggregate basis will be allocated among the mortgage loans or CMBS and other assets of the REMIC in proportion to their respective fair market value.  A mortgage loan or CMBS will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan or CMBS is less than or greater than its principal balance, respectively.  Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates.  The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or CMBS.  Premium on any mortgage loan or CMBS to which the election applies would be amortized under a constant yield method.  It is not clear whether the yield of a mortgage loan or CMBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.  Additionally, such an election would not apply to the yield with respect to any mortgage loan originated on or before September 27, 1985.  Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates.  The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC’s taxable income.  However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC’s initial basis in its assets.  See “—Sale or Exchange of REMIC Residual Certificates” below.  For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see “—Allocation of the Income of the REMIC to the REMIC Residual Certificates” above.

Net Losses of the REMIC.  The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC’s taxable income.  The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder’s adjusted basis in the REMIC Residual Certificate.  Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise).  The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic residual interests.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder.  Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Mark-to-Market Rules.  Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

Pass-through of Non-interest Expenses of the REMIC.  As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates.  In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day.  In general terms, a single class REMIC is one that either:

●
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

●	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g.,  a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income.  In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

●	3% of the excess of the individual’s adjusted gross income over the applicable amount or

●	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by two thirds in taxable years beginning in 2008 and 2009.  For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial.  Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income.  The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses.  The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts.  Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

Excess Inclusions.  A portion of the income on a REMIC Residual Certificate, referred to in the Code as an “excess inclusion,” for any calendar quarter will be subject to federal income tax in all events.  Thus, for example, an excess inclusion:

●	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

●
will be treated as “unrelated business taxable income” within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under “—Tax Exempt Investors” below; and

●
is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under “—Residual Certificate Payments—Non-U.S. Persons” below.

Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the “daily accruals” for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate.  For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the “Federal long term rate” in effect at the time the REMIC Residual Certificate is issued.  For this purpose, the “adjusted issue price” of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased—but not below zero—by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter.  The “federal long term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.  Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.  First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.  Third, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.  The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments.  Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate.  To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

Sale or Exchange of REMIC Residual Certificates.  If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the “wash sale” rules described in the next paragraph.  A holder’s adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased — but not below zero — by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder.  In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset.  The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates.  The use of capital losses is limited.  However, REMIC Residual Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.  In addition, a transfer of a REMIC Residual Certificate that is a “noneconomic residual interest” may be subject to different rules.  See “—Tax Related Restrictions on Transfers of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” below.

Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool,” as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of Code Section 1091.  In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions.”  In general, subject to certain specified exceptions, a prohibited transaction means:

●	the disposition of a mortgage loan or CMBS,

●	the receipt of income from a source other than a mortgage loan or CMBS or certain other permitted investments,

●	the receipt of compensation for services, or

●	gain from the disposition of an asset purchased with the payments on the mortgage loans or CMBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax.  No trust fund for any series of certificates will accept contributions that would subject it to such tax.

In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  “Net income from foreclosure property” generally means income from foreclosure property other than qualifying income for a real estate investment trust.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

●
a breach of the related servicer’s, trustee’s or depositor’s obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

●	Morgan Stanley Capital I Inc.’s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates.  If a REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess.  It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the “tax matters person” of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.  Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax Exempt Investors

Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.

Residual Certificate Payments—Non-U.S. Persons

Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see “—Taxation of Owners of REMIC Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Amounts distributed to holders of REMIC Residual Certificates should qualify as “portfolio interest,” subject to the conditions described in “—Taxation of Owners of REMIC Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984.  Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.  If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID.  The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.  If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply.  Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates.  For special restrictions on the transfer of REMIC Residual Certificates, see “—Tax Related Restrictions on Transfers of REMIC Residual Certificates” below.  For a discussion of potential withholding tax on payments to certain foreign persons, see “—Taxation of Owners of REMIC Regular Certificates—Potential Withholding Tax Under Recent Legislation” above.

REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

Disqualified Organizations.  An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by “disqualified organizations.”  Further, a tax is imposed on the transfer of a residual interest in a REMIC to a “disqualified organization.”  The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations.  The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent.  The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false.  A “disqualified organization” means:

(a)
the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

(b)	any organization, other than certain farmers’ cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income”; and

(c)	a rural electric or telephone cooperative.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an “electing large partnership” as defined in Section 775 of the Code, are deemed to be disqualified organizations.  The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.  The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false.  For this purpose, a “pass-through entity” means:

●	a regulated investment company, real estate investment trust or common trust fund;

●	a partnership, trust or estate; and

●	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.  Electing large partnerships — generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 — will be taxable on excess inclusion income as if all partners were disqualified organizations.

In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer.  The master servicer will grant consent to a proposed transfer only if it receives the following:

●
an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

●	a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

Noneconomic REMIC Residual Certificates.  The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.  A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC’s organizational documents,

●
the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A transferor is presumed not to have such knowledge if:

(1)
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

(2)
the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

(3)	the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

(i)	the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

●	the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

●
the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses.  For purposes of the computations under this “minimum transfer price” alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

(ii)
(a) at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.  For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors.  The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes.  This rule appears to apply to a transferee who is not a U.S. Person unless the transferee’s income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business.  A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual.  If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a U.S. Person.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee.  Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Grantor Trust Funds

If a REMIC election is not made, Sidley Austin LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code.  In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described in this section of the prospectus.

A.	Single Class of Grantor Trust Certificates

Characterization.  The trust fund may be created with one class of grantor trust certificates.  In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and CMBS in the pool.  Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or CMBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer.  Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.  Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)—which amount will be adjusted for inflation—will be reduced by the lesser of

●	3% of the excess of adjusted gross income over the applicable amount and

●	80% of the amount of itemized deductions otherwise allowable for such taxable year.

Under current law, the applicable limitation is reduced by two thirds in taxable years beginning in 2008 and 2009.  For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or CMBS directly.  A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or CMBS directly.  If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and CMBS.  The mortgage loans and CMBS would then be subject to the “coupon stripping” rules of the Code discussed below under “—Stripped Bonds and Coupons.”

Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

●
A grantor trust certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or CMBS will be considered to represent “loans .  .  .  Secured by an interest in real property which is .  .  .  residential property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or CMBS represented by that grantor trust certificate are of a type described in that Code section;

●
a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or CMBS will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or CMBS will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or CMBS represented by that grantor trust certificate are of a type described in that Code section; and

●	A grantor trust certificate owned by a REMIC will represent “obligation[s]... which [are] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3).

Stripped Bonds and Coupons.  Certain trust funds may consist of government securities that constitute “stripped bonds” or “stripped coupons” as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code.  Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security.  As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer.  Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

Premium.  The price paid for a grantor trust certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan or CMBS based on each asset’s relative fair market value, so that the holder’s undivided interest in each asset will have its own tax basis.  A grantor trust certificateholder that acquires an interest in mortgage loans or CMBS at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loans with respect to the mortgage loans or CMBS were originated after September 27, 1985.  Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.  Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate.  The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.  It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.  A certificateholder that makes this election for a mortgage loan or CMBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or CMBS acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or mortgage loan.  If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate.  It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

The Internal Revenue Service has issued Amortizable Bond Premium Regulations.  The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code.  Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.  Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

Original Issue Discount.  The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder’s interest in those mortgage loans or CMBS meeting the conditions necessary for these sections to apply.  Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender.  OID generally must be reported as ordinary gross income as it accrues under a constant interest method.  See “—Multiple Classes of Grantor Trust Certificates—Accrual of Original Issue Discount” below.

Market Discount.  A grantor trust certificateholder that acquires an undivided interest in mortgage loans or CMBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a “market discount.”  Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or CMBS allocable to the holder’s undivided interest over the holder’s tax basis in such interest.  Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase.  Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.  While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply.  Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods.  If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

●	the total remaining market discount and

●	A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

●	the total remaining market discount and

●
A fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.  Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income.  If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Election to Treat All Interest as OID.  The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994.  If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter.  Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires.  See “—Premium” in this prospectus.  The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

Anti Abuse Rule.  The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, CMBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.	Multiple Classes of Grantor Trust Certificates

(1)	Stripped Bonds and Stripped Coupons

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

Excess Servicing will be treated Under the Stripped Bond Rules.  If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount.  The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or CMBS being treated as having more than 100 basis points of interest stripped off.  See “—Non REMIC Certificates” and “Multiple Classes of Grantor Trust Certificates—Stripped Bonds and Stripped Coupons.”

Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or CMBS issued on the day the certificate is purchased for purposes of calculating any OID.  Generally, if the discount on a mortgage loan or CMBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code.  See “—Non REMIC Certificates” and “—Single Class of Grantor Trust Certificates—Original Issue Discount.”  However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or CMBS as market discount rather than OID if either:

●	the amount of OID with respect to the mortgage loans or CMBS is treated as zero under the OID de minimis rule when the certificate was stripped or

●	No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund’s mortgage loans or CMBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or CMBS.  Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or CMBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or CMBS would be included in the stated redemption price at maturity for the mortgage loan or CMBS for purposes of calculating income on the certificate under the OID rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans or CMBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment.  However, if the certificate is treated as an interest in discrete mortgage loans or CMBS, or if no prepayment assumption is used, then when a mortgage loan or CMBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or CMBS.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own Prepayment Assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates.  Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS.  You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

Treatment of Certain Owners.  Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or CMBS of the type that make up the trust fund.  With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the mortgage loans or CMBS.  While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections.  Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) and “loans .  .  .  Secured by, an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans or CMBS and interest on such mortgage loans or CMBS qualify for such treatment.  Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.  Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be “obligation[s] .  .  .  which [are] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A).

(2)	Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder’s interest in those mortgage loans or CMBS as to which the conditions for the application of those sections are met.  Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers — other than individuals — originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of “teaser” rates on the mortgage loans or CMBS.  OID on each grantor trust certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The amount of OID required to be included in an owner’s income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or CMBS other than adjustable rate loans likely will be computed as described below under “—Accrual of Original Issue Discount.”  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986.  The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans or CMBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset’s stated redemption price at maturity over its issue price.  The issue price of a mortgage loan or CMBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees.  The stated redemption price at maturity of a mortgage loan or CMBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments.  The accrual of this OID, as described below under “—Accrual of Original Issue Discount,” will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period.  The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.  In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate.  No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

Accrual of Original Issue Discount.  Generally, the owner of a grantor trust certificate must include in gross income the sum of the “daily portions,” as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition.  In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations.  A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date.  This will be done, in the case of each full month accrual period, by

●
adding (1) the present value at the end of the accrual period—determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption—of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

●	subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period.  The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.  With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received.  However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans or CMBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset—i.e., points—will be includible by the holder.  Other original issue discount on the mortgage loans or CMBS—e.g., that arising from a “teaser” rate—would still need to be accrued.

(3)	Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans.  Additionally, the IRS has not issued guidance under the Code’s coupon stripping rules with respect to such instruments.  In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading “—Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans” and with the OID Regulations.  In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income.  Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues.  Furthermore, the addition of Deferred Interest to the grantor trust certificate’s principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.	Sale or Exchange of a Grantor Trust Certificate

Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate.  Such adjusted basis generally will equal the seller’s purchase price for the grantor trust certificate, increased by the OID included in the seller’s gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller.  Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a “capital asset” within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates.  The use of capital losses is limited.

It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.”  A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and:

●	the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

●	the grantor trust certificate is part of a straddle;

●	the grantor trust certificate is marketed or sold as producing capital gain; or

●	other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Grantor trust certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.	Non-U.S. Persons

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under ‘‘REMICs — Taxation of Owners of REMIC Regular Certificates — Non-U.S. Persons.’’

E.	Information Reporting and Backup Withholding

The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.  Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder.  The same requirements would be imposed on middlemen holding certificates on behalf of holders.  Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations section 1.671-5.

If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not “exempt recipients.”  In addition, upon the sale of a grantor trust certificate to, or through,  a broker, the broker must withhold at the above rate on the entire purchase price, unless either

●	the broker determines that the seller is an exempt recipient, or

●	the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

●	the broker determines that the seller is an exempt recipient or

●	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Taxation of Classes of Exchangeable Certificates

General.  Each Exchangeable Certificate will represent either the direct ownership of one or more  REMIC regular interests or the beneficial ownership of one or more REMIC regular interests held in trust (the “EC Trust”).  The EC Trust will be classified as a trust (but solely for United States federal income tax purposes); and if an Exchangeable Certificate represents beneficial ownership of REMIC regular interests held in the EC Trust, then the holder of the Exchangeable Certificate will be treated for income tax purposes as the owner of those REMIC regular interests under Section 671 of the Code.

 Whether an Exchangeable Certificate represents REMIC regular interests held directly or held in trust, the holder of the Exchangeable Certificate (1) should account for the REMIC regular interests individually (as opposed to in the aggregate) and (2) will experience identical tax consequences to those described herein for other holders of interests in REMIC regular interests.

Establishing Basis and Amount Realized  - Purchases and Sales of Exchangeable Certificates.

In the case of a cash purchase of an Exchangeable Certificate, if the Exchangeable Certificate represents more than one REMIC regular interest, then the purchaser will have to establish its separate basis in each of the REMIC regular interests by allocating the cost of the Exchangeable Certificate among the REMIC regular interests based on their relative fair market values as determined at the time the Exchangeable Certificate is purchased.  Similarly, in the case of the cash sale of an Exchangeable Certificate, if the Exchangeable Certificate represents more than one REMIC regular interest, then the seller will have to establish the amount realized for each of the REMIC regular interests by allocating the sales price of the Exchangeable Certificate among the REMIC regular interests based on their relative fair market values as determined at the time the Exchangeable Certificate is sold.

Exchanges of Exchangeable Certificates -- Gain or Loss and Basis.

 If Exchangeable Certificates are surrendered in return for different Exchangeable Certificates, and if the REMIC regular interests represented by the Exchangeable Certificates surrendered are identical (in class and amount, etc.) to the REMIC regular interests represented by the Exchangeable Certificate received, then no gain or loss will be recognized upon such exchange.  Further the basis of the REMIC regular interests represented by the Exchangeable Certificates received, will be the same as the basis of the REMIC regular interests represented by the Exchangeable Certificates surrendered, as determined  immediately before the exchange.

Stripping Transactions.

The discussion herein assumes that Exchangeable Certificates will represent proportionate interests in any interest and principal payable with respect to the REMIC regular interests represented by the Exchangeable Certificates.  If an Exchangeable Certificate enables the holder to convert such proportionate interests into non-proportionate interests and convey them separately (stripping) then special income tax consequences will result.  The prospectus supplement will specify whether such Exchangeable Certificates will be offered and discuss the special tax consequences.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans.  Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA.  However, such plans (collectively with ERISA Plans, “Plans”) may be subject to other applicable federal, state or local law (“Similar Law”) materially similar to ERISA and the Code.  Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

General

Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA.  Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

The United States Department of Department of Labor has issued a final regulation (29 C.F.R.  Section 2510.3-101) containing rules for determining what constitutes the assets of an ERISA Plan.  This regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which an ERISA Plan makes an “equity investment” will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the ERISA Plan unless exceptions apply.

Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of an ERISA Plan’s investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund.  In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or CMBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such ERISA Plan.  In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant.  For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, “benefit plan investors” in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons.  “Benefit plan investors” are defined as ERISA Plans as well as entities whose underlying assets include plan assets by reason of plan investment in such entities.  To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter’s Exemption for Certificates

DOL has granted to a predecessor of Morgan Stanley & Co. LLC Prohibited Transaction Exemption (“PTE”) 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000), PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) and PTE 2007-05, Exemption Application No. D-11370, 72 Fed. Reg. 13130 (collectively, the “Exemption”) which exempts from the application of the prohibited transaction rules transactions relating to:

●
the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley & Co. LLC or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

●	the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

(1)
The acquisition of the certificates by an ERISA Plan is on terms — including the price for such certificates—that are at least as favorable to the investing ERISA Plan as they would be in an arm’s length transaction with an unrelated party;

(2)
The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., DBRS Limited or DBRS, Inc.;

(3)	The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

(4)
The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer’s services under the Agreement and reimbursement of the servicer’s reasonable expenses in connection therewith; and

(5)
The ERISA Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

The trust fund must also meet the following requirements:

●	the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

●
certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories by any of Fitch, Inc., Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of the Securities; and

●	certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Securities.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

●	the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

●	the Plan is not a plan with respect to which any member of the Restricted Group is the “plan sponsor” as defined in Section 3(16)(B) of ERISA;

●
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

●	an ERISA Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

●
immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group.

Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

●	that the certificates constitute “securities” for purposes of the Exemption and

●	that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment.  Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.  In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 — for certain transactions involving insurance company general accounts — may be available.  The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.  The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA

Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of Certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.  In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.”  As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.”  In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the Certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.  The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).  The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS and the NCUA.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of the Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions.  The uncertainties described above

(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLAN OF DISTRIBUTION

The certificates offered hereby and by the supplements to this prospectus will be offered in series.  The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. LLC acting as underwriter with other underwriters, if any, named in the prospectus supplement.  In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc.  In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions.  The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. LLC acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase.  If Morgan Stanley & Co. LLC acts as agent in the sale of offered certificates, Morgan Stanley & Co. LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date.  The exact percentage for each series of certificates will be disclosed in the related prospectus supplement.  To the extent that Morgan Stanley & Co. LLC elects to purchase offered certificates as principal, Morgan Stanley & Co. LLC may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. LLC and any underwriters may be required to make.

In the ordinary course of business, Morgan Stanley & Co. LLC and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.’s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

Offered certificates will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. LLC and any other underwriters thereof.  This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  Any underwriters and dealers participating in the purchaser’s offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. LLC.  Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of commercial mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency engaged to rate such certificates will be offered hereby.  Any non investment grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

LEGAL MATTERS

Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Sidley Austin LLP, or such other counsel as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency engaged to rate such certificates.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the mortgage loans.  These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the mortgage loans and the credit quality of the guarantor, if any.  Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

INCORPORATION OF INFORMATION BY REFERENCE

Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference.  Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered.  (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.)  Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.  Incorporated, 1585 Broadway, New York, New York 10036, Attention:  Cynthia Eckes, or by telephone at (212) 761 4000.  Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates.  This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement.  For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto.  The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.  20549.  Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site.  The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors’ rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates.  In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

GLOSSARY OF TERMS

The certificates will be issued pursuant to the Agreement.  You should also refer to the prospectus supplement and the Agreement for additional definitions.  If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

“Accrual Certificates” means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in “Distributions of Interest on the Certificates” in this prospectus.

“Agreement” means the Pooling Agreement or the Trust Agreement, as applicable.

“Amortizable Bond Premium Regulations” means final regulations issued by the IRS which deal with the amortizable bond premium.

“Assets” means the primary assets included in a trust fund.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

“Book-Entry Certificates” means Certificates which are in book-entry form.

“Cash Flow Agreements” means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

“Cede” means Cede & Company.

“CERCLA” means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate Account” means one or more separate accounts for the collection of payments on the related assets.

“Certificate Balance” equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

“Certificate Owners” means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

“Certificateholder” means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

“Certificates” means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

“Closing Date” means the date the REMIC Regular Certificates were initially issued.

“CMBS” means commercial mortgage pass-through certificates or other commercial mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Loans” means the loans relating to the Commercial Properties.

“Commercial Properties” means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

“Contributions Tax” means a tax on the trust fund equal to 100% of the value of the contributed property.

“Credit Support” means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

“Crime Control Act” means the Comprehensive Crime Control Act of 1984.

“Cut-off Date” means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

“Debt Service Coverage Ratio” means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

“Deferred Interest” means interest deferred by reason of negative amortization.

“Definitive Certificate” means a fully registered physical certificate.

“Depositor” means Morgan Stanley Capital I Inc.

“Determination Date” means the close of business on the date specified in the related prospectus supplement.

“Disqualifying Condition” means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA’s Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

“Distribution Date” means each of the dates on which distributions to certificateholders are to be made.

“DOL” means the United States Department of Department of Labor.

“DTC” means the Depository Trust Company.

“Due Period” means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

“Environmental Hazard Condition” means any condition or circumstance that may give rise to an environmental claim.

“Equity Participations” means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plans” means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

“Excess Servicing” means servicing fees in excess of reasonable servicing fees.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLMC” means the Federal Home Loan Mortgage Corporation.

“FNMA” means the Federal National Mortgage Association.

“Government Securities” means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

(a)	interest-bearing securities;

(b)	non-interest-bearing securities;

(c)	originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

(d)	interest-bearing securities from which the right to payment of principal has been removed.

“Index” means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

“Indirect Participants” means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

“Insurance Proceeds” means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

“IRS” means the Internal Revenue Service.

“Liquidation Proceeds” means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

“Lockout Date” means the expiration of the Lockout Period.

“Lockout Period” means a period during which prepayments on a mortgage loan are prohibited.

“Market-to-Market Regulations” means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

“Master Servicer” means an entity as named in the prospectus supplement.

“Mortgage” means a mortgage, deed of trust or other similar security instrument.

“Mortgage Note” means a promissory note evidencing a respective mortgage loan.

“Mortgage Rate” means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

“Multifamily Loans” means the loans relating to the Multifamily Properties.

“Multifamily Properties” means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

“NCUA” means the National Credit Union Administration.

“Net Operating Income” means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

●	non-cash items such as depreciation and amortization;

●	capital expenditures; and

●	debt service on loans secured by the mortgaged property.

“Nonrecoverable Advance” means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

“Non-SMMEA Certificates” means Certificates not qualifying as “mortgage related securities” for purposes of SMMEA.

“Non-U.S.Person” means any person who is not a U.S. Person.

“OCC” means the Office of the Comptroller of the Currency.

“OID” means original issue discount.

“OID Regulations” means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

“OTS” means the Office of Thrift Supervision.

“Participants” means the participating organizations of DTC.

“Pass-Through Rate” means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

“Payment Lag Certificates” means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

“Permitted Investments” means United States government securities and other investment grade obligations specified in the Pooling Agreement.

“Plans” means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“Pooling Agreement” means the Agreement under which certificates of a series evidencing interests in a trust fund including mortgage loans will be issued.

“Pre-Issuance Accrued Interest” means interest that has accrued prior to the issue date.

“Prepayment Assumption” means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

“Prepayment Premium” means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

“Prohibited Transactions Tax” means the tax the Code imposes on REMICs equal to 100% of the net income derived from “prohibited transactions.”

“Purchase Price” means, with respect to any mortgage loan in a related trust fund and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

“RCRA” means the Resource Conservation and Recovery Act.

“Record Date” means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

“Refinance Loans” means mortgage loans made to refinance existing loans.

“Related Proceeds” means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

“Relief Act” means the Servicemembers Civil Relief Act, as amended.

“REMIC Certificates” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Provisions” means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Certificates” means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

“REMIC Regular Certificateholders” means holders of REMIC Regular Certificates.

“REMIC Regulations” means the REMIC regulations promulgated by the Treasury Department.

“REMIC Residual Certificates” means the sole class of residual interests in the REMIC.

“REMIC Residual Certificateholders” means holders of REMIC Regular Certificates.

“REO Extension” means the extension of time the IRS grants to sell the mortgaged property.

“REO Tax” means a tax on “net income from foreclosure property,” within the meaning of Section 857(b)(4)(B) of the Code.

“Restricted Group” means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or CMBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

“Retained Interest” means an interest in an asset which represents a specified portion of the interest payable.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

“RICO” means the Racketeer Influenced and Corrupt Organizations statute.

“Senior Certificates” means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

“Servicer Termination Event” means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

●	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

●
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

●
any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

●
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

“Servicing Standard” means:

A.
the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under “Description of Credit Support” and in the prospectus supplement;

B.	applicable law; and
C.	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

“Similar Law” means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

 “SMMEA Certificates” means “mortgage related securities” for purposes of SMMEA.

“Special Servicer” means an entity as named in the prospectus supplement.

“Stripped ARM Obligations” means OID on grantor trust certificates attributable to adjustable rate loans.

“Stripped Bond Certificates” means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or CMBS, if a trust fund is created with two classes of grantor trust certificates.

“Stripped Coupon Certificates” means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or CMBS, if a trust fund is created with two classes of grantor trust certificates.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

“Subordinate Certificates” means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

“Subservicer” means third-party servicers.

“Subservicing Agreement” means a sub-servicing agreement between a master servicer and a Subservicer.

“Super-Premium Certificates” means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

“Title V” means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

“Trust Agreement” means the Agreement under which certificates of a series evidencing interests in a trust fund not including mortgage loans will be issued.

“U.S. Person” means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.  In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

“Value” means,

(a)	the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

(b)	the lesser of

●	the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

●	the sales price for that property; or

(c)	the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

“Warranting Party” means the person making representations and warranties.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered by this free writing prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$1,040,696,000
(Approximate)

Morgan Stanley Bank of America
Merrill Lynch Trust 2013-C9
(as Issuing Entity)

Morgan Stanley Capital I Inc.
(as Depositor)

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-C9

Free Writing Prospectus

EXECUTIVE SUMMARY	S-6
SUMMARY OF FREE WRITING PROSPECTUS	S-9
RISK FACTORS	S-37
CAPITALIZED TERMS USED IN THIS FREE WRITING
PROSPECTUS	S-76
FORWARD LOOKING STATEMENTS	S-76
TRANSACTION PARTIES	S-76
DESCRIPTION OF THE OFFERED CERTIFICATES	S-108
YIELD, PREPAYMENT AND MATURITY
CONSIDERATIONS	S-147
DESCRIPTION OF THE MORTGAGE POOL	S-156
SERVICING OF THE MORTGAGE LOANS	S-178
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-204
STATE AND LOCAL TAX CONSIDERATIONS	S-210
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS	S-210
CERTAIN ERISA CONSIDERATIONS	S-210
LEGAL INVESTMENT	S-213
LEGAL MATTERS	S-213
RATINGS	S-214
INDEX OF SIGNIFICANT TERMS	S-215	FREE WRITING PROSPECTUS
		MORGAN STANLEY BofA Merrill Lynch April , 2013

Prospectus
Summary of Prospectus	1
Risk Factors	9
Description of The Trust Funds	47
Use of Proceeds	54
Yield Considerations	54
The Depositor	57
The Sponsor	57
Other Sponsors, Mortgage Loan Sellers and Originators	57
Description of The Certificates	58
Description of The Agreements	67
Description of Credit Support	79
Legal Aspects of the Mortgage Loans and the Leases	81
Federal Income Tax Consequences	93
State and Local Tax Considerations	113
ERISA Considerations	113
Legal Investment	115
Plan of Distribution	117
Legal Matters	118
Financial Information	118
Rating	118
Incorporation of Information by Reference	118
Glossary of Terms	119